UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Palmetto Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[—], 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on [—], 2010, at 2:00 p.m., Eastern time, at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina, 29601. Please read the Notice and Proxy Statement of the Annual Meeting of Shareholders accompanying this letter carefully so that you will know what you are being asked to vote on at the Annual Meeting of Shareholders and what you will need to do if you want to attend the Annual Meeting of Shareholders in person.

Your vote is extremely important. To ensure proper representation of your shares at the Annual Meeting of Shareholders, please vote as soon as possible even if you currently plan to attend the Annual Meeting of Shareholders. This will not prevent you from voting in person but will ensure that your vote will be counted in the event that you are unable to attend. The Notice and Proxy Statement of the Annual Meeting of Shareholders contain instructions on how you can vote your shares by mail, telephone or over the internet.

If you need help at the Annual Meeting of Shareholders because of a disability, please contact us at least one week in advance of the Annual Meeting of Shareholders at (800) 725-2265.

From an investor perspective, we are very much aware that 2009 was not a good year in terms of your investment in the Company. The primary factor resulting in our poor 2009 financial results was the credit quality of our loan portfolio, and commercial real estate in particular. The recession severely impacted the cash flows from commercial real estate projects, the ability of our borrowers personally to repay their loans, and the related market values of the underlying projects. Based primarily on the higher provision for loan losses, the Company incurred a net loss in 2009, which was the first annual net loss as far back as the Great Depression in the 1930s.

As a result of our current financial condition, on June 8, 2010, The Palmetto Bank entered into a Consent Order with the FDIC and the South Carolina State Board of Financial Institutions that, among other matters, requires the Bank to achieve and maintain certain minimum capital levels. A more detailed discussion of the Consent Order is included in the accompanying proxy statement. In addition, a full copy of the Consent Order as well as a more detailed description of the Consent Order are filed with and included in the Company’s Current Report on Form 8-K that was filed with the SEC on June 11, 2010, which is available at www.sec.gov.

While clearly disappointed in our 2009 financial results, we have made progress on our road to recovery and are excited about the future. Please know that creating long-term shareholder value remains a critically important element of our corporate mission, and we continue to take decisive actions to generate value for our shareholders and to reposition the Company in the post-recessionary environment. In this regard, we have taken action to ensure the future viability of the Company. As previously disclosed by the Company and described in further detail in the accompanying Proxy Statement, we entered into definitive agreements with institutional investors for the private placement of $100 million of the Company’s common stock at $2.60 per share. We expect that raising this capital, combined with an improving economy, will accelerate our road to recovery and return to profitability in the post-recession environment.

This year’s Annual Meeting is very important since you will be asked to approve, among other things, an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock and reduce the par value of our common stock, which is a condition to the closing of the private placement referenced above and discussed in detail in the accompanying Proxy Statement. Your affirmative vote for this proposal is critically important to the future of the Company. The Board of Directors strongly encourages you to vote in favor of this proposal and the additional proposals included in the Proxy Statement, including the election of directors. If you have questions about the proposals or the private placement described herein, please contact one of us.

The Board of Directors, management team, and all employees of the Company continue to work extended hours and invest themselves in dealing with our issues – we are absolutely dedicated to addressing the issues we face as quickly as possible to return The Palmetto Bank to a position of strength. Thank you for your loyal support and patience as we work through this challenging economy and continue our road to recovery.

In these times of uncertainty and anxiety, we believe it is important to keep you informed about your Company. In 2009, we increased the amount of communication with you and focused on providing transparent and comprehensive updates. Accordingly, we will provide additional information about the Company at the Annual Meeting of Shareholders.

On behalf of the Board of Directors and management team, thank you, our shareholders, for your investment in the Company and your continued loyal support of your Company.

Sincerely,

L. LEON PATTERSON	SAMUEL L. ERWIN
Chairman of the Board of Directors	Chief Executive Officer

PALMETTO BANCSHARES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME:	[—], [—], 2010, at 2:00 p.m., Eastern time

PLACE:	The Palmetto Bank Corporate Center 306 East North Street Greenville, South Carolina

ITEMS OF BUSINESS:	1. Approve an amendment to Article Four of our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 shares to 75,000,000 shares and to reduce the par value of our common stock from $5.00 per share to $0.01 per share (the “Amendment”);

2. Elect as directors the nominees named in the accompanying Proxy Statement;

3. Grant the chairperson of the Annual Meeting the authority to adjourn or postpone the Annual Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Annual Meeting to adopt the Amendment or approve any other matters that may be considered and acted upon at the Meeting; and

4. Consider any other business properly brought before the Annual Meeting of Shareholders.

WHO CAN VOTE:	You may vote only if you owned shares of common stock at the close of business on June 22, 2010.

VOTING:	It is important that your shares be represented and voted at the Annual Meeting of Shareholders. You can vote your shares over the internet, by telephone, or by mail. If you received a paper Proxy Card or voting instruction form by mail, you may also vote by signing, dating, and returning your Proxy Card or voting instruction form in the envelope provided. Voting in any of these ways will not prevent you from attending or voting your shares at the Annual Meeting of Shareholders. For specific instructions regarding the voting of your shares, see pages 2 through 7 of accompanying Proxy Statement. Please call (800) 725-2265, if you need directions to attend the Annual Meeting of Shareholders and vote in person.

MEETING ADMISSION:	You may attend the Annual Meeting of Shareholders only if you owned shares of our common stock at the close of business on June 22, 2010. If you or your legal proxy holder plan to attend the Annual Meeting of Shareholders in person, you must follow the admission procedures described beginning on page 5 of the accompanying Proxy Statement. If you do not comply with these procedures, you will not be admitted to the Annual Meeting of Shareholders.

INTERNET AVAILABILITY OF PROXY MATERIALS:	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on [—], 2010. Our 2010 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2009 are available at www.cfpproxy.com/6017.

By Order of the Board of Directors,

TERESA M. CRABTREE

Corporate Secretary

This Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement for Annual Meeting of Shareholders, Annual Report on Form 10-K for the year ended December 31, 2009, and Proxy Card or voting instruction form were mailed to you beginning on or about [—], 2010.

PALMETTO BANCSHARES, INC.

306 EAST NORTH STREET

GREENVILLE, SOUTH CAROLINA 29601

PROXY STATEMENT OF ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

You are invited to attend Palmetto Bancshares, Inc.’s 2010 Annual Meeting of Shareholders (the “Meeting”) and are entitled and requested to vote on the items of business described in this Proxy Statement. Please read this Proxy Statement carefully. You should consider the information contained in this Proxy Statement when deciding how to vote your shares at the Meeting. In this Proxy Statement, we refer to the Notice of Annual Meeting of Shareholders, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2009, and the Proxy Card or voting instruction form as our “Proxy Materials.”

In this Proxy Statement, we use terms such as “we,” “us,” “our” and the “Company” to refer to Palmetto Bancshares, Inc. and its subsidiary. We also sometimes refer to the Board of Directors of Palmetto Bancshares, Inc. and its subsidiary as the “Board.” Additionally, we use terms such as “you” and “your” to refer to our shareholders.

INFORMATION ABOUT THE PROXY MATERIALS

Why did I receive the Proxy Materials?

We have made the Proxy Materials available to you by mail because the Board is soliciting your proxy to vote your shares of our common stock at the Meeting to be held on [—], [—], 2010 or at any adjournments or postponements of this Meeting. The Proxy Materials were mailed to you beginning on or about [—], 2010.

What is a proxy?

The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the Meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “Proxy Card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “Proxy Card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. In this Proxy Statement, the term “Proxy Card” means the proxy card, voting instruction form, and the voting instruction form and proxy card unless otherwise indicated.

Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the Meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to Palmetto Bancshares, Inc., 306 East North Street, Greenville, South Carolina, 29601 Attention: Investor Communications. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

What is the difference between holding shares as a “record” holder and in “street name”?

• Record Holders	If your shares of common stock are registered directly in your name on our stock records, you are considered the shareholder of record, or the “record” holder of those shares. As the record holder you have the right to vote your shares in person or by proxy at the Meeting.

• Street Name Holders	If your shares of common stock are held in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the Meeting. As the beneficial owner you have the right to direct this entity on how to vote the shares held in your account. However, as described below, you may not vote these shares in person at the Meeting unless you obtain a legal proxy from the entity that holds your shares giving you the right to vote the shares at the Meeting.

What is “householding”?

The Securities and Exchange Commission (“SEC”) rules allow a single copy of the Proxy Materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Only one copy of our Proxy Materials is being delivered to two or more shareholders who share an address. Shareholders sharing an address should contact us via telephone at (800) 725-2265, through e-mail at bankinfo@palmettobank.com, or by sending written correspondence to 306 East North Street, Greenville, South Carolina, 29601 Attention: Investor Communications if they now receive (1) multiple copies of our Proxy Materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our Proxy Materials or notices and wish to receive separate copies of these materials in the future. Additional copies of our Proxy Materials are available upon request by contacting us through the same means.

Who pays the cost of soliciting proxies?

We pay the cost of soliciting proxies. We have not retained a proxy solicitation firm to help us solicit proxies, although if we elect to do so we will pay reasonable expenses and charges of such third parties for their services. Executive officers and members of the Board may also solicit proxies for us by mail, telephone, fax, email, or in person. We will not pay our executive officers or directors any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding the Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

INFORMATION ABOUT THE MEETING

What will I be voting on at the Meeting?

This year you will be asked to vote on the following items of business:

•

Item 1: An amendment to Article Four of our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 shares to 75,000,000 shares and to reduce the par value of our common stock from $5.00 per share to $0.01 per share (the “Amendment”);

•	Item 2: The election of the director nominees named in this Proxy Statement; and

•

Item 3: A grant of authority to the chairperson of the Meeting to adjourn or postpone the Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Meeting to adopt the Amendment or approve any other matters that may be considered and acted upon at the Meeting.

We anticipate that shareholders will vote at the Meeting only on the items listed above. However, if any other business properly comes before the Meeting, the persons named as proxies for shareholders will vote on those matters in a manner they consider appropriate.

How does the Board recommend I vote?

For the reasons set forth in more detail later in this Proxy Statement, the Board recommends you vote:

•	“FOR” Item 1, the Amendment to Article Four of our Amended and Restated Articles of Incorporation;

•	“FOR” Item 2, all the nominees for directors named in this Proxy Statement; and

•

“FOR” Item 3, the grant of authority to the chairperson of the Meeting to adjourn or postpone the Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Meeting to adopt the Amendment or approve any other matters that may be considered and acted upon at the Meeting.

Who can vote at the Meeting?

We are required under South Carolina law to establish a record date for the Meeting, so we can determine which shareholders are entitled to notice of and to vote at the Meeting. The Board has determined that the record date for the Meeting is June 22, 2010. Shareholders who owned shares of our common stock as of the close of business on that date can vote at the Meeting. On that date, we had [—] shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote on each of the seven director nominees and one vote on each other items to be voted on at the Meeting. There is no cumulative voting.

How do I vote if I don’t attend the Meeting?

If you do not attend the meeting, you may vote by proxy using your Proxy Card, over the internet, or by telephone, each as described below. If you received more than one Proxy Card, this means you hold shares of our common stock in more than one account. You must complete, sign, date, and return each Proxy Card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, you should not mail back any Proxy Card you received.

If you vote using one of the methods described below, you will be designating L. Leon Patterson and Teresa M. Crabtree as your proxies to vote your shares as you instruct. If you sign and return your Proxy Card or vote over the internet or by telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations. If any other business properly comes before the Meeting, these individuals will vote on those matters in a manner they consider appropriate.

Registered Holder: You don’t have to attend the Meeting to vote. The Board is soliciting proxies so that you can vote before the Meeting. Even if you currently plan to attend the Meeting, we recommend that you vote by proxy before the Meeting so that your vote will be counted if you later decide not to attend. If you are the record holder of your shares, there are three ways you can vote by proxy:

• By Internet	You may vote over the internet by going to https://www.proxyvotenow.com/plmt and following the instructions when prompted.

• By Telephone	You may vote by telephone by calling 1-866-209-1657.

• By Mail	You may vote by completing, signing, dating, and returning the Proxy Card you received in the mail.

Street Holder: If your shares are held in street name, you may vote your shares before the Meeting by mail, by completing, signing, and returning the voting instruction form you received from your brokerage firm, bank, or other similar entity. You should check your voting instruction form to see if any alternative method, such as internet or telephone voting, is available to you.

Can I vote in person at the Meeting?

Yes. If you are a shareholder of record on the record date, you can vote your shares of common stock in person at the Meeting. If your shares are held in street name, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds for you in its name. If you attend the Meeting and vote your shares by ballot, your vote at the Meeting will revoke any vote you submitted previously over the internet, by telephone, or by mail. Even if you currently plan to attend the Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the Meeting.

May I change my vote?

Yes. If you are the record holder of the shares, you may change your vote by:

•	Submitting timely written notice of revocation to our Corporate Secretary, Teresa M. Crabtree, at 306 East North Street, Greenville, South Carolina at any time prior to the vote at the Meeting;

•	If you previously completed and returned a Proxy Card, submitting a new Proxy Card with a later date and returning it prior to the vote at the Meeting;

•	If you voted over the internet or by telephone, voting again over the internet or by telephone by the applicable deadline described below; or

•	Attending the Meeting in person and voting your shares by ballot at the Meeting.

If your shares are held in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity or, if you have obtained a legal proxy from your brokerage firm, bank, or other similar entity giving you the right to vote your shares, you may change your vote by attending the Meeting and voting in person.

What is the deadline for voting?

If you are the record holder of the shares, you may vote by mail at any time prior to the Meeting as long as we are able to receive your proxy through the mail by the day of the Meeting. In addition, as a record holder, you may vote by internet or phone until 3:00 a.m., Eastern time, on [—], 2010. If your shares are held in street name, you must vote your shares in accordance with the voting instruction form by the deadline set by your brokerage firm, bank, or other similar entity.

Are there any rules regarding admission to the Meeting?

Yes. You are entitled to attend the Meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. In order to be admitted to the Meeting, we may confirm:

•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and / or

•	You were, or are validly acting for, a shareholder of record on the record date by:

•	Verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares;

•	Reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or

•

Reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder or you must have a brokerage or bank statement for that shareholder as described above.

What is a broker nonvote?

Brokers are members of the New York Stock Exchange (the “NYSE”) which allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. This is referred to as a “broker nonvote.”

Because the NYSE does not consider the Amendment to the Company’s Articles of Incorporation to increase the number of authorized common stock shares from 25,000,000 to 75,000,000 and to reduce the par value of our common stock from $5.00 per share to $0.01 per share to be a routine matter, it is important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to this matter is counted. In addition, unlike previous years, the NYSE no longer considers the election of directors to be routine. Therefore, brokers holding shares for their customers will not have the ability to cast votes with respect to these matters unless they have received instructions from their customers. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted. Your broker will need to return a Proxy Card without voting on these nonroutine matters if you do not give voting instructions with respect to these matters.

How many votes must be present to hold the Meeting?

A quorum must be present before we can conduct any business at the Meeting. This means we need the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting as of the record date to be present in person or represented by proxy at the Meeting. We urge you to vote promptly by proxy even if you plan to attend the Meeting so that we will know as soon as possible that enough shares will be present for us to hold the Meeting. Solely for purposes of determining whether we have a quorum, we will count:

•	Shares present in person or by proxy and voting;

•	Shares present in person and not voting; and

•	Shares for which we have received proxies but for which shareholders have abstained from voting or that represent broker nonvotes.

If a quorum is not present or represented at the Meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. Upon the establishment of a quorum, if the shareholders approve Item 3, then the chairperson of the

Meeting will have the authority to adjourn the meeting at his discretion, including, if necessary, to solicit additional proxies in the event that there are not sufficient affirmative votes at the time of the Meeting to adopt the Amendment or approve any other matters that may be considered and acted upon at the Meeting. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the Meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Company’s bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the Meeting.

What vote is required to approve each item of business?

•

Item 1: Approval of the Amendment to the Amended and Restated Articles of Incorporation.    Under South Carolina law, approval of the Amendment will require the affirmative vote of two-thirds of our outstanding common stock as of the record date, or at least [—] shares. Our directors and executive officers own approximately [—]% of our outstanding shares, and they have agreed to vote their shares “FOR” the Amendment.

•

Item 2: Election of Directors.    Under our Bylaws, a nominee for director will be elected to the Board by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the Meeting.

•

Item 3: Approval of the Potential Adjournment or Postponement of the Meeting.    If a quorum is present, approval of the proposal for the chairperson of the Meeting to have the authority to adjourn or postpone the Meeting will be approved if the number of shares of common stock voted in favor of this proposal exceeds the number of shares voted against this proposal.

How are votes counted?

•

Item 1: Approval of the Amendment to the Amended and Restated Articles of Incorporation.    You may vote “FOR” or “AGAINST” the Amendment to the Company’s Amended and Restated Articles of Incorporation. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the Amendment. A record shareholder’s failure to execute and return a proxy card or otherwise to vote at the Meeting will have the same effect as a vote “AGAINST” the Amendment. If a record shareholder abstains from voting, the abstention will also have the effect of a vote “AGAINST” the Amendment. Failure of a shareholder whose shares are held in street name to complete and return voting instructions as required by the broker or other nominee that holds such shares of record will have the same effect as a vote “AGAINST” the Amendment.

•

Item 2: Election of Directors.    You may vote “FOR” or “AGAINST” each director nominee, or “ABSTAIN” from voting on a director nominee. We will not count abstentions or broker nonvotes as either for or against a director, so abstentions and broker nonvotes have no impact on the election of a director.

•

Item 3: Approval of the Potential Adjournment or Postponement of the Meeting.    You may vote “FOR” or “AGAINST” the proposal for the chairperson of the Meeting to have the authority to adjourn or postpone the Meeting if necessary to solicit additional proxies to adopt the Amendment or approve any other matters that may be considered and acted upon at the Meeting. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the adjournment proposal. A record shareholder’s failure to execute and return a proxy card or otherwise to vote at the Meeting will have the same effect as a vote “AGAINST” the adjournment proposal. If a record shareholder abstains from voting, the abstention will also have the effect of a vote “AGAINST” the adjournment proposal. Failure of a shareholder whose shares are held in street name to complete and return voting instructions as required by the broker or other nominee that holds such shares of record will have the same effect as a vote “AGAINST” the adjournment proposal. Abstentions and broker nonvotes will not affect the approval of the adjournment proposal or, to our knowledge, any other matter of business that may be brought before the Meeting.

As to any other matter of business that may be brought before the Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

Accordingly, our Board of Directors urges you to complete, date, and sign the accompanying proxy card, or such other document as your broker or other nominee instructs you to use if your shares are held in “street name,” and return it promptly according to the terms of the proxy card.

Is my vote confidential?

Yes. It is our policy that documents identifying your vote are confidential. The vote of any shareholder will not be disclosed to any third party before the final vote count at the Meeting except:

•	To meet legal requirements;

•	To assert claims for or defend claims against the Company;

•	To allow authorized individuals to count and certify the results of the shareholder vote;

•	If a proxy solicitation in opposition to the Board takes place; or

•	To respond to shareholders who have written comments on Proxy Cards or who have requested disclosure.

ITEM 1:

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND REDUCE THE PAR VALUE OF OUR COMMON STOCK

Background to the Proposal

Like many financial institutions in South Carolina and across the United States, our financial results and capital position have been adversely affected by the extended recession over the past couple of years and the current economic environment. Beginning in the fourth quarter of 2008 and continuing into 2010, we recognized that commercial real estate projects were slowing, guarantors were becoming financially stressed, and increasing credit losses in our loan portfolio were surfacing. During 2009, delinquencies over 90 days increased resulting in an increase in nonaccrual loans, indicating significant credit quality deterioration in our loan portfolio and probable losses. In particular, loans secured by real estate, including acquisition, construction and development projects, demonstrated stress given reduced cash flows of individual borrowers, limited bank financing and credit availability, and slow property sales. This deterioration manifested itself in our borrowers in several ways: the cash flows from underlying properties supporting the loans decreased (e.g., slower property sales for development type projects or lower occupancy rates or rental rates for operating properties); cash flows from the borrowers themselves and guarantors were under pressure due to illiquid and diminished personal balance sheets resulting from investing additional personal capital in the projects; and fair values of real estate related assets declined, resulting in lower cash proceeds from sales or fair values declining to the point that borrowers were no longer willing to sell the assets at such deep discounts.

The result of these factors was a significant increase in the level of our nonperforming assets in 2009 and through March 31, 2010. In addition, many of these loans are collateral dependent real estate loans for which we are required to write down the loans to fair value less estimated costs to sell, with the fair values determined primarily based on third party appraisals. During 2009 and continuing into 2010, appraised values decreased significantly even in comparison to appraisals we received within the prior 12 to 48 months. As a result, our evaluation of our loan portfolio and allowance for loan losses resulted in cumulative net loan chargeoffs of $66.7 million and a cumulative provision for loan losses of $84.2 million from January 1, 2009 to March 31, 2010.

The significant deterioration in our asset quality described above resulted in a net loss of $40 million for the year ended December 31, 2009, which was the first annual net loss in our history dating back to the Great Depression in the 1930s. We also incurred a net loss of $5.2 million in the first quarter of 2010. As a result, although our Tier 1 leverage ratio and Tier 1 risk-based capital ratios were above the well-capitalized regulatory minimum threshold of 5% and 6%, respectively, at March 31, 2010 and December 31, 2009, our total risk-based capital ratio was below the well-capitalized regulatory minimum threshold of 10%. Therefore, we were classified in the adequately-capitalized category at March 31, 2010 and December 31, 2009. As a result, the Bank is subject to various regulatory restrictions that inhibit the Bank’s ongoing operations. At this time, it is difficult to predict future chargeoffs and the impact on our financial results and capital position. However, it is likely that our loan portfolio will continue to suffer the effects of the depressed economic environment and our capital levels could continue to deteriorate, which would result in additional regulatory restrictions.

In addition, the Company and the Bank are subject to periodic examination by various regulatory agencies. In November 2009, the Federal Deposit Insurance Corporation (the “FDIC”) and the South Carolina State Board of Financial Institutions (the “State Board”) conducted their annual joint examination of the Bank. Beginning in October 2009, the Board of Directors met periodically with these regulatory agencies to receive status reports on their examination, and the Board received the final report of examination in April 2010. As previously disclosed, effective June 10, 2010 the Bank entered into a Consent Order with the FDIC and the State Board. The Consent Order includes requirements regarding the Bank’s capital position and other requirements, including:

•	Achieve and maintain, within 120 days from the effective date of the Consent Order, a total risk-based capital ratio at least equal to 10% and a Tier 1 risk-based capital ratio at least equal to 8%;

•

Determine, within 30 days of the last day of the calendar quarter, its capital ratios. If any capital measure falls below the established minimum, within 30 days provide a written plan to the supervisory authorities describing the means and timing by which the Bank shall increase such ratios to or in excess of the established minimums;

•	Establish, within 30 days from the effective date of the Consent Order, a plan to monitor compliance with the Consent Order, which shall be monitored by the Bank’s Board of Directors;

•	Develop, within 60 days from the effective date of the Consent Order, a written analysis and assessment of the Bank’s management and staffing needs;

•	Notify the supervisory authorities in writing of the resignation or termination of any of the Bank’s directors or senior executive officers;

•	Eliminate, within 10 days from the effective date of the Consent Order, by charge-off or collection, all assets or portions of assets classified “Loss” and 50% of those assets classified “Doubtful”;

•

Review and update, within 60 days from the effective date of the Consent Order, its policy to ensure the adequacy of the Bank’s allowance for loan and lease losses, which must provide for a review of the Bank’s allowance for loan and lease losses at least once each calendar quarter;

•

Submit, within 60 days from the effective date of the Consent Order, a written plan to reduce classified assets, which shall include, among other things, a reduction of the Bank’s risk exposure in relationships with assets in excess of $1,000,000 which are criticized as “Substandard,” “Doubtful,” or “Special Mention”;

•	Revise, within 60 days from the effective date of the Consent Order, its policies and procedures for managing the Bank’s Adversely Classified Other Real Estate Owned (“ORE”);

•

Not extend any additional credit to any borrower who has a loan or other extension of credit from the Bank that has been charged off or classified, in whole or in part, “Loss” or “Doubtful” and is uncollected. In addition, the Bank may not extend any additional credit to any borrower who has a loan or other extension of credit from the Bank that has been criticized, in whole or in part, “Substandard” or “Special Mention” and is uncollected, unless the Bank’s board of directors determines that failure to extend further credit to a particular borrower would be detrimental to the best interests of the Bank;

•

Perform, within 90 days from the effective date of the Consent Order, a risk segmentation analysis with respect to the Bank’s Concentrations of Credit and develop a written plan to systematically reduce any segment of the portfolio that is an undue concentration of credit;

•

Review, within 60 days from the effective date of the Consent Order and annually thereafter, the Bank’s loan policies and procedures for adequacy and, based upon this review, make all appropriate revisions to the policies and procedures necessary to enhance the Bank’s lending functions and ensure their implementation;

•

Adopt, within 60 days from the effective date of the Consent Order, an effective internal loan review and grading system to provide for the periodic review of the Bank’s loan portfolio in order to identify and categorize the Bank’s loans, and other extensions of credit which are carried on the Bank’s books as loans, on the basis of credit quality;

•

Review and update, within 60 days from the effective date of the Consent Order, its written profit plan to ensure the Bank has a realistic, comprehensive budget for all categories of income and expense, which must address, at minimum, goals and strategies for improving and sustaining the earnings of the Bank, the major areas in and means by which the Bank will seek to improve the Bank’s operating performance, realistic and comprehensive budgets, a budget review process to monitor income and expenses of the Bank to compare actual figure with budgetary projections, the operating assumptions that form the basis for and adequately support major projected income and expense components of the plan, and coordination of the Bank’s loan, investment, and operating policies and budget and profit planning with the funds management policy;

•	Review and update, within 60 days from the effective date of the Consent Order, its written plan addressing liquidity, contingent funding, and asset liability management;

•

Eliminate, within 30 days from the effective date of the Consent Order, all violations of law and regulation or contraventions of policy set forth in the FDIC’s safety and soundness examination of the Bank in November 2009;

•	Not accept, renew, or rollover any brokered deposits unless it is in compliance with the requirements of 12 C.F.R. § 337.6(b);

•	Limit asset growth to 10% per annum;

•	Not declare or pay any dividends or bonuses or make any distributions of interest, principal, or other sums on subordinated debentures without the prior approval of the supervisory authorities;

•

Not offer an effective yield on deposits of more than 75 basis points over the national rates published by the FDIC weekly on its website unless otherwise specifically permitted by the FDIC. On April 1, 2010 the Bank was notified by the FDIC that it had determined that the geographic areas in which we operate were considered high-rate areas. Accordingly, the Bank is able to offer interest rates on deposits up to 75 basis points over the prevailing interest rates in our geographic areas; and

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Furnish, within 30 days from the effective date of the Consent Order and within 30 days of the end of each quarter thereafter, written progress reports to the supervisory authorities detailing the form and manner of any actions taken to secure compliance with the Consent Order.

In particular, as evidenced by the supervisory authorities’ requirement that we increase our capital ratios prior to October 8, 2010, it is critical that we raise capital immediately. If we fail to meet the capital or other requirements in the Consent Order in a timely manner, then this would result in additional regulatory requirements, which could ultimately lead to the Bank being taken into receivership by the FDIC.

In response to the challenging economic environment and our negative financial results and in preparation for the annual regulatory examination to be conducted in November 2009, in June 2009 the Board of Directors and management adopted and began executing a proactive and aggressive Strategic Project Plan (the “Plan”) to address the issues related to credit quality, liquidity, earnings, and capital. Over the past twelve months, as part of the capital element of the Plan, the Board of Directors and management have considered a range of alternative strategies to preserve our capital in light of the credit quality and loan loss challenges, liquidity pressures, and operating losses resulting from the disruptions in the credit and real estate markets and the weakening economy, including, in particular, the continued depressed state of local economic conditions in South Carolina. During the first quarter of 2009, in an effort to preserve capital we reduced the quarterly dividend payment on our common stock, and in the second quarter of 2009, we suspended the payment of dividends. Also during 2009, we actively sought to enhance capital, including by undertaking expense reduction initiatives, substantially reducing our risk-weighted assets and, in particular, our exposure to construction and development loans and non-owner occupied term commercial real estate loans, as well as focusing our lending primarily to existing qualified borrowers. We also explored a potential capital raising alternative through the establishment of a new subsidiary of the Bank through which Bank level equity securities would be issued to investors. More recently, in March 2010 we repositioned the investment securities portfolio in part to reduce the required capital and we issued unsecured convertible debt to members of our Board of Directors in an aggregate amount of $380,000 (the “Convertible Notes”), the proceeds of which were contributed to the Bank as a capital contribution. We have also explored a number of other alternatives to preserve capital, including facility and branch sales, loan and loan portfolio sales, and reducing lending commitments.

In October 2009, we engaged Howe Barnes Hoefer & Arnett, Inc. (“Howe Barnes”) to act as the Company’s financial adviser to provide an analysis of the Company’s capital structure and assist the Company in raising additional capital either through a public or private offering of common or preferred stock or of debt securities. Howe Barnes was selected based upon its qualifications, expertise and reputation advising financial institutions with regard to initial and secondary offerings of securities, valuations, and mergers and acquisitions. In addition, in March 2010 the Board of Directors formed a special committee of the Board (the “Special Committee”), comprised of four independent directors, to evaluate certain capital alternatives, and in April 2010 the Board of Directors formed another special committee of the Board (the “Corporate Opportunities Committee”), comprised of the Company’s lead independent director and the executive officers of the Company, to examine strategic alternatives, evaluate proposals from potential investors and to recommend to the Board of Directors the best course of action for the Company and its shareholders.

During this time, with advice from Howe Barnes and legal counsel, the Board of Directors, the Special Committee and the Corporate Opportunities Committee discussed alternative strategies for enhancing the Company’s capital ratios, including dispositions of certain assets, debt or other financing alternatives that could be treated as capital, public and private capital raises through the issuance of common and/or preferred stock, and opportunities for potential business combination transactions. The Board instructed the Committees and Howe Barnes to comprehensively review these potential strategies. The Board met regularly with the Committees and Howe Barnes to receive updates and to discuss strategies.

As a result of public disclosure in our SEC filings and the media of our financial condition and resulting capital needs, we from time to time received inquiries from third parties that referenced possible business combination transactions. All such inquiries and related discussions were preliminary in nature, and no specific offers were received by the Company. After discussing potential business combinations with Howe Barnes and further considering various factors with respect to potential business combinations, including the lack of merger and acquisition activity in the current economic environment given the prevalence of FDIC assisted transactions, the Board of Directors determined that a business combination transaction was unlikely to provide an acceptable return to the Company’s shareholders, if any such business combination transaction could be completed at all. Accordingly, the Board determined to continue to pursue capital raising alternatives in order to allow the Company’s shareholders to retain their shares and, accordingly, potentially sell their shares in the future in a more favorable time period and therefore a more favorable price. The Board also determined that a failure to pursue and ultimately complete a capital raising alternative could potentially lead to the Bank being taken into receivership by the FDIC. Therefore, following numerous discussions with the Committees and Howe Barnes, the Board determined that the structure of the capital raise should emphasize a private placement of common stock, reflecting the increased market and regulatory focus on the Tier 1 common equity ratio and a general lack of investor appetite for a preferred stock investment in a Bank in our financial condition.

In December 2009, Howe Barnes began discussions with potential institutional investors on the Company’s behalf to assess their level of interest in a potential private placement of the Company’s common stock. At the outset, the Board of Directors and Howe Barnes determined that it would be necessary and desirable to identify one or more so-called “lead” investors to facilitate due diligence, determination of investment terms and pricing, and attract other potential institutional investors. As part of this process, on January 18, 2010, representatives of Howe Barnes spoke with representatives of CapGen Financial Partners (“CapGen”) and several other institutional investors, which expressed an interest in being a “lead” investor for an equity offering of the Company’s common stock.

In April 2010, Howe Barnes and the Board of Directors evaluated specifically the potential private placement and how the terms of such an investment could be structured in view of regulatory control requirements, necessary shareholder approval for additional authorized shares of common stock based on the proposed terms of the investments, and timing to complete the investment. During this time, each of the institutional investors conducted independent due diligence on the Company and the Bank. In addition, other prospective investors held independent discussions with Howe Barnes and the Company that were evaluated by the Corporate Opportunities Committee and Howe Barnes involving their interest in the potential private placement or other potential transactions.

During April and May 2010, independent discussions continued with the prospective lead investors with a view to refining the terms of an investment and addressing structuring and timing issues. The parties understood that, as a result of the proposed size of the private placement and their mutual intent that the investment ultimately be in the form of common stock, the approval of the Company’s shareholders would be required to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock. During this time, discussions were also held with representatives of the Board of Governors of the Federal Reserve (the “Federal Reserve”) and the FDIC, the primary regulators of the Company and the Bank, respectively, regarding the structure of the securities to be issued in the proposed private placement, the treatment of the securities under capital adequacy rules, and the permissibility of the investment under the Federal Reserve’s practice and policies relating to controlling investments in bank holding companies. Throughout this period, the Company’s executive management and Howe Barnes updated the Board of Directors regarding the progress of discussions and the potential terms of the private placement.

In late April and early May 2010, three potential lead investors, including CapGen, provided written term sheets to the Company to serve as the lead investor in the private placement. Each proposal was evaluated extensively by Howe Barnes, the Company’s legal counsel, the Corporate Opportunities Committee, and the Board of Directors. Following these discussions, after considering each proposal, the Corporate Opportunities Committee determined that the CapGen proposal was the best available for the Company and its shareholders.

On May 7, 2010, CapGen presented the Company with a draft Stock Purchase Agreement (the “Stock Purchase Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”), which are described below under “Summary of the Terms of the Investment Agreements.” Subsequently, on May 10, 2010, the Company entered into the non-binding letter of intent with CapGen. Pursuant to the letter of intent, CapGen would purchase up to $55 million of the Company’s common stock at $2.60 per share as part of and conditioned upon an aggregate $100 million capital raise. From the date of the letter of intent until May 24, 2010 (and then extended until June 4, 2010), the Company agreed to negotiate exclusively with CapGen and no other investor for the purposes of the lead investor role in the potential private placement. During this time, the Corporate Opportunities Committee and Howe Barnes continued with extensive discussions with other prospective institutional investors relating to purchasing the remaining $45 million of the private placement, and the Company, together with the Company’s legal counsel, negotiated extensively with CapGen and its legal counsel to finalize the terms of the Stock Purchase Agreement and Registration Rights Agreement.

At a meeting of the Board of Directors on May 25, 2010, Howe Barnes and the Company’s legal counsel presented an analysis of the CapGen transaction from legal, operational, and financial perspectives, including in comparison to the other lead investor proposals and other potential transactions. The Company’s legal counsel reviewed in detail the terms of the proposed Stock Purchase Agreement and Registration Rights Agreement. Howe Barnes provided a financial analysis of the transaction and its valuation of the Company. Specifically, Howe Barnes described the Company’s current financial status, including its asset quality in comparison to other banks pursuing capital raises, operating losses leading to a reduced tangible book value and stock price. Howe Barnes and the Corporate Opportunities Committee then described to the Board of Directors the process by which the Company had evaluated potential buyers or strategic investors, as described above. Howe Barnes concluded that the consideration to be paid by CapGen in the private placement was fair, from a financial point of view, to the Company and its shareholders and described the procedures and basis for its opinion, as set forth below under “Opinion of Our Independent Financial Advisor.” The Corporate Opportunities Committee discussed the operational and financial impacts of the transaction and recommended approval of the transaction. The Corporate Opportunities Committee also reviewed the numerous meetings and substantial process undertaken by the Committee in its evaluation of the transaction and offered its unanimous recommendation that the Board of Directors approve the transaction. Following discussion of the fairness opinion and the terms of the various agreements, the Board of Directors unanimously approved the private placement and authorized the Company’s Chief Executive Officer to enter into the Stock Purchase Agreement and Registration Rights Agreement and the related documents substantially as presented at the meeting.

On May 25, 2010, following approval by the Company’s Board of Directors, the Company entered into the Stock Purchase Agreement and Registration Rights Agreement with CapGen for the purchase and sale of shares of the Company’s common stock for $55 million. Subsequently, on June 8, 2010, the Company, CapGen, and other institutional investors, including Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, “Patriot”), entered into the Stock Purchase Agreement, the Registration Rights Agreement, and Amendment No. 1 to Stock Purchase Agreement and Registration Rights Agreement (“Amendment No. 1” and together with the Stock Purchase Agreement and the Registration Rights Agreement, the “Investment Agreements”) pursuant to which Patriot committed to purchase $23 million of the Company’s common stock at $2.60 per share and certain institutional investors committed to purchase an aggregate of $22 million of the Company’s common stock at $2.60 per share. The Stock Purchase Agreement and the Registration Rights Agreement, each as amended by Amendment No. 1, are described below in further detail and are attached to this Proxy Statement as Appendices B and C, respectively. Amendment No. 1 is attached to this Proxy Statement as Appendix D.

The consummation of the private placement is conditioned upon, among other things, the approval by our shareholders of this proposal to amend Article Four of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 shares to 75,000,000 shares and to reduce the par value of our common stock from $5.00 per share to $0.01 per share. Our Board of Directors unanimously recommends that our shareholders vote “FOR” the Amendment to the Company’s Articles of Incorporation.

The Proposed Amendment to the Amended and Restated Articles of Incorporation

Our Board of Directors has adopted a resolution recommending that the shareholders approve the Amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 shares to 75,000,000 shares and to reduce the par value of our common stock from $5.00 per share to $0.01 per share. If the shareholders approve the Amendment, then the Amended and Restated Articles of Incorporation will be amended to increase the number of authorized shares of common stock to 75,000,000 shares and to reduce the par value of our common stock to $0.01 per share. The Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of South Carolina. The proposed Amendment to Article Four of the Amended and Restated Articles of Incorporation is set forth as Appendix A to this Proxy Statement.

The primary purpose of this proposal is to satisfy our obligations under the terms of the private placement in connection with the sale and issuance of our common stock. As shown in the table below, the Company currently does not have a sufficient number of authorized shares of common stock to effect the private placement; therefore, approval of this proposal is required as a condition to the closing of the private placement. If this proposal is approved, then 38,461,540 shares of our common stock will be issued at the closing of the private placement. In addition, 146,154 shares of our common stock will be issued upon full conversion of the Convertible Notes, which will occur simultaneously with, and on the same terms as, the closing of the private placement.

	As of June [—], 2010	Upon Effectiveness of Proposed Amendment
Shares of common stock authorized	25,000,000	75,000,000
Shares of common stock issued and outstanding	6,495,130	6,495,130
Shares of common stock reserved for issuance	493,924	493,924

Shares of common stock available for future issuance	18,010,946	68,010,946
Shares of common stock to be issued in conjunction with Investment Agreements	38,461,538	38,461,538

Excess (Shortfall)	(20,450,592)	29,549,408

The proposed authorized number of 75,000,000 shares of common stock is greater than the number of shares of our common stock that would be required to complete the private placement as contemplated. The additional shares authorized for issuance will provide us with the flexibility to issue additional shares from time to time as our Board of Directors may determine for future financings, strategic business relationships, stock-based incentives to employees, directors and consultants and for other purposes.

As of the date of this Proxy Statement, other than the issuance and sale of shares pursuant to the private placement, including the issuance and sale of up to 384,615 shares to the Company’s senior officers pursuant to the Executive Officer Investment (as described below), upon the exercise of the Convertible Notes and outstanding options and restricted stock grants under our current stock plans, our Board of Directors has no agreement, arrangement or intention to issue any of the shares for which approval is sought. Other than with respect to this proposal, our Board does not intend to solicit further shareholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

The reduction in the par value of our common stock from $5.00 per share to $0.01 per share is intended to bring the Company in line with South Carolina law and the practice of other public companies with respect to par value. Historically, the concept of par value served to protect creditors and senior shareholders by ensuring that a company received at least the par value (or minimum price) as consideration for issuance of stock. However, over time the concept of par value has lost its significance and many companies that incorporate today use a nominal par value or have no par value. In addition, like many other states, South Carolina law no longer requires shares to have a par value or an arbitrarily fixed minimum price for which they may be sold. Instead, South Carolina law provides the Company’s Board of Directors with the authority to determine that the consideration received or to be received for shares to be issued is adequate. The proposed reduction in the par value of the Company’s common stock will have no effect on the total dollar value of the Company’s shareholders’ equity. The par value of the Company’s common stock is reflected in its financial statements by an amount equal to the number of shares of common stock issued, multiplied by the par value of $5.00. Upon the approval of the Amendment to the Company’s Amended and Restated Articles of Incorporation, for accounting purposes, the Company will transfer an amount equal to the product of the number of shares issued and outstanding and $4.99 (the difference between the old and new par values) from the common stock account to the additional paid in capital account. There will be no other effect on the Company’s financial statements. For the foregoing reasons, and since, under South Carolina law, common stock may be issued without par value, and par value is unrelated to the intrinsic value of the Company’s common stock, the Board of Directors recommends that the par value of the Company’s common stock be reduced to $0.01 per share.

A failure to approve the proposal to amend Article Four of our Amended and Restated Articles of Incorporation at the Meeting would have potentially significant adverse consequences for the Company and its shareholders described elsewhere in this Proxy Statement, including under “Potential Consequences if this Proposal is Not Approved” on page 26.

The Board of Directors unanimously recommends that shareholders vote “FOR” the Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock and reduce the par value of the common stock.

Summary of the Terms of the Investment Agreements

Stock Purchase Agreement

The following is a summary of the material terms of the Stock Purchase Agreement, as amended by Amendment No. 1, and is qualified in its entirety by reference to that document and Amendment No. 1, copies of which are attached to this Proxy Statement as Appendices B and D, respectively, and are incorporated by reference herein. You should read the Stock Purchase Agreement and Amendment No. 1 (including the exhibits thereto) in their entirety because they, and not this Proxy Statement, are the legal documents that govern the issuance of the common stock.

Purchase and Sale of Common Stock.    We agreed to issue and sell 38,461,540 shares of our common stock to the investors at $2.60 per share.

Representations and Warranties.    We made customary representations and warranties to the investors relating to us, our business and our capital stock, including with respect to the shares of common stock to be issued to the investors pursuant to the Stock Purchase Agreement.

Agreement to Seek Shareholder Approval.    We agreed to call and hold a meeting of our shareholders, as promptly as reasonably practicable but in any event no later than 60 days following the execution of the Stock Purchase Agreement by all of the investors, to seek shareholder approval of this proposal to amend our Amended and Restated Articles of Incorporation.

Board Representation.    Following the closing of the private placement, CapGen will have the right to appoint two members to the Boards of Directors of each of the Company and the Bank and Patriot will have the right to appoint one member to the Boards of Directors of each of the Company and the Bank. This right will terminate if, at any time, CapGen or Patriot, as applicable, owns 9.9% or less of the outstanding shares of Company’s common stock. If, at any time, Patriot loses its right to designate a member of the Boards of Directors of each of the Company and the Bank, then the number of designees that CapGen may designate will be reduced to one. After the closing of the private placement but prior to the election and qualification of CapGen’s or Patriot’s designees, as applicable, CapGen will have the right to designate two non-voting observers, and Patriot will have the right to designate one non-voting observer to the Boards of Directors of each of the Company and the Bank. CapGen has notified the Company that it will designate John P. Sullivan and Robert B. Goldstein to serve on the Boards, and Patriot has notified the Company that it will designate James J. Lynch to serve on the Boards. Information regarding each of the designees is included under “Item 2: Election of Directors” beginning on page 32 of this Proxy Statement.

Company Forbearances.    From the date of the Stock Purchase Agreement until the completion of the private placement, we agreed to conduct our businesses in the ordinary course consistent with past practice. Specifically, without the prior written consent of the investors in the private placement, the Company will not, among other things:

•	Declare any dividends on our common stock in excess of those declared in 2009 or redeem, purchase or otherwise acquire, any shares of our common stock;

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Issue any additional shares of common stock, except for (i) options, restricted stock or other equity grants approved by the board under the Company’s equity incentive plans in accordance with past practice, (ii) pursuant to the exercise of outstanding options, or (iii) pursuant to the conversion of the Convertible Notes;

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Incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of the Bank consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit, advances from Federal Home Loan Bank of Atlanta or the Federal Reserve Bank and entry into repurchase agreements fully secured by U.S. government or agency securities) or in connection with providing a new money market sweep account to customers of the Bank;

•

Grant any increase in compensation or benefits to the Company’s directors, executive officers or to employees generally, except in accordance with past practices, or pay any bonus except in accordance with past practices and pursuant to the provisions of an applicable program or plan adopted prior to March 31, 2010;

•	Make any acquisitions;

•	Make any loan or advance to any 5% or greater shareholder, director or officer of the Company or the Bank, or any immediate family member of the foregoing, except for renewals of any loan or advance outstanding as of the date of the Stock Purchase Agreement on terms and conditions substantially similar to the original loan or advance;

•

Cancel without payment in full, or modify in any material respect any agreement relating to, any loan or other obligation receivable from any 5% or greater shareholder, director or officer of the Company or the Bank or any immediate family member of the foregoing;

•	Enter into any agreement for services or otherwise with any 5% or greater shareholders, directors, officers or employees of the Company or the Bank or immediate family member of the foregoing;

•

Except for the loans described in Section 6.21 of the Stock Purchase Agreement and OREO reflected on the books of the Company or the Bank as of the date of the Stock Purchase Agreement, the sale of which will not result in a loss, individually or in the aggregate of $1,000,000 or more, sell, transfer, convey or otherwise dispose of any real property or other assets or interests therein having a book value individually or in the aggregate in excess of or in exchange for consideration in excess of $5,000,000, without prior approval of the Company’s Board of Directors and in accordance with the Company’s policies and applicable law; or

•	Make or commit to make any capital expenditures in excess of $1,000,000, individually or in a series of related transactions, without prior approval of the Company’s Board of Directors.

Closing Conditions.    The Company’s obligation to consummate the transactions contemplated by the Stock Purchase Agreement is subject to the following conditions:

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The representations and warranties of each investor being true and correct on and as of the closing of the private placement with the same effect as though such representations and warranties had been made on and as of the closing;

•	The compliance in all material respects by each investor of its obligations;

•	The receipt by the investors of the necessary regulatory approvals; and

•	The receipt by the Company of the required shareholder approvals.

The investors’ obligations to consummate the transaction and acquire the common stock are subject to the following conditions, among others:

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The representations and warranties of the Company are true and correct in all material respects as of the date of the Stock Purchase Agreement and are true and correct at and as of the closing of the private placement with the same effect as though such representations and warranties had been made on and as of the closing;

•	The compliance in all material respects by the Company of each of its obligations under the Stock Purchase Agreement;

•	The receipt by the investors of the necessary regulatory approvals;

•	The receipt by the Company of the required shareholder approvals, including the approval of the Amendment to the Company’s Amended and Restated Articles of Incorporation; and

•	No occurrence, since March 31, 2010, of a material adverse effect (as such term is defined in the Stock Purchase Agreement).

Regulatory Approvals.    Prior to the closing of the private placement, (i) CapGen must have obtained all necessary approvals to own the purchased shares of common stock and to thereby be a bank holding company controlling the Company and the Bank under the Bank Holding Company Act, and (ii) Patriot must have received a determination of non-control of the Company and the Bank from the Federal Reserve for purposes of the Bank Holding Company Act, and must have either received a notice of intent not to disapprove its purchase of the shares of the Company’s common stock under the Change in Bank Control Act or a written determination from the Federal Reserve that no such notice under the Change in Bank Control Act is required.

Agreement to List our Common Stock on Nasdaq.    We agreed to use our reasonable best efforts to list our the shares of common stock on Nasdaq or another national securities exchange by nine months following the closing of the private placement.

Expenses.    We have agreed, whether or not the private placement is consummated, to (i) reimburse CapGen for legal fees and expenses in the amount of $250,000 and (ii) reimburse CapGen for all legal fees and expenses incurred with respect to negotiating the Stock Purchase Agreement, the Registration Rights Agreement and the other terms of the private placement with investors other than CapGenCapGen; provided, that the total amount of reimbursement to CapGen will not exceed $500,000. We have also agreed, whether or not the private placement is consummated, to reimburse certain other investors, including Patriot, for their legal fees and expenses incurred in an amount not to exceed $25,000 per investor.

No Shop Provision.    From the date of the Stock Purchase Agreement until the earlier of the closing of the private placement, or the termination of the Stock Purchase Agreement in accordance with its terms, the Company agreed to not directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, whether as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving a merger, consolidation, business combination, recapitalization, purchase or disposition of any material amount of the assets of the Company or any material amount of the Company’s common stock or other ownership interests of the Company (other than in connection with the private placement) (an “Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any person, any information concerning the business, operations, properties or assets of the Company in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

Termination.    In general, the Stock Purchase Agreement may be terminated by:

•	The mutual written consent of an investor and the Company, but only as to the terminating investor;

•	Any investor but only with respect to the terminating investor or the Company if the closing of the private placement has not occurred by December 31, 2010;

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Any investor, but only as to the terminating investor, if shareholder approval is not received to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of authorized common stock and reduce the par value of the common stock;

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The Company with respect to an investor if there has been a breach of any representation, warranty, covenant or agreement made by such investor in the Stock Purchase Agreement, or any such representation and warranty has become untrue after the date of the Stock Purchase Agreement, and such breach has not been properly cured;

•

An investor if there has been a breach of any representation, warranty, covenant or agreement made by the Company in the Stock Purchase Agreement, or any such representation and warranty has become untrue after the date of the Stock Purchase Agreement, and such breach has not been properly cured;

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The Company or an investor in writing at any time after any applicable regulatory authority has denied finally or requested the withdrawal of any application for approval of the private placement or has stated in writing that it will not approve the private placement, subject in each case to the termination provision immediately below relating to replacing an investor if an investor other than CapGen is denied (or advised in writing that any application will not be approved) any application for approval of the private placement; or

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CapGen, if other investors which have committed $45 million or more to acquire shares of the Company’s common stock are no longer parties to the Stock Purchase Agreement and replacement investors do not enter into the Stock Purchase Agreement within 45 days after the termination by such initial other investor, in which case the other investors may terminate the Stock Purchase Agreement upon or following CapGen’s termination.

Alternative Transaction Payment.

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In the event that at any time from the date of the Stock Purchase Agreement through the 365th day following the date of termination of the Stock Purchase Agreement (1) by the Company or (2) by CapGen as a result of a breach of Section 6.14 of the Stock Purchase Agreement by the Company (which generally prevents the Company from entering into other similar securities agreements or granting other “lead” investor privileges), upon or following any of the Company or any affiliate of the Company entering into an agreement, letter of intent, term sheet, arrangement or understanding, whether or not binding (individually and collectively the “Alternative Transaction Agreement”) with any person or entity other than CapGen (including an investor other than CapGen where CapGen is not the lead investor) (the “Alternative Transaction”) or an Alternative Transaction is proposed to be consummated outside of the Stock Purchase Agreement and specific performance is unavailable for any reason, then upon the determination of CapGen and investors that are then parties to the Stock Purchase Agreement (excluding any investor that is or will be a party to the Alternative Transaction) which have subscribed to two-thirds (66 2/3%) of the shares of common stock to be purchased by CapGen and such other remaining investors: (i) CapGen and all such investors that are then parties to the Stock Purchase Agreement (excluding any investor that is or will be a party to the Alternative Transaction) will receive the product of (x) the positive difference, if any, between the Alternative Transaction amount and $2.60 and (y) 38,461,540 (the “Alternative Transaction Payment”) with CapGen being entitled to 70% of the total Alternative Transaction Payment and the other investors that are then parties to the Stock Purchase Agreement (excluding any investor that is or will be a party to the Alternative Transaction) being entitled to 30% of the Alternative Transaction Payment; or (ii) the Company and the parties to the Alternative Transaction will deliver to CapGen and the other investors that are then parties to the Stock Purchase Agreement (excluding any investor that is or will be a party to the Alternative Transaction) the same number of (x) shares of the Company’s common stock as the as-adjusted purchased shares or (y) the Alternative Transaction securities that would result from the as-adjusted purchased shares, in each case at a price per share equal to the lesser of (A) the price per share to be paid by counterparties to the Alternative Transaction or the shareholders of such counterparties and (B) $2.60 per share. If, however, Alternative Transaction consideration cannot be delivered for any reason as a result of pending regulatory approvals applicable to CapGen or any such other investor and which approvals are expected by CapGen or such other investor to be received no more than 80 days from the date the Alternative Transaction Agreement was entered into, then each of CapGen and any such other investor separately and individually may elect to defer receipt of the Alternative Transaction compensation for up to 80 days or demand, at any time, in lieu of the Alternative Transaction compensation, the Alternative Transaction Payment; provided, that, if the Alternative Transaction Payment is selected, in no event except as set forth in Section 9.18(b) of the Stock Purchase Agreement, will CapGen and the investors receive less than an aggregate of $5.0 million allocated 70% to CapGen and 30% to all the other investors that are then parties to the Stock Purchase Agreement (excluding any investor that is or will be a party to the Alternative Transaction). Notwithstanding anything to the contrary and without duplicating the minimum amount described in the preceding sentence, in the event of an Alternative Transaction where the consideration paid to the Company is the same or less per share or per equivalent share than that paid per share or per equivalent share under the Stock Purchase Agreement, then the Company will pay CapGen and the other investors a transaction fee of $5.0 million, with CapGen being entitled to 70% of the total Alternative Transaction Payment and the other investors that are then parties to the Stock Purchase Agreement (excluding any investor that is or will be a party to the Alternative Transaction) being entitled to 30%. In no event will more than one such $5 million payment be made. If an Alternative Transaction consists of an aggregate investment of less than $85 million, no Alternative Transaction payment or Alternative Transaction fee will be payable.

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The Alternative Transaction Payment or the Alternative Transaction Compensation will not be payable upon termination of the Stock Purchase Agreement only if (i) the Company’s Board of Directors has unanimously approved the Stock Purchase Agreement and the private placement and recommended that the Company’s shareholders vote to approve the Amendment to the Company’s Amended and Restated Articles of Incorporation and has not modified or rescinded such approval or modified or withdrawn such recommendation to the Company’s shareholders, (ii) the Company’s directors and officers have voted all their shares of the Company’s common stock in favor of the Amendment and (iii) CapGen has not received all necessary regulatory authority approvals needed for its investment in the Company’s common stock by not later than December 31, 2010 or CapGen has breached its obligations under Section 3.06 of the Stock Purchase Agreement.

Executive Officer Investment.    In connection with and upon the closing of the private placement, to further align their interests with generating long-term shareholder value, the Company’s senior officers may purchase up to 384,615 shares of the Company’s common stock at a purchase price of $2.60 per share.

Conversion of the Convertible Notes.    At the closing of the private placement, the outstanding Convertible Notes in the amount of $380,000 that were issued to directors on March 31, 2010 will be converted into shares of the Company’s common stock on the same terms as the private placement.

Preemptive Rights.    If the Company conducts a public or private offering of common stock (other than the Follow-On Offering described below) solely for cash any time during a period of 24 months following the closing of the private placement, then each investor will have the right to acquire from the Company, for the same price and on the same terms as such common stock is offered, in the aggregate up to the amount of common stock required to enable it to maintain its current ownership percentage in the Company (the “Investor Preemptive Rights”).

Follow-On Shareholder Offering to Current Shareholders.    The Company may, within 90 days following the closing of the private placement, conduct a public offering solely to its current shareholders of up to $10 million in shares of common stock at a price of $2.60 per share, the same price offered to the investors (the “Follow-On Offering”), without the Follow-On Offering being subject to the Investor Preemptive Rights. Although the Investor Preemptive Rights would not apply to the Follow-On Offering, each investor would have the right to purchase its pro rata share of any shares of common stock not subscribed for in the Follow-On Offering.

Registration Rights Agreement

On the same date and in connection with the private placement, the Company entered into the Registration Rights Agreement (as amended by Amendment No. 1) with the investors pursuant to which the Company is obligated to use its reasonable best efforts to file a registration statement covering the resale of the common stock issued to the investors in the private placement within 30 days following the closing of the private placement. The Registration Rights Agreement also provides investors with demand registration rights and piggyback registration rights under certain circumstances.

Under the Registration Rights Agreement, the registration statement must generally be declared effective by the earlier of (i) 60 calendar days following the filing date, and (ii) five business days after the Company is notified that the registration statement will not be reviewed or will not be subject to further review. In the event the registration statement is not filed by the filing deadline provided in the Registration Rights Agreement, or declared effective by the effectiveness deadline, subject to certain other conditions, the Company will be liable to the investors for liquidated damages in the amount of 1% of the purchase price paid for any common stock held on such day, as more specifically provided in the Registration Rights Agreement.

The foregoing is only a summary of the material terms of the Registration Rights Agreement, as amended by Amendment No. 1, and is qualified in its entirety by reference to that document and Amendment No. 1, copies of which are attached to this Proxy Statement as Appendices C and D, respectively, and are incorporated by reference herein.

Reasons for the Private Placement

We need additional capital to increase our capital ratios above the regulatory minimums and more effectively pursue our strategic objectives. After considering numerous potential financing and strategic alternatives, the Board of Directors determined that the private placement was the best available alternative and would provide the greatest potential value for the shareholders, as well as provide the necessary capital to increase our capital ratios to meet the minimum requirements of a “well-capitalized” bank and to pursue our long-term strategic goals.

In making its determination to approve the private placement, the Board of Directors formed the Corporate Opportunities Committee to assist management in evaluating various aspects of the transaction, and to make recommendations to the Board regarding any issues requiring Board consideration with respect to the transaction. As part of that process, the Board and the Corporate Opportunities Committee consulted with our officers with respect to strategic and operational matters. The Board and the Corporate Opportunities Committee also consulted with Howe Barnes regarding financial matters and the Company’s legal counsel regarding legal matters, including the Investment Agreements. The determination was the result of careful consideration by the Board and the Corporate Opportunities Committee of a number of factors, including the following positive factors:

•	The private placement will provide significant additional capital, which is important because the continued operation of the Bank is capital intensive and our current capital is limited.

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If the private placement is not completed, we may be forced to preserve our cash position through a combination of additional cost reduction measures and sales of assets at values that may be significantly below their potential worth or augment our cash through additional dilutive financings, and there can be no assurance that we could obtain funds on terms that are as favorable to us as the terms of the private placement or at all.

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Our evaluation of market conditions indicated that a business combination was not likely, particularly given the current industry focus on FDIC assisted transactions rather than traditional mergers and acquisitions.

•	The private placement will strengthen our capital and overall financial condition, which the Board of Directors believes will:

•	reassure our employees of our continued viability and long-term prospects as a place to work;

•	improve our ability to retain existing and raise new deposits to fund our operations;

•	improve our ability to retain and attract new sources of borrowings on favorable terms; and

•	make our common stock more attractive to prospective investors for purchase on the open market in the future.

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The additional capital received from the private placement will further and promote the interests of the Company and its shareholders by enabling the Company and its subsidiaries to attract, retain and motivate employees and officers or those who will become employees or officers of the Company, to link compensation to measures of the Company’s performance in order to provide additional incentives and to align the interests of those individuals and the Company’s shareholders.

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The private placement will strengthen our investor base with the addition of experienced bank investors who will have significant stakes in our long-term success and will be motivated to provide the support and assistance to protect and enhance their investments.

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The securities issued in the private placement will be shares of common stock rather than debt or preferred stock, which will place the new investors at the same rank as the existing shareholders and allow us to maintain a less complicated capital structure.

•	The price per share of common stock to be issued in the private placement was considered reasonable in comparison to other banks that have raised capital in 2009 and 2010.

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We received the opinion of Howe Barnes that the consideration to be received by us in the private placement is fair to us and our existing shareholders from a financial point of view. Please see the section entitled “Opinion of Our Independent Financial Advisor” below for further information.

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In contrast to a sale of the Company, the private placement will permit our existing shareholders to continue to own shares of our common stock thereby giving them the opportunity to share in any increase in value that we are able to create following the infusion of new capital.

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Similarly, in contrast to a sale of the Company, the private placement will allow the Board of Directors and the current management team to continue to execute the strategic plans adopted by the Board in 2009 and 2010 which we believe will result in long-term shareholder value.

•	The terms of the private placement will permit the Company to conduct the Follow-On Offering.

In its review of the private placement, the Board of Directors also considered a number of potentially negative factors, including the following factors:

•	There are risks and uncertainties in our ability to execute our strategic plan and to enhance shareholder value;

•	The private placement will have a highly dilutive effect on our current shareholders;

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The interests of CapGen as a controlling shareholder may conflict with interests of our existing shareholder. CapGen will control approximately 47.1% of the Company’s outstanding shares of common stock, based on the number of shares of common stock to be outstanding after closing of the private placement;

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Sale of the shares of common stock acquired in the private placement by the investors in the public market pursuant to registration statements that we would be obligated to file and maintain effectiveness of under the Registration Rights Agreement could have a material adverse affect on the market price of our common stock;

•	The completion of the private placement is conditioned upon the investors’ receipt of necessary regulatory approvals which could delay or prevent the completion of the private placement; and

•	The private placement will likely delay the timing of or prevent the Company’s use of its net operating loss carryforwards for income tax purposes.

The Board of Directors conducted an overall analysis of the private placement in which it weighed the benefits and advantages against the risks and negative factors described above. The Board did not view any of the individual factors as determinative or assign any rank or relative weight to the factors. Throughout the process, the Board continued to consider alternatives to the private placement, including alternate financing structures, the sale of the Company or its merger with another entity. The Board recognized that there can be no assurance that we would be able to achieve all or significantly all of each anticipated benefit or advantage or that it had identified and accurately assessed each risk and negative factor. However, the Board concluded that the potential benefits and advantages of the private placement significantly outweighed the risks and negative factors.

After taking into account these and other factors, the Board unanimously determined that the private placement was fair to and in the best interests of the Company and its shareholders and approved the issuance and sale of the shares of the Company’s common stock to CapGen.

Opinion of Our Independent Financial Advisor

We retained Howe Barnes to render an opinion as to whether the consideration to be received by the Company in the private placement is fair to the Company and the existing holders of common stock from a financial point of view. The opinion, which we sometimes refer to in this proxy statement as the “Fairness

Opinion,” was prepared at the request of our Board of Directors to assist them in evaluating the private placement. The Fairness Opinion of Howe Barnes does not constitute a recommendation as to how any shareholder should vote at the Meeting. The full text of Howe Barnes’ written opinion, dated May 25, 2010, is attached to this Proxy Statement as Appendix E and this summary is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read the Fairness Opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

At the May 25, 2010 meeting of our Board of Directors, Howe Barnes presented its analysis and rendered to our Board of Directors its opinion that, based on and subject to the matters described in the Fairness Opinion, the consideration to be received by the Company and the existing holders of common stock in the private placement is fair to the Company from a financial point of view.

No limitations were imposed upon Howe Barnes by our Board of Directors with respect to the investigations made or procedures followed by Howe Barnes in rendering its opinion. Howe Barnes has not been requested and does not intend to update, revise or reaffirm its Fairness Opinion, including, but not limited to, to reflect any circumstances or events that have occurred since May 25, 2010. You should understand that the Fairness Opinion speaks only as of its date. Events that could affect the fairness of the consideration received by the Company in the private placement from a financial point of view include adverse changes in industry performance or changes in market conditions and changes to our business, financial condition and results of operations.

Howe Barnes made such reviews, analyses and inquiries as it deemed necessary to assess the fairness, from a financial point of view, of the consideration to be received by the Company and our common shareholders in the private placement. In arriving at its Fairness Opinion, Howe Barnes reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•	Reviewed the Stock Purchase Agreement;

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Participated in discussions with representatives of the Company concerning the Company’s financial condition, businesses, assets, earnings, prospects and regulatory relationships, including discussions with senior management as to its views regarding future financial performance;

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Reviewed the Company’s recent filings with the SEC including its proxy statement filed on April 30, 2010, annual reports on Form 10-K for the three years ended December 31, 2009, 2008 and 2007, and quarterly reports on Form 10-Q for the quarters ended March 31, 2010, September 30, 2009 and June 30, 2009;

•	Reviewed current reports to shareholders of the Company as filed on Form 8-K with the SEC from January 1, 2007 to the date of the Fairness Opinion;

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Reviewed the publicly available historical pricing metrics for certain comparable transactions involving issuers of common stock in recapitalization transactions with similar financial characteristics as the Company;

•	Reviewed various internal loan, asset quality, loan loss reserve calculations, liquidity and other financial reports of the Company;

•	Reviewed the April 2, 2010 report of an independent third party regarding the Company’s loan portfolio and credit risk management practices (the “Third Party Report”);

•	Reviewed regulatory and compliance reports of the Company;

•	Reviewed financial projections developed by the management of the Company;

•	Reviewed the results of the Company’s capital raising efforts;

•	Studied the pro forma impact of the private placement on the assets, equity, net income, earnings per share, and book value per share of the Company; and

•	Reviewed such other information and performed such other studies and analyses as Howe Barnes considered relevant.

No material relationship existed between Howe Barnes and us or our affiliates, none has since developed and none is mutually understood to be contemplated, other than Howe Barnes received a $50,000 fee in conjunction with an engagement in 2009 to market for sale a pool of nonperforming loans. The Company has agreed to pay Howe Barnes an amount equal to 6.0% of the gross proceeds of the private placement raised from investors introduced to the Company by Howe Barnes plus 3.0% of the gross proceeds of the private placement raised from officers, directors, and local investors identified by the Company (the “Placement Fee”). Upon the delivery of the Fairness Opinion, the Company paid Howe Barnes an opinion fee of $250,000. In the event that the private placement is consummated, $250,000 will be fully credited against the Placement Fee payable to Howe Barnes. In the event the private placement is not consummated, Howe Barnes will be paid an advisory fee of up to $100,000 for its services as the Company’s financial advisor. The Company’s Board was aware of this fee structure and took it into account in considering Howe Barnes’ Fairness Opinion and in approving the private placement. In addition, the Company has agreed to reimburse Howe Barnes for its reasonable expenses incurred by it on the Company’s behalf, and to indemnify Howe Barnes against liabilities arising out of the private placement, including the rendering of Howe Barnes’ Fairness Opinion.

In connection with rendering its opinion to the Company’s Board of Directors, Howe Barnes performed a variety of financial and comparative analyses, which are briefly summarized below. Such summaries do not purport to be a complete description of the analyses performed by Howe Barnes. Howe Barnes relied primarily on the market validation analysis and gave significantly less weight to the other analyses. The emphasis on fairness was focused on the extensive marketing process that was undertaken to obtain the offering price. The ranges of values resulting from any particular analysis described below should not be taken to be Howe Barnes’ view of the Company’s actual value. Moreover, Howe Barnes believes that the analyses must be considered as a whole and that selecting portions of the analyses and the factors considered, including information presented in tabular form, without considering all of the analyses and factors, could create an incomplete understanding of the process underlying the analyses and, more importantly, a misleading or incomplete view of its opinion as to fairness from a financial point of view that is based on those analyses.

Market Validation

The Company conducted an extensive process to raise capital through a private placement of its common stock. Over a period of approximately five months, 56 potential lead and other investors were contacted, many of whom conducted thorough due diligence of the Company. Key terms and pricing for the private placement were negotiated with several potential lead investors. An initial letter of intent was received indicating a purchase price of $2.00 per share, or $28.1 million in aggregate for 24.9% pro forma ownership of the Company. The CapGen offer overall was determined to be the best transaction alternative.

Comparable Precedent Transaction Analysis

Howe Barnes reviewed and compared recent offerings of common stock by bank issuers in transactions deemed to have similar financial and other characteristics as the Company and the private placement. The following were key criteria considered in selecting comparable precedent transactions:

•	Common stock offerings announced since January 1, 2009;

•	Issuers with between $1.0 billion and $10.0 billion in assets that were unprofitable and had nonperforming assets as a percentage of total assets greater than 3.00%;

•	Common stock offerings deemed to be recapitalizations; and

•	Preference for common stock offerings involving private investors.

Howe Barnes identified three comparable precedent transactions which are summarized in following table along with certain key transaction information:

Company Name	Headquarters	Annc. Date	Gross Proceeds ($MM’s)	Market Prem. / Dis. (%)	% of Pro Forma Shares
Hampton Roads Bankshares, Inc.(1)	Norfolk, VA	05/24/10	275	(74.3)	97.0
Pacific Capital Bancorp	Santa Barbara, CA	04/29/10	677	(95.1)	98.3
Seacoast Banking Corp. of Florida	Stuart, FL	08/10/09	89	(11.8)	67.4

Median			275	(74.3)	97.0

Palmetto Bancshares, Inc.(2)	Greenville, SC		100	(64.1)	85.6

(1)	Reflects the impact of a $20.0 million rights offering

(2)	Does not reflect the impact of any Follow-On Offering

Source: SNL Financial LC and Howe Barnes calculations

The Hampton Roads transaction announced on May 24, 2010 provided the most recent relevant comparison. The Seacoast offering (in italics, below) provided the closest comparisons based on asset size, transaction size and structure, and location and therefore was a focus of Howe Barnes’ analysis for valuation purposes. Pricing ratios for the private placement were compared to these two transactions with more emphasis on the Seacoast transaction’s historical and pro forma (1) offering price-to-book value ratios, and (2) offering price-to-tangible book value ratios, as seen below:

	Issuer Financials				Historical		Pro Forma
Company Name	Total Assets ($MM’s)	LTM ROAA (%)	NPAs / Assets (%)	Total Cap. Ratio (%)	Offering Price / BV (%)	Offering Price / TBV (%)	Offering Price / BV (%)	Offering Price / TBV (%)
Hampton Roads Bankshares, Inc.(1),(2)	3,016	(5.84)	9.22	6.55	45.0	107.9	78.1	80.6
Pacific Capital Bancorp(2)	7,369	(6.24)	6.34	9.60	9.1	9.6	69.9	70.3
Seacoast Banking Corp. of Florida	2,137	(4.12)	7.78	13.41	41.4	43.4	70.3	72.1

Median	3,016	(5.84)	7.78	9.60	41.4	43.4	70.3	72.1

Palmetto Bancshares, Inc.(3)	1,348	(3.32)	10.54	8.09	23.8	25.1	71.3	72.9

(1)	Reflects the impact of a $20.0 million rights offering

(2)	Pro forma pricing ratios reflect the impact of exchanging preferred stock (including shares issued under TARP) for common stock in the offering

(3)	Does not reflect the impact of the Follow-On Offering

Source: SNL Financial LC and Howe Barnes calculations

Howe Barnes noted that the pro forma offering price-to-book value and offering price-to-tangible book value ratios for the private placement (71.3% and 72.9%, respectively) were very similar to the ratios for the Seacoast transaction (70.3% and 72.1%, respectively).

Discounted Cash Flow Analysis

Howe Barnes utilized three-year earnings projections provided by the management of the Company to estimate a range of per share values for the Company’s common stock based on present value calculations. Howe Barnes relied upon the management of the Company as to the reasonableness and achievability of such projections.

The three-year earnings projections were adjusted to reflect possible loss scenarios of $47.5 million, $75 million, and $90 million that were developed based on management and third party loan reviews, including the Third Party Report, as well as the impact of a $100 million capital raise. In this analysis, for each possible loss scenario, Howe Barnes determined the potential market capitalizations of the Company at the end of the third year by capitalizing projected earnings at forward price-to-earnings multiples of 8.0x, 10.0x, 12.0x and 15.0x. Howe Barnes used discount rates of 20.0% and 30.0%, representing a range of investor return expectations, to determine the future values of a $100 million capital raise over a three-year time horizon. The per share present value and the corresponding percentage of ownership were calculated from the future values and the discount rates.

Assuming that forward price-to-earnings multiples of 10.0x and 12.0x were the most likely, as was the possible loss scenario of $75 million, the implied per share present value of the Company’s common stock ranged from $0.00 to $10.54. Howe Barnes noted that the offering price was within the range of values suggested by the discounted cash flow analysis. Howe Barnes noted that the discounted cash flow analysis was considered because it is a widely used valuation methodology, but that the results of the methodology are not conclusive and are highly dependent upon the numerous assumptions that must be made.

Other Matters Considered

In performing its analyses, Howe Barnes made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the Company’s control. The analyses performed by Howe Barnes are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by those analyses. Howe Barnes drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Estimates of company valuations do not purport to be appraisals or to necessarily reflect the prices at which companies or their respective securities actually may be sold. Accordingly, those analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, and Howe Barnes does not assume any responsibility if future results are materially different from those projected.

Based on the analyses described above (which should be read in conjunction with the full text of the Fairness Opinion), and with consideration to the various assumptions and limitations set forth in the Fairness Opinion, Howe Barnes determined that, as of the date of the Fairness Opinion, the consideration to be received by the Company and its existing common shareholders in connection with the private placement is fair to the Company from a financial point of view.

In conducting its review and arriving at its opinion, Howe Barnes, with the Company’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided by the Company or which is publicly available. While Howe Barnes did meet with the management of the Company to review and discuss the analyses and forecasts provided by management, Howe Barnes’s assumption as to the accuracy and completeness of such analyses and forecasts was based on contractual provisions in its engagement letter with the Company dated May 21, 2010, pursuant to which Howe Barnes was entitled to rely upon the accuracy and completeness of all information furnished by the Company. In addition, Howe Barnes did not conduct nor assume any obligation to conduct any physical inspection of the properties or facilities of the Company. Howe Barnes relied upon the assurance of the management of the Company that it was unaware of any facts that would make the information provided to Howe Barnes incomplete or misleading in any respect. Howe Barnes, with the Company’s consent, assumed that the financial forecasts which they examined were reasonably prepared by the management of the Company on the basis reflecting the best currently available estimates and good faith judgments of management as to the future performance of the Company. The Board of Directors reviewed the financial forecasts prepared by the Company and posed questions regarding their accuracy and completeness at the May 25, 2010 Board meeting, and, based on its review, the Board determined that Howe Barnes’s reliance upon the forecasts was reasonable at that time.

Howe Barnes does not purport to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect to loan portfolios and, accordingly, assumed that the Company’s aggregate allowances for loan losses set forth in the balance sheet of the Company at March 31, 2010 were adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statement; however, Howe Barnes noted that based on its review of the Third Party Report and discussions with management, the Company will be required to maintain elevated provision expenses this year and into 2011. In addition, Howe Barnes was not retained to and Howe Barnes did not conduct a physical inspection of any of the properties or facilities of the Company, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of the Company, were not furnished with any such evaluation or appraisal, and did not review any individual credit files.

Howe Barnes did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of the Company, nor was it furnished with such materials. With respect to all legal matters relating to the Company, Howe Barnes relied on the advice of legal counsel to the Company. Howe Barnes’s services to the Company in connection with the transaction contemplated by the Stock Purchase Agreement have been to bring both potential investors and acquirers to the Company, assist management in those negotiations and render an opinion from a financial point of view with respect to the consideration offered in the private placement. Howe Barnes’s opinion is necessarily based upon economic and market conditions and other circumstances as they existed on May 25, 2010. It should be understood that although subsequent developments may affect Howe Barnes’s opinion, Howe Barnes does not have any obligation to update, revise or reaffirm its opinion and expressly disclaims any responsibility to do so.

For purposes of rendering its opinion Howe Barnes assumed in all respects material to its analysis that the representations and warranties of each party contained in the Stock Purchase Agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Stock Purchase Agreement and that all conditions to the consummation of the transaction contemplated in the Stock Purchase Agreement will be satisfied without waiver thereof. Howe Barnes also assumed that all governmental, regulatory and other consents and approvals contemplated by the Stock Purchase Agreement will be obtained and that in the course of obtaining those consents and approvals no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the private placement.

Howe Barnes’s opinion does not constitute a recommendation to any shareholder of the Company to take any action in connection with the transactions contemplated by the Investment Agreements or otherwise. Howe Barnes has not been requested to opine as to, and its opinion does not in any manner address, the Company’s underlying business decision to effect the transactions contemplated by the Investment Agreements. Furthermore, Howe Barnes expressed no view, and specifically currently expresses no view, as to the market, liquidity, price or trading range for shares of the common stock of the Company following the consummation of the transactions contemplated by the Investment Agreements.

Potential Consequences if this Proposal is Approved

If this proposal to approve the Amendment to our Amended and Restated Articles of Incorporation is approved by the shareholders at the Meeting and all other conditions to closing the private placement are satisfied or waived by the parties, we expect to consummate the private placement promptly after obtaining such approval and satisfying or waiving such conditions.

Improved Balance Sheet and Regulatory Capital Levels

Upon consummation of the private placement, the Company will receive aggregate gross proceeds of $100 million. With the proceeds of the private placement, our balance sheet will be strengthened and our regulatory capital levels will exceed the minimum capital levels required to be categorized as “well capitalized.” For additional information regarding the effect of the private placement on our balance sheet and our regulatory capital ratios, please see the section of this Proxy Statement captioned “Pro Forma Financial Information.”

Market Effects

The investors will have registration rights with respect to the shares of our common stock issuable to them upon consummation of the private placement. Any such shares of our common stock, if and when registered for resale pursuant to an effective registration statement, will be freely transferable without restriction under the Securities Act of 1933. The shares of common stock may also be transferable under Rule 144 under the Securities Act of 1933, subject in some cases to limitations imposed by Rule 144. If large quantities of our common stock are sold (or if it is perceived that they may be sold) into the public market, the trading price of our common stock could be materially adversely affected. In addition, the registration of the common stock would cause us to incur significant expense related to such registration, including the ongoing compliance costs related to such registration.

Dilution

The private placement will have a dilutive effect on both the earnings per share of our common stock and the book value per share of our common stock. In addition, our existing shareholders will incur substantial dilution to their voting interests and will own a smaller percentage of the outstanding capital stock of the Company. For additional information regarding the dilutive effect of the private placement, please see the section of this Proxy Statement captioned “Pro Forma Financial Information.”

Concentration of Ownership

If the private placement is consummated, CapGen will own approximately 47.1%, Patriot will own approximately 19.9%, and all other directors and executive officers and other shareholders owning more than 5%, collectively, will own approximately [—]% of our common stock. In the aggregate, all such shareholders will own approximately [—]% of our common stock. Such a concentration of control may have the effect of discouraging, delaying or preventing a change in control and may also have an adverse effect on the market price of our common stock.

Potential Consequences if this Proposal is Not Approved

In the event this proposal to approve the Amendment to our Amended and Restated Articles of Incorporation is not approved by our shareholders at the Meeting, then the investors will have the right to terminate the Stock Purchase Agreement and we would not consummate the private placement.

Capitalization

If we are unable to successfully consummate the private placement, we will be required to seek additional capital from other sources, which will likely be on less favorable terms. Our ability to raise additional capital will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are beyond our control, and on our financial performance. Accordingly, we cannot be assured of our ability to raise additional capital on terms acceptable to us, or at all. If we cannot raise additional capital, it may have a material adverse effect on our financial condition, results of operations and prospects.

PRO FORMA FINANCIAL INFORMATION

Basis of Presentation

The unaudited pro forma consolidated balance sheet tables and pro forma earnings per share tables presented below have been prepared by the Company to illustrate the impact of the private placement. On June 8, 2010, the Company entered into the Investment Agreements with seven separate institutional investors pursuant to which the investors will acquire an aggregate of $100 million of newly issued common stock of the Company.

The net proceeds of the private placement, after assumed estimated direct expenses of $8.5 million, would be $91.5 million of which approximately $[—] million will be retained by the Company and approximately $[—] million will be contributed to the Bank as a capital contribution.

Balance Sheet

The following tables present the Company’s unaudited pro forma consolidated balance sheets adjusted for the pro forma impacts of the capital raise for the periods shown. The pro forma consolidated balance sheets as of March 31, 2010 and December 31, 2009 assume the Company completed the capital raise on January 1, 2009.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Pro Forma Consolidated Balance Sheet Data and Capital Ratios

(dollars in thousands)

	March 31, 2010
	Actual	Adjustments for Capital Raise		As Adjusted
Assets
Cash and cash equivalents
Cash and due from banks	$156,984	$91,990	(1)	$248,974

Total cash and cash equivalents	156,984	91,990		248,974

FHLB stock, at cost	7,010	—		7,010
Investment securities available for sale, at fair value	115,893	—		115,893
Mortgage loans held for sale	1,121	—		1,121

Loans, gross	1,010,247	—		1,010,247
Less: allowance for loan losses	(28,426)	—		(28,426)

Loans, net	981,821	—		981,821

Premises and equipment, net	30,225	—		30,225
Goodwill, net	3,691	—		3,691
Accrued interest receivable	4,221	—		4,221
Real estate acquired in settlement of loans	28,867	—		28,867
Income tax refund receivable	738	—		738
Other	17,892	(303)	(2)	17,589

Total assets	$1,348,463	$91,687		$1,440,150

Liabilities and shareholders’ equity
Liabilities
Deposits
Noninterest-bearing	$139,454	$—		$139,454
Interest-bearing	989,159	—		989,159

Total deposits	1,128,613	—		1,128,613

Retail repurchase agreements	21,417	—		21,417
Commercial paper (Master notes)	18,948	—		18,948
Long-term borrowings	96,000	—		96,000
Convertible debt	380	(380)		—
Accrued interest payable	1,528	—		1,528
Other	10,599	—		10,599

Total liabilities	1,277,485	(380)		1,277,105

Shareholders’ equity
Preferred stock	—	—		—
Common stock	32,295	386		32,681
Capital surplus	2,677	91,681		94,358
Retained earnings	41,802	—		41,802
Accumulated other comprehensive loss, net of tax	(5,796)	—		(5,796)

Total shareholders’ equity	70,978	92,067		163,045

Total liabilities and shareholders’ equity	$1,348,463	$91,687		$1,440,150

Common stock issued and outstanding	6,495,130	38,607,692		45,102,822

Tier 1 capital	$72,310	$92,067		$164,377
Total capital	85,758	92,063		177,821
Risk-weighted assets	1,060,655	(307)		1,060,348
Average assets (quarterly)	1,364,485	91,687		1,456,172

Total capital to risk-weighted assets ratio	8.09%			16.77%
Tier 1 capital to risk-weighted assets ratio	6.82			15.50
Tier 1 leverage ratio	5.30			11.29

(1)	Assumes that the cash proceeds are initially retained for liquidity.

(2)	Result of expenses of offering paid as of March 31, 2010 that were initially deferred and included in Other assets being reclassified against the gross proceeds of the offering.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Pro Forma Consolidated Balance Sheet Data and Capital Ratios

(dollars in thousands)

	December 31, 2009
	Actual	Adjustments for Capital Raise and Debt Conversion		As Adjusted
Assets
Cash and cash equivalents
Cash and due from banks	$188,084	$92,169	(1)	$280,253

Total cash and cash equivalents	188,084	92,169		280,253

FHLB stock, at cost	7,010	—		7,010
Investment securities available for sale, at fair value	119,986	—		119,986
Mortgage loans held for sale	3,884	—		3,884

Loans, gross	1,040,312	—		1,040,312
Less: allowance for loan losses	(24,079)	—		(24,079)

Loans, net	1,016,233	—		1,016,233

Premises and equipment, net	29,605	—		29,605
Goodwill, net	3,691	—		3,691
Accrued interest receivable	4,322	—		4,322
Real estate acquired in settlement of loans	27,826	—		27,826
Income tax refund receivable	20,869	—		20,869
Other	14,440	(102)	(2)	14,338

Total assets	$1,435,950	$92,067		$1,528,017

Liabilities and shareholders’ equity
Liabilities
Deposits
Noninterest-bearing	$142,609	$—		$142,609
Interest-bearing	1,072,305	—		1,072,305

Total deposits	1,214,914	—		1,214,914

Retail repurchase agreements	15,545	—		15,545
Commercial paper (Master notes)	19,061	—		19,061
Long-term borrowings	101,000	—		101,000
Convertible debt	—	—		—
Accrued interest payable	2,020	—		2,020
Other	8,395	—		8,395

Total liabilities	1,360,935	—		1,360,935

Shareholders’ equity
Preferred stock	—	—		—
Common stock	32,282	386		32,668
Capital surplus	2,599	91,681		94,280
Retained earnings	47,094	—		47,094
Accumulated other comprehensive loss, net of tax	(6,960)	—		(6,960)

Total shareholders’ equity	75,015	92,067		167,082

Total liabilities and shareholders’ equity	$1,435,950	$92,067		$1,528,017

Common stock issued and outstanding	6,495,130	38,607,692		45,102,822
Tier 1 capital	$79,046	$92,067		$171,113
Total capital	93,298	92,070		185,368
Risk-weighted assets	1,130,323	281		1,130,604
Average assets (quarterly)	1,423,769	92,067		1,515,836

Total capital to risk-weighted assets ratio	8.25%			16.40%
Tier 1 capital to risk-weighted assets ratio	6.99			15.13
Tier 1 leverage ratio	5.55			11.29

(1)	Assumes that cash proceeds of capital raise are initially retained for liquidity.

(2)	Result of expenses of offering paid as of December 31, 2009 that were initially deferred and included in Other assets being reclassified against the gross proceeds of the offering.

Earnings Per Share

The following table presents the Company’s unaudited pro forma earnings per share adjusted for the pro forma impacts of the capital raise for the periods shown. The pro forma consolidated earnings per share calculations assume no material pro forma impacts to net income (loss) for the periods shown. Pro forma earnings per share assumes the Company completed the capital raise on January 1, 2009.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Pro Forma Consolidated Statements of Income (Loss)

(dollars in thousands, except per share data)

	For the quarter ended March 31, 2010
	Actual	Adjustments for Capital Raise	As Adjusted
Net income (loss)	$(5,292)	$—	$(5,292)

Net income (loss)—basic	$(0.82)	$—	$(0.12)
Net income (loss)—diluted	(0.82)	—	(0.12)
Weighted average common shares outstanding—basic	6,455,598	38,607,692	45,063,290
Weighted average common shares outstanding—diluted	6,455,598	38,607,692	45,063,290

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Pro Forma Consolidated Statements of Income (Loss)

(dollars in thousands, except per share data)

	For the year ended December 31, 2009
	Actual	Adjustments for Capital Raise	As Adjusted
Net income (loss)	$(40,085)	$—	$(40,085)

Net income (loss)—basic	$(6.21)	$—	$(0.89)
Net income (loss)—diluted	(6.21)	—	(0.89)
Weighted average common shares outstanding—basic	6,449,754	38,607,692	45,057,446
Weighted average common shares outstanding—diluted	6,449,754	38,607,692	45,057,446

ITEM 2:

ELECTION OF DIRECTORS

Director Nominees for Election

The Board of Directors currently has 15 members divided into three classes. Our current directors and their classes are:

Terms Expiring at the 2010 Annual Meeting	Terms Expiring at the 2011 Annual Meeting	Terms Expiring at the 2012 Annual Meeting

David P. George	John T. Gramling, II	L. Leon Patterson
Michael D. Glenn	John D. Hopkins, Jr.	Sam B. Phillips, Jr.
W. Fred Davis, Jr.	Edward K. Snead, III	L. Stewart Spinks
Lee S. Dixon	Jane S. Sosebee	J. David Wasson, Jr.
Samuel L. Erwin
Albert V. Smith
Ann B. Smith

In connection with the private placement, the Company is required to reduce the size of the Board from 15 members to 11 members upon consummation of the private placement. As part of this reduction, two of our current directors whose terms expire at the Meeting, David P. George, Jr. and Albert V. Smith, have concluded not to stand for reelection at the Meeting. As a result, these two directors will cease to be directors after the Meeting and the Board will then be reduced to 13 directors. Each director’s decision to not stand for reelection was voluntary and did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices. Mr. George and Mr. Smith served as directors of the Company for 37 and 5 years, respectively. The Company appreciates each director’s contribution to the Company and the Bank during his service as a director.

The remaining current directors whose terms expire at the Meeting, Michael D. Glenn, W. Fred Davis, Jr., Lee S. Dixon, Samuel L. Erwin, and Ann B. Smith, have been nominated by the Board to be elected at the Meeting to hold office until their term expires and until their successors are elected and qualified. The nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the Meeting, the proxy holders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion. In October 2009, in light of their additional management responsibilities and efforts leading the Strategic Project Plan adopted by the Board in June 2009, the Board elected to the Board Messrs. Dixon and Erwin as directors. All other nominees have been previously elected by the shareholders.

In addition, prior to the closing of the private placement, the Company has agreed to appoint, subject to the closing, two designees of CapGen and one designee of Patriot to serve on the Boards of Directors of each of the Company and the Bank. For so long as CapGen or Patriot, as applicable, owns more than 9.9% of the Company’s outstanding shares of common stock, and subject to satisfaction of all legal and governance requirements applicable to all Board members regarding service as a director of the Company, the Company will be required to nominate two people designated by CapGen and one person designated by Patriot for election to the Board at each annual meeting of shareholders at which the term of each such director expires, or upon the death, resignation, removal, or disqualification of each such director, if earlier. After the closing of the private placement but prior to the election and qualification of CapGen’s or Patriot’s designees, as applicable, CapGen will have the right to designate two non-voting observers, and Patriot will have the right to designate one non-voting observer, to the Boards of Directors of each of the Company and the Bank. CapGen has notified the Company that it will designate John P. Sullivan and Robert B. Goldstein to serve on the Boards, and Patriot has notified the Company that it will designate James J. Lynch to serve on the Boards. Information regarding each of the designees is included below.

Based on terms of the private placement, after the Meeting and assuming the private placement transaction described herein is consummated, the Board of Directors would be comprised of 16 directors and would be required to be reduced to 11 directors immediately following the consummation of the private placement transaction. Accordingly, the current Board of Directors is currently evaluating the expected composition of the Board in preparation for the required reduction in size to 11 directors.

As described under Corporate Governance—Process for Evaluating Director Candidates, the Board has identified certain qualifications for its directors. The Board believes that these particular qualifications provide our directors with substantial experience relevant to serving as a director of our Company, including in areas such as financial management, risk management, strategic planning, human resources, including management succession planning, business development, corporate governance, and business operations. The Board has determined that except for Lee S. Dixon, Samuel L. Erwin, and L. Leon Patterson, who are executive officers of both the Company and its subsidiary, each nominee for election as a director at the Meeting is an independent director as discussed below under Corporate Governance—Director Independence.

Each of our nominees satisfies our director qualifications and during the course of their business and professional careers has acquired business management experience in these and other areas. In addition, the Corporate Governance and Nominating Committee and the Board believe that each nominee brings to the Board their own unique background and particular expertise, knowledge, and experience that provide the Board as a whole with the necessary and appropriate mix of skills, characteristics, and attributes that enable the Board to work together in a professional and collegial atmosphere and that are required for the Board to fulfill its oversight responsibility to the Company’s shareholders.

The Board recommends you vote “FOR” each of the nominees set forth below.

The following provides information regarding each of our directors who have been nominated by the Board of Directors for reelection at the Meeting, including their age and the year in which they first became a director of the Company, the year in which their term expires, their business experience for at least the past five years, the names of other publicly-held where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that such person should serve as a director for the Company:

Nominees for Reelection as Director at the 2010 Annual Meeting of Shareholders

Michael D. Glenn
Age Director Since Term Expiring	69 1994 2012

Business Experience: Mr. Glenn has been engaged in the practice of law since 1965. He has worked as an active trial attorney since 1978 with a concentration in complicated business and class action litigation. Mr. Glenn has been a partner with the law firm of Glenn, Haigler, McClain & Stathakis, LLP since 1993.

Other Public Company Directorships: None

Additional Information: During his career, Mr. Glenn served on numerous boards and commissions upon appointment by the South Carolina Supreme Court and the South Carolina Bar Association and has served on numerous private and public agency boards. In addition, he has served in three judgeships for ten years. Additionally, Mr. Glenn’s professional experience as a business owner provides the board with business insight and analytical skills that are necessary to manage the Company’s affairs in this difficult economic environment. Mr. Glenn graduated from Furman University and received his law degree from the University of South Carolina. Mr. Glenn’s law experience and education provides him with additional perspective on the legal, regulatory, and risk matters impacting the Company.

W. Fred Davis, Jr.
Age Director Since Term Expiring	66 1978 2013

Business Experience: Mr. Davis was owner and President of Palmetto Spinning Corporation, where he was employed from 1969 to 1995. Mr. Davis retired in 1995.

Other Public Company Directorships: None

Additional Information: Through his business experience, Mr. Davis brings business management experience to the Board. Additionally, Mr. Davis’ professional experience as a business owner provides the board with business insight and analytical skills that are necessary to manage the Company’s affairs in this difficult economic environment. As a member of the Board since 1978, Mr. Davis has extensive knowledge and experience regarding our business. In addition, Mr. Davis provides unique insight into the Company’s Laurens County market. Mr. Davis is a graduate of Clemson University.

Lee S. Dixon
Age Director Since Term Expiring	44 2009 2013

Business Experience: Mr. Dixon has served as Chief Operating Officer of Palmetto Bancshares, Inc. and The Palmetto Bank since July 2009. In addition, Mr. Dixon was appointed Chief Risk Officer of Palmetto Bancshares, Inc. and The Palmetto Bank in October 2009. Mr. Dixon served as Senior Executive Vice President of Palmetto Bancshares, Inc. and The Palmetto Bank from May 2009 through June 2009. Mr. Dixon served as Chief Operating Officer of First Presbyterian Church of Winston-Salem from July 2006 through May 2009. He was employed in the Banking and Capital Markets practice of PricewaterhouseCoopers LLP from January 1989 through June 2006, admitted as a Partner in July 1999.

Other Public Company Directorships: None

Additional Information: Mr. Dixon brings extensive accounting and financial reporting expertise to the Board from his 22 years of business experience, 18 years of which he served in the Banking and Capital Markets practice at PricewaterhouseCoopers LLP. Mr. Dixon has worked with banking clients ranging from small community banks to some of the largest national banks, and he has extensive operational experience covering all aspects of banking and financial services. Mr. Dixon’s background with PricewaterhouseCoopers LLP has provided him with substantial banking, regulatory, financial reporting, and risk management experience. Mr. Dixon also has extensive leadership and business management experience and skills. Mr. Dixon is a certified public accountant in North Carolina and South Carolina. Mr. Dixon graduated magna cum laude from the University of South Carolina with majors in Accounting and Finance, and graduated “with distinction” from the Stonier Graduate School of Banking.

Samuel L. Erwin
Age Director Since Term Expiring	42 2009 2013	Business Experience: Mr. Erwin has served as Chief Executive Officer and President of The Palmetto Bank since July 2009. In addition, Mr. Erwin was appointed Chief Executive Officer of Palmetto Bancshares, Inc. in January 2010. Mr. Erwin served as Senior Executive Vice President of Palmetto Bancshares, Inc. and The Palmetto Bank from March 2009 through June 2009. Mr. Erwin began his banking career at First Union National Bank (now Wachovia) in July 1990. At the time of his departure in January 1997, he served as Vice President and City Executive in Orangeburg, South Carolina. He worked with First National Bank (now South Carolina Bank and Trust) from January 1997 until January 2000 where he held the position of Senior Vice President and Region Executive in Orangeburg,

South Carolina. From January 2000 until June 2002, he held the position of Senior Vice President and Market President in Columbia, South Carolina with First Union National Bank (now Wachovia). From June 2002 until December 2004, he served as Senior Vice President and Commercial Relationship Manager for Carolina National Bank, a start-up bank in Columbia, South Carolina. Most recently, Erwin served as Chief Executive Officer of Community Bancshares, Inc. in Orangeburg, South Carolina.

Other Public Company Directorships: None

Additional Information: Mr. Erwin has extensive knowledge and experience in finance and the banking and financial services industry. In addition to his experience at the Company, Mr. Erwin has 20 years of banking experience. At Community Bankshares, Mr. Erwin addressed significant asset quality and organizational issues associated with a multi-bank holding company with decentralized policies, procedures, and operations. With Mr. Erwin’s leadership and experience, Community Bankshares successfully resolved the asset quality issues which ultimately resulted in a sale of the bank in October 2008 at two times book value despite a depressed market. Erwin’s experience brings a unique perspective to the Board including, but not limited to, banking, regulatory, governmental, financial, and economic matters. Mr. Erwin is a graduate of Clemson University with a bachelors of science degree in Financial Management.

Ann B. Smith
Age Director Since Term Expiring	49 1997 2013

Business Experience: Ms. Smith served as the Director of Annual Giving for Clemson University from September 1986 to December 2007. Ms. Smith has served as the Clemson University Program Manager for Annual Giving / Development since December 2007.

Other Public Company Directorships: None

Additional Information: Ms. Smith is active in charitable endeavors in her community and has played a critical role in the educational system in our market area. These roles provide her with personal contacts and a unique perspective of the markets in which the company operates. Ms. Smith graduated with undergraduate and graduate degrees from Clemson University.

The following provides information regarding each of our other directors, including their age and the year in which they first became a director of the Company, the year in which their term expires, their business experience for at least the past five years, the names of other publicly-held where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that such person should serve as a director for the Company:

Other Members of the Board of Directors (provided for informational purposes only as these Directors have previously been elected by the Shareholders)

John T. Gramling, II
Age Director Since Term Expiring	69 1984 2011

Business Experience: Since 1997, Mr. Gramling has served as President of Gramling Brothers, Inc., an umbrella company engaged in the operation of orchards, real estate, development, surveying, and investments.

Other Public Company Directorships: None

Additional Information: In addition to his business experience, Mr. Gramling is a partial owner of River Falls Plantation and Mt. Valley Development Company (Village Greens Golf Club). Through his business and ownership experience, Mr. Gramling brings business management experience to the Board. Additionally, Mr. Gramling’s professional experience as a business owner provides the Board with business insight and analytical skills that are necessary to manage the Company’s affairs in this difficult economic environment. As a member of the Board since 1984, Mr. Gramling has extensive knowledge and experience regarding our business. Mr. Gramling is a graduate of Wofford College.

John D. Hopkins, Jr.
Age Director Since Term Expiring	58 2004 2011

Business Experience: Mr. Hopkins has served as owner of The Fieldstone Group, a diversified investment and development company with real estate, farm, land, and timber holdings, since 2000. Prior to 2000, Mr. Hopkins was employed for 26 years at Owens Corning, a Fortune 500 company, the last 10 of which he served as an officer.

Other Public Company Directorships: None

Additional Information: As the owner and officer of two companies during the past 36 years, including recently with a company involved in real estate activities, Mr. Hopkins brings leadership and business management experience to the Board. In addition, he has extensive expertise that he gained through this business experience as well as through his current service as a member of the Company’s Compensation, Corporate Governance and Nominating, and Regulatory Oversight Committees. Mr. Hopkins serves on several private boards and also provides entrepreneurial experience to the Board, which is important to our many consumer businesses. Mr. Hopkins is a graduate of Clemson University and the South Carolina Bankers Association Director’s College.

Edward K. Snead, III
Age Director Since Term Expiring	50 1997 2011

Business Experience: Mr. Snead has been employed with Snead Builders Supply Company, Inc., a Greenwood, South Carolina based family owned and operated building supply store, since 1981, and has served as President since 1991.

Other Public Company Directorships: None

Additional Information: Mr. Snead brings leadership and business management experience to the Board as the President of Snead Builders Supply Company. Mr. Snead serves on several private boards and brings experience to the Board through this service and through his service on the Audit Committee of one such private organization. Mr. Snead is a graduate of Presbyterian College.

Jane S. Sosebee
Age Director Since Term Expiring	53 2006 2011

Business Experience: From 2003 until November 2007, Ms. Sosebee served as regional director with AT&T South Carolina (formerly Southern Bell and BellSouth). Since November 2007, Ms. Sosebee has served as Director of AT&T South Carolina, a communications holding company.

Other Public Company Directorships: None

Additional Information: Ms. Sosebee brings extensive leadership and business management skills to the Board obtained through her 31 years of employment with AT&T. During her tenure, she has managed various teams within South Carolina including a marketing, sales and servicing organization including oversight of the compensation plan. Additionally, she has managed external affairs, public relations, and philanthropy. Though her current capacity as director of Governmental Relations for AT&T, she manages a team of external lobbyists and directs public policy for South Carolina. This experience provides valuable insight to the Board on regulatory issues. Accordingly, Ms. Sosebee serves on the Board’s Regulatory Oversight Committee as well as the Trust Committee. Ms. Sosebee has served on and chaired various community organizations in our market area, developing relationships beneficial to us. With regard to one such organization, Ms. Sosebee serves on the Audit Committee. Ms. Sosebee is a graduate of Clemson University and the South Carolina Bankers Association Director’s College.

L. Leon Patterson
Age Director Since Term Expiring	69 1971 2012

Business Experience: Mr. Patterson has served as Chairman of the Board of Directors of Palmetto Bancshares, Inc. since April 1990. Mr. Patterson served as Chief Executive Officer of Palmetto Bancshares, Inc. from April 1990 to December 31, 2009. From June 1982 to April 1994, he served also as President of Palmetto Bancshares, Inc.

Mr. Patterson has served as Chairman of the Board of The Palmetto Bank since July 2009. Prior to that, Mr. Patterson served as Chairman of the Board of The Palmetto Bank from January 1978 to January 2004. In addition, Mr. Patterson served as President of The Palmetto Bank from 1977 to February 1986 and as Chief Executive Officer of The Palmetto Bank from March 1986 to January 2004.

Mr. Patterson was elected Senior Executive for Strategic Development of Palmetto Bancshares, Inc. effective January 1, 2010.

Other Public Company Directorships: None

Additional Information: Mr. Patterson has been employed for over 42 years in the banking industry and the Company, in a variety of management and senior management positions, and he brings to the Board tremendous experience and knowledge regarding the financial services industry and the Company’s businesses, as well as an understanding of the Company’s vision and strategy. Mr. Patterson has extensive leadership experience. Mr. Patterson serves on various community organizations in our market area, developing relationships beneficial to us. With regard to one such organization, Mr. Patterson serves on the Audit Committee. Mr. Patterson is a graduate of Wofford College, Wharton Graduate School, American Banker’s Association Stonier Graduate School of Banking, and the American Banker’s Association Kellogg Chief Executive Officer Management Program.

Sam B. Phillips, Jr.
Age Director Since Term Expiring	68 2000 2012

Business Experience: Mr. Phillips has been Chief Executive Officer and owner of S.B. Phillips Company, Inc., an umbrella organization for several other businesses including Phillips Staffing Services, a temporary staffing agency in Greenville, South Carolina, since 1968. Additionally, Mr. Phillips in and has been:

•   Managing partner of Fairway Group of SC, a semi-private 27-hole golf course, since 2003 and as partner since 2001;

•   Managing partner of Eagle Zone LLC, a golf improvement center and pro-shop, since 2003 and as partner since 2001;

•   Partner and board member of SubAir Systems, LLC, a manufacturing company specializing in turf management for sports fields and golf courses, since 2002; and

•   Partner and board member of Woodhead, LLC (DBA Graniteville Specialty Fabrics), a textile fabric coatings company, since 2006.

Other Public Company Directorships: None

Additional Information: As a result of his extensive business experience, Mr. Phillips brings leadership, business management, entrepreneurial, human resource, and sales and marketing experience to the Board. Mr. Phillips has extensive investments in a variety of ventures ranging from real estate to marketing to manufacturing to textiles. In addition, Mr. Phillips brings mergers and acquisitions experience to the Board through his involvement with the Azalea Fund I, LLC and Azalea Fund II, LLC, a pair of local investment companies, and other transactions involving the purchase and sale of businesses. In addition, Mr. Phillip’s professional experience as a business owner provides the Board with business insight and analytical skills that are necessary to manage the Company’s affairs in this difficult economic environment. Mr. Phillips served as the Chairman of the Board of Power Equipment Maintenance, a company providing contract services to the power industry throughout the United States from 2003 until which time it was sold in 2007. Additionally, Mr. Phillips serves and has served on various community organizations in our market area, developing relationships beneficial to us. Mr. Phillips is a graduate of Furman University.

L. Stewart Spinks
Age Director Since Term Expiring	64 2006 2012

Business Experience: Mr. Spinks founded the Spinx Oil Company in 1972. He now serves as The Spinx Company, Inc.’s Chief Executive Officer. Spinx is the largest privately held gasoline convenience retailer in South Carolina. Mr. Spinks has served as President and Chief Executive Officer of Enigma, Inc., a real estate development company, since 1984. Mr. Spinks served as Chief Executive Officer of Spinx Foods from 1996 until its closing in 2007. Mr. Spinks has served as Treasurer of Spinks Investments since 1990, a real estate company that owns and leases properties to internal, as well as, external Spinx lessees. He has also served as Chief Executive Officer of Trans Equipment Services, Inc., a transportation leasing company, since 1985. Mr. Spinks founded Spinx Transportation, a fuel delivery company, in 1994, and has served as President and Chief Executive Officer since that time.

Other Public Company Directorships: None

Additional Information: As a result of his extensive business experience and ties to the community, Mr. Spinks brings leadership, business management, entrepreneurial, and sales and marketing experience to the Board. In addition, Mr. Spinks’ professional experience as a business owner provides the board with business insight and analytical skills that are necessary to manage the company’s affairs in this difficult economic environment. Mr. Spinks serves and has served on various not-for-profit and community organization boards in our market area, developing relationships beneficial to us. Additionally, Mr. Spinks serves on the Audit Committee to two such organizations. Mr. Spinks is a graduate of the University of Tennessee.

J. David Wasson, Jr.
Age Director Since Term Expiring	64 1979 2012

Business Experience: Mr. Wasson has been President and Chief Executive Officer of Laurens Electric Cooperative, Inc., a member-owned rural electric cooperative in Upstate, South Carolina, since 1974.

Other Public Company Directorships: None

Additional Information: Through his service as Chief Executive Officer of Laurens Electric over the past 35 years, Mr. Wasson brings leadership and business management experience to the Board. Mr. Wasson possesses financial management expertise that he gained through his position and as a member of the audit committees of a nonpublic entity, as well as a current member of the Company’s Audit Committee. As a member of the Board since 1979, Mr. Wasson has extensive knowledge and experience regarding our business. In addition, Mr. Wasson provides unique insight into the Company’s Laurens County market. Mr. Wasson is a graduate of Clemson University and earned a graduate degree from the University of South Carolina.

The following provides information regarding CapGen’s designees, John P. Sullivan and Robert B. Goldstein, and Patriot’s designee, James J. Lynch, to the Boards of Directors of each of the Company and the Bank:

CapGen and Patriot Designees to the Board of Directors (provided for informational purposes only, as these designees will be appointed to the Board of Directors only upon consummation of the private placement)

John P. Sullivan
Age	54

Mr. Sullivan has extensive experience and a diverse background in all facets of bank and financial management. He served as Chairman, President, Chief Executive, and Chief Operating Officer of various financial institutions in the New York metropolitan area, including Hamilton Bancorp, River Bank America (East River Savings Bank), Continental Bank, and the Olympian New York Corp.

Mr. Sullivan has gained a reputation as a business turnaround specialist with strong allegiances to both investors and customers, having resuscitated ailing institutions and facilitated their mergers with stronger financial companies, generating superior returns for his investors. Mr. Sullivan has been a “first call” executive for many bank regulators when trouble surfaces at a regulated entity.

Mr. Sullivan is a senior advisor and member of the advisory board for New York State’s largest de novo banking effort, Signature Bank. Prior to joining CapGen, he served as a senior advisor to the global financial services practice of a “big four” accounting firm. In this capacity, he provides guidance and thought leadership to some of the firm’s largest financial services clients on banking matters, such as merger and acquisition activity, capital transactions, regulatory issues, credit quality, and credit risk. He is frequently called upon to provide guidance and expertise in highly complex financial and operational situations for banks and other financial services companies.

He was a founding partner, board member, and executive officer of We Media, Inc., an award-winning company providing high quality media offerings to America’s 60 million people with disabilities.

Mr. Sullivan is a magna cum laude graduate of Niagara University and a CPA.

Robert B. Goldstein
Age	70

Mr. Goldstein is nationally recognized for his expert investing and operational experience in turning around and implementing growth strategies for banks under the most challenging circumstances. He is also highly regarded for identifying new opportunities for investment in community and regional banking.

A consistently successful investor for himself and others, Mr. Goldstein has been a senior executive and/or director at 14 financial institutions over a career that has spanned more than 40 years. Mr. Goldstein is often the “first call” when community and regional banks encounter difficulties that require outside operational and investing expertise. His network of relationships in banking and financial services is a key competitive feature of the CapGen Program.

Mr. Goldstein recently spearheaded the merger of Bay View Capital Corp, San Mateo, California, and Great Lakes Bancorp, Buffalo, New York. Bay View was the most recent in a series of turnarounds and recapitalizations, which he engineered. This company was a deeply troubled $5 billion bank holding company which had lost credibility with regulators and shareholders. Mr. Goldstein was elected CEO of the company in 2001, bringing with him a seasoned team of banking professionals and an infusion of $137 million of equity capital raised through institutional investors who had participated with him in prior engagements. The resultant company returned to financial health, regained credibility, and provided the participants with a significant return on their investment. He continues to serve on the board of directors and as Chairman of the executive committee of Great Lakes Bancorp.

Throughout his tenure, first as CEO and later as Chairman of Bay View, Mr. Goldstein was also fully engaged in other banking activities. He co-authored the 2003 spin-off of the Florida subsidiary of F.N.B. Corporation into a second publicly traded entity, which has subsequently been acquired. Mr. Goldstein was an original investor, founder, and board member of RS Group Holdings, a privately owned and operated trust services company. He continues to be a member of that firm’s board of directors.

Previously, Mr. Goldstein successfully raised capital, injected new management, and reenergized banks and thrifts in Connecticut, New Jersey, New York, and Pennsylvania. These activities have earned him a widely known and respected reputation in the domestic financial services industry.

Mr. Goldstein is a member of a number of corporate and institutional boards and is a member of the executive, compensation, governance, and audit committees of several of those institutions. He presently serves in various capacities on the boards of commercial and community banks, a privately owned trust services company, and a mortgage REIT.

As a private investor, Mr. Goldstein has also invested in de novo banks, recapitalizations of existing institutions, and has recently served as one of the advisors and directors facilitating the successful geographic spin-off of a commercial bank into a separate holding company creating a substantial improvement in the combined equity value of the two related organizations.

Mr. Goldstein graduated magna cum laude from Texas Christian University.

James J. Lynch
Age	60

Mr. Lynch has more than 39 years of banking experience. Prior to Patriot, Mr. Lynch served as Vice Chairman of Sovereign Bancorp from 2005 to 2007, and Chairman and Chief Executive Officer of Sovereign Bank—Mid Atlantic Division from 2002 to 2007. From 2001 to 2002, Mr. Lynch served as President and Chief Executive Officer of Fleet Bank in Pennsylvania and Southern New Jersey. From 1999 to 2001, Mr. Lynch was the Chairman and Chief Executive Officer at Summit Bank in Pennsylvania, and Senior Executive Vice President at Summit Bancorp. Prior to that, Mr. Lynch was Chairman, President and Chief Executive Officer of Prime Bank, President and Vice Chairman of Continental Bancorp, and Executive Vice President of Midlantic Bank (formerly Continental Bank).

A graduate of LaSalle University in Philadelphia, Mr. Lynch is a longtime member, and immediate past Chairman of the University’s Board of Trustees. In 2004, Mr. Lynch received LaSalle’s prestigious John J. Finley, ‘24 Alumni Award for his outstanding dedication to the University. In 1999, LaSalle University presented Mr. Lynch with its Leadership Award, which is given annually to an individual who has displayed outstanding leadership in corporate, civic, government or religious fields. He has also been inducted into the Father Judge High School and the Archdiocese of Philadelphia, Catholic Youth Organization Hall of Fame.

Mr. Lynch is active in several professional and civic organizations. Mr. Lynch is a board member and trustee of the Holy Redeemer Health System, and also a board member of the Police Athletic League in Philadelphia. He is an immediate past chairman of the Central Philadelphia Development Corporation and an active member of the corporate campaign for the United Way of Southeastern Pennsylvania. Mr. Lynch is also a board member for the Special Olympics—Pennsylvania, as well as The Reinvestment Fund (TRF). He is a founding board member of LaSalle Academy, a private inner city elementary school serving economically disadvantaged children in Philadelphia.

Mr. Lynch’s strong dedication to his community has not gone unnoticed. Among the many honors that he has received, Mr. Lynch has been awarded the Richard J Caron Award of Excellence from the Caron Foundation, was the recipient of the Boys and Girls Club of Philadelphia Touching a Life Award, has received the Philadelphia Eagles Fly for Leukemia Lifetime Achievement Award, and was named Banker of the Year by the Philadelphia chapter of the Risk Management Association for his contributions to the commercial lending profession.

DIRECTOR COMPENSATION

The table below provides information on 2009 compensation for nonemployee directors. The Company offers reimbursement to directors for expenses incurred in their Board service, including the cost of attending Board and committee meetings. Employee directors elected prior to 2009 (Mr. Patterson and Mr. Stringer in 2009) received compensation for their Board service. Employee directors elected during 2009 (Mr. Dixon and Mr. Erwin in 2009) did not receive compensation for their Board service. Effective January 1, 2010, no employee directors will receive compensation for their Board service. Compensation for employees that were also directors during 2009 is set forth in Executive Compensation—Executive Compensation Tables—Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Number of Securities Underlying Unexercised Options at Year End (#) Exercisable	Number of Securities Underlying Unexercised Options at Year End (#) Unexercisable
W. Fred Davis, Jr.	28,000	—	—
David P. George, Jr.	28,000	—	—
Michael D. Glenn	28,000	—	—
John T. Gramling, II	28,000	—	—
John D. Hopkins, Jr.	28,000	1,000	—
Sam B. Phillips, Jr.	28,000	5,000	—
Albert V. Smith	28,000	4,000	1,000
Ann B. Smith	28,000	—	—
E. Keith Snead, III	28,000	—	—
Jane S. Sosebee	28,000	4,000	1,000
L. Stewart Spinks	28,000	2,000	1,000
J. David Wasson, Jr.	28,000	—	—

(1)	During 2009, members of the Board received monthly fees of $1,500 and an annual retainer of $10,000 for services provided as directors including, but not limited to, committee membership and related responsibilities. Directors of the Company also serve on the Board of the Bank. Directors receive no additional compensation related to their service on the Bank’s Board. If a director misses more than one Board meeting in a calendar year and the Board does not excuse such absences, the director forfeits his or her monthly fee. During 2009, no directors forfeited monthly fees as a result of this policy.

Determination of Director Compensation

With regard to compensation relative to 2009 and prior, the Corporate Governance and Nominating Committee of the Board analyzed and determined director compensation. Generally, the Corporate Governance and Nominating Committee reviewed the individual components and total amount of director compensation at least annually, and, historically, changes in director compensation were recommended to the Board for its approval as circumstances deem necessary. Such a determination considered, among other factors, a review of competitive pay data for nonemployee directors of other financial services companies comparable to the Company. Additionally, the Corporate Governance and Nominating Committee could recommend changes to director compensation more or less frequently based on its analysis of this competitive data. Based on a review of circumstances and competitive data, the Corporate Governance and Nominating Committee maintained director compensation for 2009 at the same level as that of 2008. The Corporate Governance and Nominating Committee did not historically engage a compensation consultant in making this determination. During 2009, the responsibility for director compensation was changed from that of the Corporate Governance and Nominating Committee to that of the Compensation Committee as the Compensation Committee regularly reviews industry compensation data and began discussions in 2009 with a compensation consultant for potential assistance related to director and employee compensation matters.

Equity Compensation

Directors participated in the 1997 Stock Compensation Plan and are eligible to participate in the 2008 Restricted Stock Plan. The terms and conditions of grants to directors under these plans are the same as for grants to employees. See Executive Compensation—Compensation Discussion and Analysis for a discussion regarding our equity incentive compensation plans. No such equity-based compensation was granted to independent directors during 2009.

INFORMATION ABOUT RELATED PERSONS

Related Person Transactions

Lending and Other Ordinary Course Bank Services Transactions

During 2009, almost all of the individuals included within Beneficial Ownership of Certain Beneficial Owners and Management—Directors and Executive Officers and some of their respective immediate family members and / or affiliated entities had loans, other extensions of credit and / or other banking or financial services transactions (such as deposit, trust, brokerage, custody, transfer agent, or similar services) in the ordinary course of business with our Bank subsidiary. All of these lending, banking, and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment, as those available at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

Transactions with Entities Affiliated with Directors

The Company made charitable contributions in 2009 (significantly less than $1 million) to two tax-exempt organizations—one for which Mr. Gramling served on the board at the time of contribution (and for which he now serves as Chairman) and one for which Mr. Phillips served as a board member and Mr. Patterson served on the executive Board at the time of contribution.

Family Relationships

The Company does not employ any family members of our directors or executive officers.

Related Person Transaction Policy and Procedures

The Company reviews transactions between the Company and its related persons and / or their respective affiliated entities. As a bank, such transactions are generally subject to various banking regulations. “Related persons” are defined as our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their “immediate family members” include spouses, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) who shares the home of a director, director nominee, executive officer, or holder of more than 5% of our common stock.

Related person transactions are those listed in the Corporate Governance—Director Independence section.

The Corporate Governance and Nominating Committee annually reviews all such transactions related to directors in conjunction with their determinations of director independence.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Overall Context for 2009 Compensation Committee Role and Compensation Program

During 2009, the role of the Compensation Committee (the “Committee”) and the Company’s compensation program were impacted by the following:

•	The net losses incurred by the Company starting in the second quarter 2009 as a result of the challenging economic environment and extended recession.

•	The adoption by the Committee in October 2009 of a written Committee charter as a result of a self-assessment performed by the Board in 2009.

•

The executive management transition resulting from the planned succession plan for the retirement of Paul W. Stringer, Chairman of the Board and Chief Executive Officer of the Bank (who also served as the President, Chief Operating Officer, and Chief Accounting Officer of the Company), effective June 30, 2009, and the change in role of L. Leon Patterson, the Chairman and Chief Executive Officer of the Company, effective January 1, 2010.

Given the above, the Committee’s role and the Company’s compensation program evolved during 2009 and are summarized below to provide context for the compensation decisions made in 2009.

Role of the Compensation Committee

Prior to 2009, the Committee did not have a written charter. Instead, it operated under a written compensation philosophy intended to attract, develop and retain qualified staff by providing a total reward system which included:

•	Clear identification of roles and accountabilities of each position;

•	Equitable basis for establishing pay for such positions;

•	Understandable and consistently applied performance appraisal process;

•	Flexible and adaptable non-cash or benefits program;

•	Competitive salary structure based on relative job responsibilities and relevant external marketplace data; and

•	Ability to reward performance consistent with achievement level.

In October 2009, the Committee adopted a charter stating that the purpose of the Committee is to discharge the Board’s responsibilities relating to the Company’s compensation philosophy and practices. This responsibility includes the compensation and remuneration of the Company’s Chairman of the Board, Chief Executive Officer, Chief Operating Officer and other Named Executive Officers; oversight of the Company’s officer incentive plans; reviews and recommendations related to the Company’s employee benefit plans; and recommendations related to compensation for the Board. The Committee is also responsible for producing, in accordance with the rules and regulations of the SEC, applicable compensation information for inclusion in the Company’s annual proxy statement.

Given the financial results of the Company during 2009, the Committee refined the compensation philosophy in 2009 to provide for greater emphasis on ensuring that the compensation practices of the Company are aligned with sound risk management and long-term shareholder value as follows:

•	Develop compensation policies that create a direct relationship between pay levels, corporate performance and long-term return to shareholders; and

•

Vigilantly monitor the results of such policies to assure that compensation payable to the Company’s senior executive officers provides overall competitive pay levels, creates proper incentives to enhance shareholder value while mitigating risk to the Company, rewards superior performance, and is justified by the returns available to shareholders, particularly when compared to the returns received by the shareholders of the Company’s principal competitors.

The Committee charter adopted in 2009 provides the Committee with the necessary authority to accomplish the above objectives and empowers the Committee to investigate any matter within the scope of its responsibilities. The charter further provides that the Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate without seeking approval of the Board or management. With respect to compensation consultants that may be retained to assist in the evaluation of the Chairman, Chief Executive Officer, Chief Operating Officer or other Named Executive Officer compensation, this authority shall be vested solely in the Committee. Where legally permissible, the Committee also has the authority to delegate its responsibilities, as the Committee may deem necessary or appropriate in its sole discretion.

During 2009, the Compensation Committee began discussions regarding the type, amount and recipients of the overall compensation and benefits provided to employees, and in particular officers of the Company. As a result, certain changes were made in 2009 and 2010 as described herein. The Compensation Committee currently plans to perform in 2010 a more formal review of the compensation and benefits provided by the Company, likely with the assistance of a compensation consultant with expertise in such matters.

Compensation Philosophy and Program

The primary goal of the Company’s compensation philosophy is to create long-term value for its shareholders. To this end, the Company has designed compensation programs for all Company employees to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of the Company’s shareholders, and to encourage them to remain with the Company for long and productive careers. Most compensation elements, both cash and equity awards, simultaneously fulfill one or more of these objectives. The Company’s compensation program is focused on the following principles:

•	Pay for performance: pay should reflect the overall Company’s financial results and individual executive performance;

•	Competitive market for executive talent: compensation should be competitive relative to peers to attract and retain a talented executive team; and

•	Balanced compensation structure: maintain a mix of fixed and variable compensation, which aligns shareholder interests with the long-term interests of the Company while mitigating risk to the Company.

Key elements of the Company’s compensation program include the following, each of which is described in more detail later in this report:

•	Base salary;

•	Annual cash compensation under the Company’s cash incentive compensation plan;

•	Equity compensation under the Company’s equity incentive compensation plan; and

•	Benefits and perquisites.

The Company generally does not adhere to rigid formulas in determining the amount and mix of compensation elements. Although the Company attempts to provide competitive compensation, it does not attempt to maintain compensation within a certain target percentile comparable with peer groups to determine compensation. Instead, flexibility is incorporated into compensation programs and the assessment process in order to respond to and adjust for the evolving business environment. Decisions regarding the amount of compensation payable in one form do not necessarily impact the decisions made regarding the amount of compensation payable in another form. Additionally, the Committee does not have a policy for allocating between current and deferred compensation nor between cash and noncash compensation.

Historically, the Company has not defined a specific weighting of compensation between current and deferred or between cash and noncash. Instead, the Company has set base salaries at competitive levels and attempted to motivate employees through its equity and cash incentive compensation plans. The objective is to administer both forms of compensation consistently for employees on the same management level while still rewarding individual employee performance.

Application of Compensation Program in 2009

In general, the compensation of the Company’s officers is determined at the beginning of each calendar year. Accordingly, the compensation for the Company’s officers in 2009 was determined primarily in January 2009 based on the 2009 corporate profit plan approved by the Board in December 2008. The 2009 corporate profit plan, including 2009 officer compensation, was based on the 2008 results of operations and individual officer performance in 2008. For the year ended December 31, 2008, the Company had net income of $13.6 million and at that time was not yet experiencing the significant deterioration in credit quality that contributed to the poor financial results starting in the second quarter of 2009.

In the second quarter of 2009, the Committee reacted quickly to the Company’s declining financial performance and took measures to reflect those results in the compensation of its officers. As a result, the Company took the following actions:

•	Froze base salaries for all employees effective May 1, 2009. The salary freeze has continued into 2010 and is expected to continue until the Company’s financial results improve;

•

Eliminated the corporate component of the cash incentive compensation plan for all officers relative to 2009, which would normally be determined and paid in early 2010. As a result, no cash incentive compensation was paid under this plan related to 2009;

•

Reduced perquisites, including reduction in the number of club memberships in 2009, elimination in 2010 of all bank-owned automobiles provided to officers, reduction in coverage for annual physical examinations for officers, elimination in 2010 of Company paid life insurance premiums for certain officers, and termination of officer participation in the Supplemental Executive Retirement Plan.

Base Salary.    Base salary for officers employed at the beginning of 2009 was determined in January 2009. Base salary is designed to provide competitive levels of compensation to the Company’s employees based upon their experience, duties, and scope of responsibility. The Company utilizes base salaries as a means to recruit and retain employees. Base salary levels are also important because they are used to determine other compensation such as the target amount of cash incentive compensation awards and for computing 401(k) plan contributions.

The Committee reviewed and considered market data when approving base salaries in January 2009. The market data used in the analysis consisted of three financial services surveys and seven peer group banks from the 2008 Sheshunoff Bank Executive and Director Compensation Survey.

The market data surveys consisted of the following:

•	2007/2008 Watson Wyatt Data Services;

•	Delves Group 2008 Bank Cash Compensation Survey; and

•	2008 Sheshunoff Bank Executive and Director Compensation Survey.

The peer group banks, which were comparable to the Company based on total asset size and comparable business operations as community banks, consisted of the following:

•	Bank of Granite (Granite Falls, North Carolina);

•	BNC Bancorp (Thomasville, North Carolina);

•	Capital Bank Corporation (Raleigh, North Carolina);

•	Southern Communities Financial Corporation (Winston-Salem, North Carolina);

•	Charter Financial Corporation (West Point, Georgia);

•	Colony Bank Corporation, Inc. (Fitzgerald, Georgia); and

•	Fidelity Southern Corporation (Atlanta, Georgia).

The Watson Wyatt report on financial institutions’ compensation benchmark positions included analysis of data presentations related to short-term compensation by geographic region, asset size, and functional category, as appropriate. The Committee reviewed salary range structure analysis that summarized, for each level of the position, the average minimum, midpoint, and maximum salaries. Although this report included information for other elements of compensation, only base salary information was summarized. The Watson Wyatt report included data based on the responses of 603 locations reporting data on 108,275 incumbents to the survey. This data was collected from 172 unique organizations in a total of 113 geographic areas.

The Delves Group Bank Cash Compensation Survey included cash compensation information on 111 exempt and nonexempt positions in the banking industry. The current report included data based on the responses of 119 financial institutions that responded to the survey. The survey results are reported by bank asset category at the national and regional level.

The Sheshunoff Bank Executive and Director Compensation Survey included cash compensation information on executive officer positions and 11 functional officer positions in the banking industry. The report included data based on responses from 465 financial institutions. The results are reported by bank asset category at the national and regional level.

Using these market surveys, the Committee summarized competitive pay scales by job description for all officer positions within the Company. The Committee did not use the market survey to precisely benchmark compensation. Instead, the Committee reviewed base salary information from the reports to evaluate whether the Company’s base salaries were generally competitive. It is the Committee’s long-term objective for the officers to earn base salaries at or above the median range. The Committee did not use median salary information as a formal benchmark but only as a check to ensure that the Company’s base salaries are competitive generally. Market adjustments may be justified, from time to time, to meet this objective.

The performance of the Named Executive Officers was evaluated at the end of 2008 based on management skills, long-term performance, performance during 2008, individual accomplishments, and performance with respect to overall corporate goals and goals specific to that officer’s position. For 2009 compensation decisions, Mr. Stringer evaluated the performance of the Named Executive Officers, except himself and Mr. Patterson. For Mr. Stringer and Mr. Patterson, the Board provided input on their performance.

In its review of base salary adjustment evaluations and recommendations for 2009, the Committee considered, among other things, management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance, extraordinary accomplishments, economic conditions, external events that impact the operations of the Company, the Company’s ability to pay an appropriate and competitive salary, position of salary to the competitive market median salary as outlined by the external market data, compensation necessary to recruit individuals to fill such positions with similar skills and background, and any added responsibilities since the officer’s last salary increase.

With regard to 2009 base salary compensation determined in January 2009, the Committee reviewed the Named Executive Officers at that time and made recommendations to the full Board for the base salary component of their compensation. In addition to the market survey described previously and the 2008 individual performance of these officers, the Committee reviewed a report, based on publicly available information of base salaries and cash incentive compensation plans for top executives of similar companies, including direct competitors headquartered in and around the Company’s market area. The Committee placed more emphasis on the compensation of similarly sized and comparably profitable competitors.

The Committee then exercised judgment in making base salary compensation decisions for these officers after reviewing the performance of the Company in 2008 and evaluating 2008 individual performance against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance shareholder value. Like all officers of the Company, annual compensation for the Named Executive Officers was determined at the end of 2008 and was effective January 1, 2009.

During 2009, the Company refined its performance and development program. All officers of the Company are now required to prepare written performance plans at the beginning of each year that include both objective and subjective performance goals centered around the Company’s strategic objectives, departmental objectives to achieve the Company’s strategic objectives, and the individual’s personal developmental goals. In addition, each officer also receives a written performance appraisal at the end of the year. The Compensation Committee reviews and approves the annual performance plans for the Company’s Chairman, Chief Executive Officer and Chief Operating Officer, and, with input from the Board, prepares the annual performance appraisals for these positions.

Cash Incentive Compensation Plan.    In addition to base salary, the Company normally provides cash incentive compensation to motivate officers to meet annual performance targets set by the Board. The Committee determines performance targets at the beginning of each year, and awards are determined at the end of the year based on the results of the officer’s and the Company’s performance during the year. The officer’s cash incentive compensation plan provides that members of senior management are eligible to receive up to 50% of their base salary in cash incentive compensation if 100% of the targets approved by the Board are met and exceeded by specified amounts.

As noted above, in 2009, as a result of the Company’s poor 2009 financial results, the Board eliminated the corporate component of the cash incentive compensation plan for all officers relative to 2009 that normally would have been paid in January 2010. Accordingly, no officers of the Company received cash incentive compensation related to 2009.

Equity Incentive Compensation Plan.    The Company provides equity incentive compensation in the form of common stock awards because it believes that such compensation reflects the officer’s responsibilities, rewards demonstrated performance and leadership, encourages future performance, aligns the interests of the recipients with the interests of shareholders, and motivates recipients to remain with the Company through the term of the awards.

The Company weighs the cost of equity incentive compensation with its potential benefits as a compensation tool. The Company believes that equity incentive compensation effectively balances the objectives of rewarding prior performance and encouraging recipients to create future long-term shareholder value. The Company historically awarded equity incentive compensation in the form of stock option grants through 2007. In 2008, the Company began awarding equity incentive compensation in the form of restricted stock.

Stock options have value to the extent the fair market value of Company’s common stock on the exercise date exceeds the fair market value on the grant date. Therefore, stock option grants result in compensation only if the stock price grows over the term of the award. When granted, the exercise price of each stock option grant represented the fair market value of the Company’s common stock on the grant date, which was the date of the Board meeting at which the option grants were approved. Stock option grants became exercisable in five equal annual installments beginning the year of the grant date and have a maximum ten-year term. Stock option grants terminate prior to the expiration of their term on the date if the optionee ceases to be a director of the Company or an employee of the Company or any subsidiary of the Company, unless the optionee dies, becomes permanently or totally disabled, or resigns or retires with the consent of the Company, in which case the participant may exercise the previously unexercised portion of vested stock option awards at any time within three months after the participant’s resignation or retirement or death to the extent the participant could have exercised the stock option grant immediately prior to such resignation or retirement.

Option recipients are required to hold any net shares of Company common stock received through the exercise of stock options for at least six months after the option exercise date. The Company prohibits the purchase or sale of stock options or derivative securities that are directly linked to the Company’s common stock.

As provided in the Palmetto Bancshares, Inc. 1997 Stock Compensation Plan, as of close of business on December 8, 2007, the plan expired, and no new stock options were available for grant under the plan after that date. On April 15, 2008, the Company’s shareholders approved the Palmetto Bancshares, Inc. 2008 Restricted Stock Plan. Shares of restricted stock granted to employees under the plan are subject to restrictions requiring continuous employment for a specified time period following the date of grant. During this period, the holder is entitled to full voting rights and dividends. A total of 250,000 shares of common stock have been reserved for issuance pursuant to awards under the plan, subject to its anti-dilution provisions. No awards were granted during 2008 and the first awards under this plan were granted in 2009.

All shares issued to date under the restricted stock plan have a five year vesting period and have the right to both vote and receive dividends. Awards under this plan are not transferrable except by will, by the laws of descent and distribution, and pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or in Title I of the Employee Retirement Income Security Act, or the rules of the plan. With regard to termination of employment, grants under this equity incentive compensation plan contain the following provisions:

•	If the termination of employment is voluntary, the participant will be entitled to retain all vested shares of restricted stock but will forfeit any unvested shares of restricted stock;

•

If termination is due to the participant’s disability, the participant will receive the vested shares of restricted stock and the unvested shares of restricted stock (the remaining shares will vest immediately upon the participant’s disability);

•	If termination is due to the participant’s death, the participant will receive only the vested shares of restricted stock and the unvested shares of restricted stock will be forfeited; and

•	In the event of a change in control (as defined by the plan), all unvested shares of restricted stock will fully vest immediately.

Historically, the Company did not grant equity awards on an annual basis. Instead, equity awards were typically granted when employees were initially appointed to key management positions or when benefits under a previous equity incentive compensation plan expired. Equity awards are awarded in such amounts as the Board determines. General award guidelines were determined upon inception of the respective plans. To assist in the determining of these guidelines, the Company researched peer bank’s allocation guidelines. The Committee considered this information, as well as the Company’s current mix of compensation, when determining awards.

General guidelines for stock option awards prior to the expiration of the plan in 2007 were as follows (by key management position):

Chairman and Chief Executive Officer	36,000
President	30,000
Executive Vice President	24,000
Senior Vice President, Senior Planning Team	18,000
Senior Vice President	10,000
Board of Directors	5,000

As previously noted, the stock option plan expired in 2007; accordingly, there were no stock option grants during 2008 or 2009, although previous stock option grants remain outstanding at December 31, 2009.

General guidelines for restricted stock awards are as follows (by key management position):

President and Chief Executive Officer	10,000
Chief Operating Officer	7,500
Executive Vice President	5,000
Senior Vice President	3,500
Current Directors	2,000
New Directors	1,000

These are general guidelines for restricted stock awards under the plan, but actual grants must still be approved by the Committee. Except as noted below, no directors were awarded restricted stock awards in 2009. Four officers were awarded restricted stock awards during 2009. Effective January 6, 2009, Mr. Stringer and Lauren S. Greer were granted 10,000 shares and 2,250 shares, respectively. Mr. Stringer’s grants were consistent with the restricted stock grant guidelines for his position on January 6, 2009 because his previous equity incentive compensation grant had expired. Ms. Greer was named Senior Vice President in January 2006. At that time, due to the amount of shares available for issue under the option plan, Ms. Greer received 5,000 stock option awards of the 10,000 stock option awards set out in the general guidelines for such grants. Ms. Greer was subsequently named Chief Financial Officer of the Bank on January 1, 2008. Based on the amount of her previous stock option grant, subsequent to the Board’s adoption of the Palmetto Bancshares, Inc. 2008 Restricted Stock Plan, on January 6, 2009, Ms. Greer was granted 2,250 restricted stock awards.

As part of a planned succession plan, the Board implemented an executive management succession plan effective July 1, 2009. In planning for the retirement of Mr. Stringer, the Company hired Mr. Erwin in March 2009 and Mr. Dixon in May 2009 as senior executive vice presidents. Effective July 1, 2009, the Company named Mr. Erwin Chief Executive Officer and President of the Bank and Mr. Dixon as Chief Operating Officer of the Company and the Bank. Subsequently, Mr. Erwin also assumed the title of Chief Executive Officer of the Company on January 1, 2010 from Mr. Patterson, and Mr. Dixon assumed additional responsibilities as Chief Risk Officer of the Company on October 13, 2009.

Mr. Stringer forfeited his restricted stock awards upon his retirement effective June 30, 2009. Effective July 1, 2009, in conjunction with their appointments to their current positions of responsibility, Mr. Erwin was granted 10,000 shares of restricted stock, consistent with the restricted stock grant guidelines for Chief Executive Officer, and Mr. Dixon was granted 7,500 shares of restricted stock, consistent with the restricted stock grant guidelines for Chief Operating Officer. These grants vest in five equal annual installments beginning July 1, 2010.

Benefits and Perquisites—Defined Benefit Pension Plan.    Historically, the Company offered a noncontributory, defined benefit pension plan that covered all full-time employees having at least twelve months of continuous service and having attained age 21. Effective January 1, 2008 the Company froze the pension plan and therefore ceased accruing pension benefits for employees in the plan. Although no previously accrued benefits were lost, employees no longer accrue benefits for services subsequent to 2007.

The Company’s defined benefit pension plan operates in the same manner for all participants. Under the Company’s defined benefit pension plan, a participant’s normal retirement benefit is calculated using 1.15% of the individual’s final averaged monthly compensation, multiplied by his or her years of credited service (not to exceed 35 years), plus 0.65% of his or her final average monthly compensation in excess of his of her current covered compensation, multiplied by his or her years of credited service (not to exceed 35 years). Covered compensation is computed based on the individual’s Form W-2 wages reduced by overtime and incentive compensation, if applicable.

For purposes of the above formula, final average monthly compensation refers to the participant’s monthly compensation averaged over his or her highest paid five consecutive calendar years of service. For funding purposes, a normal retirement benefit is treated as being payable in the form of a life annuity with 60 guaranteed monthly payments. A participant in the defined benefit pension plan may work past the age of 65. However, after this date and prior to the age of 70  1/2, the participant may not begin receiving monthly retirement benefits until employment is terminated. A participant may retire before reaching his or her normal retirement date if the participant is within 10 years of his or her normal retirement date and the individual has reached age 55 and has 15 years of service. An individual who qualifies for and elects early retirement, whose age and years of service with the Company total 90 years or greater will receive benefit payments based on his or her accrued benefit at the time early retirement is elected. An individual who qualifies for and elects early retirement, whose age and years of service with the Company do not total 90 years or greater, will receive benefit payments based on his or her accrued benefit at the time early retirement is elected reduced by 1/30th per year for each year between the year early retirement is elected and the year the individual will reach 65 years of age.

The defined benefit pension plan does not allow participants to obtain extra years of credited service except through actual years of service with the Company.

Benefits and Perquisites—Other.    The Company offers senior management various benefits generally on the same terms as other employees. During 2009, these benefits included medical and dental benefits, life insurance, long-term disability coverage, and a 401(k) retirement plan. Employees also receive paid time off and discounted loan rates under programs generally available to all full-time employees. Such benefits are offered to provide for the health, welfare, and future financial security of the employee, as well as to align employee and shareholder interests.

Employees are given the opportunity to participate in the Company’s 401(k) plan. Under the plan, the Company makes contributions to a trust fund that will pay the employee benefits at retirement. Prior to December 1, 2009, employees were eligible to participate in this plan after completing one year of service with the Company and reaching age 21. Effective December 1, 2009, employees are eligible to participate in the plan immediately when hired. The 401(k) plan operates in the same manner for all participants.

Employees may defer compensation from their base pay as indicated on an individual’s Form W-2 compensation (reduced by overtime and incentive compensation, if applicable) with certain limitations for deposit into the trust fund. Employees may terminate deferrals at any time. The Company makes matching contributions equal to each employee based on the employee’s deferral in a percentage set by the Company prior to the end of each plan year. The employer match for 2009 was $.60 cents and for 2008 was $.50 cents for every $1 contributed by the employee, up to 6% of pre-tax contributions. The increase in the matching contribution amount was done to incent employees to participate in the plan and fund their retirement, in particular given the freeze of the Company’s defined benefit pension plan effective January 1, 2008. The incremental expense to the Company for the increase in the 401(k) plan match is much less than would have been incurred under the pension plan.

Officers and employees who qualify under federal regulations and normal underwriting standards are eligible to receive various types of loans at discounted rates from the Bank. Terms, conditions, and discounts vary based on loan type. Timely payment is expected on all such loans, and delinquent accounts may result in disciplinary action up to, and including, termination.

In addition to the foregoing benefits and perquisites offered to all employees and officers, the Company offers various benefits and perquisites to its senior management, a brief summary of which follows:

•

Premiums are paid on life insurance policies for a select few executive officers of the Company, some of which were discontinued in April 2010. See Executive Compensation of the details for these officers.

•

Senior officers serving on the Company’s strategic planning team are given the opportunity to undergo an annual physical examination by the physician of their choice paid for by the Company based on the view that the health of the Company is directly correlated with the health of its senior officers. All other officers are given the opportunity to undergo such an examination every other year. In March 2010, the program was refined to reduce the expense to the Company. Going forward, all officers will pay the required co-pays and deductibles under their medical insurance plans and submit to their insurance companies a claim for the physical examination, with the Company only paying the cost of the examination not covered by medical insurance.

•

Club Memberships are provided to the Company’s senior executives to be used at their discretion for both personal and business purposes. This provides the recipient with the ongoing opportunity to network with other community leaders, customers, and shareholders. During 2009, the number of club memberships was reduced with further reductions in process for 2010 such that memberships are only provided to officers who routinely use the clubs primarily for business purposes to further the interests of the Company.

•

Historically, each member of the Company’s senior management was provided with the use of a Company-owned automobile. The intended use of the automobiles was primarily for business purposes. However, personal use of such automobiles was permitted and was considered a perquisite. During 2009, in an effort to reduce expenses and base the use of Company automobiles on the roles of the individuals rather than their titles, the Company began reducing the number of employer provided vehicles by titling over the vehicles to members of senior management once the recorded book values were nominal. In such instances, the fair value of the vehicle was included in the officer’s 2009 Form W-2. In April 2010, the Company eliminated all Company provided automobiles by selling the remaining automobiles to the officers based on the fair values of the automobiles, and selling any automobiles not purchased by the officers in the open market.

Determination of Compensation for Named Executive Officers Resulting from the Executive Management Succession Plan Implemented in 2009

As part of the planned succession plan previously described, the Company hired Mr. Erwin in March 2009 and Mr. Dixon in May 2009 as senior executive vice presidents, with the original expectation that they would assume their roles as Chief Executive Officer and Chief Operating Officer of the Company, respectively, on January 1, 2010. However, with the retirement of Mr. Stringer on June 30, 2009, effective July 1, 2009, the Company named Mr. Erwin Chief Executive Officer and President of the Bank and Mr. Dixon as Chief Operating Officer of the Company and the Bank.

At the time of their hiring, the Committee based the 2009 base salaries for Mr. Erwin and Mr. Dixon on the market surveys used earlier in the year for the determination of officer salaries in 2009, as well compensation data for South Carolina based community banks of comparable size and scope of business operations from the SNL Financial Executives 2009 Compensation Review. The benefits approved for Mr. Erwin and Mr. Dixon were comparable to those of the other executive officers of the Company.

Subsequently, the Committee reviewed the role and performance of Mr. Patterson, Mr. Erwin and Mr. Dixon and made recommendations to the Board for the base salary component of their compensation effective January 1, 2010. The changes in base salary were due in part to the change in their roles. Mr. Erwin assumed the additional title of Chief Executive Officer of the Company on January 1, 2010 from Mr. Patterson, and Mr. Dixon assumed additional responsibilities as Chief Risk Officer of the Company on October 13, 2009. Mr. Patterson continues to serve as Chairman of the Board of Directors of the Company and the Bank and, effective January 1, 2010, transitioned to the role of Senior Executive for Strategic Development of the Company.

To assist the Committee in evaluating the revised base salaries for these officers effective January 1, 2010, the Committee again used the base salary information from the previously described market surveys and also received additional guidance from Matthews Young Management Consultants. The Committee then exercised their judgment in making base salary recommendations for Mr. Erwin and Mr. Dixon. Recommendations for base salaries for these officers were made based on the changes in their roles during 2009 and, in particular, after reviewing their roles and performance in leading the Company’s efforts to develop, implement and execute the Strategic Project Plan adopted by the Board in June 2009. This plan was implemented to address the issues of credit quality, liquidity, earnings and capital impacting the Company.

As a result, Mr. Patterson’s base salary effective January 1, 2010 was reduced to a base salary of $250,000. The base salaries for Mr. Erwin and Mr. Dixon were increased to $275,000 and $250,000, respectively. The aggregate base salaries for Mr. Patterson, Mr. Erwin, and Mr. Dixon at January 1, 2010 are approximately the same as the aggregate base salaries for Mr. Patterson and Mr. Stringer at January 1, 2009.

Employment and Severance Agreements

Related to the implementation of the executive management transition plan during 2009, the Board approved and the Company entered into employment agreements with Mr. Erwin and Mr. Dixon on November 24, 2009. The Company entered into these agreements to retain these executives and to optimally align the interests of the shareholders and executives. The Company recognizes that the leadership and contribution to the well being of the Company by Mr. Erwin and Mr. Dixon is substantial. Therefore, the Board desired to provide for their continued employment to reinforce and encourage their continued dedication to the Company.

Pursuant to the terms of the employment agreements, unless terminated earlier, each employment agreement provides for a three-year term of employment. Each agreement will automatically extend for an additional year beginning on the third anniversary of the agreement unless written notice is given by either the Company or the executive within six months prior to the termination date.

Each employment agreement may be terminated for death, disability, and with or without cause by the Company or the executive. If the Company terminates Mr. Erwin or Mr. Dixon without cause, the Company will pay severance compensation to the executive in an amount equal to 100% of his then current annual base salary Provided the Company has not provided Mr. Erwin or Mr. Dixon with written notice of the termination of this provision, if required, upon the occurrence of a change in control, each executive is entitled to a lump sum cash payment in an amount equal to his then current annual base salary (as defined under Section 280G of the Internal Revenue Code (the “Code”) multiplied by two plus any bonus earned or accrued through the date of change in control. In addition, any restrictions on any outstanding equity incentive awards granted to the executives will lapse and such incentive awards will immediately become 100% percent vested. If any severance payments are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Code, then such payments shall be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to the Executive without the compensation being treated as “excess parachute payments” under Section 280G.

Each employment agreement also contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and 12 months thereafter, as well as provision relating to the protection of confidential information and trade secrets. These non-solicitation and non-compete provisions do not apply following a change of control.

Compensation Committee Report

Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filing other than the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 unless the incorporation specifically lists the following Compensation Committee Report.

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Company’s Board of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s 2010 Proxy Statement. This report is provided by the following independent directors, who comprise the committee:

John D. Hopkins, Jr.

Sam B. Phillips, Jr.

J. David Wasson, Jr., Chairperson

Executive Compensation Tables

Summary Compensation Table

The table below summarizes the compensation and benefits paid to the Company’s named executive officers during 2009. The table is comprised of those who were considered the “executive officers” of Company during 2009, those who receive the five highest amounts of total compensation in 2009, and the officers who certified the Company’s quarterly and annual financial statements in 2009.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(7)	Nonequity Incentive Plan Compensation ($)(8)	Change in Pension Value ($)(9)	All Other Compensation ($)(10)	Total ($)
L. Leon Patterson*	2009	414,423	—	—	165,711	80,548	660,682
	2008	387,500	—	38,750	—	74,857	501,107
	2007	387,845	—	122,063	16,763	67,891	594,562

Paul W. Stringer(1)	2009	223,077	420,000	—	(2,740)	65,430	705,767
	2008	362,500	—	36,250	—	102,372	501,122
	2007	363,030	—	114,188	125,366	142,616	745,200

Samuel L. Erwin*(2)	2009	190,835	219,500	—	—	85,198	495,533

Lee S. Dixon*(3)	2009	126,923	164,625	—	—	86,735	378,283

George A. Douglas, Jr.(4)	2009	216,104	—	—	10,765	42,948	269,817
	2008	208,100	—	20,810	—	35,612	264,522
	2007	202,389	—	63,650	42,185	43,054	351,278

Teresa W. Knight(5)	2009	174,239	—	—	14,339	15,690	204,268
	2008	162,225	—	16,226	—	11,678	190,129
	2007	157,789	—	49,613	78,554	5,331	291,287

Lauren S. Greer(6)	2009	118,846	94,500	—	(28)	10,101	223,419

Note—

As required by new SEC rules, the value of the option awards for 2007 and 2008 previously reported have been recalculated from prior proxy statements to reflect their respective total grant date fair value, rather than the amount of compensation expense for options recognized in our financial statements for the years 2007 and 2008, as provided in the SEC rules in effect for those years. As provided in the 1997 Stock

Compensation Plan, as of close of business on December 8, 2007, the plan expired, and no options have been granted under the plan after that date. However, the termination did not impact options previously granted under the plan. Additionally, no options were granted to L. Leon Patterson, Paul W. Stringer, or George A. Douglas, Jr during 2007 prior to this expiration.

*	See Election of Directors—Director Nominees for Election for discussion regarding the principal position(s) during 2009 of Mr. Patterson, Mr. Stringer, Mr. Erwin, and Mr. Dixon.

1.	Mr. Stringer served as Chairman of the Board of Directors and Chief Executive Officer of The Palmetto Bank from January 2004 until his retirement in June 2009. He served as President and Chief Operating Officer of The Palmetto Bank from March 1986 to December 2003. Mr. Stringer served as Executive Vice President of The Palmetto Bank from May 1981 to February 1986, as Senior Vice President from July 1978 to April 1981, and as Vice President from January 1977 to June 1978.

2.	Mr. Erwin became an executive officer of the Company during 2009. The Summary Compensation Table shows Mr. Erwin’s compensation only for 2009, the first year he served as an executive officer.

3.	Mr. Dixon became an executive officer of the Company during 2009. The Summary Compensation Table shows Mr. Dixon’s compensation only for 2009, the first year he served as an executive officer.

4.	Mr. Douglas was appointed Vice Chairman for Retail Banking on July 1, 2009. Mr. Douglas served as President and Chief Retail Officer of the Bank from January 2004 to June 2009. Mr. Douglas served as Executive Vice President of the Bank from September 1999 to December 2003 and as Senior Vice President of the Bank from July 1993 to August 1999.

5.	Ms. Knight was appointed Executive Vice President (Bank Administration, Human Resources and Marketing) of the Bank in September 1999. She served as Senior Vice President of the Bank from January 1993 to August 1999. From July 1987 to December 1993, she served as Vice President of the Bank.

6.	Ms. Greer was appointed Chief Financial Officer of the Bank in January 2008 and was appointed Senior Vice President of the Bank in January 2006. Ms. Greer served as Vice President of the Bank from January 2005 to December 2005. From June 2002 to December 2004, Ms. Greer served as the Bank’s Accounting and Finance Manager. Ms. Greer did not meet the definition of a Named Executive Officer relative to 2007 or 2008.

7.	The 2009 stock awards included for each individual above consists of restricted stock awards granted in accordance with our 2008 Restricted Stock Plan. The value for each of these awards is its grant date fair value calculated by multiplying the number of shares subject to the award by the market price per share on the date such award was granted. The following table summarizes the number of restricted stock awards granted, the grant date and the per share fair value used to calculate the total grant date fair value for the stock awards reported.

Name	# of Shares	Grant Date	Per Share fair Value ($)	Total Grant Date Fair Value ($)
Paul W. Stringer	10,000	1/6/2009	42.00	420,000
Samuel L. Erwin	10,000	10/20/2009	21.95	219,500
Lee S. Dixon	7,500	10/20/2009	21.95	164,625
Lauren S. Greer	2,250	1/6/2009	42.00	94,500

Mr. Stringer forfeited his restricted stock awards upon his retirement on June 30, 2009. For more information about our restricted stock awards refer to our 2009 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

8.	For purposes of the summary compensation table, all nonequity incentive compensation amounts included for a particular year were actually paid in the first quarter of the following year.

9.

The amounts reported in the Change in Pension Value column are comprised entirely of changes in the actuarial present value of the accumulated pension benefits under the Company’s defined benefit pension plan for each of the Named Executive Officers. The Named Executive Officers receive pension benefits under the same formula applied to all employees. The values reported in the Change in Pension Value column are theoretical as those amounts are calculated based on assumptions used in preparing the Company’s audited financial statements for the years then ended. The change in pension values from year to year as reported in the Summary Compensation Table is subject to market volatility and may not represent the value that a Named Executive Officer will actually accrue under the Company’s defined benefit pension plan during any given year.

The change in Mr. Patterson’s pension value was the result of a change in discount rate as well as an actuarial increase due to the deferral of his benefit beyond normal retirement age.

The change in Mr. Stringer’s pension value was the result of a change in discount rate as well as his election and commencement of payments during 2009.

During the fourth quarter of 2007, we notified employees that, effective 2008, the Company would cease accruing pension benefits for employees with regard to our noncontributory, defined benefit pension plan. Although no previously accrued benefits were lost, employees no longer accrue benefits for service subsequent to 2007. As such Mr. Dixon and Mr. Erwin accrued no benefits for their services during 2009. Refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for further discussion of the defined benefit pension plan curtailment.

The change in Mr. Douglas’, Mrs. Knight’s, and Ms. Greer’s pension value was the result of a change in discount rate as well as the passage of time (such as reduced interest and mortality discounts).

10.	The following table summarizes the compensation components included within the All Other Compensation column of the Summary Compensation Table for 2009. Other compensation typically available to all of the Company’s employees is excluded from this table. Such exclusions from the following table include medical and dental benefits, life insurance, long-term disability coverage, paid time off, and other benefits that are offered to all employees.

Name	Club Memberships(1)	Personal Use of Company Automobiles	Physical Examinations	Relocation Benefits(2)	Dividends on Restricted Stock Awards	401(k) Match	Amounts Grossed Up / Reimbursed for the Payment of Taxes	Insurance Premiums(3)	Board of Director Compensation	Company Automobile Titled at Retirement	Total
L. Leon Patterson	9,947	446	600	—	—	6,750	168	34,636	28,000	—	80,548
Paul W. Stringer	5,102	495	623	—	600	—	135	27,460	19,000	12,015	65,430
Samuel L. Erwin	19,698	2,561	—	37,315	—	—	19,166	6,458	—	—	85,198
Lee S. Dixon	—	2,027	—	51,209	—	277	26,523	6,700	—	—	86,735
George A. Douglas, Jr.	6,028	608	728	—	—	4,034	159	31,391	—	—	42,948
Teresa W. Knight	1,428	2,567	—	—	—	6,273	91	5,331	—	—	15,690
Lauren S. Greer	845	5,087	—	—	135	3,960	74	—	—	—	10,101

(1)	As disclosed in Compensation Discussion and Analysis, in addition to memberships to civic, professional, and industry organization dues for memberships directly related to their job responsibilities, senior executives are also provided with memberships to country clubs and social organizations to be used for both personal and business purposes as this provides the recipient with the ongoing opportunity to network with other community leaders, customers and shareholders. Because it is difficult to allocate such memberships dues between personal and business purposes, included in the table above is 100% of memberships to country clubs and social organizations paid by the Company on the named executives officer’s behalf during 2009.

(2)	During 2009, the Company provided relocation benefits to Mr. Erwin and Mr. Dixon consistent with normal relocation programs for executives with their roles and responsibilities such as the following:

•	Short-term bridge financing for the purchase of a home on the same terms as those available to all employees;

•	The payment of customary home selling and purchasing closing costs (such as real estate commissions, title and appraisal fees, and other routine closing costs);

•	The purchase of the former residence at appraised market value;

•	The payment of expenses related to moving household goods; and

•	The reimbursement or gross-up of the amount of taxes paid on the taxable portion of amount of relocation expenses paid to the executive.

(3)	The Company paid the following insurance premiums during 2009 with respect to life insurance and deferred compensation agreements for the benefit of named executive officers.

Name	Long-Term Care	Supplemental Life	Supplemental Executive Retirement	Total Insurance Premiums
L. Leon Patterson	14,336	20,300	—	34,636
Paul W. Stringer	11,989	15,471	—	27,460
Samuel L. Erwin	6,458	—	—	6,458
Lee S. Dixon	6,700	—	—	6,700
George A. Douglas, Jr.	12,164	1,803	17,425	31,391
Teresa W. Knight	4,921	410	—	5,331
Lauren S. Greer	—	—	—	—

During 2009, the Company paid premiums on supplemental life insurance policies with respect to Mr. Douglas and Ms. Knight. The face amount of each policy is $250 thousand payable to the beneficiary designated by the insured. Effective May 1, 2010, the Company will no longer pay the premiums for the supplemental life insurance policies for Mr. Douglas and Ms. Knight.

In 1995, the Company entered into collateral split dollar life insurance agreements with Messers Patterson and Stringer which provide retirement income and death benefits. The face amount of each policy is $1.5 million for Mr. Patterson and $750 thousand for Mr. Stringer. The policies provide that, at retirement, the executive will begin to receive income from the policy for the duration of his and his spouse’s life. Upon reaching age 65, the executive’s death benefit is $500 thousand for Mr. Patterson and $300 thousand for Mr. Stringer. Upon the death of the second insured, the Bank will recover at least its cumulative premium outlay. The plans allow the executives to retire after age 65, but the Bank will not continue to pay premiums on the policies after age 65. Additionally, the retirement benefit derived from the plans will not increase due to retirement after age 65. As a result of Messers. Patterson and Stringer reaching age 65 prior to 2009, the Bank did not pay premiums on their collateral split dollar life insurance agreements during 2009. As a result of his retirement effective June 30, 2009, Mr. Stringer received his payment from the policy on January 1, 2010.

In 2006, the Company entered into a supplemental executive retirement plan funded using a joint survivor life insurance policy with respect to Mr. Douglas. Supplemental executive retirement plan income and death benefits provided by the plan are provided from the underlying life insurance policy. The face amount of this policy is $325 thousand. Provided that Mr. Douglas continues to be employed by the Bank until retirement (or is terminated on account of disability), the annual benefit upon the later of separation from service or attainment of age 65 shall be $20 thousand. If Mr. Douglas retires after age 65, the annual benefit will increase by $1 thousand for each year of completed service after age 65. While Mr. Douglas is employed, the Bank will be entitled to receive a death benefit equal to the greater of the total cumulative premiums paid or  1/2 the death benefit, and Mr. and Mrs. Douglas’ estate will receive the remainder. Upon Mr. Douglas’ termination or retirement, the death benefit endorsement will be terminated, and the Bank will become the sole owner and beneficiary of the policy. On May 24, 2010, Mr. Doulas’ participation in the supplemental retirement plan was terminated by the Compensation Committee of the Board of Directors. As a result, Mr. Douglas will be paid a lump sum amount of $181,713 in May 2011 which represents the present value of the annual benefit Mr. Douglas would have received under the plan based on certain mortality and interest rate assumptions.

Grants of Plan-Based Awards

Cash incentive plan compensation for 2009 was originally based on the Company’s achievement of different performance indicators in relation to its operating plan. However, as described in more detail in Compensation Discussion and Analysis, as 2009 progressed the Company’s financial results began to deteriorate and the Company reported a net loss starting in the second quarter of 2009. As a result, among other things, the Company eliminated the corporate component of the cash incentive compensation plan for all officers relative to 2009, which would normally be determined and paid in early 2010. As a result, no incentive compensation was paid under this plan related to 2009.

The following table summarizes information regarding grants of equity awards made during 2009:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Paul W. Stringer	1/6/2009	10,000	42.00	420,000
Samuel L. Erwin	10/20/2009	10,000	21.95	219,500
Lee S. Dixon	10/20/2009	7,500	21.95	164,625
Lauren S. Greer	1/6/2009	2,250	42.00	94,500

Mr. Stringer forfeited his restricted stock awards upon his retirement on June 30, 2009. For more information about our restricted stock awards refer to our 2009 financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes unexercised options, stock that has not vested, and equity incentive compensation plan awards for each named executive officer outstanding at December 31, 2009.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Samuel L. Erwin	—	—	—	—	10,000	120,000
Lee S. Dixon	—	—	—	—	7,500	90,000
George A. Douglas, Jr.	24,000	—	23.30	12/31/2013	—	—
Teresa W. Knight	22,010	—	20.00	12/31/2012	—	—
Lauren S. Greer	4,000	1,000	27.30	12/31/2015	1,800	21,600

Options Exercised and Stock Vested

The following table summarizes each vesting of stock during 2009 for each of the named executive officers. No options were exercised during 2009 by the named executive officers.

	STOCK AWARDS
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lauren S. Greer	450	5,400

Pension Benefits

The following table summarizes pension benefit information relative to our defined benefit pension plan which provides for payments at, following, or in connection with retirement.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
L. Leon Patterson	40	1,811,055	—
Paul W. Stringer	39	1,420,507	66,029
Samuel L. Erwin	—	—	—
Lee S. Dixon	—	—	—
George A. Douglas, Jr.	15	337,929	—
Teresa W. Knight	27	489,971	—
Lauren S. Greer	6	11,420	—

Years of credited service reflects service credited under the defined benefit pension plan prior to the plan benefit curtailment. For purposes of calculating the present value of accumulated benefit in the preceding table, a discount rate of 5.9% was used. Refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for discussion of the defined benefit pension plan curtailment. For a description of the material terms and conditions of payment and benefits under the plan, see the description of the plan in Compensation Discussion and Analysis under the heading Benefits and Perquisites—Defined Benefit Pension Plan above.

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table shows how many shares of common stock our current directors and nominees for director, our executive officers named in the Summary Compensation Table in this Proxy Statement (our named executive officers), and all directors and executive officers as a group owned on [—], 2010 and the number of shares they had the right to acquire within 60 days of that date. This table also shows, as of [—], 2010, the number of common stock units credited to the accounts of our nonemployee directors, named executive officers, and all directors and executive officers as a group under the terms of the applicable benefit available to them.

	(a)	(b)	(c)	(d)
Name	Common Stock Owned(2)	Common Stock Units(3)	Options Exercisable within 60 days of April 20, 2010	Total	Percent of Common Stock(4)
Nonemployee Directors and Director Nominees
W. Fred Davis, Jr.	34,717	—	—	34,717	(5)
David P. George, Jr.	15,511	—	—	15,511	(5)
Michael D. Glenn	16,730	—	—	16,730	(5)
John T. Gramling, II	19,000	—	—	19,000	(5)
John D. Hopkins, Jr.	92,175	—	1,000	93,175	1.4
Sam B. Phillips, Jr.	27,488	—	5,000	32,488	(5)
Albert V. Smith	1,836	—	4,000	5,836	(5)
Ann B. Smith	6,200	—	—	6,200	(5)
E. Keith Snead, III	19,295	—	—	19,295	(5)
Jane S. Sosebee	2,590	—	4,000	6,590	(5)
L. Stewart Spinks	2,100	—	2,000	4,100	(5)
J. David Wasson, Jr.	12,800	—	—	12,800	(5)

Named Executive Officers
Lee S. Dixon*	100	7,500	—	7,600	(5)
George A. Douglas, Jr.	17,700	—	24,000	41,700	(5)
Samuel L. Erwin*	—	10,000	—	10,000	(5)
Lauren S. Greer	700	1,800	4,000	6,500	(5)
Teresa W. Knight	32,220	—	22,010	54,230	(5)
L. Leon Patterson*	564,650	—	—	564,650	8.7
Directors and Named Executive Officers as a Group (18 people)	865,812	19,300	66,010	951,122	14.6

*	Also a director.

(1)	Unless otherwise stated in the footnotes below, each of the named individuals and each member of the group has sole voting and investment power for all shares of common stock shown in the table.

(2)	For the following directors, named executive officers, and for all directors and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power:

•	The number of shares of common stock beneficially owned by Mr. Davis includes 14,800 shares owned with his wife and 15,209 shares held in an IRA account.

•	The number of shares of common stock beneficially owned by Mr. Glenn includes 9,500 shares held in an IRA account.

•	The number of shares of common stock beneficially owned by Mr. Gramling includes 9,000 shares held in an IRA account.

•

The number of shares of common stock beneficially owned by Mr. Hopkins includes 5,000 shares held in an IRA account, 1,225 shares owned by Mr. Hopkin’s wife, and 500 shares held as custodian for each of his son and daughter.

•	The number of shares of common stock beneficially owned by Ms. Smith includes 500 shares owned within trust accounts for each of her two sons, as to which she acts as custodian.

•

The number of shares of common stock beneficially owned by Mr. Snead includes 4,034 total shares owned within separate trust accounts for his two sons and one daughter, as to which he acts as custodian. Also included are 1,510 shares owned by Mr. Snead’s wife and 1,575 shares in a trust for which he serves as trustee.

•

(The number of shares of common stock beneficially owned by Ms. Sosebee includes 990 held in her name as trustee for the benefit of herself and 1,500 shares held in her husband’s name as trustee for the benefit of her husband.

•	The number of shares of common stock beneficially owned by Mr. Wasson includes 5,400 shares owned with his wife.

•	The number of shares of common stock beneficially owned by Mr. Douglas includes 264 shares owned with his wife and 1,436 shares held in an IRA account.

•	The number of shares of common stock beneficially owned by Ms. Knight includes 8,910 shares held in her 401(k) account and 2,120 shares owned with her husband.

•

Of these shares of common stock beneficially owned, 31,490 shares are held in Mr. Patterson’s 401(k) account, Mr. Patterson’s wife owns 54,014 shares, and Mr. Patterson’s wife and her mother own 20,537 shares.

(3)	The amounts shown for named executive officers include unvested shares of common stock allocated to the account of each executive officer under the Company’s 2008 Restricted Stock Plan as of [—], 2010. The following table summarizes the vesting of these shares of common stock:

Name	Vesting Terms
Lee S. Dixon	1,500 shares vest annually on July 1 beginning on July 1, 2010.
Samuel L. Erwin	2,000 shares vest annually on July 1 beginning on July 1, 2010.
Lauren S. Greer	450 shares vested on December 31, 2009. The remaining shares vest annually on December 31 beginning on December 31, 2010.

(4)	The percentages of beneficial ownership have been calculated based on [—] outstanding shares of our common stock as of [—], 2010.

(5)	This director or named executive officer does not beneficially own more than 1% of our outstanding common stock.

(6)	Although included in his / her beneficial ownership, the following shares have been pledged:

•	Sam B. Phillips, Jr.—27,488 shares

•	Albert V. Smith—1,836 shares

•	J. David Wasson, Jr.—12,800 shares

•	George A. Douglas, Jr.—11,500 shares

•	Teresa W. Knight—5,000 shares

Principal Shareholders

We inquire of directors regarding their knowledge of beneficial owners who may own more than five percent of our common stock. In addition, our Secretary reviews ownership records to determine any beneficial owners that may own greater than five percent of our common stock. As of December 31, 2009, the registrant knows of no persons or groups, other than L. Leon Patterson, who beneficially owned more than five percent of the outstanding shares of our common stock. Mr. Patterson’s ownership information is summarized in the preceding beneficial ownership table in his capacity as one of our named executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and related regulations require our directors, executive officers, and anyone holding more than 10% of our common stock to report their initial ownership of our common stock and any changes in that ownership to the SEC and the NYSE. We are required to disclose in this proxy statement the failure to file these reports by any reporting person when due. Except as described in this paragraph, all reporting persons of the Company satisfied these filing requirements with regard to 2009 initial ownership and ownership change reporting. As a result of nontimely communication of the transaction, a required Form 4 was not filed timely to report purchase by L. Leon Patterson in February 2009. At the time of the transaction, Mr. Patterson served as an executive officer and Chairman of the Board for the Company. As a result of an EDGAR OnlineForms Management error, required Form 3s were not filed timely to report the initial ownership of Lee S. Dixon and Samuel L. Erwin, both executive officers. Additionally, required Form 4s were not filed timely to report the grant of restricted stock awards to Lee S. Dixon and Samuel L. Erwin, both executive officers. In each such case, the reports were promptly filed after becoming aware of the transactions or the submission errors.

CORPORATE GOVERNANCE

The Board is committed to sound and effective corporate governance principles and practices. During 2009, as part of its ongoing self-assessment process and in light of the negative financial results for the year, the Board focused on its governance roles and processes to improve the risk management oversight of the Company, refine the roles and responsibilities of the Board and Board committees, and to support an overall healthy corporate culture. The Board performed a self-assessment facilitated by an external consultant including comparisons to best practices from recognized authorities such as the Business Roundtable, CalPERS, and the national stock exchanges. The results of the Board’s self-assessment and enhancements to its oversight of the Company are described in more detail below.

Each member of the Board certifies and adheres to the Code of Ethics for Executive Management and Senior Financial Officers, which states our policy and standards for ethical conduct and our expectation that all subjected parties will act in a manner that serves the best interests of the Company. We also expect all of our employees to adhere to the highest possible standards of ethics and business conduct with other employees, customers, shareholders, and the communities we serve and to comply with all applicable laws, rules, and regulations that govern our businesses. Accordingly, we have in effect a code of ethics for all employees.

Shareholders and other interested persons may view our Codes of Ethics on our website, www.palmettobank.com.

Director Election Standard

Our Bylaws provide that directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the Meeting.

Director Independence

A significant majority of the directors on the Board, and all members of the Audit, Corporate Governance and Nominating, and Compensation Committees must be independent under applicable standards. Each year the Board affirmatively determines the independence of each director and each nominee for election as a director. Under NYSE rules, in order for a director to be considered independent, the Board must determine that the director has no direct or indirect material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its independence determinations, the Board considers the NYSE’s “bright line” standards of independence1 .

Based on the NYSE rules, the Board considered information in March 2010 regarding banking and financial services, commercial, charitable, familial, and other ordinary course, nonpreferential relationships between each director, his or her respective immediate family members, and / or certain entities affiliated with such directors and immediate family members, on the one hand, and the Company, on the other, to determine the director’s independence from management of the Company. After reviewing the information presented to it and considering the recommendation of the Corporate Governance and Nominating Committee, the Board determined that, except for Mr. Dixon, Mr. Erwin, and Mr. Patterson, who are employees of the Company, all current directors and director nominees (W. Fred Davis, Jr., David P, George, Jr., Michael D. Glenn, John T. Gramling, II, John D. Hopkins, Jr., Sam B. Phillips, Jr., Albert V. Smith, Ann B. Smith, E. Keith Snead, III, Jane S. Sosebee, L. Stewart Spinks, and J. David Wasson, Jr.) are independent under the NYSE rules. The Board determined, therefore, that five of the Board’s seven director nominees are independent.

[1]	Since our common stock is not traded on any exchange, we elect to comply with the New York Stock Exchange’s definition of independence.

The Board has considered and determined that the following types of relationships between a director, his or her immediate family members and / or certain entities affiliated with a director and his or her immediate family members, on the one hand, and the Company, on the other, are not material relationships for purposes of determining whether a director is independent:

•

A relationship, transaction, or arrangement involving any banking or financial services the Company offers to its customers, if such relationship, transaction, or arrangement is in the ordinary course of business, is on substantially the same terms as those prevailing for comparable transactions with persons not affiliated with the Company, complies with applicable banking laws, and, to the extent applicable, if such relationship, transaction or arrangement is with an entity where the director is an employee or an immediate family member is an executive officer, the payments to, or payments received from, the Company for such banking or financial services are, in any fiscal year, less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•

A business relationship, transaction, or arrangement involving property or nonfinancial services, or other standard contractual arrangements (including standard lease agreements for the Company’s branch offices or other premises), if such relationship, transaction, or arrangement is in the ordinary course of business, is on substantially the same terms as those prevailing for comparable transactions with persons not affiliated with the Company, and the payments to, or payments received from, the Company for such property or non-financial services, or under such contractual arrangement, are, in any fiscal year, less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•

A relationship, transaction or arrangement with an entity that is providing legal services to the Company, if neither the director nor the immediate family member performs the services to the Company, and such relationship, transaction or arrangement is otherwise immaterial under the Board’s categorical standards;

•

Contributions made by the Company or a Company-sponsored charitable foundation to a tax-exempt organization where a director or an immediate family member of the director serves or is employed as an executive officer, or where a director serves as chairman of the board, if the contributions in any fiscal year, excluding the Company’s matching funds, are less than the greater of $1 million or 2% of the tax-exempt organization’s consolidated gross revenues;

•

Employment by the Company of an immediate family member if the family member was not or is not one of our executive officers, does not reside in the same home as the director, and we provide compensation and benefits to the person in accordance with our employment and compensation practices applicable to employees holding comparable positions; and

•

Any other relationship, transaction, or arrangement between the Company and an entity where a director or an immediate family member serves solely as a non-management board member, a member of a trade or other similar association, an advisor or a member of an advisory board, a trustee, a limited partner, an honorary board member or trustee, or in any other similar capacity with such entity, or where an immediate family member is employed by such entity in a non-executive officer position.

In connection with making its independence determinations, the Board specifically considered the following relationships and transactions, in addition to those relationships with some of our directors described under Information About Related Persons in which it was determined that neither the director nor, to the extent applicable, his or her immediate family member had a direct or indirect material interest:

•

The Company’s banking subsidiary had ordinary course banking and financial services relationships in 2009 with most of our directors, as well as some of their respective immediate family members and/or certain entities affiliated with such directors and their immediate family members, all of which were on substantially the same terms, including interest rates, collateral, and repayment, as those available at the time for comparable transactions with persons not related to the Company, and none of which involved more than the normal risk of collectability or presented other unfavorable features; and

•

The Company made charitable contributions in 2009 to two tax-exempt organizations one for which Mr. Gramling served on the board at the time of contribution (but for which he now serves as Chairman) and one for which Mr. Phillips served as a board member and Mr. Patterson served on the executive Board at the time of contribution which involved contributions to each of such organizations of significantly less than $1 million.

The Board determined that each of the foregoing relationships, as well as those relationships with some of our directors described under Information About Related Persons satisfied the NYSE “bright line” independence standards and was immaterial in the determination of Board independence.

Board Leadership Structure and Independent Lead Director

The Board does not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and its Board leadership structure based on the criteria that it deems to be in the best interests of the Company and its shareholders. However, at this time the offices of the Chairman of the Board and the Chief Executive Officer are separate, with Mr. Patterson serving as Chairman and Mr. Erwin serving as Chief Executive Officer. Prior to 2010, Mr. Patterson held both positions for the Company.

We believe it is the Chief Executive Officer’s responsibility to manage the day to day operations of the Company and the Chairman’s responsibility to lead the Board. In making the decision to separate these two roles, we believed it was beneficial to have a chairman whose sole job is leading the Board and providing oversight to management. Additionally, the Board considered the time that Mr. Erwin will be required to devote as Chief Executive Officer in the current economic environment. By having another director serve as chairman of the Board, Mr. Erwin will be able to focus his attention on managing the Company. This will also ensure there is no duplication of effort between the Chief Executive Officer and the Chairman. We believe this structure provides strong leadership for the Board, while also positioning the Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders.

The Company is a financial institution and both Mr. Patterson and Mr. Erwin have extensive years of banking experience at the Company, as well as other financial institutions (see Election of Directors—Director Nominees for Election for discussion regarding the business experience of Mr. Patterson and Mr. Erwin), and have the knowledge, expertise, and experience to understand the opportunities and challenges facing the Company, as well as the leadership and management skills to promote and execute the Company’s values and strategy, particularly during the current difficult economic environment. The Board believes that separating the Chairman and Chief Executive Officer positions is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. Patterson’s and Mr. Erwin’s experience and knowledge regarding the Company and the financial services industry, including by allowing them to lead and participate in, respectively, board discussions regarding the Company’s business and strategy.

The Board recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors, in 2006 the Board enhanced the Board’s corporate governance practices by creating the new position of Lead Director. In 2006, the independent directors elected Michael D. Glenn, an independent director, to serve as the Board’s Lead Director. The Board believes that the Lead Director structure provides the same independent leadership, oversight, and benefits for the Company and the Board that would be provided by an independent Chairman. The duties and responsibilities of the Lead Director include the following:

•	Together with the Chairman and CEO, with input from the other directors, approving Board meeting agendas;

•	Together with the Chairman and CEO, with input from the other directors, approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•

Presiding at executive sessions or special meetings of independent directors and, as appropriate, providing feedback to the Chairman and CEO and otherwise serving as a liaison between the independent directors and the Chairman and CEO;

•	Calling executive sessions of the Board of the independent directors and advising the Chairman and CEO of actions or deliberations at such sessions;

•	Working with committee chairs to ensure coordinated coverage of Board responsibilities;

•

Facilitating communication between the Board and management, including advising the Chairman or the CEO of the Board’s informational needs and approving the types and forms of information sent to the Board;

•	Serving as an additional point of contact for Board members and shareholders;

•	Acting as a “sounding board” and mentor to the Chairman and CEO;

•	Staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.

The Board’s Role in Risk Oversight

The Board performs its risk oversight function primarily through its committees, which report to the Board. As described under Election of Directors—Committees of the Board, each of the Board’s committees is responsible for oversight of specific risks as outlined in each of its charters. To provide appropriate oversight of risk without unnecessary duplication, the committee chairs communicate as they deem advisable regarding risk issues, and directors are usually members of more than one committee to foster cross-committee communication.

Each Board committee and its chair work with management in overseeing risk, and each committee receives reports and information regarding risk issues directly from management. Committee chairs also talk with management outside of regular committee meetings and receive updates on risk issues, as appropriate. The full Board receives reports at each of its meetings from the committee chairs about committee activities.

In addition, the Board focuses on the most significant risks facing the Company, and the Company’s general risk management strategy, ensuring that risks undertaken by the Company are consistent with the Board’s appetite for risk. While the Board oversees the Company’s risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

In response to the challenging economic environment and the Company’s negative financial results, in June 2009 the Board adopted and began executing a proactive and comprehensive Strategic Project Plan to address the issues related to credit quality, liquidity, earnings, and capital. Execution of the plan is being overseen by a newly created committee of the Board, the Regulatory Oversight Committee, and the Board engaged external expertise to assist with its implementation.

To improve further the Company’s risk management approach, in 2009 the Board also appointed a Chief Risk Officer for the Company. The Chief Risk Officer reports to the Board at each regular Board meeting and also attends most committee meetings of the Board to discuss risk and control issues.

Communications from Shareholders to Directors

The Board believes that it is important that a direct and open line of communication exist between the Board and its shareholders and other interested parties. Therefore, the Board has established the procedures described below for shareholder communications with directors.

Shareholders may communicate with the chairperson of the Board’s committees or with the directors as a group by sending an email to directorcommunications@palmettobank.com or by sending written correspondence to 306 East North Street, Greenville, South Carolina, 29601 Attention: Director Communications. The email or written correspondence should specify which of the foregoing is the intended recipient. All communications received in accordance with these procedures will be forwarded to the intended recipient unless it is determined that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to the intended recipient.

The recipient who ultimately receives any such communication has discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

Process of Evaluating Director Candidates

The Corporate Governance and Nominating Committee is responsible for managing the director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as new directors and incumbent directors. The goal of the Corporate Governance and Nominating Committee’s nominating process is to assist the Board in attracting and retaining competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and its shareholders. As required by its charter, the Corporate Governance and Nominating Committee reviews the composition of the Board in light of its understanding of the backgrounds, industry, professional experience, and various geographic and demographic communities represented by current members. The Corporate Governance and Nominating Committee also reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members. It also monitors the expected service dates of Board members, any planned retirement dates, and other anticipated events that may impact a director’s continued ability to serve.

Although the Corporate Governance and Nominating Committee does not have a specific policy regarding diversity, the Corporate Governance and Nominating Committee will consider, in identifying first-time candidates, nominees for director, or evaluating individuals recommended by shareholders, the current composition of the Board in light of the communities and geographies we serve and the interplay of the candidate’s or nominee’s diverse individual experience, education, skills, background, and other qualities and attributes with those of the other Board members. The Corporate Governance and Nominating Committee incorporates this broad view of diversity into its review and evaluation of new candidates and incumbent nominees in its director nomination process to ensure that the Board’s composition reflects the particular needs of the Board and the Company, and the Corporate Governance and Nominating Committee and the Board monitor its effectiveness through the Corporate Governance and Nominating Committee’s and Board’s self-evaluation process. As described under Election of Directors—Director Nominees for Election, the Corporate Governance and Nominating Committee and the Board believe that the current composition of the Board reflects a group of highly talented individuals with diverse backgrounds, skills, professional and industry experience, and other personal qualities and attributes best suited to perform oversight responsibilities for the Company and its shareholders.

The Corporate Governance and Nominating Committee identifies potential candidates for first-time nomination as a director primarily through recommendations it receives from our current Board members, our Chairman and/or Chief Executive Officer, and our contacts in the communities we serve. The Corporate Governance and Nominating Committee also has the authority to conduct a formal search using an outside search firm selected and engaged by the Corporate Governance and Nominating Committee to identify potential candidates. As discussed previously, many of the members of our Board have served for many years. As such, it has not been necessary to formalize the process for evaluating new director nominees. However, given the changing environment in which the Company operates, the Corporate Governance and Nominating Committee recognizes the need to formalize this process. In the future, if the Corporate Governance and Nominating Committee identifies a potential new director nominee, it anticipates obtaining publicly available information on the background of the potential nominee to make an initial assessment of the candidate in light of the following factors:

•	Whether the individual meets the qualifications for director nominees described below;

•	Whether there are any apparent conflicts of interest in the individual’s serving on our Board; and

•	Whether the individual would be considered independent as described above under Corporate Governance—Director Independence.

The Corporate Governance and Nominating Committee and the Board strive to maintain a Board that demonstrates objectivity and the highest degree of integrity on an individual and collective basis. The Corporate Governance and Nominating Committee considers the needs of the Board and the Company in light of the current mix of director skills and attributes. The Corporate Governance and Nominating Committee seeks the following qualifications and characteristics when evaluating a director candidate:

•	A reputation for integrity, honesty, candor, fairness, and discretion;

•	A high degree of expertise in his or her chosen field of endeavor, which area of expertise should have some relevance to banking;

•	A knowledge, or willingness and ability to obtain knowledge, of the critical aspects of banking; and / or

•	Experience and skill in serving as a competent overseer of, and trusted advisor to, senior management of a publicly-held corporation.

Additionally, nominees for the Board should contribute to the mix of skills, core competencies, and qualifications of the Board of through expertise in one or more of the following areas:

•	Banking and other financial services;

•	Accounting and finance;

•	Legal;

•	Mergers and acquisitions;

•	Leadership, business and management;

•	Strategic planning;

•	Government relations;

•	Investor relations;

•	Executive leadership development; and

•	Executive compensation.

The Corporate Governance and Nominating Committee will determine, in its discretion after considering all factors it considers appropriate, whether a potential nominee meets these qualifications and also will consider the composition of the entire Board in light of the various other factors described above. If a candidate passes this initial review, the Corporate Governance and Nominating Committee will arrange an introductory meeting with the candidate and our Chairman and Chief Executive Officer, and the Corporate Governance and Nominating

Committee Chair and/or another director to determine the candidate’s interest in serving on our Board. If the candidate is interested in serving on our Board, members of the Corporate Governance and Nominating Committee, together with several members of the Board, our Chairman and Chief Executive Officer, and, if appropriate, other key executives of the Company, then conduct an interview with the candidate. If the Board and the candidate are both still interested in proceeding, the candidate will provide us additional information for use in determining whether the candidate satisfies the applicable requirements applicable to members of the Board and its committees and for making any required disclosures in our proxy statement. Assuming a satisfactory conclusion to the process outlined above, the Corporate Governance and Nominating Committee then presents the candidate’s name for approval by the Board or for nomination for approval by the shareholders at the next shareholders meeting, as applicable.

The Corporate Governance and Nominating Committee will consider an individual recommended by one of our shareholders for nomination as a new director if the shareholder making the recommendation follows the procedures for submitting a proposed nominee’s name required by our Bylaws and as described under Shareholder Information for Future Annual Meetings—Advance Notice Procedures. In order for the Corporate Governance and Nominating Committee to consider a shareholder-proposed nominee for election as a director, the shareholder must submit the name of the proposed nominee, in writing, by sending an email to directorcommunications@palmettobank.com or written notice to 306 East North Street, Greenville, South Carolina, 29601 Attention: Director Communications. All such submissions must include the following information:

•	The shareholder’s name and address and the number of shares of our common stock he or she beneficially owns;

•	The name of the proposed nominee and the number of shares of our common stock he or she beneficially owns;

•

Sufficient information about the nominee’s experience and qualifications for the Corporate Governance and Nominating Committee to make a determination whether the individual would meet the qualifications for directors; and

•	Such individual’s written consent to serve as a director of the Company, if elected.

Based on a preliminary assessment of a candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, including those recommended by shareholders.

Our Corporate Secretary will present all shareholder-proposed nominees to the Corporate Governance and Nominating Committee for its consideration. The Corporate Governance and Nominating Committee has the right to request, and the shareholder will be required to provide, any additional information with respect to the shareholder nominee as the Corporate Governance and Nominating Committee may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

Board and Committee Meetings; Annual Meeting Attendance

We have not established a formal policy regarding director attendance at annual meetings of shareholders; however, all directors are expected to attend each annual shareholders meeting. Directors are also expected to attend all Board meetings and meetings of committees on which they serve. Each director and nominee for director attended the annual shareholder meeting in May 2009. One director was absent from the special shareholder meeting in September 2009.

The Board held twelve regular meetings during 2009. Director attendance at meetings of the Board and its committees averaged 96% during 2009. Each director attended at least 75% of the total number of 2009 meetings of the Board and committees on which he or she served. As part of its enhanced governance practices in 2009, during each Board meeting the Board now meets in executive session without management and chaired by the independent Lead Director (executive sessions were held during eight of its 2009 meetings).

Committees of the Board

The Board has established six committees. These committees act on behalf of the Board and report on their activities to the entire Board through written meeting minutes and oral reports. The following table provides independent membership information for each of the Board’s committees as of the date of this Proxy Statement. The Regulatory Oversight Committee was formed in June 2009 to oversee regulatory compliance, serve as the liaison between the banking regulatory agencies and the Board, and to oversee the development and execution of the Strategic Project Plan adopted by the Board in June 2009 to address issues related to credit quality, liquidity, capital, earnings, governance, regulatory examinations, and communication.

Name	Audit		Compensation		Corporate Governance and Nominating		Credit		Regulatory Oversight		Trust
W. Fred Davis, Jr.	X						X
David P. George, Jr.											X	*
Michael D. Glenn					X	*	X		X
John T. Gramling, II							X	*	X
John D. Hopkins, Jr.			X		X				X
Sam B. Phillips, Jr.			X		X
Albert V. Smith											X
Ann B. Smith	X	*			X				X
E. Keith Snead, III											X
Jane S. Sosebee									X	*	X
L. Stewart Spinks	X
J. David Wasson, Jr.	X		X	*

Meetings during 2009	6		6		4		10		7		10

*	Committee Chair

Each Committee of the Board operates under a written charter that addresses its purpose, authority, and responsibilities and contains other provisions relating to, among other matters, membership and meetings. The committee charters require the committees to review their performance annually. During 2009, the committees also reviewed and assessed the adequacy of their charters and the Board approved all charter amendments in 2009. We have since posted the committee charters to our website which may be viewed on our website at www.palmettobank.com.

Audit

The Audit Committee’s primary role is to assist the Board in fulfilling its oversight of the accounting and financial reporting processes of the Company, including the preparation of the Company’s financial statements in accordance with generally accepted accounting principles, rules of the SEC, and banking regulatory rules. The Audit Committee’s primary roles are to:

•	Monitor the integrity of the Company’s financial statements and the financial reporting process, including the Company’s internal control over financial reporting;

•	Monitor the Company’s compliance with legal and regulatory requirements including the Company’s disclosure controls and procedures;

•	Monitor the independent registered public accounting firm’s qualifications, independence and performance;

•	Monitor the performance of the Company’s internal audit function; and

•	Appoint, compensate, approve, and oversee the work of any independent registered public accounting firm.

The Audit Committee also performs the Audit Committee and fiduciary functions required for our bank subsidiary in accordance with federal banking regulations. Additionally, the Audit Committee prepares the Audit Committee Report included in our annual proxy statement in accordance with SEC rules.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent registered public accounting firm as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Under its charter, the Audit Committee must have a minimum of three independent members. No Audit Committee members serve on the audit committee of other public companies. The Audit Committee meets at least quarterly and may call special meetings. As permitted by its charter, the Audit Committee has delegated preapproval authority for audit and permissible nonaudit services to Audit Committee Chairperson for time-sensitive engagements.

During 2009, the Audit Committee began meeting regularly in executive session with the Chief Internal Auditor and with the independent registered public accounting firm.

Audit Committee Financial Expert

Although the Board of Directors has determined that the Audit Committee does not have an Audit Committee financial expert, nor does the Board believe that the current Board of Directors includes an independent individual who qualifies as an Audit Committee financial expert, as that term is defined by applicable SEC rules, the Board believes that the current members of the Audit Committee are capable of satisfying their Audit Committee responsibilities based on their experience and background. Audit Committee members each individually have many of the attributes used by the SEC to define an Audit Committee financial expert through past or current service as noted in each member’s business experience included herein. The Audit Committee members are able to read and understand fundamental financial statements, have an understanding of generally accepted accounting principles, have an understanding of internal controls and procedures for financial reporting, and understand their responsibilities as Audit Committee members. In addition, for these and other responsibilities, the Audit Committee is authorized to use consultants to provide financial accounting expertise when members of the Audit Committee believe such assistance would be useful.

The Board believes that Lee S. Dixon is a financial expert, as that term is defined by applicable SEC rules, with such expertise being part of the rationale for appointing Mr. Dixon to the Board of Directors in 2009; however, as a member of management Mr. Dixon is not an independent director and therefore does not meet the requirements to be considered an “Audit Committee Financial Expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K. It is currently an objective of the Board to recruit an independent financial expert to the Board to serve on the Audit Committee.

Compensation

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the Company’s compensation philosophy and practices. This responsibility included the:

•	Compensation and remuneration of the named executive officers;

•	Oversight of the Company’s officer incentive plans;

•	Reviews and recommendations related to the Company’s employee benefit plans; and

•	Recommendations related to compensation for the Board.

The Compensation Committee is also responsible for producing, in accordance with the rules and regulations of the SEC, applicable compensation information for inclusion in the Company’s annual proxy statement.

The Compensation Committee’s guiding philosophy is as follows, with a focus on ensuring compensation practices are aligned with sound risk management:

•	Use its best efforts to develop compensation policies that create a direct relationship between pay levels, corporate performance and long-term return to shareholders; and

•

Vigilantly monitor the results of such policies to assure that compensation payable to the Company’s senior executive officers provides overall competitive pay levels, creates proper incentives to enhance shareholder value, rewards superior performance, and is justified by the returns available to shareholders, particularly when compared to the returns received by the shareholders of the Company’s principal competitors.

In discharging its duties, the Compensation Committee is empowered to investigate any matter within the scope of its responsibilities. The Compensation Committee has resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of the Chairman, Chief Executive Officer, Chief Operating Officer or named executive officer compensation, this authority shall be vested solely in the Compensation Committee.

Where legally permissible, the Compensation Committee also has the authority to delegate its responsibilities, as the Compensation Committee may deem necessary or appropriate in its sole discretion.

Under its charter, the Compensation Committee must have a minimum of three independent members. The Compensation Committee meets at least annually and may call special meetings.

Information about the Compensation Committee’s process and procedures for establishing director compensation appears below under Director Compensation.

Actions taken during 2009 by the Compensation Committee are described in Executive Compensation.

Compensation Committee Interlocks and Insider Participation

During 2009, no member of the Compensation Committee was an employee, officer, or former officer of the Company. None of our executive officers served in 2009 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the Compensation Committee. See Information About Related Persons for a discussion of Compensation Committee members that had banking or financial services transactions in the ordinary course of business with our banking subsidiary.

Corporate Governance and Nominating

The Corporate Governance and Nominating Committee’s primary role is to assist the Board in fulfilling its responsibilities with respect to Board and Board committee membership, shareholder proposals, and corporate governance practices consistent with the Company’s intention to voluntarily adopt various “best practices.” The Corporate Governance and Nominating Committee’s primary duties and responsibilities are to:

•	Establish criteria for Board and Board committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board;

•

Make recommendations to the Board regarding proposals submitted to the Board and/or Corporate Governance and Nominating Committee and nominees for director proposed or recommended by shareholders of the Company;

•	Make recommendations to the Board regarding corporate governance practices;

•	Monitor the Board’s and the Company’s compliance with any commitments made to the Company’s regulators or otherwise regarding changes in corporate governance policies; and

•	Lead the Board in its annual review of the Board’s performance.

Under its charter, the Corporate Governance and Nominating Committee must have a minimum of three members the majority of whom must be independent. The Corporate Governance and Nominating Committee meets at least annually and may call special meetings.

During 2009, the Corporate Governance and Nominating Committee facilitated the previously described Board self-assessment and refinement of Committee charters, and also reviewed the Company’s Articles of Incorporation and Bylaws which the Board updated to reflect the current and future size, structure, and business activities of the Company.

Credit

The Credit Committee’s primary role is to ensure consistency in the assessment and management of credit risk. The Credit Committee is a loan:

•	Overview body that monitors the Bank’s loan approval process and its loan review system;

•	Monitoring body that monitors the Bank’s reserve for loan losses and its problem loan management system;

•

Policy-generating and monitoring body (including matters such as bank-wide credit policy and risk management guidelines, concentration limits, and imposition of limitations on lending categories or sub-groups) ; and

•	Approval body.

Under its charter, the Credit Committee must have a minimum of two independent members. The Credit Committee typically holds monthly meetings and may call special meetings.

During 2009, the Credit Committee reviewed the Company’s Loan Policy and the Board approved changes in June and October to address the issues that contributed to the deteriorated credit quality of the loan portfolio. The Committee also enhanced the monthly credit quality reporting to the Board and began meeting in executive session with the independent loan review firm engaged to review the Company’s loan portfolio.

Regulatory Oversight

The purpose of the Regulatory Oversight Committee is to:

•	Oversee regulatory compliance;

•	Serve as the liaison between the banking regulatory agencies and the Board; and

•

Oversee the development and execution of the Strategic Project Plan adopted in 2009 to address issues related to credit quality, liquidity, capital, earnings, governance, regulatory examinations, and communication.

The Regulatory Oversight Committee’s charter does not set a minimum of independent members. However, the Regulatory Oversight Committee’s membership includes five independent members as of the date of this Proxy Statement, including the independent Lead Director and the Chairs of the Credit and Audit Committees. Additionally, its charter notes that the Regulatory Oversight Committee will meet as often as considered necessary in the judgment of such Committee, and the Committee currently meets monthly.

During 2009, the Regulatory Oversight Committee facilitated the preparation of the Strategic Project Plan adopted by the Board in June 2009 to address the issues related to credit quality, liquidity, capital, earnings, governance, regulatory examinations, and communication.

Trust

The purpose of the Trust Committee is to discharge the Board’s responsibilities relating to monitoring of the Company’s Trust Department.

Under its charter, the Trust Committee must have four members. The Trust Committee’s charter does not set a minimum meeting annual requirement but requires that regular meetings of the Trust Committee shall be held and special meetings may be held at any time upon call of the Chairman of the Trust Committee. Additionally, the Trust Committee’s Charter requires that a Company Vice President assigned to the Trust Department or a Trust Officer shall attend all meetings of the Trust Committee.

Auditing and Related Fees

The following table summarizes fees paid to Elliott Davis, LLC or to be paid to Elliott Davis, LLC for professional audit services associated with the audit of our financial statements for the years ended December 31, 2009 and 2008.

	2009	2008
Audit Fees(1)	$246,895	$217,800
Audit-Related Fees(2)	27,000	25,800

Audit Fees and Audit Related Fees	273,895	243,600

Tax Fees(3)	24,298	25,633
All Other Fees	—	—

Total Fees	$298,193	$269,233

(1)	Audit fees include fees for the audit of annual financial statements, the review of quarterly financial statements, and required procedures performed with regard to our internal controls over financial reporting relative to the applicable year but which may have been paid in the subsequent year.

(2)	Audit-related fees consisted of fees for audits of our employee benefit plans relative to the applicable year but which may have been paid in the subsequent year.

(3)	During 2009, tax fees consisted of fees for tax consultation, planning, and compliance services provided in conjunction with the preparation of our tax returns. During 2008, tax fees consisted of fees for tax consultation, planning, and compliance services provided to the Company in conjunction with the preparation of our tax returns and the Internal Revenue Service audit performed in 2008.

Audit Committee Preapproval Policy

The Audit Committee has in place a Preapproval of Independent Registered Public Accounting Firm Services Policy. The policy addresses the protocol for preapproval of both audit and nonaudit services provided by its independent registered public accounting firm. Generally, the policy requires that all auditing services and nonaudit services, including nonprohibited tax services provided by its independent registered public accounting firm, be preapproved by the Audit Committee in accordance with the following guidelines:

•	Preapproval by the Audit Committee must be in advance of the work to be completed;

•	The Audit Committee or designated Audit Committee member must perform preapproval, and it cannot delegate the preapproval responsibility to a member of management;

•

The Audit Committee cannot preapprove services based upon broad, nondetailed descriptions (e.g., tax compliance services), and preapproval requests must be accompanied by a detailed explanation of each particular service to be provided, so the Audit Committee knows precisely what services it is being asked to preapprove and can make a well reasoned assessment of the impact of the service on the independent registered public accounting firm’s independence; and

•

Monetary limits alone may not be established as the only basis for the preapproval of deminimus amounts. There has to be a clear, specific explanation provided as to what the particular services are to be provided, subject to the monetary limit, to ensure that the Audit Committee is fully informed about each service.

The policy provides that the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required preapprovals. The decision of any member to whom authority is delegated to preapprove an activity shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee appoints a member annually to have the authority to grant required preapprovals. The policy also provides for deminimus exceptions to the preapproval requirements. With regard to the approval of nonauditing services, the Audit Committee considers, when applicable, various factors including, but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. The Audit Committee, either in its entirety or through its designee, preapproved all of the engagements for the audit, audit-related engagements, and tax engagements of Elliott Davis, LLC related to the years ended December 31, 2009 and December 31, 2008. Additionally, during these years, there were no fees billed for professional services described in Paragraph (c)(4) of Rule 2-01 of Regulation S-X rendered by Elliott Davis, LLC.

Audit Committee Report

Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filing unless the incorporation specifically lists the following Audit Committee Report.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s internal control over financial reporting and financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. One of the Audit Committee’s responsibilities is to monitor and oversee these processes. Other duties and responsibilities of the Audit Committee are to monitor the integrity of the Company’s financial statements, including the financial reporting process and systems of internal controls regarding compliance with generally accepted accounting principles; the compliance by the Company with legal and regulatory requirements including the Company’s disclosure controls and procedures; the performance of the Company’s internal audit function; the appointment, compensation, and approval of the external independent registered public accounting firm; the independence and performance of its external independent registered public accounting firm; reports prepared by the internal auditors; and employee, shareholder or other complaints regarding accounting, audit, or internal control matters. A full description of the Audit Committee’s responsibilities is included in the Audit Committee’s Charter. The Audit Committee has the authority to conduct or authorize investigations appropriate to fulfilling its responsibilities and has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

In fulfilling its responsibilities, the Audit Committee reviewed and held discussions with management and the independent registered public accounting firm regarding the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by American Institute of Certified Public Accountants, Professional Standards, Volume 1, AU Section 380, “The Auditor’s Communication With Those Charged With Governance” as adopted by the Public Company Accounting Oversight Board.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In particular, the Audit Committee considered whether the provision of the services set forth in Auditing and Related Fees on the preceding page is compatible with maintaining the independence of the independent registered public accounting firm and determined that no independence issues arose as a result of such services. Services to be provided by Elliott Davis, LLC to the Company are preapproved by the Audit Committee or its designee as set forth in Audit Committee Preapproval Policy to ensure that such services do not impair the independent registered public accounting firm’s independence with the Company.

Based on the foregoing reviews and discussions, the Audit Committee recommended that the Board of Directors include the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

The following independent directors, who comprise the Audit Committee, provide this report.

Ann B. Smith, Chair

W. Fred Davis, Jr.

L. Stewart Spinks

J. David Wasson, Jr.

ITEM 3:

APPROVAL OF POTENTIAL ADJOURNMENT OR POSTPONEMENT OF THE MEETING

A proposal may be submitted to shareholders at the Meeting to authorize the chairperson of the Meeting to adjourn or postpone the Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Meeting to adopt the Amendment or approve any other matters that may be considered and acted upon at the Meeting. Any adjournment or postponement of the Meeting may be made without notice, other than by an announcement made at the Meeting. Any adjournment or postponement of the Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

If a quorum is present, this proposal will be approved if the number of shares of common stock voted in favor of this proposal exceeds the number of shares voted against this proposal.

The Board of Directors recommends that shareholders vote “FOR” the approval of this proposal.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Annual Meeting of Shareholders. If matters other than those described herein should properly come before the Meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters. If you specify a different choice on your proxy, your shares will be voted in accordance with the specifications so made.

FINANCIAL STATEMENTS AND OTHER MATTERS

Financial Statements

Our Audited Consolidated Financial Statements (including Notes thereto) at December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, are attached to this Proxy Statement as Appendix F and thereby incorporated by reference herein. Our Unaudited Consolidated Financial Statements (including Notes thereto) at March 31, 2010 and for the three-month periods ended March 31, 2010 and March 31, 2009, are attached to this Proxy Statement as Appendix H and thereby incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition at December 31, 2009 and December 31, 2008 and Results of Operations for each of the years in the three-year period ended December 31, 2009, is attached to this Proxy Statement as Appendix G and thereby incorporated by reference herein. Management’s Discussion and Analysis of Financial Condition at March 31, 2010 and December 31, 2009 and Results of Operations for the three-month periods ended March 31, 2010 and March 31, 2009, is attached to this Proxy Statement as Appendix I and thereby incorporated by reference herein.

Changes in Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

Quantitative and Qualitative Disclosures About Market Risk

Information regarding our quantitative and qualitative disclosures about market risk is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and attached hereto as Appendix G in the section thereof entitled “Quantitative and Qualitative Disclosures About Market Risk.” See also the section entitled “Quantitative and Qualitative Disclosures About Market Risk” in our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2010, which is attached hereto as Appendix I.

SELECTED ADDITIONAL MATTERS RELATED TO CHANGES OF CONTROL

Articles of Incorporation Requirement for Mergers, Consolidations, Exchanges, or Sales of Assets Involving a Related Corporation

The Company’s Amended and Restated Articles of Incorporation provide that a merger or consolidation with, or a securities issuance, the sale of all, or a significant part of, our property and assets to, a related corporation (which is generally defined as a corporation that is an affiliate or a 10% shareholder of the Company) must be approved by the affirmative vote of holders of 80% of our outstanding shares, unless at the time of such approval no related person (as defined in the Amended and Restated Articles of Incorporation) beneficially owns 10% or more of our outstanding common stock or at least two-thirds of the members of the Board of Directors have approved and proposed the transaction. Consequently, unless two-thirds of our directors favor such a plan or resolution, it may be very difficult to effect any such transaction.

Business Combination Statute

The South Carolina business combinations statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a “business combination” (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation’s board of directors before the 10% shareholder’s share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law. Our Articles of Incorporation do not contain such a provision. An amendment of our Amended and Restated Articles of Incorporation to that effect would, however, permit a business combination with an interested shareholder although that status was obtained prior to the amendment. This statute would apply to us as long as we continue to have a class of securities registered under Section 12 of the Securities Exchange Act of 1934. The proposed private placement transaction, including CapGen’s proposed purchase of 47.1% of the Company’s outstanding shares of common stock following the closing of the private placement, was unanimously approved by the Company’s Board of Directors, including the disinterested members of the Board, to render the South Carolina business combinations statute inapplicable.

Control Share Acquisitions Statute

South Carolina law also contains provisions that, under certain circumstances, would preclude an acquiror of the shares of a South Carolina corporation who crosses one of three voting thresholds (20%, 33-1/3% or 50%) from obtaining voting control with respect to such shares unless a majority in interest of the disinterested shareholders of the corporation votes to accord voting power to such shares.

The legislation provides that, if authorized by the articles of incorporation or bylaws prior to the occurrence of a control share acquisition, the corporation may redeem the control shares if the acquiring person has not complied with certain procedural requirements (including the filing of an “acquiring person statement” with the corporation within 60 days after the control share acquisition) or if the control shares are not accorded full voting rights by the shareholders. We are not authorized by our Amended and Restated Articles of Incorporation or bylaws to redeem control shares.

We have opted out of the Control Share Acquisitions Act.

Classified Board of Directors

Our Amended and Restated Articles of Incorporation and bylaws could also make it difficult for anyone to purchase us without the approval of our Board of Directors. For example, our Amended and Restated Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms with approximately one-third of the Board of Directors elected at each annual meeting of shareholders. This classification of directors makes it more difficult for shareholders to change the composition of the Board of Directors. As a result, at least two annual meetings of shareholders would be required for the shareholders to change a majority of the directors, whether or not a change in the Board of Directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.

SHAREHOLDER INFORMATION FOR FUTURE ANNUAL MEETINGS

Shareholder Proposals for 2011 Annual Meeting

Shareholders interested in submitting a proposal for inclusion in the proxy statement for the Company’s annual meeting of shareholders in 2011 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our Chairman, President and Chief Executive Officer, or Corporate Secretary at 306 East North Street, Greenville, South Carolina, 29601 no later than

December 31, 2010. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws related to shareholder proposals in order to be included in our proxy materials.

Advance Notice Procedures

Under our Bylaws, a shareholder who wishes to nominate an individual for election to the Board directly or to propose any business to be considered at an annual meeting must deliver advance notice of such nomination or business to the Company following the procedures in the Bylaws. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the annual meeting. The notice must be in writing and contain the information specified in the Bylaws for a director nomination or other business. It is our policy that any such shareholder proposal to be made at the annual meeting, but which is not requested to be included in our proxy materials, must be delivered no later than 90 days in advance of the annual meeting for a director nomination and no later than 45 days in advance of the annual meeting for any other matter to our Chairman, President and Chief Executive Officer, or Corporate Secretary at 306 East North Street, Greenville, South Carolina, 29601. The Chairman or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our Bylaws. Management and any other person duly named as proxy by a shareholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above.

The requirements described above are separate from the procedures you must follow to submit a nominee for consideration by the Corporate Governance and Nominating Committee for recommendation to the Board for election as a director as described under Corporate Governance—Process of Evaluating Director Candidates and from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement pursuant to SEC Rule 14a-8.

FORWARD LOOKING STATEMENTS

Statements contained in this Proxy Statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions, or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this Proxy Statement. The forward-looking statements are made as of the date of this Proxy Statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our other current and subsequent filings with the SEC.

Appendix A

AMENDMENT TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK AND REDUCE THE PAR VALUE OF THE COMPANY’S COMMON STOCK

Article Four of the Corporation’s Articles of Incorporation is hereby deleted in its entirety and replaced with the following:

ARTICLE FOUR: STOCK

The Corporation shall have the authority, exercisable by its Board of Directors, to issue up to 75,000,000 shares of common stock, par value $.01 per share, and to issue up to 2,500,000 shares of preferred stock, par value $.01 per share. The Board of Directors shall have the authority to specify the preferences, limitations and relative rights (within the limits set forth in Section 33-6-101 of the South Carolina Business Corporation Act of 1988, or any successor provision or redesignation thereof, as applicable) of the preferred stock or one or more series within the class of preferred stock. Without limiting the foregoing, and notwithstanding anything to the contrary in these Article of Incorporation with respect to directors generally, whenever the holders of preferred stock, or one or more series of preferred stock, issued by the Corporation shall have the right, voting separately or together by class or series, to elect one or more directors at an annual or special meeting of shareholders, the election, term of office, terms of removal, filling of vacancies and other features of such directorship(s) shall be governed by the rights of such preferred stock as set forth in the articles of amendment adopted by the Board of Directors that determines the preferences, limitations and relative rights of such class or series. Except as otherwise required by law, holders of preferred stock, including any series of preferred stock, shall be entitled only to such voting rights, if any, as shall be expressly granted thereto by these Articles of Incorporation. References to “these Articles of Incorporation” refer to the Corporation’s Articles of Incorporation, as the same shall be amended from time to time, including, without limitation, amendments adopted by the Board of Directors that determine the preferences, limitations and relative rights of the preferred stock or one or more series within the class of preferred stock.

A-1

Appendix B

STOCK PURCHASE AGREEMENT

BY AND AMONG

PALMETTO BANCSHARES, INC.,

CAPGEN CAPITAL GROUP V LP

AND EACH OF THE OTHER

INVESTORS NAMED HEREIN

DATED AS OF

MAY 25, 2010

B-i

(continued)

B-ii

(continued)

B-iii

(continued)

B-iv

SCHEDULES

Disclosure Schedule

SCHEDULE I	Subsidiaries

SCHEDULE II	Form of Registration Rights Agreement

SCHEDULE III	Regulatory Compliance

B-v

INDEX TO DEFINED TERMS

Accredited Investor	B-38
Acquisition Transaction	B-35
affiliate	B-38
Agreement	B-1
Alternative Transaction	B-42
Alternative Transaction Agreement	B-42
Alternative Transaction Compensation	B-42
Alternative Transaction Payment	B-42
Amended and Restated Articles of Incorporation	B-24
Applicable Law	B-38
As-adjusted Purchased Shares	B-42
Bank	B-1, B-2
beneficial ownership	B-38
Benefit Plan	B-11
BHCA	B-2
Board	B-38
BOLI	B-6
Business Day	B-38
CapGen	B-1
Closing	B-1
Closing Date	B-1
Code	B-6
Commitments	B-22
Common Stock	B-1
Company	B-1
Company Board Recommendation	B-3
Company Reports	B-5
Convertible Notes	B-4
Covered Securities	B-33
D&O Insurance	B-13
De Minimis Claim	B-36
Designated Securities	B-33
ERISA	B-11
ERISA Affiliate	B-11
Exchange Act	B-38
Executive Officer Investment	B-33
FBCA
FDI Act	B-26, B-30
FDIC	B-2
Federal Reserve	B-3
Federal Reserve Resolutions
Florida Division
Follow-on Offering	B-33
GAAP	B-38
Governmental Authority	B-3
Group	B-7
Indemnified Person	B-36

Insider Shareholder Votes	B-15
Investment	B-1
Investor Call	B-1
Investor Party	B-35
Investor Percentage Interest	B-33
Investors	B-1
Leases	B-14
Legend Removal Date	B-27
Liens	B-1
Material Adverse Effect	B-38
Money Laundering Laws	B-6
OFAC	B-7
Offer Period	B-33
Offering Materials	B-18
Original Date	B-24
Other Filings	B-24
Permits	B-6
person	B-39
Placement Agent	B-15
Press Release	B-32
Private Placement	B-1
Private Placement Documents	B-18
Proposals	B-23
Proxy Statement	B-24
Purchase Price	B-2
Purchased Shares	B-1
Qualified Offering	B-33
Qualified Offering Notice	B-33
Regulatory Authority	B-6
Regulatory Matters	B-15
Regulatory Reports	B-6
Representatives	B-35
Requisite Shareholder Vote	B-4
Resale Registration Statement	B-27
Returns	B-8
Rule 144A offering	B-34
SEC	B-39
Securities Act	B-39
Shareholder Approvals	B-22
Shareholders’ Meeting	B-23
South Carolina Board	B-6
Subsidiary	B-39
Takeover Laws	B-3
Taxes	B-7
Termination Date	B-36
Threshold Amount	B-36
Transaction	B-1

B-vi

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement, dated as of May 25, 2010 (this “Agreement”), is by and among PALMETTO BANCSHARES, INC., a South Carolina corporation (the “Company”), and CAPGEN CAPITAL GROUP V LP, a Delaware limited partnership (“CapGen”), and each of the respective other investors set forth on the signature pages to this Agreement (collectively, with CapGen, the “Investors”).

The Company seeks to issue and sell to CapGen, and CapGen seeks to purchase (the “Investment”), 21,153,846 shares of common stock, par value $5.00 per share, of the Company (the “Common Stock”), at a purchase price of $2.60 per share on the terms and subject to the conditions set forth in this Agreement. The Company is also selling pursuant to this Agreement Common Stock in the aggregate amount of $45.0 million to other Accredited Investors, in each case, at a purchase price per share of $2.60 (collectively, with the Investment, the “Private Placement”). The shares of Common Stock to be sold in the Private Placement are collectively referred to herein as the “Purchased Shares.” The number of Purchased Shares to be purchased by each Investor hereunder is set forth on such Investor’s signature page. Each of CapGen and the other Investors are acting separately.

The Company will use substantially all the proceeds from the Private Placement to increase the capital of the Company’s wholly-owned subsidiary, The Palmetto Bank (the “Bank”).

In consideration of the premises, and other good and valuable consideration, the receipt of which is acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I.

PURCHASE AND SALE OF THE PURCHASED SHARES

Section 1.01    Issuance, Sale and Delivery of the Purchased Shares.    Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue, sell and deliver to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Purchased Shares set forth on such Investor’s signature page, free and clear of all liens, pledges, security interests, charges and other encumbrances, including any restrictions on voting such Purchased Shares (“Liens”), other than those placed thereon by or on behalf of an Investor with respect solely to such Investor’s Purchased Shares and restrictions on transfer arising under U.S. federal and state securities laws (such issuance, sale and purchase of the Purchased Shares, along with the other commitments by each party to the other set forth in this Agreement, and the transactions contemplated hereby, the “Transaction”).

Section 1.02    Closing.    The parties shall consummate the Transaction at a mutually agreeable location upon satisfaction (or waiver, other than a waiver of any condition set forth in Section 4.06) of all conditions to Closing (as defined below); provided, that such consummation may not occur prior to the end of the 15-day period commencing on the date of issuance of a notice by CapGen to its investors to call funds required to purchase the Purchased Shares that CapGen is acquiring (the “Investor Call”); and provided, further, that CapGen shall issue such notice no later than five days after receipt of the last regulatory approval, including the expiration without adverse action by the United States Department of Justice during any statutory waiting period and the satisfaction or permissible waiver of all other conditions to closing set forth in this Agreement. The closing (the “Closing”) of the purchase of the Purchased Shares by the Investor shall occur no sooner than the time set forth in the preceding sentence or at such other date and time as may be mutually agreed upon by the Investors and the Company (the “Closing Date”). At the Closing, subject to the terms and conditions hereof, the Company shall issue and deliver to each Investor the Purchased Shares set forth on such Investor’s signature page in accordance with Section 1.01 in certificate form or in uncertificated book-entry form pursuant to instructions of such Investor provided to the Company at least three Business Days in advance of the Closing Date.

Section 1.03    Payment of Purchase Price.    As payment in full for the Purchased Shares, on the Closing Date, each Investor shall deliver to the Company an aggregate amount equal to $2.60 per Purchased Share to be acquired by each Investor hereunder (such aggregate amount, the “Purchase Price”). Payment of the Purchase Price shall be made on the Closing Date in immediately available funds by wire transfer versus delivery of certificates representing the Purchased Shares. At least three Business Days in advance of the Closing Date, the Company shall designate and give notice to Investors of the bank account to which the Purchase Price shall be wired.

Section 1.04    Anti-Dilution.    If, between the date of this Agreement and the Closing Date, the outstanding shares of Common Stock are changed or exchanged for a different number of kind of shares or securities as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other substantially similar transaction, the parties shall make an appropriate and proportionate adjustment to the number of Purchased Shares or the Purchase Price.

Section 1.05    Transaction Fees and Expenses.    The Company has agreed as of the date hereof, whether or not the Private Placement is consummated, to (i) reimburse CapGen for legal fees and expenses in the amount of $250,000 and (ii) reimburse CapGen for all legal fees and expenses incurred with respect to negotiating this Agreement, the Registration Rights Agreement and the other terms of the Private Placement (including the Transaction) with Investors other than CapGen.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor, as follows and understands that each Investor is relying on these representations and warranties:

Section 2.01    Organization and Standing.

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(b)    Schedule I sets forth all Subsidiaries of the Company. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company’s principal Subsidiary and sole banking Subsidiary is the Bank, which is a South Carolina state-chartered commercial bank (the “Bank”). Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation. Each Subsidiary is wholly-owned by the Company (directly or indirectly) and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”), and all FDIC insurance premiums and assessments required to be paid have been paid when due.

Section 2.02    Corporate Power.    The Company and each Subsidiary has all requisite power and authority (corporate and other) to carry on its business as it is now being conducted and to own, lease or operate all its properties and assets and to conduct its business as contemplated hereby. The Company has all requisite corporate power and authority and has taken all corporate action necessary, subject to the receipt of the Shareholder Approvals described in this Agreement, in order to execute, deliver and perform its obligations under this Agreement and to consummate the Private Placement (including the Transaction).

Section 2.03    Corporate Authority.

(a)    This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by each Investor, this Agreement is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or to general equity principles.

(b)    The Board, including the independent members of the Board, (at a meeting or meetings duly called and held) has unanimously (i) determined that this Agreement and the Private Placement (including the Transaction) are in the best interests of, the Company and its shareholders, (ii) resolved to recommend the approval of the amendment and restatement of the Company’s Articles of Incorporation by the shareholders of the Company (as described in Section 5.04 of this Agreement) (the “Company Board Recommendation”), and (iii) irrevocably taken all necessary steps to render the provisions of Sections 35-2-201 through 35-2-226 of the South Carolina Code (the “SCC”) regarding business combinations with “interested shareholders” and Sections 35-2-101 through 35-2-111 of the SCC regarding “control share acquisitions,” as well as similar provisions set forth in the Company’s articles of incorporation or other organizational documents, inapplicable to the execution and delivery of this Agreement and the consummation of the Private Placement (including the Transaction). Giving effect to the Board actions described in this Section 2.03(b), no “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws or regulations of the State of South Carolina (such laws or regulations, “Takeover Laws”) are applicable to the execution, delivery or performance of this Agreement or the consummation of the Private Placement (including the Transaction). The Company has no shareholder rights plan, poison pill or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company for any purpose, regardless of form.

(c)    No shareholder approval of the Private Placement is required under the SCC or the rules or regulations of any stock exchange or other market that any of the Company’s securities are listed, quoted or traded on.

Section 2.04    Regulatory Approvals; Shareholder Approvals; No Violations.

(a)    No consents, approvals, permits, orders, authorizations of, exemptions, reviews or waivers by, or notices, reports, filings, declarations or registrations with, any federal, state or local court, governmental, legislative, judicial, administrative authority, Regulatory Authority (as defined in Section 2.07(b) of this Agreement), taxing authority, agency, commission, body or other governmental entity or self-regulatory organization (each, a “Governmental Authority”) or with any third party are required to be made or obtained by the Company, the Bank or any Subsidiary of either of them in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the sale of the Purchased Shares or any other aspect of the Transaction except for (i) the necessary approvals of CapGen to purchase the Purchased Shares and become a bank holding company controlling the Company as required by the Transaction and notices to the Board of Governors of Federal Reserve System or its delegee (the “Federal Reserve”) of the proposed purchases by the other Investors; (ii) those already obtained or made; and (iii) any securities or “blue sky” filings of any state.

(b)    The only vote of the holders of outstanding securities of the Company required by the Company’s articles of incorporation or bylaws, Applicable Law, or otherwise, to consummate the sale of the Purchased Shares and approve the adoption of the Amended and Restated Articles of Incorporation (as defined below) is the affirmative vote of the holders of not less than 66 2/3% vote of all outstanding shares of Common Stock, voting together as a single class, in favor of the adoption of the Amended and Restated Articles of

Incorporation (the “Requisite Shareholder Vote”). Otherwise, any Proposals, if any, required in connection with the Private Placement (including the Transaction) require a vote of the holders of a majority of the outstanding shares of Common Stock, voting together as a single class.

(c)    The execution, delivery and performance of this Agreement by the Company does not, and (assuming the Requisite Shareholder Vote is obtained) the consummation by the Company of the Private Placement (including the Transaction) will not, (i) constitute or result in a breach or violation of, or a default under, the acceleration of any obligations or penalties or the creation of any Lien or exception to title of any kind on the assets of the Company or any Subsidiaries (with or without notice, lapse of time, or both) pursuant to, agreements binding upon the Company or any Subsidiary or to which the Company or any Subsidiary or any of their respective properties is subject or bound or any law, regulation, judgment or governmental or non-governmental permit or license to which the Company or any Subsidiary or any of their respective properties is subject; except, in the case of this clause (i), for any breach, violation, default, acceleration, debt repayment trigger or creation that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect; or (ii) constitute or result in a breach or violation of, or a default under, the articles of incorporation or the bylaws of the Company or the organizational documents of any Subsidiary, in each case, effective as of the Closing Date.

Section 2.05    Company Capital Stock; Purchased Shares.    (a)    As of the date hereof, the authorized capital stock of the Company consists solely of 25,000,000 shares of Common Stock, of which 6,495,130 shares are issued and outstanding (excluding shares of unvested time-based stock options, representing 132,810 shares of Common Stock) and 2,500,000 shares of preferred stock, par value $0.01 per share, of which no shares have been designated or are issued or outstanding. As of the date hereof, 204,960 shares of Common Stock are reserved for issuance under the Company’s 2008 Restricted Stock Plan and 132,810 shares of Common Stock have been reserved for issuance upon exercise of stock options with a weighted-average exercise price of $22.54, which have been granted and remained outstanding as of December 31, 2009, and 146,154 shares of Common Stock are issuable upon the conversion of outstanding unsecured convertible promissory notes with an aggregate principal balance of $380,000 (the “Convertible Notes”). The outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, and are not subject to preemptive rights (and were not issued in violation of any preemptive rights). No options, rights or warrants have been granted with respect to shares of Common Stock since December 31, 2009, except for the Convertible Notes.

(b)    The Purchased Shares have been duly authorized by all necessary corporate action on the part of the Company subject to the receipt of the Requisite Shareholder Vote, and, when issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive rights, except in favor of the Investors as provided herein. Except with respect to the options and restricted stock described in Section 2.05(a), the Convertible Notes and the issuance of Common Stock pursuant to this Agreement, neither the Company nor any Subsidiary has and is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement). There are no outstanding securities or instruments of the Company or which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Purchased Shares.

Section 2.06    Company Reports; Financial Statements, Etc.

(a)    The Company and each Subsidiary has filed or furnished, as applicable, on a timely basis, all forms, filings, registrations, submissions, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since December 31, 2008. Such forms, statements, reports and documents filed or furnished since December 31, 2009, including any amendments thereto, are called the “Company Reports.” Each of the Company Reports to the SEC, at the time of its filing or being furnished, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act applicable to the Company Reports. As of their respective dates (or, if amended, as of the date of such amendment), the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
(b)    The Company’s consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports: (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required under the rules of the SEC to be in compliance with GAAP); and (ii) complied as to form, as of their respective filing dates, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Such consolidated financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial position, consolidated results of operations, consolidated changes in shareholder equity and consolidated cash flows of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments that were not and that are not expected to be, individually or in the aggregate, material to the Company and its consolidated Subsidiaries taken as a whole). All annual financial statements of the Company included in the Company Reports have been audited by an independent registered public accounting firm.

(c)    The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act or otherwise is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Such disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records, that in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.

(d)    The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the audit committee of the Board, (i) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of the Board any material weaknesses in internal control over financial reporting; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since December 31, 2008, no material complaints, allegation, assertion or claim, whether written or oral from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from the Company employees regarding questionable accounting or auditing matters, have been received by the Company. No attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s chief legal officer, audit committee (or other committee designated for the purpose) of the Board or the Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act of 2002.

(e)    There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

Section 2.07    Compliance with Applicable Laws; Regulatory Filings; Permits.

(a)    Neither the Company nor its Subsidiaries is in violation of, and has not violated or been charged with a violation of, any Applicable Law, except for (i) the matters disclosed in Section 2.07(a) of the Disclosure Schedule; or (ii) such violations as would not have a Material Adverse Effect.

(b)    Except for Currency and Foreign Transaction Reports that were filed untimely in 2009 and early 2010 as described in Section 2.07(e) of the Disclosure Schedule and which have since been filed, the Company and the Subsidiaries have timely filed all reports and statements, together with any amendments required to be made with respect thereto (the “Regulatory Reports”), that they were required to file since December 31, 2008 with the Federal Reserve, the FDIC, the South Carolina Board of Financial Institutions (the “South Carolina Board”) (each a “Regulatory Authority”) or any other Governmental Authority having jurisdiction over its business or any of its assets or properties, and have timely paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports and statements complied in all material respects with all the laws, rules and regulations of the applicable Regulatory Authority with which they were filed. As of their respective dates (or, if amended, as of the date of such amendment), the Regulatory Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(c)    The Company and the Subsidiaries hold all material registrations, licenses, permits and franchises (“Permits”) as are required to conduct their respective businesses as now conducted (including, without limitation, any insurance or securities activities), and all such licenses, permits and franchises are valid and in full force and effect. No suspension or cancellation of any such Permits has been initiated or threatened, and all filings, applications and registrations with respect thereto are current.

(d)    The Company and the Subsidiaries are in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and Applicable Laws and rules and policies of applicable Regulatory Authorities with respect to any bank-owned life insurance (“BOLI”) or similar insurance, regardless of where the insurance is held.

(e)    Except for Currency and Foreign Transaction Reports that were filed untimely in 2009 and early 2010 and as further described on Section 2.07(e) of the Disclosure Schedule but which have since been filed, the operations of the Company and Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, the USA Patriot Act, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(f)    Neither the Company nor Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(g)    Neither the Company nor any of its Subsidiaries, nor any directors, officers, nor to the Company’s knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(h)    The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause any of its Subsidiary banking institutions: (i) to be assigned a CRA rating by federal or state banking regulators lower than “satisfactory”; or (ii) to be deemed to be operating in violation, in any material respect, of the Money Laundering Laws.

Section 2.08    No Undisclosed Liabilities.    Neither the Company nor the Subsidiaries have any liabilities of any nature, whether accrued, absolute, matured or unmatured, contingent or otherwise, and whether existing or reasonably possible to be incurred, except liabilities that (a) have been disclosed in financial statements of related footnotes contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 or its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 or have arisen since March 31, 2010 in the ordinary course of business, (b) are properly reflected in the Company’s most recent consolidated financial statements contained in the Company Reports and the Regulatory Reports to the extent required to be so reflected or reserved against in accordance with GAAP or requirements of the Governmental Authorities or (c) are disclosed in this Agreement (including the related Disclosure Schedules).

Section 2.09    Absence of Certain Changes.    Except as described in Section 2.09 of the Disclosure Schedule, since December 31, 2009, (a) the Company and Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice; and (b) no event or events have occurred that have had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, unless such changes are contemplated herein.

Section 2.10    Tax Matters.

(a)    For purposes of this Section 2.10, the following definitions shall apply:

(i)    The term “Group” means, individually and collectively, (A) the Company; (B) the Bank; (C) the affiliated group as defined in Section 1504(a) of the Code of which the Bank is or has been a member at any time; and (D) any individual, trust, corporation, partnership, limited liability company or any other entity as to which the Company or the Bank is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations, including without limitation as part of a combined or unitary group.

(ii)    The term “Taxes” means all taxes, however denominated, including, without limitation, any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, without limitation, federal income taxes and state income taxes), alternative or add-on minimum taxes, estimated taxes, payroll and employee withholding taxes, back-up withholding and other withholding taxes, unemployment insurance, social security taxes, sales and use taxes, value added taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation and Pension Benefit Guaranty Corporation premiums, self dealing or prohibited transactions taxes, customs, duties, capital stock taxes, and other obligations of the same or of a similar nature to any of the foregoing, which the Group is required to pay, withhold or collect, whether disputed or not.

(iii)    The term “Returns” means all reports, estimates, declarations of estimated tax, claims for refund, information statements and returns required to be prepared or filed in connection with, any Taxes, employee agreement or Plan, including any schedule or attachment thereto, and including any amendment thereof.

(b)    All Returns required to be filed by or on behalf of any members of the Group prior to the Closing Date have been, or will be, duly filed on a timely basis, subject to any applicable extensions. Such Returns are true, correct and complete in all material respects; provided that the Federal Income Tax Returns on Form 1120 for the tax years ended December 31, 2009 and 2007 will be amended to reflect a reduction of the Company’s 2009 net operating loss by approximately $1.9 million which is anticipated to result in a payment of tax and interest of approximately $0.7 million for which the Bank is responsible and will make payment pursuant to a tax sharing agreement between the Company and the Bank. All material Taxes owed by any members of the Group (whether or not shown on any Return) have been paid in full on a timely basis or have been adequately provided for in the financial statements of the Company in accordance with GAAP, and no other material Taxes are owing or payable by the Group with respect to items or periods covered by such Returns or with respect to any taxable period ending on or before the date of this representation and warranty for which a Return was due prior to such date. No claim has ever been made by any Governmental Authority for any jurisdiction in which any member of the Group does not file Returns that it is or may be subject to taxation by that jurisdiction that has not since been resolved. No material security interests, liens, encumbrances, attachments or similar interests exist on or with respect to any of the assets of the Group that arose in connection with any failure or alleged failure to pay any Taxes, except for statutory liens for current Taxes not yet due. Each member of the Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any and all officers, directors, employees and agents (including, without limitation, any independent contractor, foreign person or other third person) in compliance with all tax withholding provisions of applicable federal, state, local and foreign law (including, without limitation, income, social security, employment tax withholding, and withholding under Sections 1441 through 1446 of the Code). The Bank has timely complied with all requirements under Applicable Laws relating to information, reporting and withholding and other similar matters for customer and other accounts (including back-up withholding and furnishing of Forms 1099 and all similar reports).

(c)    The amount of the Group’s liability for unpaid Taxes for all periods ending on or before the last day of the month before the Closing Date (including accruals for any exposure item) shall not, in the aggregate, exceed the amount of the liability accruals for Taxes, as such accruals are reflected on the Group’s most recent consolidated balance sheet contained in the Company Reports. All such accruals are, or will be, recorded in accordance with GAAP.

(d)    The Company has made and caused the Bank or any other member of the Group to make available to the Investor true, correct and complete copies of all federal and state income tax Returns for all periods that are open for federal and state tax purposes and all other Returns, including, without limitation, income tax audit reports, statements of income or gross receipts tax, franchise tax, sales tax and transfer tax, deficiencies, and closing or other agreements relating to income or gross receipts tax, franchise tax, sales tax and transfer tax received by the Group or on behalf of the Group, as well as draft Returns for the Group for all Taxes for all periods ending on or before the Closing Date.

(e)    (i) No deficiencies that are material individually or in the aggregate have been asserted with respect to Taxes of the Group that remain unpaid; (ii) the Group is not a party to any action or proceeding for assessment or collection of Taxes, and no such action or proceeding has been asserted or threatened against the Group or any of its assets; and (iii) no waiver or extension of any statute of limitations is in effect with respect to any Taxes or Returns of the Group. Except for the Federal Income Tax Returns on Form 1120 for the tax years 2007 and 2006 which were audited by the Internal Revenue Service, the Returns of the Group for all tax years for which the statute of limitations has not expired have never been audited by a Governmental Authority, nor is any such audit in process, pending or, to the knowledge of the Company, threatened. Neither the Company nor any director or officer (or employee responsible for Tax matters) of any other member of the Group is aware of any facts or circumstances that, if known by any Governmental Authority would be reasonably likely to cause the Governmental Authority to assess any additional Taxes for any period for which Returns have been filed.

(f)    No member of the Group has (i) been or shall be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the Closing in accordance with Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring prior to the Closing except as specified in Section 2.10(g) below; (ii) filed any disclosure under Section 6662 of the Code or comparable provisions of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return; (iii) engaged in a “reportable transaction,” as defined in Treasury Regulation Section 1.6011-4(b); (iv) ever been a member of a consolidated, combined, unitary or aggregate group of which the Company or the Bank was not the ultimate parent company; (v) been the “distributing corporation” or the “controlled corporation” (in each case, within the meaning of Section 355(a)(1) of the Code) with respect to a transaction described in Section 355 of the Code (A) within the two-year period ending as of the date of this Agreement, or (B) in a distribution that would otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code); (vi) incurred any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, as a result of any contractual obligation, or otherwise for any Taxes of any Person other than the Company or the Bank; or (vii) ever been a “United States real property holding corporation” within the meaning of Section 897 of the Code.

(g)    No member of the Group shall be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any: (i) installment sale or other open transaction disposition made on or prior to the Closing Date; (ii) prepaid amount received on or prior to the Closing Date; (iii) a closing agreement described in Section 7121 of the Code or any corresponding provision of state of foreign Tax Law executed on or prior to the Closing Date; or (iv) any change in method of accounting for a taxable period or portion thereof ending on or before the Closing Date, except for the changes in method filed with respect to loan origination fees filed for the tax year ending December 31, 2007.

(h)    There has been no “ownership change,” as defined in Section 382 of the Code, with respect to any member of the Group; provided, that the Closing is expected to result in such an “ownership change.”

Section 2.11    Transactions with Affiliates.    Except as disclosed in the Company Reports, since December 31, 2008:

(a)    no current officer, director or employee of the Company or the Subsidiaries, any of their respective immediate family members, as defined in SEC Regulation S-K or any “insider” or “related interests” as defined in Federal Reserve Regulation O, any other corporation or organization of which any of the foregoing persons is an officer, director or beneficial owner of 10% or more of any class of its equity securities, or any trust or other estate in which any of the foregoing persons has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity, nor any current or former affiliate of the Company or the Subsidiaries, has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Bank or in any transaction or series of similar transactions to which the Bank is a party;

(b)    no such person, if any, is indebted to the Company or the Subsidiaries, except for normal business expense advances and except for loans and extension of credit (i) made in the ordinary course of the Bank’s business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated persons, (iii) that did not involve more than the normal risk of collectability or present other unfavorable features, and (iv) which are not disclosed as nonaccrual, past due, troubled debt restructuring or potential problem loans in the Company’s filings with any Governmental Authority.

(c)    neither the Company nor the Subsidiaries are indebted to any such person except for amounts due under normal salary or reimbursement or ordinary business expenses;

(d)    no such person is a party to a material agreement as described in Section 2.14 with the Company or the Subsidiaries other than agreements related to employment or service as a director;

(e)    no such person has any other relationship or has engaged or engages in any other transaction or series of similar transactions that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC; and

(f)    all of the transactions referred to in this Section 2.11 are transactions entered into in the ordinary course of business on an arm’s-length business pursuant to normal business terms and conditions.

Section 2.12    Loans.    (a)     With respect to each outstanding loan, lease or other extension of credit or commitments to extend credit by the Bank (a)(i) the Bank has duly performed in all material respects generally with respect to the loan portfolio its obligations thereunder to the extent that such obligations to perform have accrued; (ii) the Bank maintains systems and procedures designed to insure that all documents and agreements necessary for the Bank to enforce such loans, leases or other extension of credit and needed for the practical realization in all material respects of the contractual obligations of such loans, leases or other extensions of credit are in existence and in the Bank’s possession; (iii) no claims, counterclaims, set-off rights or other rights have been asserted against the Bank, nor, to the knowledge of the Company, do the grounds for any such claim, counterclaim, set-off rights or other rights exist, with respect to any such loans, leases or other extensions of credit which could impair the collectability thereof, except as disclosed in Section 2.12 of the Disclosure Schedule; and (iv) the Bank maintains systems and procedures intended to insure that each such loan, lease and extension of credit has been, in all material respects, originated and serviced in accordance with the Bank’s then-applicable underwriting guidelines and policies, the terms of the relevant credit documents and agreements and Applicable Law, including Federal Reserve Regulations H, O and W, and applicable limits on loans to one borrower under Applicable Law.

(b)    There are no loans, leases, other extensions of credit or commitments that are material in amount individually or in the aggregate that to the Company’s knowledge should have been, in accordance with applicable regulatory policies and the Company’s policies, classified by the Bank or its regulatory examiners, auditors or other credit examination personnel as “watch,” “other assets (or loans) especially mentioned,” “substandard,” “doubtful,” “classified,” “criticized,” “loss” or any comparable classification, which have not been so classified.

(c)    Except as disclosed in the Company’s Quarterly Report for the quarter ended March 31, 2010, as of March 31, 2010 there are no loans due to the Bank as to which any payment of principal, interest or any other amount is 90 days or more past due.

(d)    The allowances for possible loan and lease losses shown on the financial statements included in any Company Report were, on the respective filing dates, adequate in all respects under the requirements of GAAP and applicable regulatory accounting practices, in each case consistently applied, to provide for probable loan and lease losses as of such filing date, and were in accordance with the safety and soundness standards administered by, and the practices, procedures, requests and requirements of, the applicable Regulatory Authority.

Section 2.13    Other Activities of the Company and the Bank.    Except as described in Section 2.13 of the Disclosure Schedule, neither the Company nor the Bank, nor any officer, director or employee of the Company or the Bank acting in an agency capacity on behalf of the Company or Bank, is authorized to engage in or conduct, and does not engage in or conduct, any securities sales, underwriting, brokerage, management or dealing activities, whether as principal or agent, either directly or under contractual or other arrangements with third parties. The Bank is authorized to and exercises trust and fiduciary powers.

Section 2.14    Material Agreements; No Defaults.    There are no material breaches, violations, defaults (or events that have occurred that with notice, lapse of time or the happening or occurrence of any other event would constitute a default) or allegations or assertions of any of the foregoing by the Company or the Subsidiaries, as the case may be, or, to the knowledge of the Company, any other party, with respect to any contract or agreement to which the Company or any of its Subsidiaries is a party that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K and that is to be performed in whole or in part after the date of this Agreement and each such contract or agreement has been filed as an exhibit to the Company’s SEC filings pursuant to Item 601 of Regulation S-K.

Section 2.15    Company Benefit Plans.    (a)    For purposes of this Agreement, “Benefit Plan” means all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), all employee pension benefit plans within the meaning of Section 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and all other employee benefit agreements or arrangements, including, but not limited to, all bonus, incentive, deferred compensation, vacation, stock purchase, stock option, stock award, severance, employment, change of control, golden-parachute, consulting, dependent care, cafeteria, employee assistance, scholarship, or fringe benefit or similar plans, programs, agreements or policies, in each case sponsored or maintained by the Company or each person that, together with the Company, would be treated as a single employer under Section 414 of the Code (such person, an “ERISA Affiliate”) or to which the Company or an ERISA Affiliate contributes on behalf of its employees, in all cases whether written, unwritten or otherwise, funded or unfunded, and whether or not ERISA is applicable to such plan, program, agreement or policy.

(b)    With respect to each Benefit Plan, the Company and each ERISA Affiliate, as well as each Benefit Plan, have complied, and are now in compliance in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plan, including the Pension Protection Act of 2006, except as described in Section 2.15(b) of the Disclosure Schedule. Each Benefit Plan has been administered in all material respects in accordance with its terms and all laws and regulations applicable to such Benefit Plan, including ERISA and the Code. Each Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination or opinion letter as to its qualified status under the Code, or application for such letter will be timely filed, or if the Benefit Plan intended to be qualified under Section 401(a) of the Code is maintained pursuant to a prototype or “volume submitter” plan document, the sponsor of the prototype or volume submitter document has obtained from the National Office of the Internal Revenue Service an opinion or notification letter stating that the form of the prototype or volume submitter document is acceptable for the establishment of a qualified retirement plan under Section 401(a) of the Code.

(c)    Except for liabilities appropriately reserved for in accordance with GAAP or identified in the financial statements contained in the Company Reports, (i) no claim is pending, or to the knowledge of the Company threatened, against the Company or any ERISA Affiliate related to the employment and compensation of employees or any Benefit Plan, including any claim related to the purchase of employer securities or to expenses paid under any defined contribution pension plan; and (ii) no event has occurred, and there exists no condition or set of circumstances, which could reasonably be expected to subject the Company or any Subsidiary to any liability under the terms of, or with respect to, any Benefit Plan or under ERISA, the Code or any other Applicable Law.

(d)    Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Benefit Plan that is or was subject to Title IV of ERISA or Section 412 of the Code (except The Palmetto Bank Pension Plan and Trust Agreement, which is sponsored by the Bank and which has been frozen effective January 1, 2008), (ii) “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (iii) “multiple employer plan” within the meaning of Section 4001(a)(3) of ERISA or subject to Section 413(c) of the Code, or (iv) “welfare benefit fund” within the meaning of Section 419 of the Code. The Company and the Bank do participate in the South Carolina Banker’s Employee Benefits Trust as to certain health benefits.

(e)    None of the execution and delivery of this Agreement, nor the consummation of the Private Placement (including the Transaction) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Subsidiary from the Company or any ERISA Affiliate under any Benefit Plan or otherwise; (ii) increase any benefits otherwise payable under any Benefit Plan; (iii) result in any acceleration of the time of payment or vesting of any such benefits; (iv) require the funding or increase in the funding of any such benefits; or (v) result in any limitation on the right of the Company or any ERISA Affiliate to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust. The Company and, to the extent necessary for enforceability of such Company action, each counterparty or beneficiary, will not deem or designate the Private Placement (including the Transaction) as a change in control (for any purpose, regardless of form) or similar event, will waive and terminate any and all rights and remedies under such Benefit Plans or otherwise that may result from the Transaction, if it were deemed such a change in control or similar event.

(f)    The Company has provided true and complete copies of acknowledgments executed by each of (i) Samuel L. Erwin, Lee S. Dixon and George Andy Douglas, Jr. and (ii) each other holder of restricted stock issued by the Company, in each case to the effect that (A) the Transaction does not constitute a change in control of the Company for any purpose, regardless of form (including a reorganization in which the Company does not survive) or the Bank under any agreement to which he or she is a party or Benefit Plan to which he or she is a participant and (B), to the extent the Transaction is deemed to be a change in control, such person has effectively waived any such claims and entitlements arising as a result of such change in control.

(g)    The Compensation Committee of the Company’s board of directors has unanimously adopted a resolution confirming that, for purposes of any outstanding options to purchase Common Stock issued by the Company and any Benefit Plan, the Private Placement (including the Transaction) shall not constitute a change in control for any purpose, regardless of form and will not result in the acceleration of any vesting or any payment.

(h)    Neither the Company nor any ERISA Affiliate has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any ERISA Affiliate to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(i)    Other than Benefit Plans with respect to options to purchase Common Stock and restricted stock issued by the Company, no Benefit Plans nor any securities issued by the Company and held by or purchased on behalf of any Benefit Plan require registration under the Securities Act.

Section 2.16    Environmental Matters.    (a)    For purposes of this Section 2.16, (i) “Environmental Law” means any applicable federal, state, local or foreign statute, law, regulation, order, decree, permit, or authorization relating to: (A) the protection of human health or the environment and natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance; and (ii) “Hazardous Substance” means any substance that is: (A) listed, classified or regulated as such pursuant to the Comprehensive Environmental Response,

Compensation and Liability Act, 40 U.S.C. §9601 et seq.; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; and (C) any other substance in concentrations that are subject to reporting, investigation, removal or remediation pursuant to any regulation of any Government Authority for the protection of human health or the environment and natural resources.

(b)    Except as, individually or in the aggregate, has not had or would not be reasonably expected to have a Material Adverse Effect, and except as disclosed on Schedule 2.16(b) of the Disclosure Schedule, the Company and the Subsidiaries are in compliance with all applicable Environmental Laws and, to the knowledge of the Company, (i) no real property currently owned or operated by the Company or any of its subsidiaries has been and remains contaminated with any Hazardous Substance; (ii) no real property formerly owned or operated by the Company or any of its subsidiaries has been and remains contaminated with any Hazardous Substance; (iii) neither the Company nor any of its subsidiaries has been deemed by any Government Authority to be the owner or operator under any Environmental Law of any property which is or has been contaminated with any Hazardous Substance; and (iv) no Hazardous Substance has been transported from any of the properties owned or operated by the Company or one of the Subsidiaries or is continuing to be transported, other than as permitted under applicable Environmental Law. Since January 1, 2006, neither the Company nor any of the Subsidiaries has received any written notice from any Governmental Authority or any third party indicating that the Company or any of the Subsidiaries is in violation of any Environmental Law, other than with respect to any matter that has been resolved, and such violation, if any, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and the Subsidiaries are not subject to any court order, administrative order or decree or any indemnity or other agreement arising under or related to any Environmental Law, except as disclosed in Section 2.16(b) of the Disclosure Schedule.

Section 2.17    Labor Matters.    No employees of the Company or any of the Subsidiaries are represented by any labor union, nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any of the Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any of the Subsidiaries. The Company is in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

Section 2.18    Insurance.    The Company and each of the Subsidiaries are presently insured, and since December 31, 2008 have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. As of the date hereof, all such insurance policies are in full force and effect and no written notice of cancellation has been received. There is no existing material default by any insured thereunder. The Company maintains directors’ and officers’ liability insurance (“D&O Insurance”) in the amounts specified in Section 2.18 of the Disclosure Schedule and has provided the Investors with a copy of its policy of D&O Insurance as part of Section  2.18 of its Disclosure Schedule.

Section 2.19    No Integration.    Neither the Company nor the Subsidiaries, nor any of their respective affiliates, nor any person acting on their behalf, has issued any securities of the Company that would be integrated with the sale of the Purchased Shares for purposes of the Securities Act, nor will the Company or the Subsidiaries or affiliates take any action or steps (and neither have they taken any action or steps) that would require registration of any of the Purchased Shares under the Securities Act or cause the offering of the Purchased Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of the Investors, the offer and sale of the Purchased Shares by the Company to the Investor pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

Section 2.20    No Change in Control.    The issuance of the Purchased Shares to the Investors as contemplated by this Agreement will not trigger any payment, termination or rights under any “change in control” provision in any agreements to which the Company, the Bank or any of the Subsidiaries is a party or is bound.

Section 2.21    Properties.

(a)    Except in any such case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, with respect to the real, personal and mixed property owned by the Company or the Subsidiaries, the Company or one of the Subsidiaries has valid title to such real property, free and clear of any liens, and there are no outstanding options to purchase real property.

(b)    The Company has made available to the Investors copies of all material leases, subleases and other agreements under which the Company or any of the Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real, personal or mixed property (the “Leases”) (including all modifications, amendments, supplements, waivers and side letters thereto). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Lease is valid, binding and in full force and effect; and (ii) to the knowledge of the Company, no termination event or condition or uncured default of a material nature on the part of the Company or, if applicable, any of the Subsidiaries exists under any Lease. The Company and each of the Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except for Liens which do not interfere with the use or materially affect the value of the property subject to the Lease. Neither the Company nor any of the Subsidiaries has received written notice of any pending, and to the knowledge of the Company there is no threatened, condemnation or similar proceeding with respect to any property leased pursuant to any of the real property leases.

(c)    The Company and the Subsidiaries have good and valid title to their material owned assets and properties, or in the case of assets and properties they lease, license, or have other rights in, good and valid rights by lease, license or other agreement to use, all material assets and properties (in each case, tangible and intangible) necessary to permit the Company and the Subsidiaries to conduct their respective businesses as currently conducted, except, in all cases, as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.22    Computer and Technology Security.    The Company and the Subsidiaries have in place reasonable safeguards of the information technology systems utilized in the operation of the business of the Company and the Subsidiaries consistent with the guidance of its Regulatory Authorities, including the implementation of procedures intended to ensure that such information technology systems are free from any disabling codes or instructions, timer, copy protection device, clock, counter or other limiting design or routing and any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” or other software routines or hardware components that in each case limit unauthorized access or the unauthorized disablement or unauthorized erasure of data or other software by a third party, and to the Company’s knowledge there have been no successful unauthorized intrusions or breaches of the security of the information technology systems.

Section 2.23    Data Privacy.    The Company and the Subsidiaries’ respective businesses have complied with and, as presently conducted, are in compliance with, all Applicable Laws applicable to data privacy, data security, or personal information, as well as industry standards applicable to the Company and the Subsidiaries. The Company and the Subsidiaries have complied with, and are presently in compliance with, its and their respective policies applicable to data privacy, data security, or personal information. Neither the Company nor any of the Subsidiaries has experienced any incident in which personal information or other sensitive data was or may have been stolen or improperly accessed, and neither the Company nor any of the Subsidiaries is aware of any facts suggesting the likelihood of the foregoing, including without limitation, any breach of security or receipt of any notices or complaints from any person regarding personal information or other data.

Section 2.24    No Restrictive Covenants.    Except as disclosed in Section 2.24 of the Disclosure Schedule, there are no contracts or agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties, assets, directors or officers are subject or bound which limits or purports to limit the freedom of the Company or any Subsidiary or any of their respective directors or officers affiliates to compete in any material line of business or any geographic area to which the Company or any Subsidiary is a party or subject.

Section 2.25    Litigation.    Other than matters in the ordinary course of its banking business and which have not had and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (a) no civil, criminal or administrative litigation, claim, action, suit, hearing, arbitration, investigation, inquiry or other proceeding before any Governmental Authority or arbitrator is pending or, to the actual knowledge of any of the executive officers of the Company, threatened against the Company or any Subsidiary; (b) except for the matters set forth on Section 2.25(b) of the Disclosure Schedule (collectively, the “Regulatory Matters”), none of the Company nor any Subsidiaries are a party to, and none of the Company nor the Subsidiaries, nor any of their respective assets or businesses, are subject to or the subject of, any written agreement, stipulation, conditional approval, memorandum of understanding, notice of determination, judgment, supervisory agreement, order, written directive, consent decree or other agreement with any Governmental Authority; and (c) except as set forth on Section 2.25(b) of the Disclosure Schedule, there are no facts or circumstances that could result in any claims against, or obligations or liabilities of, the Company or any Subsidiary, except with respect to (a), (b) and (c) for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

Section 2.26    No Brokers.    Except for the fees payable to Howe Barnes Hoefer & Arnett, Inc. (the “Placement Agent”) as disclosed in Section 2.26 of the Disclosure Schedule, neither the Company nor any Subsidiary nor any of their respective officers, directors, employees, agents or representatives has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders or similar fees in connection with the Private Placement (including the Transaction).

Section 2.27    Voting of Shares by Directors and Executive Officers.    The Company’s directors and executive officers have agreed to vote all shares of Company Common Stock which they beneficially own in favor of approving the amendment and restatement of the Company’s Articles of Incorporation (the “Insider Shareholder Votes”) and all other matters, if any, with respect to the Private Placement (including the Transaction) which may require approval by the Company’s shareholders. The Company agrees that it shall use its reasonable best efforts to enforce such agreements consistent with Applicable Law.

Section 2.28    Risk Management Instruments.    Except as has not had or would not reasonably be expected to have a Material Adverse Effect, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

Section 2.29    Adequate Capitalization.    As of March 31, 2010, the Bank met or exceeded the standards necessary to be considered “adequately capitalized” under FDIC Regulation § 325.103.

Section 2.30    Investment Company.    Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 2.31    Price of Common Stock.    The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Shares.

Section 2.32    Shell Company Status.    The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

Section 2.33    Reservation of Purchased Shares.    Following Shareholder Approvals of the Amended and Restated Articles of Incorporation and the filing of the Amended and Restated Articles of Incorporation with the South Carolina Secretary of State, the Company will reserve, and will continue to reserve, free of any preemptive or similar rights of shareholders of the Company, a number of unissued shares of Common Stock, sufficient to issue and deliver the Purchased Shares at Closing.

Section 2.34    Substantially Similar Agreement.    The Company has no other agreements with any other Investor to purchase shares of Common Stock on terms that are not substantially similar to the terms of this Agreement. The Company has no other agreements with CapGen to purchase shares of Common Stock on terms that are different than as set forth in this Agreement.

Section 2.35    Disclosure.    The Company confirms that neither it nor any of its officers or directors nor any other person acting on its or their behalf has provided, and it has not authorized any agent or representative to provide, any Investor identified on Section 2.35 of the Disclosure Schedule or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the proposed transactions hereunder, including the Private Placement, may constitute such information, all of which will be disclosed by the Company as contemplated by Section 6.15. The Company understands and confirms that such Investor will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of the Private Placement pursuant to Section 6.15.

Section 2.36    Indebtedness.    Other than as incurred under the Company’s existing commercial paper program and its Convertible Notes, which will be converted into Common Stock in connection with the Private Placement, the Company has no indebtedness outstanding other than indebtedness incurred in the ordinary course of business and the Company can satisfy its obligations under all of its outstanding indebtedness as it becomes due.

Section 2.37    Private Trading System.    The Palmetto Bancshares, Inc. Private Trading System does not require registration as a broker-dealer by the Company or any subsidiary or affiliate, is not required to be registered as an alternative market trading system and is operated in accordance with all Applicable Laws.

Section 2.38    Securities Law Compliance.    The Company has taken and will take all steps necessary to comply with all applicable federal and state securities laws in connection with the Private Placement and to qualify for an exemption under Regulation D of the Securities Act.

Section 2.39    Fairness Opinion.    The Company and its Board have received an opinion as to the fairness of the Transaction from a financial point of view and the Company has delivered a copy of such opinion to the Investors.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, for itself and for no other Investor, represents and warrants to the Company, severally and not jointly as follows and understands and agrees that the Company is relying on these representations and warranties:

Section 3.01    Organization.    The Investor is duly organized and validly existing under the laws of the jurisdiction of its organization.

Section 3.02    Bank Holding Company Status.

(a)    Prior to Closing, CapGen will have obtained all necessary approvals to own the Purchased Shares and to thereby be a bank holding company controlling the Company and the Bank under the BHCA.

(b)    No Investor has or is acting in concert with any other Person. Except for CapGen, assuming the accuracy of the representations and warranties of the Company, and except as provided in Section 6.7(g), no Investor, either acting alone or together with any other Person, will, directly or indirectly, own, control or have the power to vote, after giving effect to its purchase of Purchased Shares, in excess of 9.9% of the outstanding shares of the Company’s voting stock of any class or series. Without limiting the foregoing, except for CapGen, each Investor represents and warrants that it does not and will not as a result of its purchase or holding of the Purchased Shares or any other securities of the Company have “control” of the Company or the Bank, and has no present intention of acquiring “control” of the Company or the Bank for purposes of the BHCA or the Change in Bank Control Act.

Section 3.03    Authorization.

(a)    The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized. This Agreement has been duly and validly executed and delivered by the Investor and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(b)    Neither the execution, delivery and performance by the Investor of this Agreement, nor the consummation of the Transaction, nor compliance by the Investor with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (i) its certificate of limited partnership or partnership agreement or other organizational or governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, and assuming the accuracy of the representations and warranties of the Company and the performance of the covenants and agreements of the Company contained herein, violate any Applicable Law except in the case of clauses (A)(ii) and (B), for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Investor’s ability to perform its respective obligations under this Agreement or consummate the Transaction.

(c)    Assuming the accuracy of the other representations and warranties of the Company and the performance of the covenants and agreements of the Company contained herein, except as disclosed on Section 3.03(c) of the Investors’ Disclosure Schedule, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Authority, nor expiration or termination of any statutory waiting period, is necessary for the Investor to purchase the Purchased Shares to be acquired at the Closing pursuant to this Agreement.

Section 3.04    Purchase for Investment; Accredited Investor; etc.

(a)    The Investor acknowledges that the issuance of the Purchased Shares has not been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring the Purchased Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Purchased Shares to any person, (ii) will not sell or otherwise dispose of any of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) is an “accredited investor” as defined in SEC Rule 501 and/or a “qualified institutional buyer” under SEC Rule 144A, and (iv) has such knowledge and experience in financial and business matters and in investments of this type, including knowledge of the Company, that it is capable of evaluating the merits and risks of the Company and of its investment in the Purchased Shares and of making an informed investment decision. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act or an unregistered broker-dealer engaged in the business of being a broker-dealer.

(b)    The Investor has, either alone or through its representatives:

(i)    consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary;

(ii)    had a reasonable opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the officers and representatives of the Company and the Bank concerning the Company’s and the Bank’s financial condition and results of operations, the business plan for the Company and the Bank, all employment agreements and benefit plans and other contractual arrangements among the Company, the Bank and their respective management teams, the terms and conditions of the Private Placement, the Transaction and any additional relevant information that the Company possesses, and any such questions have been answered to its satisfaction;

(iii)    had the opportunity to review and evaluate the following, among other things, in connection with its investment decision with respect to the Purchased Shares: (A) all publicly available records and filings concerning the Company and the Bank, as well as all other documents, records, filings, reports, agreements and other materials provided by the Company regarding its and the Bank’s business, operations and financial condition sufficient to enable it to evaluate its investment; (B) certain investor presentation materials (as supplemented from time to time) (collectively, the “Offering Materials”) that summarizes this offering of Purchased Shares and the Transaction; and (C) this Agreement, the Registration Rights Agreement and all other exhibits, schedules and appendices attached hereto and thereto (collectively, the “Private Placement Documents”); and

(iv)    made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by any other Person, including any other Investor or the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors or representatives, if any, shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. Each Investor understands that (i) its investment in the Purchased Shares involves a high degree of risk and it is able to afford a complete loss of such investment, (ii) no representation is being made as to the business or prospects of the Company or the Bank after completion of the Transaction or the future value of the Purchased Shares, and (iii) no representation is being made as to any projections or estimates delivered to or made available to the Investors (or any of its affiliates or representatives) of the Company’s or the Bank’s future assets, liabilities, stockholders’ equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom. Each Investor, either alone or together with its representatives, if any, has the knowledge, sophistication and experience in financial and business matters as to fully understand and be capable of evaluating the merits and risks of an investment in the Purchased Shares.

(c)    The Investor acknowledges that the information in the Offering Materials is as of the date thereof and may not contain all of the terms and conditions of the offering and sale of the Purchased Shares and the Transaction, and understands and acknowledges that it is the Investor’s responsibility to conduct its own independent investigation and evaluation of the Company and the Subsidiaries, the Bank and the Transaction, including (i) the business prospects and future operations of the Company after completion of the Transaction, if applicable, and (ii) the management team that will operate and manage the Company following the completion of the Transaction. The Investor is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any person, including, without limitation, the Placement Agent and, in the case of Investors other than CapGen, CapGen, except for the express statements, representations and warranties of the Company made or contained in this Agreement and the other Private Placement Documents. Furthermore, the Investor acknowledges that: (A) the Investor has made, and has relied upon, its own independent examination in purchasing the Purchased Shares, including of the Company and the Subsidiaries, the Bank, the Transaction and the management team of the Company that will continue to operate and manage the Company after the completion of the Transaction; (B) nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Purchased Shares constitutes legal, tax or investment advice and the Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares; (C) the Investor received or had access to all of the information the Investor deemed necessary in order to make its investment decision in the Purchased Shares; and (D) the Placement Agent is a third party beneficiary to this Section 3.04(c).

(d)    The Investor has read and understands the risk factors outlining certain, but not all, risks related to the Company, the Bank, and an investment in the Company set forth in the Company’s Form 10-K for the year ended December 31, 2009.

(e)    The Investor understands that the Purchased Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and regulations and that the Company is relying upon, among other things, the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Purchased Shares.

(f)    The Investor is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Purchased Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(g)    The Investor understands that (i) its investment in the Purchased Shares involves a high degree of risk, (ii) no representation is being made as to the business or prospects of the Company or the Bank after completion of the Transaction or the future value of the Purchased Shares, and (iii) no representation is being made as to any projections or estimates delivered to or made available to the Investor (or any of its affiliates or representatives) of the Company’s or the Bank’s future assets, liabilities, stockholders’ equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom. The Investor, either alone or together with its representatives, if any, has the knowledge, sophistication and experience in financial and business matters as to fully understand and be capable of evaluating the merits and risks of an investment in the Purchased Shares and has the ability to bear the economic risks of an investment in the Purchased Shares and, at the present time, is able to afford a complete loss of such investment.

(h)    The Investor understands and agrees that the Purchased Shares are not deposits and are not insured by the FDIC or any other Governmental Authority.

Section 3.05    Regulatory Approvals.    The Investor has not been advised by any applicable Regulatory Authority, and has no reasonable basis to believe, that any regulatory approvals required to consummate the Transaction will not be obtained.

Section 3.06    Sufficient Funds.    The Investor at the Closing will have all funds necessary to pay and deliver the Purchase Price.

Section 3.07    Brokers and Finders.    Neither the Investor nor its affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with this Agreement or the transactions contemplated hereby, in each case, whose fees the Company would be required to pay.

Section 3.08    Residency.    The Investor has, if an entity, its principal place of business or, if an individual, its primary residence, in the jurisdiction indicated below the Investor’s name on the signature pages hereto, except as indicated on such signature page.

ARTICLE IV.

CONDITIONS TO THE OBLIGATIONS

OF THE INVESTORS

The obligations of each Investor to purchase and pay for the Purchased Shares and to perform its obligations under this Agreement are subject to the satisfaction or waiver (other than a waiver of any condition set forth in Section 4.06) by the Investor, on or before the Closing Date, of the following conditions:

Section 4.01    Representations and Warranties to be True and Correct.    The representations and warranties contained in Article 2 are true and correct in all material respects as of the date of this Agreement and are true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent such representations and warranties are limited expressly to an earlier date, in which case the accuracy of such representations and warranties shall be determined on and as of such date), and the chief executive officer of the Company shall have certified such compliance to the Investor in writing on behalf of the Company prior to Closing.

Section 4.02    Performance.    The Company has performed and complied in all material respects with each of its obligations contained herein required to be performed or complied with by it prior to or at the Closing Date, and a duly authorized officer of the Company has certified such compliance to the Investor in writing on behalf of the Company.

Section 4.03    No Material Adverse Change.    Since March  31, 2010, there has not been any Material Adverse Effect.

Section 4.04     Corporate Approvals; Shareholder Approvals.    All corporate approvals to be taken by the Company in connection with the Private Placement (including the Transaction) shall have been obtained and remain in full force and effect. The Company’s shareholders shall have approved the Company’s Amended and Restated Articles of Incorporation in the form approved by CapGen pursuant to Section 6.04(d), and such Amended and Restated Articles of Incorporation shall have been filed with the South Carolina Secretary of State and be in full force and effect. The Company’s shareholders shall have approved any other matters, if any, with respect to the Private Placement (including the Transaction) which require approval by the Company’s shareholders pursuant to the Company’s articles of incorporation, bylaws, Applicable Law or otherwise.

Section 4.05    Regulatory Approvals, Etc.

(a)    CapGen has received all regulatory approvals necessary to complete the Transaction, including approval of the Investor Regulatory Application.

(b)    All other consents, approvals, authorizations, clearances, exemptions, waivers or similar acts from the applicable Regulatory Authorities have been received by the Investors.

(c)    The Company shall have provided to the Investors a copy of a letter (which letter may be addressed to the Company) from the Company’s independent public accounting firm to the effect that the Investors’ investment in the Company would not be deemed or construed to be an ownership of more than 49.9% for GAAP or regulatory accounting or capital purposes of the applicable Regulatory Authorities, and will not require (i) consolidation of any Investor or its controlling persons with the Company and the Bank, (ii) the marking to market of the Company’s assets or liabilities to a fair market basis as of or as a result of the Private Placement (including the Transaction).

(d)    On a pro-forma basis after giving effect to the Transaction, immediately following the Closing, the Company will have total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater, as described in Part 325 in the FDIC’s Rules and Regulations, and Tier 1 Capital at least equal to eight percent (8%) of total assets (as contemplated by the Regulatory Matters).

(e)    All notice and waiting periods required by law to pass have passed without adverse action.

(f)    No orders or actions of any Governmental Authority enjoining, restraining, prohibiting or invalidating the Transaction have been issued and remain in effect or are unstayed.

(g)    Except as described in Section 2.07(a) or 2.25(b) of the Disclosure Schedule, no Regulatory Authority has (i) asserted a violation or noncompliance in any material respect of any Regulatory Matter or any other formal or informal enforcement action taken by any Regulatory Authority; (ii) revoked or restricted any material permits held by the Company or any of the Subsidiaries; or (iii) issued, or required the Company or any of the Subsidiaries to consent to the issuance or adoption of, a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or any board resolution or similar undertaking, except for the Regulatory Matters, that, in the reasonable estimation of the Investor, materially restricts or materially affects the conduct of the business of the Company or such Subsidiary.

Section 4.06    Registration Rights Agreement.    The Registration Rights Agreement has been executed and delivered simultaneously with this Agreement, in substantially the form attached as Schedule II, and will be effective and in full force and effect upon, and subject to, the Closing.

Section 4.07    Sales of Shares.    At the Closing, the Company shall concurrently sell to all Investors, including CapGen, Common Stock in the Private Placement in the aggregate amount of not less than $100 million, in each case, at a purchase price per share of $2.60, in accordance with the terms of this Agreement.

Section 4.08    Legal Opinion.    The Investors shall have received an opinion of counsel, dated as of the Closing Date and addressed to the Investors, in such form and substance as are customary for transactions of this type.

Section 4.09    Third-Party Consents.    The Company shall have obtained any and all third-party consents necessary to consummate the Private Placement (including the Transaction), including all regulatory and necessary contractual consents, if any. Such necessary consents are disclosed on Schedule 4.09 of the Disclosure Schedule.

ARTICLE V.

CONDITIONS TO THE OBLIGATIONS

OF THE COMPANY

The obligations of the Company to issue and sell the Purchased Shares to the Investors and to perform its obligations under this Agreement are subject to the satisfaction or waiver by the Company, on or before the Closing Date, of the following conditions:

Section 5.01    Representations and Warranties to be True and Correct; Covenants.    The representations and warranties contained in Article 3 are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date. Each Investor shall have performed or complied in all material respects with all covenants of each Investor in this Agreement.

Section 5.02    Performance.    Each Investor has performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

Section 5.03    Regulatory Approvals.    Each Investor, including CapGen, has received all regulatory approvals necessary to complete the Transaction, including (A) approval of the Investor Regulatory Application; (B) all notice and waiting periods required by law to pass have passed without adverse action; and (C) no orders or actions of any Governmental Authority enjoining, restraining, prohibiting or invalidating the Transaction have been issued and remain in effect or are unstayed.

Section 5.04    Shareholder Approvals.    The Company’s shareholders shall have approved the Company’s Amended and Restated Articles of Incorporation in the form approved by CapGen pursuant to Section 6.04(d) of this Agreement, and such Amended and Restated Articles of Incorporation shall have been filed with the South Carolina Secretary of State and be in full force and effect. The Company’s shareholders shall have approved any other matters, if any, with respect to the Private Placement (including the Transaction) which require approval by the Company’s shareholders pursuant to the Company’s articles of incorporation, bylaws, Applicable Law or otherwise.

ARTICLE VI.

COVENANTS

Section 6.01    Reasonable Best Efforts.    Each party and its officers and directors shall use their reasonable best efforts to take, or cause to be taken, all actions necessary or desirable to consummate and make effective the Transaction as promptly as practicable. If requested by an Investor, to the extent consistent with Applicable Laws, the Company shall provide the Investors and its counsel with copies of all applications, filings, notices to, and correspondence with all Governmental Authorities in connection with the Transaction, all of which, to the extent it has not been made publicly available, shall be held confidential by the Investors.

Section 6.02    Filings and Other Actions.

(a)    Each Investor other than CapGen, with respect to itself only, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to provide all necessary and customary information and data, to prepare and file all necessary and customary documentation, to provide evidence of non-control of the Company and the Bank, including, as requested by any Governmental Authority, executing and delivering to the applicable Governmental Authorities passivity and disassociation commitments and commitments not to act in concert with respect to the Company or the Bank (the “Commitments”) in the forms customary for transactions similar to the Private Placement (including the Transaction) contemplated hereby, and to effect all necessary and customary applications, notices, petitions, filings and other documents, and to obtain all necessary and customary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Authorities, and the expiration or termination of any applicable waiting period, in each case, (i) necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement, including the Agreements attached as Exhibits hereto and (ii) with respect to each Investor, to the extent typically provided by such Investor to such third parties or Governmental Authorities, as applicable, under such Investor’s policies consistently applied and subject to such confidentiality requests as such Investor may reasonably seek. Notwithstanding the immediately preceding sentence, the Investor shall not be required to provide information on its investors solely in their capacities as limited partners or other similar passive equity investors, and shall be entitled to request confidential treatment from any Governmental Authority and not disclose to the Company any information that is confidential and proprietary to the Investor. Each party shall execute and deliver both before and after the Closing such further certificates, agreements, documents and other instruments and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 6.02(a). To the extent legally permissible, each Investor and the

Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information and confidential information related to the Investors, all the information relating to each other, and any of their respective affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions to which it will be party contemplated by this Agreement; provided, however, that (i) no Investor shall have the right to review any such information relating to another Investor and (ii) an Investor shall not be required to disclose to the Company any information that is confidential and proprietary to such Investor. In exercising the forgoing right, each of the parties agrees to act in a commercially reasonable manner and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 6.02(a). Each Investor shall promptly furnish the Company, and the Company shall promptly furnish each Investor, to the extent permitted by applicable law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authority in respect of the transactions contemplated by this Agreement.

(b)    Each Investor, on the one hand, agrees to furnish the Company, and the Company, on the other hand, agrees, upon request, to furnish to each Investor, all information concerning itself, its affiliates, directors, officers, general partners and managing members and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with any such shareholders’ meeting at which the Shareholder Approvals is sought.

(c)    To the extent the Company receives any confidential information under this Section 6.02, the Company shall not, and shall cause its employees, representatives and agents not to, use, duplicate or disclose, in whole or in part, or permit the use, duplication or disclosure of, any of such information in any manner whatsoever. The Company shall be responsible for any breach of this Section 6.02 by any of its employees, representatives and agents. All information furnished or disclosed pursuant to this Section 6.02 shall remain the sole property of the disclosing Investor.

(d)    The Company shall provide the Investors with notice of the filing on EDGAR of (i) the Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and each subsequent quarterly period ended prior to the Closing Date and (ii) all Current Reports on Form 8-K. The Company shall also provide the Investors with all reports, correspondence or other information filed with or submitted to any Regulatory Authority (to the extent permitted by law) prior to the Closing Date.

Section 6.03    Corporate Approvals; Takeover Laws.    The Company shall obtain all corporate approvals necessary for this Agreement and the Private Placement (including the Transaction). The Company shall take all reasonable steps to exclude the applicability of, or to assist in any challenge to the validity or applicability to the Private Placement (including the Transaction) of, any Takeover Laws.

Section 6.04    Shareholder Approvals.

(a)    The Company’s board of directors shall recommend that the Company’s shareholders approve the amendment and restatement of the Company’s Articles of Incorporation as provided herein and all other matters, if any, with respect to the Transaction which may require approval by the Company’s shareholders (the “Proposals”), and shall not withdraw or change any such recommendations.

(b)    As promptly as practicable following the date of this Agreement, the Company shall call a special meeting of its shareholders (the “Shareholders’ Meeting”) for the purpose of obtaining the Requisite Shareholder Vote in connection with this Agreement and the Proposals and shall use its reasonable best efforts to cause such Shareholders’ Meeting to occur as promptly as reasonably practicable and in any event no later than fifty (50) days after the date Investors have executed this Agreement to purchase $100 million of Purchased Shares. The Proxy Statement shall include the Company Board Recommendation, and the Board (and all applicable committees thereof) shall use its reasonable best efforts to obtain from the Company’s shareholders the Requisite Shareholder Vote in favor of the approval of the Proposals (the “Shareholder Approvals”).

(c)    If on the date for which the Shareholders’ Meeting is scheduled (the “Original Date”), the Company has not received proxies representing a sufficient number of votes to approve the Proposals, whether or not a quorum is present, CapGen shall have the right to require the Company, and the Company shall have the right, to postpone or adjourn the Shareholders’ Meeting to a date that shall not be more than 20 days after the Original Date. If the Company continues not to receive proxies representing a sufficient number of votes to approve the Proposals, whether or not a quorum is present, the Investor shall have the right to require the Company to, and the Company may, make one or more successive postponements or adjournments of the Shareholders’ Meeting as long as the date of the Shareholders’ Meeting is not postponed or adjourned more than an aggregate of 20 days from the Original Date in reliance on this Section 6.04(c). In the event that the Shareholders’ Meeting is adjourned or postponed as a result of Applicable Law, including the need to disseminate to Company shareholders any amendments or supplements to the Proxy Statement, any days resulting from such adjournment or postponement shall not be included for purposes of the calculations of the number of days pursuant to this subsection.

(d)    The Company shall provide a draft of the Amended and Restated Articles of Incorporation in a form reasonably satisfactory to CapGen to CapGen for approval at least five business days prior to the initial filing of the Proxy Statement with the SEC. The Company will not file the Proxy Statement without CapGen’s prior written approval of the draft of the Amended and Restated Articles of Incorporation, which consent shall not be unreasonably withheld (the Amended and Restated Articles of Incorporation, as approved by CapGen, the “Amended and Restated Articles of Incorporation”).

Section 6.05    Proxy Statement; Other Filings.    As promptly as reasonably practicable after the date of this Agreement, (a) the Company shall prepare and file with the SEC, subject to the prior review and approval of CapGen (which approval shall not be unreasonably delayed, conditioned or withheld), a letter to shareholders, notice of meeting, proxy statement and form of proxy that will be provided to shareholders of the Company in connection with seeking the Shareholder Approvals of the Proposals (including any amendments or supplements) at the Shareholders’ Meeting and any schedules required to be filed with the SEC in connection therewith (collectively, the “Proxy Statement”); and (b) the Company shall, or shall cause its affiliates to, prepare and file with the SEC any other document to be filed with the SEC in connection with other filings (the “Other Filings”) as required by the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. None of the information supplied or to be supplied by the Company or the respective Investors expressly for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC, on the date it is first mailed to the Company’s shareholders, or at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company or the Investors expressly for inclusion or incorporation by reference in each of the Other Filings will, as of the date it is filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Other Filings will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act. Each of the Company and each Investor shall obtain and furnish the information concerning itself and its affiliates required to be included in the Proxy Statement and, to the extent applicable, the Other Filings. The Company shall use its reasonable best efforts to (i) respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Proxy Statement and the Other Filings and (ii) seek to have the Proxy Statement to be declared definitive by the SEC, respectively, at the earliest reasonably practicable date. The Company shall promptly notify the Investors upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Other Filings (but not the substance of such comments or requests, except to the extent such comments or requests relate to information regarding the Investors) and shall provide CapGen, and upon request to any other Investor, confidentially copies of all correspondence between it, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the Other Filings. If, at any time prior to the Shareholders’ Meeting, any information relating to the Company or such Investor, or any of their respective affiliates, directors or officers should be discovered by the Company or any Investor, which should be set forth in an amendment or supplement to the Proxy Statement or the

Other Filings so that the Proxy Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be filed by the Company with the SEC and, to the extent required by Applicable Law, disseminated to the shareholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing the Other Filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide CapGen, and to the extent it involves disclosure regarding any other Investor, such other Investor shall be provided upon request insofar as it relates to such Investor, a reasonable opportunity to review and comment on such document or response insofar as it relates to such Investor and shall include in such document or response comments reasonably proposed by CapGen or other Investors, as applicable.

Section 6.06    Registration Rights.    The Company and the Investor shall execute and deliver upon the execution and delivery of this Agreement, the Registration Rights Agreement in substantially the form attached as Schedule II, and the Registration Rights Agreement shall become effective as of, and subject to, the Closing.

Section 6.07    Board Matters.

(a)    Prior to the Closing Date, the Company shall expand the Board by one director, and cause the Nominating and Corporate Governance Committee of the Board to nominate, and the Board shall have appointed, subject to the Closing, a designee of CapGen as a director of the Company to fill, effective as of the Closing, the vacancy created by such expansion of the Board. For so long as CapGen or any of its affiliates owns more than 9.9% of the Company’s outstanding Common Stock, and subject to satisfaction of all legal and governance requirements applicable to all Board members regarding service as a director of the Company, the Company shall cause the nomination of one person designated by CapGen for election to the Board at each annual meeting at which the term of the director designated by CapGen expires, or upon the death, resignation, removal or disqualification of such director, if earlier. CapGen shall provide written notice of such designee to the Company, together with any information pertaining to the nominated persons reasonably requested by the Company. Upon receipt of such notice and information, the Company shall do, or cause to be done, all things, and take, or cause to be taken, all actions necessary, including filing and actively seeking approvals of, all applications for prior approval of all Governmental Authorities under Applicable Law necessary or expedient to having such designee be elected and qualified to serve as a member of the Company’s Board as soon thereafter as reasonably practicable. The Company shall also elect CapGen’s designee to the Bank’s board of directors and to the board of directors of any other subsidiary requested by CapGen. After the Closing but prior to the election and qualification of CapGen’s designees, CapGen shall have the right to designate two nonvoting observers to the boards of directors of each of the Company and each of its subsidiaries.

(b)    CapGen’s designee as a Company director shall provide the Company with a directors’ and officers’ questionnaire and provide such other background information as ordinarily requested by the Company from time to time of its other directors and officers.

(c)    The Company shall waive any equity ownership requirements in connection with CapGen’s designee and serving as director of the Company and the Bank based upon the Investor’s holdings of shares of Company Common Stock; provided, however, that, in accordance with Section 34-3-40 of the SCC, the Company agrees to issue to CapGen’s designee as a director of the Company and the Bank and CapGen agrees that it, on behalf of its designee, shall purchase for $2.60 per share and hold (subject to any regulatory approval) shares of Common Stock of the Company having an aggregate value of at least $500, which shares may be transferred to CapGen and/or any future Person designated by CapGen to serve as a director of the Company and the Bank. CapGen agrees that its designee will be an “Accredited Investor” within the meaning of the Securities Act.

(d)    The Company shall waive, or exempt CapGen’s designee from, any South Carolina residence requirements in its bylaws or other applicable policies.

(e)    If required under Section 32 of the Federal Deposit Insurance Act (the “FDI Act”) or any other law, rule, regulation, order or requirement of any Governmental Authority, the Company shall promptly seek and use its reasonable best efforts to promptly obtain, all approvals necessary to having CapGen’s designee to the board of directors approved by all applicable Governmental Authorities.

(f)    Notwithstanding anything to the contrary in this Section 6.07, if, at any time, CapGen owns 9.9% or less of the outstanding shares of Company Common Stock, then CapGen’s right to nominate a member to the Company’s board of directors, the Bank’s board of directors, and the board of directors of any other subsidiary requested by CapGen granted by this Section 6.07 will terminate and such right will be lost permanently, irrespective of whether CapGen’s ownership of Company Common Stock increases again after the loss of such right.

(g)    No Investor having less than 10% of the outstanding shares of the Company’s Common Stock shall be entitled to nominate or designate a director of the Company, the Bank or any of the Subsidiaries. If an Investor other than CapGen seeks to make an investment pursuant to this Agreement in excess of 10% of the Company’s outstanding Common Stock, the Company shall promptly notify CapGen as to the name of the Investor and the proposed nominee as a director (or if no proposed nominee has yet been decided upon by such Investor), and CapGen shall have the right to designate an additional director and all references herein to CapGen’s designee as a director shall mean and refer to the actual number of CapGen designees as director.

Section 6.08    Restricted Shares.

(a)    Each Investor acknowledges and agrees that there are substantial restrictions on the transferability of the Purchased Shares. Each Investor further understands and agrees that the issuance of the Purchased Shares has not been registered under the Securities Act and the Purchased Shares are “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom.

(b)    Notwithstanding any other provision of this Article VI, each Investor covenants that the Purchased Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Purchased Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144, provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule, the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Purchased Shares under the Securities Act or state securities laws. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the transferring Investor under this Agreement and the Registration Rights Agreement with respect to such transferred Purchased Shares.

(c)    Each Investor covenants that it will not knowingly make any sale, transfer, or other disposition of any Purchased Shares, or engage in hedging transactions with respect to such Purchased Shares, in violation of the Securities Act (including Regulation S) or the Exchange Act.

(d)    Each Investor acknowledges and agrees that: (a) each certificate evidencing the Purchased Shares will bear a legend to the effect set forth below; and (b) except to the extent such restrictions are waived by the Company, neither shall transfer any Purchased Shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate, as follows and which shall be delivered also as instructions to the Company’s transfer agent:

THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR IN COMPLIANCE WITH RULE 144 THEREUNDER AND IN COMPLIANCE WITH STATE SECURITIES LAWS, UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCK PURCHASE AGREEMENT, DATED AS OF MAY 25, 2010, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION AT THE CORPORATION’S PRINCIPAL EXECUTIVE OFFICES.

(e)    The restrictive legend set forth in Section 6.08(d) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Purchased Shares are registered for resale under the Securities Act, (ii) such Purchased Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company), or (iii) such Purchased Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the registration statement registering such Purchased Shares for resale (the “Resale Registration Statement”) or (ii) Rule 144 becoming available for the resale of Purchased Shares, without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Purchased Shares and without volume or manner-of-sale restrictions, the Company shall, upon delivery of appropriate documentation by the Investor, instruct the Transfer Agent at the Company’s expense, to remove the legend from the Purchased Shares. If a legend is no longer required pursuant to the foregoing, the Company will no later than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Purchased Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 6.08(b) (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate or instrument (as the case may be) representing such Purchased Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6.08(e). Certificates for Purchased Shares free from all restrictive legends may be transmitted by the Transfer Agent to the Investors by crediting the account of the Investor’s prime broker with DTC as directed by such Investor.

Each Investor hereunder acknowledges its primary responsibilities under the Securities Act and state securities laws and accordingly will not sell or otherwise transfer the Purchased Shares or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the applicable securities laws of any state. Except as otherwise provided below, while the Resale Registration Statement remains effective, each Investor hereunder may sell the Purchased Shares in accordance with the plan of distribution contained in the Resale Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Purchased Shares are sold pursuant to Rule 144. Each Investor, severally and not jointly with the other Investors, agrees that if it is notified by the Company in writing at any time that the Resale Registration Statement registering the resale of the Purchased Shares is not effective or that the prospectus included in such Resale Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Investor will refrain from selling such Purchased Shares until such time as the Investor is notified by the Company that such Resale Registration Statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Investor is able to, and does, sell such Purchased Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

Section 6.09    Information, Access and Confidentiality.

(a)    From the date of this Agreement until the date when the Investor Percentage Interest is less than 5%, the Company shall, and will cause each of the Subsidiaries to, give the Investor and its representatives (including, without limitation, officers and employees of the Investor, and counsel, accountants, investment bankers, potential lenders and other professionals retained by the Investor) upon request of an Investor, reasonable full access during normal business hours to all of their properties, books and records (including, without limitation, tax returns and appropriate work papers of independent auditors under normal professional courtesy, but excluding information that is subject to a legal privilege and those books and records that under Applicable Laws, or under confidentiality agreements, are required to be kept confidential) and to knowledgeable personnel of the Company and to such other information as the Investor may reasonably request.

(b)    The Investor shall, and shall cause its representatives to, hold all material non-public information received as a result of its access to the properties, books and records of the Company or the Subsidiaries in confidence, except to the extent that information (i) is or becomes available to the public (other than through a breach of this Agreement), (ii) becomes available to the Investor or its representatives from a third party that, insofar as the Investor is aware, is not under an obligation to the Company or to a Subsidiary to keep the information confidential, (iii) was known to the Investor or its representatives before it was made available to the Investor or its representative by the Company or a Subsidiary, or (iv) otherwise is independently developed by the Investor or its representatives. The Investor shall, at the Company’s request made at any time after the termination of this Agreement without the Closing having occurred, deliver to the Company all documents and other material non-public information obtained by the Investor or its representatives from the Company or its Subsidiaries, or certify that such material has been destroyed by the Investor. The Investor acknowledges that it is aware of, and will comply with, applicable restrictions on the use of material non-public information with respect to the Company and its Subsidiaries imposed by the United States. federal securities laws. Any examination or investigation made by the Investor, its representatives or any other persons as contemplated by this Section 6.09 shall not affect any of the representations and warranties hereunder.

Section 6.10    Conduct of Business Prior to Closing.    Except as otherwise expressly contemplated or permitted by this Agreement, as set forth in Section 6.10 of the Disclosure Schedule, or with the prior written consent of CapGen (which consent shall not be unreasonably withheld or delayed) (which is a separate right granted to CapGen for itself and no other Investor), during the period from the date of this Agreement to the Closing Date, the Company shall, and shall cause each Subsidiary to, (a) conduct its business only in the usual, regular and ordinary course consistent with past practice; and (b) take no action that would reasonably be expected to adversely affect or delay the receipt of any Regulatory Authority or the Shareholder Approvals required to consummate the Transaction.

Section 6.11    Company Forbearances.    Except as expressly contemplated or permitted by this Agreement or as set forth in Section 6.11 of the Disclosure Schedule, during the period from the date of this Agreement to the Closing, the Company shall not, and shall not permit any Subsidiary to, without the prior written consent of CapGen (which is a separate right granted to CapGen for itself and no other Investor):

(a)    declare or pay any dividends or distributions on its capital stock except for dividends declared and payable on Company Common Stock at the same times and amounts as have been paid in 2009, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity interest or any securities or obligations convertible into or exchangeable for any shares of its capital stock or other equity interest or stock appreciation rights or grant any person any right to acquire any shares of its capital stock or other equity interest, other than (i) dividends paid by any wholly-owned Subsidiaries, and (ii) directors’ fees paid in Company Common Stock in accordance with prior practices as set forth in Section 6.11(a) of the Disclosure Schedule;

(b)    issue or commit to issue any additional shares of capital stock or other equity interest, or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock or other equity interest (except (i) options, restricted stock or other equity grants approved by the Board or the Compensation Committee of the Board under the Company’s equity incentive plans in accordance with past practice, (ii) pursuant to the exercise of outstanding options, (iii) pursuant to the conversion of the Convertible Notes (which shall occur upon the Closing), or (iv) shares of Common Stock issued to the Investors in connection with the Closing as provided herein or to executive officers of the Company in connection with the Executive Officer Investment (as defined below);

(c)    amend the articles of incorporation, bylaws or other governing instruments of the Company or any Subsidiary, except that the Company shall propose and use its reasonable best efforts to obtain Shareholder Approvals of the Amended and Restated Articles of Incorporation and amend and restate the Company’s bylaws or other governing instruments under the request or with the consent of CapGen;

(d)    incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of the Subsidiaries consistent with past practices (which shall include, for the Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit, advances from Federal Home Loan Bank of Atlanta or the Federal Reserve Bank and entry into repurchase agreements fully secured by U.S. government or agency securities) or in connection with providing a new money market sweep account to customers in compliance with securities and banking Applicable Laws, or impose, or suffer the imposition, on any share of stock held by the Company or any Subsidiary of any lien or permit any such lien to exist;

(e)    adjust, split, combine or reclassify any capital stock of the Company or any Subsidiary or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber any shares of capital stock of any Subsidiary or any asset of the Company or any Subsidiary other than in the ordinary course of business as permitted by Section 6.11(d) for reasonable and adequate consideration;

(f)    acquire any direct or indirect equity interest in any person, other than in connection with (a) foreclosures in the ordinary course of business and (b) holdings of securities solely in its fiduciary capacity;

(g)    grant any increase in compensation or benefits to the directors, executive officers or to employees generally of the Company or any Subsidiary, except in accordance with past practices previously disclosed; pay any bonus except in accordance with past practices and pursuant to the provisions of an applicable program or plan adopted prior to March 31, 2010; or, enter into or amend, except to waive or eliminate any provision that would deem the acquisition of the Purchased Shares by the Investors or that any other aspect of the Transactions are a change in control under, any severance or change in control agreements with directors, officers or employees of the Company or any Subsidiary;

(h)    enter into or amend any employment agreement between the Company or any Subsidiary and any person (unless such amendment is required by Applicable Law) that the Company does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Closing;

(i)    adopt any new employee benefit plan or employee benefits of the Company or any Subsidiary or make any material change in or to any existing employee benefit plans or employee benefits of the Company or any Subsidiary, other than any such change that is required by Applicable Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan;

(j)    make any material change in any accounting methods, policies or systems, except as may be appropriate to conform to changes in GAAP or as required or requested by any Regulatory Authority or except to improve internal controls;

(k)    (a) commence any litigation other than in connection with collections of debt consistent with past practice or in the ordinary course of business to enforce contractual rights, (b) settle any litigation involving any liability of the Company or any Subsidiary for money damages which, individually or in the aggregate, exceed or impose material restrictions on the operations of the Company and its Subsidiaries taken as a whole or where the Company or any Subsidiary is required to pay any material amount of money, or (c) modify, amend or terminate any material contract described in Section 2.14 or waive, release, compromise or assign any material rights or claims;

(l)    [Reserved]

(m)    fail to file timely any material report required to be filed by it with any Regulatory Authority, including the SEC;

(n)    make any loan or advance to any 5% or greater shareholder, director or officer of the Company or any of the Subsidiaries, or any immediate family member (as defined in SEC Regulation S-K) of the foregoing, or any “related interest” or “insider” (each as defined in Federal Reserve Regulation O) of any of the foregoing, except for renewals of any loan or advance outstanding as of the date of this Agreement on terms and conditions substantially similar to the original loan or advance;

(o)    cancel without payment in full, or modify in any material respect any agreement relating to, any loan or other obligation receivable from any 5% or greater shareholder, director or officer of the Company or any Subsidiary or any immediate family member (as defined in SEC Regulation S-K) of the foregoing, or any “related interest” or “insider” (each as defined in Federal Reserve Regulation O) of any of the foregoing;

(p)    enter into any agreement for services or otherwise with any 5% or greater shareholders, directors, officers or employees of the Company or any Subsidiary or immediate family member (as defined in SEC Regulation S-K) of the foregoing, or any “related interest” or “insider” (each as defined in Federal Reserve Regulation O) of any of the foregoing;

(q)    modify, amend or terminate any material contract described in Section 2.14 or waive, release, compromise or assign any material rights or claims, except in the ordinary course of business consistent with past practice and for fair consideration;

(r)    close any banking office where a notice of such closure is required under Section 42 of the FDI Act and applicable regulations thereunder;

(s)    except as required by Applicable Law or as required, recommended or requested by an applicable Regulatory Authority, change its or any of the Subsidiaries’ lending, investment, liability management and other material banking policies in any material respect;

(t)    take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Law, or fail to take all necessary steps within its control to exempt (or ensure the continued exemption of) the Transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect;

(u)    make or renew any loan or extension of credit to any person (including, in the case of an individual, to any immediate family member (as defined in SEC Regulation S-K)) or to any “related interest” or “insider” (each as defined in Federal Reserve Regulation O) or otherwise, except in accordance with the Bank’s policies and Applicable Law;

(v)    increase or decrease the rates of interest paid on deposits or increase the amount of brokered or internet deposits, except consistent with the Bank’s past practices;

(w)    purchase or otherwise acquire any investment securities for its own account, except in accordance with the Bank’s policies, including its asset/liability policy, and in accordance with Applicable Law;

(x)    except for as described in Section 6.21 and OREO reflected on the books of the Company or the Bank as of the date hereof, the sale of which will not result in a loss, individually or in the aggregate of $1,000,000 or more, sell, transfer, convey or otherwise dispose of any real property or other assets or interests therein having a book value individually or in the aggregate in excess of or in exchange for consideration in excess of $5,000,000, without prior Board approval and in accordance with the Company’s policies and Applicable Law;

(y)    make or commit to make any capital expenditures in excess of $1,000,000, individually or in a series of related transactions, without prior Board approval; or

(z)    agree to, or make any commitment to, take any of the actions prohibited by this Section 6.11.

Section 6.12    Investor Call.    CapGen will issue the Investor Call to its investors five days after receipt of the last approval of the Regulatory Authorities and the satisfaction (or waiver) of all other conditions under this Agreement needed for Closing of the Transaction, or at such other later date and time as may agreed upon by CapGen and the Company.

Section 6.13    No Acceleration Under Equity Compensation Plans, Etc.    Except as otherwise expressly contemplated or permitted by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall not, and shall not permit any Subsidiary to, without the prior written consent of CapGen (which is a separate right granted to CapGen for itself and no other Investor), accelerate or not take all action necessary to avoid the vesting, payment or exercise of any securities or benefits under any agreement, understanding, arrangement or plan as a result of the Private Placement (including the Transaction).

Section 6.14    No Agreements with other Investors.    Except as otherwise expressly contemplated or permitted by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall not in any form or manner, and shall not permit any Subsidiary or affiliate to, without the prior written consent of CapGen (which is a separate right granted to CapGen for itself and no other Investor), issue any securities to any investors other than the Investors party hereto or make or name or grant any rights or privileges to be the “lead investor” to any person other than CapGen hereunder.

Section 6.15    Press Releases; Public Disclosure.

(a)    The Company and CapGen shall consult with each other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that the Company may, without the prior consent of CapGen (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements or filings as may be required by Applicable Law.

(b)    Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Investor will make any such news release or public disclosure without first notifying the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed), provided that nothing in this Section 6.13 shall require the Company to provide drafts of Forms 10-K or 10-Q to any Investor whose name is not included in such document or prevent the Company from making timely disclosures under the Securities Act and the Exchange Act. CapGen authorizes the Company to publicly disclose its name but otherwise no such public disclosure of an Investor or its investment advisor will be made by the Company, except to the extent required by Applicable Law or authorized in writing by such Investor, and to all applicable Governmental Authorities without CapGen’s prior written approval. The Company and each Investor agree that within one Business Day following the Closing, the Company shall publicly disclose the closing of the transactions contemplated by this Agreement including the Private Placement. From and after such disclosure, except to the extent an Investor has requested and received material non-public information from the Company after the date hereof, no Investor (other than CapGen) shall be in possession of any material, non-public information received from the Company in connection with the Private Placement (including the Transaction). On or before 9:00 A.M. New York City time, on the second business day immediately following the Closing Date, the Company will file a Current Report on Form 8-K with the SEC describing the terms of this Agreement.

(c)    By 9:00 A.M., New York City time, on the Business Day immediately following execution of this Agreement, the Company shall issue one or more press releases (collectively, the “Press Release”) disclosing all material terms of the Private Placement (including the Transaction). On or before 9:00 A.M., New York City time, on the fourth Business Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the SEC describing the terms of the Private Placement Documents (and including as exhibits to such Current Report on Form 8-K the material Private Placement Documents, including, without limitation, this Agreement and the Registration Rights Agreement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor or any affiliate or investment adviser of the Investor, or include the name of the Investor or any affiliate or investment adviser of the Investor in any press release or in any filing with the SEC (other than a Resale Registration Statement), without the prior written consent of such Investor, except (i) as required by the federal securities laws and (ii) to the extent such disclosure is required by law, at the request of applicable Governmental Authorities. From and after the issuance of the Press Release and the issuance of the Company’s earnings release for the latest fiscal quarter ended prior to the Closing, the Investors (other than CapGen and any other Investor that has requested and received material non-public information from the Company) shall not be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors or employees.

Section 6.16    Securities Law Compliance.    The Company will take all steps necessary to comply with all applicable federal and state securities laws in connection with the Private Placement and to qualify for an exemption under Regulation D of the Securities Act.

Section 6.17    No Listing.    The Company will not list or seek to list any of its securities on any securities exchange or other market that would result in the Private Placement or the Transaction or any aspect thereof requiring shareholder approval for any reason.

Section 6.18    Regulatory Compliance.    The Company and the Bank will comply in all material respects with any formal or informal enforcement actions taken by the South Carolina Board or the Federal Reserve and the FDIC. The Company and the Bank will take all actions specified on Schedule III to this Agreement.

Section 6.19    Third Party Consents.    The Company and its Subsidiaries will not enter into any agreements or other arrangements requiring the consent of a third party as a result of the Closing.

Section 6.20    CapGen Ownership Limitation.    Neither the Company nor CapGen will take any action following the Closing that would result in CapGen owning in excess of 49.9% of the Common Stock of the Company.

Section 6.21    Discounted Loan Payoffs.    Prior to Closing and except for the loans set forth on Section 2.09 of the Disclosure Schedule, the Company and the Bank will not settle or agree to settle any outstanding loan or loans (including as a result of a sale of loans) at a loss of greater than $5.0 million, individually or in the aggregate, from the recorded net book value and will not settle or agree to settle any loan or loans (including as a result of a sale of loans) at a loss greater than 10% to the recorded net book value, individually or in the aggregate.

ARTICLE VII.

OTHER AGREEMENTS

Section 7.01    Bank Holding Company Status.    Following the Closing and as long as the Investor holds shares of the Company, no Investor other than CapGen shall exercise “control” for purposes of the BHCA or the Change in Bank Control Act, of the Company or the Bank.

Section 7.02    Preemptive Rights.

(a)    If the Company offers to sell Covered Securities (as defined below) in a public or private offering of Covered Securities solely for cash any time during a period of 24 months commencing on the Closing Date (a “Qualified Offering”), each Investor shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, in the aggregate up to the amount of Covered Securities required to enable it to maintain its Investor Percentage Interest. “Investor Percentage Interest” means, as of any date of determination, the percentage equal to (A) the aggregate number of shares of Common Stock beneficially owned by the Investor as of the date of determination divided by (B) the total number of outstanding shares of Common Stock as of such date. “Covered Securities” means Common Stock and any rights, options or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, other than securities that are (A) issued by the Company pursuant to any employment contract, employee incentive or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity to or for the benefit of any employees, consultants, officers or directors of the Company, (B) issued by the Company in connection with a business combination or other merger, acquisition or disposition transaction, partnership, joint venture, strategic alliance or investment by the Company or similar non-capital raising transaction, (C) issued as a dividend or in connection with a dividend reinvestment or stockholder purchase plan, (D) shares of Common Stock issued to holders of Common Stock immediately prior to the Closing Date (who may purchase shares of Common Stock in a public offering of up to $10.0 million directed only to shareholders of the Company at a purchase price not less than $2.60 per share (the “Follow-on Offering”); provided that the Follow-on Offering shall be consummated within 90 days following the Closing Date, the duration of the Follow-on Offering shall not exceed 30 days and each Investor shall have the right to purchase its pro rata share (based on the number of Purchased Shares purchased by such Investor) of any shares of Common Stock not subscribed for in the Follow-on Offering, or (E) up to 384,615 shares of Common Stock issued to officers of the Company in connection with and upon the Closing at a purchase price of $2.60 per share (the “Executive Officer Investment”).

(b)    Prior to making any Qualified Offering of Covered Securities, the Company shall give each Investor written notice at the address shown on each Investor’s signature page hereto of its intention to make such an offering, describing, to the extent then known, the anticipated amount of securities, and other material terms then known to the Company upon which the Company proposes to offer the same (such notice, a “Qualified Offering Notice”). Each Investor shall then have 10 days after receipt of the Qualified Offering Notice (the “Offer Period”) to notify the Company in writing that it intends to exercise such preemptive right and as to the amount of Covered Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 7.02(a) (the “Designated Securities”). Such notice constitutes a non-binding indication of interest of the Investor to purchase the amount of Designated Securities specified by the Investor (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Qualified Offering is subsequently reduced) at the price (or range of prices) established in the Qualified Offering and other terms set forth in the Company’s notice to it. The failure to respond during the Offer Period constitutes a waiver of its preemptive right in respect of such offering. Any recipient of such Qualified Offering Notice acknowledges its obligations under the federal securities laws. The sale of the Covered Securities in the Qualified Offering, including any Designated Securities, shall be closed not later than 45 days after the end of the Offer Period, except in the case of a registered offering, which shall close following pricing in accordance with market convention and further, except as to any Investor that requires prior approval of the Federal Reserve and/or other Governmental Authorities, in which case the closing of any the sale of Covered Securities to such Investor shall occur as soon as practicable following the receipt of all necessary Governmental Authority approvals and the expiration of statutory waiting periods; provided, that any such Investor shall promptly and diligently pursue such approvals and such Covered Securities shall not be issued if such Governmental Authority approvals have not been received within 120 days following the initial closing of such offering. The Covered Securities to be sold to other investors in such Qualified Offering shall be sold at a price not less than, and upon terms no more favorable to such other investors than, those specified in the Qualified Offering Notice. If the Company does not consummate the sale of Covered Securities to other investors within such 45-day period (or, in the case of a registered offering, 30 days following the end of the Offer Period) (excluding Investors that require prior approval of the Federal Reserve and/or other Governmental Authorities), the right provided hereunder shall be revived and such securities shall not be offered unless first reoffered to the Investors in accordance herewith. Notwithstanding anything to the contrary set forth herein and unless otherwise agreed by the Investors, by not later than the end of such period, the Company shall either confirm in writing to the Investors that the Qualified Offering has been abandoned or shall publicly disclose its intention to issue the Covered Securities in the Qualified Offering, in either case in such a manner that the Investors will not be in possession of any material, non-public information thereafter.

(c)    If the Investor exercises its preemptive right provided in this Section 7.02 with respect to a Qualified Offering that is an underwritten public offering or an offering made to qualified institutional buyers (as such term is defined in SEC Rule 144A under the Securities Act) for resale pursuant to Rule 144A under the Securities Act (a “Rule 144A offering”), a private placement or other offering, whether not registered under the Securities Act, the Company shall offer and sell the Investor, if any such offering is consummated, the Designated Securities (as adjusted, upward to reflect the actual size of such offering when priced) at the same price as the Covered Securities are offered to third persons (not including the underwriters or the initial purchasers in a Rule 144A offering that is being reoffered by the initial purchasers) in such offering and shall provide written notice of such price upon the determination of such price.

(d)    Anything to the contrary in this Section 7.02 notwithstanding, the preemptive right to purchase Covered Securities granted by this Section 7.02 shall terminate as of and not be available any time after the date on which the Investor sells greater than 50% of the Purchased Shares purchased by such Investor; provided that in the case of CapGen [and any Investor listed on Schedule 3.02(b)], such preemptive right shall terminate in accordance with this Section 7.02(d) when and if CapGen [or such Investor, as applicable], owns less than 4.9% of the outstanding Common Stock of the Company.

(e)    In addition to the pricing provision of Section 7.02(c), the Company will offer and sell the Designated Securities to the Investor upon terms and conditions not less favorable than the most favorable terms and conditions offered to other persons or entities in a Qualified Offering.

Section 7.03    Compensation Matters.    Prior to the Closing, the Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate (including securing any necessary waivers or consents) to provide that the issuance of the Purchased Shares to the Investors as contemplated by this Agreement will not trigger any payment, termination or rights under any “change of control” provision in any agreements to which the Company, the Bank or any of the Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any Benefit Plan, which results in payments to the counterparty, the acceleration or vesting of benefits or payments (including debt repayments).

Section 7.04    Reasonable Best Efforts.    After the Closing Date, each party and its officers and directors shall use their respective reasonable best efforts to take, or cause to be taken, all further actions necessary or desirable to carry out the purposes of this Agreement and their respective covenants, agreements and obligations hereunder.

Section 7.05    No-Shop; Certain Other Transactions.    (a)    From the date hereof until the earlier of the Closing Date, or the termination of this Agreement in accordance with its terms, the Company shall not, and the Company shall not permit any of its affiliates, directors, officers or employees to, and the Company shall use reasonable best efforts to cause its other representatives or agents (together with directors, officers, and employees, the “Representatives”) not to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, whether as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving a merger, consolidation, business combination, recapitalization, purchase or disposition of any material amount of the assets of the Company or any material amount of the Common Stock or other ownership interests of the Company (other than in connection with the Private Placement) (an “Acquisition Transaction”), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any person, any information concerning the business, operations, properties or assets of the Company in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

(b)    The Company shall notify CapGen orally and in writing promptly (but in no event later than one Business Day) after receipt by the Company or any of the Representatives thereof of any proposal or offer from any person other than CapGen to effect an Acquisition Transaction or any request for non-public information relating to the Company or for access to the properties, books or records of the Company by any Person other than CapGen in connection with an Acquisition Transaction.

(c)    Notwithstanding anything in this Agreement or the Registration Rights Agreement to the contrary, prior to the Closing the Company shall not directly or indirectly effect or cause to be effected any transaction with a third party that would reasonably be expected to result in a change in control for any purpose, regardless of form unless such third party shall have provided prior assurance in writing to CapGen (in a form that is reasonably satisfactory to CapGen) that the terms of this Agreement and the Registration Rights Agreement shall be fully performed (i) by the Company or (ii) by such third party if it is the successor of the Company or if the Company is its direct or indirect subsidiary. For the avoidance of doubt, it is understood and agreed that, in the event that such a change in control occurs (other than as a result of the Private Placement) on or prior to the Closing, CapGen and each Investor shall maintain the right under this Agreement to acquire, pursuant to the terms and conditions of this Agreement, the Purchased Shares to be purchased by CapGen and such Investor (or such other securities or property (including cash) into which the Company’s Common Stock may have become exchangeable as a result of such change in control), as if the Closing had occurred immediately prior to such change in control.

Section 7.06    Indemnification.

(a)    Indemnification of the Investor.    In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Investor Party”), from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in permitted settlements, court costs and reasonable attorneys’ fees of one counsel and costs of investigation that any such Investor Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (ii) any action instituted against an Investor Party in any capacity, by any shareholder of the Company who is not Investor Party or an affiliate of that Investor Party, with respect to this Agreement or any of the transactions contemplated hereby, except to the extent that a court has determined in a final nonappealable order that any such losses, claims and expenses have resulted directly from an Investor Party’s gross negligence or willful misconduct. The Company will not be liable to any Investor Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Private Placement Documents.

(b)    Conduct of Indemnification Proceedings.    Promptly after receipt by any person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 7.06(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of one counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

(c)    The Company shall not be required to indemnify an Investor Party pursuant to Section 7.07(a), (1) with respect to any claim for indemnification if the amount of losses and expenses with respect to such claim (including a series of related claims) are less than $125,000 (losses and expenses less than such amount being referred to as a “De Minimis Claim”) and (2) unless and until the aggregate amount of all losses, claims and expenses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 7.07(a) exceed $750,000 (the “Threshold Amount”), in which event the Company shall be responsible for all losses, claims and expenses including those below the Threshold Amount.

(d)    Any claim for indemnification pursuant to this Section 7.07 for breach of any representation or warranty can only be brought on or prior to the second anniversary of the Closing; provided, that if notice of a claim for indemnification pursuant to this Section 7.07 for breach of any representation or warranty is brought prior to the end of such period, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.

(e)    No party to this Agreement (or any of its affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its affiliates) for any punitive damages of such other party (or any of its affiliates) arising out of or relating to this Agreement or the performance or breach hereof.

ARTICLE VIII.

TERMINATION

Section 8.01    Methods of Termination.    This Agreement may be terminated at any time prior to the Closing by:

(a)    the mutual written consent in writing of an Investor and the Company, but only as to the terminating Investor;

(b)    any Investor but only with respect to the terminating Investor or the Company if the Closing shall not have occurred by December 31, 2010 (the “Termination Date”), provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing;

(c)    any Investor, but only as to the terminating Investor, if the Shareholder Approvals are not received;

(d)    the Company with respect to an Investor if there has been a breach of any representation, warranty, covenant or agreement made by such Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 5.01 would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given by the Company to the Investor and (ii) the Termination Date; provided that the Company is not then in breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement and, provided, further, that such termination by the Company shall only be as to the breaching Investor and that notice of such termination shall be provided to all Investors;

(e)    an Investor if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 4.01 would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given by the Investor to the Company and (ii) the Termination Date; provided, that the terminating Investor is not then in material breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement, and provided, further, that such termination by an Investor shall only be as to such Investor;

(f)    the Company or an Investor in writing at any time after any applicable Regulatory Authority has denied finally or requested the withdrawal of any application for approval of the Transaction or has stated in writing that it will not approve the Transaction, subject in each case to the provision relating to replacing an investor in Section 8.01(g) if an Investor other than CapGen is denied (or advised in writing that any application will not be approved) any application for approval of the Transaction.

(g)    CapGen, if other Investors which have committed $45.0 million or more to acquire Purchased Shares are no longer parties to this Agreement and replacement Investors do not enter into this Agreement within 45 days after the termination by such initial other Investor, in which case the other Investors may terminate this Agreement upon or following CapGen’s termination under this Section 8.01(h).

A termination by an Investor or by the Company with respect to one or more Investors, shall not effect a termination of this Agreement or the rights and obligations of the remaining parties to this Agreement, including each remaining Investor’s ability to terminate this Agreement.

Section 8.02    Effect of Termination.

(a)    In the event of termination pursuant to Section 8.01 hereof, and except as otherwise stated therein, written notice thereof shall be given to the other parties, and this Agreement shall terminate immediately and to the extent provided in Section 8.01 upon receipt of such notice (or as otherwise set forth in Section 8.01(d) and Section 8.01(e)), unless an extension is consented to in writing by the party having the right to terminate. If this Agreement is terminated as provided herein, this Agreement shall become void as and to the extent provided in Section 8.01, except that Section 7.06, this Section 8.02 and Article 9 shall survive any such termination; provided, however, that nothing herein shall relieve any breaching party from liability for an uncured willful breach of a representation, warranty, covenant, obligation or agreement giving rise to such termination.

ARTICLE IX.

MISCELLANEOUS

Section 9.01    Certain Definitions.    (a) The following definitions shall be applicable to the terms set forth below as used in this Agreement:

“Accredited Investor” has the meaning set forth in Rule 501 promulgated under the Securities Act.

“affiliate” means, with respect to any person, any other person which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such person.

“Applicable Law” means any domestic or foreign, federal, state or local, statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, formal or informal enforcement action, or other requirement of, or board of directors’ resolutions adopted at the request of, any Governmental Authority applicable to the Company or the Subsidiaries, or their respective properties, assets, officers, directors, employees or agents (in connection with such officers’, directors’, employees’ or agents’ activities on behalf of such entity).

“beneficial ownership” and correlative terms have the meaning ascribed in Section 13(d)(3) of the Exchange Act and Rule 13d-3 thereunder)

“Board” means the Board of Directors of the Company.

“Business Day” means any day that it is not a Saturday, Sunday or other day in which banks in the State of South Carolina or New York are authorized or required by law to be closed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles.

“Material Adverse Effect” means any effect, circumstance, occurrence or change that, individually or in the aggregate, (i) is material and adverse to the business, assets, liabilities, results of operations, financial condition, cash flows or prospects of the Company and the Subsidiaries (as defined below), taken as a whole or (ii) would materially impair the ability of the Company to perform its obligations under this Agreement or consummate the Closing; provided, however, that Material Adverse Effect shall not be deemed to include (a) any effects, circumstances, occurrences or changes, after the date hereof, generally affecting the commercial banking industry, the economy, or the financial, real estate, securities or credit markets in the United States or elsewhere in the world, including effects on such industry, economy or markets resulting from any regulatory or political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (b) changes or proposed changes, after the date hereof, in GAAP, (c) changes or proposed changes, after the date hereof, in laws governing financial institutions and laws of general applicability or related policies or interpretations of any Governmental Authority (in the case of each of clauses (a), (b) and (c), other than effects, circumstances, occurrences or changes to the extent that such effects, circumstances, occurrences or changes have a materially disproportionate adverse affect on the Company and the Subsidiaries relative to other companies in the commercial banking industry), (d) changes in the market price or trading volume of Common Stock (it being understood and agreed that the exception set forth in this clause (d) does not apply to the underlying reason or cause giving rise to or contributing to any such change), (e) entry into the matters described in Schedule III, unless either varies in any material respect from the drafts described in Schedule III and previously provided to Investors; provided that any material noncompliance with the matters described on Schedule III shall constitute a Material Adverse Effect, (f) the write-off by the Company of goodwill in any amount not to exceed $3.7 million, or (g) the establishment of or change to a valuation allowance with respect to deferred tax assets.

“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act) and shall include any successor (by merger or otherwise) of such entity.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any person of which (a) the Company or any of its Subsidiaries is a general partner, (b) the voting power to elect a majority of the board of directors or others performing similar functions is held by the Company and or any one or more of its Subsidiaries, or (c) more than 50% of the equity interests is, directly or indirectly, owned or controlled by the Company or any one or more of its Subsidiaries.

(a)    In this Agreement, (i) the words “include,” “includes,” and “including” and derivatives thereof are deemed to include and mean “without limitation,” whether by enumeration or otherwise; (ii) any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in that agreement; (iii) unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations; (iv) if any date specified in this Agreement as a date for taking action falls on a day that is not a Business Day, then that action may be taken on the next Business Day; and (v) the words “party” and “parties” refer only to a named party to this Agreement. The singular shall include the plural, and any reference to gender shall include all genders.

Section 9.02    Specific Performance.    Each party acknowledges that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and its terms and provisions in addition to any other remedy to which such party may be entitled hereunder, or at law or in equity. In particular, the parties acknowledge that the business of the Company and the Subsidiaries is unique and recognize and affirm that in the event the Company breaches this Agreement, money damages alone may be inadequate and the Investor would have no adequate remedy at law, so that the Investor shall have the right, in addition to all other rights and remedies existing in its favor, to enforce its rights and the Company’s obligations under this Agreement not only by an action for damages (except as specifically provided by Section  9.18) but also by action for specific performance, injunctive and other equitable relief.

Section 9.03     Expenses.    Each party shall pay its own fees and expenses (including, without limitation, the fees and expenses of its agents, representatives, attorneys, and accountants) incurred in connection with the negotiation, drafting, execution, delivery, and performance of this Agreement and the Transaction, except as provided in Section 9.18.

Section 9.04    Survival.    The representations and warranties of the Company contained herein shall survive the Closing and the delivery of and payment for the Purchased Shares.

Section 9.05    Notices.    All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or sent by a recognized overnight courier service, addressed as follows:

If to the Company, at:

Palmetto Bancshares, Inc.

306 East North Street

Greenville, South Carolina 29601

Attention: Samuel L. Erwin, Chief Executive Officer

with a copy to:

Nelson Mullins Riley & Scarborough, LLP

104 South Main Street

Suite 900

Greenville, SC 29601-2122

Attention: Neil E. Grayson

If to the Investor, at:

CapGen Capital Group V LP

c/o CapGen Financial

280 Park Avenue

40th Floor West, Suite 401

New York, New York 10017

Attention: John P. Sullivan

with a copy to:

Jones Day

1420 Peachtree Street, N.E.

Suite 800

Atlanta, Georgia 30309-3053

Attention: Ralph F. MacDonald, III

If to any other Investor:

As provided on such Investor’s signature page hereto

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

Section 9.06    No Assignment; No Delegation.    (a)    No party may assign any of its rights under this Agreement, except with the prior written consent of the other party, provided the Investor may assign its rights to the Purchased Shares to an affiliate or any person that shares a common discretionary investment adviser with the Investor without consent. All assignments of rights are prohibited under this subsection, whether they are voluntary or involuntary, by merger (regardless of whether the party is the surviving or disappearing entity), consolidation, dissolution, operation of law, or any other manner. For purposes of this Section 9.06, a “change of control” is deemed an assignment of rights.

(b)    No party may delegate any performance under this Agreement.

(c)    Any purported assignment of rights or delegation of performance in violation of this Section 9.06 is void.

Section 9.07    No Third Party Beneficiaries.    Except as set forth in Section 7.07, this Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto, whether as third party beneficiaries or otherwise, other than Indemnified Persons.

Section 9.08    Governing Law.    The laws of the State of New York (without giving effect to its conflicts of law principles) govern all matters arising out of or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance, and enforcement.

Section 9.09    Amendments and Waivers.    The parties may amend this Agreement only by a written agreement of the parties that identifies itself as an amendment to this Agreement. Section 4.06 cannot be waived. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of the Private Placement Documents, or to exercise any consent right hereunder, unless the same consideration also is offered to all of the Investors pro rata to their agreed-upon investment in Purchased Shares provided herein; provided, however, that CapGen may be reimbursed for any expense (including legal fees and charges) it incurs in connection with any such amendment, waiver or consent.

Section 9.10    Severability.    If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force, as long as both the economic and legal substance of the transactions that this Agreement contemplates are not affected in any manner materially adverse to any party.

Section 9.11    Captions.    The descriptive headings of the Articles, Sections and subsections and the table of contents of this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and do not affect this Agreement’s construction or interpretation.

Section 9.12    No Waiver; Cumulative Remedies.    No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.13    Further Assurances.    From and after the date of this Agreement, upon the request of the Investor, on the one hand, or the Company and the Bank, on the other, the Investor or the Company and the Bank, as applicable, shall execute and deliver such other instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 9.14    No Construction Against Drafter.    Each party has participated in negotiating and drafting this Agreement, so if an ambiguity or a question of intent or interpretation arises, this Agreement is to be construed as if the parties had drafted it jointly, as opposed to being construed against a party because it was responsible for drafting one or more provisions of this Agreement.

Section 9.15    Entire Agreement.    This Agreement, including the schedules hereto and the Registration Rights Agreement, constitutes the final agreement between the parties. It is the complete and exclusive expression of the parties’ agreement on the matters contained in this Agreement. All prior and contemporaneous negotiations and agreements between the parties on the matters contained in this Agreement are expressly merged into and superseded by this Agreement. The provisions of this Agreement may not be explained, supplemented or qualified through evidence of trade usage or a prior course of dealings. In entering into this Agreement, neither party has relied upon any statement, representation, warranty or agreement of the other party except for those expressly contained in this Agreement. There are no conditions precedent to the effectiveness of this Agreement, other than those expressly stated in this Agreement.

Section 9.16    Counterparts.    The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one and the same agreement. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile shall have the same force and effect as a manually executed original. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.

Section 9.17    Independent Nature of Investors’ Obligations and Rights.    The obligations of each Investor under the Private Placement Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Private Placement Document. Nothing contained herein or in any other Private Placement Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Private Placement Documents or any matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Private Placement Documents. The decision of each Investor to purchase Securities pursuant to the Private Placement Documents has been made by such Investor independently of any other Investor. Each Investor acknowledges that no other Investor has acted as agent or fiduciary for or representative of such Investor in connection with such Investor making its investment hereunder and that no other Investor will be acting as agent or fiduciary for or representative of such Investor in connection with monitoring such Investor’s investment in the Securities or enforcing its rights under the Private Placement Documents. The Company and each Investor confirms that each Investor has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Private Placement Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby is solely for convenience. It is expressly understood and agreed that each provision contained in this Agreement and in each other Private Placement Document is between the Company and a Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

Section 9.18    Alternative Transaction Payment.    (a)    In the event that at any time from the date hereof to 365 days following the date of termination of this Agreement (1) by the Company or (2) by CapGen as a result of a breach of Section 6.14 by the Company, upon or following any of the Company or any affiliate of the Company entering into an agreement, letter of intent, term sheet, arrangement or understanding, whether or not binding (individually and collectively the “Alternative Transaction Agreement”), with any person or entity other than CapGen (including an Investor other than CapGen where CapGen is not the lead investor) (the “Alternative Transaction”) to consummate a transaction, which is in lieu of the Transaction in whole or in part, or an Alternative Transaction is proposed to be consummated outside of this Agreement and specific performance pursuant to Section 9.02 is unavailable for any reason, then (i) CapGen and the other Investors that are then part of this Agreement shall be owed an Alternative Transaction Payment (as defined below) of which CapGen shall receive 70% of the Alternative Transaction Payment and other Investors (other than any Investor that is or will be a party to the Alternative Transaction) shall receive 30% or (ii) the Company and the parties to the Alternative Transaction will deliver to CapGen the Purchased Shares, as adjusted, upon CapGen receiving the necessary Regulatory Approvals, to insure that CapGen’s ownership of the Company following the Alternative Transaction would be the same as if the Transaction had been consummated (the “As-adjusted Purchased Shares”) (if the Company is the surviving entity following the Alternative Transaction) or such other securities as CapGen would receive if CapGen held the As-adjusted Purchased Shares immediately prior to the Alternative Transaction, upon CapGen receiving the necessary Regulatory Approvals, in each case at a price equal to the lesser of (A) the price per share to be paid by counterparties to the Alternative Transaction or the shareholders of such counterparties and (B) $2.60 per share, in each case as may be equitably adjusted for any transaction where securities other than Company Common Stock is issued (the compensation to be received pursuant to this clause (ii) being referred to as “Alternative Transaction Compensation”). If, however, Alternative Transaction Compensation cannot be paid or delivered for any reason as a result of pending Regulatory Approvals applicable to CapGen and which approvals are expected by CapGen to be received no more than 80 days from the date the Alternative Transaction Agreement was entered into, then CapGen may elect to defer receipt of the Alternative Transaction Compensation for up to 80 days or demand, at any time, in lieu of the Alternative Transaction Compensation, the Alternative Transaction Payment. The Alternative Transaction Payment shall be paid in cash in an amount equal to the positive difference, if any, between (a) the total amount of consideration (including non-cash consideration) to be received by the Company in the Alternative Transaction and (b) the total amount of consideration payable under this Agreement (the “Alternative Transaction Payment”); provided that the

Alternative Transaction Payment shall not be payable if the price per share of Common Stock in the Alternative Transaction is less than the price per share of Common Stock to be sold pursuant to this Agreement; provided further that, if a security convertible into or exercisable for Common Stock is to be sold in the Alternative Transaction, the value per share in the Alternative Transaction shall be determined on an as-converted basis. Any Alternative Transaction Payment will be payable jointly and severally by the Company, the Bank and the Company’s counterparties to such Alternative Transaction. Except as CapGen may elect under this Subsection 9.18(b), any Alternative Transaction Compensation or Alternative Transaction Payment shall be payable immediately upon the entry into the Alternative Transaction Agreement.

(b)    The Alternative Transaction Payment or the Alternative Transaction Compensation will not be payable upon termination of this Agreement only if (i) the Company’s Board has unanimously approved this Agreement and the Transaction contemplated herein and recommended that the Company’s shareholders vote to approve the Transaction and has not modified or rescinded such approval or modified or withdrawn such recommendation to the Company’s shareholders, (ii) the Company’s directors and officers have voted all their shares of Company Common Stock as provided in Section 2.27 pursuant to the Insider Shareholder Vote and (iii) CapGen has not received all necessary Regulatory Authority approvals needed for its investment in the Purchased Shares by not later than December 31, 2010 or CapGen has breached its obligations under Section 3.06 hereof.

(c)    The Company and the Bank acknowledge and agree, jointly and severally, that this Section 9.18 is an integral part of the Transaction and is in recognition of the time, expense and efforts expended and to be expended by CapGen as the lead Investor, and that, without this Section 9.18, CapGen would not enter into this Agreement. Accordingly, if the Alternative Transaction Payment or the Alternative Transaction Compensation is not promptly paid or issued and, in order to obtain such consideration, CapGen commences a lawsuit or action that results in a judgment for any of such Alternative Transaction Payment or Alternative Transaction Compensation, the Company’s counterparties to such Alternative Transaction shall pay in cash to CapGen its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with enforcing CapGen’s rights under this Section 9.18 and Section 1.05, including with respect to such lawsuit or other action, and the Company and the Bank agree jointly and severally to further guarantee such payment. Payment of the Alternative Transaction Payment or the Alternative Transaction Compensation described in this Section 9.18 shall be the exclusive remedy for termination of this Agreement as specified in Section 9.18 and shall be in lieu of other damages incurred in the event of any termination of this Agreement, but shall not prevent CapGen from obtaining specific performance as provided in Section 9.02 in all other cases.

[SIGNATURE PAGE FOLLOWS]

The parties have caused this Agreement to be executed as of the date first above written by their respective duly authorized officials.

PALMETTO BANCSHARES, INC.

By:
Name: Samuel L. Erwin
Title: Chief Executive Officer

Joined in by the Bank as to Section 9.18 only in consideration of the capital to be provided to the Bank from proceeds of the Private Placement and other good and valuable consideration, the receipt of which is acknowledged.

THE PALMETTO BANK

By:
Name:
Title:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Subscription Amount
$	CAPGEN CAPITAL GROUP V LP
Number of Purchased Shares:	CAPGEN CAPITAL GROUP V LLC,
THE GENERAL PARTNER OF CAPGEN CAPITAL GROUP V LP

By:
Name: John P. Sullivan
Title: Managing Director

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Subscription Amount

$

NUMBER OF PURCHASED SHARES:	INVESTOR
Name Of Investor

By:
Name:
Title:

Address for Notices:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

SCHEDULE I

SUBSIDIARIES

Name	Incorporated

SCHEDULE II

FORM OF REGISTRATION RIGHTS AGREEMENT

SCHEDULE III

REGULATORY COMPLIANCE

The Bank will comply with the Consent Order to be entered into with the FDIC (including provisions relating to the proposed capital increase through the Private Placement) and the Bank will use reasonable best efforts to implement the Consent Order as finally executed. The Company will comply with the Memorandum of Understanding to be entered into with the Federal Reserve and the Company will use its reasonable best efforts to implement the Memorandum of Understanding as finally executed. A draft of the Consent Order dated May 18, 2010 (the “Consent Order” was previously delivered to Investors and a draft of the Memorandum of Understanding was first provided to Investors on May 21, 2010 (the “Memorandum of Understanding”).

Appendix C

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of May 25, 2010 by and between Palmetto Bancshares, Inc., a South Carolina corporation (the “Company”), and the investors listed on the signature page(s) hereto (the “Investors”).

RECITALS

WHEREAS, this Agreement is made pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of May 25, 2010, by and between the Company and each Investor;

WHEREAS, pursuant to the Stock Purchase Agreement, and subject to the terms and conditions set forth therein, (a) the Investors have agreed to purchase from the Company, pursuant to a private placement by the Company, shares (the “Shares”) of the Company’s common stock, par value $5.00 per share (the “Common Stock”), and (b) the Company has agreed to issue and sell the Shares to the Investors; and

WHEREAS, as a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company has agreed to enter into this Agreement in order to grant certain registration rights to the Investors, as set forth below.

NOW, THEREFORE, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereto agree as follows:

SECTION 1.    GENERAL

1.1    Definitions.    As used in this Agreement, the following terms shall have the following respective meanings:

“Agreement” has the meaning set forth in the recitals.

“Affiliate” of any Person means any other Person controlling, controlled by or under common control with such particular person or entity. The term “control” (including the terms “controlling”, “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Allowable Suspension Period” has the meaning set forth in Section 2.5.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in the State of New York or South Carolina are open for the general transaction of business.

“Closing” means the Closing, as defined in the Stock Purchase Agreement.

“Commission” or “SEC” means the Securities and Exchange Commission or any successor agency.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Effective Date” means the date that the registration statement filed pursuant to Section 2.1(b) is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to the initial registration statement required to be filed pursuant to Section 2.1(a), the earlier of (i) the 60th calendar day following the Filing Date and (ii) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review; provided that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

“Effectiveness Period” has the meaning set forth in Section 2.1(a).

“Event” has the meaning set forth in Section 2.1(a).

“Event Date” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute successor thereto, and the rules and regulations of the Commission promulgated thereunder, as they each may be in effect from time to time.

“Filing Date” means the earlier of (i) the Filing Deadline and (ii) the date on which the initial Mandatory Registration is filed with the SEC.

“Filing Deadline” has the meaning set forth in Section 2.1(a).

“Form S-1” means a registration statement on Form S-1 under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means a registration statement on Form S-3 under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any Investor and any transferee thereof, which holds directly of record or indirectly through a broker-dealer or securities clearing agency of record and following notice to the Company and a proper transfer of Shares, from time to time, Registrable Securities, provided, that the Investor may transfer its rights under this Agreement to its Affiliates without consent from the Company.

“Holder Affiliates” has the meaning set forth in Section 2.8(a).

“Investors” has the meaning set forth in the preamble.

“Liquidated Damages” has the meaning set forth in Section 2.1(a).

“Mandatory Registration” has the meaning set forth in Section 2.1(a).

“Misstatement” has the meaning set forth in Section 2.4(f).

“New Stock” means Common Stock or securities convertible into, or exchangeable or exercisable for Common Stock, or which have voting rights or participation features with Common Stock, offered in a public or nonpublic offering by the Company.

“Person” means any individual, corporation, partnership, sole proprietorship, joint venture, limited liability company, business trust, joint stock company, trust, association or unincorporated organization or any government or any agency or political subdivision thereof.

“Qualified Equity Offering” means a public or nonpublic offering of New Stock solely for cash and not pursuant to a Special Registration; provided, however, that none of the following offerings shall constitute a Qualified Equity Offering: (a) any offering pursuant to any stock purchase plan, dividend reinvestment plan, stock ownership plan, stock option or equity compensation or incentive plan or other similar plan where stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, potential employees, officers or directors of the Company, or (b) any offering made as consideration pursuant to an acquisition or business combination (whether structured as a merger or otherwise), a partnership or joint venture or strategic alliance or investment by the Company or similar non-capital raising transaction (but not an offering to raise capital or monies to pay the purchase consideration for such an acquisition).

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

“Registrable Securities” means (a) the Shares; (b) any other shares of Common Stock held by the Holders and purchased from the Company, whether directly, or indirectly through an underwriter or placement agent; and (c) any Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right, preferred stock or other security which is issued after the Closing) as a dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization with respect to, or in exchange for or in replacement of, the Common Stock held by the Holders, provided, however, that Registrable Securities shall not include any shares of Common Stock which have been sold to the public by a Holder either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.

“Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to exercisable or convertible securities.

“Registration Expenses” shall mean all fees and expenses incurred by the Company relating to any registration, qualification or compliance pursuant to this Agreement (including any Mandatory Registration or Shelf Registration), including, without limitation, all registration and filing fees, exchange listing fees, transfer agent’s and registrar’s fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, Financial Industry Regulatory Authority fees, expenses of the Company’s independent accountants, and fees and expenses of underwriters (excluding discounts and commissions) and any other Persons retained by the Company, but shall not include the compensation of regular employees of the Company, which shall be paid in any event by the Company, and shall not include Selling Expenses, which shall be paid by the Holders. Notwithstanding the foregoing, Registration Expenses shall include the reasonable, documented, fees and expenses of one counsel chosen by the Holders of a majority of the Registrable Securities covered by such registration for such counsel rendering services customarily performed by counsel for selling shareholders that are submitted to the Company in writing.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC” or “Commission” means the Securities and Exchange Commission or any successor agency.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or similar federal statute successor thereto, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

“Shares” has the meaning set forth in the recitals.

“Shelf Registration” has the meaning set forth in Section 2.1(a).

“Shelf Termination Date” has the meaning set forth in Section 2.1(a).

“Special Registration” means the registration of (a) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or any successor or similar registration form under the Securities Act); (b) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, management, employees, potential employees, consultants, customers, lenders or vendors of the Company or its direct or indirect subsidiaries or in connection with dividend reinvestment or stock purchase plans; or (c) rights and shares of Common Stock issuable in respect thereof issued pursuant to the Follow-on Offering (as defined in the Stock Purchase Agreement).

“Stock Purchase Agreement” has the meaning set forth in the recitals.

“Suspension Period” has the meaning set forth in Section 2.5.

“Violation” has the meaning set forth in Section 2.9(a).

SECTION 2. REGISTRATION

2.1    Demand Registration and Shelf Registration.

(a)    Mandatory Registration.

(i)    The Company shall use its reasonable best efforts to file by the 45th day following the Closing (such date, the “Filing Deadline”), with the SEC, a registration statement on Form S-1 or such other SEC form which the Company is eligible to use with respect to the resale from time to time, whether underwritten or otherwise, of the Registrable Securities by the Holders. The Company shall use Form S-3, if it is then eligible to use Form S-3. The Company shall use its reasonable best efforts to promptly respond to all SEC comments, if any, related to such registration statement but in any event within two weeks of the receipt thereof, and shall use its reasonable best efforts to obtain all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of the Holders’ Registrable Securities, including causing such registration statement to be declared effective by the SEC as soon as practicable after filing and no later than the Effectiveness Deadline. The Company shall use its reasonable best efforts to maintain the effectiveness of the registration effected pursuant to this Section 2.1(a) at all times. The registration contemplated by this Section 2.1(a) is referred to herein as the “Mandatory Registration.” The Mandatory Registration shall be filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”). So long as any such Shelf Registration is effective as required herein and in compliance with the Securities Act and is usable for resale of Registrable Securities, the Holders shall be entitled to demand any number of takedowns (including underwritten takedowns, provided that (i) the Registrable Securities requested to be included in such underwritten takedown constitute at least 25% of the Registrable Securities then outstanding or (ii) the anticipated aggregate offering price based on the then-current market prices, net of underwriting discounts and commissions, would exceed $10,000,000 from the Shelf Registration. In connection with any such takedown, the Company shall take all customary and reasonable actions that the Company would take in connection with an underwritten registration pursuant to Section 2.3 (including, without limitation, all actions referred to in Section 2.5 necessary to effectuate such sale in the manner determined by the Holders of at least a majority of the Registrable Securities to be included in such underwritten takedown). The Company shall use its reasonable best efforts to cause the registration statement or statements filed hereunder to remain effective until such date (the “Shelf Termination Date”) that is the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities and (ii) the date that all Registrable Securities covered by such registration statement may be sold without volume or manner of sale restrictions under Rule 144 (after taking into account any Holder’s status as an Affiliate of the Company) for purposes of Rule 144 and without the requirement for compliance by the Company with the current public information requirements under Rule 144(c)(1) or, if applicable, Rule 144(i)(2), as determined by counsel to the Company (the “Effectiveness Period”). In the event the Mandatory Registration must be effected on Form S-1 or any similar long-form registration as the Company may elect or is required to use, such registration shall nonetheless be filed as a Shelf Registration and the Company shall use its reasonable best efforts to keep such registration current and effective, including by filing periodic post-effective amendments to update the information therein, as determined by counsel to the Company, including the financial statements contained in such registration statement in accordance with Regulation S-X promulgated under the Securities Act until the Shelf Termination Date. The Company shall not include in the Mandatory Registration any securities which are not Registrable Securities without the prior written consent of the Holders of at least a majority of the Registrable Securities included in such registration. The Company shall request effectiveness of a Registration Statement as of 5:00 P.M. New York City time on a Business Day. The Company shall promptly notify the Holders via facsimile or electronic mail in a “.pdf” format data file of the effectiveness of a Registration Statement within one (1) Business Day of the Effective Date. The Company shall, by 9:30 A.M. New York City time on the first Business Day after the Effective Date, file a final Prospectus with the Commission, as required by Rule 424(b).

(ii)    Notwithstanding the registration obligations set forth in this Section 2.1(a), in the event the SEC informs the Company that all of the Registrable Securities then outstanding cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the initial registration statement as required by the SEC and/or (ii) withdraw the initial registration statement and file a new registration statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3, Form S-1 or such other form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, that prior to filing such amendment or new registration statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other shares of Common Stock permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other shares of Common Stock to be registered on such registration statement will be reduced on a pro rata basis. In the event the Company amends the initial registration statement or files a new registration statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3, Form S-1 or such other form available to the Company to register for resale those Registrable Securities that were not registered for resale on the initial registration statement, as amended, or the new registration statement.

(iii)    If: (i) the initial registration statement required to be filed pursuant to this Section 2.1(a) is not filed with the SEC on or prior to the Filing Deadline, or (ii) the initial registration statement required to be filed pursuant to this Section 2.1(a) is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline (any such failure being referred to as an “Event,” and, the date on which such Event occurs, being referred to as an “Event Date” for purposes of this Section 2.1(a)(iii)), then in addition to any other rights the Holders may have hereunder or under applicable law, on each Event Date, the Company shall pay one time to each Holder an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1% of the purchase price paid in cash for any Registrable Securities held by such Holder on the Event Date. The parties agree that notwithstanding anything to the contrary herein or in the Stock Purchase Agreement, no Liquidated Damages shall be payable if as of the relevant Event Date, the Registrable Securities may be sold by non-affiliates without volume or manner of sale restrictions under Rule 144 and the Company is in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as determined by counsel to the Company. The Effectiveness Deadline for a registration statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the registration statement on a timely basis results from the failure of an Investor to timely provide the Company with information requested by the Company and necessary to complete the registration statement in accordance with the requirements of the Securities Act (in which case the Effectiveness Deadline would be extended).

(iv)    In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided, that the Company shall maintain the effectiveness of the registration statement then in effect until such time as a registration statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(b)    Notwithstanding any other provision of this Section 2.1 or Section 2.2, if the managing underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise the Holders of Registrable Securities which would otherwise be included in such underwritten registration or takedown off the registration statement, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration or takedown, as applicable.

(c)    Other than any Mandatory Registration required pursuant to Section 2.1(b), the Company may include in any registration pursuant to Section 2.1(a) other securities for sale for its own account or for the account of any other Person; provided that, if the managing underwriter for the offering shall determine that the number of shares proposed to be offered in such offering would be reasonably likely to adversely affect such offering, then the Registrable Securities to be sold by the Holders shall be included in such registration before any securities proposed to be sold for the account of the Company or any other Person.

2.2    Piggyback Registrations.

(a)    The Company shall notify each Holder who holds Registrable Securities in writing at least 10 Business Days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (whether in connection with a public offering of securities by the Company, a public offering of securities by shareholders of the Company, or both, but excluding any registration relating to an offering that is not a Qualified Equity Offering or which is a Special Registration, or a registration on any registration form that does not permit secondary sales) and in any event including a registration resulting from obligations arising out of any other registration rights agreement to which the Company is a party, and shall afford each such Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable

Securities held by such Holder shall, within five Business Days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state such Holder’s desire to include all or a part of the Registrable Securities held by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)    Underwriting.    If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise in such notice the Holders who hold Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of the Registrable Securities such Holder desires to include in such registration in the underwriting. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten in a registration statement pursuant to this Section 2.2, the number of shares that may be included in such underwriting shall be allocated first to the Company; second, to all Holders who are entitled to participate and who have elected to participate in the offering pursuant to the terms of this Agreement, on a pro rata basis based upon the total number of shares held by each such participating Holder that are subject to piggyback registration rights pursuant hereto; and third, to any other shareholder of the Company on a pro rata basis.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered at least 10 calendar days prior to the effective date of the registration statement or in the case of a registration statement on Form S-3 or similar short-form registration statement, by the close of business on the first Business Day after the public notice of an offering or if the offering is publicly announced at the beginning of a Business Day, 4:00 P.M. Eastern Time on such day.

(c)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3.

2.3    Expenses of Registration.    Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. The obligation of the Company to bear Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders of the Shares so registered pro rata on the basis of the number of Shares so registered. Notwithstanding the foregoing, the Holders and not the Company shall be required to pay for expenses of any takedown proceeding begun pursuant to Section 2.1(a)(i), the request of which has been subsequently withdrawn by the Holders, unless (a) the Company has requested the Holders to withdraw such takedown request or the Company and the Holders of a majority of Registered Securities requesting such takedown determine that such request should be withdrawn or (b) the withdrawal is based upon material adverse information concerning the Company that the Company had not publicly disclosed prior to the request for takedown or that the Company had not otherwise notified the Holders of at the time of such request for takedown.

If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holders of Registrable Securities requesting such takedown in proportion to the number of Registrable Securities for which the takedown was requested.

2.4    Obligations of the Company.    In the case of a Mandatory Registration and whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

(a)    In the case of a Mandatory Registration, prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses and issuer free writing prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided that before filing a registration statement or prospectus or any amendments or supplements thereto and issuer free writing prospectuses, the Company shall furnish to the one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed and give such counsel a reasonable opportunity to review and comment on such documents before they are filed and the opportunity to object to any information pertaining to the Holders that is contained therein, and the Company shall make any changes with respect to, and in reliance upon, information regarding the Holders reasonably requested by such counsel to such documents prior to filing, and notify each Holder of the effectiveness of each registration statement filed hereunder.

(b)    In the case of all registration statements other than a Mandatory Registration Statement, prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses and issuer free writing prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use all reasonable best efforts to cause such registration statement to become effective, provided that, before filing a registration statement or prospectus or any amendments or supplements thereto and issuer free writing prospectuses, the Company shall furnish to the counsel selected by the Holders of a majority of Registrable Securities covered by such registration statement copies of all such documents proposed to be filed and give such counsel a reasonable opportunity to review and comment on such documents before they are filed and the opportunity to object to any information pertaining to the Holders that is contained therein, and the Company shall make any changes reasonably requested by such counsel with respect to and in reliance upon, information regarding the Holders to such documents prior to filing, notify in writing each Holder of the effectiveness of each registration statement filed hereunder, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days or, if earlier, until the Holder or Holders have completed the distribution related thereto, or, a period ending on the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities and (ii) the date that all Registrable Securities covered by such registration statement may be sold without volume or manner of sale restrictions under Rule 144 (after taking into account any Holder’s status as an Affiliate of the Company), and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as determined by counsel to the Company.

(c)    Provide to each Holder a copy of any disclosure regarding the plan of distribution or the selling Holders, in each case, with respect to such Holder, at least two (2) Business Days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that includes such information.

(d)    Furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, and each amendment and supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(e)    Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.

(f)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g)    Promptly notify each Holder who holds Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (a “Misstatement”) and the Company shall promptly prepare and file with the SEC (and furnish to each such Holder a reasonable number of copies of) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(h)    Use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(i)    Promptly notify each Holder who holds Registrable Securities covered by such registration statement in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, and use its reasonable best efforts promptly to obtain the withdrawal of such order.

(j)    The Company shall not grant to any other Person the right to request the Company to register any shares of Common Stock or any other security of the Company in a registration unless such registration rights (i) specify that no registration statement in respect of such registration rights may be filed unless one or more registration statements covering all Registrable Securities is then effective with the SEC or (ii) provide for a Special Registration.

(k)    The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of Registrable Securities (whether through The Depository Trust Company (the “DTC”), book-entry or physical certificates), which certificates shall be free, to the extent permitted under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request. Registrable Securities in certificated form and free from all restrictive legends may be transmitted by the transfer agent to a Holder by crediting the account of such Holder’s prime broker with DTC as directed by such Holder.

(l)    The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including Rule 172, notify the Holders promptly if the Company no longer satisfies the conditions of Rule 172 and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(m)    The Company shall use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed, if any.

2.5    Suspension of Sales.    Upon receipt of written notice from the Company that a registration statement or prospectus contains a Misstatement, each Holder who holds Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed (a “Suspension Period”), and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 45 days (each Suspension Period complying with this provision being an “Allowable Suspension Period”). In addition, the Allowable Suspension Period shall also include up to 30 days in each case where an amendment to the registration statement on Form S-1 is required to update such registration statement, subject to a 15 day further extension if such amendment is reviewed by the SEC, in each case, solely as a result of the filing of periodic reports and current reports under Exchange Act.

2.6    Termination of Registration Rights.    A Holder’s registration rights shall expire if all Registrable Securities held by such Holder (and its Affiliates, partners, members and former members) may be sold without volume or manner of sale restrictions under Rule 144 (after taking into account any Holders’ status as an Affiliate of the Company as determined by counsel to the Company), and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as determined by counsel to the Company. In no event shall this Agreement terminate as to a Holder that is an Affiliate of the Company prior to the expiration of three months after such Holder ceased to be an Affiliate of the Company, and provided further that at least one year has elapsed since such Holder acquired the Shares from the Company or from an Affiliate of the Company.

2.7    Delay of Registration; Furnishing Information.

(a)    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1 or Section 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)    The Company shall have no obligation with respect to any takedown requested pursuant to Section 2.1(a)(i) (except that any expenses in connection with such takedown or attempted takedown shall be Registration Expenses) if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the takedown does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such takdown as specified in Section 2.1(a)(i).

2.8    Indemnification.    In the event any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, agents, general partners, managing members, managers, affiliates and employees of each Holder (collectively, “Holder Affiliates”), and each Person, if any, who controls such Holder and Holder Affiliates within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, except to the extent that such untrue statement or alleged untrue statement is based solely upon information provided in writing by such Holder expressly for use therein, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, except to the extent that such omission or alleged omission is based solely upon information provided in writing by such Holder expressly for use therein or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder or Holder Affiliate, or controlling Person, as accrued, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the prior written consent of the Company.

(b)    To the extent permitted by law and provided that such Holder is not entitled to indemnification pursuant to Section 2.8(a) above with respect to such matter, each selling Holder (severally and not jointly) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any (i) untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder expressly for use in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments, supplements or free writing prospectuses thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment, supplement or free writing prospectuses thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder will pay the Company or controlling Person, as accrued, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as a result of such Holder’s untrue statement or omission; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holders; provided, that, (x) the indemnification obligations in this Section 2.8(b) shall be individual and several not joint for each Holder and (y) in no event shall the aggregate of all indemnification payments by any Holder under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any claim or action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, except to the extent such failure to give notice has a material adverse effect on the ability of the indemnifying party to defend such action.

(d)    If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 2.8(d) will be limited to an amount equal to the per share offering price (less any underwriting discount and commissions) multiplied by the number of shares sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that the indemnification provisions of the Holders in any underwriting agreement may not conflict with the provisions of this Section 2.8 without the consent of the Holders.

(f)    The obligations of the Company and the Holders under this Section 2.8 shall survive the completion of any offering of shares of Common Stock in a registration statement under this Section 2, and otherwise. The indemnity and contribution agreements contained in this Section 2.8 are in addition to any liability that an indemnifying party may have to an indemnified party.

2.9    Rule 144 Reporting.    With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b)    file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)    so long as a Holder owns any Registrable Securities, furnish to such Holder promptly upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.    MISCELLANEOUS

3.1    S-3 Eligibility.    Each Holder acknowledges that, as of the date of this Agreement, the Company is not eligible to utilize Form S-3 and that there can be no assurance as to when, or even if, the Company will become eligible to utilize Form S-3.

3.2    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including any transferees of any shares of Registrable Securities). In addition, whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders as such shall be for the benefit of, and enforceable by, any subsequent Holder. Nothing in this Agreement, express or implied, is intended to, or shall confer upon any Person other than the parties hereto or their respective successors and assigns (including any transferees of any shares of Registrable Securities) or any subsequent Holder any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.3    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of New York without regard to its conflicts of laws rules.

3.4    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5    Titles, etc.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Herein, the singular shall include the plural and vice versa, any reference to gender shall include any genders and the words “include”, “including” and derivations thereof shall mean without limitation, whether by enumeration or otherwise.

3.6    Notices.    Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate, or by delivery with a reliable overnight delivery service by three (3) days’ advance written notice to the other parties.

3.7    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and the Holders as long as the Holders hold Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding and the Company.

3.8    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9    Aggregation of Stock.    All shares of Registrable Securities held or acquired by any Holders which are Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10    Entire Agreement.    This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.

3.11    Effectiveness.    This Agreement shall become effective as of, and subject to, the Closing (as defined in the Stock Purchase Agreement). If the Stock Purchase Agreement is terminated, then this Agreement shall be deemed terminated ab initio.

3.12    Prohibition on Other Registration Statements.    Notwithstanding anything to the contrary contained herein, the Company will not file a registration statement with respect to the Follow-on Offering (as defined in the Securities Purchase Agreement) prior to the filing of a registration statement pursuant to Section 2.1(a) hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused and this Agreement to be executed by their respect undersigned officers thereto duly authorized as of the date set forth in the first paragraph hereof.

PALMETTO BANCSHARES, INC.

By:
Name:
Title:

Address:	306 East North Street Greenville, South Carolina, 29601

INVESTOR

By:
Name:
Title:

Address:

Appendix D

AMENDMENT NO. 1

TO

STOCK PURCHASE AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

PALMETTO BANCSHARES, INC.,

CAPGEN CAPITAL GROUP V LP

AND EACH OF THE OTHER

INVESTORS NAMED THEREIN

EACH DATED AS OF

MAY 25, 2010

AMENDMENT NO. 1

TO THE

STOCK PURCHASE AGREEMENT

AND THE

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (the “Amendment”), dated as of June 8, 2010, is to the Stock Purchase Agreement, dated as of May 25, 2010 (the “Stock Purchase Agreement”) by and among PALMETTO BANCSHARES, INC., a South Carolina corporation (the “Company”), and CAPGEN CAPITAL GROUP V LP, a Delaware limited partnership (“CapGen”), and each of the respective other investors set forth on the signature pages to this Agreement (collectively, with CapGen, the “Investors”) is dated as of June 3, 2010. This Amendment also amends the Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and the Investors that is an exhibit to the Stock Purchase Agreement.

This Amendment modifies and clarifies certain terms of the Stock Purchase Agreement and the Registration Rights Agreement as set forth below to meet Investor requests. Capitalized terms used, but not defined herein, shall have the same respective meanings as provided in the Stock Purchase Agreement and Registration Rights Agreement, respectively.

In consideration of the premises, and other good and valuable consideration, the receipt of which is acknowledged, the parties, intending to be legally bound, agree as follows:

SECTION I.

AMENDMENTS TO THE STOCK PURCHASE AGREEMENT

Section 1.01    Section 1.05 of the Stock Purchase Agreement is amended to read in its entirety as follows:

“Section 1.05    Transaction Fees and Expenses. The Company has agreed as of the date hereof, whether or not the Private Placement is consummated, to (i) reimburse CapGen for legal fees and expenses in the amount of $250,000 and (ii) reimburse CapGen for all legal fees and expenses incurred with respect to negotiating this Agreement, the Registration Rights Agreement and the other terms of the Private Placement (including the Transaction) with Investors other than CapGen and any amendments to such agreements or the Private Placement; provided that the total amount of reimbursement to CapGen pursuant to this Section 1.05 shall not exceed $500,000.”

Section 1.02    The last sentence of Section 2.02 of the Stock Purchase Agreement is amended to read in its entirety as follows:

“Each of the Company and the Bank has all requisite corporate power and authority and has taken all corporate action necessary, subject to the receipt of the Shareholder Approvals described in this Agreement, in order to execute, deliver and perform its obligations under this Agreement and to consummate the Private Placement (including the Transaction).”

Section 1.03    Section 2.22 of the Stock Purchase Agreement is amended to change the word “limit” in the fourth line from the bottom of this Section to “would permit” so that Section 2.22 shall read in its entirety as follows:

“Section 2.22    Computer and Technology Security.    The Company and the Subsidiaries have in place reasonable safeguards of the information technology systems utilized in the operation of the business of the Company and the Subsidiaries consistent with the guidance of its Regulatory Authorities, including the implementation of procedures intended to ensure that such information technology systems are free from any disabling codes or instructions, timer, copy protection device, clock, counter or other limiting design or routing and any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus,” or other software routines or hardware components that in each case would permit unauthorized access or the unauthorized disablement or unauthorized erasure of data or other software by a third party, and to the Company’s knowledge there have been no successful unauthorized intrusions or breaches of the security of the information technology systems.”

Section 1.04    The first sentence of Section 2.34 is amended to read as follows:

“The Company has no other agreements with any Investor to purchase shares of Common Stock on terms that are not substantially similar to the terms of this Agreement, except with respect to the allocation of payments and amounts due in the event of an Alternative Transaction under Section 9.18 below.”

Section 1.05    Section 3.02(b) of the Stock Purchase Agreement is amended to read in its entirety as follows:

“(b)    No Investor, other than CapGen, is or will be, immediately following the Closing, a bank holding company under the BHCA. No Investor has or is acting in concert with any other Person other than with such Investor’s affiliates. Except for CapGen, each Investor represents and warrants that it does not and will not as a result of its purchase or holding of the Purchased Shares or any other securities of the Company have “control” of the Company or the Bank, and has no present intention of acquiring “control” of the Company or the Bank for purposes of the BHCA or, except as provided in the immediately following sentence, the Change in Bank Control Act. If required, Patriot Financial Partners, L.P. (“Patriot”) will file a notice under the Change in Bank Control Act with respect to Patriot’s purchase of Purchased Shares which would result in Patriot holding more than 9.9% and not more than 19.9% of the Company’s outstanding shares of Common Stock at all times following the Private Placement.”

Section 1.06    Section 4.01 of the Stock Purchase Agreement is amended to read in its entirety as follows:

“Section 4.01    Representations and Warranties to be True and Correct.    The representations and warranties contained in Article 2 are true and correct in all material respects as of the date of this Agreement and are true and correct in all material respects at and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date (except (i) to the extent such representations and warranties are limited expressly to an earlier date, in which case the accuracy of such representations and warranties shall be determined on and as of such date, and (ii) to the extent that such representations and warranties are qualified by the term “material” or “Material Adverse Effect,” such representations and warranties (as so written, including the term “material” or “Material Adverse Effect”) shall be true and correct at and as of the applicable dates), and the chief executive officer of the Company shall have certified such compliance to the Investor in writing on behalf of the Company prior to Closing.”

Section 1.07    Section 4.04 of the Stock Purchase Agreement is amended to read in its entirety as follows:

“Section 4.04    Corporate Approvals; Shareholder Approvals.     All corporate approvals to be taken by the Company in connection with the Private Placement (including the Transaction) shall have been obtained and remain in full force and effect. The Company’s shareholders shall have approved the amendment to the Company’s Amended and Restated Articles of Incorporation in the form attached as Schedule IV hereto, and such amendment to the Amended and Restated Articles of Incorporation shall have been filed with the South Carolina Secretary of State and be in full force and effect. The Company’s shareholders shall have approved any other matters, if any, with respect to the Private Placement (including the Transaction) which require approval by the Company’s shareholders pursuant to the Company’s articles of incorporation, bylaws, Applicable Law or otherwise.”

and a corresponding Schedule IV, attached hereto, shall be added.

Section 1.08    Section 4.05(a) is amended to read in its entirety as follows:

“(a)    CapGen has received all regulatory approvals necessary to complete the Transaction, including approval of its application to the Federal Reserve to acquire control of the Company and the Bank (the “Investor Regulatory Application”). Patriot has received a written determination of non-control of the

Company and the Bank from the Federal Reserve for purposes of the BHCA and has either received a notice of intent not to disapprove its acquisition of shares of Common Stock under the Change in Bank Control Act or has received a written determination from the Federal Reserve, or delivered a certificate from an officer of Patriot certifying information from the Federal Reserve, that no such notice under the Change in Bank Control Act is required.”

Section 1.09    Section 4.05(g) of the Stock Purchase Agreement is amended to add a sentence that reads as follows:

“Prior to Closing, on the Closing Date, the Company will update Section 2.07(a) and Section 2.25(b) of the Disclosure Schedule promptly upon the change of any information therein and deliver such updated information to CapGen and the Investors.”

Section 1.10    Section 4.07 of the Stock Purchase Agreement is amended to read in its entirety as follows:

“Section 4.07    Sales of Shares.    At the Closing, the Company shall concurrently sell to all Investors, including CapGen, Common Stock in the Private Placement in the aggregate amount of not less than $100 million, in each case, at a purchase price per share of $2.60, in accordance with the terms of this Agreement.”

Section 1.11    A new sentence shall be added to Section 5.03, which will read in its entirety as follows:

“Patriot has received a written determination of non-control of the Company and the Bank from the Federal Reserve for purposes of the BHCA and has either received a notice of intent not to disapprove its acquisition of shares of Common Stock under the Change in Bank Control Act or has received a written determination from the Federal Reserve, or delivered a certificate from an officer of Patriot certifying information from the Federal Reserve, that no such notice under the Change in Bank Control Act is required.”

Section 1.12    A new Section 6.02(d) is added to the Stock Purchase Agreement, which will read in its entirety as follows:

“(d)    Notwithstanding anything to the contrary contained in this Section 6.02, none of CapGen or any other Investor will be obligated to provide to the Company any documentation or information to the extent such documentation or information is confidential or proprietary to CapGen or such other Investor.”

Section 1.13    Section 6.04(b) of the Stock Purchase Agreement is amended to read in its entirety as follows:

“(b)    As promptly as practicable following the date of this Agreement, the Company shall call a special meeting of its shareholders (the “Shareholders’ Meeting”) for the purpose of obtaining the Requisite Shareholder Vote in connection with this Agreement and the Proposals and shall use its reasonable best efforts to cause such Shareholders’ Meeting to occur as promptly as reasonably practicable and in any event no later than sixty (60) days after the date Investors have executed this Agreement to purchase $100 million of Purchased Shares. The Proxy Statement shall include the Company Board Recommendation, and the Board (and all applicable committees thereof) shall use its reasonable best efforts to obtain from the Company’s shareholders the Requisite Shareholder Vote in favor of the approval of the Proposals (the “Shareholder Approvals”).”

Section 1.14    Section 6.07 of the Stock Purchase Agreement is amended to read in its entirety as follows:

“Section 6.07    Board Matters

(a)    Prior to the Closing Date, the Company shall expand the Board by up to three directors, and cause the Nominating and Corporate Governance Committee of the Board to nominate, and the Board shall have appointed, subject to the Closing, one designee of Patriot and up to two designees of CapGen each as a director of the Company to fill, effective as of the Closing, the vacancies created by such expansion of the

Board. For so long as CapGen or Patriot or any of their affiliates, as applicable, owns more than 9.9% of the Company’s outstanding Common Stock, and subject to satisfaction of all legal and governance requirements applicable to all Board members regarding service as a director of the Company, the Company shall cause the nomination of one person designated by Patriot and up to two people designated by CapGen for election to the Board at each annual meeting at which the term of each such director expires, or upon the death, resignation, removal or disqualification of each such director, if earlier. Patriot and CapGen shall each provide written notice of such designees to the Company, together with any information pertaining to the nominated persons reasonably requested by the Company. Upon receipt of such notice and information, the Company shall do, or cause to be done, all things, and take, or cause to be taken, all actions necessary, including filing and actively seeking approvals of, all applications for prior approval of all Governmental Authorities under Applicable Law necessary or expedient to having such designees be elected and qualified to serve as members of the Company’s Board as soon thereafter as reasonably practicable. The Company shall also elect Patriot’s and CapGen’s designees to the Bank’s board of directors and to the board of directors of any other subsidiary requested by Patriot or CapGen, as applicable. After the Closing but prior to the election and qualification of Patriot or CapGen’s designees, as applicable, Patriot shall have the right to designate one non-voting observer, and CapGen shall have the right to designate two nonvoting observers to the boards of directors of each of the Company and the Bank.

(b)    Each of Patriot’s and CapGen’s designees as a Company director shall provide the Company with a directors’ and officers’ questionnaire and provide such other background information as ordinarily requested by the Company from time to time of its other directors and officers.

(c)    The Company shall waive any equity ownership requirements in connection with Patriot’s and CapGen’s designees and serving as director of the Company and the Bank based upon such Investor’s holdings of shares of Company Common Stock; provided, however, that, in accordance with Section 34-3-40 of the SCC, the Company agrees to issue to each of Patriot’s and CapGen’s designees as a director of the Company and the Bank and each of Patriot and CapGen agree that it, on behalf of each of their designees, shall each purchase for $2.60 per share and hold (subject to any regulatory approval) shares of Common Stock of the Company having an aggregate value of at least $500, which shares may be transferred to Patriot and CapGen and/or any future Person designated by Patriot or CapGen, as applicable, to serve as a director of the Company and the Bank. Each of Patriot and CapGen agree that its respective designees as Company directors will be an “Accredited Investor” within the meaning of the Securities Act.

(d)    The Company shall waive, or exempt each of Patriot’s and CapGen’s designees from, any South Carolina residence requirements in its bylaws or other applicable policies.

(e)    If required under Section 32 of the Federal Deposit Insurance Act (the “FDI Act”) or any other law, rule, regulation, order or requirement of any Governmental Authority, the Company shall promptly seek and use its reasonable best efforts to promptly obtain, all approvals necessary to having each of Patriot’s and CapGen’s designees to the board of directors approved by all applicable Governmental Authorities.

(f)    Notwithstanding anything to the contrary in this Section 6.07, if, at any time, Patriot or CapGen, as applicable, owns 9.9% or less of the outstanding shares of Company Common Stock, then Patriot’s or CapGen’s right, as applicable, to nominate such members to the Company’s board of directors, the Bank’s board of directors, and the board of directors of any other subsidiary requested by Patriot or CapGen, as applicable, granted by this Section 6.07 will terminate and such right will be lost permanently, irrespective of whether Patriot’s or CapGen’s, as applicable, ownership of Company Common Stock increases again after the loss of such right. If, at any time, Patriot shall no longer have the right to designate a member of the Board pursuant to this Section 6.07(f), the number of designees that CapGen may designate shall be reduced to one.”

Section 1.15    Sections 6.10, 6.11, 6.13 and 6.14 of the Stock Purchase Agreement are amended such that references to “the prior written consent of CapGen” shall read “the prior written consent of 66 2/3% of the Investors and CapGen, based on the aggregate Purchase Price payable hereunder, at the date of determination by CapGen and the Investors” and all references to CapGen having such approval rights over other Investors are deleted.

Section 1.16    Section 6.12 of the Stock Purchase Agreement is amended to read in its entirety as follows:

“Section 6.12    Investor Call.    CapGen will issue the Investor Call to its investors five days after receipt of the last approval of the Regulatory Authorities and the satisfaction (or waiver) of all other conditions under this Agreement needed for Closing of the Transaction.”

Section 1.17    Section 6.15(a) of the Stock Purchase Agreement is amended to read in its entirety as follows:

“(a)    The Company and CapGen shall consult with each other before issuing any press release with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that the Company may, without the prior consent of CapGen (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements or filings as may be required by Applicable Law or required by Section 6.15 (b) or (c) below.”

Section 1.18    Section 6.17 is amended to read in its entirety as follows:

“Section 6.17    Listing.    The Company will not list or seek to list any of its securities on any securities exchange or other market that would result in the Private Placement or the Transaction or any aspect thereof requiring shareholder approval for any reason. Following the Closing and the Shareholders’ Meeting, the Company shall use its reasonable best efforts to list (the “Listing”) the shares of Common Stock on Nasdaq or another national securities exchange by nine months following the Closing Date.”

Section 1.19    Section 7.01 is amended to read in its entirety as follows:

“Section 7.01    Bank Holding Company Status.    Following the Closing and as long as the Investor holds shares of the Company, no Investor other than CapGen shall have or exercise “control” for purposes of the BHCA of the Company or the Bank.”

Section 1.20    Section 7.02(a)(E) of the Stock Purchase Agreement is amended to read as follows:

“(E)    up to 384,615 shares of Common Stock to be issued and sold to officers of the Company in connection with and upon the Closing at a cash purchase price of $2.60 per share (the “Executive Officer Investment”).

Section 1.21    A new Section 7.07 is added, which shall read in its entirety as follows:

“Section 7.07    If it is determined by the Federal Reserve or any other applicable Governmental Authority that Patriot is a “bank holding company” and controls directly or indirectly the Bank and one or more other depository institutions for purposes of Section 5(e) of the Federal Deposit Insurance Act, it shall give immediate notice to the Company and to any other company that then controls or is deemed to be in control of the Company or the Bank, and shall promptly take such actions so that it is no longer a bank holding company under the BHCA or in control, directly or indirectly, of the Bank, and so that the Bank has no liability under Section 5(e) of the Federal Deposit Insurance Act with respect to any other depository institution controlled, directly or indirectly, by Patriot. In the event the Company makes a non-prorata purchase of shares of its Common Stock, including purchases of fractional shares resulting from a stock split or similar transaction, (i) prior to the Listing, then the Company will simultaneously purchase any shares of Common Stock held by Patriot that would cause Patriot to hold more than 19.9% of the Company’s outstanding Common Stock immediately after such purchase, and (ii) following the Listing, then the Company shall give Patriot at least 20 days’ prior notice of such purchase and Patriot shall sell shares of Common Stock it holds so that at all times Patriot shall own not more than 19.9% of the Company’s outstanding shares of Common Stock.”

Section 1.22    Section 7.02(d) of the Stock Purchase Agreement is amended to read in its entirety as follows:

“(d)    Anything to the contrary in this Section 7.02 notwithstanding, the preemptive right to purchase Covered Securities granted by this Section 7.02 shall terminate as of and not be available any time after the date on which the Investor sells greater than 50% of the Purchased Shares purchased by such Investor; provided that in the case of CapGen and Patriot, such preemptive right shall terminate in accordance with this Section 7.02(d) when and if CapGen or Patriot, as applicable, owns less than 4.9% of the outstanding Common Stock of the Company.”

Section 1.23    Section 7.05(b) of the Stock Purchase Agreement is amended to read in its entirety as follows:

“(b)    The Company shall notify CapGen and each other Investor orally and in writing promptly (but in no event later than one Business Day) after receipt by the Company or any of the Representatives thereof of any proposal or offer from any person other than CapGen and the other Investors pursuant to this Agreement to effect an Acquisition Transaction or any request for non-public information relating to the Company or for access to the properties, books or records of the Company in connection with an Acquisition Transaction.”

Section 1.24    Section 7.06(c) of the Stock Purchase Agreement is amended to change the De Minimis Claim from $125,000 to $50,000 and to change the Threshold Amount from $750,000 to $250,000.

Section 1.25    Section 9.15 of the Stock Purchase Agreement is amended to change the first sentence to read in its entirety as follows:

“This Agreement, including the schedules hereto, the Registration Rights Agreement, each as amended hereby, and any other written agreement between any Investor and the Company entered into in connection herewith constitutes the final Agreement between the Parties.”

Section 1.26    Section 9.18 of the Stock Purchase Agreement is amended such that Section 9.18 shall read in its entirety as follows:

“(a)    In the event that at any time from the date hereof through the 365th day following the date of termination of this Agreement (1) by the Company or (2) by CapGen as a result of a breach of Section 6.14 by the Company, upon or following any of the Company or any affiliate of the Company entering into one or more Alternative Transaction Agreements with respect to any Alternative Transaction or an Alternative Transaction is proposed to be consummated outside of this Agreement and specific performance pursuant to Section 9.02 is unavailable for any reason, then upon the determination of CapGen and Investors that are then parties to this Agreement (excluding any Investor that is or will be a party to the Alternative Transaction) which have subscribed to two-thirds (66 2/3%) of the Purchased Securities to be purchased by CapGen and such other remaining Investors:

(i)    CapGen and all such Investors that are then parties to this Agreement (excluding any Investor that is or will be a party to the Alternative Transaction) shall receive the product of (x) the positive difference, if any, between the Alternative Transaction Amount and $2.60 and (y) 38,461,540 (the “Alternative Transaction Payment”) with CapGen being entitled to 70% of the total Alternative Transaction Payment and the other Investors that are then parties to this Agreement (excluding any Investor that is or will be a party to the Alternative Transaction) being entitled to 30% of the Alternative Transaction Payment; or

(ii)    The Company and the parties to the Alternative Transaction will deliver to CapGen and the other Investors that are then parties to this Agreement (excluding any Investor that is or will be a party to the Alternative Transaction) the same number of (x) shares of Company Common Stock as the As-adjusted Purchased Shares or (y) the Alternative Transaction Securities that would result from the As-adjusted Purchased Shares, in each case at a price per share equal to the lesser of (A) the price per share to be paid by counterparties to the Alternative Transaction or the shareholders of such counterparties and (B) $2.60 per share. If, however, Alternative Transaction Consideration cannot be delivered for any reason as a result of pending Regulatory Approvals applicable to CapGen or any such other Investor and which approvals are expected by CapGen or such other Investor to be received no more than 80 days from the date the Alternative Transaction Agreement was entered into, then each of CapGen and any such other Investor separately and individually may elect to defer receipt of the Alternative Transaction Compensation for up to 80 days or demand, at any time, in lieu of the Alternative Transaction Compensation, the Alternative Transaction Payment;

provided, that, if the Alternative Transaction Payment is selected, in no event except as set forth in Section 9.18(b) below, shall CapGen and the Investors receive less than an aggregate of $5.0 million allocated 70% to CapGen and 30% to all the other Investors that are then parties to this Agreement (excluding any Investor that is or will be a party to the Alternative Transaction).

(b)    Notwithstanding the proviso at the end of Subsection 9.18(a) indicated above and without duplicating the minimum amount set forth in the preceding clause, in the event of an Alternative Transaction where the consideration paid to the Company is the same or less per share or per equivalent share than that paid per share or per equivalent share hereunder, then the Company shall pay CapGen and the other Investors a transaction fee of $5.0 million, with CapGen being entitled to 70% of the total Alternative Transaction Payment and the other Investors that are then parties to this Agreement (excluding any Investor that is or will be a party to the Alternative Transaction) being entitled to 30%. In no event shall more than one such $5 million payment be made. If an Alternative Transaction consists of an aggregate investment of less than $85 million, no Alternative Transaction Payment or Alternative Transaction fee shall be payable.

(c)    Any Alternative Transaction Payment and other cash payable otherwise under this Section 9.18 will be payable jointly and severally by the Company, the Bank and the Company’s counterparties to such Alternative Transaction. Except as CapGen may elect under this Subsection 9.18(b), any Alternative Transaction Compensation or Alternative Transaction Payment shall be payable immediately upon the entry into the Alternative Transaction Agreement.

(d)    The Alternative Transaction Payment or the Alternative Transaction Compensation will not be payable upon termination of this Agreement only if (i) the Company’s Board has unanimously approved this Agreement and the Transaction contemplated herein and recommended that the Company’s shareholders vote to approve the Transaction and has not modified or rescinded such approval or modified or withdrawn such recommendation to the Company’s shareholders, (ii) the Company’s directors and officers have voted all their shares of Company Common Stock as provided in Section 2.27 pursuant to the Insider Shareholder Vote and (iii) CapGen has not received all necessary Regulatory Authority approvals needed for its investment in the Purchased Shares by not later than December 31, 2010 or CapGen has breached its obligations under Section 3.06 hereof.

(e)    The Company and the Bank acknowledge and agree, jointly and severally, that this Section 9.18 is an integral part of the Transaction and is in recognition of the time, expense and efforts expended and to be expended by CapGen as the lead Investor, and that, without this Section 9.18, CapGen would not enter into this Agreement. Accordingly, if the Alternative Transaction Payment or the Alternative Transaction Compensation is not promptly paid or issued and, in order to obtain such consideration, CapGen commences a lawsuit or action that results in a judgment for any of such Alternative Transaction Payment or Alternative Transaction Compensation, the Company’s counterparties to such Alternative Transaction shall pay in cash to CapGen its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with enforcing CapGen’s rights under this Section 9.18 and Section 1.05, including with respect to such lawsuit or other action, and the Company and the Bank agree jointly and severally to further guarantee such payment. Payment of the Alternative Transaction Payment or the Alternative Transaction Compensation described in this Section 9.18 shall be the exclusive remedy for termination of this Agreement as specified in Section 9.18 and shall be in lieu of other damages incurred in the event of any termination of this Agreement, but shall not prevent CapGen from obtaining specific performance as provided in Section 9.02 in all other cases.

(f)    For purposes of this Section 9.18, the following terms shall have respective meanings set forth below:

“Alternative Transaction” means any transaction by or with the Company or any affiliate of the Company and any person other than CapGen (including any transaction with an Investor other than CapGen where CapGen is not the lead investor) which is in lieu of the Transaction in whole or in part.

“Alternative Transaction Agreement” means any agreement, letter of intent, term sheet, arrangement or understanding, whether or not binding that provides for or contemplates an Alternative Transaction, provided, that, following the termination of this Agreement, this term shall only refer to any executed agreement that is or purports to be binding upon the Company and/or the Bank.

“Alternative Transaction Amount” means the total fair market value per share paid for Company Common Stock in an Alternative Transaction where the Company is the surviving or continuing entity. If security convertible into, or exercisable or exchangeable for Common Stock, whether directly or indirectly, is to be sold or issued in the Alternative Transaction, the Alternative Transaction Amount shall be the amount paid per share of Common Stock on an as-converted basis.

“Alternative Transaction Consideration” means the total fair market value of the Alternative Transaction Securities and all other consideration (including cash) receivable by the Company or holders of shares of Company Common Stock in an Alternative Transaction where the Company is not the surviving or continuing entity. If a security convertible into, or exercisable or exchangeable for Common Stock, whether directly or indirectly, is to be sold or issued in the Alternative Transaction, the Alternative Transaction Consideration as the higher of the amount so paid or on as-converted basis.

“Alternative Transaction Securities” means the shares of capital stock and other securities of any acquirer of the Company that would be issuable to CapGen and the other Investors hereunder if CapGen and the other Investors held As-adjusted Purchased Shares immediately prior to the Alternative Transaction.

“As-adjusted Purchased Shares” means the number of shares of Company Common Stock needed to be delivered by the Company upon completion of an Alternative Transaction to insure that CapGen’s and the other Investors’ respective ownership of the Company immediately following the Alternative Transaction would be the same as if the Transaction had been consummated.”

Section 1.27    Section 2.26 of the Disclosure Schedule regarding the Placement Agent’s fees is amended as provided in attached Schedule 1.08.

Section 1.28    Certain cross references in the Stock Purchase Agreement are corrected as follows:

(a)    In Section 1.02, the preamble to Article IV and Section 9.09, the references to Section 4.06 are changed to Section 4.05;

(b)    In Section 6.15, the reference to Section 6.13 is changed to Section 6.15;

(c)    In Section 7.06 and Section 9.07, the references to Section 7.07 are changed to Section 7.06; and

(d)    In Section 8.01(g), the reference to Section 8.01(h) is changed to Section 8.01(g).

SECTION II.

AMENDMENTS TO THE REGISTRATION RIGHTS AGREEMENT

Section 2.01    Section 2.1(a)(i) is amended to change the filing deadline to the 30th day following the Closing and to clarify the Shelf Termination Date. Section 2.01(a)(i) of the Registration Rights Agreement shall read in its entirety as follows:

“SECTION 2.    REGISTRATION

2.1    Demand Registration and Shelf Registration.

(a)    Mandatory Registration.

(i)    The Company shall use its reasonable best efforts to file by the 30th day following the Closing (such date, the “Filing Deadline”), with the SEC, a registration statement on Form S-1 or such other SEC form which the Company is eligible to use with respect to the resale from time to time, whether underwritten or otherwise, of the Registrable Securities by the Holders. The Company shall use Form S-3, if it is then eligible to use Form S-3. The Company shall use its reasonable best efforts to promptly respond to all SEC comments, if any, related to such registration statement but in any event within two weeks of the receipt thereof, and shall use its reasonable best efforts to obtain all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of the Holders’ Registrable Securities, including causing such registration statement to be declared effective by the SEC as soon as practicable after filing and no later than the Effectiveness Deadline. The Company shall use its reasonable best efforts to maintain the effectiveness of the registration effected pursuant to this Section 2.1(a) at all times. The registration contemplated by this Section 2.1(a) is referred to herein as the “Mandatory Registration.” The Mandatory Registration shall be filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”). So long as any such Shelf Registration is effective as required herein and in compliance with the Securities Act and is usable for resale of Registrable Securities, the Holders shall be entitled to demand any number of takedowns (including underwritten takedowns, provided that (i) the Registrable Securities requested to be included in such underwritten takedown constitute at least 25% of the Registrable Securities then outstanding or (ii) the anticipated aggregate offering price based on the then-current market prices, net of underwriting discounts and commissions, would exceed $10,000,000 from the Shelf Registration. In connection with any such takedown, the Company shall take all customary and reasonable actions that the Company would take in connection with an underwritten registration pursuant to Section 2.3 (including, without limitation, all actions referred to in Section 2.5 necessary to effectuate such sale in the manner determined by the Holders of at least a majority of the Registrable Securities to be included in such underwritten takedown). The Company shall use its reasonable best efforts to cause the registration statement or statements filed hereunder to remain effective until such date (the “Shelf Termination Date”) that is the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been sold to the public by a Holder either pursuant to a registration statement or Rule 144, or shall otherwise have ceased to be Registrable Securities and (ii) the date that all Registrable Securities covered by such registration statement may be sold without volume or manner of sale restrictions under Rule 144 (after taking into account any Holder’s status as an Affiliate of the Company) for purposes of Rule 144 and without the requirement for compliance by the Company with the current public information requirements under Rule 144(c)(1) or, if applicable, Rule 144(i)(2), as determined by counsel to the Company (the “Effectiveness Period”). In the event the Mandatory Registration must be effected on Form S-1 or any similar long-form registration as the Company may elect or is required to use, such registration shall nonetheless be filed as a Shelf Registration and the Company shall use its reasonable best efforts to keep such registration current and effective, including by filing periodic post-effective amendments to update the information therein, as determined by counsel to the Company, including the financial statements contained in such registration statement in accordance with Regulation S-X promulgated under the Securities Act until the Shelf Termination Date. The Company shall not include in the Mandatory Registration any securities which are not Registrable Securities without the prior written consent of the Holders of at least a majority of the Registrable Securities included in such registration. The Company shall request effectiveness of a Registration Statement as of 5:00 P.M. New York City time on a Business Day. The Company shall promptly notify the Holders via facsimile or electronic mail in a “.pdf” format data file of the effectiveness of a Registration Statement within one (1) Business Day of the Effective Date. The Company shall, by 9:30 A.M. New York City time on the first Business Day after the Effective Date, file a final Prospectus with the Commission, as required by Rule 424(b).

Section 2.02    Section 2.1(a)(ii) is changed to add the following three sentences at the end of such Section:

“Notwithstanding anything contained in this Agreement to the contrary, no Holder shall be named as an underwriter in any registration statement (whether or not pursuant to SEC Guidance) without the prior written consent of such Holder. If such consent is not granted by the Holder, the Company shall no longer have any obligations to register such Holder’s Shares only with respect to such registration statement but shall continue to have such obligation with respect to any subsequent registration statement filed with respect to Registrable Securities or a piggyback registration pursuant to Section 2.2, in each case, provided such Holder consents to be named an underwriter therein if and as required for such subsequent registration statement, on the same bases as provided in this Section 2.1(a)(ii). If the Company requests the consent of any Holder to be named as an underwriter in a registration statement, the Company shall simultaneously furnish to such Holder the form of registration statement proposed to be filed along with any additional materials that such Holder may reasonably request.”

Section 2.03    Section 2.4(h) is amended by adding the following sentence at the end of such Section:

“If any Holder is named as an underwriter in any registration statement (after consent of such Holder), then all references to underwriters in this Section 2.4(h) shall include all Holders named as underwriters in such registration statement; provided the Investor shall cooperate with the Company and supply such information or responses required to permit the Company’s independent registered public accountants to provide a “comfort” letter to such Investor, and provided further that the Company shall direct its counsel and independent registered public accountants to deliver legal opinions and “comfort” letters respectively, to any such persons deemed underwriters.

Section 2.04    Certain cross references are corrected in Section 2.8 as follows:

(a)    The reference to Section 2.9 in Section 2.8(a) is changed to Section 2.8(a), and the reference in the first line of Section 2.8(c) is changed from Section 2.9 to Section 2.8.

Section 2.05    Section 3.10 is changed to read in its entirety as follows:

“3.10    Entire Agreement.    This Agreement, the Stock Purchase Agreement and any other agreement entered into between any Investor and the Company in connection herewith constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.”

Section 2.06    Miscellaneous.

This Amendment shall be governed by the laws of the State of New York without giving effect to its conflicts of law principles and may be executed in multiple counterparts, each of which shall constitute an original, all of which, collectively, shall constitute one and the same Amendment No. 1. By executing this Amendment, the undersigned acknowledge and agree that they are parties to a Stock Purchase Agreement and a Registration Rights Agreement, respectively. Except as expressly modified herein, all terms of the Stock Purchase Agreement and the Registration Rights Agreement are hereby ratified and affirmed by each of the parties hereto and such Agreement shall remain in full force and effect unmodified hereby.

Each of the undersigned have executed or caused this Amendment No. 1 to be executed as of the date first above written by their respective duly authorized officials.

PALMETTO BANCSHARES, INC.

By:
Name: Samuel L. Erwin
Title: Chief Executive Officer

Joined in by the Bank as to Section 2.02 (as to the Bank only) and Section 9.18 only in consideration of the capital to be provided to the Bank from proceeds of the Private Placement and other good and valuable consideration, the receipt of which is acknowledged.

THE PALMETTO BANK

By:
Name:
Title:

CAPGEN CAPITAL GROUP V LP CAPGEN CAPITAL GROUP V LLC, THE GENERAL PARTNER OF CAPGEN CAPITAL GROUP V LP

By:
Name: John P. Sullivan
Title: Managing Director

INVESTOR

Name Of Investor

By:
Name:
Title:

Address for Notices:

SCHEDULE 1.08

No change from the fees set forth in the Stock Purchase Agreement.

SCHEDULE IV

The Corporation shall have the authority, exercisable by its Board of Directors, to issue up to 75,000,000 shares of common stock, par value $.01 per share, and to issue up to 2,500,000 shares of preferred stock, par value $.01 per share. The Board of Directors shall have the authority to specify the preferences, limitations and relative rights (within the limits set forth in Section 33-6-101 of the South Carolina Business Corporation Act of 1988, or any successor provision or redesignation thereof, as applicable) of the preferred stock or one or more series within the class of preferred stock. Without limiting the foregoing, and notwithstanding anything to the contrary in these Article of Incorporation with respect to directors generally, whenever the holders of preferred stock, or one or more series of preferred stock, issued by the Corporation shall have the right, voting separately or together by class or series, to elect one or more directors at an annual or special meeting of shareholders, the election, term of office, terms of removal, filling of vacancies and other features of such directorship(s) shall be governed by the rights of such preferred stock as set forth in the articles of amendment adopted by the Board of Directors that determines the preferences, limitations and relative rights of such class or series. Except as otherwise required by law, holders of preferred stock, including any series of preferred stock, shall be entitled only to such voting rights, if any, as shall be expressly granted thereto by these Articles of Incorporation. References to “these Articles of Incorporation” refer to the Corporation’s Articles of Incorporation, as the same shall be amended from time to time, including, without limitation, amendments adopted by the Board of Directors that determine the preferences, limitations and relative rights of the preferred stock or one or more series within the class of preferred stock.

Appendix E

May 25, 2010

Board of Directors

Palmetto Bancshares, Inc.

306 East North Street

Greenville, South Carolina 29601

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the existing holders of the outstanding shares of common stock of Palmetto Bancshares, Inc. (the “Company”) as to the $2.60 price per share to be paid by investors (the “Offering Price”) in connection with the issuance of up to 42,307,692 shares of common stock in accordance with the terms of the Stock Purchase Agreement dated May 25, 2010 (the “Agreement”) and shares of common stock expected to be issued in a subsequent rights offering (the “Capital Raise”). CapGen Capital Group V L.P. (“CapGen”) is serving as the lead investor under the Agreement.

For purposes of this opinion and in connection with our review of the Capital Raise, we have, among other things:

•	Reviewed the Agreement;

•

Participated in discussions with representatives of the Company concerning the Company’s financial condition, businesses, assets, earnings, prospects and regulatory relationships, including discussions with senior management as to its views regarding future financial performance;

•

Reviewed the Company’s recent filings with the Securities and Exchange Commission including its proxy statement filed on April 30, 2010, annual reports on Form 10-K for the three years ended December 31, 2009, 2008 and 2007, and quarterly reports on Form 10-Q for the quarters ended March 31, 2010, September 30, 2009 and June 30, 2009;

•	Reviewed current reports to shareholders of the Company as filed on Form 8-K with the Securities and Exchange Commission from January 1, 2007 to the date hereof;

•

Reviewed the publicly available historical pricing metrics for certain comparable transactions involving issuers of common stock in recapitalization transactions with similar financial characteristics as the Company;

•	Reviewed various internal loan, asset quality, loan loss reserve calculations, liquidity and other financial reports of the Company;

•	Reviewed the report of Protiviti, Inc., dated April 2, 2010, regarding the Company’s loan portfolio and credit risk management practices (the “Protiviti Report”);

•	Reviewed regulatory and compliance reports of the Company;

•	Reviewed financial projections developed by the management of the Company;

•	Reviewed the results of the Company’s capital raising efforts;

•	Studied the pro forma impact of the Capital Raise on the assets, equity, net income, earnings per share, and book value per share of the Company; and

•	Reviewed such other information and performed such other studies and analyses as we considered relevant.

We have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to us by the Company and its representatives, and of the publicly available information that was reviewed by us. We are not experts in the evaluation of allowances

Board of Directors

Palmetto Bancshares, Inc.

May 25, 2010

for loan losses and have not independently verified such allowances, and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheet of the Company at March 31, 2010 are adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements; however, we note that based on our review of the Protiviti Report and discussions with management, the Company will be required to maintain elevated provision expenses this year and into 2011. We were not retained to and we did not conduct a physical inspection of any of the properties or facilities of the Company, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of the Company, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof.

Howe Barnes Hoefer & Arnett, Inc. (“Howe Barnes”), as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies, thrifts and thrift holding companies, and various other financial services companies, in connection with mergers and acquisitions, initial and secondary offerings of securities, and valuations for other purposes. In rendering this fairness opinion, we have acted on behalf of the Board of Directors of the Company and will receive a fee for our services payable upon delivery of this opinion. Our fee for providing this fairness opinion is $250,000 (the “Opinion Fee”). Howe Barnes shall be paid a fee equal to 6.0% of the gross proceeds of the offering raised from investors introduced to the Company by Howe Barnes; plus 3.0% of the gross proceeds of the offering raised from officers, directors, and local investors indentified by the Company (the “Placement Fee”). In the event that the Capital Raise is consummated, the Opinion Fee will be fully credited against the Placement Fee payable to Howe Barnes. In the event the Capital Raise is not consummated, Howe Barnes will be paid an advisory fee of up to $100,000 for its services as the Company’s financial advisor. The Company also has agreed to reimburse us for our reasonable out-of-pocket expenses in serving as the Company’s financial advisor.

Howe Barnes’ opinion as expressed herein is limited to the fairness, from a financial point of view, of the Offering Price in connection with the Capital Raise and does not address the Company’s underlying business decision to proceed with the Capital Raise. This letter does not address the relative merits of the Capital Raise as compared to any other alternative business strategies that may exist for the Company. We have been retained on behalf of the Board of Directors of the Company, and our opinion does not constitute a recommendation to any director of the Company as to how such director should vote with respect to whether or not to undertake the Capital Raise. We express no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of the Company, or any class of such persons, relative to the consideration to be received by the Company in the Capital Raise or with respect to the fairness of any such compensation.

During the two years preceding the date of the opinion, there has been no material relationship with the Company or CapGen in which compensation was received by Howe Barnes.

Except as hereinafter provided, this opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time, to any third party or in any manner or for any purpose whatsoever without our prior written consent except as set forth in our engagement letter. This letter is addressed and directed to the Board of Directors in its consideration of the Capital Raise and is not intended to be and does not constitute a recommendation to undertake the Capital Raise. The opinion herein expressed is intended solely for the benefit of the Board of Directors in connection with the matters addressed herein and may not be relied upon by any other person or entity, without our written consent.

This opinion was approved by the fairness opinion committee of Howe Barnes.

Board of Directors

Palmetto Bancshares, Inc.

May 25, 2010

Subject to the foregoing and based on our experience as investment bankers, our activities as described above, and all other factors we have considered and deemed relevant, we are of the opinion as of the date hereof the Offering Price of the shares of common stock to be issued in Capital Raise is fair, from a financial point of view, to the Company and to the existing holders of the Company’s common stock.

Sincerely,

HOWE BARNES HOEFER & ARNETT, INC.

Appendix F

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of Palmetto Bancshares, Inc. is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) of the Securities Exchange Act of 1934 as amended (the Exchange Act). The Corporation’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records, that in reasonable detail, accurately and fairly reflect the transactions and disposition of the Company’s assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with the authorizations of the Company’s management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material impact on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate due to changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

Management conducted an evaluation of the effectiveness of the internal control over financial reporting based on the framework in “Internal Control—Integrated Framework” promulgated by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on this evaluation under the COSO criteria, management concluded that the internal control over financial reporting was effective as of December 31, 2009.

The effectiveness of the internal control structure over financial reporting as of December 31, 2009 has been audited by Elliott Davis, LLC, an independent registered public accounting firm, as stated in their report included in this Annual Report on Form 10-K, which expresses an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009.

Samuel L. Erwin	Lauren S. Greer
President and Chief Executive Officer Palmetto Bancshares, Inc.	Chief Financial Officer The Palmetto Bank

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Palmetto Bancshares, Inc.

Greenville, South Carolina

We have audited the accompanying consolidated balance sheets of Palmetto Bancshares, Inc. and Subsidiary (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of income (loss), shareholders’ equity and comprehensive income (loss) and cash flows for each of the three years in the period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Palmetto Bancshares, Inc. and Subsidiary as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated February 26, 2010 expressed an unqualified opinion on the effectiveness of Palmetto Bancshares, Inc. and Subsidiary’s internal control over financial reporting.

Greenville, South Carolina

February 26, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Palmetto Bancshares, Inc.

Greenville, South Carolina

We have audited the internal control over financial reporting of Palmetto Bancshares, Inc. and Subsidiary (the “Company”) as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO criteria”). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the COSO criteria.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Company as of December 31, 2009 and 2008 and the related consolidated statements of income (loss), shareholders’ equity and comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2009 and our report dated February 26, 2010 expressed an unqualified opinion thereon.

Greenville, South Carolina

February 26, 2010

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Consolidated Balance Sheets

(dollars in thousands, except per share data)

	December 31,
	2009	2008
Assets
Cash and cash equivalents
Cash and due from banks	$188,084	$29,305

Total cash and cash equivalents	188,084	29,305

FHLB stock, at cost	7,010	6,566
Investment securities available for sale, at fair value	119,986	125,596
Mortgage loans held for sale	3,884	7,415

Loans, gross	1,040,312	1,158,480
Less: allowance for loan losses	(24,079)	(11,000)

Loans, net	1,016,233	1,147,480

Premises and equipment, net	29,605	26,347
Premises held for sale	—	1,651
Goodwill, net	3,691	3,691
Accrued interest receivable	4,322	5,466
Real estate acquired in settlement of loans	27,826	6,719
Income tax refund receivable	20,869	—
Other	14,440	12,039

Total assets	$1,435,950	$1,372,275

Liabilities and shareholders’ equity
Liabilities
Deposits
Noninterest-bearing	$142,609	$134,465
Interest-bearing	1,072,305	937,031

Total deposits	1,214,914	1,071,496

Retail repurchase agreements	15,545	16,357
Commercial paper (Master notes)	19,061	27,955
Other short-term borrowings	—	79,785
Long-term borrowings	101,000	52,000
Accrued interest payable	2,037	1,857
Other	8,378	7,049

Total liabilities	1,360,935	1,256,499

Commitments and contingencies (Note 16)

Shareholders’ equity
Common stock—par value $5.00 per share; authorized 25,000,000 and 10,000,000 shares at December 31, 2009 and December 31, 2008, respectively; issued and outstanding 6,495,130 and 6,446,090 at December 31, 2009 and December 31, 2008, respectively	32,282	32,230
Capital surplus	2,599	2,095
Retained earnings	47,094	87,568
Accumulated other comprehensive loss, net of tax	(6,960)	(6,117)

Total shareholders’ equity	75,015	115,776

Total liabilities and shareholders’ equity	$1,435,950	$1,372,275

See Notes to Consolidated Financial Statements

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Income (Loss)

(dollars in thousands, except per share data)

	For the years ended December 31,
	2009	2008	2007
Interest income
Interest earned on cash and cash equivalents	$215	$106	$678
Dividends paid on FHLB stock	19	189	155
Interest earned on investment securities available for sale
U.S. Treasury and federal agencies (taxable)	8	235	1,390
State and municipal (nontaxable)	1,640	1,806	1,800
Collateralized mortgage obligations (taxable)	3,069	2,877	—
Other mortgage-backed (taxable)	950	1,092	1,202
Interest and fees earned on loans	60,309	71,940	78,326

Total interest income	66,210	78,245	83,551
Interest expense
Interest paid on deposits	19,511	23,694	30,232
Interest paid on retail repurchase agreements	58	247	539
Interest paid on commercial paper	60	359	1,110
Interest paid on other short-term borrowings	90	1,108	704
Interest paid on long-term borrowings	1,720	1,198	173

Total interest expense	21,439	26,606	32,758

Net interest income	44,771	51,639	50,793
Provision for loan losses	73,400	5,619	988

Net interest income (loss) after provision for loan losses	(28,629)	46,020	49,805

Noninterest income
Service charges on deposit accounts, net	8,275	8,596	8,050
Fees for trust and investment management and brokerage services	2,275	2,996	3,115
Mortgage-banking	3,174	2,145	1,797
Automatic teller machine	1,389	1,234	1,049
Investment securities gains	2	1	—
Other	3,587	3,926	3,368

Total noninterest income	18,702	18,898	17,379

Noninterest expense
Salaries and other personnel	24,463	23,774	25,850
Occupancy	4,293	3,293	2,969
Furniture and equipment	3,407	3,823	3,685
Loss (gain) on disposition of premises, furniture, and equipment	81	(2)	346
FDIC deposit insurance assessment	3,261	786	179
Mortgage-servicing rights portfolio amortization and impairment	1,271	881	511
Marketing	1,114	1,576	1,410
Real estate acquired in settlement of loans writedowns and expenses	3,233	516	164
Other	11,163	9,208	7,656

Total noninterest expense	52,286	43,855	42,770

Net income (loss) before provision (benefit) for income taxes	(62,213)	21,063	24,414
Provision (benefit) for income taxes	(22,128)	7,464	8,399

Net income (loss)	$(40,085)	$13,599	$16,015

Common and per share data
Net income (loss)—basic	$(6.21)	$2.11	$2.51
Net income (loss)—diluted	(6.21)	2.09	2.47
Cash dividends	0.06	0.80	0.77
Book value	11.55	17.96	17.17

Weighted average common shares outstanding—basic	6,449,754	6,438,071	6,390,858
Weighted average common shares outstanding—diluted	6,449,754	6,519,849	6,477,663

See Notes to Consolidated Financial Statements

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Shareholders’ Equity and Comprehensive Income (Loss)

(dollars in thousands, except per share data)

	Shares of common stock	Common stock	Capital surplus	Retained earnings	Accumulated other comprehensive income (loss), net	Total
Balance at December 31, 2006	6,367,450	$31,837	$1,102	$68,132	$(695)	$100,376

Net income				16,015		16,015
Other comprehensive income (loss), net of tax
Investment securities available for sale
Change in unrealized position during the period, net of tax impact of $277					443	443
Defined benefit pension plan
Impact of adoption of FASB ASC 715, net of tax impact of $2,218					(4,116)
Impact of defined benefit pension plan curtailment, net of tax impact of $878					1,630

Net unrealized loss relating to the defined benefit pension plan						(2,486)

Comprehensive income						13,972
Cash dividend declared and paid ($0.77 per share)				(4,926)		(4,926)
Compensation expense related to stock option plan			132			132
Common stock issued pursuant to stock option plan	54,315	272	430			702

Balance at December 31, 2007	6,421,765	$32,109	$1,664	$79,221	$(2,738)	$110,256

Net income				13,599		13,599
Other comprehensive income (loss), net of tax
Investment securities available for sale
Change in unrealized position during the period, net of tax impact of $832					(1,368)
Reclassification adjustment included in net income, net of tax impact of $0					(1)

Net unrealized loss on investment securities available for sale						(1,369)
Defined benefit pension plan
Impact of adoption of FASB ASC 715, net of tax impact of $1,082					(2,010)	(2,010)

Comprehensive income						10,220
Cumulative effect of adoption of new accounting standard (see Note 13)				(99)		(99)
Cash dividend declared and paid ($0.80 per share)				(5,153)		(5,153)
Compensation expense related to stock option plan			94			94
Excess tax benefit from equity based awards			78			78
Common stock issued pursuant to stock option plan	24,325	121	259			380

Balance at December 31, 2008	6,446,090	$32,230	$2,095	$87,568	$(6,117)	$115,776

Net loss				(40,085)		(40,085)
Other comprehensive loss, net of tax
Investment securities available for sale
Change in unrealized position during the period, net of tax impact of $1,179					1,928
Reclassification adjustment included in net income, net of tax impact of $1					(1)

Net unrealized gain on investment securities available for sale						1,927
Defined benefit pension plan
Impact of adoption of FASB ASC 715, net of tax impact of $1,491					(2,770)	(2,770)

Comprehensive loss						(40,928)
Cash dividend declared and paid ($0.06 per share)				(389)		(389)
Compensation expense related to stock option plan			64			64
Excess tax benefit from equity based awards			133			133
Common stock issued pursuant to stock option plan	4,000	20	86			106
Common stock issued pursuant to restricted stock plan	45,040	32	221			253

Balance at December 31, 2009	6,495,130	$32,282	$2,599	$47,094	$(6,960)	$75,015

See Notes to Consolidated Financial Statements

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

(in thousands)

	For the years ended December 31,
	2009	2008	2007
Operating activities
Net income (loss)	$(40,085)	$13,599	$16,015
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	2,157	1,972	1,950
Loss on dispositions of premises held for sale	8	—	—
Amortization of unearned discounts/premiums on investment securities available for sale, net	45	13	248
Investment securities available for sale gains	(2)	(1)	—
Investment securities available for sale other-than-temporary impairment	49	—	—
Provision for loan losses	73,400	5,619	988
Originations of mortgage loans held for sale	(146,018)	(78,962)	(60,876)
Proceeds from sale of mortgage loans held for sale	151,277	77,701	67,665
Gains on sales of mortgage loans held for sale, net	(1,728)	(994)	(796)
Writedowns and losses on sales of real estate acquired in settlement of loans	2,760	168	180
Compensation expense related to stock options granted	64	94	132
Deferred income tax (benefit) expense	(4,878)	(1,320)	3,074
Income tax benefits from exercises of nonqualified stock options in excess of amount previously provided	133	78	—
(Increase) decrease in interest receivable and other assets, net	(21,121)	1,559	(1,989)
Increase (decrease) in accrued interest payable and other liabilities, net	1,435	(2,136)	480

Net cash provided by operating activities	17,496	17,390	27,071

Investing activities
Proceeds from maturities, calls, and repayments of investment securities available for sale	26,402	34,441	45,303
Purchases of investment securities available for sale	(17,779)	(66,537)	(23,979)
Purchases of FHLB stock	(2,447)	(5,029)	(1,170)
Redemptions of FHLB stock	2,003	1,080	1,152
Decrease (increase) in loans, net	33,219	(118,680)	(120,312)
Proceeds on sale of real estate acquired in settlement of loans	760	3,634	2,707
Proceeds on sale of premises held for sale	1,643	—	—
Purchases of premises and equipment, net	(5,415)	(4,837)	(2,589)

Net cash provided by (used in) investing activities	38,386	(155,928)	(98,888)

Financing activities
(Decrease) increase in transaction, money market, and savings deposit accounts, net	(19,865)	(47,595)	62,141
Increase in time deposit accounts, net	163,283	59,488	3,275
(Decrease) increase in retail repurchase agreements, net	(812)	5,077	(3,147)
(Decrease) increase in commercial paper, net	(8,894)	1,629	5,338
(Decrease) increase in other short-term borrowings	(79,785)	49,785	24,000
Proceeds from (repayments of) long-term borrowings	49,000	52,000	(10,000)
Proceeds from exercise of stock options	359	380	702
Cash dividends paid on common stock	(389)	(5,153)	(4,926)

Net cash provided by financing activities	102,897	115,611	77,383

Net increase (decrease) in cash and cash equivalents	158,779	(22,927)	5,566
Cash and cash equivalents, beginning of period	29,305	52,232	46,666

Cash and cash equivalents, end of period	$188,084	$29,305	$52,232

Supplemental cash flow disclosures
Cash paid during the period for:
Interest expense	$21,259	$26,791	$32,300

Income taxes	2,880	9,588	6,968

Significant noncash activities
Net unrealized gain (loss) on investment securities available for sale, net of tax	$1,927	$(1,369)	$443

Loans transferred to real estate acquired in settlement of loans, at fair value	24,628	2,778	10,030

Premises reclassified as held for sale, at fair value	—	1,651	—

Net unrealized loss on pension plan assets, net of tax	(2,770)	(2,010)	(2,486)

Loans transferred from held for investment to held for sale	—	155	9,328

See Notes to Consolidated Financial Statements

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements

1.	Summary of Significant Accounting Policies

Nature of Operations

The Company is a regional financial services bank holding company organized in 1982 under the laws of South Carolina currently headquartered in Greenville, South Carolina. The Company provides, through its Bank, a broad array of commercial banking, consumer banking, trust, investment management, and brokerage services throughout our market area primarily within northwest South Carolina.

Principles of Consolidation / Basis of Presentation

The accompanying Consolidated Financial Statements include the accounts of the Company, which includes our wholly-owned subsidiary, the Bank, and the Bank’s wholly-owned subsidiary, Palmetto Capital and other subsidiaries of the Bank. In management’s opinion, all significant intercompany accounts and transactions have been eliminated in consolidation, and all adjustments necessary for a fair presentation of the financial condition and results of operations for periods presented have been included. Any such adjustments are of a normal and recurring nature. Assets held by the Company or its subsidiary in a fiduciary or agency capacity for customers are not included in the Company’s Consolidated Financial Statements because those items do not represent assets of the Company or its subsidiary. The accounting and financial reporting policies of the Company conform, in all material respects, to accounting principles generally accepted in the United States of America and to general practices within the financial services industry.

FASB Accounting Standards Codification™ (“ASC”)

In June 2009, the FASB issued guidance which restructured GAAP and simplified access to all authoritative literature by providing a single source of authoritative nongovernmental GAAP. The guidance is presented in a topically organized structure referred to as the FASB ASC. The new structure was effective for interim or annual periods ending after September 15, 2009. All existing accounting standards have been superseded and all other accounting literature not included is considered nonauthoritative.

Business Segments

We adhere to the provisions of FASB ASC 280, Segment Reporting. Operating segments are components of an enterprise about which separate financial information is available that are evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assess performance. FASB ASC 280 requires that a public enterprise report a measure of segment profit or loss, certain specific revenue and expense items for each segment, segment assets, and information about the way that the operating segments were determined, among other items.

We consider business segments by analyzing distinguishable components that are engaged in providing individual products, services, or groups of related products or services and that are subject to risks and returns that are different from those of other business segments. When determining whether products and services are related, we consider the nature of the products or services, the nature of the production processes, the type or class of customer for which the products or services are designed, and the methods used to distribute the products or provide the services.

The Bank offers mortgage-banking services. These services have similar production processes and are targeted to similar customers using similar distribution channels as those employed for the entire Bank loan portfolio. Additionally, decisions are not made by chief decision makers based on the results of these services

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

alone. Instead, decisions with regard to mortgage-banking services are typically made in conjunction with decisions made with regard to the entire loan portfolio. Therefore, we have concluded that mortgage-banking services do not represent an operating segment separate from the banking segment.

Additionally, the Bank and its subsidiary offer trust and investment management and brokerage services to customers through similar distribution channels utilized by the Bank. These services are not routinely evaluated separately from the Bank’s other services. At December 31, 2009, fees for such services represented approximately 3% of our total revenues. Based on these factors, trust and investment management and brokerage services do not represent an operating segment separate from the banking segment.

At December 31, 2009, we determined that we had one reportable operating segment, banking.

Use of Estimates

In preparing our Consolidated Financial Statements, the Company’s management makes estimates and assumptions that impact the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the Consolidated Financial Statements and for the years presented. Actual results could differ from these estimates and assumptions. Therefore, the results of operations for the year ended December 31, 2009 are not necessarily indicative of the results of operations that may be expected in future periods.

Reclassifications

Certain amounts previously presented in our Consolidated Financial Statements for prior periods have been reclassified to conform to current classifications. All such reclassifications had no impact on the prior periods’ net income (loss) or shareholders’ equity as previously reported.

Risk and Uncertainties

In the normal course of business, the Company encounters two significant types of risk: economic and regulatory. There are three main components of economic risk: credit risk, market risk, and concentration of credit risk. Credit risk is the risk of default on the Company’s loan portfolios that results from borrowers’ inability or unwillingness to make contractually required payments. Market risk includes primarily interest rate risk. The Company is exposed to interest rate risk to the degree that our interest-bearing liabilities mature or reprice at different speeds, or different bases, than our interest-earning assets. Market risk also reflects the risk of declines in the valuation of loans held for sale and in the value of the collateral underlying loans and the value of real estate held by the Company. Concentration of credit risk refers to the risk that, if the Company extends a significant portion of our total outstanding credit to borrowers in a specific geographical area or industry or on the security of a specific form of collateral, the Company may experience disproportionately high levels of default and losses if those borrowers, or the value of such type of collateral, is adversely impacted by economic or other factors that are particularly applicable to such borrowers or collateral. Concentration of credit risk is also similarly applicable to the investment securities portfolio.

The Bank is subject to the regulations of various government agencies. These regulations can and do change significantly from period to period. The Bank also undergoes periodic examinations by regulatory agencies, which may subject the Bank to changes with respect to asset valuations, amount of required allowance for loan loss, or operating restrictions.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. Recognized subsequent events are events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements. Nonrecognized subsequent events are events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date. Management has reviewed events occurring through the date of this filing, and no subsequent events have occurred requiring accrual or disclosure in addition to that included herein.

Cash and Cash Equivalents

Cash and cash equivalents include cash, interest-bearing bank balances, and federal funds sold. Generally, both cash and cash equivalents have maturities of three months or less, and accordingly, the carrying amount of these instruments is deemed to be a reasonable estimate of fair value.

FHLB Stock

The FHLB System is under the jurisdiction of the Federal Housing Finance Board. The Bank, as a member of the FHLB, is required to acquire and hold shares of capital stock in the FHLB. A member’s FHLB capital stock requirement is an amount equal to the sum of a membership requirement and an activity-based requirement as described in the FHLB’s Capital Plan. No ready market exists for this stock, and it has no quoted market value. Redemptions are transacted each quarter to adjust our investment to the required amount. We have experienced no interruption in such redemptions. Historically, redemption of this stock has been at par value. The carrying value of FHLB stock approximates fair value. The carrying value of this stock was $7.0 million at December 31, 2009 and $6.6 million at December 31, 2008.

We do not anticipate any impairment charges associated with these instruments. According to the AICPA Audit Guide, FHLB stock does not have readily determinable fair value and the equity ownership rights are more limited than would be the case for a public company because of the Federal Housing Finance Agency’s (“FHFA”) oversight role in budgeting and approving dividends. FHLB stock is generally viewed as a long-term investment and as a restricted investment security. Thus, when evaluating FHLB stock for impairment, its value should be determined based on the ultimate recoverability of the par value rather than by recognizing temporary declines in value.

Under FHFA regulations, a Federal Home Loan Bank that fails to meet any regulatory capital requirement may not declare a dividend or redeem or repurchase capital stock in excess of what is required for members’ current loans. Moody’s Investors Service’s (Moody’s) current assessment of the FHLB’s portfolios indicates that the true economic losses embedded in these securities are significantly less than the accounting impairments would suggest and are manageable given the FHLB’s capital levels. According to Moody’s, the large difference between the expected economic losses and the mark-to-market impairment losses for accounting purposes is attributed to market illiquidity, deleveraging, and stress in the credit market in general. Furthermore, Moody’s believes that the FHLBs have the ability to hold the securities until maturity. The FHLBs have access to the U.S. Government-Sponsored Enterprise Credit Facility, a secured lending facility that serves as a liquidity backstop, substantially reducing the likelihood that the FHLBs would need to sell securities to raise liquidity and, thereby, cause the realization of large economic losses. In addition, the Federal Reserve has begun to purchase direct debt obligations of FHLMC, FNMA and the FHLBs. Moody’s has stated that their AAA senior debt rating and Prime-1 short-term debt rating are likely to remain unchanged based on expectations that the FHLBs have a very high degree of government support. Based on the above, we have determined there was no other-than-temporary impairment related to our FHLB stock investment as of December 31, 2009.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Investment Securities Available for Sale

We account for our investment securities in accordance with FASB ASC 320, Investments—Debt and Equity Securities. FASB ASC 320 addresses accounting and reporting requirements for investments in equity securities that have readily determinable fair values other than those accounted for under the equity method, those accounted for as investments in consolidated subsidiaries, and all investments in debt securities. Under this guidance, investments are classified into three categories. Held to maturity investment securities include debt securities that the owner has the intent and ability to hold until maturity and are reported at amortized cost. Trading investment securities include debt and equity securities that are bought and held for the purpose of sale in the near term and are reported at fair value with unrealized gains and losses included in income. Available for sale investment securities include debt and equity investment securities that, at the time of purchase, we determine may be sold at a future date or that we do not have the intent or ability to hold to maturity. Available for sale investment securities are reported at fair value with unrealized gains and losses excluded from income and reported as a separate component of shareholders’ equity, net of income taxes. An other-than-temporary impairment related to credit losses is recognized through earnings while any other-than-temporary impairment related to other factors is recognized in other comprehensive income. Realized gains or losses on available for sale investment securities are computed on a specific identification basis.

Fair value measurements of investment securities available for sale are based upon quoted prices, if available. If quoted prices are not available, fair values are measured using third party, pricing models, or other model-based valuation techniques, such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions, and other factors such as credit loss assumptions. In the event that pricing occurs in an illiquid or abnormal market, pricing of assets of other relevant issuers of similarly structured securities where data is more readily available may be employed.

Management conducts other-than-temporary impairment analysis on a quarterly basis or more often if a potential loss-triggering event occurs. We recognize other-than-temporary impairment by evaluating separately other-than-temporarily impaired losses due to credit issues and losses related to all other factors. Other-than-temporary impairment exists when it is more likely than not that the security will mature or be sold before its amortized cost basis can be recovered. Additionally, in determining if there was evidence of credit deterioration, we evaluate the severity of decline in market value below cost, the period of time for which the decline in fair value has existed, and the financial condition and near-term prospects of the issuer, including any specific events which may influence the operations of the issuer.

We consider investment securities to be impaired on an other-than-temporary basis if it is probable that the issuer will be unable to make its contractual payments or if we no longer believe the security will recover within the estimated recovery period. For debt securities, we also consider the cause of the price decline such as the general level of interest rates and industry and issuer-specific factors, the issuer’s financial condition, near-term prospects and current ability to make future payments in a timely manner, the issuer’s ability to service debt, any change in agencies’ ratings at evaluation date from acquisition date and any likely imminent action, and for asset-backed securities, the credit performance of the underlying collateral, including delinquency rates, cumulative losses to date, and the remaining credit enhancement compared to expected credit losses. An other-than-temporary impairment related to credit losses is recognized through earnings while any other-than-temporary impairment related to other factors is recognized in other comprehensive income.

Unamortized premiums and discounts are recognized in interest income over the contractual life of the security using the interest method. As principal repayments are received on securities (primarily mortgage-backed securities) a pro-rata portion of the unamortized premium or discount is recognized in interest income. We discontinue accretion of unamortized discounts for investment securities that fall below investment grade.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Mortgage Loans Held for Sale

Residential mortgage loans originated with the intent of sale are reported at the lower of cost or estimated fair value on an aggregate loan basis. Net unrealized losses, if necessary, are provided for in a valuation allowance charged to income. Gains or losses realized on the sale of residential mortgage loans are recognized at the time of sale and are determined by the difference between the net sale proceeds and the carrying value of loans sold.

Mortgage-Servicing Rights Portfolio

We account for our mortgage-servicing rights portfolio in accordance with FASB ASC 860, Transfers and Servicing, which requires us to recognize a servicing asset or servicing liability each time we undertake an obligation to service a financial asset by entering into a servicing contract when the transfer of financial assets meets the requirements for sale accounting, when the servicer’s financial assets are transferred to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB ASC 320, or when a transfer occurs as a result of an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. This guidance requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.

We determine the fair value of mortgage-servicing rights at the date of transfer using the present value of estimated future net servicing income, using assumptions that market participants use in their estimates of values. FASB ASC 860 also requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the Consolidated Balance Sheets and additional disclosures for all separately recognized servicing assets and servicing liabilities. Gain or loss on sale of loans depends on proceeds received and the previous carrying amount of the assets transferred and any interests the Company continues to hold, if any, based on relative fair value at the date of transfer. Our mortgage-servicing rights portfolio is included in the Other assets financial statement line item on the Consolidated Balance Sheets.

We utilize a third party consultant on a quarterly basis to assess our portfolio’s fair value including, but not limited to, capitalization, impairment, and amortization rates. The consultant estimates the amount and timing of prepayment rates, loan loss experience, costs to service loans, and discount rates to determine an estimate of the fair value of our mortgage-servicing rights portfolio. Management believes that the modeling-techniques and assumptions used by the consultant are reasonable. Amortization of the mortgage-servicing rights portfolio is based on the ratio of net servicing income received in the current period to total net servicing income projected to be realized from the mortgage-servicing rights portfolio. Projected net servicing income is determined based on the estimated future balance of the underlying mortgage loan portfolio that declines over time from prepayments and scheduled loan amortization. Future prepayment rates are estimated based on current interest rate levels, other economic conditions, market forecasts, and relevant characteristics of the mortgage-servicing rights portfolio, such as loan types, interest rate stratification, and recent prepayment experience. Impairment valuations are based on projections using a discounted cash flow method that includes assumptions regarding prepayments, interest rates, servicing costs, and other factors. Impairment is measured on a disaggregated basis for each stratum of the mortgage-servicing rights portfolio, which is segregated based on predominate risk characteristics, including interest rate and loan type. Subsequent increases in value are recognized by the Company to the extent of the impairment valuation allowance.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Loans

Loans are reported at their outstanding principal balances net of any unearned income, charge-offs, and unamortized deferred fees and costs on originated loans. Unearned income, deferred fees and costs, and discounts and premiums are amortized to income over the contractual life of the loan.

The accrual of interest is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet future payments as they become due, generally when a loan becomes 90 days delinquent. The accrual of interest on some loans, however, may continue even after the loan becomes 90 days delinquent in special circumstances deemed appropriate by management. When interest accrual is discontinued, all unpaid accrued interest is reversed. While a loan is in nonaccrual status, cash received is applied to the principal balance. Loans are returned to accrual status when the loan is brought current and ultimate collectability of principal and interest is no longer in doubt.

In situations where, for economic or legal reasons related to a borrower’s financial difficulties, we grant a concession to the borrower that we would not otherwise consider, the related loan is classified as a troubled debt restructuring. The restructuring of a loan may include the transfer from the borrower to the Company of real estate, receivables from third parties, other assets, or an equity interest in the borrower in full or partial satisfaction of the loan, a modification of the loan terms, or a combination of the above.

In accordance with FASB ASC 310, Receivables, nonrefundable fees and certain direct costs associated with the origination of loans are deferred and recognized as a yield adjustment over the contractual life of the related loans, or if the related loan is held for resale, until the loan is sold. Recognition of deferred fees and costs is discontinued on nonaccrual loans until they return to accrual status or are charged-off.

Allowance for Loan Losses

The allowance for loan losses is a reserve established through a provision for loan losses charged to expense. The allowance for loan losses represents management’s best estimate of probable inherent losses that have been incurred within the existing portfolio of loans. The allowance for loan losses is necessary to reserve for estimated loan losses and risks inherent in the loan portfolio. The Company’s allowance for loan loss methodology is based on guidance provided in FASB ASC 310-10, Receivables-Overall, and includes allocations calculated in accordance with FASB ASC 310-40, Receivables-Troubled Debt Restructurings by Creditors, and allocations determined in accordance with FASB ASC 450, Contingencies. Accordingly, the methodology is based on historical loss experience by type of loans, specific homogeneous risk pools, and specific loss allocations. The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, potential problem loans, criticized loans, and net loans charged-off or recovered, among other factors.

The level of the allowance for loan losses reflects management’s continuing evaluation of specific lending risks, loan loss experience, current loan portfolio quality, present economic, political and regulatory conditions, and unidentified losses inherent in the current loan portfolio. Portions of the allowance for loan losses may be allocated for specific loans or loan portfolio segments. However, the entire allowance for loan losses is available for any loan that, in management’s judgment, should be charged-off. While management utilizes its best judgment and information available, the ultimate adequacy of the allowance for loan losses is dependent upon a variety of factors beyond our control, including the performance of our loan portfolio, the economy, changes in interest rates, and the view of the regulatory authorities toward loan classifications and collateral valuation.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Historical general allowances are calculated based on the historical loss experience of specific types of loans. We calculate historical loss ratios for pools of similar loans with similar characteristics based on the proportion of actual loans charged-off to the total population of loans in the pool. Management is currently using a five-year lookback period when computing historical loss rates to determine the general component of the allowance for loan losses. Given the increase in charge-offs during 2009, we also utilized a three-year lookback period at December 31, 2009 as another reference point in determining the allowance for loan losses. A historical allowance is established for each pool of similar loans based upon the product of the historical loss ratio and the total dollar amount of the loans in the pool. Our pools of similar loans include similarly risk graded groups of commercial and industrial loans, commercial and residential real estate loans, general consumer loans, and bankcard loans. General historical allowances are adjusted for qualitative factors such as general economic conditions and other qualitative risk factors both internal and external to the Company. In general, these allowances are determined by evaluating, among other things, the experience, ability and effectiveness of the Bank’s lending management and staff, the effectiveness of the Company’s loan policies, procedures and internal controls, changes in asset quality such as past dues, nonaccruals, classified loans, and restructured loans, changes in loan portfolio volume, the composition and concentrations of the loan portfolio, the impact of competition on loan structuring and pricing, the effectiveness of the internal loan review function and Board oversight, the impact of environmental risks such as national and local economic and business conditions, legal and regulatory requirements, peer comparisons, and the impact of rising interest rates on portfolio risk.

In accordance with FASB ASC 310 we analyze individual loans within the portfolio and make specific allocations to the allowance for loan losses based on each individual loan’s specific factors and other circumstances that impact the collectability of the loan. The population of loans evaluated to be potential impaired loans includes all trouble debt restructures, specifically identified loans with interest reserves, and significant individual loans classified as doubtful or on nonaccrual.

In situations where a loan is determined to be impaired (primarily because it is probable that all principal and interest due according to the terms of the loan agreement will not be collected as scheduled), the loan is excluded from the general reserve calculation described below and is evaluated individually for impairment. The impairment analysis is based on the determination of the most probable source of repayment which is usually liquidation of the underlying collateral, but may also include discounted future cash flows or, in rare cases, the market value of the loan itself.

Loans identified as losses by management, internal loan review, and/or bank examiners are charged-off. For impaired loans, we review each on a loan by loan basis to determine whether the impairment should be recorded as a charge-off or a reserve based on our assessment of the status of the borrower and the underlying collateral. In general, for collateral dependent loans the impairment is charged-off unless the fair value is based on an internal valuation pending receipt of a third party appraisal or other extenuating circumstances. Consumer loan accounts are charged-off based on regulatory requirements. An allowance for loan losses is not recorded for loans held for sale.

Reserve for Unfunded Commitments

We also estimate probable losses related to unfunded lending commitments. The methodology to determine such losses is inherently similar to the methodology utilized in calculating the allowance for loan losses; however, commitments have fixed expiration dates and most of our commitments to extend credit have adverse change clauses that allow the Bank to cancel the commitments based on various factors, including deterioration in the creditworthiness of the borrower. Accordingly, many of our loan commitments are expected to expire without being drawn upon and therefore the total commitment amounts do not necessarily represent potential

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Notes To Consolidated Financial Statements—(Continued)

credit exposure. The reserve for unfunded lending commitments is included in the Other liabilities financial statement line item in the Consolidated Balance Sheet. Changes to the reserve for unfunded commitments are recorded through other noninterest expense in the Consolidated Statements of Income (Loss).

Premises and Equipment, net

Land is reported at cost. Building and improvements, furniture and equipment, and software are carried at cost, less accumulated depreciation, computed principally by the straight-line method based on the estimated useful lives of the related asset. Estimated lives range from twelve to thirty-nine years for buildings and improvements and from five to twelve years for furniture and equipment. Estimated lives range from three to five years for computer software. Estimated lives of Bank automobiles are typically five years. Leasehold improvements are generally depreciated over the lesser of the term of the respective lease or the estimated useful lives of the improvements.

Depreciation with regard to our leased improvements to premises and equipment is recorded in accordance with FASB ASC 840, Leases.

Maintenance and repairs of such premises and equipment are charged to expense as incurred. Improvements that extend the useful lives of the respective assets are capitalized.

Impairment of Long-Lived Assets

We periodically review the carrying value of our long-lived assets including, but not limited to, premises and equipment, for impairment when events or circumstances indicate that the carrying amount of such assets may not be fully recoverable. For long-lived assets to be held and used, impairments are recognized when the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. An impairment loss is the amount by which the carrying amount of a long-lived asset exceeds its fair value.

Long-lived assets to be sold are classified as held for sale and are no longer depreciated. Certain criteria must be met in order for the long-lived asset to be classified as held for sale, including that a sale is probable and expected to occur within a one year period. Long-lived assets classified as held for sale are recorded at the lower of carrying amount or fair value less the estimated costs to sell.

We recorded no impairment loss relative to our long-lived assets for the years ended December 31, 2009, 2008, and 2007.

Long-lived assets to be disposed of by abandonment or in an exchange for similar productive long-lived assets are classified as held for sale and used until disposed. We had no such assets at December 31, 2009 or 2008.

Goodwill and Core Deposit Intangibles

Goodwill represents the excess of the cost of businesses acquired over the fair value of the net assets acquired. Goodwill is assigned to reporting units and is then tested for impairment at least annually, or on an interim basis if an event occurs or circumstances arise that would more likely than not reduce the fair value of the

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

reporting unit below its carrying value. The first step of our goodwill impairment test, used to identify potential impairment, compares the fair value of our reporting unit with our carrying amount, including goodwill. If the fair value of our reporting unit exceeds our carrying amount, goodwill is considered not impaired, thus the second step of the impairment test is unnecessary. If the carrying amount of our reporting unit exceeds the fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test, used to measure the amount of impairment loss, compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. If the carrying amount of reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The loss recognized cannot exceed the carrying amount of goodwill. After a goodwill impairment loss is recognized, the adjusted carrying amount of goodwill is its new accounting basis. Once an impairment loss is recognized, future increases in fair value do not result in the reversal of previously recognized losses.

Other intangible assets are acquired assets that lack physical substance but can be distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged either on its own or in combination with a related contract, asset, or liability. Our intangible assets include core deposit intangibles. We fully amortized our remaining core deposit intangibles in 2009.

Real Estate Acquired in Settlement of Loans

Real estate acquired in settlement of loans is recorded, when acquired, at the lower of cost or fair value less estimated selling costs, establishing a new cost basis. Fair value of such real estate is reviewed regularly and writedowns are recorded when it is determined that the carrying value of the real estate exceeds the fair value less estimated costs to sell. Writedowns resulting from the periodic reevaluation of such properties, costs related to holding such properties, and gains and losses on the sale of foreclosed properties are charged against income. Costs relating to the development and improvement of such property are capitalized.

Accumulated Other Comprehensive Loss

We report comprehensive income in accordance with FASB ASC 220, Comprehensive Income, which establishes standards for the reporting and presentation of comprehensive income and its components in financial statements. In accordance with this guidance, we elected to disclose changes in comprehensive income in our Consolidated Statements of Changes in Shareholders’ Equity and Comprehensive Income (Loss). Comprehensive income includes all changes in shareholders’ equity during a period except those resulting from transactions with shareholders.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

The following table summarizes the components of accumulated other comprehensive loss, net of tax impact, at the dates and for the periods indicated (in thousands).

	Impact of FASB ASC 715	Impact of curtailment	Total impact of defined benefit pension plan	Impact of investment securities available for sale	Total
Accumulated other comprehensive income (loss), after income tax impact, December 31, 2007	$(4,116)	$1,630	$(2,486)	$(252)	$(2,738)
Accumulated other comprehensive loss, before income tax impact	(3,092)	—	(3,092)	(2,201)	(5,293)
Income tax benefit	1,082	—	1,082	832	1,914

Accumulated other comprehensive loss, after income tax impact	(2,010)	—	(2,010)	(1,369)	(3,379)

Accumulated other comprehensive income (loss), after income tax impact, December 31, 2008	$(6,126)	$1,630	$(4,496)	$(1,621)	$(6,117)
Accumulated other comprehensive income (loss), before income tax impact	(4,261)	—	(4,261)	3,107	(1,154)
Income tax (expense) benefit	1,491	—	1,491	(1,180)	311

Accumulated other comprehensive income (loss), after income tax impact	(2,770)	—	(2,770)	1,927	(843)

Accumulated other comprehensive income (loss), after income tax impact, December 31, 2009	$(8,896)	$1,630	$(7,266)	$306	$(6,960)

Income Taxes

The Company files consolidated federal and state income tax returns. Federal income tax expense or benefit has been allocated to subsidiaries on a separate return basis. We account for income taxes in accordance with FASB ASC 740, Income Taxes, resulting in two components of income tax expense: current and deferred. Current income tax expense approximates taxes to be paid or refunded for the current period and includes income tax expense related to uncertain tax positions, if any.

Deferred income taxes are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is based on the tax impacts of the differences between the book and tax bases of assets and liabilities and recognizes enacted changes in tax rates and laws in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized subject to management’s judgment that realization is more likely than not. A tax position that meets the more likely than not recognition threshold is measured to determine the amount of benefit to recognize. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. Interest and penalties, if any, are recognized as a component of income tax expense.

Management reviews our deferred tax assets for recoverability based on history of earnings, expectations for future earnings and expected timing of reversals of temporary differences. Realization of a deferred tax asset ultimately depends on the existence of sufficient taxable income available under tax law, including future reversals of existing temporary differences, future taxable income exclusive of reversing differences, taxable income in prior carryback years, projections of taxable income in future years, and tax planning strategies.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Net Income (Loss) per Common Share

Basic income (loss) per common share is based on net income (loss) divided by the weighted average number of common shares outstanding during the period. Diluted income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock that share in the income (loss) of the Company.

In accordance with FASB ASC 260, Earnings Per Share, including potential common shares in the denominator of the diluted per share computation for continuing operations results in an antidilutive per share amount when an entity has a loss from continuing operations. As such, no potential common shares were included in the computation of the diluted per share amount for the year ended December 31, 2009.

Employee Benefit Plan—Defined Benefit Pension Plan

Prior to 2008, the Company offered a noncontributory, defined benefit pension plan that covered all full-time employees having at least twelve months of continuous service and having attained age 21. The plan was originally designed to produce a designated retirement benefit, and benefits were fully vested after five years of service. No vesting occurred until five years of service had been achieved. In the fourth quarter of 2007, we notified employees that, effective 2008, we would cease accruing pension benefits for employees with regard to the Company’s noncontributory, defined benefit pension plan. Although no previously accrued benefits were lost, employees no longer accrue benefits for service subsequent to 2007.

The Company’s trust department administers the plan’s assets. Contributions to the plan are made as required by the Employee Retirement Income Security Act of 1974.

The Company accounts for our defined benefit pension plans using an actuarial model required by FASB ASC 715, Compensation—Retirement Benefits. This model allocates pension costs over the service period of employees in the plan. The underlying principle is that employees render services ratably over this period and, therefore, the income statement impacts of pensions should follow a similar pattern.

FASB ASC 715 requires the Company to recognize the funded status of our pension plan on our Consolidated Balance Sheet. Additionally, this guidance required us to use a year-end measurement date beginning in 2008. We conformed our pension asset and liabilities to FASB ASC 715 and recorded a corresponding reduction of $4.1 million, after-tax, to the December 31, 2007 balance of accumulated other comprehensive income (loss) in stockholders’ equity relative to the adoption of FASB ASC 715. This guidance does not change the amount of net periodic benefit expense charged to income.

One of the principal components of the net periodic pension expense calculation is the expected long-term rate of return on plan assets. The use of an expected long-term rate of return on plan assets may cause the Company to recognize pension income returns that are greater or less than the actual returns of plan assets in any given year. The expected long-term rate of return is designed to approximate the actual long-term rate of return over time and is not expected to change significantly. Therefore, the pattern of income / expense recognition should match the stable pattern of services provided by the Company’s employees over the life of the Company’s pension obligation. To ensure that the expected rate of return is reasonable, management considers such factors as long-term historical return experience for major asset class categories and considers any material forward-looking return expectations for these major asset classes. Differences between expected and actual returns in each year, if any, are included in the net actuarial gain or loss amount, which is recognized in other comprehensive income. The Company generally amortizes any net actuarial gain or loss in excess of a predetermined corridor in net periodic pension expense calculations. Expected returns on defined benefit pension plan assets are developed

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Notes To Consolidated Financial Statements—(Continued)

by the Company in conjunction with input from external advisors and take into account the investment policy, actual investment allocation, and long-term expected rates of return on the relevant asset classes.

The Company uses a discount rate to determine the present value of our future benefit obligations. The discount rate is determined in consultation with our third party actuary and is set by matching the projected benefit cash flow to the Citigroup pension yield curve. The yield curve reflects the plan specific duration.

The pension plan includes common stock of the Company, which is not traded on an exchange. At December 31, 2009, Company common stock included in the plan was 1.5% of total assets of the plan.

Equity Based Compensation—Stock Option Plan

The Company accounts for our stock options under FASB ASC 718, Compensation—Stock Compensation. FASB ASC 718 requires that such transactions be recognized as compensation cost in the income statement based on fair value on the measurement date, which, for the Company, is the date of the grant. The Company transitioned to fair value based accounting for equity based compensation using a modified version of prospective application (“modified prospective application”). Under the modified prospective application, FASB ASC 718 applies to new awards and to awards modified, repurchased, or cancelled after January 1, 2006. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered (generally referring to nonvested awards) that were outstanding as of January 1, 2006 will be recognized as the remaining requisite service is rendered during the period of and / or the periods after the adoption of this guidance. The attribution of compensation cost for those earlier awards is based on the same method and on the same grant date fair values previously determined for the pro forma disclosures required for companies that did not previously adopt the fair value accounting method for equity based employee compensation.

Derivative Financial Instruments and Hedging Activities

FASB ASC 815, Derivatives and Hedging, establishes accounting and reporting standards for derivatives and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the Consolidated Balance Sheet and measure those instruments at fair value. Changes in the fair value of those derivatives are reported in current earnings or other comprehensive income depending on the purpose for which the derivative is held and whether the derivative qualifies for hedge accounting.

We originate certain residential loans with the intention of selling these loans. Between the time that we enter into an interest rate lock commitment to originate a residential loan with a potential borrower and the time the closed loan is sold, we are subject to variability in market prices related to these commitments. We also enter into forward sale agreements of “to be issued” loans. The commitments to originate residential loans and forward sales commitments are freestanding derivative instruments and are recorded on the Consolidated Balance Sheet at fair value. They do not qualify for hedge accounting treatment. Fair value adjustments are recorded within the Mortgage-banking financial statement line item of the Consolidated Statements of Income (Loss).

Fair Valuation Measurements

We apply the provisions of FASB ASC 820, Fair Value Measurements and Disclosures, which provides a framework for measuring and disclosing fair value under GAAP. FASB ASC 820 requires disclosures about the fair value of assets and liabilities recognized in the Consolidated Balance Sheet in periods subsequent to initial recognition whether the measurements are made on a recurring basis (for example, investment securities available-for-sale) or on a nonrecurring basis (for example, impaired loans).

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Notes To Consolidated Financial Statements—(Continued)

FASB ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•	Level 1 – quoted prices in active markets for identical assets or liabilities;

•

Level 2 – observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

•	Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Disclosures about the fair value of all financial instruments whether or not recognized in the Consolidated Balance Sheet for which it is practicable to estimate that value are required. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly impacted by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized through immediate settlement of the instrument. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

Valuation of the Company’s Common Stock

On a periodic basis, we utilize the market price of our common stock within various valuations and calculations relating to our defined benefit pension plan assets, our trust department assets under management, our employee retirement accounts, our impairment analysis of goodwill, our granting of awards under our 2008 Restricted Stock Plan, our calculation of earnings per share on a diluted basis, and our valuation of such stock serving as loan collateral.

Our common stock is not listed on an exchange or any over-the-counter service. Thus, there is currently no public trading market of our common stock, and private trading of our common stock has been limited. In addition, buyers and sellers may privately negotiate transactions in our common stock. Because there is not an established market for our common stock, management may not be aware of all prices at which our common stock has been traded. Additionally, management has not determined whether the trades of which we are aware were the result of arm’s-length negotiations between the parties. Accordingly, we determine the value of our common stock based on the last five trades of the stock facilitated by the Company.

Recently Adopted Accounting Pronouncements

Certain accounting standards required additional disclosures for the year ended December 31, 2009, and such disclosures are included herein. Following is a summary of other applicable accounting pronouncements adopted by the Company during the year ended December 31, 2009 that required accounting changes beyond just disclosures.

The FASB issued new accounting guidance regarding the determination of the useful life of intangible assets in April 2008. The guidance amended the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. It is intended to improve

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset. The standard was effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. Its adoption had no material impact on our financial position, results of operations, or cash flows.

The FASB issued new accounting guidance regarding other-than-temporary impairment of investments in debt and equity securities in April 2009. The guidance provided that other-than-temporary impairment is not necessarily the same as permanent impairment and, unless evidence exists to support a value equal to or greater than the carrying value of the equity security investment, a writedown to fair value should be recorded and accounted for as a realized loss. The standard was effective upon issuance, and its adoption had no impact on our financial position, results of operations, or cash flows.

In April 2009, the FASB issued new accounting guidance which categorizes losses on debt securities available-for-sale or held-to-maturity determined by management to be other-than-temporarily impaired into losses due to credit issues and losses related to all other factors. Other-than-temporary impairment exists when it is more likely than not that the security will mature or be sold before its amortized cost basis can be recovered. An other-than-temporary impairment related to credit losses should be recognized through earnings. An other-than-temporary impairment related to other factors should be recognized in other comprehensive income. The amendment was effective for reporting periods ending after June 15, 2009. The adoption did not have a material impact on our financial position, results of operations, or cash flows. Also in April 2009, the FASB issued new accounting guidance that recognizes that quoted prices may not be determinative of fair value when the volume and level of trading activity has significantly decreased. The evaluation of certain factors may necessitate that fair value be determined using a different valuation technique. Fair value should be the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction not a forced liquidation or distressed sale. If a transaction is considered to not be orderly, little, if any, weight should be placed on the transaction price. If there is not sufficient information to conclude as to whether or not the transaction is orderly, the transaction price should be considered when estimating fair value. An entity’s intention to hold an asset or liability is not relevant in determining fair value. Quoted prices provided by pricing services may still be used when estimating fair value; however, the entity should evaluate whether the quoted prices are based on current information and orderly transactions. Inputs and valuation techniques are required to be disclosed in addition to any changes in valuation techniques. The standard was effective for periods ending after June 15, 2009. Its adoption had no material impact on our financial position, results of operations, or cash flows.

In August 2009, the FASB issued new accounting guidance to provide direction when estimating the fair value of a liability. When a quoted price in an active market for the identical liability is not available, fair value should be measured using:

•	The quoted price of an identical liability when traded as an asset,

•	Quoted prices for similar liabilities or similar liabilities when traded as assets, or

•	Another valuation technique such as an income approach or a market approach.

If a restriction exists that prevents the transfer of the liability, a separate adjustment related to the restriction is not required when estimating fair value. The standard was effective for us on October 1, 2009. Its adoption had no material impact on our financial position, results of operations, or cash flows.

In September 2009, the FASB issued new accounting guidance allowing a company to measure the fair value of an investment that has no readily determinable fair value on the basis of the investee’s net asset value per share as provided by the investee. This allowance assumes that the investee has calculated net asset value in

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Notes To Consolidated Financial Statements—(Continued)

accordance with the GAAP measurement principles of Topic 946 as of the reporting entity’s measurement date. Examples of such investments include investments in hedge funds, private equity funds, real estate funds, and venture capital funds. The update also provides guidance on how the investment should be classified within the fair value hierarchy based on the value for which the investment can be redeemed. The amendment is effective for interim and annual periods ending after December 15, 2009. Its adoption had no material impact on our financial position, results of operations, or cash flows.

Recently Issued Applicable Accounting Pronouncements

The FASB issued new accounting guidance on accounting for transfers of financial assets in June 2009. The guidance limits the circumstances in which a financial asset should be derecognized when the transferor has not transferred the entire financial asset by taking into consideration the transferor’s continuing involvement. The standard requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. The concept of a qualifying special-purpose entity is no longer applicable. The standard is effective for the first annual reporting period that begins after November 15, 2009, for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company does not expect the guidance to have a material impact on our financial position, results of operation or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

2.	Cash and Cash Equivalents

Noninterest-Earning Deposits with Financial Institutions

Included in the Cash and due from banks line item in the Consolidated Balance Sheets was $262 thousand at December 31, 2009, of noninterest-earning deposits with financial institutions. We had no noninterest-earning deposits with financial institutions at December 31, 2008.

Required Reserve Balances

The Federal Reserve Act requires each depository institution to maintain reserves against its reservable liabilities as prescribed by Federal Reserve regulations. The Bank reports our reservable liabilities to the Federal Reserve on a weekly basis. Weekly reporting institutions maintain reserves on their reservable liabilities with a 30-day lag. For the maintenance period ended on December 30, 2009, based on reservable liabilities from November 17, 2009 through November 30, 2009, the Federal Reserve required the Bank to maintain reserves of $10.4 million. After taking into consideration our levels of vault cash, reserves of $1.4 million were required to be maintained at our correspondent transaction settlement bank in addition to $1.0 million that was required to be maintained with the Federal Reserve.

Concentrations and Restrictions

In an effort to manage our associated risks, we generally do not sell federal funds to other financial institutions because they are essentially uncollateralized loans to other financial institutions. Therefore, management regularly evaluates the risk associated with the counterparties to these transactions to ensure that we do not expose ourselves to any significant risks with regard to our cash and cash equivalent balances.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Approximately $512 thousand, or 0.3%, of the balance of cash and cash equivalents was restricted as of December 31, 2009, to secure a letter of credit. At December 31, 2008, no cash or cash equivalents were restricted under such an agreement.

Approximately $836 thousand, or 0.4%, of the balance of cash and cash equivalents was restricted as of December 31, 2009, as required under our credit card and merchant credit card agreement. At December 31, 2008, no cash or cash equivalents were restricted under such agreements.

3.	Investment Securities Available for Sale

The following tables summarize the amortized cost, gross unrealized gains, gross unrealized losses, and fair values of investment securities available for sale at the dates indicated (in thousands).

	December 31, 2009
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
U.S. Treasury and federal agencies	$16,294	$3	$—	$16,297
State and municipal	44,908	1,880	(3)	46,785
Collateralized mortgage obligations	42,508	168	(2,358)	40,318
Other mortgage-backed (federal agencies)	15,783	838	(35)	16,586

Total investment securities available for sale	$119,493	$2,889	$(2,396)	$119,986

	December 31, 2008
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
State and municipal	$50,297	$635	$(102)	$50,830
Collateralized mortgage obligations	58,033	23	(3,417)	54,639
Other mortgage-backed (federal agencies)	19,876	270	(19)	20,127

Total investment securities available for sale	$128,206	$928	$(3,538)	$125,596

We use prices from third party pricing services and, to a lesser extent, indicative (non-binding) quotes from third party brokers, to measure fair value of our investment securities. See Note 18 for further discussion regarding the amount and fair value hierarchy classification of investment securities measured at fair value using a third party pricing service and those measured at fair value using broker quotes. We utilize multiple third party pricing services and brokers to obtain fair values; however, management generally obtains one price/quote for each individual security. For securities priced by third party pricing services, management determines the most appropriate and relevant pricing service for each security class and has that vendor provide the price for each security in the class. We record the unadjusted value provided by the third party pricing service/broker in our Consolidated Financial Statements, subject to our internal price verification procedures.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Other-Than-Temporary Impairment

The following tables summarize the number of securities in each category of investment securities available for sale, the fair value, and the gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at the dates indicated (dollars in thousands).

	December 31, 2009
	Less than 12 months			12 months or longer			Total
	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses
U.S. Treasury and federal agencies	1	$300	$—	—	$—	$—	1	$300	$—
State and municipal	2	662	3	—	—	—	2	662	3
Collateralized mortgage obligations	3	10,323	412	6	16,624	1,946	9	26,947	2,358
Other mortgage-backed (federal agencies)	2	1,444	35	—	—	—	2	1,444	35

Total investment securities available for sale	8	$12,729	$450	6	$16,624	$1,946	14	$29,353	$2,396

	December 31, 2008
	Less than 12 months			12 months or longer			Total
	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses
State and municipal	12	$5,441	$101	1	$423	$1	13	$5,864	$102
Collateralized mortgage obligations	13	52,603	3,417	—	—	—	13	52,603	3,417
Other mortgage-backed (federal agencies)	4	1,336	15	1	838	4	5	2,174	19

Total investment securities available for sale	29	$59,380	$3,533	2	$1,261	$5	31	$60,641	$3,538

Gross unrealized losses decreased $1.1 million from December 31, 2008 to December 31, 2009, primarily within the collateralized mortgage obligation sector of the investment securities portfolio.

Based on our other-than-temporary impairment analysis at December 31, 2009, one collateralized mortgage obligation with a fair value of $2.3 million and amortized cost of $3.3 million was other-than-temporarily impaired. We concluded this based on its fair value position below amortized cost followed by our analysis of our broker provided fair values and our verification of this information using external sources. Due to the fact that we do not intend to sell this security nor is it more likely than not that we will have to sell the security prior to the recovery of its amortized cost basis less any current period credit loss, the amount of impairment related to credit loss is recognized in earnings and the amount of impairment related to other matters is recognized in other comprehensive income. For the year ended December 31, 2009, a $49 thousand other-than-temporarily credit impairment was recognized in Other noninterest expense in the Consolidated Statements of Income (Loss).

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Ratings

The following table summarizes Moody’s ratings, by segment, of the investment securities available for sale, at December 31, 2009. An AAA rating is based not only on the credit of the issuer, but may also include consideration of the structure of the securities and the credit quality of the collateral.

	U.S. Treasury and federal agencies	State and municipal	Collateralized mortgage obligations	Other mortgage- backed (federal agencies)
Aaa	69%	2%	68%	100%
Aa1-A3	—	73	10	—
Baa1-B3	—	16	10	—
Not rated or withdrawn rating	31	9	12	—

Total	100%	100%	100%	100%

31% of the U.S. Treasury and federal agencies were not rated by Moody’s or Standard and Poor’s ratings at December 31, 2009. There is an implicit AAA rating on U.S. Treasury and federal agency securities.

Of the state and municipal investment securities not rated by Moody’s at December 31, 2009, 100% were rated AA by Standard and Poor’s ratings. Of the state and municipal investment securities with withdrawn ratings by Moody’s at December 31, 2009, 22% were rated AA+, 29% were rated AA, 28% were rated AA-, and 21%, or $565 thousand, were not rated by Standard and Poor’s ratings.

Of the collateralized mortgage obligations not rated by Moody’s at December 31, 2009, 100% of the securities were rated AAA by Standard and Poor’s ratings.

Maturities

The following table summarizes the amortized cost and estimated fair value of investment securities available for sale at December 31, 2009 by contractual maturity (in thousands). Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations. Collateralized mortgage obligations and other mortgage-backed securities are shown separately since they are not due at a single maturity date.

	Amortized cost	Fair value
Due in one year or less	$20,968	$21,025
Due after one year through five years	26,949	28,193
Due after five year through ten years	12,418	12,944
Due after ten years	867	920
Collateralized mortgage obligations	42,508	40,318
Other mortgage-backed securities (federal agencies)	15,783	16,586

Total investment securities available for sale	$119,493	$119,986

The weighted-average contractual life of investment securities available for sale was 3.9 years at December 31, 2009. Since approximately 49%, based on amortized cost, of the portfolio is collateralized mortgage obligations or other mortgage-backed securities, the expected remaining maturity may differ from contractual maturity because borrowers generally have the right to prepay obligations before the underlying mortgages mature.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Pledged

Approximately 61% of the portfolio was pledged to secure public deposits, including retail repurchase agreements, and trust assets at December 31, 2009 as compared with 55% at December 31, 2008. Of the $73.2 million pledged at December 31, 2009, $56.3 million of the portfolio was securing public deposits and trust assets. Of the $69.1 million pledged at December 31, 2008, $47.0 million of the portfolio was securing public deposits and trust assets.

Approximately $6.3 million, or 5%, of the portfolio was pledged to secure federal funds funding from a correspondent bank as of December 31, 2009. At December 31, 2008, no securities were pledged under such agreements.

Approximately $29.8 million, or 25%, of the portfolio was pledged to collateralize FHLB advances and letters of credit as of December 31, 2009 of which $26.8 million was utilized as lendable collateral. At December 31, 2008, approximately $41.6 million, or 33%, of the portfolio was pledged to collateralize FHLB advances and letters of credit of which $37.5 million was utilized as lendable collateral.

Concentrations

Two state and municipal security issuer issued securities which totaled 2.1% and 3.0%, respectively, of total shareholders’ equity at December 31, 2009. Fourteen state and municipal security issuers issued securities with fair values ranging from 1.0% to 1.9% of total shareholders’ equity at December 31, 2009.

Eight collateralized mortgage obligation issuers issued securities with fair values ranging from 2.3% to 7.9% of total shareholders’ equity at December 31, 2009. One collateralized mortgage obligation, issued by Bank of America Alternative Loan Trust, had a fair value of $7.8 million, or 10.4%, of shareholders’ equity and an amortized cost of $7.9 million at December 31, 2009.

The following table summarizes issuer concentrations of other mortgage-backed investment securities at fair value at December 31, 2009 (dollars in thousands).

	Federal National Mortgage Association	Federal Home Loan Mortgage Corporation	Government National Mortgage Association	Total
Other mortgage-backed (federal agencies)	$13,114	$2,029	$1,443	$16,586
As a percentage of shareholders’ equity	17.5%	2.7%	1.9%	22.1%

Realized Gains and Losses

The following table summarizes the gross realized gains and losses on investment securities available for sale for the periods indicated (in thousands).

	For the years ended December 31,
	2009	2008	2007
Realized gains	$2	$1	$—
Realized losses	—	—	—

Net realized gains	$2	$1	$—

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

4.	Loans

Composition

The following table summarizes gross loans, categorized by FDIC code, at the dates indicated (dollars in thousands).

	December 31, 2009		December 31, 2008
	Total	% of total	Total	% of total
Secured by real estate
Construction, land development, and other land loans	$205,465	19.8%	$257,879	22.3%
Farmland	466	—	662	0.1
Single-family residential	203,330	19.6	216,311	18.7
Multifamily residential	30,668	3.0	31,532	2.7
Nonfarm nonresidential	459,130	44.1	493,977	42.6
Commercial and industrial	61,788	5.9	73,609	6.4
Obligations of states and political subdivisions of the U.S.	1,418	0.1	2,602	0.2
General consumer	57,581	5.5	60,626	5.2
Credit line	5,501	0.5	6,215	0.5
Bankcards	13,214	1.3	12,416	1.1
Others	1,751	0.2	2,651	0.2

Loans, gross	$1,040,312	100.0%	$1,158,480	100.0%

Loans included in the preceding loan composition table are net of participations sold. Participations sold totaled $12.5 million at December 31, 2009 and $26.7 million at December 31, 2008.

Mortgage loans serviced for the benefit of others amounted to $426.6 million and $377.3 million at December 31, 2009 and December 31, 2008, respectively, and are not included in our Consolidated Balance Sheets.

Pledged

To borrow from the FHLB, members must pledge collateral to secure advances and letters of credit. Acceptable collateral includes, among other types of collateral, a variety of residential, multifamily, home equity lines and second mortgages, and commercial loans. Approximately $407.0 million of gross loans were pledged to collateralize FHLB advances and letters of credit at December 31, 2009, of which $162.0 million was available as lendable collateral. Of the $379.4 million of gross loans pledged at December 31, 2008, $159.1 million was available as lendable collateral.

At December 31, 2009, our borrowings capacity at the Federal Reserve was secured by a blanket lien on a portion of our commercial and consumer loan portfolios. Of the $108.8 million of loans pledged at December 31, 2009, $61.2 million was available as lendable collateral. We had no outstanding borrowings from the Federal Reserve at December 31, 2009.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Concentrations

The following table summarizes loans secured by commercial real estate, categorized by FDIC code, at December 31, 2009 (dollars in thousands).

	Total	% of gross loans	% of Bank’s total regulatory capital
Secured by commercial real estate
Construction, land development, and other land loans	$205,465	19.8%	220.9%
Multifamily residential	30,668	2.9	33.0
Nonfarm nonresidential	459,130	44.1	493.6

Total loans secured by commercial real estate	$695,263	66.8%	747.5%

The following table further categorizes loans secured by commercial real estate, categorized by FDIC code, at December 31, 2009 (dollars in thousands).

	Total	% of gross loans	% of Bank’s total regulatory capital
Development commercial real estate loans
Secured by:
Land—unimproved (commercial or residential)	$89,234	8.6%	95.9%
Land development—commercial	14,087	1.4	15.1
Land development—residential	57,084	5.5	61.4
Commercial construction:
Hotel / motel	196	—	0.2
Retail	4,639	0.4	5.0
Office	246	—	0.3
Multifamily	9,878	0.9	10.6
Industrial and warehouse	7,098	0.7	7.6
Healthcare	4,981	0.5	5.4
Miscellaneous commercial	1,765	0.2	1.9

Total development commercial real estate loans	189,208	18.2	203.4

Existing and other commercial real estate loans
Secured by:
Hotel/motel	105,428	10.1	113.4
Retail	31,369	3.0	33.7
Office	36,036	3.5	38.7
Multifamily	30,668	3.0	33.0
Industrial and warehouse	15,414	1.5	16.6
Healthcare	16,826	1.6	18.1
Miscellaneous commercial	133,655	12.8	143.7
Residential construction—speculative	7,184	0.7	7.7

Total existing and other commercial real estate loans	376,580	36.2	404.9

Commercial real estate owner occupied and residential loans
Secured by:
Commercial—owner occupied	120,402	11.6	129.4
Commercial construction—owner occupied	2,418	0.2	2.6
Residential construction—contract	6,655	0.6	7.2

Total commercial real estate owner occupied and residential loans	129,475	12.4	139.2

Total loans secured by commercial real estate	$695,263	66.8%	747.5%

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Asset Quality

Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing.    The following table summarizes nonaccrual loans and loans past due 90 days and still accruing interest at the dates indicated (in thousands).

	December 31,
	2009	2008
Nonaccrual loans	$96,936	$42,968
Loans past due 90 days and still accruing (1)	—	206

	$96,936	$43,174

(1)	Substantially all of these loans are bankcard loans.

Additional interest income of $5.9 million would have been reported during 2009 had loans classified as nonaccrual during the period performed in accordance with their original terms. As a result, our core operating earnings did not include this interest income. Additionally, no interest income was recorded during 2009 on loans classified as nonaccrual as our policy is to apply payments collected on nonaccrual loans to the principal balance of the loan.

Troubled Debt Restructurings.    At December 31, 2009 and December 31, 2008, the principal balance of troubled debt restructurings totaled $14.6 million and $1.2 million, respectively.

Allowance for Loan Losses

The following table summarizes the activity impacting the allowance for loan losses at the dates and for the periods indicated (in thousands).

	At and for the years ended December 31,
	2009	2008	2007
Allowance for loan losses, beginning of period	$11,000	$7,418	$8,527
Provision for loan losses	73,400	5,619	988

Loan charge-offs	(60,791)	(2,169)	(2,363)
Loan recoveries	470	132	266

Net loans charged-off	(60,321)	(2,037)	(2,097)

Allowance for loan losses, end of period	$24,079	$11,000	$7,418

Impaired Loans.    The following table summarizes information relative to impaired loans at the dates and for the periods indicated (in thousands).

	At and for the years ended December 31,
	2009	2008
Impaired loans for which there is a related allowance for loan losses determined in accordance with FASB ASC 310	$11,253	$21,413
Other impaired loans	85,583	16,055

Total impaired loans	$96,836	$37,468

Average impaired loans, based on a simple average of quarter-end balances	$82,471	$22,568
Related allowance for loan losses	5,250	4,453

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

5.	Premises and Equipment

The following table summarizes the premises and equipment balances, net at the dates indicated (in thousands).

	December 31,
	2009	2008
Land	$6,534	$6,530
Buildings	19,904	19,668
Leasehold improvements	5,313	2,884
Furniture and equipment	20,908	19,412
Software	3,719	3,495
Bank automobiles	820	941
Capital lease asset	420	—

Premises and equipment, gross	57,618	52,930

Accumulated depreciation	(28,013)	(26,583)

Premises and equipment, net	$29,605	$26,347

Premises Held for Sale

During 2008, the Company classified two parcels of land with a carrying amount approximating $1.7 million at December 31, 2008, as held for sale. These parcels were sold by the Company during the first quarter of 2009, at the carrying amount, in conjunction with the construction of our corporate headquarters in downtown Greenville. We had no long-lived assets classified as held for sale at December 31, 2009.

During 2008, we consolidated our existing banking office network, reducing the number of banking offices by four. Three of the consolidated banking offices were leased, and we owned one. Additionally, during 2008, we relocated our existing Pendleton banking office in Anderson County. The previous banking office is owned. At December 31, 2009, these banking office locations were not classified as held for sale as all criteria had not been met for such classification. As such, these long-lived assets will continue to be depreciated until which time all criteria are met. The book value of these properties totaled $580 thousand at December 31, 2009.

6.	Goodwill, net and Core Deposit Intangibles, net

Goodwill of $3.7 million at December 31, 2009 and 2008 resulted from past business combinations from 1988 through 1999. We perform our annual impairment testing as of June 30. Our impairment testing at June 30, 2009, 2008, and 2007 indicated that no impairment charge was required as of those dates. Due to the continuing significant negative economic environment and our declined market capitalization based on our stock price, we also performed an impairment test of our goodwill at December 31, 2009. No impairment loss was recognized during the year ended December 31, 2009.

The following table summarizes the gross carrying amount and accumulated amortization of intangible assets with finite lives at the dates indicated (in thousands). Core deposit intangibles, net are included within the Other assets financial statement line item of the Consolidated Balance Sheets.

	December 31,
	2009	2008
Core deposit intangibles, gross	$1,779	$1,779
Less: accumulated amortization	(1,779)	(1,745)

Core deposit intangibles, net	$—	$34

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

7.	Mortgage-Banking Activities

Mortgage loans serviced for the benefit of others amounted to $426.6 million and $377.3 million at December 31, 2009 and December 31, 2008, respectively, and are excluded from our Consolidated Balance Sheets.

The book value of mortgage-servicing rights at December 31, 2009 and December 31, 2008 was $3.0 million and $2.9 million, respectively. Mortgage-servicing rights are included within the Other assets financial statement line item of the Consolidated Balance Sheets. The fair value of mortgage-servicing rights at December 31, 2009 and December 31, 2008 was $3.6 million and $3.2 million, respectively.

Mortgage-Servicing Rights Activity

The following table summarizes the changes in the mortgage-servicing rights portfolio at the dates and for the periods indicated (in thousands).

	For the years ended December 31,
	2009	2008
Mortgage-servicing rights portfolio, net of valuation allowance, beginning of period	$2,932	$2,949
Capitalized mortgage-servicing rights	1,378	864
Mortgage-servicing rights portfolio amortization and impairment	(1,271)	(881)

Mortgage-servicing rights portfolio, net of valuation allowance, end of period	$3,039	$2,932

Amortization

The following table summarizes the estimated amortization expense of our mortgage-servicing rights portfolio outstanding at December 31, 2009 for the periods indicated (in thousands).

During the years ended December 31,
2010	$903
2011	710
2012	553
2013	426
2014	324
Thereafter	123

$3,039

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Valuation Allowance

The following table summarizes the activity impacting the valuation allowance for impairment of the mortgage-servicing rights portfolio for the periods indicated (in thousands).

	For the years ended December 31,
	2009	2008	2007
Valuation allowance, beginning of period	$30	$10	$3
Additions charged to and (reduction credited from) operations	10	20	7

Valuation allowance, end of period	$40	$30	$10

8.	Real Estate and Personal Property Acquired in Settlement of Loans

Composition

The following table summarizes Real estate acquired in settlement of loans and personal property acquired in settlement of loans, which is included within the Other assets financial statement line item on the Consolidated Balance Sheets at the dates indicated (in thousands).

	December 31,
	2009	2008
Real estate acquired in settlement of loans	$27,826	$6,719
Repossessed automobiles acquired in settlement of loans	188	564

Total property acquired in settlement of loans	$28,014	$7,283

Real Estate Acquired in Settlement of Loans Activity

The following table summarizes the changes in the real estate acquired in settlement of loans portfolio at the dates and for the periods indicated (in thousands).

	At and for the years ended December 31,
	2009	2008	2007
Real estate acquired in settlement of loans, beginning of period	$6,719	$7,743	$600
Plus: New real estate acquired in settlement of loans	24,628	2,778	10,030
Less: Sales of real estate acquired in settlement of loans	(761)	(3,634)	(2,707)
Less: Provision charged to expense	(2,760)	(168)	(180)

Real estate acquired in settlement of loans, end of period	$27,826	$6,719	$7,743

At December 31, 2009, three assets with an aggregate net carrying amount of $7.3 million were under contract for sale to close in the first quarter of 2010. Of these, one property with a carrying amount of $1.7 million closed in February 2010 at a gain.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

9.	Deposits

Composition

The following table summarizes traditional deposit composition at the dates indicated (in thousands).

	December 31,
	2009	2008
Transaction deposit accounts	$449,867	$498,780
Money market deposit accounts	119,082	93,746
Savings deposit accounts	40,335	36,623
Time deposit accounts $100,000 and greater	263,664	180,083
Time deposit accounts less than $100,000	341,966	262,264

Total traditional deposit accounts	$1,214,914	$1,071,496

At December 31, 2009, $542 thousand of overdrawn transaction deposit accounts were reclassified to loans, compared with $1.2 million at December 31, 2008.

Time Deposit Account Maturities

The following table summarizes the maturities of time deposit accounts outstanding at December 31, 2009 during the periods indicated (in thousands).

During the years ended December 31,
2010	$464,910
2011	119,259
2012	19,019
2013	728
2014	513
Thereafter	1,201

$605,630

Jumbo Time Deposit Accounts

Jumbo time deposit accounts are accounts with balances totaling $100,000 or greater at the date indicated. The following table summarizes the jumbo time deposit accounts by maturity at December 31, 2009 (in thousands).

Three months or less	$138,672
Over three months through six months	29,136
Over six months through twelve months	38,333

Twelve months or less	206,141
Over twelve months	57,523

Total jumbo time deposit accounts	$263,664

Jumbo time deposit accounts totaled $180.1 million at December 31, 2008.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Interest Expense on Deposit Accounts

The following table summarizes interest paid on traditional deposit accounts for the periods indicated (in thousands).

	For the years ended December 31,
	2009	2008	2007
Transaction deposit accounts	$526	$4,966	$10,152
Money market deposit accounts	602	1,922	3,977
Savings deposit accounts	132	129	139
Time deposit accounts	18,251	16,677	15,964

Total interest expense on traditional deposit accounts	$19,511	$23,694	$30,232

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

10.	Borrowings

The following table provides detail with respect to our borrowings composition at the dates and for the periods indicated (dollars in thousands).

	At and for the years ended December 31,
	2009	2008	2007
Retail repurchase agreements
Amount outstanding at year-end	$15,545	$16,357	$11,280
Average amount outstanding during year	23,227	18,063	13,347
Maximum amount outstanding at any month-end	29,461	21,817	13,772
Rate paid at year-end *	0.25%	0.25%	2.63%
Weighted average rate paid during the year	0.25	1.37	4.04

Commercial paper
Amount outstanding at year-end	$19,061	$27,955	$26,326
Average amount outstanding during year	24,085	32,415	27,295
Maximum amount outstanding at any month-end	27,041	37,487	32,667
Rate paid at year-end *	0.25%	0.25%	2.81%
Weighted average rate paid during the year	0.25	1.11	4.07

Other short-term borrowings—federal funds purchased from correspondent banks
Amount outstanding at year-end	$—	$35,785	$18,000
Average amount outstanding during year	5,335	13,240	3,610
Maximum amount outstanding at any month-end	17,295	38,171	18,000
Rate paid at year-end	—%	0.68%	4.32%
Weighted average rate paid during the year	0.61	2.27	5.50

Other short-term borrowings—FHLB
Amount outstanding at year-end	$—	$44,000	$12,000
Average amount outstanding during year	10,112	35,303	9,426
Maximum amount outstanding at any month-end	69,000	59,000	24,000
Rate paid at year-end	—%	0.46%	4.56%
Weighted average rate paid during the year	0.57	2.29	5.36

Long-term borrowings—FHLB
Amount outstanding at year-end	$101,000	$52,000	$—
Average amount outstanding during year	68,054	41,415	4,521
Maximum amount outstanding at any month-end	101,000	52,000	10,000
Rate paid at year-end	2.01%	2.90%	—%
Weighted average rate paid during the year	2.53	2.89	3.83

*	Rates paid are tiered based on level of deposit. Rate presented represents the average rate for all tiers offered at year end.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Federal Funds Accommodations

At December 31, 2009, we had access to federal funds funding from a correspondent bank that is secured by U.S. Treasury and federal agency securities. The following table summarizes our federal funds funding utilization and availability at the dates indicated (in thousands).

	December 31,
	2009	2008
Authorized federal funds funding accomodations	$5,000	$67,500
Utilized federal funds funding accomodations	—	(35,785)

Available federal funds funding accomodations	$5,000	$31,715

This federal funds funding source may be canceled at any time at the correspondent bank’s discretion.

FHLB Borrowings

As disclosed in Notes 3 and 4, we pledge investment securities and loans to collateralize FHLB advances and letters of credit. Additionally, we may pledged cash and cash equivalents. In order to compute lendable collateral amounts, the market value of pledged securities and loans balances is reduced by a 10% collateral discount factor. This amount is then adjusted by the institution assigned collateral maintenance level factor. Among other things, the collateral maintenance level factor takes into account our collateral credit score determined by the FHLB. As of December 31, 2009 and 2008, our collateral maintenance factors from the FHLB were 125% and 100%, respectively. Cash and cash equivalents, if pledged, are not subject to the 125% collateralization maintenance level. In January 2010, the Company was notified by the FHLB that it will not allow additional borrowings until our financial condition improves.

The following table summarizes FHLB borrowed funds utilization and availability at the dates indicated (in thousands).

	December 31,
	2009	2008
Available lendable loan collateral value to serve against FHLB advances and letters of credit	$162,014	$159,060
Available lendable investment security collateral value to serve against FHLB advances and letters of credit	26,791	37,481

Advances and letters of credit
Short-term advances	$—	$(44,000)
Long-term advances	(101,000)	(52,000)
Letters of credit	(50,000)	(69,000)

Available lendable collateral value to serve against FHLB advances and letters of credit	$55	$31,541

The following table summarizes long-term FHLB borrowings at December 31, 2009 (dollars in thousands). Our long-term FHLB advances do not have embedded call options.

							Total
Borrowing balance	$5,000	$12,000	$19,000	$30,000	$30,000	$5,000	$101,000
Interest rate	2.57%	2.75%	0.63%	1.34%	2.89%	3.61%	2.01%
Maturity date	3/8/2010	4/2/2010	1/7/2011	1/18/2011	3/7/2011	4/2/2013

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Federal Reserve Discount Window

As of December 31, 2009, our borrowings capacity at the Federal Reserve was secured by a blanket lien on a portion of our commercial and consumer loan portfolios. Of the $108.8 million of loans pledged at December 31, 2009, $61.2 million was available as lendable collateral. We had no outstanding borrowings from the Federal Reserve at December 31, 2009.

11.	Shareholders’ Equity

Authorized Common Shares

On May 19, 2009, the shareholders voted to amend the Company’s Articles of Incorporation to increase the authorized common stock from 10 million shares to 25 million shares.

Authorized Preferred Shares

On September 15, 2009, the shareholders voted to amend the Company’s Articles of Incorporation to authorize the issuance of up to 2.5 million shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class, or one or more series within the class, as are set by the Board of Directors.

Cash Dividends

For the years ended December 31, 2009 and 2008, we paid quarterly cash dividends totaling $389 thousand, or $0.06 per common share, and $5.2 million, or $0.80 per common share, respectively. The Company and the Bank are subject to regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. Since our total risk-based capital ratio was 8.25% at December 31, 2009 which was below the well-capitalized regulatory minimum threshold of 10%, payment of a dividend on the Bank’s common stock requires prior notification and non-objection from the FDIC. See Note 20 for further discussion regarding our regulatory capital requirements and dividend restrictions.

12.	Income Taxes

The following table summarizes income tax expense (benefit) attributable to continuing operations for the periods indicated (in thousands).

	For the years ended December 31,
	2009	2008	2007
Current
Federal	$(17,250)	$8,272	$6,947
State	—	610	724

Total current	(17,250)	8,882	7,671

Deferred
Federal	(4,878)	(1,418)	728

Total current and deferred	$(22,128)	$7,464	$8,399

The excess tax benefit from equity based awards recorded in shareholders’ equity was $133 thousand during the year ended December 31, 2009.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

The Company had a net deferred tax asset of $5.8 million at December 31, 2009 and a net deferred tax asset of $607 thousand at December 31, 2008. The following table summarizes our net deferred tax asset and the tax impacts of temporary differences that gave rise to significant portions of these deferred tax assets and liabilities at the dates indicated (in thousands).

	December 31,
	2009	2008
Deferred tax assets
Allowance for loan losses reserve	$8,428	$3,850
Nonaccrual loan interest	546	557
Real estate acquired in settlement of loans writedowns	956	94
Unrealized losses on investment securities available for sale	—	991
Pension plan	1,297	174
Other	248	58

Total deferred tax assets, gross	11,475	5,724

Deferred tax liabilities
Premises and equipment, due to depreciation differences	(1,343)	(1,095)
Basis of intangible assets for financial reporting purposes in excess of basis for tax purposes	(673)	(537)
Deferred loan costs deducted for tax purposes as incurred and deferred loan fees recognized under the principal reduction method for tax purposes	(2,073)	(2,209)
Unrealized gains on investment securities available for sale	(187)	—
Mortgage-servicing rights	(1,064)	(1,026)
Prepaid expenses	(290)	(250)
Other	(46)	—

Total deferred tax liabilities, gross	(5,676)	(5,117)

Deferred tax asset, net	$5,799	$607

During 2009, the Internal Revenue Service extended the net operating loss carryback period from two years to five years. As of December 31, 2009, management’s analysis concluded that it is more likely than not that all of our net deferred income tax assets will be realizable based on available net operating loss carrybacks refundable from income taxes previously paid. As a result, no valuation allowance was recorded at December 31, 2009.

As a result of the tax net operating loss in 2009, the Company filed a tax refund claim receivable from carrybacks to 2004 – 2007 totaling $17.5 million. In addition, the Company filed federal and state tax refund claims for estimated taxes paid in 2009 totaling $3.5 million, of which $3.3 million related to the federal claim was received in February 2010.

Effective January 1, 2010, under the Internal Revenue Service rules, the available carryback years reverted from a five-year period to two years. The Company has carryback capacity in 2010 to recapture $7.9 million of taxes paid in 2008.

In accordance with FASB ASC 715, a current period deferred tax credit of $1.5 million was recorded against a charge of $4.3 million to shareholders’ equity relative to the Company’s noncontributory defined benefit pension plan.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

The following table reconciles the Company’s statutory federal income tax rate to the effective income tax rate for the periods indicated.

	For the years ended December 31,
	2009	2008	2007
U.S. federal income tax rate	35.0%	35.0%	35.0%
Changes from statutory rates resulting from:
Tax-exempt income	0.9	(3.1)	(2.7)
Expenses not deductible for tax purposes	(0.2)	0.9	1.1
State taxes, net of Federal income tax benefit	—	1.9	1.9
Other	(0.1)	0.7	(0.9)

Effective tax rate	35.6%	35.4%	34.4%

The Company is subject to U.S. federal and South Carolina state income tax. Tax authorities in various jurisdictions may examine the Company. During 2008, the Internal Revenue Service examined the Company for tax years 2006 through 2007. With few exceptions, the Company and the Bank are not subject to federal and state income tax examinations for taxable years prior to 2005.

At December 31, 2009 and 2008, the Company had no unrecognized tax benefits as a result of the requirements of FASB ASC 740.

13.	Employee Benefit Plans

Defined Benefit Pension Plan

Historically, we have offered a noncontributory, defined benefit pension plan that covered all full-time employees having at least twelve months of continuous service and having attained age 21. During the fourth quarter of 2007, we notified employees that, effective 2008, it would cease accruing pension benefits for employees with regard to our noncontributory, defined benefit pension plan. Although no previously accrued benefits were lost, employees no longer accrue benefits for service subsequent to 2007.

The Company began recognizing the funded status of our defined benefit postretirement plan in our Consolidated Balance Sheet and provided additional required disclosures beginning with the year ended December 31, 2007. Gains and losses, prior service costs and credits, and any remaining transition amounts that had not yet been recognized through net periodic benefit cost as of December 31, 2007 are recognized in accumulated other comprehensive income, net of tax impacts, until they are amortized as a component of net periodic cost.

Unless a business entity remeasures both its plan assets and benefit obligations during the fiscal year, the funded status it reports in its Consolidated Balance Sheet will be the same asset or liability recognized in the previous year-end Consolidated Balance Sheet adjusted for subsequent accruals of net periodic benefit cost that exclude the amortization of amounts previously recognized in other comprehensive income and contributions to a funded plan, or benefit payments. We conformed our pension asset and pension and postretirement liabilities in accordance with the guidance issued by the FASB and recorded a corresponding reduction of $4.1 million, after-tax, to the December 31, 2007 balance of accumulated other comprehensive income (loss) in shareholders’ equity relative to the adoption of the this guidance. The Company recorded an additional reduction of $2.0 million, after-tax, to accumulated other comprehensive income (loss) in shareholders’ equity in order to recognize the

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

underfunded status of our defined benefit pension plan at December 31, 2008 and an additional reduction of $2.8 million, after-tax, to accumulated other comprehensive income (loss) in shareholders’ equity in order to recognize the underfunded status of our defined benefit pension plan at December 31, 2009.

Defined Benefit Pension Plan Funded Status.    The following table summarizes the combined change in benefit obligation, defined benefit pension plan assets, and funded status of the Company’s defined benefit pension plan at the dates and for the periods indicated (in thousands) including the impact of the curtailment of accrued pension benefits and the adoption of the guidance issued by the FASB during the year ended December 31, 2007.

	At and for the years ended December 31,
	2009	2008	2007
Change in benefit obligation
Benefit obligation, beginning of period	$11,270	$13,934	$14,692
Service cost	—	—	722
Interest cost	923	683	868
Impact of plan curtailment	—	—	(2,508)
Net actuarial loss (gain)	5,836	(1,788)	598
Benefits paid	(1,121)	(1,559)	(438)

Benefit obligation, end of period	16,908	11,270	13,934

Change in plan assets
Fair value of plan assets, beginning of period	10,774	15,914	14,798
Return on plan assets	1,748	(3,594)	455
Employer contribution	1,801	13	1,099
Benefits paid	(1,121)	(1,559)	(438)

Fair value of plan assets, end of period	13,202	10,774	15,914

Funded status	(3,706)	(496)	1,980
Net prepaid	7,473	6,422	5,806

Net actuarial loss	(11,179)	(6,918)	(3,826)
Income tax benefit	(3,913)	(2,422)	(1,340)

Accumulated other comprehensive loss impact	$(7,266)	$(4,496)	$(2,486)

The Company’s accrued liability recognized, net at December 31, 2009 and 2008 is included in the Other liabilities financial statement line item on the Consolidated Balance Sheets. The Company’s accrued asset recognized, net at December 31, 2007 is included in the Other assets financial statement line item on the Consolidated Balance Sheets.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Cost of Defined Benefit Pension Plan.    The following table summarizes the adjusted net periodic (income) expense components for the Company’s defined benefit pension plan, which is included in Salaries and other personnel expense on the Consolidated Statements of Income (Loss), for the periods indicated (in thousands).

	For the years ended December 31,
	2009	2008	2007
Service cost	$—	$—	$722
Interest cost	923	683	868
Expected return on plan assets	(899)	(1,267)	(1,358)
Amortization of prior service cost	—	—	5
Amortization of net actuarial (gain) loss	725	(19)	278

Net periodic pension (income) expense	$749	$(603)	$515

The service cost component of net periodic pension cost is the actuarial present value of benefits attributed by the plan’s benefit formula to services rendered by employees during the period. As a result of the Company’s decision to curtail the plan effective on January 1, 2008, no costs relative to this component of net periodic pension cost have been necessary since that date since employees did not accrue benefits for services rendered after that date.

Actuarial gains and losses are the unanticipated change in the unfunded liability over a given year, i.e. the excess of the actual unfunded liability over the predicted unfunded liability resulting from unanticipated events. Actuarial gains and losses result from actual asset returns deviating from the assumed rate, changes in the discount rate used to measure plan obligations, and other variances in demographic experience such as retirements and mortality.

Defined Benefit Pension Plan Assumptions.    The following table summarizes the assumptions used in computing the benefit obligation and the adjusted net periodic (income) expense for the periods indicated.

	For the years ended December 31,
	2009	2008	2007
Discount rate	5.70%	5.70%	5.80%
Rate of increase in compensation levels	n/a	3.50	3.50
Expected long-term rate of return on plan assets	8.00	8.00	9.00

Defined Benefit Pension Plan Assets.    The following table summarizes the fair value of defined benefit pension plan assets by major category at the dates indicated (in thousands).

	December 31,
	2009	2008
Investments, at fair value
Interest-bearing cash	$427	$789
U.S. government and agency securities	2,745	1,790
Corporate bonds	2,951	2,562
Corporate stocks	1,755	1,128
Palmetto Bancshares, Inc. common stock	192	672
Pooled funds	5,072	3,628
Accrued interest receivable	60	205

Total assets	$13,202	$10,774

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

The investment objectives of the defined benefit pension plan assets are designed to maintain full funding with respect to the projected benefit obligation and to maximize returns in order to minimize contributions within reasonable and prudent levels of risk. The precise amount for which these obligations will be settled depends on future events, including the life expectancy of the defined benefit pension plan’s participants and salary inflation. The obligations are estimated using actuarial assumptions based on the current economic environment. The defined benefit pension plan’s investment strategy balances the requirement to generate return, using higher-returning assets, with the need to control risk using less volatile assets. Risks include, but are not limited to, inflation, volatility in equity values, and changes in interest rates that could cause the defined benefit pension plan to become underfunded, thereby increasing the defined benefit pension plan’s dependence on contributions from the Company.

Plan assets are managed by professional investment firms as well as by investment professionals that are employees of the Company as approved by the Board of Directors. The Compensation Committee of the Board of Directors is responsible for maintaining the investment policy of the defined benefit pension plan, approving the appointment of the investment manager, and reviewing the performance of the defined benefit pension plan assets at least annually.

Investments within the defined benefit pension plan are diversified with the intent to minimize the risk of large losses to the defined benefit pension plan. The total portfolio is constructed and maintained to provide prudent diversification within each investment category, and we assume that the volatility of the portfolio will be similar to the market as a whole. The asset allocation ranges represent a long-term perspective. Therefore, rapid unanticipated market shifts may cause the asset mix to fall outside the policy range. Such divergences should be short-term in nature.

Fair Value Measurements. FASB ASC 820 establishes a framework for measuring fair value and provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). For assets, fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Following is a description of the valuation in determining fair value measurements of defined benefit pension plan assets.

•	Interest-bearing cash. Valued at the net asset value of units held by the pension plan at year-end.

•	U.S. government and agency securities. Valued at the closing price reported in the active market in which the individual securities are traded.

•	Corporate bonds. Valued at the closing price reported in the active market in which the bond is traded.

•	Corporate stocks. Valued at the closing price reported in the active market in which the individual securities are traded.

•

Palmetto Bancshares, Inc. common stock. Common stock of the Company is valued based on the average of the last five trades of the stock facilitated by the Company. At December 31, 2009, Company common stock included in the plan was 1.5% of total assets of the plan.

•	Pooled funds. Valued at the net asset value of units held by the pension plan at year-end.

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although we believe our valuation methods are

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following table summarizes the defined benefit pension plan assets measured at fair value at December 31, 2009 aggregated by the level in the fair value hierarchy within which those measurements fall (in thousands).

	Level 1	Level 2	Level 3	Total
Pension assets	$1,755	$11,255	$192	$13,202

The following table summarizes the changes in Level 3 assets measured at fair value on a recurring basis at the dates and for the period indicated (in thousands).

Palmetto Bancshares, Inc. common stock
Balance, December 31, 2008	$672
Total unrealized losses	(480)

Balance, December 31, 2009	$192

Current and Future Expected Contributions.    The Pension Protection Act of 2006 imposed a number of burdens on pension plans with an asset liability ratio of less than 80% with additional burdens imposed if the asset liability ratio falls below 60%. Due primarily to declining asset values, our plan was 66% funded at January 1, 2009. In order to eliminate the burdens resulting from this funded status, we contributed approximately $1.7 million to the defined benefit pension plan relative to 2008 and $104 thousand relative to 2009 on June 30, 2009. These contributions increased our asset liability ratio above the 80% threshold. Contributions to our defined benefit pension plan assets totaled $13 thousand during fiscal year 2008. Employer contributions in the amount of at least $78 thousand will be made during 2010. Additional contributions may be made depending on the funded status of the plan.

Expected Future Defined Benefit Pension Plan Payments.    The following table summarizes the benefits expected to be paid for the periods indicated (in thousands).

During the years ended December 31,
2010	$742
2011	747
2012	799
2013	861
2014	899
2015 - 2019	5,507

The expected benefits to be paid are based on the same assumptions used to measure the Company’s benefit obligation at December 31, 2009.

401(k) Plan

Employees are given the opportunity to participate in the Company’s 401(k) plan designed to supplement an employee’s retirement income. Under the plan, the Company makes contributions to a trust fund that will pay the

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

employee benefits at retirement. Prior to December 1, 2009, employees were eligible to participate in this plan after completing one year of service and reaching age 21. Effective December 1, 2009, employees are eligible to participate in the plan immediately when hired. Employees may withhold a percentage of compensation with certain limitations for deposit into the trust fund. Employees may terminate deferrals at any time. The Company makes matching contributions to each employee based on the employee’s deferral in a percentage set by the Company prior to the end of each plan year. The employer match for 2009 and 2008 was 3.6% and 3.0%, respectively. During the years ended December 31, 2009, 2008, and 2007, the Company made matching contributions to our employee 401(k) plan totaling $407 thousand, $327 thousand, and $302 thousand, respectively.

During 2007, in conjunction with the audit of the Company’s 401(k) Plan, an administrative error was discovered that resulted in participants being denied the opportunity to fully defer the appropriate amount of compensation under the plan. During 2007, the Company calculated and accrued the denied deferral amount and the resulting employer match, including missed earnings. Those amounts totaled approximately $1.6 million through December 31, 2007. Those amounts were recorded within salaries and other personnel expense on the Consolidated Statements of Income for the year ended December 31, 2007. The Company contributed these amounts to each participant’s account during the fourth quarter of 2007.

Collateral Split-Dollar Life Insurance Arrangements

On January 1, 2008, we changed our accounting policy and recognized a cumulative-effect adjustment to retained earnings totaling $99 thousand related to accounting for certain collateral split-dollar life insurance arrangements in connection with the adoption of certain provisions within FASB ASC 715. Deferred compensation expense related to such collateral split-dollar life insurance arrangements was less than $1 thousand for the years ended December 31, 2009 and 2008.

Bank-Owned Life Insurance

The Company has purchased life insurance policies on certain key employees. Such policies are recorded in the Other assets financial statement line item on the Consolidated Balance Sheets at their cash surrender value or the amount that can be realized. At December 31, 2009 and 2008, the cash surrender value of such policies totaled $1.6 million.

14.	Equity Based Compensation

Stock Option Plan

General.    Prior to 2009, the Company had in place several plans pursuant to which we may grant incentive and nonincentive stock options to certain key employees and directors of the Company. Our shareholders have approved all of the plans. The Board determines the terms of the options on the grant date. The option price must be at least 100% of fair value of our common stock as of the grant date, and the term of the options shall not be greater than 10 years. Under the Palmetto Bancshares, Inc. 1997 Stock Compensation Plan, we could grant nonqualified stock options and incentive stock options.

The Stock Compensation Plan originally provided for the issuance of 175,000 common shares, which were doubled in conjunction with a stock split in 2000 and increased by 100,000 in 2003. As provided in the Palmetto Bancshares, Inc. 1997 Stock Compensation Plan, as of close of business on December 8, 2007, the plan terminated, and no options have been granted under the plan after that date. However, the termination did not impact options

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

previously granted under the plan. All options expire at various dates through December 31, 2016. Of these, 147,210 remained outstanding at December 31, 2009 with exercise prices ranging from $13.50 to $30.40. All options granted had a vesting term of five years and an exercise period of ten years from date of grant.

Determining Fair Value.

•

Valuation and Amortization Method. We estimate the fair value of stock options granted using the Black-Scholes option-pricing formula. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

•

Dividend Yields. We estimate the expected dividend based on historical dividends declared per year, giving consideration for any anticipated changes and the estimated stock price over the expected term based on historical experience when using the Black-Scholes option-pricing formula to determine the fair value of options granted.

•

Expected Volatility. As of January 16, 2007, all options under the plan had been granted. Prior to April 2007, we used an annual independent stock appraisal to assist us in establishing the fair value of our common stock. We used these fair market valuations of the common stock to determine the estimated volatility factor for the Black-Scholes option-pricing formula.

•

Risk-Free Interest Rate. We base the risk-free interest rate used in the Black-Scholes option pricing formula on the implied yield currently available on U.S. Department of the Treasury zero coupon issues with the same or substantially equivalent remaining term as the expected term of the option at the time of grant.

•

Expected Term. The expected term represents the period that our stock option awards are expected to be outstanding. We base the expected term of options on our historical share option exercise experience.

The following table summarizes the stock option awards granted by the Company, the fair value of each award granted as estimated on the date of grant using the Black-Scholes option-pricing model, and the weighted average assumptions used for the determination of fair value of such grants for the grant date indicated.

Grant Date	1/16/2007
Stock option awards granted	800
Option price	$30.40
Fair value of stock option awards granted	$6.24
Expected dividend yields	2.5%
Expected volatility	13
Risk-free interest rate	5
Expected term (years)	10
Vesting period (years)	5

Stock Option Compensation Expense.    The compensation cost that was charged against pretax income during 2009 for stock options was $64 thousand. The total income tax benefit recognized in the Consolidated Statements of Income (Loss) with regard to the deductible portion of this compensation cost was $6 thousand. The compensation cost that was charged against pretax net income during 2008 for stock options was $94 thousand. The total income tax benefit recognized in the Consolidated Statements of Income (Loss) with regard to the deductible portion of this compensation cost was $6 thousand. Management estimated that forfeitures would not be significant and is recognizing compensation costs for all equity based awards.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

At December 31, 2009 and 2008, based on options outstanding at that time, the total compensation cost related to nonvested stock option awards granted under our stock option plan but not yet recognized was $31 thousand and $95 thousand, respectively, before the impact of income taxes. Stock option compensation expense is recognized on a straight-line basis over the vesting period of the option. This remaining compensation cost related to nonvested stock option awards at December 31, 2009 is expected to be recognized over a remaining period through 2011.

Stock Option Activity.    The following table summarizes stock option activity for the Palmetto Bancshares, Inc. 1997 Stock Compensation Plan for the periods indicated.

	Stock options outstanding	Weighted- average exercise price
Outstanding at December 31, 2006	251,670	$18.67
Granted	800	30.40
Exercised	(54,315)	12.93

Outstanding at December 31, 2007	198,155	20.29
Granted	—	—
Forfeited	(4,500)	20.00
Exercised	(24,325)	15.61

Outstanding at December 31, 2008	169,330	20.98
Forfeited	(18,120)	13.00
Exercised	(4,000)	26.60

Outstanding at December 31, 2009	147,210	$21.80

Cash received from stock option exercises under our stock option plan for the years ended December 31, 2009, 2008, and 2007 was $106 thousand, $380 thousand, and $702 thousand, respectively.

Stock Options Outstanding.    The following table summarizes information regarding stock options outstanding and exercisable at December 31, 2009.

	Options outstanding			Options exercisable
Exercise price or range of exercise prices	Number of stock options outstanding at 12/31/09	Weighted- average remaining contractual life (years)	Weighted- average exercise price	Number of stock options exercisable at 12/31/09	Weighted- average exercise price
$13.50	7,800	1.00	$13.50	7,800	$13.50
$15.00 to $20.00	54,410	2.40	17.02	54,410	17.02
$23.30 to $26.60	51,200	4.36	24.47	51,200	24.47
$27.30 to $30.40	33,800	6.02	27.37	26,480	27.36

Total	147,210	3.84	21.80	139,890	21.51

At December 31, 2009, we determined the fair value of our common stock based on the average of the last five trades reported through our Private Trading System. The total intrinsic value of stock options exercised during the years ended December 31, 2009, 2008, and 2007 was $62 thousand, $631 thousand, and $1.5 million, respectively. At December 31, 2009, the fair value of our common stock did not exceed the exercise price of any options outstanding and exercisable.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Restricted Stock Plan

In 2008, the Company’s Board of Directors adopted, and the shareholders approved, the Palmetto Bancshares, Inc. 2008 Restricted Stock Plan, which provides for the grant of common stock awards to the Company’s employees, officers, and directors. A total of 250,000 shares of common stock have been reserved for issuance pursuant to awards under the plan subject to its anti-dilution provisions.

The first awards were granted under the 2008 Restricted Stock Plan during the year ended December 31, 2009. The following table summarizes restricted stock activity at the date and for the period indicated.

	Restricted stock outstanding	Weighted- average grant price
Granted, January 2009	37,540	$42.00
Granted, October 2009	17,500	21.95
Forfeited	(10,000)	42.00

Outstanding at December 31, 2009	45,040	$34.21

5,508 restricted stock shares vested in 2009.

The value of the restricted stock awarded is established as the fair value of the stock at the time of the grant. We measure compensation cost for restricted stock awards at fair value and recognize compensation expense over the service period for awards expected to vest. As such, expense relative to 2009 grants equal is recognized ratably over the 5 year vesting period of the stock award grants. The compensation cost, taking into account the forfeitures of nonvested share awards, that was charged against pretax income during 2009 for restricted stock awards was $253 thousand. The total income tax benefit recognized in the Consolidated Statements of Income (Loss) with regard to the deductible portion of this compensation cost was $89 thousand. Forfeitures are accounted for by eliminating compensation expense for unvested shares as forfeitures occur. At December 31, 2009, based on restricted stock awards outstanding at that time, the total pretax compensation cost related to nonvested restricted stock awards granted under the restricted stock plan but not yet recognized was $1.3 million. This cost is expected to be recognized over a remaining period through 2014. The estimation of restricted stock awards that will ultimately vest requires judgment and, to the extent actual results or updated estimates differ from current estimates, such amounts will be recorded as a cumulative adjustment in the period estimates are revised.

At December 31, 2009, there was no intrinsic value associated with the restricted stock as the fair value did not exceed the fair value on the date of grant. At December 31, 2009, 204,960 shares were available for issuance under the plan.

Shares of restricted stock granted to employees under the 2008 Restricted Stock Plan are subject to restrictions as to continuous employment for a specified time period following the date of grant. During this period, the holder is entitled to full voting rights and dividends.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

15.	Average Share Information

The following table summarizes the reconciliation of the numerators and denominators of the basic and diluted net income (loss) per common share computations for the periods indicated.

	For the years ended December 31,
	2009	2008	2007
Weighted average common shares outstanding—basic	6,449,754	6,438,071	6,390,858
Dilutive impact resulting from potential common share issuances	—	81,778	86,805

Weighted average common shares outstanding—diluted	6,449,754	6,519,849	6,477,663

Per Share Data
Net income (loss)—basic	$(6.21)	$2.11	$2.51
Net income (loss)—diluted	(6.21)	2.09	2.47

Basic net income (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding during the period. For diluted net income per share, the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. If dilutive, common stock equivalents are calculated for stock options and restricted stock shares using the treasury stock method.

In accordance with FASB ASC 260 including potential common shares in the denominator of the diluted per share computation for continuing operations results in an antidilutive per share amount when an entity has a loss from continuing operations. As such, no potential common shares were included in the computation of the diluted per share amount for the year ended December 31, 2009.

16.	Commitments, Guarantees, and Other Contingencies

Lending Commitments and Standby Letters of Credit

Unused lending commitments to customers are not recorded in our Consolidated Balance Sheets until funds are advanced. For commercial customers, lending commitments generally take the form of unused revolving credit arrangements to finance customers’ working capital requirements. For retail customers, lending commitments are generally unused lines of credit secured by residential property.

The following table summarizes the contractual amounts of our unused lending commitments relating to extension of credit with off-balance sheet risk at December 31, 2009 (in thousands).

Commitments to extend credit:
Revolving, open-end lines secured by single-family residential properties	$51,159
Bankcard lines	40,617
Commercial real estate, construction, and land development loans secured by real estate
Single-family residential construction loan commitments	2,565
Commercial real estate, other construction loan, and land development loan commitments	23,873
Other	51,947

Total commitments to extend credit	$170,161

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Commitments to fund “other” loans are comprised primarily of overdraft protection lines and lines related to commercial and industrial loans.

Standby letters of credit are issued for customers in connection with contracts between the customers and third parties. Letters of credit are conditional commitments issued by us to guarantee the performance of a customer to a third party. The maximum potential amount of undiscounted future payments related to letters of credit at December 31, 2009 was $4.6 million compared with $8.6 million at December 31, 2008.

The reserve for unfunded commitments at December 31, 2009 was $128 thousand and is recorded in the Other liabilities financial statement line item in the Consolidated Balance Sheet.

Loan Participations

With regard to participations sold aggregating $26.3 million at December 31, 2009 ($12.5 million of which related to gross loan balances and $13.8 million of which related to the contractual real estate acquired in settlement of loan balances), we serve as the lead bank and are therefore responsible for certain administration and other management functions as agent to the participating banks. The participation agreements include certain standard representations and warranties related to our duties to the participating banks.

Derivatives

See Note 17 for further discussion regarding our off-balance sheet arrangements and commitments related to our derivative loan commitments and freestanding derivatives.

Long-Term Contractual Obligations

In addition to the contractual commitments and arrangements previously described, the Company enters into other contractual obligations in the ordinary course of business. The following table summarizes these contractual obligations at December 31, 2009 (in thousands) except obligations for employee benefit plans as these obligations are paid from separately identified assets. See Note 13 for discussion regarding this employee benefit plan.

Other contractual obligations	Less than one year	Over one through three years	Over three through five years	Over five years	Total
Real property operating lease obligations	$1,991	$3,597	$3,203	$14,272	$23,063
Time deposit accounts	464,910	138,278	1,241	1,201	605,630
Long-term borrowings	17,000	79,000	5,000	—	101,000

Total other contractual obligations	$483,901	$220,875	$9,444	$15,473	$729,693

Obligations under noncancelable real property operating lease agreements noted above are payable over several years with the longest obligation expiring in 2029. Option periods that the Company has not yet exercised are not included in the preceding table.

Real property operating lease obligations summarized in the preceding table:

•

Are net of payments to be received under a sublease agreement with a third party with regard to the Company’s previous Blackstock Road banking office for which we are contracted under a lease agreement as Lessee. This lease is scheduled to expire in 2010.

•

Include obligations with regard to three banking offices that were consolidated during 2008 that are leased by the Company and currently vacant. Two of the leases are scheduled to expire in 2010. Management is considering options with regard to the remaining leased location.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

•

Do not include periodic increases in lease payments for the Rock Hill operating building lease and operating lease for additional office space. Lease payment increases are subject to consumer price index changes. Management does not believe that future minimum lease payments relative to these locations will significantly differ from current obligations at December 31, 2009. Therefore, current lease obligations have been used to determine the operating lease obligations in the preceding table. Obligations under these operating lease agreements are payable over several years with the building lease expiring in 2015 and the additional office space lease expiring in 2011.

•	Do not include the parking leases in downtown Greenville which are paid month-to-month.

We relocated our corporate headquarters to downtown Greenville, South Carolina during March 2009. During 2007, we executed a build-to-suit operating lease agreement in conjunction with our new corporate headquarters in Greenville County. Upon occupancy, these lease payments were replaced with those required by the build-to-suit operating lease agreement dated May 2, 2007.

The Company enters into agreements with third parties with respect to the leasing, servicing, and maintenance of equipment. However, because we believe that these agreements are immaterial when considered individually, or in the aggregate, with regard to our Consolidated Financial Statements, we have not included such agreements in the preceding contractual obligations table. Therefore, management believes that noncompliance with terms of such agreements would not have a material impact on our business, financial condition, results of operations, and cash flows. Furthermore, as most such commitments are entered into for a 12-month period with option extensions, long-term obligations beyond 2010 cannot be reasonably estimated at this time.

Short-Term Contractual and Noncontractual Obligations

Annually, in conjunction with our budgeting process, capital expenditures are approved for the coming year. During the budgeting process for 2010, the Board of Directors approved $2.5 million in capital expenditures related to technology and facilities. Generally, purchase obligations are not made in advance of such purchases, although to obtain discounted pricing we may enter into such arrangements. In addition, management anticipates that expenditures will be required during 2010 that could not have been expected and, therefore, were not approved in the budgeting process. Funds to fulfill both budgeted and nonbudgeted commitments will come from our operational cash flows.

Although we expect to make capital expenditures in years subsequent to 2010, capital expenditures are reviewed by management on an annual basis. Therefore, we have not yet estimated such capital expenditure obligations for years subsequent to 2010.

Capital Expenditure Obligations

Remaining capital expenditure obligations relative to our relocated Greer banking office and corporate headquarters were estimated between $500 thousand and $1 million at December 31, 2008. All obligations were satisfied during the year ended December 31, 2009.

Legal Proceedings

We are subject to actual and threatened legal proceedings and other claims against us arising out of the conduct of our business. Some of these suits and proceedings seek damages, fines, or penalties. These suits and proceedings are being defended by, or contested on behalf of, us. On the basis of information presently available, we do not believe that existing proceedings and claims will have a material effect on our financial position or results of operations.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

17.	Derivative Financial Instruments and Hedging Activities

At December 31, 2009 and 2008, our only derivative instruments related to our residential mortgage lending activities.

Commitments to originate conforming loans totaled $7.0 million at December 31, 2009. At December 31, 2009, these derivative loan commitments had positive fair values, included within the Other assets financial statement line item of the Consolidated Balance Sheet, totaling approximately $52 thousand, and negative fair values, included within the Other liabilities financial statement line item of the Consolidated Balance Sheet, totaling approximately $11 thousand, resulting in net derivative loan commitment income totaling approximately $41 thousand for the year ended December 31, 2009.

Forward sales commitments totaled $10.0 million at December 31, 2009. At December 31, 2009, forward sales commitments had positive fair values, included within the Other assets financial statement line item of the Consolidated Balance Sheet, totaling $92 thousand, and negative fair values, included within the Other liabilities financial statement line item of the Consolidated Balance Sheet, totaling approximately $1 thousand, resulting in net forward sales commitment income totaling approximately $91 thousand for the year ended December 31, 2009.

At December 31, 2008, the fair value of our derivative assets related to derivative loan commitments and forward loan sales commitments was not material.

18.	Disclosures Regarding Fair Value

Valuation Methodologies

Following is a description of the valuation methodologies used for fair value measurements.

Investment Securities Available for Sale.    Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury and federal agencies that are traded by dealers or brokers in active over-the-counter markets, and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities, state and municipal bonds, and corporate debt securities. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Mortgage Loans Held for Sale.    Mortgage loans held for sale are carried at the lower of cost or fair value. The fair value of mortgage loans held for sale is based on what secondary markets are currently offering for portfolios with similar characteristics. As such, we classify loans subjected to nonrecurring fair value adjustments as Level 2.

Loans.    We do not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and a specific allowance for loan losses is established or the loan is charged down to the fair value less costs to sell. Once a loan is identified as individually impaired, management measures impairment. The fair value of impaired loans is estimated using one of several methods, including collateral value and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the net present value of the expected cash flows or fair value of the collateral less costs to sell exceed the recorded investments in such loans. At December 31, 2009, substantially all of the total impaired loans were evaluated based on the

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

fair value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, we record the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, we record the impaired loan as nonrecurring Level 3.

Goodwill.    Goodwill is subject to impairment testing. We test goodwill for impairment by comparing the business unit’s carrying value to the implied fair value. In the event the fair value is determined to be less than the carrying value, the asset is recorded at fair value as determined by the valuation model. As such, if applicable, we classify goodwill subjected to nonrecurring fair value adjustments as Level 3.

Real Estate and Personal Property Acquired in Settlement of Loans.    Real estate and personal property acquired in settlement of loans is adjusted to fair value upon transfer of the loans. Subsequently, such assets are carried at the lower of carrying value or fair value less costs to sell. Fair value is based upon independent market prices, appraised values of the collateral, or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, we record the asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, we record the asset as nonrecurring Level 3.

Derivative Financial Instruments.    Currently, we enter into loan commitments and forward sales commitments. The valuation of these instruments is computed using internal valuation models utilizing observable market-based inputs. As such, we classify derivative financial instruments subjected to recurring fair value adjustments as Level 2.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table summarizes our assets and liabilities measured at fair value on a recurring basis at December 31, 2009 aggregated by the level in the fair value hierarchy within which those measurements fall (in thousands).

	Level 1	Level 2	Level 3	Total
Assets
Investment securities available for sale	$16,297	$63,371	$40,318	$119,986
Derivative financial instruments	—	144	—	144

Total assets	$16,297	$63,515	$40,318	$120,130

Liabilities
Derivative financial instruments	$—	$12	$—	$12

The following table summarizes the detail of investment securities available for sale fair value measurements from brokers or third party pricing services by level at December 31, 2009 (in thousands).

	Level 1	Level 2	Level 3	Total
Brokers	$—	$—	$40,318	$40,318
Third party pricing services	16,297	63,371	—	79,668

Total	$16,297	$63,371	$40,318	$119,986

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

The following table reconciles the beginning and ending balances of fair value measurements using significant unobservable inputs on a recurring basis at the dates and for the period indicated (in thousands).

Investment securities available for sale
Balance, December 31, 2008	$54,639
Total unrealized gain included in:
Net income	—
Accumulated other comprehensive income	1,204
Purchases, sales, issuances, and settlements, net	(15,525)
Transfers in and (out) of level three	—

Balance, December 31, 2009	$40,318

See Note 13 for detailed disclosure regarding the fair value of defined benefit pension plan assets at December 31, 2009.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

The following table summarizes our assets and liabilities measured at fair value on a nonrecurring basis at December 31, 2009 aggregated by the level in the fair value hierarchy within which those measurements fall (in thousands).

	Level 1	Level 2	Level 3	Total
Assets
Impaired loans, net	$—	$75,209	$14,097	$89,306
Real estate and personal property acquired in settlement of loans	—	25,522	2,492	28,014

Total assets	$—	$100,731	$16,589	$117,320

Carrying Amounts and Estimated Fair Value at Principal Financial Assets and Liabilities

For assets and liabilities that are not presented on the balance sheet at fair value, we use the following methods to determine fair value:

For financial instruments that have quoted market prices, those quotes are used to determine fair value. Financial instruments that have no defined maturity, have a remaining maturity of 180 days or less, or reprice frequently to a market rate, are assumed to have a fair value that approximates reported book value. If no market quotes are available, financial instruments are valued by discounting the expected cash flows using an estimated current market interest rate for the financial instrument.

The short maturity of our assets and liabilities results in having a significant number of financial instruments whose fair value equals or closely approximates carrying value. Such financial instruments are reported in the following balance sheet captions: cash and cash equivalents, mortgage loans held for sale, retail repurchase agreements, commercial paper, and other short-term borrowings.

Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect the premium or discount on any particular financial instrument that could result from the sale of our entire holdings. Because no ready market exists for a significant portion of our financial instruments, fair value estimates are based on many judgments.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly impact the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include those resulting from our mortgage-banking operations, the value of the long-term relationships with the Company’s deposit customers, deferred income taxes, and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant impact on fair value estimates and have not been considered in the estimates.

Commitments to extend credit and standby letters of credit are generally short-term, and commitments to extend credit are generally at variable market rates. Standby letters of credit generally have no associated rate unless funding occurs. As such, commitments to extend credit and standby letters of credit are deemed to have no material fair value.

The following table summarizes the carrying amount and fair values for other financial instruments included in our Consolidated Balance Sheets at the dates indicated (in thousands).

	December 31, 2009		December 31, 2008
	Carrying amount	Fair value	Carrying amount	Fair value
Assets
Loans, gross	$945,864	$912,277	$1,121,012	$1,179,667

Total assets	$945,864	$912,277	$1,121,012	$1,179,667

Liabilities
Deposits	$1,214,914	$1,206,857	$1,071,496	$1,079,681
Long-term borrowings	101,000	100,119	52,000	49,808

Total liabilities	$1,315,914	$1,306,976	$1,123,496	$1,129,489

19.	Holding Company Condensed Financial Information

Since the Company is a holding company and does not conduct operations, its primary sources of liquidity are equity issuances, dividends upstreamed from the Bank, funds received through stock option exercises, and funds received through the offering of commercial paper as an alternative investment tool for our commercial customers (referred to as our master note program). Through the master note arrangement between the Company and the Bank, Palmetto Master Notes are issued as an alternative investment for commercial sweep accounts. These master notes are unsecured but are backed by the full faith and credit of the Company. The commercial paper is issued only in conjunction with deposits to automated sweep accounts at the Bank level. While they have not indicated any intention to do so, the Federal Reserve, as regulator for the Company, could require that we discontinue this program.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

The following tables summarize the holding company’s financial condition, results of operations, and cash flows at the dates and for the periods indicated (in thousands).

Condensed Balance Sheets

	December 31,
	2009	2008
Assets
Cash and cash equivalents	$1,050	$—
Due from subsidiary	19,486	27,949
Investment in subsidiary	74,009	115,067
Goodwill	704	704
Other	114	11

Total assets	$95,363	$143,731

Liabilities and shareholders’ equity
Commercial paper	$19,061	$27,955
Prepaid compensation	1,287	—
Shareholders’ equity	75,015	115,776

Total liabilities and shareholders’ equity	$95,363	$143,731

Condensed Statements of Income (Loss)

	For the years ended December 31,
	2009	2008	2007
Interest income from commercial paper (Master notes)	$60	$359	$1,110
Dividends received from subsidiary	389	4,616	4,348
Equity in undistributed earnings (loss) of subsidiary	(40,412)	8,984	11,746
Interest expense on commercial paper (Master notes)	(60)	(359)	(1,110)
Other operating income	—	—	22
Other operating expense	(62)	(1)	(101)

Net income (loss)	$(40,085)	$13,599	$16,015

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Condensed Statements of Cash Flows

	For the years ended December 31,
	2009	2008	2007
Operating Activities
Net income (loss)	$(40,085)	$13,599	$16,015
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Decrease (increase) in due from subsidiary	8,463	(1,626)	(5,335)
Increase in equity in undistributed loss (earnings) of subsidiary	40,412	(8,984)	(11,746)
(Increase) decrease in other assets	(103)	2	(13)
Increase in other liabilities	1,540	—	—

Net cash provided by (used in) operating activities	10,227	2,991	(1,079)

Financing Activities
(Decrease) increase in commercial paper	(8,894)	1,629	5,338
Proceeds from exercise of stock options	106	380	702
Cash dividends declared and paid on common stock	(389)	(5,153)	(4,926)

Net cash provided by (used in) financing activities	(9,177)	(3,144)	1,114

Net increase (decrease) in cash and cash equivalents	1,050	(153)	35
Cash and cash equivalents, beginning of the period	—	153	118

Cash and cash equivalents, end of the period	$1,050	$—	$153

20.	Regulatory Capital Requirements and Dividend Restrictions

Capital Requirements

The following table summarizes the Company’s and the Bank’s actual and required capital ratios at the dates indicated (dollars in thousands). Although our Tier 1 leverage ratio and Tier 1 risk-based capital ratios were above the well-capitalized regulatory minimum threshold of 5% and 6%, respectively, at December 31, 2009, our total risk-based capital ratio was below the well-capitalized regulatory minimum threshold of 10%. Therefore we were classified in the adequately-capitalized category at December 31, 2009.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Since December 31, 2009, no conditions or events have occurred, of which we are aware, that have resulted in a material change in the Company’s or the Bank’s category other than as reported in this Annual Report on Form 10-K.

	Actual		For capital adequacy purposes		To be “well capitalized” under prompt corrective action provisions
	amount	ratio	amount	ratio	amount	ratio
At December 31, 2009
Total capital to risk-weighted assets
Company	$93,298	8.25%	$90,426	8.00%	n/a	n/a	%
Bank	93,013	8.22	90,518	8.00	$113,147	10.00
Tier 1 capital to risk-weighted assets
Company	79,046	6.99	45,213	4.00	n/a	n/a
Bank	78,745	6.96	45,259	4.00	67,888	6.00
Tier 1 leverage ratio
Company	79,046	5.55	56,951	4.00	n/a	n/a
Bank	78,745	5.52	57,042	4.00	71,302	5.00

At December 31, 2008
Total capital to risk-weighted assets
Company	$128,876	10.44%	$98,750	8.00%	n/a	n/a	%
Bank	128,872	10.44	98,750	8.00	$123,437	10.00
Tier 1 capital to risk-weighted assets
Company	117,876	9.55	49,375	4.00	n/a	n/a
Bank	117,872	9.55	49,375	4.00	74,062	6.00
Tier 1 leverage ratio
Company	117,876	8.70	54,220	4.00	n/a	n/a
Bank	117,872	8.69	54,240	4.00	67,800	5.00

Restrictions

Deposits.    As a result of being adequately-capitalized at December 31, 2009, although we had none at or since December 31, 2009, we may not accept brokered deposits unless a waiver has been granted by the FDIC. Additionally, we are restricted from offering an effective yield of more than 75 basis points over the national rates published by the FDIC weekly on their website.

Dividends.    The holders of the Company’s common stock are entitled to receive dividends, when and if declared by the Company’s Board of Directors, out of funds legally available for such dividends. The Company is a legal entity separate and distinct from the Bank and depends on the payment of dividends from the Bank. The Company and the Bank are subject to regulatory policies and requirements relating to the payment of dividends including requirements to maintain adequate capital above regulatory minimums. Federal regulatory authorities are authorized to determine under certain circumstances that the payment of dividends by a bank holding company or a bank would be an unsafe or unsound practice and to prohibit payment of those dividends. Federal regulatory authorities have indicated that banking organizations should generally pay dividends only out of current income. In addition, as a South Carolina chartered bank, the Bank is subject to limitations on the amount of dividends that it is permitted to pay. As a result of our being adequately-capitalized at December 31, 2009, we are restricted from declaring and paying a dividend on the Bank’s common stock without prior notification and non-objection from the FDIC.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Other.    Based on discussions with the FDIC following its most recent safety and soundness examination of the Bank in November 2009, the Bank presently expects to receive a written agreement from the FDIC at some point in 2010 which could require the Bank to take certain actions to address concerns raised in the examination. If the Bank were to receive a written agreement, and if the Bank were to fail to comply with the requirements in such written agreement, it may be subject to further regulatory action.

To raise additional capital, we have engaged an investment banking firm and are executing a capital plan that may include issuing common stock, preferred stock, or a combination of both, debt, or other financing alternatives that are treated as capital for capital adequacy ratio purposes at the Bank. Currently, our plan is to raise additional capital in the first half of 2010 and we are in active discussion with potential investors; however, the Board of Directors has not yet determined the type, timing, amount or terms of securities to be issued in the offering and there are no assurances that the offering will be completed.

21.	Related Party Transactions

FASB ASC 850, Related Party Disclosures, provides guidance regarding transactions with related parties. Financial statements must include disclosures of material related party transactions.

Intercompany Transactions

Intercompany transactions include activities between the Company and the Bank, as well as between the Bank, Palmetto Capital, and other subsidiaries. The former includes transactions described in Note 19. The Bank’s trust department also manages certain of the assets of our employee benefit plans.

Related Party Transactions

Certain directors, executive officers, and their related interests are loan customers of the Bank. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions. The total loans outstanding to these related parties aggregated approximately $12.9 million and $14.2 million at December 31, 2009 and 2008, respectively.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

22.	Quarterly Financial Data (Unaudited)

The following tables summarize selected financial data regarding results of operations for the periods indicated (in thousands, except per share data). Certain amounts previously presented in our Consolidated Statements of Income (Loss) for prior periods have been reclassified to conform to current classifications. All such reclassifications had no impact on the prior periods’ net income (loss) as previously reported.

	For the year ended December 31, 2009
	First quarter	Second quarter	Third quarter	Fourth quarter	Total
Interest income	$17,566	$15,890	$17,046	$15,708	$66,210
Interest expense	5,188	5,622	5,530	5,099	21,439

Net interest income	12,378	10,268	11,516	10,609	44,771
Provision for loan losses	2,175	30,000	24,000	17,225	73,400

Net interest income (loss) after provision for loan losses	10,203	(19,732)	(12,484)	(6,616)	(28,629)

Investment securities gains	2	—	—	—	2
Other noninterest income	4,429	5,103	4,543	4,625	18,700
Noninterest expense	11,517	13,143	13,998	13,628	52,286

Net income before provision (benefit) for income taxes	3,117	(27,772)	(21,939)	(15,619)	(62,213)
Provision (benefit) for income taxes	1,123	(9,921)	(7,764)	(5,566)	(22,128)

Net income (loss)	$1,994	$(17,851)	$(14,175)	$(10,053)	$(40,085)

Common and per share data
Net income (loss)—basic	$0.31	$(2.77)	$(2.20)	$(1.55)	$(6.21)

Net income (loss)—diluted	0.31	(2.77)	(2.20)	(1.55)	(6.21)

	For the year ended December 31, 2008
	First quarter	Second quarter	Third quarter	Fourth quarter	Total
Interest income	$20,216	$20,026	$19,694	$18,309	$78,245
Interest expense	7,691	6,428	6,505	5,982	26,606

Net interest income	12,525	13,598	13,189	12,327	51,639
Provision for loan losses	488	687	687	3,757	5,619

Net interest income after provision for loan losses	12,037	12,911	12,502	8,570	46,020

Investment securities gains	—	1	—	—	1
Other noninterest income	4,905	4,772	4,590	4,630	18,897
Noninterest expense	11,359	11,015	10,813	10,668	43,855

Net income before provision for income taxes	5,583	6,669	6,279	2,532	21,063
Provision for income taxes	1,937	2,340	2,222	965	7,464

Net income	$3,646	$4,329	$4,057	$1,567	$13,599

Common and per share data
Net income—basic	$0.57	$0.67	$0.63	$0.24	$2.11

Net income—diluted	0.56	0.66	0.62	0.25	2.09

Appendix G

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis presents the more significant factors impacting our financial condition as of December 31, 2009 and 2008 and results of operations and cash flows for the years ended December 31, 2009, 2008, and 2007. This discussion should be read in conjunction with, and is intended to supplement, all of the other Items presented in this Annual Report on Form 10-K. Percentage calculations contained herein have been calculated based on actual not rounded results.

Financial Accounting Standards Board (“FASB”) Codification Discussion

We follow accounting standards set by the FASB. The FASB sets Generally Accepted Accounting Principles (“GAAP”) that we follow to ensure we consistently report our financial condition, results of operations, and cash flows. Over the years, the FASB and other designated GAAP-setting bodies have issued standards in the form of FASB Statements, Interpretations, FASB Staff Positions, Emerging Issues Task Force consensuses, American Institute of Certified Public Accountants (“AICPA”) Statements of Position, etc. The FASB recognized the complexity of its standard-setting process and embarked on a revised process in 2004 that culminated in the release on July 1, 2009 of the Codification (or Accounting Standards Codification), which codifies all previously issued pronouncements. The Codification does not change how we account for transactions or the nature of related disclosures made. The above change was made effective by the FASB for periods ending on or after September 15, 2009. We have updated references to GAAP in this Annual Report on Form 10-K to reflect the references in the Codification.

Critical Accounting Policies and Estimates

General

The Company’s accounting and financial reporting policies are in conformity, in all material respects, to accounting principles generally accepted in the U.S. and to general practices within the financial services industry. The preparation of financial statements in conformity with such principles requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities during the reporting period, and the reported amounts of income and expense during the reporting period. While we base estimates on historical experience, current information, and other factors deemed to be relevant, actual results could differ from those estimates. Management, in conjunction with the Company’s independent registered public accounting firm, has discussed the development and selection of the critical accounting estimates discussed herein with the Audit Committee of our Board of Directors.

We consider accounting policies and estimates to be critical to our financial condition, results of operations, or cash flows if the accounting policy or estimate requires management to make assumptions about matters that are highly uncertain and for which different estimates that management reasonably could have used for the accounting estimate in the current period, or changes in the accounting estimate that are reasonably likely to occur from period to period, could have a material impact on our financial condition, results of operations, or cash flows.

Our significant accounting policies are discussed in Item 8. Financial Statements and Supplementary Data, Note 1. Of those significant accounting policies, we have determined that accounting for our allowance for loan losses and the related reserve for unfunded commitments, mortgage-servicing rights portfolio, goodwill, real estate acquired in settlement of loans, the realization of our deferred tax asset, defined benefit pension plan, the valuation of our common stock, and the determination of fair value of financial instruments are deemed critical because of the valuation techniques used and the sensitivity of the amounts recorded in our Consolidated Financial Statements to the methods, assumptions, and estimates underlying these balances. Accounting for these critical areas requires subjective and complex judgments and could be subject to revision as new information becomes available.

Allowance for Loan Losses

We consider our accounting policies related to the allowance for loan losses to be critical as these policies involve considerable subjective judgment and estimation by management. The allowance for loan losses is a reserve established through a provision for loan losses charged to expense. The allowance for loan losses represents management’s best estimate of probable losses that have been incurred within the existing portfolio of loans. The allowance for loan losses is necessary to reserve for estimated probable loan losses inherent in the loan portfolio. Our allowance for loan losses methodology is based on historical loss experience by type of loans, specific homogeneous risk pools, and specific loss allocations. Our process for determining the appropriate level of the allowance for loan losses is designed to account for asset deterioration as it occurs. The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, potential problem loans, criticized loans, and net loans charged-off or recovered, among other factors.

The level of the allowance for loan losses reflects management’s continuing evaluation of specific lending risks, loan loss experience, current loan portfolio quality, present economic, political, and regulatory conditions, and unidentified losses inherent in the current loan portfolio. Portions of the allowance for loan losses may be allocated for specific loans. However, the entire allowance for loan losses is available for any loan that, in management’s judgment, should be charged-off. While management utilizes its best judgment and information available, the ultimate adequacy of the allowance for loan losses is dependent upon a variety of factors beyond our control, including the performance of our loan portfolio, the economy, changes in interest rates, and the view of the regulatory authorities toward loan classifications and collateral valuation.

We record allowances for loan losses on specific loans when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan. Specific allowances for loans considered individually significant and that exhibit probable or observed weaknesses are determined by analyzing the borrower’s ability to repay amounts owed, guarantor support, collateral deficiencies, the relative risk grade of the loan, and economic conditions impacting the borrower’s industry, among other things. If, after review, a specific allowance is not assigned to the loan and the loan is not considered to be impaired, then the loan is included with a pool of similar loans that is subject to general reserves.

The starting point for the general component of the allowance is the historical loss experience of specific types of loans. We calculate historical loss ratios for pools of similar loans with similar characteristics based on the proportion of actual loan net charge-offs to the total population of loans in the pool. Management is currently using a five-year lookback period when computing historical loss rates to determine the component of the allowance for loan losses. Given the increase in charge-offs during 2009, we also utilized a three-year lookback period at December 31, 2009 as another reference point in determining the allowance for loan losses. Our pools of similar loans include groups of commercial and industrial loans, commercial and residential real estate loans, general consumer loans, and bankcard loans.

We calculate our general allowance by applying our historical loss factors to each pool and adjusting the percentages for other qualitative risk factors both internal and external to the Company. In general, the allowance is determined by evaluating, among other things, the experience, ability and effectiveness of the Bank’s lending management and staff, the effectiveness of the Company’s loan policies, procedures and internal controls, changes in asset quality such as past dues, nonaccruals, classified loans, and restructured loans, changes in loan portfolio volume, the composition and concentrations of the loan portfolio, the impact of competition on loan structuring and pricing, the effectiveness of the internal loan review function and Board oversight, the impact of environmental risks such as national and local economic and business conditions, legal and regulatory requirements, peer comparisons, and the impact of rising interest rates on portfolio risk.

Loans identified as losses by management, internal loan review, and / or bank examiners are charged-off. For impaired loans, we review each on a loan-by-loan basis to determine whether the impairment should be recorded as a charge-off or a reserve based on our assessment of the status of the borrower and the underlying collateral. In general, for collateral dependent loans, the impairment is recorded as a charge-off unless the fair value was based on an internal valuation pending receipt of a third party appraisal or other extenuating circumstances. Consumer loan accounts are charged-off generally based on pre-defined past due time periods.

In addition to our portfolio review process as discussed elsewhere in this item, various regulatory agencies, as part of their examination process, periodically review our allowance for loan losses. Such agencies may require us to recognize additions to the allowance for loan losses based on their judgments and information available to them at the time of their examination. While we use available information to recognize inherent losses on loans, future adjustments to the allowance for loan losses may be necessary based on changes in economic conditions and other factors and the impact of such changes on the Bank’s borrowers.

Management considers our allowance for loan losses at December 31, 2009 appropriate and adequate to cover probable losses inherent in the loan portfolio. However, underlying assumptions may be impacted in future periods by changes in economic conditions, the impact of regulatory examinations, and the discovery of information with respect to borrowers, which was not known to management at the time of the issuance of these Consolidated Financial Statements. Therefore, management’s assumptions may or may not prove valid. There can be no assurance that loan losses in future periods will not exceed the current allowance for loan losses amount or that future increases in the allowance for loan losses will not be required. Additionally, no assurance can be given that management’s ongoing evaluation of the loan portfolio, in light of changing economic conditions and other relevant factors, will not require significant future additions to the allowance for loan losses, thus adversely impacting our business, financial condition, results of operations, and cash flows.

See Item 1A. Risk Factors contained herein for discussion regarding the material risks and uncertainties that management believes impact our allowance for loan losses.

Mortgage-Servicing Rights Portfolio

The value of our mortgage-servicing rights portfolio represents another accounting estimate that depends heavily on current economic conditions specifically the interest rate environment and management’s judgments. We utilize the expertise of a third party consultant on a quarterly basis to assess the portfolio’s value including, but not limited to, capitalization, impairment, and amortization rates. The consultant estimates the amount and timing of prepayment rates, loan loss experience, costs to service loans, and discount rates to estimate the fair value of our mortgage-servicing rights portfolio. Amortization of the mortgage-servicing rights portfolio is based on the ratio of net servicing income received in the current period to total net servicing income projected to be realized from the mortgage-servicing rights portfolio. Projected net servicing income is determined based on the estimated future balance of the underlying mortgage loan portfolio that declines over time from prepayments and scheduled loan amortization. Future prepayment rates are estimated based on current interest rate levels, other economic conditions, market forecasts, and relevant characteristics of the mortgage-servicing rights portfolio such as loan types, interest rate stratification, and recent prepayment experience. Management believes that the modeling techniques and assumptions used by the consultant are reasonable, however, such assumptions may or may not prove valid. Thus, there can be no assurance that mortgage-servicing rights portfolio capitalization, amortization, and impairment in future periods will not exceed the current capitalization, amortization, and impairment amounts. Moreover, no assurance can be given that changing economic conditions and other relevant factors impacting our mortgage-servicing rights portfolio will not cause actual occurrences to differ from underlying assumptions thus adversely impacting our business, financial condition, results of operations, and cash flows.

Goodwill

Goodwill arose from our acquisition of various branches from 1988 through 1999 and represents the excess of the cost of businesses acquired over the fair value of the net assets acquired. Goodwill is assigned to reporting units and is then tested for impairment at least annually or on an interim basis if an event occurs or circumstances arise that would more likely than not reduce the fair value of the reporting unit below its carrying value. Once an impairment loss is recognized, future increases in fair value do not result in the reversal of previously recognized losses. To the extent a reporting unit’s carrying amount exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and a second step of impairment tests must be performed. The fair value of our reporting unit is generally calculated based on our stock price. A further reduction in our stock price may require a second step of impairment tests to be performed. Our goodwill was not impaired based on the most current analysis as of December 31, 2009. If we determine in the future that our goodwill is impaired, we would be required to record an impairment charge to our results of operations that would adversely impact our earnings and capital position. See Item 8. Financial Statements and Supplementary Data, Notes 1 and 6 for further discussion regarding our goodwill and the related impairment testing.

Real Estate Acquired in Settlement of Loans

The value of our real estate acquired in settlement of loans portfolio represents another accounting estimate that depends heavily on current economic conditions. Real estate acquired in settlement of loans is recorded, when acquired, at the lower of cost or fair value less estimated selling costs, establishing a new cost basis. Fair value of such real estate is reviewed regularly and writedowns are recorded when it is determined that the carrying value of the real estate exceeds the fair value less estimated costs to sell. Writedowns resulting from the periodic reevaluation of such properties, costs related to holding such properties, and gains and losses on the sale of foreclosed properties are charged against income. Costs relating to the development and improvement of such properties are capitalized.

The fair value of real estate acquired in settlement of loans properties is generally determined from appraisals obtained from independent appraisers. Management reviews the appraisal assumptions for reasonableness and may make adjustments when necessary to reflect current market conditions. Such assumptions may or may not prove valid. Moreover, no assurance can be given that changing economic conditions and other relevant factors impacting our real estate acquired in settlement of loans portfolio will not cause actual occurrences to differ from underlying assumptions thus adversely impacting our business, financial condition, results of operations, and cash flows.

Realization of Net Deferred Tax Asset

Management uses certain assumptions and estimates in determining income taxes payable or refundable, deferred income tax liabilities and assets for events recognized differently in our financial statements and income tax returns, and income tax expense. Determining these amounts requires analysis of certain transactions and interpretation of tax laws and regulations. Management exercises considerable judgment in evaluating the amount and timing of recognition of the resulting income tax liabilities and assets. These judgments and estimates are reevaluated on a periodic basis as regulatory and business factors change.

We include the current and deferred tax impact of our tax positions in the financial statements only when it is more likely than not (likelihood of greater than 50%) that such positions will be sustained by taxing authorities, with full knowledge of relevant information, based on the technical merits of the tax position. While we support our tax positions by unambiguous tax law, prior experience with the taxing authority, and analysis that considers all relevant facts, circumstances and regulations, management must still rely on assumptions and estimates to determine the overall likelihood of success and proper quantification of a given tax position.

We recognize deferred tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Management regularly reviews our deferred tax assets for recoverability based on history of earnings, expectations for future earnings, and expected timing of reversals of temporary differences. Realization of a deferred tax asset in accordance with GAAP ultimately depends on the existence of sufficient taxable income available under tax law, including future reversals of existing temporary differences, future taxable income exclusive of reversing differences, taxable income in prior carryback years, projections of taxable income in future years, and tax planning strategies.

Although realization is not assured, management believes the recorded deferred tax assets are fully recoverable based on the periods through which losses may be carried back under the Internal Revenue Service rules. While not a necessary part of the evaluation at December 31, 2009, future evaluations may also rely on projections of future taxable income. At December 31, 2009, the net deferred tax asset totaled $5.8 million, which is fully supported by the carryback of our 2009 net operating loss to the prior years through which losses may be carried back under the Internal Revenue Service rules.

Additionally, for regulatory capital purposes, deferred tax assets are limited to the assets which can be realized through (i) carryback to prior years or (ii) taxable income in the next twelve months. At December 31, 2009, none of our net deferred tax asset was excluded from Tier 1 and total capital based on the ability to carry back our 2009 net operating loss to the prior five years. Depending on our results of operations in future periods, it is possible that some or all of our net deferred tax asset may be disallowed for regulatory capital purposes in those future periods.

Defined Benefit Pension Plan

We account for our defined benefit pension plans on an actuarial basis. Pension assumptions are significant inputs to the actuarial models that measure pension benefit obligations and related impacts on income. In particular, the assumed discount rate and expected return on assets are important elements of defined benefit pension plan expense and asset / liability measurement with regard to the plan. We evaluate these critical assumptions annually. Lower discount rates increase present values and subsequent year pension expense, while higher discount rates decrease present values and subsequent year pension expense. To determine the expected long-term rate of return on defined benefit pension plan assets, we consider asset allocations and historical returns on various categories of plan assets. Both of these key assumptions are sensitive to changes. In addition, the pension plan includes common stock of the Company, which is not traded on an exchange and the value of which is subject to change based on our financial results. At December 31, 2009, Company common stock included in the plan was 1.5% of total assets of the plan. Additionally, management periodically evaluates other assumptions involving demographic factors, such as retirement age, mortality, and turnover and updates such factors to reflect experience and expectations for the future.

Effective 2008, we ceased accruing pension benefits for employees under our noncontributory, defined benefit pension plan. Although no previously accrued benefits were lost, employees no longer accrue benefits for service subsequent to 2007. Amounts recognized within our Consolidated Financial Statements with regard to this change to our defined benefit pension plan were also computed on an actuarial basis. Because of the considerable judgment necessary in the determination of all such assumptions, actual results in any given year may differ from actuarial assumptions.

Valuation of Common Stock

On a periodic basis, we utilize the market price of our common stock within various valuations and calculations relating to our defined benefit pension plan assets, our trust department assets under management, our employee retirement accounts, our impairment analysis of goodwill, our granting of awards under our 2008 Restricted Stock Plan, our calculation of earnings per share on a diluted basis, and our valuation of such stock serving as loan collateral.

Our common stock is not listed on an exchange or any over-the-counter service. Thus, there is currently no public trading market of our common stock, and private trading of our common stock has been limited. In addition, buyers and sellers may privately negotiate transactions in our common stock. Because there is not an established market for our common stock, management may not be aware of all prices at which our common stock has been traded. Additionally, management has not determined whether the trades of which we are aware were the result of arm’s-length negotiations between the parties. Accordingly, we determine the value of our common stock based on the last five trades of the stock facilitated by the Company.

The liquidity of our common stock depends upon the presence in the marketplace of willing buyers and sellers. We are not currently seeking listing of our common stock on a securities exchange such as NASDAQ. In the future, we may seek such a listing to improve liquidity in our stock for our shareholders. On June 26, 2009, we launched a Private Trading System on our website (www.palmettobank.com). The Private Trading System is a passive mechanism created to assist buyers and sellers in facilitating trades in our common stock.

Fair Value Measurements

The Company uses fair value measurements to record fair value adjustments to certain financial instruments and to determine fair value disclosures. Additionally, we may be required to record at fair value other assets on a nonrecurring basis. These nonrecurring fair value adjustments typically involve application of lower-of-cost-or-market accounting or writedowns of individual assets. Further, we include in the Notes to Consolidated Financial Statements information about the extent to which fair value is used to measure assets and liabilities, the valuation methodologies used, and the related impact to income. Additionally, for financial instruments not recorded at fair value, we disclose the estimate of their fair value.

Fair value is defined as the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants at the measurement date. Accounting standards establish a three-level hierarchy for disclosure of assets and liabilities recorded at fair value. The classification of assets and liabilities within the hierarchy is based on whether the inputs to the valuation methodology used for measurement are observable or unobservable. Observable inputs reflect market-derived or market-based information obtained from independent sources, while unobservable inputs reflect our estimates about market data. There are three levels of inputs that may be used to measure fair value:

•

Level 1 – Valuation is based upon quoted prices for identical instruments traded in active markets. Level 1 instruments include securities traded on active exchange markets, such as the New York Stock Exchange, as well as U.S. Treasury and other U.S. government securities that are traded by dealers or brokers in active over-the-counter markets.

•

Level 2 – Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques, such as matrix pricing, for which all significant assumptions are observable in the market. Level 2 instruments include securities traded in less active dealer or broker markets and mortgage loans held for sale that are valued based on prices for other mortgage whole loans with similar characteristics.

•

Level 3 – Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect the Company’s estimates of assumptions market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models, and similar techniques.

We attempt to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements. When available, management uses quoted market prices to measure fair value. If market prices are not available, fair value measurement is based upon models that use primarily market-based or independently-sourced market parameters. Most of our financial instruments use either of the foregoing methodologies, collectively Level 1 and Level 2 measurements, to determine fair value adjustments recorded to our financial statements. However, in certain cases, when market observable inputs for model-based valuation techniques may not be readily available, management is required to make judgments about assumptions market participants would use in estimating the fair value of the financial instrument.

The degree of management judgment involved in determining the fair value of a financial instrument is dependent upon the availability of quoted market prices or observable market parameters. For instruments that trade actively and have quoted market prices or observable market parameters, there is minimal subjectivity involved in measuring fair value. When observable market prices and parameters are not fully available, management judgment is necessary to estimate fair value. In addition, changes in the market conditions may reduce the availability of quoted prices or observable data. For example, reduced liquidity in the capital markets or changes in secondary market activities could result in observable market inputs becoming unavailable. When significant adjustments are required to available observable inputs, it may be appropriate to utilize an estimate based primarily on unobservable inputs. When an active market for a security does not exist, the use of management estimates that incorporate current market participant expectations of future cash flows, and include appropriate risk premiums, is acceptable.

Significant judgment may be required to determine whether certain assets measured at fair value are included in Level 2 or Level 3. If fair value measurement is based upon recent observable market activity of such assets or comparable assets (other than forced or distressed transactions) that occur in sufficient volume and do not require significant adjustment using unobservable inputs, those assets are classified as Level 2. If not, they are classified as Level 3. Making this assessment requires significant judgment. At December 31, 2009, $40.3 million of investment securities available for sale were classified as Level 3 because significant inputs to the valuation were unobservable largely due to reduced levels of market liquidity.

Executive Summary of 2009 Financial Results

Context for 2009 and the Company

2009 was a very challenging year for the Company, the banking industry, and the U.S. economy in general. In relation to the Company, the overall economic context for 2009 included the following:

•	Ongoing financial crisis in the overall U.S. economy that generally started in August 2008 and continued throughout 2009.

•	Volatile equity markets that declined significantly during the first half of 2009.

•	Significant stress on the banking industry with significant financial assistance to many financial institutions, extensive regulatory and congressional scrutiny, and new rule making.

•	General anxiety on the part of our customers and the general public.

•	Uncertainty about the future and when the economy will return to “normal” and questions about what will be the “new normal.”

•	Low and uncertain interest rate environment particularly given the government intervention in the financial markets.

•	High levels of unemployment that continued to increase throughout 2009.

Additional context specific to the Company in 2009 included the following:

•

Fast growth over the past five years growing to total assets of $1.4 billion that resulted in the Company reaching a natural “maturity/life cycle hump” that is typical for banks that reach this asset size. Typical challenges associated with this stage of our life cycle include:

•	Stress on our infrastructure requiring investment in the number and expertise of employees and refinement of policies and procedures.

•	Required investments in technology to invest in the future, and rationalization of the technology investments versus our historical investment in facilities.

•

Adapting products and services and related pricing and fees to remain relevant to our current and evolving customer base and competitiveness in the market place, and development of broader distribution channels for delivery of our products and services.

•	Application of a more sophisticated risk management approach, including a comprehensive view of risk, processes and procedures, internal and vendor expertise, and the “way we do business.”

•	Executive management succession plan implemented effective July 1, 2009 and resulting organizational changes.

•

In planning for the retirement of the Chief Executive Officer of the Company and the Chief Executive Officer of the Bank (who also served as the President, Chief Operating Officer, and Chief Accounting Officer of the Company), the Company hired Samuel L. Erwin in March 2009 and Lee. S. Dixon in May 2009 as senior executive vice presidents. Effective July 1, 2009, the Company named Mr. Erwin as President of the Company and Chief Executive Officer and President of the Bank and Mr. Dixon as Chief Operating Officer of the Company and the Bank. Subsequently, Mr. Erwin also assumed the title of Chief Executive Officer of the Company and Mr. Dixon assumed additional responsibilities as Chief Risk Officer of the Company.

•	Erwin and Dixon have proven bank turn around and operational capabilities and rapidly developed and implemented the Company’s Strategic Project Plan as summarized below.

•	Significant deterioration in asset quality during 2009 resulting in a net loss for the year which is the first annual net loss in the history of the Company.

•	Increased regulatory scrutiny given declining asset quality, financial results and capital position.

In light of the above, in 2009 management and the Board of Directors reacted quickly and defined three strategic initiatives summarized as follows:

Component	Primary Emphasis	Time Horizon

Strategic Project Plan

•  Manage through the extended recession and volatile economic environment

•  Execute the Strategic Project Plan related to credit quality, earnings, liquidity, and capital (the Strategic Project Plan is described in more detail below)

June 2009 – June 2010

2010 Annual Strategic Plan

•  Strategic planning at the corporate and department level for calendar year 2010 in the context of the uncertain economic environment

•  Acceleration of overcoming the growth hump/life cycle stage of maturity resulting from fast growth reaching $1.4 billion in assets

•  Positioning the Bank to return to profitability in the post-recession environment

Calendar year 2010

Bank of the Future

•  Reinventing the Bank to be “the bank of the future”

•  Determining the “customer of tomorrow” and refining our products, services, and distributions channels to meet their expectations

•  Adapting to the rapidly changing financial services landscape

Three to five years

We believe it is critical to focus on all three strategic initiatives simultaneously to optimize long-term shareholder value. As a result, management and the Board of Directors focused a tremendous amount of time and effort on addressing all three initiatives in 2009 with the overall objectives being: 1) to aggressively deal with our credit quality and earnings issues as quickly as possible and 2) to accelerate into a much shorter time frame the “reinvention of The Palmetto Bank” that might otherwise normally take several years to accomplish. While many believe the recession officially ended in 2009, the impact of the recession is continuing to be felt by the banking industry. Accordingly, overall in 2009 and continuing into 2010, our focus has been and continues to be centered on managing through the effects of the recession to position the Company to return to profitability once the economy begins to recover.

Summary Financial Results and Company Response

The national and local economy and the banking industry continue to deal with the effects of the most pronounced recession in decades. Unemployment in South Carolina rose significantly during 2009 and is higher than the national average, and residential and commercial real estate projects are depressed with significant deterioration in values. As a result, the impact in our geographic area and to individual borrowers was severe in 2009. As a result of the extended recession, our 2009 financial results were significantly impacted by the following:

•	Provision for loan losses totaling $73.4 million compared to $5.6 million in 2008.

•	Real estate acquired in settlement of loans writedowns and expenses totaling $3.2 million compared to $516 thousand in 2008.

•	Foregone interest income on nonaccrual loans totaling $5.9 million compared to $1.5 million in 2008.

•	Foregone interest of $4.4 million on cash invested at the Federal Reserve at 25 basis points to maintain liquidity versus the average yield on our investment securities of 4.75%.

•	Higher FDIC insurance premiums due to the industry-wide special assessment in 2009 and our classification as adequately-capitalized totaling $3.3 million compared to $786 thousand in 2008.

•	Higher credit-related expenses for problem asset workout and other expenses to execute the Strategic Project Plan which were not incurred in 2008.

In total, the above reduced our 2009 earnings by more than $82 million compared to 2008. Accordingly, management believes successful completion of the Strategic Project Plan will result in significant near term improvement to our earnings.

The credit-related costs for banks associated with the recession are significant. Beginning in the fourth quarter of 2008 and continuing into 2009, we recognized that construction, acquisition and development real estate projects were slowing, guarantors were becoming financially stressed, and increasing credit losses were surfacing. During 2009, delinquencies over 90 days increased resulting in an increase in nonaccrual loans indicating significant credit quality deterioration and probable losses. In particular, loans secured by real estate including acquisition, construction and development projects demonstrated stress given reduced cash flows of individual borrowers, limited bank financing and credit availability, and slow property sales. This deterioration manifested itself in our borrowers in several ways: the cash flows from underlying properties supporting the loans decreased (e.g., slower property sales for development type projects or lower occupancy rates or rental rates for operating properties), cash flows from the borrowers themselves and guarantors were under pressure given illiquid personal balance sheets and drainage by investing additional personal capital in the projects, and fair values of real estate related assets declined, resulting in lower cash proceeds from sales or fair values declining to the point that borrowers were no longer willing to sell the assets at such deep discounts.

The result of the above was a significant increase in the level of nonperforming assets during 2009. In addition, many of these loans are collateral dependent real estate loans for which we are required to writedown the loans to fair value less estimated costs to sell with the fair values determined primarily based on third party appraisals. During 2009, appraised values decreased significantly even in comparison to appraisals received within the past 12 to 36 months. As a result, our evaluation of our loan portfolio and allowance for loan losses at December 31, 2009 resulted in net charge-offs of $60.3 million and a provision for loan losses of $73.4 million during the year ended December 31, 2009.

Strategic Project Plan

In response to the challenging economic environment and our negative financial results, in June 2009 the Board of Directors and management adopted and began executing a proactive and aggressive Strategic Project Plan (the “Plan”) to address the issues related to credit quality, liquidity, earnings, and capital. Execution of the Plan is being overseen by a special committee of the Board of Directors, and we have engaged external expertise to assist with its implementation. We believe the actions we are taking are positioning us to manage through these challenging times and begin the road to recovery.

Since June 2009, we have been, and continue to be, keenly focused on executing the Plan, which is summarized below (with additional details provided throughout the remainder of this report). No one yet can predict the ongoing impact of the recession given its length and severity. However, it is our expectation that our hard work, eventual improvement in the economy and the real estate markets, and raising additional capital, will help our borrowers and us weather this storm and start our road to recovery and return to profitability.

Credit Quality.    Given the negative asset quality trends within our loan portfolio which began in 2008 and accelerated during 2009, to assist with the identification and quantification of potential losses, in May and June 2009 we performed an expanded internal loan review of our nonconsumer loan portfolio that covered approximately 70% of these loans. In July and August 2009 an independent loan review firm also reviewed approximately 35% of our nonconsumer loan portfolio. For problem loans identified, we prepared written workout plans that are borrower specific to determine how best to resolve the loans which could include restructuring the loans, requesting additional collateral, demanding payment from guarantors, sale of the loans, or foreclosure and sale of the collateral. We have also increased our monitoring of borrower and industry sector concentrations and are limiting additional credit exposure to these concentrations. In addition, we hired a new Chief Credit Officer and reevaluated our lending policies and procedures and Credit Administration function and implemented significant enhancements. Among other changes, we have reorganized our Credit Administration function, hired additional internal resources and external consulting assistance, and reorganized our line of business lending roles and responsibilities including separate designation of a commercial lending line of business with more direct oversight and clearer accountability.

Liquidity.    In June 2009, we implemented a forward-looking liquidity plan and increased our liquidity monitoring. The liquidity plan includes, among other things:

•	Implementing proactive customer deposit retention initiatives specific to large deposit customers and our deposit customers in general.

•	Executing targeted deposit growth and retention campaigns.

•	Obtaining an additional source of available financing from the Federal Reserve Discount Window and identifying additional collateral for pledging for FHLB advances.

•	Monitoring our correspondent bank lines of credit.

In addition, based on the liquidity plan, we have not reinvested a significant portion of the cash received primarily from loan and security repayments, but rather have invested this cash, which totaled $161.0 million at December 31, 2009, at the Federal Reserve. These measures resulted in an overall improved liquidity position at December 31, 2009 when compared with that of December 31, 2008. Maintaining this liquidity position has reduced our interest income by approximately $4.4 million when compared with investing these funds at the average yield of 4.75% on our investment securities, since we are retaining a higher level of cash instead of reinvesting this cash in higher yielding assets. However, we expect to maintain available cash invested at the Federal Reserve for the foreseeable future.

At February 16, 2010, in addition to cash on hand, funding sources included cash invested at the Federal Reserve totaling $102.3 million, our unused borrowing capacity at the Federal Reserve totaling $55.9 million, approximately $7.0 million in available repurchase agreement capacity, and our correspondent bank line of credit totaling $5.0 million. In the near future, we anticipate that cash inflows resulting from our income tax refund claim on our 2009 federal income tax return of $17.5 million, the scheduled sale of two real estate properties acquired in the settlement of loans with a carrying balance of $5.6 million, and repayment and sale of outstanding loans will further contribute to our liquidity position.

Capital.    At December 31, 2009, our Tier 1 leverage ratio and Tier 1 risk-based capital ratios were above the well-capitalized regulatory minimum threshold of 5% and 6%, respectively. Our total risk-based capital ratio, however, was 8.25%, which is below the well-capitalized regulatory minimum threshold of 10%. To preserve our capital, we have not paid a dividend on our common stock since the first quarter of 2009. As another means of preserving capital, we have reduced our loan portfolio by $118.2 million since December 31, 2008. We have also evaluated other capital saving alternatives such as asset sales and reducing outstanding credit commitments. To raise additional capital, we have engaged an investment banking firm and are executing a capital plan that may include issuing common stock, preferred stock, or a combination of both, debt, or other financing alternatives that are treated as capital for capital adequacy ratio purposes at the Bank. Currently, our plan is to raise additional capital in the first half of 2010; however, the Board of Directors has not yet determined the type, timing, amount or terms of securities to be issued in an offering.

Earnings.    We have developed an earnings plan that is focused on improvement through a combination of revenue increases and expense reductions including assistance from external consulting firms to review our current and potential new products and services and related rates and fees. With respect to revenue increases, we have implemented risk-based loan pricing and interest rate floors on renewed and new loans meeting certain criteria and are evaluating other noninterest sources of income. At December 31, 2009, loans aggregating $190.9 million have interest rate floors, of which $156.3 million had floors greater than 5%. Regarding expense reductions, in light of the current low interest rate environment, we have reduced the interest rates paid on our deposits. In addition, we identified over $2.3 million of specific noninterest expense reductions to be realized in 2009 and into 2010, and are continuing to review other expense areas for additional reductions, including with assistance from a consulting firm that specializes in process and efficiency reviews. These expense reductions will be partially offset by the higher level of credit-related costs incurred due to legal, consulting, and carrying costs related to our higher level of nonperforming assets. Lastly, we have begun critically evaluating each of our businesses to determine their contribution to our financial performance and their relative risk/return relationship. This could result in refinement or sale of certain businesses.

Summary

In summary, during the year ended December 31, 2009, we continued to be impacted by the negative financial conditions of our borrowers and the economy in general, but we have also made substantial progress on the execution of the Strategic Project Plan adopted in June 2009. Specifically, we believe that we have made substantial progress in identifying and quantifying the impact of the economic environment on our loan portfolio and overall financial condition. We continue to rapidly execute the Plan with a current focus on raising additional capital.

Financial Condition

Overview

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Consolidated Balance Sheets

(dollars in thousands)

	December 31,		Dollar variance	Percent variance
	2009	2008
Assets
Cash and cash equivalents
Cash and due from banks	$188,084	$29,305	$158,779	541.8%

Total cash and cash equivalents	188,084	29,305	158,779	541.8
FHLB stock, at cost	7,010	6,566	444	6.8
Investment securities available for sale, at fair value	119,986	125,596	(5,610)	(4.5)
Mortgage loans held for sale	3,884	7,415	(3,531)	(47.6)
Loans, gross	1,040,312	1,158,480	(118,168)	(10.2)
Less: allowance for loan losses	(24,079)	(11,000)	(13,079)	118.9

Loans, net	1,016,233	1,147,480	(131,247)	(11.4)
Premises and equipment, net	29,605	26,347	3,258	12.4
Premises held for sale	—	1,651	(1,651)	(100.0)
Goodwill, net	3,691	3,691	—	—
Accrued interest receivable	4,322	5,466	(1,144)	(20.9)
Real estate acquired in settlement of loans	27,826	6,719	21,107	314.1
Income tax refund receivable	20,869	—	20,869	100.0
Other	14,440	12,039	2,401	19.9

Total assets	$1,435,950	$1,372,275	$63,675	4.6%

Liabilities and shareholders’ equity
Liabilities
Deposits
Noninterest-bearing	$142,609	$134,465	$8,144	6.1%
Interest-bearing	1,072,305	937,031	135,274	14.4

Total deposits	1,214,914	1,071,496	143,418	13.4
Retail repurchase agreements	15,545	16,357	(812)	(5.0)
Commercial paper (Master notes)	19,061	27,955	(8,894)	(31.8)
Other short-term borrowings	—	79,785	(79,785)	(100.0)
Long-term borrowings	101,000	52,000	49,000	94.2
Accrued interest payable	2,037	1,857	180	9.7
Other	8,378	7,049	1,329	18.9

Total liabilities	1,360,935	1,256,499	104,436	8.3

Shareholders’ equity
Common stock	32,282	32,230	52	0.2
Capital surplus	2,599	2,095	504	24.1
Retained earnings	47,094	87,568	(40,474)	(46.2)
Accumulated other comprehensive loss, net of tax	(6,960)	(6,117)	(843)	13.8

Total shareholders’ equity	75,015	115,776	(40,761)	(35.2)

Total liabilities and shareholders’ equity	$1,435,950	$1,372,275	$63,675	4.6%

Cash and Cash Equivalents

Cash and cash equivalents increased $158.8 million at December 31, 2009 over December 31, 2008 due primarily to excess liquidity resulting from increased deposit and long-term borrowing funding offset by the repayment of other short-term borrowings. We maintain our excess liquidity with the Federal Reserve to reduce credit risks associated with selling those funds to correspondent banks. For the foreseeable future, we are intentionally maintaining these higher cash balances to provide liquidity, notwithstanding the negative impact to our interest income since we only earn 25 basis points on our deposits with the Federal Reserve versus investing this cash in higher earning assets. For 2009, the difference between the interest earned on the cash at the Federal Reserve at 25 basis points and the interest that could have been earned by investing this cash in the securities portfolio at the average yield on the portfolio of 4.75% was $4.4 million. Once the banking industry returns to a more stable operating environment and we raise additional capital, our plan is to reinvest these cash reserves into higher yielding assets which should significantly improve our net interest margin.

Concentrations and Restrictions.    In an effort to manage our associated risks, we generally do not sell federal funds to other financial institutions because they are essentially uncollateralized loans to other financial institutions. Therefore, management regularly evaluates the risk associated with the counterparties to these transactions to ensure that we do not expose ourselves to any significant risks with regard to our cash and cash equivalent balances.

Approximately $512 thousand, or 0.3%, of the balance of cash and cash equivalents was restricted as of December 31, 2009, to secure a letter of credit. At December 31, 2008, no cash or cash equivalents were restricted under such an agreement.

Approximately $836 thousand, or 0.4%, of the balance of cash and cash equivalents was restricted as of December 31, 2009, as required under our credit card and merchant credit card agreement. At December 31, 2008, no cash or cash equivalents were restricted under such agreements.

Investment Activities

General.    The primary objective of the Company’s management of the investment portfolio is to maintain a portfolio of high quality, highly liquid investments yielding competitive returns. We are required under federal regulations to maintain adequate liquidity to ensure safe and sound operations. We maintain investment balances based on a continuing assessment of cash flows, the level of loan production, current interest rate risk strategies, and the assessment of the potential future direction of market interest rate changes. Investment securities differ in terms of default, interest rate, liquidity, and expected rate of return risk.

Composition.    The following table summarizes the composition of our investment securities available for sale portfolio at the dates indicated (dollars in thousands).

	December 31, 2009		December 31, 2008		December 31, 2007
	Total	% of total	Total	% of total	Total	% of total
U.S. Treasury and federal agencies	$16,297	13.6%	$—	—%	$20,743	21.7%
State and municipal	46,785	39.0	50,830	40.5	52,159	54.5
Collateralized mortgage obligations	40,318	33.6	54,639	43.5	—	—
Other mortgage-backed (federal agencies)	16,586	13.8	20,127	16.0	22,813	23.8

Total investment securities available for sale	$119,986	100.0%	$125,596	100.0%	$95,715	100.0%

Average balances of investment securities available for sale decreased to $119.2 million during the year ended December 31, 2009 from $123.6 million during the same period of 2008. The decrease in investment securities available for sale at December 31, 2009 compared with December 31, 2008 was primarily the result of principal paydowns within the collateralized mortgage obligation sector during 2009. Offsetting this decrease was our purchase of U.S. Treasury and federal agency securities during the year ended December 31, 2009. The intent of the purchases was to acquire additional securities to pledge as collateral.

At December 31, 2009, the fair value of the investment securities available for sale portfolio represented 8.4% of total assets, a decrease from 9.2% at December 31, 2008.

Unrealized Position.    The following table summarizes the amortized cost and fair value composition of our investment securities available for sale portfolio at the dates indicated (dollars in thousands).

	December 31, 2009		December 31, 2008		December 31, 2007
	Amortized cost	Fair value	Amortized cost	Fair value	Amortized cost	Fair value
U.S. Treasury and federal agencies	$16,294	$16,297	$—	$—	$20,725	$20,743
State and municipal	44,908	46,785	50,297	50,830	52,677	52,159
Collateralized mortgage obligations	42,508	40,318	58,033	54,639	—	—
Other mortgage-backed (federal agencies)	15,783	16,586	19,876	20,127	22,722	22,813

Total investment securities available for sale	$119,493	$119,986	$128,206	$125,596	$96,124	$95,715

U.S. Treasury and federal agency securities are government debts issued by the U.S. Treasury through the Bureau of the Public Debt. U.S. Treasury and federal agency securities are the debt financing instruments of the U.S. federal government. Our U.S. Treasury and federal agency securities are very liquid and are heavily traded.

State and municipal investment securities are debt investment securities issued by a state, municipality, or county in order to finance its capital expenditures. The most substantial risk associated with buying state and municipal investment securities is the financial risk associated with the municipality from which the securities are purchased. Although municipal bonds in smaller municipalities can sometimes be difficult to sell quickly, we do not currently anticipate that we will liquidate this portfolio in the near term.

Collateralized mortgage obligations are a mortgage-backed security sub-type in which the mortgages are ordered into tranches by some quality (such as repayment time) with each tranche sold as a separate security. These mortgage-backed securities separate the mortgage pools into short, medium, and long-term tranches. Our collateralized mortgage obligations are all fixed rate and are paid a fixed rate of interest at regular intervals. Monthly fluctuations in income occur only as there are changes in amortization or accretions due to changes in prepayment speeds.

Other mortgage-backed investment securities include investment instruments that represent ownership of an undivided interest in a group of mortgages. Principal and interest from the individual mortgages are used to pay principal and interest on the mortgage-backed investment security. Monthly income from other mortgage-backed investment securities may fluctuate as interest rates change due to the volume of mortgage prepayments.

We use prices from third party pricing services and, to a lesser extent, indicative (non-binding) quotes from third party brokers, to measure fair value of our investment securities. We utilize multiple third party pricing services and brokers to obtain fair values; however, management generally obtains one price/quote for each individual security. For securities priced by third party pricing services, management determines the most appropriate and relevant pricing service for each security class and has that vendor provide the price for each security in the class. We record the unadjusted value provided by the third party pricing service/broker in our Consolidated Financial Statements, subject to our internal price verification procedures.

Pledged.    Public depositors from state and local municipalities typically require that the Bank pledge investment grade securities to the accounts to ensure repayment. Although the funds are usually a low cost, relatively stable source of funding for the Bank, availability depends on the particular government’s fiscal policies and cash flow needs.

Approximately 61% of the investment securities portfolio, at fair value, was pledged to secure public deposits, including retail repurchase agreements, and trust assets at December 31, 2009 as compared with 55% at December 31, 2008. Of the Company’s $73.2 million pledged available for sale investment securities balance at December 31, 2009, $56.3 million of the investment securities portfolio, at fair value, was securing public deposits and trust assets at December 31, 2009. Of the Company’s $69.1 million pledged available for sale investment securities balance at December 31, 2008, $47.0 million of available for sale investment securities was securing public deposits and trust assets. As part of our liquidity plan, we have reviewed all of our public funds accounts and, where appropriate, restructured certain of these accounts to reduce the amount of required collateral pledged for these accounts.

Approximately $6.3 million, or 5%, of the portfolio was pledged to secure federal funds funding from a correspondent bank as of December 31, 2009. At December 31, 2008, no securities were pledged under such agreements.

Approximately $29.8 million, or 25%, of the portfolio was pledged to collateralize FHLB advances and letters of credit as of December 31, 2009 of which $26.8 million was utilized as lendable collateral. At December 31, 2008, approximately $41.6 million, or 33%, of the portfolio was pledged to collateralize FHLB advances and letters of credit of which $37.5 million was utilized as lendable collateral.

Other-Than-Temporary Impairment Analysis.    The following tables summarize the gross unrealized losses, fair value, and the number of securities in each category of investment securities available for sale, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at the dates indicated (dollars in thousands).

	December 31, 2009
	Less than 12 months			12 months or longer			Total
	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses
U.S. Treasury and federal agencies	1	$300	$—	—	$—	$—	1	$300	$—
State and municipal	2	662	3	—	—	—	2	662	3
Collateralized mortgage obligations	3	10,323	412	6	16,624	1,946	9	26,947	2,358
Other mortgage-backed (federal agencies)	2	1,444	35	—	—	—	2	1,444	35

Total investment securities available for sale	8	$12,729	$450	6	$16,624	$1,946	14	$29,353	$2,396

	December 31, 2008
	Less than 12 months			12 months or longer			Total
	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses
State and municipal	12	$5,441	$101	1	$423	$1	13	$5,864	$102
Collateralized mortgage obligations	13	52,603	3,417	—	—	—	13	52,603	3,417
Other mortgage-backed (federal agencies)	4	1,336	15	1	838	4	5	2,174	19

Total investment securities available for sale	29	$59,380	$3,533	2	$1,261	$5	31	$60,641	$3,538

Gross unrealized losses decreased $1.1 million from December 31, 2008 to December 31, 2009, primarily within the collateralized mortgage obligation sector of the investment securities portfolio. The U.S. Treasury’s Public Private Investment Program (“PPIP”) continues to influence prices positively in the collateralized mortgage obligation sector as does investor demand for higher yielding products. Gross unrealized losses on collateralized mortgage obligations in the twelve months or longer category increased based on our date of purchase.

We conduct other-than-temporary impairment analysis on a quarterly basis, and we recognize other-than-temporary impairment by evaluating separately other-than-temporarily impaired losses due to credit issues and losses related to all other factors. Other-than-temporary impairment exists when it is more likely than not that the security will mature or be sold before its amortized cost basis can be recovered. An other-than-temporary impairment related to credit losses is recognized through earnings while an other-than-temporary impairment related to other factors is recognized in other comprehensive income. Based on our other-than-temporary impairment analysis as of December 31, 2009, we concluded that one collateralized mortgage obligation with a fair value of $2.3 million and amortized cost of $3.3 million was other-than-temporarily impaired. We concluded this based on its fair value position below amortized cost followed by our analysis of our broker provided fair values and our verification of this information using external sources. Due to the fact that we do not intend to sell this security nor is it more likely than not that we will have to sell the security prior to the recovery of its amortized cost basis less any current period credit loss, the amount of impairment related to credit loss is recognized in earnings and the amount of impairment related to other matters is recognized in other comprehensive income. For the year ended December 31, 2009, a $49 thousand other-than-temporarily credit impairment was recognized in Other noninterest expense in the Consolidated Statements of Income (Loss).

Fair values of the investment securities portfolio could decline in the future if the underlying performance of the collateral for collateralized mortgage obligations or other securities deteriorates and the levels do not provide sufficient protection for contractual principal and interest. As a result, there is risk that additional other-than-temporary impairments may occur in the future particularly in light of the current economic environment.

Ratings.    The following table summarizes Moody’s ratings, by segment, of the investment securities available for sale, at December 31, 2009. An AAA rating is based not only on the credit of the issuer, but may also include consideration of the structure of the securities and the credit quality of the collateral.

	U.S. Treasury and federal agencies	State and municipal	Collateralized mortgage obligations	Other mortgage-backed (federal agencies)
Aaa	69%	2%	68%	100%
Aa1-A3	—	73	10	—
Baa1-B3	—	16	10	—
Not rated or withdrawn rating	31	9	12	—

Total	100%	100%	100%	100%

31% of the U.S. Treasury and federal agencies were not rated by Moody’s or Standard and Poor’s ratings at December 31, 2009. There is an implicit AAA rating on U.S. Treasury and federal agency securities.

Of the state and municipal investment securities not rated by Moody’s at December 31, 2009, 100% were rated AA by Standard and Poor’s ratings. Of the state and municipal investment securities with withdrawn ratings by Moody’s at December 31, 2009, 22% were rated AA+, 29% were rated AA, 28% were rated AA-, and 21%, or $565 thousand, were not rated by Standard and Poor’s ratings.

Of the collateralized mortgage obligations not rated by Moody’s at December 31, 2009, 100% of the securities were rated AAA by Standard and Poor’s ratings.

Maturities.    The following table summarizes the maturity distribution schedule with corresponding weighted-average yields of amortized cost of investment securities available for sale at and for the period ended

December 31, 2009 (dollars in thousands). Weighted-average yields have not been computed on a fully taxable-equivalent basis. Collateralized mortgage obligations and other mortgage-backed securities are included in maturity categories based on their stated maturity date. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations.

	Amortized cost	Book yield
U.S. Treasury and federal agencies
In one year or less	$16,294	0.2%
After 1 through 5 years	—	—
After 5 through 10 years	—	—
After 10 years	—	—

Total U.S. Treasury and federal agencies	16,294	0.2
State and municipal
In one year or less	4,674	3.1
After 1 through 5 years	26,949	3.5
After 5 through 10 years	12,418	3.7
After 10 years	867	4.0

Total state and municipal	44,908	3.5
Collateralized mortgage obligations
In one year or less	—	—
After 1 through 5 years	—	—
After 5 through 10 years	—	—
After 10 years	42,508	6.1

Total collateralized mortgage obligations	42,508	6.1
Other mortgage-backed (federal agencies)
In one year or less	1	0.2
After 1 through 5 years	120	3.9
After 5 through 10 years	7,182	5.2
After 10 years	8,480	5.4

Total other mortgage-backed (federal agencies)	15,783	5.3

Total investment securities available for sale	$119,493	4.2%

The weighted-average contractual life of investment securities available for sale was 3.9 years at December 31, 2009. Since approximately 49%, based on amortized cost, of the portfolio is collateralized mortgage obligations or other mortgage-backed securities, the expected remaining maturity may differ from contractual maturity because borrowers generally have the right to prepay obligations before the underlying mortgages mature.

Concentrations.    Two state and municipal security issuer issued securities which totaled 2.1% and 3.0%, respectively, of total shareholders’ equity at December 31, 2009. Fourteen state and municipal security issuers issued securities with fair values ranging from 1.0% to 1.9% of total shareholders’ equity at December 31, 2009.

Eight collateralized mortgage obligation issuers issued securities with fair values ranging from 2.3% to 7.9% of total shareholders’ equity at December 31, 2009. One collateralized mortgage obligation, issued by Bank of America Alternative Loan Trust, had a fair value of $7.8 million, or 10.4%, of shareholders’ equity and an amortized cost of $7.9 million at December 31, 2009.

The following table summarizes issuer concentrations of other mortgage-backed investment securities at fair value at December 31, 2009 (dollars in thousands).

	Federal National Mortgage Association	Federal Home Loan Mortgage Corporation	Government National Mortgage Association	Total
Other mortgage-backed (federal agencies)	$13,114	$2,029	$1,443	$16,586
As a percentage of shareholders’ equity	17.5%	2.7%	1.9%	22.1%

Realized Gains and Losses.    The following table summarizes the gross realized gains and losses on investment securities available for sale for the periods indicated (in thousands).

	For the years ended December 31,
	2009	2008	2007
Realized gains	$2	$1	$—
Realized losses	—	—	—

Net realized gains	$2	$1	$—

Lending Activities

General.    Loans continue to be the largest component of our assets. During the year ended December 31, 2009, gross loans declined approximately $118.2 million, or 10.2%, as we actively sought to reduce our loan portfolio to preserve capital as part of our capital plan with particular focus on reducing concentrations in the commercial real estate related segments of the loan portfolio. Based on our risk assessment of borrowers, we also implemented risk-based loan pricing and interest rate floors, or minimum interest rates, both at origination and renewal. In addition, we are proactively addressing the reduction of our nonperforming assets through restructurings, charge-offs, and sales. During the year ended December 31, 2009, we charged-off approximately $54.5 million of loans evaluated individually for impairment and transferred approximately $21.5 million of loans evaluated individually for impairment to the real estate acquired in settlement of loans portfolio.

Composition.    The following table summarizes gross loans, categorized by FDIC code, at the dates indicated (dollars in thousands).

	December 31, 2009		December 31, 2008
	Total	% of total	Total	% of total
Secured by real estate
Construction, land development, and other land loans	$205,465	19.8%	$257,879	22.3%
Farmland	466	—	662	0.1
Single-family residential	203,330	19.6	216,311	18.7
Multifamily residential	30,668	3.0	31,532	2.7
Nonfarm nonresidential	459,130	44.1	493,977	42.6
Commercial and industrial	61,788	5.9	73,609	6.4
Obligations of states and political subdivisions of the U.S.	1,418	0.1	2,602	0.2
General consumer	57,581	5.5	60,626	5.2
Credit line	5,501	0.5	6,215	0.5
Bankcards	13,214	1.3	12,416	1.1
Others	1,751	0.2	2,651	0.2

Loans, gross	$1,040,312	100.0%	$1,158,480	100.0%

The following table summarizes gross loans, categorized by loan purpose, at the dates indicated (dollars in thousands).

	December 31,
	2009		2008		2007		2006		2005
	Total	% of total	Total	% of total	Total	% of total	Total	% of total	Total	% of total
Commercial business	$121,691	11.7%	$154,304	13.3%	$145,634	13.9%	$112,264	11.9%	$90,345	10.4%
Commercial real estate	671,701	64.6	740,420	63.9	639,144	61.2	593,377	62.7	561,575	64.8
Installment	20,845	2.0	23,547	2.0	25,315	2.4	22,139	2.3	18,677	2.2
Installment real estate	80,395	7.7	85,506	7.4	75,721	7.2	66,161	7.0	55,682	6.4
Indirect	36,291	3.5	34,566	3.0	39,502	3.8	43,634	4.6	30,481	3.5
Credit line	1,970	0.2	2,090	0.2	2,188	0.3	1,982	0.2	2,022	0.2
Prime access	66,082	6.4	64,384	5.5	54,164	5.2	53,883	5.7	54,296	6.3
Residential mortgage	26,282	2.5	36,611	3.2	40,842	3.9	35,252	3.7	34,453	4.0
Bankcards	13,236	1.3	12,470	1.1	12,702	1.2	12,001	1.3	12,182	1.4
Business manager	319	—	152	—	326	—	370	—	230	—
Other	1,081	0.1	1,934	0.2	2,045	0.2	1,795	0.2	2,064	0.3
Loans in process	(33)	—	2,141	0.2	6,511	0.6	2,397	0.3	3,413	0.4
Deferred loans fees and costs	452	—	355	—	676	0.1	658	0.1	761	0.1

Loans, gross	$1,040,312	100.0%	$1,158,480	100.0%	$1,044,770	100.0%	$945,913	100.0%	$866,181	100.0%

Loans included in both of the preceding loan composition tables are net of participations sold. Participations sold totaled $12.5 million (2 loans) and $26.7 million (7 loans) at December 31, 2009 and 2008, respectively. The decline in participations sold between these periods was the result of our completion of the foreclosure process on five loans secured by real estate, for which we sold participations. As a result of the completed foreclosure process, these loans, net of participations sold, were transferred to our real estate acquired in settlement of loans portfolio. With regard to participations sold, we serve as the lead bank and are therefore responsible for certain administration and other management functions as agent to the participating banks. We are in active discussions with the participating banks to keep them informed of the status of these loans and determine loan workout plans.

Mortgage loans serviced for the benefit of others amounted to $426.6 million and $377.3 million at December 31, 2009 and December 31, 2008, respectively, and are not included in our Consolidated Balance Sheets.

Underwriting.    General. There are inherent risks associated with our lending activities. Prudent risk taking requires sound policies intended to manage the risk within the portfolio and control processes intended to ensure compliance with those policies. Management reviews and approves these policies and procedures on a regular basis. During 2009, our loan policy was amended and approved by the Board of Directors to, among other things, reduce lending limit approval authorities, prohibit out-of-market loans to borrowers for which we do not have a previously existing relationship, prohibit brokered loans, increase monitoring of collateral for non-real estate loans, and require regular reporting of portfolio concentrations. Management believes that active monitoring of the assets within our loan portfolio is critical to our business.

We do not generally originate loan in excess of 100% of collateral value, offer loan payment arrangements resulting in negative amortization, engage in lending practices subjecting borrowers to substantial payment increases (e.g. principal deferral periods, loans with initial interest-only periods, etc.), nor do we offer loan payment arrangements with minimum payments that are less than accrued interest.

Loan Scoring and Approval. We have established and follow guidelines with regard to the scoring and approval of loans. Our loan approval process is multi-layered and incorporates a computer-based scoring analysis for all consumer loans and all commercial loans less than $500 thousand. All commercial loans greater than or equal to $500 thousand are reviewed and approved by our officer’s credit committee and the Board of Directors, if over certain limits.

Monitoring. Compliance with our underwriting policies and procedures is monitored through a loan approval and documentation review process and the resulting exception reports.

We perform, internally and through the use of external third parties, independent loan reviews to validate our loan risk program on a periodic basis. Although all of the loans within our loan portfolio are included in the population from which to select loans subject to review, commercial real estate loans are given more weight in the loan review selection process as a result of their risk characteristics and their concentration within our loan portfolio. Summary loan review reports are submitted to the Officer’s Credit Committee and the Board of Directors. The loan review process complements and reinforces the risk identification and assessment decisions made by the Company and the Company’s policies and procedures.

Validation. Our underwriting policies and processes are validated through the ongoing analysis of asset quality trends. A reporting system supplements the monitoring process by providing management with frequent reports related to loan production, quality, and concentrations. During 2009, we enhanced this reporting both to management and the Board of Directors.

Commercial Business. Commercial business loans are underwritten after evaluating and understanding the borrower’s ability to operate profitably while prudently expanding the borrower’s business. Underwriting standards are designed to promote relationship banking rather than transactional banking. If we believe that the borrower’s management possesses sound ethics and solid business acumen, management examines current and projected cash flows to determine the likelihood that the borrower will repay its obligations as agreed. Commercial business loans are primarily made based on the projected cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. The actual cash flows of borrowers, however, may not be as expected, and the collateral securing loans may fluctuate in value. Most commercial business loans are secured by the assets being financed or other business assets, such as accounts receivable or inventory, and generally incorporate a personal guarantee. However, we make some short-term loans on an unsecured basis. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may depend substantially on the ability of the borrower to collect amounts due from its customers. As a result of these factors, management believes that commercial business loans generally involve greater risk than real estate loans.

Our commercial business loans are generally made with terms that do not exceed five years. Such loans may have fixed or variable interest rates with variable rates that change at periods ranging from one day to one year based on the prime lending rate as the interest rate index.

Commercial Real Estate. Commercial real estate loans are subject to underwriting standards and processes similar to commercial business loans with additional standards with regard to real estate collateral. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Management monitors and evaluates commercial real estate loans based on collateral type. In addition, management analyzes the loans based on owner occupied commercial real estate loans versus nonowner occupied loans.

The Company makes commercial real estate loans to businesses within most industry sectors. Interest rates charged on these real estate loans are determined by market conditions existing at the time of the loan commitment. Generally, loans have adjustable rates, although the rate may be fixed for three to five years of the term of the loan depending on market conditions, collateral, and our relationship with the borrower. Amortization of commercial and installment real estate loans varies but typically does not exceed 20 years. Normally, we have collateral securing real estate loans appraised.

We originate loans to developers and builders that are secured by nonowner occupied properties. Such loans are typically approved based on predetermined loan-to-collateral values. Construction loans are underwritten utilizing feasibility studies, independent appraisal reviews, sensitivity analysis of absorption and lease rates, and/or financial analysis of the developers and property owners. Construction loans are generally based upon estimates of costs and values associated with the complete projects and often involve the disbursement of funds with repayment dependent on the success of the ultimate project. Sources of repayment for these types of loans may be precommitted permanent loans from approved long-term lenders, sales of developed property, or an interim loan commitment from us until permanent financing is obtained. We monitor these loans by conducting onsite inspections. During 2009, we centralized the oversight and disbursement of construction draws to contractors working for borrowers, and we hired a construction draw manager to review advance requests before funds are advanced to borrowers. We believe that these loans have higher risks than other real estate loans because their repayment is sensitive to interest rate changes, governmental regulation of real property, general economic and market conditions, and the availability of long-term financing particularly in the current economic environment.

Installment Real Estate. Underwriting standards for single-family real estate purpose loans within the installment real estate loan portfolio category (for example, home equity loans) are heavily regulated by statutory requirements, which include, but are not limited to, maximum loan-to-value percentages.

As part of our residential lending program, we originate residential construction loans to finance the construction of individual, owner occupied houses with 80% loan-to-value ratios to qualified builders although higher loan-to-value ratios may be utilized at our discretion. Such loans involve additional risks because loan funds are advanced based on the security of the project under construction. We typically structure these construction loans to be converted to preapproved permanent loans at the completion of the construction phase. Loan proceeds are disbursed in increments as construction progresses and as inspections warrant. These construction loans are generally at a competitive fixed or adjustable-rate of interest for one or two year terms. We also offer lot loans intended for residential use that may be on a fixed or adjustable-rate basis.

Residential Mortgages. Our mortgage lenders make both fixed-rate and adjustable-rate single-family mortgage loans with terms generally ranging from 10 to 30 years. Adjustable-rate mortgage loans currently offered by the Company have interest rates that adjust annually or adjust annually after being fixed for a period of several years in accordance with a designated index. We may offer loans that have interest rates that adjust annually or adjust annually after being fixed for a period of three to seven years in accordance with a designated index (although we currently do not offer these loans). Adjustable-rate mortgage loans may be originated with a limit on any increase or decrease in the interest rate per year further limited by the amount by which the interest rate can increase or decrease over the life of the loan. In order to encourage the origination of adjustable-rate mortgage loans with interest rates that adjust annually, the Company, like many of our competitors, generally offers a more attractive rate of interest on such loans than on fixed-rate mortgage loans.

A large percentage of our originated single-family mortgage loans are underwritten pursuant to guidelines that permit the sale of these loans in the secondary market to government or private agencies. We participate in secondary market activities by selling whole loans and participations in loans primarily to the FHLB under its Mortgage Partnership Program and the Federal Home Loan Mortgage Corporation (“FHLMC”). This practice enables us to satisfy the demand for these loans in our local communities, to meet asset and liability objectives of the Company, and to develop a source of fee income through the servicing of these loans. We may sell fixed-rate, adjustable-rate, and balloon-term loans. Based on current interest rates as well as other factors, we intend to sell selected originations of conforming 30 year and 15 year fixed-rate mortgage loans. While we have not historically sold loans to the Federal National Mortgage Association (“FNMA”) and had no plans to do so in the future, FNMA suspended the Company as a FNMA Seller/Servicer effective December 30, 2009, since our total risk-based capital ratio was less than 10%.

To protect against declines in collateral value, when we originate and underwrite single-family mortgage loans to be retained in our residential mortgage portfolio, if the loan exceeds 80% of the collateral value, we require private mortgage insurance that protects us against losses of at least 20% of the mortgage loan amount.

Effective January 1, 2010, to better manage our regulatory compliance and provide more consistent underwriting and loan pricing, we began originating all new single-family first mortgage and closed-end second mortgage loans through our Mortgage department rather than through our branch network.

Consumer. Management believes that the Company’s loan scoring and approval policies and procedures, as outlined previously, coupled with relatively small loan amounts that are spread across many individual borrowers minimize risk within the consumer sectors of our loan portfolio.

Pledged.    To borrow from the FHLB, members must pledge collateral to secure advances and letters of credit. Acceptable collateral include, among other types of collateral, a variety of residential, multifamily, home equity lines and second mortgages, and commercial loans. Approximately $407.0 million of gross loans were pledged to collateralize FHLB advances and letters of credit at December 31, 2009, of which $162.0 million was available as lendable collateral. Of the $379.4 million of gross loans pledged at December 31, 2008, $159.1 million was available as lendable collateral.

During the second quarter of 2009, we established a borrowing relationship with the Federal Reserve through its Discount Window. As of December 31, 2009, our borrowings capacity at the Federal Reserve was secured by a blanket lien on a portion of our commercial and consumer loan portfolios. The amount of borrowing capacity is calculated by the Federal Reserve’s internally modeled fair value estimate calculations based on the loan collateral filings that are submitted by the Company. Of the $108.8 million of loans pledged at December 31, 2009, $61.2 million was available as lendable collateral. We had no outstanding borrowings from the Federal Reserve at December 31, 2009.

Concentrations.    General. During 2009, we increased our monitoring of borrower and industry sector concentrations and are limiting additional credit exposure to these concentrations, in particular the segments of our loan portfolio secured by commercial real estate. In addition, we are proactively executing loan workout plans with a particular focus on reducing our concentrations in these segments. In addition, in the fourth quarter of 2009 we executed a contract with an investment banking firm to assist us with the potential sale, individually or in bulk, of a pool of commercial real estate loans aggregating $68.1 million. The pool of loans is being actively marketed with bids to be received by the end of February 2010.

Loan Type/Industry Concentration. The following table summarizes loans secured by commercial real estate, categorized by FDIC code, at December 31, 2009 (dollars in thousands).

	Total	% of gross loans	% of Bank’s total regulatory capital
Secured by commercial real estate
Construction, land development, and other land loans	$205,465	19.8%	220.9%
Multifamily residential	30,668	2.9	33.0
Nonfarm nonresidential	459,130	44.1	493.6

Total loans secured by commercial real estate	$695,263	66.8%	747.5%

The following table further categorizes loans secured by commercial real estate, categorized by FDIC code, at December 31, 2009 (dollars in thousands).

	Total	% of gross loans	% of Bank’s total regulatory capital
Development commercial real estate loans
Secured by:
Land—unimproved (commercial or residential)	$89,234	8.6%	95.9%
Land development—commercial	14,087	1.4	15.1
Land development—residential	57,084	5.5	61.4
Commercial construction:
Hotel/motel	196	—	0.2
Retail	4,639	0.4	5.0
Office	246	—	0.3
Multifamily	9,878	0.9	10.6
Industrial and warehouse	7,098	0.7	7.6
Healthcare	4,981	0.5	5.4
Miscellaneous commercial	1,765	0.2	1.9

Total development commercial real estate loans	189,208	18.2	203.4
Existing and other commercial real estate loans
Secured by:
Hotel/motel	105,428	10.1	113.4
Retail	31,369	3.0	33.7
Office	36,036	3.5	38.7
Multifamily	30,668	3.0	33.0
Industrial and warehouse	15,414	1.5	16.6
Healthcare	16,826	1.6	18.1
Miscellaneous commercial	133,655	12.8	143.7
Residential construction—speculative	7,184	0.7	7.7

Total existing and other commercial real estate loans	376,580	36.2	404.9
Commercial real estate owner occupied and residential loans
Secured by:
Commercial—owner occupied	120,402	11.6	129.4
Commercial construction—owner occupied	2,418	0.2	2.6
Residential construction—contract	6,655	0.6	7.2

Total commercial real estate owner occupied and residential loans	129,475	12.4	139.2

Total loans secured by commercial real estate	$695,263	66.8%	747.5%

Geographic Concentration. As discussed in Item 1A. Risk Factors, unlike larger national or regional banks that are more geographically diversified, we primarily provide our services to customers within our market area. Deterioration in local economic conditions could result in declines in asset quality, loan collateral values, or the demand for our products and services, among other things.

Although our geographic concentration limits us to the economic risks within our market area, our lack of geographic diversification may make it particularly sensitive to adverse impacts of negative economic conditions that impact our market area.

Maturities and Sensitivities of Loans to Changes in Interest Rates.    The following table summarizes the Company’s total loan portfolio, including mortgage loans held for sale, by FDIC code, at December 31, 2009 that, based on contractual terms, were due during the periods noted. Loans having no stated maturity and no stated schedule of repayments are reported as due in one year or less. In addition, due to the fact that our equity lines of credit are mortgage loans intended to be long-term real estate consumer products, all such loans are reported as due after five years. The table also summarizes our loan portfolio at December 31, 2009 with regard to fixed-rate and variable-rate maturity or repricing terms due in periods after one year (in thousands).

	Maturity				Rate structure for loans with maturities or repricing terms over one year
	Due in one year or less	Due after one year through five years	Due after five years	Total	Fixed-rate	Variable- rate
Secured by real estate
Construction, land development, and other land loans	$148,864	46,506	10,095	205,465	56,601	—
Farmland	52	19	395	466	414	—
Single-family residential	63,864	43,394	99,956	207,214	110,685	32,665
Multifamily residential	24,807	4,391	1,470	30,668	5,861	—
Nonfarm nonresidential	148,586	269,746	40,798	459,130	310,544	—
Commercial and industrial	35,176	24,583	2,029	61,788	26,611	—
Obligations of states and political subdivisions of the U.S.	350	335	733	1,418	1,068	—
General consumer	7,265	41,392	8,924	57,581	50,317	—
Credit line	191	5,310	—	5,501	5,310	—
Bankcards	13,214	—	—	13,214	—	—
Others	1,331	420	—	1,751	420	—

Total	$443,700	436,096	164,400	1,044,196	567,831	32,665

Asset Quality.    As part of the credit quality plan, to continue to address the impact of the declining economic environment on our loan portfolio, we are focused on executing detailed loan workout plans for problem loans led by a team of seasoned commercial lenders and using external loan workout consulting expertise.

Given the negative credit quality trends which began in 2008 and accelerated during 2009, we performed an expanded internal loan review during the second quarter of 2009 which covered approximately 70% of our nonconsumer loan portfolio. This internal loan review process included written loan officer summaries for all nonconsumer loans individually greater than $500 thousand and vetting of these loans by the loan officers and our senior management team. During the second quarter of 2009, as confirmed by this enhanced internal loan review, we became increasingly aware that many of our borrowers were facing additional stress manifesting itself in the following ways:

•	Cash flows from the underlying properties supporting the loans decreased,

•

Personal cash flows from the borrowers and guarantors were under pressure given illiquid personal balance sheets and drainage by the investment of additional personal capital into the related projects, and

•

Fair values of real estate related assets declining, resulting in lower cash proceeds from sales or fair values declining to the point that borrowers were no longer willing to sell the assets at such deep discounts.

We downgraded a portion of our loan portfolio during the second quarter due to both the negative trend in the general economic factors and the specific results of the enhanced internal loan review performed during the second quarter of 2009. Some of these loans had been originated within the past three years. Consistent with this increase in adversely classified loans, we also had an increase in nonperforming assets and impaired loans during the second quarter of 2009, particularly within the construction, acquisition and other land loan portion of our real estate loan portfolio. In July and August 2009, an independent loan review firm also reviewed approximately 35% of the nonconsumer loan portfolio.

We continually review our lending policies and procedures and credit administration function. To this end, during 2009 we implemented several enhancements as follows:

•

Construction draws: In March we centralized the oversight and disbursement of construction draws to contractors working for borrowers, and in October we hired a construction draw manager to review advance requests before funds are advanced to borrowers.

•

Loan Policy: In June we reduced lending limit approval authorities, prohibited out-of-market loans to borrowers for which we do not have a previously existing relationship, and prohibited brokered loans.

•

Credit Administration: In July we hired a new Chief Credit Officer who brings over 25 years of credit administration, loan review, and credit policy experience to the Company, in August we reassigned two commercial lenders to credit analysts in the Credit Administration department, and in September we hired an additional senior Credit Administration executive.

•

Special Assets: In June we reassigned a senior Credit Administrator, in August and September we engaged two external workout consultants, in November we reassigned a commercial lender, and in December we reassigned a consumer lender. These internal personnel and external consultants are focused exclusively on accelerated resolution of our problem assets.

All of these actions were taken to improve our credit risk management approach and accelerate the resolution of our credit quality issues.

Delinquent Loans. We determine past due and delinquent status based on contractual terms. When a borrower fails to make a scheduled loan payment, we attempt to cure the default through several methods including, but not limited to, collection contact and assessment of late fees. If these methods do not result in the borrower remitting the past due payment, further action may be taken. Interest on loans deemed past due continues to accrue until the loan is placed in nonaccrual status. We place loans in nonaccrual status prior to any amount being charged-off.

Nonperforming Assets. Nonaccrual loans are those loans that management has determined offer a more than normal risk of future uncollectibility. In most cases, loans are automatically placed in nonaccrual status by the loan system when the loan payment becomes 90 days delinquent and no acceptable arrangement has been made between us and the borrower. Loans may be manually placed in nonaccrual status on the loan system if management determines that some factor other than delinquency (such as bankruptcy proceedings) cause us to believe that more than a normal amount of risk exists with regard to collectability. When the loan is placed in nonaccrual status, accrued interest income is reversed based on the effective date of nonaccrual status. Thereafter, interest income on the nonaccrual loans is recognized only as received.

We classify nonaccrual loans as substandard or lower. When the probability of future collectability on a nonaccrual loan declines, we may take additional collection measures including commencing foreclosure action, if necessary. Specific steps must be taken when commencing foreclosure action on loans secured by real estate. Notice of default is required to be recorded and mailed. If the default is not cured within a specified time period, a notice of sale is posted, mailed, and advertised, and a sale is then conducted.

The following table summarizes nonperforming assets, by FDIC code, at the dates indicated (dollars in thousands).

	December 31,
	2009	2008	2007	2006	2005
Secured by real estate
Construction, land development, and other land loans	$47,901	$15,409	$1,783	$—	$—
Farmland	50	—	—	—	—
Single-family residential	7,652	2,569	781	1,398	1,243
Multifamily residential	9,844	231	—	—	—
Nonfarm nonresidential	23,330	23,725	1,563	4,873	7,922
Commercial and industrial	7,475	763	567	549	631
General consumer	684	271	116	179	117

Total nonaccrual loans	96,936	42,968	4,810	6,999	9,913
Real estate acquired in settlement of loans	27,826	6,719	7,743	600	1,954
Repossessed automobiles acquired in settlement of loans	188	564	403	319	167

Total foreclosed assets	28,014	7,283	8,146	919	2,121

Total nonperforming assets	$124,950	$50,251	$12,956	$7,918	$12,034

Gross loans	$1,040,312	$1,158,480	$1,044,770	$945,913	$866,181
Total assets	1,435,950	1,372,275	1,248,177	1,153,136	1,075,015
Nonaccrual loans as a percentage of:
gross loans and foreclosed assets	9.07%	3.69%	0.46%	0.74%	1.14%
total assets	6.75	3.13	0.39	0.61	0.92
Nonperforming assets as a percentage of:
gross loans and foreclosed assets	11.70%	4.31%	1.23%	0.84%	1.39%
total assets	8.70	3.66	1.04	0.69	1.12

Loans placed in nonaccrual status during 2009 resulted from loans becoming delinquent on contractual payments due to deterioration in the financial condition of the borrowers or guarantors such that payment in full of principal or interest was not expected due to personal cash flows from the borrowers and guarantors inadequate to service the loans, interest reserves on the loans being depleted, a decrease in operating cash flows from the underlying properties supporting the loans, or a decline in fair values of the collateral resulting in lower cash proceeds from property sales.

Twenty-seven loans with a balance at December 31, 2009 greater than $1 million comprised approximately 65% of our nonaccrual loans at December 31, 2009. The following table summarizes the composition of these loans by collateral type (dollars in thousands).

	Total nonaccrual loans > $1 million	% of total nonaccrual loans
Residential lots/golf course development	$31,277	32%
Multifamily residential	8,195	8
Real estate for commercial use	15,332	16
Marina	2,790	3
Other business loans	5,605	6

Total nonaccrual loans > $1 million secured by commercial real estate	$63,199	65%

Additionally, six of these loans (30% based on the principal balance at December 31, 2009) were purchased participations and ten of these loans (42% based on the principal balance at December 31, 2009) were out-of-market loans. In June 2009, we amended our loan policy to preclude originating any new loans of these kinds.

In the fourth quarter of 2009 we executed a contract with an investment banking firm to assist us with the sale, individually or in bulk, of a pool of nonaccrual commercial real estate loans aggregating $68.1 million. The pool of loans is being actively marketed with bids expected to be received by the end of February 2010.

Additional interest income of $5.9 million would have been reported during 2009 had loans classified as nonaccrual during the period performed in accordance with their original terms. As a result, our core operating earnings did not include this interest income. While a loan is in nonaccrual status, cash received is applied to the principal balance.

The following table summarizes the changes in the Real estate acquired in settlement of loans portfolio at the dates and for the periods indicated (in thousands). Real estate acquired in settlement of loans in the table above is net of participations sold of $10.2 million (5 properties) at December 31, 2009.

	At and for the years ended December 31,
	2009	2008	2007
Real estate acquired in settlement of loans, beginning of period	$6,719	$7,743	$600
Add: New real estate acquired in settlement of loans at fair value	24,628	2,778	10,030
Less: Sales of real estate acquired in settlement of loans	(761)	(3,634)	(2,707)
Less: Provision charged to expense	(2,760)	(168)	(180)

Real estate acquired in settlement of loans, end of period	$27,826	$6,719	$7,743

The following table summarizes the Real estate acquired in settlement of loans portfolio, by FDIC code, at December 31, 2009 (in thousands).

Construction, land development, and other land loans	$6,660
Single-family residential	1,783
Nonfarm, nonresidential	19,383

Total real estate acquired in settlement of loans	$27,826

Eight individual properties greater than $1 million comprised approximately 79% of our real estate acquired in settlement of loans portfolio at December 31, 2009. Of these properties, 35% were hotel properties, 7% were residential development properties, and 58% were retirement center properties. Additionally, 63% of these properties were participations. Six of the eight were the result of out-of-market loans.

These properties are being actively marketed with the primary objective of liquidating the collateral at a level which most accurately approximates fair value and allows recovery of as much of the unpaid principal balance as possible upon the sale of the property in a reasonable period of time. As a result, loan charge-offs were recorded prior to or upon foreclosure to writedown the loans to estimated fair value less estimated costs to sell. For some assets, additional writedowns have been taken based on receipt of updated third party appraisals for which appraised values continue to decline. Based on currently available valuation information, the carrying value of these assets is believed to be representative of their fair value less estimated costs to sell although there can be no assurance that the ultimate proceeds from the sale of these assets will be equal to or greater than the carrying values particularly in the current real estate environment and the continued downward trend in third party appraised values.

In the fourth quarter of 2009, we sold at auction 14 assets from our real estate acquired in settlement of loans portfolio with an aggregate net carrying amount of $165 thousand at a loss of $5 thousand.

Of the balance at December 31, 2009:

•	In February 2010, we sold one property with a carrying amount of $1.7 million at a gain.

•	Two assets with an aggregate net carrying amount of $5.6 million are under contract for sale with closing dates in the first quarter of 2010.

•	In February 2010, letters of intent were received on 2 properties with an aggregate carrying value totaling $3.8 million that, if consummated, are expected to close in the second quarter of 2010.

•	We have scheduled for bulk sale by auction in March 2010, 13 properties with an aggregate net carrying amount of $506 thousand.

We are actively addressing the issue of our increase in nonperforming assets and will continue to be aggressive in working to resolve these issues as quickly as possible. We have hired several third party consultants to assist with the workout of problem assets. For problem assets identified, we prepared written workout plans that are borrower specific to determine how best to resolve the loans which could include restructuring the loans, requesting additional collateral, demanding payment from guarantors, sale of the loans, or foreclosure and sale of the collateral. However, given the nature of the projects related to such loans and the distressed values within the real estate market, immediate resolution in all cases is not expected. Therefore, it is reasonable to expect that current negative asset quality trends may continue for coming periods when compared to historical periods. As necessary, carrying values of these assets may require additional adjustment for further declines in estimated fair values.

Troubled Debt Restructurings. Troubled debt restructurings are loans which have been restructured from their original contractual terms (for example, reduction in contractual interest rate). As part of the determination of our individual loan workout plans, we may restructure loans to assist borrowers facing cash flow challenges in the current economic environment to facilitate ultimate repayment of the loan. At December 31, 2009 and December 31, 2008, the principal balance of troubled debt restructurings totaled $14.6 million and $1.2 million, respectively. Four individual loans greater than $1 million comprised approximately 49% of our troubled debt restructurings at December 31, 2009. Three of the loans experienced rate concessions while one of the loans experienced rate and term concessions. All are performing as expected under the new terms.

A troubled debt restructuring can be removed from such status once there is sufficient history, generally six months, of demonstrating the borrower can service the credit under market terms.

Potential Problem Loans. Potential problem loans consist of loans that are generally performing in accordance with contractual terms but for which we have concerns about the ability of the borrower to continue to comply with repayment terms because of the borrower’s potential operating or financial difficulties. Management monitors these loans closely and reviews performance on a regular basis. As of December 31, 2009, potential problem loans that were not already categorized as nonaccrual totaled $93.1 million.

Allowance for Loan Losses.    The allowance for loan losses represents an amount that we believe will be adequate to absorb probable losses as of a specific period of time inherent in our loan portfolio. Assessing the adequacy of the allowance for loan losses is a process that requires considerable judgment. Our judgment in determining the adequacy of the allowance is based on evaluations of the collectability of loans, including consideration of factors such as the balance of impaired loans, the quality, mix, and size of our overall loan portfolio, economic conditions that may impact the overall loan portfolio or an individual borrower’s ability to repay, the amount and quality of collateral securing the loans, our historical loan loss experience, and borrower and collateral specific considerations for loans individually evaluated for impairment.

Our allowance for loan losses totaled $24.1 million at December 31, 2009 compared with $11.0 million at December 31, 2008, representing 2.31% and 0.95% of gross loans, respectively. The December 31, 2009 allowance for loan losses, and, therefore indirectly the provision for loan losses for the year ended December 31, 2009, was determined based on the following specific factors, though not intended to be an all inclusive list:

•	The impact of the ongoing depressed overall economic environment, including those within our geographic market,

•	The cumulative impact of the extended duration of this economic deterioration on our borrowers, in particular those with real estate related loans,

•	The declining asset quality trends in our loan portfolio,

•	The increasing trend in the historical loan loss rates within our loan portfolio,

•	The results of our internal and independent loan reviews during the second and third quarters of 2009 resulting in loan downgrades,

•	Our individual impaired loan analysis which identified:

•	Increased stress on borrowers given increasing lack of liquidity and limited bank financing and credit availability, and

•	Continued downward trends in appraised values and market assumptions used to value real estate dependent loans.

The following table summarizes activity within our allowance for loan losses, by FDIC code, at the dates and for the periods indicated (dollars in thousands). Loans charged-off and recovered are charged or credited to the allowance for loan losses at the time realized.

	At and for the years ended December 31,
	2009	2008	2007	2006	2005
Allowance for loan losses, beginning of period	$11,000	$7,418	$8,527	$8,431	$7,619
Provision for loan losses	73,400	5,619	988	1,625	2,400
Loans charged-off
Secured by real estate
Construction, land development, and other land loans	33,873	16	—	—	—
Farmland	—	—	—	—	—
Single-family residential	4,060	367	371	247	415
Multifamily residential	5,096	—	—	—	1
Nonfarm nonresidential	10,784	182	496	191	241
Commercial and industrial	4,945	430	505	453	244
General consumer and other	2,033	1,174	991	791	891

Total loans charged-off	60,791	2,169	2,363	1,682	1,792
Recoveries
Secured by real estate
Construction, land development, and other land loans	32	—	—	—	—
Farmland	—	—	—	—	—
Single-family residential	5	11	39	15	—
Multifamily residential	—	—	—	—	—
Nonfarm nonresidential	79	9	13	6	35
Commercial and industrial	88	18	54	37	35
General consumer and other	266	94	160	95	134

Total recoveries	470	132	266	153	204

Net loans charged-off	60,321	2,037	2,097	1,529	1,588

Allowance for loan losses, end of period	$24,079	$11,000	$7,418	$8,527	$8,431

Average gross loans	$1,124,599	$1,107,007	$986,518	$895,062	$828,545
Ending gross loans	1,040,312	1,158,480	1,044,770	945,913	866,181
Nonaccrual loans	96,936	42,968	4,810	6,999	9,913
Net loans charged-offs as a percentage of average gross loans	5.36%	0.18%	0.21%	0.17%	0.19%
Allowance for loan losses as a percentage of ending gross loans	2.31	0.95	0.71	0.90	0.97
Allowance for loan losses as a percentage of nonaccrual loans	24.84	25.60	154.22	121.83	85.05

In addition to loans charged-off in the ordinary course of business, included within loans charged-off for the year ended December 31, 2009 were $54.5 million relating to loans individually evaluated for impairment. The determination was made to take partial charge-offs on certain collateral dependent loans during 2009 based on the status of the underlying real estate projects or our expectation that these loans would be foreclosed on, and we would take possession of the collateral. The loan charge-offs primarily related to construction, acquisition, and development real estate projects that are not complete and will require additional investment to be completed. Additionally, the loan charge-offs were recorded to writedown the loans to the fair value of the collateral less estimated costs to sell generally based on fair values from third party appraisals. We do not split loans with partial charge-offs into two legally separate loans. Accordingly, loans with partial charge-offs remain on nonaccrual status.

We analyze individual loans within the portfolio and make allocations to the allowance for loan losses based on each individual loan’s specific factors and other circumstances that impact the collectability of the loan. The population of loans evaluated to be potential impaired loans includes all troubled debt restructures and specifically identified loans with interest reserves, as well as significant individual loans classified as doubtful or in nonaccrual status. At December 31, 2009, we had two loans totaling $7.4 million with interest reserves that, based on our analysis, were considered impaired. One of these loans in the amount of $2.8 million was also a troubled debt restructuring.

In situations where a loan is determined to be impaired (primarily because it is probable that all principal and interest due according to the terms of the loan agreement will not be collected as scheduled), the loan is excluded from the general reserve calculation described below and is evaluated individually for impairment. The impairment analysis is based on the determination of the most probable source of repayment which is typically liquidation of the underlying collateral, but may also include discounted future cash flows or, in rare cases, the market value of the loan itself. At December 31, 2009, $94.4 million of our loans evaluated individually for impairment were valued based on collateral while $2.4 million were valued based on discounted future cash flows.

Generally, for larger collateral dependent impaired loans, current appraisals performed by Company approved third-party appraisers are the basis for estimating the current fair value of the collateral. However, in situations where a current appraisal is not available, management uses the best available information (including recent appraisals for similar properties, communications with qualified real estate professionals, information contained in reputable trade publications, and other observable market data) to estimate the current fair value. The estimated costs to sell the property, if not already included in the appraisal, are then deducted from the appraised value to arrive at the net realizable value of the loan used to calculate the loan’s specific reserve. At December 31, 2009, 88% of our collateral dependent loan valuations were based on third party appraisals received in 2009.

During 2009, we identified additional loans to be reviewed individually for impairment driven primarily by the deterioration in the real estate market in South Carolina. During this time period, we began to experience increased delinquencies as real estate project and borrower personal cash reserves became increasingly strained and the underlying projects began to slow significantly. At the same time, market appraisal assumptions were declining and, therefore, fair values were rapidly revised downward. These factors contributed to the increase in impaired loans reviewed individually for impairment and the charge-offs related to such loans during 2009.

The following table summarizes the composition of impaired loans, by FDIC code, at December 31, 2009 (in thousands).

Secured by real estate
Construction, land development, and other land loans	$54,501
Farmland	—
Single-family residential	4,829
Multifamily residential	11,303
Nonfarm nonresidential	19,494
Commercial and industrial	6,709

Total impaired loans	$96,836

The following table summarizes information relative to impaired loans at the dates and for the periods indicated (in thousands).

	At and for the years ended December 31,
	2009	2008
Impaired loans for which there is a related allowance for loan losses determined in accordance with FASB ASC 310	$11,253	$21,413
Other impaired loans	85,583	16,055

Total impaired loans	$96,836	$37,468

Average impaired loans, based on a simple average of quarter-end balances	$82,471	$22,568
Related allowance for loan losses	5,250	4,453

We calculate our general allowance by applying our historical loss factors to each sector of the loan portfolio and adjusting these percentages for qualitative environmental factors derived from macroeconomic indicators and other factors. The general reserve is then combined with the specific allowance to determine the total allowance for loan losses. Qualitative factors we considered in the determination of the December 31, 2009 allowance for loan losses include pervasive factors that generally impact borrowers across the loan portfolio (such as unemployment and consumer price index) and factors that have specific implications to particular loan portfolios (such as residential home sales or commercial development). Factors evaluated may include changes in delinquent, nonaccrual and troubled debt restructured loan trends, trends in risk grades and net loans charged-off, concentrations of credit, competition and legal and regulatory requirements, trends in the nature and volume of the loan portfolio, national and local economic and business conditions, collateral valuations, the experience and depth of lending management, lending policies and procedures, underwriting standards and practices, the quality of loan review systems and degree of oversight by the Board of Directors, peer comparisons, and other external factors.

The following table summarizes the allocation of the allowance for loan losses at the dates indicated (in thousands).

	December 31,
	2009	2008
Allowance for loan losses allocated to
Homogenous loan pools	$18,829	$6,148
Loan individually analyzed for impairment	5,250	4,453
Unallocated	—	399

Allowance for loan losses	$24,079	$11,000

The shift in the allocation of the allowance for loan losses from 0.95% to 2.31% of gross loans from December 31, 2008 to December 31, 2009 is due the deterioration in the credit quality of our loan portfolio as previously described including the impact of the current economic environment. Since we charged-off a large portion of the impairments on loans individually analyzed for impairment, the increase in the total allowance for loan losses was in the component of the allowance attributable to the homogeneous loan pools.

The following table summarizes the allocation of the allowance for loan losses at December 31, 2009, by FDIC code (dollars in thousands).

	Allowance allocation	Allowance allocation	% of loans to gross loans
Secured by real estate
Construction, land development, and other land loans	$7,397	30.7%	19.8%
Farmland	1	—	—
Single-family residential	3,683	15.3	19.6
Multifamily residential	609	2.5	3.0
Nonfarm nonresidential	5,363	22.3	44.1
Commercial and industrial	4,853	20.2	5.9
Obligations of states and political subdivisions of the U.S.	—	—	0.1
General consumer	1,216	5.0	5.5
Credit line	277	1.2	0.5
Bankcards	680	2.8	1.3
Others	—	—	0.2

Total	$24,079	100.0%	100.0%

Portions of the allowance for loan losses may be allocated for specific loans or portfolio segments. However, the entire allowance for loan losses is available for any loan that, in management’s judgment, should be charged-off. While management utilizes the best judgment and information available to it, the ultimate adequacy of the allowance for loan losses depends on a variety of factors beyond the Company’s control, including the performance of the Company’s loan portfolio, the economy, changes in interest rates, and the view of the regulatory authorities toward loan classifications.

In addition to the Company’s portfolio review process, various regulatory agencies periodically review the Company’s allowance for loan losses. These agencies may require the Company to recognize additions to the allowance for loan losses based on their judgments and information available to them at the time of their examinations. While the Company uses available information to recognize inherent losses on loans, future adjustments to the allowance for loan losses may be necessary based on changes in economic conditions and other factors and the impact of such changes and other factors on our borrowers.

Management believes that the allowance for loan losses at December 31, 2009 is appropriate and adequate to cover probable inherent losses in the loan portfolio. However, underlying assumptions may be impacted in future periods by changes in economic conditions, the impact of regulatory examinations, and the discovery of information with respect to borrowers, which was not known to management at the time of the issuance of the Company’s Consolidated Financial Statements. Therefore, management’s assumptions may or may not prove valid. Thus, there can be no assurance that loan losses in future periods will not exceed the current allowance for loan losses amount or that future increases in the allowance for loan losses will not be required. Additionally, no assurance can be given that management’s ongoing evaluation of the loan portfolio, in light of changing economic conditions and other relevant factors, will not require significant future additions to the allowance for loan losses, thus adversely impacting the Company’s business, financial condition, results of operations, and cash flows.

Deposit Activities

Traditional deposit accounts have historically been the primary source of funds for the Company and a competitive strength of our Company. Traditional deposit accounts also provide a customer base for the sale of additional financial products and services and fee income through service charges. We set targets for growth in deposit accounts annually in an effort to increase the number of products per banking relationship. Deposits are attractive sources of funding because of their stability and generally low cost as compared with other funding sources.

The following table summarizes our traditional deposit composition at the dates indicated (dollars in thousands).

	December 31,
	2009		2008		2007		2006		2005
	Total	% of total	Total	% of total	Total	% of total	Total	% of total	Total	% of total
Noninterest-bearing transaction deposit accounts	$142,609	11.7%	$134,465	12.6%	$135,920	12.8%	$134,229	13.5%	$131,854	14.6%
Interest-bearing transaction deposit accounts	307,258	25.3	364,315	34.0	387,248	36.6	313,613	31.5	220,472	24.4

Transaction deposit accounts	449,867	37.0	498,780	46.6	523,168	49.4	447,842	45.0	352,326	39.0
Money market deposit accounts	119,082	9.8	93,746	8.7	118,681	11.2	124,874	12.6	111,380	12.3
Savings deposit accounts	40,335	3.3	36,623	3.4	34,895	3.3	41,887	4.2	45,360	5.0
Time deposit accounts	605,630	49.9	442,347	41.3	382,859	36.1	379,584	38.2	395,014	43.7

Total traditional deposit accounts	$1,214,914	100.0%	$1,071,496	100.0%	$1,059,603	100.0%	$994,187	100.0%	$904,080	100.0%

At December 31, 2009, traditional deposit accounts as a percentage of liabilities were 89.3% compared with 85.3% at December 31, 2008. Interest-bearing deposits increased approximately $135.3 million during the year ended December 31, 2009, primarily due to time deposit accounts. This increase was offset by a decrease in interest-bearing transaction accounts. The increase in time deposit accounts during 2009 was primarily the result of certificate of deposit promotions intended to increase liquidity. Traditional deposit accounts continue to be our primary source of funding, and, as part of our liquidity plan, we are proactively pursuing deposit retention initiatives with our deposit customers. We are also pursuing strategies to increase our transaction deposit accounts as a proportion of our total deposits. As a result of being adequately-capitalized at December 31, 2009, we are restricted by the FDIC from offering an effective yield of more than 75 basis points over the national rates published by the FDIC on their website on a weekly basis.

During the fourth quarter of 2009, we conducted targeted deposit growth and retention campaigns related to maturing certificates of deposits and to attract new deposits such as deposits from health savings accounts. These certificate of deposit campaigns resulted in retaining $25.8 million of balances already in the Bank and generating new deposits of $5.3 million. We are currently conducting similar campaigns in the first quarter of 2010 related to maturing certificates of deposit and to generate new deposits in products such as individual retirement accounts. The certificate of deposit (“CD”) campaigns include CDs with various maturities ranging from 6 months to 60 months, as well as 20 month and 36 month step-up CDs that allows holders to reset their interest rate once and up to three times, respectively, over the life of the CD. Through February 25, 2010, these campaigns resulted in the retention of existing CDs and generation of new CDs totaling approximately $122 million. However, due primarily to maturing CDs that we were unable to retain, through February 25, 2010, total traditional deposit accounts, and as a result our cash reserves, decreased approximately $85 million from December 31, 2009. In general, CD runoff was expected as part of our balance sheet management efforts to attract and retain lower priced transaction deposit accounts rather than paying higher rates on CDs.

The table set forth below summarizes the average balances of interest-bearing traditional deposit accounts by type and the weighted average rates paid thereon for the periods indicated (dollars in thousands).

	For the years ended December 31,
	2009			2008			2007
	Average balance	Interest expense	Weighted average rate paid	Average balance	Interest expense	Weighted average rate paid	Average balance	Interest expense	Weighted average rate paid
Transaction deposit accounts	$323,613	$526	0.16%	$374,382	$4,966	1.33%	$358,118	$10,152	2.83%
Money market deposit accounts	108,566	602	0.55	105,834	1,922	1.82	115,563	3,977	3.44
Savings deposit accounts	40,871	132	0.32	37,692	129	0.34	40,184	139	0.35
Time deposit accounts	578,026	18,251	3.16	400,516	16,677	4.16	360,025	15,964	4.43

Total interest-bearing traditional deposit accounts	$1,051,076	$19,511	1.86%	$918,424	$23,694	2.58%	$873,890	$30,232	3.46%

Jumbo Time Deposit Accounts.    Jumbo time deposit accounts are accounts with balances totaling $100,000 or greater at the date indicated. Jumbo time deposit accounts totaled 21.8% of total interest-bearing liabilities at December 31, 2009. The following table summarizes our jumbo time deposit accounts by maturity at December 31, 2009 (in thousands).

Three months or less	$138,672
Over three months through six months	29,136
Over six months through twelve months	38,333

Twelve months or less	206,141
Over twelve months	57,523

Total jumbo time deposit accounts	$263,664

Jumbo time deposit accounts totaled $180.1 million at December 31, 2008. Management believes the increase in FDIC insurance for deposited funds, the volatility in the financial stock markets, and targeted promotions contributed to the increase in jumbo time deposit accounts from December 31, 2008 to December 31, 2009.

In October 2008, the EESA was enacted. Among other things, the EESA increased FDIC deposit insurance on most accounts from $100,000 to $250,000. This increase was originally to be in place until the end of 2009. In May 2009, this increased coverage was extended through December 31, 2013. In addition, we are voluntarily participating in the FDIC’s TAGP. Under this program, which in August 2009 was extended through June 30, 2010, all noninterest-bearing transaction accounts are fully guaranteed by the FDIC for the entire amount of the account. Coverage under the program is in addition to and separate from the basic coverage available under the FDIC’s general deposit insurance rules. We believe participation in the program will enhance our ability to retain customer deposits.

Borrowing Activities

During the year ended December 31, 2009, liquidity management was a priority. Borrowings as a percentage of total liabilities decreased from 14.0% at December 31, 2008 to 10.0% at December 31, 2009. The decrease was due to less reliance being placed on such borrowed funding sources as liquidity was provided through growth experienced in traditional deposit accounts during the period and cash retention of proceeds from loan payments and maturing securities.

The following table summarizes our borrowings composition at the dates indicated (dollars in thousands).

	December 31, 2009		December 31, 2008
	Total	% of total	Total	% of total
Retail repurchase agreements	$15,545	11.5%	$16,357	9.3%
Commercial paper	19,061	14.0	27,955	15.9

Total nontraditional deposit accounts	34,606	25.5	44,312	25.2
Other short-term borrowings	—	—	79,785	45.3
Long-term borrowings	101,000	74.5	52,000	29.5

Total wholesale funding	101,000	74.5	131,785	74.8

Total borrowed funds	$135,606	100.0%	$176,097	100.0%

The following table provides further detail with respect to our borrowings composition at the dates and for the periods indicated (dollars in thousands).

	At and for the years ended December 31,
	2009	2008	2007
Retail repurchase agreements
Amount outstanding at year-end	$15,545	$16,357	$11,280
Average amount outstanding during year	23,227	18,063	13,347
Maximum amount outstanding at any month-end	29,461	21,817	13,772
Rate paid at year-end *	0.25%	0.25%	2.63%
Weighted average rate paid during the year	0.25	1.37	4.04

Commercial paper
Amount outstanding at year-end	$19,061	$27,955	$26,326
Average amount outstanding during year	24,085	32,415	27,295
Maximum amount outstanding at any month-end	27,041	37,487	32,667
Rate paid at year-end *	0.25%	0.25%	2.81%
Weighted average rate paid during the year	0.25	1.11	4.07

Other short-term borrowings—federal funds purchased from correspondent banks
Amount outstanding at year-end	$—	$35,785	$18,000
Average amount outstanding during year	5,335	13,240	3,610
Maximum amount outstanding at any month-end	17,295	38,171	18,000
Rate paid at year-end	—%	0.68%	4.32%
Weighted average rate paid during the year	0.61	2.27	5.50

Other short-term borrowings—FHLB
Amount outstanding at year-end	$—	$44,000	$12,000
Average amount outstanding during year	10,112	35,303	9,426
Maximum amount outstanding at any month-end	69,000	59,000	24,000
Rate paid at year-end	—%	0.46%	4.56%
Weighted average rate paid during the year	0.57	2.29	5.36

Long-term borrowings—FHLB
Amount outstanding at year-end	$101,000	$52,000	$—
Average amount outstanding during year	68,054	41,415	4,521
Maximum amount outstanding at any month-end	101,000	52,000	10,000
Rate paid at year-end	2.01%	2.90%	—%
Weighted average rate paid during the year	2.53	2.89	3.83

*	Rates paid are tiered based on level of deposit. Rate presented represents the average rate for all tiers offered at year-end.

Retail Repurchase Agreements.    We offer retail repurchase agreements as an alternative investment tool to conventional savings deposits. The investor buys an interest in a pool of U.S. government or agency securities. Funds are swept daily between the customer and the Bank. Retail repurchase agreements are securities transactions, not insured deposits.

Commercial Paper.    We offer commercial paper as an alternative investment tool for our commercial customers. Through a master note arrangement between the Company and the Bank, Palmetto Master Notes are issued as an alternative investment for commercial sweep accounts. These master notes are unsecured but are backed by the full faith and credit of the Company. The commercial paper is issued only in conjunction with deposits in the Bank’s automated sweep accounts. While they have not indicated any plans to do, the Federal Reserve, as regulator for the Company, could require that we discontinue this program.

Wholesale Funding.    Wholesale funding options include federal funds lines from correspondent banks and FHLB advances. Such funding provides us with the ability to access the type of funding needed at the time and amount needed at market rates. This provides us with the flexibility to tailor borrowings to our specific needs. Wholesale funding utilization may be categorized as either other short-term borrowings or long-term borrowings depending on maturity terms. Wholesale short-term borrowings are those having maturities less than one year when executed. Long-term borrowings are those having maturities greater than one year when executed. Interest rates on such borrowings vary from time to time in response to general economic conditions.

FHLB Borrowings. As disclosed in Investment Activities and Lending Activities, we pledge investment securities and loans to collateralize FHLB advances and letters of credit. In order to compute lendable collateral amounts, the market value of pledged securities and loans balances is reduced by a 10% collateral discount factor. This amount is then adjusted by the institution assigned collateral maintenance level factor. Among other things, the collateral maintenance level factor takes into account our collateral credit score determined by the FHLB. During the second quarter of 2009, in recognition of the continuing decrease in the market value of residential mortgages, specifically single-family residential loan collateral and home equity lines of credit, the FHLB revised its collateral value percentages to reflect the overall decline in market values of mortgage loans and ongoing volatility in the mortgage and credit markets. The FHLB has pledged that it will continue to evaluate collateral discount percentages in relation to current market values of various categories of mortgages and home equity lines of credit. In addition, beginning in the second quarter of 2009, the FHLB required additional reporting related to residential single-family collateral securing advances and letters of credit. Our system generated report did not contain all of the necessary information. Accordingly, we were assessed an additional 10% collateral discount on this particular type of collateral. The additional 10% collateral discount does not apply to our home equity lines of credit portfolio. At December 31, 2009 and 2008, our collateral maintenance factors from the FHLB were 125% and 100%, respectively. Cash and cash equivalents, if pledged as collateral, are not subject to the 125% collateralization maintenance level. In January 2010, we were notified by the FHLB that it will not allow additional borrowings until our financial condition improves.

The following table summarizes FHLB borrowed funds utilization and availability at the dates indicated (in thousands).

	December 31,
	2009	2008
Available lendable loan collateral value to serve against FHLB advances and letters of credit	$162,014	$159,060
Available lendable investment security collateral value to serve against FHLB advances and letters of credit	26,791	37,481

Advances and letters of credit
Short-term advances	$—	$(44,000)
Long-term advances	(101,000)	(52,000)
Letters of credit	(50,000)	(69,000)
Available lendable collateral value to serve against FHLB advances and letters of credit	$55	$31,541

The following table summarizes long-term FHLB borrowings at December 31, 2009 (dollars in thousands). Our long-term FHLB advances do not have embedded call options.

							Total
Borrowing balance	$5,000	$12,000	$19,000	$30,000	$30,000	$5,000	$101,000
Interest rate	2.57%	2.75%	0.63%	1.34%	2.89%	3.61%	2.01%
Maturity date	3/8/2010	4/2/2010	1/7/2011	1/18/2011	3/7/2011	4/2/2013

The increase in long-term FHLB borrowings during the year ended December 31, 2009 was due to the following additional borrowings during 2009:

•	$30 million that matures on January 18, 2011 at a fixed rate of 1.34%.

•	$19 million that matures on January 7, 2011 at a fixed rate of 0.63%.

The FHLB may assess fees and charges to cover costs relating to the receipt, holding, redelivery, and reassignment of our collateral. The FHLB publishes a schedule of these fees and charges on its website. In addition, the FHLB may assess fees to cover collateral verification reviews performed by, or on behalf of, the FHLB. Historically, any such fees have not been significant.

Any FHLB advance with a fixed interest rate is subject to a prepayment fee in the event of full or partial repayment prior to maturity or the expiration of any interim interest rate period. Historically, we have not made full or partial repayment prior to maturity or the expiration of any interim interest rate period.

Federal Reserve Discount Window. As disclosed in Lending Activities, during the second quarter of 2009, we established a borrowing relationship with the Federal Reserve through its Discount Window. Through the Discount Window, primary credit is available to generally sound depository institutions on a very short-term basis, typically overnight, at a rate above the Federal Open Market Committee target rate for federal funds. All extensions of credit must be secured to the satisfaction of the lending Federal Reserve by collateral that is acceptable for that purpose. Most performing or investment grade assets held by depository institutions are acceptable as collateral. In order to compute lendable collateral amounts, pledged loan unpaid principal balances are reduced by the applicable collateral discount margin. The financial condition of an institution may be considered when assigning values.

As of December 31, 2009, our borrowings capacity at the Federal Reserve was secured by a blanket lien on a portion of our commercial and consumer loan portfolios. Of the $108.8 million of loans pledged at December 31, 2009, $61.2 million was available as lendable collateral. We had no outstanding borrowings from the Federal Reserve at December 31, 2009. On October 19, 2009, the Federal Reserve implemented its planned changes to the collateral margins for Discount Window borrowings. The amount of borrowing capacity is calculated by the Federal Reserve’s internally modeled fair value estimate calculations based on the loan collateral filings that are submitted by the Company. While it has not expressed any intention to do so, because we are no longer well-capitalized our ability to borrow funds from the Discount Window could be restricted by the Federal Reserve, which has broad discretion in regulating such borrowings.

Federal Funds Accommodations. At December 31, 2009, we had access to federal funds funding from a correspondent bank. During the year ended December 31, 2009, four correspondent banks canceled unused existing federal funds accommodations for a total of $47.5 million, and another correspondent bank decreased existing federal funds accommodation by $15.0 million. We had not used these lines of credit and had no plans to do so.

Our remaining federal funds accommodation line is secured by U.S. Treasury and federal agencies securities. The following table summarizes our federal funds funding utilization and availability at the dates indicated (in thousands).

	December 31,
	2009	2008
Authorized federal funds funding accomodations	$5,000	$67,500
Utilized federal funds funding accomodations	—	(35,785)

Available federal funds funding accomodations	$5,000	$31,715

This federal funds funding source may be canceled at any time at the correspondent bank’s discretion.

Capital

At December 31, 2009, our Tier 1 leverage ratio and Tier 1 risk-based capital ratios were above the well-capitalized regulatory minimum threshold of 5% and 6%, respectively. Our total risk-based capital ratio, however, was 8.25%, which is below the well-capitalized regulatory minimum threshold of 10%. To preserve our capital, we did not pay a dividend on our common stock during the second, third, or fourth quarters of 2009. As another means of preserving capital, we have reduced our loan portfolio by $118.2 million since December 31, 2008. We have also evaluated other capital saving alternatives such as asset sales and reducing outstanding credit commitments.

Based on discussions with the FDIC following its most recent safety and soundness examination of the Bank in November 2009, the Bank presently expects to receive a written agreement from the FDIC some time in 2010 which could require the Bank to take certain actions to address concerns raised in the examination. If the Bank were to receive a written agreement and if the Bank were to fail to comply with the requirements in such written agreement, it may be subject to further regulatory action.

To raise additional capital, we have engaged an investment banking firm and are executing a capital plan that may include issuing common stock, preferred stock, or a combination of both, debt, or other financing alternatives that are treated as capital for capital adequacy ratio purposes at the Bank. Currently, our plan is to raise additional capital in the first half of 2010, and we are in active discussion with potential investors; however, the Board of Directors has not yet determined the type, timing, amount or terms of securities to be issued in the offering and there are no assurances that the offering will be completed.

The following table summarizes capital key performance indicators at the dates and for the periods indicated (dollars in thousands, except per share data).

	At and for the years ended December 31,
	2009		2008
Total shareholders’ equity	$75,015		$115,776
Average shareholders’ equity	106,906		116,222
Shareholders’ equity as a percentage of assets	5.22%		8.44%
Average shareholders’ equity as a percentage of average assets	7.47		8.79
Cash dividends per common share	$0.06		$0.80
Dividend payout ratio	n/a	%	37.89%

The following table summarizes activity impacting shareholders’ equity for the period indicated (in thousands).

At and for the year ended December 31, 2009
Total shareholders’ equity, beginning of period	$115,776
Additions to shareholders’ equity during period
Change in accumulated other comprehensive loss due to investment securities available for sale	1,927
Common stock issued pursuant to stock option plan	106
Common stock issued pursuant to restricted stock plan	253
Compensation expense related to stock option plan	64
Excess tax benefit from equity based awards	133

Total additions to shareholders’ equity during period	2,483
Reductions in shareholders’ equity during period
Net loss	(40,085)
Change in accumulated other comprehensive loss due to defined benefit pension plan	(2,770)
Cash dividends declared and paid	(389)

Total reductions in shareholders’ equity during period	(43,244)

Total shareholders’ equity, end of period	$75,015

Accumulated Other Comprehensive Loss.    The following table summarizes the components of accumulated other comprehensive loss, net of tax impact, at the dates and for the periods indicated (in thousands).

	Impact of FASB ASC 715	Impact of curtailment	Total impact of defined benefit pension plan	Impact of investment securities available for sale	Total
Accumulated other comprehensive income (loss), after income tax impact, December 31, 2007	$(4,116)	$1,630	$(2,486)	$(252)	$(2,738)
Accumulated other comprehensive loss, before income tax impact	(3,092)	—	(3,092)	(2,201)	(5,293)
Income tax benefit	1,082	—	1,082	832	1,914

Accumulated other comprehensive loss, after income tax impact	(2,010)	—	(2,010)	(1,369)	(3,379)

Accumulated other comprehensive income (loss), after income tax impact, December 31, 2008	$(6,126)	$1,630	$(4,496)	$(1,621)	$(6,117)
Accumulated other comprehensive income (loss), before income tax impact	(4,261)	—	(4,261)	3,107	(1,154)
Income tax (expense) benefit	1,491	—	1,491	(1,180)	311

Accumulated other comprehensive income (loss), after income tax impact	(2,770)	—	(2,770)	1,927	(843)

Accumulated other comprehensive income (loss), after income tax impact, December 31, 2009	$(8,896)	$1,630	$(7,266)	$306	$(6,960)

Dividends.    The following table summarizes key dividend information at the dates and for the periods indicated (dollars in thousands, except per share data).

	At and for the years ended December 31,
	2009		2008
Cash dividends per common share	$0.06		$0.80
Cash dividends declared and paid	389		5,153
Dividend payout ratio	n/a	%	37.89%

On March 17, 2009, our Board of Directors declared a cash dividend of $0.06 per share of common stock with regard to the first quarter of 2009. For the second, third, and fourth quarters 2009, the Board of Directors concluded that no dividend would be declared or paid on our common stock. As part of our capital plan, the Board of Directors believes that suspension of the dividend was prudent to preserve our capital and manage long-term shareholder value. Our Board of Directors will continue to evaluate whether or not to pay dividends on a quarterly basis. There can be no assurance as to future dividend payments because they are dependent on our financial condition, results of operations, and cash flows, as well as capital and dividend regulations. As a result of being adequately-capitalized at December 31, 2009, the Bank is restricted from declaring and paying a dividend on its common stock without prior notification and non-objection from the FDIC.

Regulatory Capital Requirements.    Under regulatory capital requirements, reported accumulated other comprehensive income (loss) amounts do not increase or decrease regulatory capital and are not included in the calculation of risk-based capital and leverage ratios. The Company and the Bank are required to meet regulatory capital requirements that currently include several measures of capital.

Although our Tier 1 leverage ratio and Tier 1 risk-based capital ratios were above the well-capitalized regulatory minimum threshold of 5% and 6%, respectively, at December 31, 2009, our total risk-based capital ratio was 8.25% which was below the well-capitalized regulatory minimum threshold of 10%. As a result, although we had none at December 31, 2008 or since then, we may not accept brokered deposits unless a waiver has been granted by the FDIC. In addition, we are restricted from offering an effective yield of more than 75 basis points over the national rates published weekly by the FDIC on their website. Lastly, payment of a dividend on the Bank’s common stock requires prior notification and non-objection from the FDIC. Should losses continue, all or a portion of our deferred tax asset may be disallowed for purposes of our regulatory capital calculations. Such a disallowance may adversely impact our regulatory capital adequacy ratios.

Based on discussions with the FDIC following its most recent safety and soundness examination of the Bank in November 2009, the Bank presently expects to receive a written agreement from the FDIC some time in 2010 which could require the Bank to take certain actions to address concerns raised in the examination, including maintaining capital ratios in excess of the minimum thresholds required for a bank to be well-capitalized. If the Bank were to receive a written agreement and if the Bank were to fail to comply with the requirements in such written agreement, it may be subject to further regulatory action.

To raise additional capital, we have engaged an investment banking firm and are executing a capital plan that may include issuing common stock, preferred stock, or a combination of both, debt, or other financing alternatives that are treated as capital for capital adequacy ratio purposes at the Bank. Currently, our plan is to raise additional capital in the first half of 2010 and we are in active discussion with potential investors; however, the Board of Directors has not yet determined the type, timing, amount or terms of securities to be issued in the offering and there are no assurances that the offering will be completed.

See Item 8. Financial Statements and Supplementary Data, Note 20, contained herein for disclosures regarding the Company’s and the Bank’s actual and required regulatory capital requirements and ratios. Since December 31, 2009, no conditions or events have occurred of which we are aware, that have resulted in a material change in the Company’s or the Bank’s category other than as reported in this Annual Report on Form 10-K.

Outstanding Equity.    On May 19, 2009, at the Annual Meeting of Shareholders, our shareholders approved a proposed amendment to the Company’s Articles of Incorporation to increase the authorized common stock from 10 million shares to 25 million shares. Although we expect to issue common stock as part of our capital plan, at this time the Board of Directors has not made any decisions about the timing or terms of any potential common stock issuance.

On September 15, 2009, at the Special Meeting of Shareholders, our shareholders approved a proposed amendment to the Company’s Articles of Incorporation to authorize the issuance of up to 2.5 million shares of preferred stock with such preferences, limitations, and relative rights, within legal limits, of the class, or one or more series within the class, as are set by the Board of Directors. Although we expect to raise capital, at this time the Board of Directors has not made any decisions about whether preferred stock will be issued, the timing, or the terms of any potential issuance.

Government Financing.    We did not participate in the U.S. Treasury’s CPP based on our evaluation of the merits of the program at that time. Currently, we are not eligible for CPP funds as application to that program was closed in 2008. In June, we submitted an application to participate in the U.S. Treasury’s Capital Assistance Program. Upon further consideration, we withdrew that application in August 2009.

With respect to any potential government assistance programs in the future, we will evaluate the merits of the programs to determine whether it is prudent to participate.

Private Trading System.    On June 26, 2009, we implemented a Private Trading System on our website (www.palmettobank.com). The Private Trading System is a passive mechanism created to assist buyers and sellers in facilitating trades in our common stock. On June 30, 2009, the Company mailed a letter and related materials to shareholders regarding the Private Trading System and elected to furnish this information as an exhibit to a Current Report on Form 8-K filed with the SEC on July 2, 2009 which can be accessed through the SEC’s website (www.sec.gov).

Governance.    During 2009, as part of our ongoing self-assessment process, management and the Board of Directors focused on their governance roles and processes to support a healthy corporate culture. The Board performed a self-assessment facilitated by an external consultant including comparisons to best practices from recognized authorities such as the Business Roundtable, CalPERS, and the national stock exchanges. The Board also reviewed the Company’s Articles of Incorporation and Bylaws and updated them to fit the current and future size, structure, and business activities of the Company. Also during 2009, management refined its performance evaluation process with a more detailed focus on roles and responsibilities and related accountabilities.

Derivative Activities

We are required to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Changes in the fair value of those derivatives are reported in current earnings or other comprehensive income depending on the purpose for which the derivative is held and whether the derivative qualifies for hedge accounting.

We originate certain residential loans with the intention of selling these loans. Between the time that we enter into an interest rate lock commitment to originate a residential loan with a potential borrower and the time the closed loan is sold, we are subject to variability in market prices related to these commitments. We also enter into forward sale agreements of “to be issued” loans. The commitments to originate residential loans and forward sales commitments are freestanding derivative instruments and are recorded on the Consolidated Balance Sheet at fair value. They do not qualify for hedge accounting treatment. Fair value adjustments are recorded within the Mortgage-banking financial statement line item of the Consolidated Statements of Income (Loss). Commitments to originate conforming loans totaled $7.0 million at December 31, 2009. At December 31, 2009, these derivative loan commitments had positive fair values, included within the Other assets financial statement line item of the

Consolidated Balance Sheet, totaling approximately $52 thousand, and negative fair values, included within the Other liabilities financial statement line item of the Consolidated Balance Sheet, totaling approximately $11 thousand, resulting in net derivative loan commitment income totaling approximately $41 thousand for the year ended December 31, 2009.

Forward sales commitments totaled $10.0 million at December 31, 2009. At December 31, 2009, forward sales commitments had positive fair values, included within the Other assets financial statement line item of the Consolidated Balance Sheet, totaling $92 thousand, and negative fair values, included within the Other liabilities financial statement line item of the Consolidated Balance Sheet, totaling approximately $1 thousand, resulting in net forward sales commitment income totaling approximately $91 thousand for the year ended December 31, 2009.

At December 31, 2008, the fair value of our derivative assets related to derivative loan commitments and forward loan sales commitments was not material.

Liquidity

General

Liquidity measures our ability to meet current and future cash flow needs as they become due. The liquidity of a financial institution reflects its ability to accommodate possible outflows in deposit accounts, meet loan requests and commitments, maintain reserve requirements, pay operating expenses, provide funds for dividends and debt service, manage operations on an ongoing basis, capitalize on new business opportunities, and take advantage of interest rate market opportunities. The ability of a financial institution to meet its current financial obligations is a function of its balance sheet structure, its ability to liquidate assets, and its access to alternative sources of funds. We seek to ensure our funding needs are met by maintaining a level of liquid funds through proactive balance sheet management.

Asset liquidity is provided by liquid assets which are readily convertible into cash or pledgeable or which will mature in the near future. Our liquid assets include cash, interest-bearing deposits in banks, investment securities available for sale, and federal funds sold. Liability liquidity is provided by access to funding sources, which include deposits and borrowed funds. We may also issue equity securities although our common and preferred stock are not listed on a national exchange or quoted on an over-the-counter service. Each of the Company’s sources of liquidity is subject to various factors beyond our control.

In June, we implemented a forward-looking liquidity plan and increased our liquidity monitoring. The liquidity plan includes, among other things:

•

Maintaining cash received from loan and security repayments in cash invested at the Federal Reserve, rather than reinvesting the cash in other assets. Our cash invested at the Federal Reserve totaled $161.0 million at December 31, 2009. Maintaining this liquidity position has reduced our interest income by approximately $4.4 million when compared with investing the same funds at the average yield of 4.75% on our investment securities, since we are retaining a higher level of cash instead of reinvesting this cash in higher yielding assets. However, we expect to maintain available cash invested at the Federal Reserve for the foreseeable future.

•

Proactive customer deposit retention initiatives specific to large deposit customers and our deposit customers in general. In addition, during the fourth quarter of 2009, we conducted targeted deposit growth and retention campaigns related to maturing certificates of deposits and to attract new deposits such as health savings accounts. The certificate of deposit campaigns resulted in retaining $25.8 million of balances already in the Bank and generating new deposits of $5.3 million. We are currently conducting similar campaigns in the first quarter of 2010 related to maturing certificates of deposit and to generate new deposits in products such as individual retirement accounts. The CD campaigns include

CDs with various maturities ranging from 6 months to 60 months, as well as 20 month and 36 month step-up CDs that allows holders to reset their interest rate once and up to three times, respectively, over the life of the CD. Through February 25, 2010, these campaigns resulted in the retention of existing CDs and generation of new CDs totaling approximately $122 million.

•	Obtaining additional term advances from the FHLB in 2009 aggregating $49 million.

•	Establishing access to the Federal Reserve Discount Window in the second quarter of 2009 for which we had unused borrowing capacity of $61.2 million at December 31, 2009.

•	Securing our remaining correspondent bank line of credit with collateral.

•	Obtaining a waiver from the FDIC from paying our prepaid FDIC assessment for 2010, 2011 and 2012 which would have required a cash payment in December 2009 of $10.6 million.

•

Filing of our 2009 federal income tax return on an accelerated basis to request payment of our refund claim totaling approximately $17.5 million resulting from the carryback of our net operating loss to 2004 through 2007. In addition, we filed a refund claim for $3.5 million of estimated income tax paid during 2009, of which we received $3.3 million thus far in February 2010. In total these refund claims represent $20.9 million of income tax refunds receivable at December 31, 2009.

These measures resulted in an overall improved liquidity position at December 31, 2009 when compared with that of December 31, 2008. However, we are monitoring our liquidity carefully given:

•

Restrictions by the FDIC from offering an effective yield of more than 75 basis points over the national rates published by the FDIC on their website on a weekly basis, due to not being well-capitalized.

•	Notification by the FHLB in January 2010 that it will not allow additional borrowings until our financial condition improves.

•	Limited access to federal funds funding from correspondent banks which were reduced during 2009 to $5 million at December 31, 2009.

Cash Flow Needs

In the normal course of business, we enter into various transactions, some of which, in accordance with accounting principles generally accepted in the U.S., are not recorded in our Consolidated Balance Sheets. These transactions may involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amounts recognized in the Consolidated Balance Sheets, if any.

Lending Commitments and Standby Letters of Credit.    Unused lending commitments to customers are not recorded in our Consolidated Balance Sheets until funds are advanced. For commercial customers, lending commitments generally take the form of unused revolving credit arrangements to finance customers’ working capital requirements. For retail customers, lending commitments are generally unused lines of credit secured by residential property. At December 31, 2009, unused lending availability totaled $170.2 million.

Standby letters of credit are issued for customers in connection with contracts between the customers and third parties. Letters of credit are conditional commitments issued by us to guarantee the performance of a customer to a third party. The maximum potential amount of undiscounted future payments related to letters of credit at December 31, 2009 was $4.6 million compared with $8.6 million at December 31, 2008.

Our lending commitments and standby letters of credit do not meet the criteria to be accounted for at fair value since our commitment letters contained material adverse change clauses. Accordingly, we account for these instruments in a manner similar to our loans.

We use the same credit policies in making and monitoring commitments as used for loan underwriting. Therefore, in general the methodology to determine the reserve for unfunded commitments is inherently similar to that used to determine the general reserve component of the allowance for loan losses. However, commitments have fixed expiration dates and most of our commitments to extend credit have adverse change clauses that allow the Bank to cancel the commitments based on various factors, including deterioration in the creditworthiness of the borrower. Accordingly, many of our loan commitments are expected to expire without being drawn upon and therefore the total commitment amounts do not necessarily represent potential credit exposure. The credit reserve for unfunded commitments at December 31, 2009 was $128 thousand and is recorded in the Other liabilities financial statement line item in the Consolidated Balance Sheet.

Derivatives.    See Derivative Activities, included elsewhere in this item, for discussion regarding the Company’s off-balance sheet arrangements and commitments related to our derivative loan commitments and freestanding derivatives.

Dividend Obligations.    The holders of the Company’s common stock are entitled to receive dividends, when and if declared by the Company’s Board of Directors, out of funds legally available for such dividends. The Company is a legal entity separate and distinct from the Bank and depends on the payment of dividends from the Bank. The Company and the Bank are subject to regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authorities are authorized to determine under certain circumstances that the payment of dividends by a bank holding company or a bank would be an unsafe or unsound practice and to prohibit payment of those dividends. The appropriate federal regulatory authorities have indicated that banking organizations should generally pay dividends only out of current income. In addition, as a South Carolina chartered bank, the Bank is subject to legal limitations on the amount of dividends it is permitted to pay.

In an effort to retain capital during this period of economic uncertainty, the Board of Directors reduced the quarterly dividend for the first quarter of 2009. For the three month period ended March 31, 2009, cash dividends were declared by the Board of Directors and paid totaling $389 thousand, or $0.06 per common share. These dividends equate to a dividend payout ratio of 19.51% for the quarter ended March 31, 2009. The Board of Directors suspended the quarterly common stock dividend for the second, third, and fourth quarters of 2009. The Board of Directors believes that suspension of the dividend was prudent to protect our capital base. In addition, since our total risk-based capital ratio was 8.25% at December 31, 2009 which was below the well-capitalized regulatory minimum threshold of 10%, payment of a dividend on our common stock requires prior notification and non-objection from the FDIC. Our Board of Directors will continue to evaluate dividend payment opportunities on a quarterly basis. There can be no assurance as to when and if future dividends will be reinstated, and at what level, because they are dependent on our financial condition, results of operations, and / or cash flows, as well as capital and dividend regulations from the FDIC and others.

For the years ended December 31, 2008 and 2007, cash dividends were declared by the Company’s Board of Directors and paid totaling $5.2 million, or $0.80 per common share, and $4.9 million, or $0.77 per common share, respectively. These dividends equate to dividend payout ratios of 37.89% and 30.76% for the same periods. The Company’s dividend payout ratio calculates the percentage of income paid to shareholders in the form of dividends.

Long-Term Contractual Obligations.    In addition to the contractual commitments and arrangements previously described, the Company enters into other contractual obligations in the ordinary course of business. The following table summarizes these contractual obligations at December 31, 2009 (in thousands) except obligations for employee benefit plans as these obligations are paid from separately identified assets. See Item 8. Financial Statements and Supplementary Data, Note 13 for discussion regarding this employee benefit plan.

Other contractual obligations	Less than one year	Over one through three years	Over three through five years	Over five years	Total
Real property operating lease obligations	$1,991	$3,597	$3,203	$14,272	$23,063
Time deposit accounts	464,910	138,278	1,241	1,201	605,630
Long-term borrowings	17,000	79,000	5,000	—	101,000

Total other contractual obligations	$483,901	$220,875	$9,444	$15,473	$729,693

Obligations under noncancelable real property operating lease agreements noted above are payable over several years with the longest obligation expiring in 2029. Option periods that the Company has not yet exercised are not included in the preceding table.

Real property operating lease obligations summarized in the preceding table:

•

Are net of payments to be received under a sublease agreement with a third party with regard to the Company’s previous Blackstock Road banking office for which we are contracted under a lease agreement as Lessee. This lease is scheduled to expire in 2010.

•

Include obligations with regard to three banking offices that were consolidated during 2008 that are leased by the Company and currently vacant. Two of the leases are scheduled to expire in 2010. Management is considering options with regard to the remaining leased location.

•

Do not include periodic increases in lease payments for the Rock Hill operating building lease and operating lease for additional office space. Lease payment increases are subject to consumer price index changes. Management does not believe that future minimum lease payments relative to these locations will significantly differ from current obligations at December 31, 2009. Therefore, current lease obligations have been used to determine the operating lease obligations in the preceding table. Obligations under these operating lease agreements are payable over several years with the building lease expiring in 2015 and the additional office space lease expiring in 2011.

•	Do not include the parking leases in downtown Greenville which are paid month-to-month.

We relocated our corporate headquarters to downtown Greenville, South Carolina during March 2009. During 2007, we executed a build-to-suit operating lease agreement in conjunction with our new corporate headquarters in Greenville County. Upon occupancy, these lease payments were replaced with those required by the build-to-suit operating lease agreement dated May 2, 2007.

The Company enters into agreements with third parties with respect to the leasing, servicing, and maintenance of equipment. However, because we believe that these agreements are immaterial when considered individually, or in the aggregate, with regard to our Consolidated Financial Statements, we have not included such agreements in the preceding contractual obligations table. Therefore, management believes that noncompliance with terms of such agreements would not have a material impact on our business, financial condition, results of operations, and cash flows. Furthermore, as most such commitments are entered into for a 12-month period with option extensions, long-term obligations beyond 2010 cannot be reasonably estimated at this time.

Short-Term Contractual and Noncontractual Obligations.    Annually, in conjunction with our budgeting process, capital expenditures are approved for the coming year. During the budgeting process for 2010, the Board of Directors approved $2.5 million in capital expenditures related to technology and facilities. Generally, purchase obligations are not made in advance of such purchases, although to obtain discounted pricing we may enter into such arrangements. In addition, management anticipates that expenditures will be required during 2010 that could not have been expected and, therefore, were not approved in the budgeting process. Funds to fulfill both budgeted and nonbudgeted commitments will come from our operational cash flows.

Although we expect to make capital expenditures in years subsequent to 2010, capital expenditures are reviewed by management on an annual basis. Therefore, we have not yet estimated such capital expenditure obligations for years subsequent to 2010.

Earnings Review

Overview

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Income (Loss)

(dollars in thousands, except per share data)

	For the years ended December 31,			2009 to 2008 comparison
	2009	2008	2007	Dollar variance	Percent variance
Interest income
Interest earned on cash and cash equivalents	$215	$106	$678	$109	102.8%
Dividends paid on FHLB stock	19	189	155	(170)	(89.9)
Interest earned on investment securities available for sale	5,667	6,010	4,392	(343)	(5.7)
Interest and fees earned on loans	60,309	71,940	78,326	(11,631)	(16.2)

Total interest income	66,210	78,245	83,551	(12,035)	(15.4)

Interest expense
Interest paid on deposits	19,511	23,694	30,232	(4,183)	(17.7)
Interest paid on retail repurchase agreements	58	247	539	(189)	(76.5)
Interest paid on commercial paper	60	359	1,110	(299)	(83.3)
Interest paid on other short-term borrowings	90	1,108	704	(1,018)	(91.9)
Interest paid on long-term borrowings	1,720	1,198	173	522	43.6

Total interest expense	21,439	26,606	32,758	(5,167)	(19.4)

Net interest income	44,771	51,639	50,793	(6,868)	(13.3)

Provision for loan losses	73,400	5,619	988	67,781	1,206.3

Net interest income (loss) after provision for loan losses	(28,629)	46,020	49,805	(74,649)	(162.2)

Noninterest income
Service charges on deposit accounts, net	8,275	8,596	8,050	(321)	(3.7)
Fees for trust and investment management and brokerage services	2,275	2,996	3,115	(721)	(24.1)
Mortgage-banking	3,174	2,145	1,797	1,029	48.0
Automatic teller machine	1,389	1,234	1,049	155	12.6
Investment securities gains	2	1	—	1	100.0
Other	3,587	3,926	3,368	(339)	(8.6)

Total noninterest income	18,702	18,898	17,379	(196)	(1.0)

Noninterest expense
Salaries and other personnel	24,463	23,774	25,850	689	2.9
Occupancy	4,293	3,293	2,969	1,000	30.4
Furniture and equipment	3,407	3,823	3,685	(416)	(10.9)
Loss (gain) on disposition of premises, furniture, and equipment	81	(2)	346	83	(4,150.0)
FDIC deposit insurance assessment	3,261	786	179	2,475	314.9
Mortgage-servicing rights portfolio amortization and impairment	1,271	881	511	390	44.3
Marketing	1,114	1,576	1,410	(462)	(29.3)
Real estate acquired in settlement of loans writedowns and expenses	3,233	516	164	2,717	526.6
Other	11,163	9,208	7,656	1,955	21.2

Total noninterest expense	52,286	43,855	42,770	8,431	19.2

Net income (loss) before provision (benefit) for income taxes	(62,213)	21,063	24,414	(83,276)	(395.4)

Provision (benefit) for income taxes	(22,128)	7,464	8,399	(29,592)	(396.5)

Net income (loss)	$(40,085)	$13,599	$16,015	$(53,684)	(394.8)%

Common and per share data
Net income (loss)—basic	$(6.21)	$2.11	$2.51	$(8.32)	(394.3)%
Net income (loss)—diluted	(6.21)	2.09	2.47	(8.30)	(397.1)
Cash dividends	0.06	0.80	0.77	(0.74)	(92.5)
Book value	11.55	17.96	17.17	(6.41)	(35.7)

Weighted average common shares outstanding—basic	6,449,754	6,438,071	6,390,858
Weighted average common shares outstanding—diluted	6,449,754	6,519,849	6,477,663

Summary

Historically, our earnings were driven primarily by a high net interest margin resulting from higher yielding commercial real estate and construction loans which allowed for a higher expense base related primarily to personnel and facilities. However, given the narrowing of our net interest margin due to the reduction of 500 to 525 basis points in interest rates by the Federal Reserve in 2007 and 2008, we have become much more focused on increasing our noninterest income and managing expenses. In addition, we are realigning our lending focus to non-real estate portfolio segments. To accelerate efforts to improve earnings above what we have already done, we have also engaged two strategic consulting firms in the first quarter of 2010 which specialize in assessment of banking products and services, revenue enhancements, and efficiency reviews.

One of the components of our Strategic Project Plan is an earnings plan that is focused on earnings improvement through a combination of revenue increases and expense reductions. In summary to date:

•

With respect to revenue increases, we have implemented risk-based loan pricing and interest rate floors on renewed and new loans meeting certain criteria and are evaluating other noninterest sources of income. At December 31, 2009, loans aggregating $190.9 million have interest rate floors, of which $156.3 million had floors greater than or equal to 5%.

•

Regarding expense reductions, in light of the current low interest rate environment, we have reduced the interest rates paid on our deposits, including the rates on our CD campaigns in December 2009 and into 2010.

•

In addition, we identified over $2.3 million of specific noninterest expense reductions to be realized in 2009 and into 2010 and are continuing to review other expense areas for additional reductions. These expense reductions will be partially offset by the higher level of credit-related costs incurred due to legal, consulting, and carrying costs related to our higher level of nonperforming assets.

We expect additional increases in revenues and decreases in expenses in 2010 as we continue execution of our earnings plan. We have begun critically evaluating each of our businesses to determine their contribution to our financial performance and their relative risk/return relationship. This could result in refinement or sale of certain businesses.

Net Interest Income

General.    Net interest income is the difference between interest income earned on interest-earning assets, primarily loans and investment securities, and interest expense paid on interest-bearing deposits and other interest-bearing liabilities. This measure represents the largest component of income for us. The net interest margin measures how effectively we manage the difference between the interest income earned on interest-earning assets and the interest expense paid for funds to support those assets. Changes in interest rates earned on interest-earning assets and interest rates paid on interest-bearing liabilities, the rate of growth of the interest-earning assets and interest-bearing liabilities base, the ratio of interest-earning assets to interest-bearing liabilities, and the management of interest rate sensitivity factor into fluctuations within net interest income.

Net interest income totaled $44.8 million for year ended December 31, 2009 compared with $51.6 million for the year ended December 31, 2008. Overall, interest income has been negatively impacted by the reduction in interest rates by the Federal Reserve by 500 to 525 basis points throughout 2007 and 2008.

In addition to the impact of changes due to volume and rate as summarized below in Rate / Volume Analysis, net interest income for the period was negatively impacted by the impact of loans placed in nonaccrual status during the period; foregone interest on nonaccrual loans in 2009 totaled $5.9 million.

The net interest margin was also negatively impacted by retaining a higher level of cash at the Federal Reserve, primarily from loan and security repayments, for which we earn a 25 basis points yield. Maintaining this liquidity position has reduced our interest income by approximately $4.4 million when compared with investing these funds at the average yield of 4.75% on our investment securities because we are retaining a higher level of cash instead of reinvesting this cash in higher yielding assets. However, we expect to maintain this liquidity position for the foreseeable future, notwithstanding the negative impact our interest income. Once the banking industry returns to a more stable operating environment and we raise additional capital, our plan is to reinvest these cash reserves into higher yielding assets which should significantly improve our net interest margin.

Given the reduction in interest rates by the Federal Reserve, the Company is experiencing a narrower net interest margin. In response, we have refined the type of loan and deposit products we prefer to pursue taking into consideration the yields earned and rates paid and are exercising more discipline in our loan and deposit interest rate levels. We have also implemented interest rate floors on loans. At December 31, 2009, loans aggregating $190.9 million have interest rate floors, of which $156.3 million had floors greater than or equal to 5%.

During the second half of 2008 and continuing through 2009, the financial markets experienced significant volatility resulting from the continued fallout of subprime lending and the global liquidity crisis. A multitude of government initiatives along with interest rate cuts by the Federal Reserve have been designed to improve liquidity for the distressed financial markets and stabilize the banking system. The relationship between declining interest-earning asset yields and more slowly declining interest-bearing liability costs has caused, and may continue to cause, net interest margin compression. Net interest margin compression may also continue to be impacted by continued deterioration of assets resulting in further interest income adjustments.

Average Balance Sheets and Net Interest Income/Margin Analysis.    The following table summarizes our average balance sheets and net interest income/margin analysis for the periods indicated (dollars in thousands). Our interest yield earned on interest-earning assets and interest rate paid on interest-bearing liabilities shown in the table are derived by dividing interest income and expense by the average balances of interest-earning assets or interest-bearing liabilities, respectively. The following table does not include a tax-equivalent adjustment to net interest income for interest-earning assets earning tax-exempt income to a comparable yield on a taxable basis.

	For the years ended December 31,
	2009			2008			2007
	Average balance	Income/ expense	Yield/ rate	Average balance	Income/ expense	Yield/ rate	Average balance	Income/ expense	Yield/ rate
Assets
Interest-earnings assets
Cash and cash equivalents	$96,546	$215	0.22%	$9,365	$106	1.13%	$18,273	$678	3.71%
FHLB stock	6,363	19	0.30	5,640	189	3.35	2,724	155	5.69
Investment securities available for sale, taxable (1)	70,693	4,027	5.70	71,778	4,204	5.86	54,330	2,592	4.77
Investment securities available for sale, nontaxable (1)	48,545	1,640	3.38	51,773	1,806	3.49	50,427	1,800	3.57
Loans (2)	1,130,809	60,309	5.33	1,111,436	71,940	6.47	987,707	78,326	7.93

Total interest-earning assets	1,352,956	66,210	4.89	1,249,992	78,245	6.26	1,113,461	83,551	7.50

Noninterest-earning assets
Cash and cash equivalents	23,022			25,915			26,370
Allowance for loan losses	(16,831)			(7,611)			(8,344)
Premises and equipment, net	28,931			24,704			24,835
Premises held for sale	339			1,651			—
Goodwill, net	3,688			3,688			3,688
Accrued interest receivable	4,934			6,012			6,049
Real estate acquired in settlement of loans	14,887			7,563			3,063
Other	18,345			10,627			13,728

Total noninterest-earning assets	77,315			72,549			69,389

Total assets	$1,430,271			$1,322,541			$1,182,850

Liabilities and Shareholders’ Equity
Liabilities
Interest-bearing liabilities
Transaction deposit accounts	$323,613	$526	0.16%	$374,382	$4,966	1.33%	$358,118	$10,152	2.83%
Money market deposit accounts	108,566	602	0.55	105,834	1,922	1.82	115,563	3,977	3.44
Savings deposit accounts	40,871	132	0.32	37,692	129	0.34	40,184	139	0.35
Time deposit accounts	578,026	18,251	3.16	400,516	16,677	4.16	360,025	15,964	4.43

Total interest-bearing deposits	1,051,076	19,511	1.86	918,424	23,694	2.58	873,890	30,232	3.46
Retail repurchase agreements	23,227	58	0.25	18,063	247	1.37	13,347	539	4.04
Commercial paper (Master notes)	24,085	60	0.25	32,415	359	1.11	27,295	1,110	4.07
Other short-term borrowings	15,447	90	0.58	48,543	1,108	2.28	13,036	704	5.40
Long-term borrowings	68,054	1,720	2.53	41,415	1,198	2.89	4,521	173	3.83

Total interest-bearing liabilities	1,181,889	21,439	1.81	1,058,860	26,606	2.51	932,089	32,758	3.51

Noninterest-bearing liabilities
Noninterest-bearing deposits	134,138			138,373			135,783
Accrued interest payable	2,217			2,309			2,496
Other	5,121			6,777			5,867

Total noninterest-bearing liabilities	141,476			147,459			144,146

Total liabilities	1,323,365			1,206,319			1,076,235
Shareholders’ equity	106,906			116,222			106,615

Total liabilities and shareholders’ equity	$1,430,271			$1,322,541			$1,182,850

NET INTEREST INCOME/NET YIELD ON INTEREST-EARNING ASSETS		$44,771	3.31%		$51,639	4.13%		$50,793	4.56%

(1)	The average balances for investment securities include the applicable unrealized gain or loss recorded for available for sale securities.
(2)	Calculated including mortgage loans held for sale, excluding the allowance for loan losses. Nonaccrual loans are included in average balances for yield computations. The impact of foregone interest income as a result of loans on nonaccrual was not considered in the above analysis. All loans and deposits are domestic.

Federal Reserve Rate Influences.    The Federal Reserve influences the general market rates of interest earned on interest-earning assets and interest paid on interest-bearing liabilities. The following table summarizes the actions taken by the Federal Reserve with regard to the prime interest rate and the federal funds interest rate from December 31, 2006 through December 31, 2009.

	Prime rate		Federal funds rate
	Change	Balance	Change	Balance
Rate, at December 31, 2006		8.25%		5.25%

Changes in rate
September 18, 2007	(0.50)%		(0.50)%
October 31, 2007	(0.25)		(0.25)
December 11, 2007	(0.25)		(0.25)

Total changes in rate		(1.00)		(1.00)

Rate, at December 31, 2007		7.25		4.25

Changes in rate
January 22, 2008	(0.75)		(0.75)
January 30, 2008	(0.50)		(0.50)
March 18, 2008	(0.75)		(0.75)
April 30, 2008	(0.25)		(0.25)
October 8, 2008	(0.50)		(0.50)
October 29, 2008	(0.50)		(0.50)
December 16, 2008	(0.75-1.00)		(0.75-1.00)

Total changes in rate		(4.00-4.25)		(4.00-4.25)

Rate, at December 31, 2008		3.00-3.25		0.00-0.25
Changes in rate		—		—
Rate, at December 31, 2009		3.00-3.25%		0.00-0.25%

Rate/Volume Analysis.    The following rate / volume analysis summarizes the dollar amount of changes in interest income and interest expense attributable to changes in volume and the amount attributable to changes in rate when comparing the periods indicated (in thousands). The impact of the combination of rate and volume change has been divided proportionately between the rate change and volume change.

	For the year ended December 31, 2009 compared with the year ended December 31, 2008
	Change in volume	Change in rate	Total change
Assets
Interest-earnings assets
Cash and cash equivalents	$119	$(10)	$109
FHLB stock	28	(198)	(170)
Investment securities available for sale (1)	(207)	(136)	(343)
Loans (2)	1,278	(12,909)	(11,631)

Total interest income	$1,218	$(13,253)	$(12,035)
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Transaction deposit accounts	$(594)	$(3,846)	$(4,440)
Money market deposit accounts	51	(1,371)	(1,320)
Savings deposit accounts	8	(5)	3
Time deposit accounts	3,462	(1,888)	1,574

Total interest paid on deposits	2,927	(7,110)	(4,183)

Retail repurchase agreements	102	(291)	(189)
Commercial paper	(74)	(225)	(299)
Other short-term borrowings	(486)	(532)	(1,018)
Long-term borrowings	650	(128)	522

Total interest expense	$3,119	$(8,286)	$(5,167)

Net interest income	$(1,901)	$(4,967)	$(6,868)

	For the year ended December 31, 2008 compared with the year ended December 31, 2007
	Change in volume	Change in rate	Total change
Assets
Interest-earnings assets
Cash and cash equivalents	$(236)	$(336)	$(572)
FHLB stock	55	(21)	34
Investment securities available for sale (1)	855	763	1,618
Loans (2)	13,672	(20,058)	(6,386)

Total interest income	$14,346	$(19,652)	$(5,306)
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Transaction deposit accounts	$484	$(5,670)	$(5,186)
Money market deposit accounts	(311)	(1,744)	(2,055)
Savings deposit accounts	(9)	(1)	(10)
Time deposit accounts	1,557	(844)	713

Total interest paid on deposits	1,721	(8,259)	(6,538)

Retail repurchase agreements	334	(626)	(292)
Commercial paper	261	(1,013)	(752)
Other short-term borrowings	514	(109)	405
Long-term borrowings	1,056	(31)	1,025

Total interest expense	$3,886	$(10,038)	$(6,152)

Net interest income	$10,460	$(9,614)	$846

(1)	The average balances for investment securities include the applicable unrealized gain (loss) recorded for investment securities available for sale.
(2)	Calculated including mortgage loans held for sale, excluding the allowance for loan losses. Nonaccrual loans are included in average balances for yield computations. The impact of foregone interest income as a result of loans on nonaccrual was not considered in the above analysis. All loans and deposits are domestic.

Absent the significant impact of impaired loans during 2009, the change due to rate for the year ended December 31, 2009 compared with the year ended December 31, 2008 and the change due to volume relative to loans was -$2.7 million and the change due to rate was -$8.9 million, respectively.

Provision for Loan Losses

Provision for loan losses increased from $5.6 million during the year ended December 31, 2008 to $73.4 million for the year ended December 31, 2009. See Financial Condition—Lending Activities, included elsewhere in this item, for discussion regarding our accounting policies related to, factors impacting, and methodology for analyzing the adequacy of our allowance for loan losses and, therefore, our provision for loan losses.

Noninterest Income

General.    The following table summarizes the components of noninterest income for the periods indicated (in thousands).

	For the years ended December 31,
	2009	2008	2007
Service charges on deposit accounts, net	$8,275	$8,596	$8,050
Fees for trust and investment management and brokerage services	2,275	2,996	3,115
Mortgage-banking	3,174	2,145	1,797
Automatic teller machine	1,389	1,234	1,049
Investment securities gains	2	1	—
Other	3,587	3,926	3,368

Total noninterest income	$18,702	$18,898	$17,379

Service Charges on Deposit Accounts, Net.    Net service charges on deposit accounts comprise a significant component of noninterest income totaling 1.8% of average transaction deposit accounts for the year ended December 31, 2009 compared with 1.7% of average transaction deposit accounts for the year ended December 31, 2008.

In response to competition to retain deposits, institutions in the financial services industry have increasingly been providing services for free in an effort to lure deposits away from competitors and retain existing balances. Services that were initially developed as fee income opportunities, such as Internet banking and bill payment service, are now provided to customers free of charge. Consequently, opportunities to earn additional income from service charges for such services have been more limited. In addition, recent focus on the level of deposit service charges within the banking industry by the media and the U.S. Government may result in future legislation limiting the amount and type of services charges within the banking industry. New regulations to be effective in 2010 may result in reductions in deposit-related service charges. Accordingly, we are monitoring the regulations closely and evaluating alternative products that may offset reductions due to any required regulatory changes.

Fees for Trust and Investment Management and Brokerage Services.    The following table summarizes the composition of fees for trust and investment management and brokerage services for the periods indicated (in thousands).

	For the years ended December 31,
	2009	2008	2007
Fees for trust and investment management services	$1,764	$2,311	$2,446
Fees for brokerage services	511	685	669

Total fees for trust and investment management and brokerage services	$2,275	$2,996	$3,115

Fees for trust and investment management and brokerage services for the year ended December 31, 2009 decreased $721 thousand, or 24.1%, to $2.3 million from $3.0 million for the year ended December 31, 2008 primarily as a result of the overall decrease in the market values of securities held in trust accounts which had a material impact in the calculation and realization of trust fees. Fees for brokerage services are primarily transaction-based. As such, the decrease in these fees was primarily due to the decline in brokerage transaction activity over the periods presented.

The following table summarizes trust and investment management and brokerage assets under management, which are not included in our Consolidated Balance Sheets, at the dates indicated (in thousands).

	For the years ended December 31,
	2009	2008	2007
Trust and investment management assets	$237,771	$214,389	$312,503
Brokerage assets	181,469	167,923	207,336

Total trust and investment management and brokerage assets	$419,240	$382,312	$519,839

Mortgage-Banking.    Most of the residential mortgage loans that we originate are sold in the secondary market. Normally we retain the servicing rights. Mortgage loans serviced for the benefit of others amounted to $426.6 million and $377.3 million at December 31, 2009 and December 31, 2008, respectively, and are not included in our Consolidated Balance Sheets.

The following table summarizes the components of mortgage-banking income for the periods indicated (dollars in thousands).

	For the years ended December 31,
	2009	2008	2007
Mortgage-servicing fees	$974	$901	$834
Gain on sale of mortgage loans held for sale	1,728	994	796
Derivative loan commitment income	41	—	—
Forward sales commitment income	91	—	—
Other	340	250	167

Total mortgage-banking income	$3,174	$2,145	$1,797

Mortgage-servicing fees as a percentage of average mortgage loans serviced for the benefit of others	0.24%	0.25%	0.25%

Mortgage banking income increased $1.0 million, or 48.0%, from December 31, 2008 to December 31, 2009, primarily due to increased gains on sales of mortgage loans combined with a net gain on derivative loan and forward sales commitments for the year ended December 31, 2009 compared with the year ended December 31, 2008.

Gains on sale of mortgage loans held for sale increased over the periods presented primarily due to an increase in the volume of refinancings resulting from the low interest rate environment during 2009.

Commitments to originate conforming loans are accounted for at fair value with the change in fair value recorded in earnings. The net change in derivative loan commitment fair values during the year ended December 31, 2009 totaled $41 thousand.

Forward sales commitments are accounted for at fair value with the change in fair value recorded in earnings. The net change in forward sales commitment fair values during the year ended December 31, 2009 totaled $91 thousand.

Automatic Teller Machine.    Automatic teller machine income increased $155 thousand, or 12.6%, during the year ended December 31, 2009 over the year ended December 31, 2008. Prior to 2009, we were on a surcharge free network. We did not participate in this program in 2009.

Other.    Other noninterest income decreased $339 thousand, or 8.6%, from December 31, 2008 to December 31, 2009. The $71 thousand increase in Debit card income, the largest component of Other noninterest income, over the same period was offset by the following decreases.

Included within Other noninterest income for the year ended December 31, 2008 was a pretax first quarter gain of approximately $226 thousand, resulting from the mandatory redemption of the Company’s Class B Visa, Inc. shares as part of Visa’s initial public offering. We continue to own 8,386 shares of Visa Class B shares that are convertible into Class A shares. The amount of Class A shares the Company could realize upon conversion of our remaining Class B shares may change depending upon whether additional amounts of money need to be reserved by Visa to settle outstanding litigation. The Class B shares carry a three-year lock-up provision and may not be converted or redeemed during that period. We obtained our ownership of Visa shares, and resulting proportionate share of the Visa litigation settlement, by being a long-time Visa member. Our ownership proportion is based upon our percentage of total fees paid to Visa over this period.

Included within Other noninterest income for the year ended December 31, 2007 was a pretax third quarter gain of approximately $487 thousand resulting from our sale of our MasterCard stock. During the third quarter of 2007, the Bank converted our shares of Class B common stock on a one-for-one basis into shares of Class A common stock for subsequent sale to public investors.

Noninterest Expense

General.    The earnings component of our Strategic Project Plan includes keen focus on expense management. As part of our earnings plan to improve our overall financial performance, we identified over $2.3 million of specific noninterest expense reductions to be realized in 2009 and into 2010 and are continuing to review other expense areas for additional reductions. Examples include freezing employee salaries effective May 1, 2009, eliminating the remaining officer cash incentive plan awards under the corporate incentive plan for 2009, reducing our Saturday banking hours from 2:00 p.m. to noon effective September 5, 2009, reducing corporate contributions to not-for-profit organizations, reducing marketing expenses, and overall savings resulting from implementing more advanced technology. These expense reductions will be partially offset by the higher level of credit-related costs incurred due to legal, consulting, and carrying costs related to our higher level of nonperforming assets. We continue to review other expense areas for additional reduction opportunities, including assistance in the first quarter 2010 from a consulting firm that specializes in efficiency reviews and expense reductions.

The following table summarizes the components of noninterest expense for the periods indicated (in thousands).

	For the years ended December 31,
	2009	2008	2007
Salaries and other personnel	$24,463	$23,774	$25,850
Occupancy	4,293	3,293	2,969
Furniture and equipment	3,407	3,823	3,685
Loss (gain) on disposition of premises, furniture, and equipment	81	(2)	346
FDIC deposit insurance assessment	3,261	786	179
Mortgage-servicing rights portfolio amortization and impairment	1,271	881	511
Marketing	1,114	1,576	1,410
Real estate acquired in settlement of loans writedowns and expenses	3,233	516	164
Other	11,163	9,208	7,656

Total noninterest expense	$52,286	$43,855	$42,770

Salaries and Other Personnel.    Comprising 46.8% of total noninterest expense during the year ended December 31, 2009 and 54.2% of total noninterest expense during the year ended December 31, 2008, salaries and other personnel expense increased by $689 thousand, or 2.9%, over the same periods. This increase was primarily a result of an increase in pension expense over the periods presented offset by the freezing of employee salaries effective May 1, 2009, elimination of the remaining officer cash incentive plan awards under corporate incentive plan for 2009, the reduction of our Saturday banking hours from 2:00 p.m. to noon effective September 5, 2009, and a decrease in full-time equivalent employees from 415 at December 31, 2008 to 413 at December 31, 2009.

For comparative purposes, the following table summarizes nonrecurring transactions in 2007, all of which were disclosed in our Annual Report on Form 10-K for the year ended December 31, 2007, which represented the majority of the fluctuation in salaries and other personnel expense for the year ended December 31, 2007 when compared with the years ended December 31, 2008 and 2009 (in thousands).

	For the years ended December 31,
	2009	2008	2007
Cash surrender value of life insurance income	$—	$—	$901
401(k) error contribution expense	—	—	(1,583)
Pension income (expense)	(749)	603	(652)

	$(749)	$603	$(1,334)

We use split-dollar life insurance arrangements to provide retirement and death benefits to key employees. The amount that could be realized under the insurance contract is reported as an asset. Prior to 2008, we recorded the amount that could be realized under the insurance contract as expense in the Consolidated Statement of Income (Loss). During 2007, we recorded cash surrender value of approximately $900 thousand in the Other assets financial statement line item on the Consolidated Balance Sheets with an offsetting entry to income (as these amounts had been expensed since the agreements’ inception) with regard to these policies.

During 2007, in conjunction with the audit of our 401(k) Plan, an administrative error was discovered that had resulted in participants being denied the opportunity to fully defer the appropriate amount of compensation under the plan. During the third and fourth quarters of 2007, we calculated and accrued the denied deferral amount and the resulting employer match, including missed earnings, totaling $1.6 million through December 31, 2007. These amounts were recorded within the Salaries and other personnel expense financial statement line item of the Consolidated Statements of Income (Loss) for the year ended December 31, 2007.

During the fourth quarter of 2007, we notified employees that, effective 2008, we would cease accruing pension benefits for employees with regard to our noncontributory, defined benefit pension plan. Although no previously accrued benefits were lost, employees can no longer accrue benefits for service subsequent to 2007. See Item 8. Financial Statements and Supplementary Data, Note 13 for discussion regarding the expense components for our defined benefit pension plan, at and for the periods indicated.

Occupancy.    Occupancy expense increased $1.0 million, or 30.4%, for the year ended December 31, 2009 over 2008 primarily as a result of the impact of the new corporate headquarters. Occupancy expense for the year ended December 31, 2009 included 9.5 monthly payments under the lease agreement for the new headquarters. This increase was offset by the impact of expenses associated with banking offices previously consolidated or relocated that have not yet been subleased or sold no longer being recorded within this financial statement line item but rather being recorded as a branch closure expense within the Other noninterest expense financial statement line item of the Consolidated Statements of Income (Loss).

Loss on Disposition of Premises, Furniture, and Equipment.    We booked a loss on disposition of premises, furniture and equipment for the year ended December 31, 2009 primarily associated with the write off of the temporary downtown Greenville banking office. During the year ended December 31, 2007, we wrote off $346 thousand in leasehold improvements and equipment in conjunction with the demolition of our previous downtown Greenville banking office.

FDIC Deposit Insurance Assessment.    FDIC insurance premiums increased $2.5 million during the year ended December 31, 2009 over 2008 due to the FDIC’s industry-wide special assessment and due to higher general assessment rates during the year ended December 31, 2009 compared with the year ended December 31, 2008. The increase in the general assessment was the result of a change in the FDIC assessment matrix, the increase in our deposit base on which the assessment is calculated over the periods presented and an increase due to our total risk-based capital ratio falling into the adequately-capitalized category during the year. As a result of these factors, our general assessment during the year ended December 31, 2009 was $1.8 million higher than that of the year ended 2008. Also, during 2008, we fully utilized one-time assessment credits from 2006.

Also during the year ended December 31, 2009, we paid an incremental $682 thousand of increased FDIC premiums due to the industry-wide special assessment by the FDIC to bolster the FDIC insurance fund. The FDIC imposed a 5 basis point special assessment on assets less Tier 1 capital with a cap of 10 basis points times deposits. This incremental special assessment was paid to the FDIC at the end of the third quarter of 2009.

In September 2009, the FDIC adopted a Notice of Proposed Rulemaking to require insured financial institutions to prepay their estimated quarterly risk-based assessments for the fourth quarter of 2009 and for 2010, 2011 and 2012. Unlike special assessments, prepaid assessments will not immediately impact earnings. We applied for and received an exemption to the prepayment assessment. The FDIC Board of Directors also voted to adopt a uniform three-basis point increase in assessment rates effective on January 1, 2011.

Mortgage-servicing Rights Portfolio Amortization and Impairment.    Amortization and impairment of the mortgage-servicing rights portfolio increased $390 thousand, or 44.3%, over the years presented. During 2007 and 2008, the Federal Reserve decreased rates by 500 to 525 basis points. This decline in interest rates has resulted in an increase in loan prepayments and, therefore, has increased amortization within the mortgage-servicing rights portfolio.

Marketing.    Marketing expense decreased $462 thousand, or 29.3%, over the years presented primarily due to a concerted effort to reduce discretionary expenditures.

Real Estate Acquired in Settlement of Loans Writedowns and Expenses.    Real estate acquired in settlement of loans writedowns and expenses increased $2.7 million from 2008 to 2009 primarily due to the receipt of an updated third party appraisal in 2009 on one particular property which resulted in a writedown of $1.3 million. Additional writedowns are charged against income, if necessary, as a result of regular reviews of fair value of real estate acquired in settlement of loan properties. Of the total subsequent writedowns recorded in 2009, 71% related to two properties.

Other.    Other noninterest expense increased by $2.0 million, or 21.2%, to $11.2 million during the year ended December 31, 2009 from $9.2 million during the year ended December 31, 2008. In large part, this increase was the result of increased credit-related costs and expenses associated with the execution of the Strategic Project Plan and problem loan resolution consulting assistance.

In addition, branch closure expenses increased $467 thousand for the year ended December 31, 2009 over the year ended December 31, 2008 due to expenses associated with banking offices previously consolidated or relocated that have not yet been subleased or sold.

Based on our other-than-temporary impairment analysis as of December 31, 2009, we concluded that one security had other-than-temporary impairment, related to credit losses, of $49 thousand during 2009.

Also included within this financial statement line item is the 2009 provision for unfunded commitments of $128 thousand.

Provision (Benefit) for Income Taxes

As a result of our pretax net loss of approximately $62.2 million for the year ended December 31, 2009, we recognized an income tax benefit of approximately $22.1 million for the period. During the year ended December 31, 2008, we recognized income tax expense of $7.5 million on pretax net income of $21.1 million. Our effective tax rate was 35.6% for the year ended December 31, 2009 and 35.4% for the year ended December 31, 2008.

Deferred tax assets represent the future tax benefit of deductible differences. If it is more likely than not that a deferred tax asset will not be realized, a valuation allowance is required to reduce the recorded value to net realizable value. During 2009, the Internal Revenue Service extended the net operating loss carryback period from two years to five years. As of December 31, 2009, management’s analysis concluded that it is more likely than not that all of our net deferred income tax assets will be realizable based on available net operating loss carrybacks refundable from income taxes previously paid. As a result, no valuation allowance was recorded at December 31, 2009. In future periods, the realization of our deferred tax assets may also depend on the existence of sufficient taxable income available under tax law, including future reversals of existing temporary differences, future taxable income exclusive of reversing differences, taxable income in prior carryback years, projections of taxable income in future years, and tax planning strategies. The Company has carryback capacity in 2010 to recapture $7.9 million of taxes paid in 2008.

Most of the $5.2 million increase in the net deferred asset during 2009 relates to the change in the allowance for loan losses. For federal income tax purposes, no deduction is allowed for the Company’s provision for loan losses in excess of net loan charge-offs. Consequently, the increase in the allowance for loan losses during 2009 resulted in a $4.6 million increase in the net deferred tax asset with a corresponding increase in income tax benefit.

Recently Issued/Adopted Accounting Pronouncements

See Item 8. Financial Statements and Supplementary Data, Note 1 for a discussion regarding recently issued and recently adopted accounting pronouncements and their expected impact on our business, financial condition, results of operations, and cash flows.

Impact of Inflation and Changing Prices

The Consolidated Financial Statements contained in Item 8 of this document and related data have been prepared in accordance with GAAP which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time because of inflation.

Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary. As a result, interest rates have a more significant impact on a financial institution’s performance than the impact of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services since such prices are impacted by inflation. We are committed to continuing to actively manage the gap between our interest-sensitive assets and interest-sensitive liabilities.

Appendix H

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Consolidated Balance Sheets

(dollars in thousands, except per share data)

	March 31, 2010	December 31, 2009
	(unaudited)
Assets
Cash and cash equivalents
Cash and due from banks	$156,984	$188,084

Total cash and cash equivalents	156,984	188,084
Federal Home Loan Bank (“FHLB”) stock, at cost	7,010	7,010
Investment securities available for sale, at fair value	115,893	119,986
Mortgage loans held for sale	1,121	3,884
Loans, gross	1,010,247	1,040,312
Less: allowance for loan losses	(28,426)	(24,079)

Loans, net	981,821	1,016,233
Premises and equipment, net	30,225	29,605
Goodwill, net	3,691	3,691
Accrued interest receivable	4,221	4,322
Real estate acquired in settlement of loans	28,867	27,826
Income tax refund receivable	738	20,869
Other	17,892	14,440

Total assets	$1,348,463	$1,435,950

Liabilities and shareholders’ equity
Liabilities
Deposits
Noninterest-bearing	$139,454	$142,609
Interest-bearing	989,159	1,072,305

Total deposits	1,128,613	1,214,914
Retail repurchase agreements	21,417	15,545
Commercial paper (Master notes)	18,948	19,061
Long-term borrowings	96,000	101,000
Convertible debt	380	—
Accrued interest payable	1,528	2,020
Other	10,599	8,395

Total liabilities	1,277,485	1,360,935

Shareholders’ equity
Preferred stock—par value $0.01 per share; authorized 2,500,000 shares at both March 31, 2010 and December 31, 2009; none issued and outstanding at both March 31, 2010 and December 31, 2009	—	—
Common stock—par value $5.00 per share; authorized 25,000,000 shares at both March 31, 2010 and December 31, 2009; issued and outstanding 6,495,130 at both March 31, 2010 and December 31, 2009	32,295	32,282
Capital surplus	2,677	2,599
Retained earnings	41,802	47,094
Accumulated other comprehensive loss, net of tax	(5,796)	(6,960)

Total shareholders’ equity	70,978	75,015

Total liabilities and shareholders’ equity	$1,348,463	$1,435,950

See Notes to Consolidated Financial Statements

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Income (Loss)

(dollars in thousands, except per share data) (unaudited)

	For the three month periods ended March 31,
	2010	2009
Interest income
Interest earned on cash and cash equivalents	$67	$6
Dividends paid on FHLB stock	4	—
Interest earned on investment securities available for sale
United States (“U.S.”) Treasury and federal agencies (taxable)	7	—
State and municipal (nontaxable)	385	429
Collateralized mortgage obligations (taxable)	613	841
Other mortgage-backed (taxable)	198	263
Interest and fees earned on loans	13,605	16,027

Total interest income	14,879	17,566
Interest expense
Interest paid on deposits	3,563	4,712
Interest paid on retail repurchase agreements	14	13
Interest paid on commercial paper	10	15
Interest paid on other short-term borrowings	—	77
Interest paid on long-term borrowings	493	371

Total interest expense	4,080	5,188

Net interest income	10,799	12,378
Provision for loan losses	10,750	2,175

Net interest income after provision for loan losses	49	10,203

Noninterest income
Service charges on deposit accounts, net	1,950	1,884
Fees for trust and investment management and brokerage services	651	534
Mortgage-banking	620	865
Automatic teller machine	303	300
Merchant services	794	278
Investment securities gains	8	2
Other	614	568

Total noninterest income	4,940	4,431
Noninterest expense
Salaries and other personnel	6,135	5,915
Occupancy	1,171	916
Furniture and equipment	967	883
Loss on disposition of premises, furniture, and equipment	5	55
Federal Deposit Insurance Corporation (“FDIC”) deposit insurance assessment	715	454
Mortgage-servicing rights portfolio amortization and impairment	191	414
Marketing	295	368
Real estate acquired in settlement of loans writedowns and expenses	1,012	29
Other	2,832	2,483

Total noninterest expense	13,323	11,517

Net income (loss) before provision (benefit) for income taxes	(8,334)	3,117
Provision (benefit) for income taxes	(3,042)	1,123

Net income (loss)	$(5,292)	$1,994

Common and per share data
Net income (loss) - basic	$(0.82)	$0.31
Net income (loss) - diluted	(0.82)	0.31
Cash dividends	—	0.06
Book value	10.93	18.12
Weighted average common shares outstanding - basic	6,455,598	6,448,668
Weighted average common shares outstanding - diluted	6,455,598	6,529,972

See Notes to Consolidated Financial Statements

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Shareholders’ Equity and Comprehensive Income (Loss)

(dollars in thousands, except per share data) (unaudited)

	Shares of common stock	Common stock	Capital surplus	Retained earnings	Accumulated other comprehensive income (loss), net	Total
Balance at December 31, 2008	6,446,090	$32,230	$2,095	$87,568	$(6,117)	$115,776
Net income				1,994		1,994
Other comprehensive loss, net of tax
Investment securities available for sale
Change in unrealized position during the period, net of tax impact of $84					(138)
Reclassification adjustment included in net income, net of tax impact of $1					(1)

Net unrealized loss on investment securities available for sale						(139)

Comprehensive income						1,855
Cash dividend declared and paid ($0.06 per share)				(389)		(389)
Compensation expense related to stock option plan			16			16
Excess tax benefit from equity-based awards			107			107
Common stock issued pursuant to stock option plan	4,000	20	86			106
Common stock issued pursuant to restricted stock plan	37,540	10	69			79

Balance at March 31, 2009	6,487,630	$32,260	$2,373	$89,173	$(6,256)	$117,550

Balance at December 31, 2009	6,495,130	$32,282	$2,599	$47,094	$(6,960)	$75,015
Net loss				(5,292)		(5,292)
Other comprehensive income (loss), net of tax
Investment securities available for sale
Change in unrealized position during the period, net of tax impact of $715					1,169
Reclassification adjustment included in net income, net of tax impact of $3					(5)

Net unrealized gain on investment securities available for sale						1,164

Comprehensive loss						(4,128)
Cash dividend declared and paid ($0.00 per share)				—		—
Compensation expense related to stock option plan			7			7
Common stock issued pursuant to restricted stock plan	—	13	71			84

Balance at March 31, 2010	6,495,130	$32,295	$2,677	$41,802	$(5,796)	$70,978

See Notes to Consolidated Financial Statements

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

(in thousands) (unaudited)

	For the three month periods ended March 31,
	2010	2009
Operating activities
Net income (loss)	$(5,292)	$1,994
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	606	570
Amortization of core deposit intangibles	—	11
Loss on dispositions of premises held for sale	—	8
Amortization of unearned discounts / premiums on investment securities available for sale, net	31	27
Investment securities available for sale gains	(8)	(2)
Provision for loan losses	10,750	2,175
Originations of mortgage loans held for sale	(15,008)	(52,276)
Proceeds from sales of mortgage loans held for sale	18,114	48,651
Gains on sales of mortgage loans held for sale, net	(343)	(522)
Provision charged to expense on real estate acquired in settlement of loans	1,075	19
Compensation expense related to stock options granted	7	16
Income tax benefits from exercises of nonqualified stock options in excess of amount previously provided	—	107
Decrease in other assets, net	16,780	464
Increase (decrease) in other liabilities, net	1,380	(1,888)

Net cash provided by (used in) operating activities	28,092	(646)

Investing activities
Proceeds from sales, maturities, calls, and repayments of investment securities available for sale	57,179	7,386
Purchases of investment securities available for sale	(51,233)	—
Purchases of FHLB stock	—	(1,344)
Redemptions of FHLB stock	—	900
Decrease in loans, net	19,769	1,276
Proceeds on sale of real estate acquired in settlement of loans	1,777	202
Proceeds on sale of premises held for sale	—	1,643
Purchases of premises and equipment, net	(1,226)	(3,017)

Net cash provided by investing activities	26,266	7,046

Financing activities
Decrease in transaction, money market, and savings deposit accounts, net	(584)	(59,315)
Increase (decrease) in time deposit accounts, net	(85,717)	156,173
Increase in retail repurchase agreements, net	5,872	4,748
Decrease in commercial paper, net	(113)	(4,733)
Decrease in other short-term borrowings	—	(64,382)
Repayments of long-term borrowings	(5,000)	—
Other common stock activity	84	185
Cash dividends paid on common stock	—	(389)

Net cash provided by (used in) financing activities	(85,458)	32,287

Net increase (decrease) in cash and cash equivalents	(31,100)	38,687
Cash and cash equivalents, beginning of period	188,084	29,305

Cash and cash equivalents, end of period	$156,984	$67,992

Supplemental cash flow disclosures
Cash paid (received) during the period for:
Interest expense	$4,572	$5,172

Income taxes paid (refunds received)	(20,933)	1,510

Significant noncash activities
Net unrealized gain (loss) on investment securities available for sale, net of tax	$1,164	$(139)

Loans transferred to real estate acquired in settlement of loans, at fair value	3,893	273

See Notes to Consolidated Financial Statements

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements

1.	Summary of Significant Accounting Policies

Nature of Operations

Palmetto Bancshares, Inc. (the “Company,” which may be referred to as “we,” “us,” or “our”) is a regional bank holding company organized in 1982 under the laws of South Carolina and is headquartered in Greenville, South Carolina. Through the Company’s subsidiary, The Palmetto Bank (the “Bank”), which began operations in 1904, and the Bank’s wholly-owned subsidiary, Palmetto Capital, we provide a broad array of commercial banking, consumer banking, trust and investment management, and brokerage services throughout our primary market area of northwest South Carolina.

Principles of Consolidation / Basis of Presentation

The accompanying Consolidated Financial Statements include the accounts of the Company, which includes our wholly-owned subsidiary, the Bank, and the Bank’s wholly-owned subsidiary, Palmetto Capital, and other subsidiaries of the Bank. In management’s opinion, all significant intercompany accounts and transactions have been eliminated in consolidation, and all adjustments necessary for a fair presentation of the financial condition and results of operations for periods presented have been included. Any such adjustments are of a normal and recurring nature. Assets held by the Company or its subsidiary in a fiduciary or agency capacity for customers are not included in the Company’s Consolidated Financial Statements because those items do not represent assets of the Company or its subsidiary. The accounting and financial reporting policies of the Company conform, in all material respects, to accounting principles generally accepted in the United States of America (“GAAP”) and to general practices within the financial services industry.

The Consolidated Financial Statements as of and for the three month periods ended March 31, 2010 and 2009 contained in this Quarterly Report on Form 10-Q have not been audited by our independent registered public accounting firm. The Consolidated Financial Statements have been prepared in accordance with GAAP for interim financial information and with the instructions to Form 10-Q adopted by the Securities and Exchange Commission (the “SEC”). Accordingly, the Consolidated Financial Statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the Consolidated Financial Statements, and notes thereto, for the year ended December 31, 2009, included in our Annual Report on Form 10-K.

Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. Recognized subsequent events are events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements. Nonrecognized subsequent events are events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date. Management has reviewed events occurring through the date of this filing and has concluded that no subsequent events have occurred requiring accrual or disclosure in addition to that included herein.

Business Segments

Operating segments are components of an enterprise about which separate financial information is available that are evaluated regularly by the chief operating decision makers in deciding how to allocate resources and assess performance. As of and since March 31, 2010, we have made no changes to our determination in the Annual Report on Form 10-K for the year ended December 31, 2009 that we had one reportable operating segment, banking.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Use of Estimates

In preparing our Consolidated Financial Statements, the Company’s management makes estimates and assumptions that impact the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the Consolidated Financial Statements for the years presented. Actual results could differ from these estimates and assumptions. Therefore, the results of operations for the three month period ended March 31, 2010 are not necessarily indicative of the results of operations that may be expected in future periods.

Reclassifications

Certain amounts previously presented in our Consolidated Financial Statements for prior periods have been reclassified to conform to current classifications. All such reclassifications had no impact on the prior periods’ net income (loss) or shareholders’ equity as previously reported.

Risk and Uncertainties

In the normal course of business, the Company encounters two significant types of risk: economic and regulatory. There are three main components of economic risk: credit risk, market risk, and concentration of credit risk. Credit risk is the risk of default on the Company’s loan portfolio that results from borrowers’ inability or unwillingness to make contractually required payments. Market risk includes primarily interest rate risk. The Company is exposed to interest rate risk to the degree that our interest-bearing liabilities mature or reprice at different speeds, or different bases, than our interest-earning assets. Market risk also reflects the risk of declines in the valuation of assets and liabilities and in the value of the collateral underlying loans and the value of real estate held by the Company. Concentration of credit risk refers to the risk that, if the Company extends a significant portion of our total outstanding credit to borrowers in a specific geographical area or industry or on the security of a specific form of collateral, the Company may experience disproportionately high levels of defaults and losses if those borrowers, or the value of such type of collateral, are adversely impacted by economic or other factors that are particularly applicable to such borrowers or collateral. Concentration of credit risk is also similarly applicable to the investment securities portfolio.

The Bank is subject to the regulations of various government agencies. These regulations may change significantly from period to period. The Bank also undergoes periodic examinations by regulatory agencies, which may subject the Bank to changes with respect to asset valuations, amount of required allowance for loan losses, lending requirements, capital levels, or operating restrictions.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Adopted Accounting Pronouncements

Certain accounting standards required additional disclosures for the three month period ended March 31, 2010, and such disclosures are included herein. Following is a summary of other applicable accounting pronouncements adopted by the Company during the three month period ended March 31, 2010 that required accounting changes beyond mere disclosures.

The Financial Accounting Standards Board (the “FASB”) issued new accounting guidance on accounting for transfers of financial assets in June 2009. The guidance limits the circumstances in which a financial asset should be derecognized when the transferor has not transferred the entire financial asset by taking into consideration the transferor’s continuing involvement. The standard requires that a transferor recognize and initially measure at fair

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. The concept of a qualifying special-purpose entity is no longer applicable. The standard was effective for the first annual reporting period beginning after November 15, 2009, for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Its adoption had no material impact on our financial position, results of operations, or cash flows.

Recently Issued Applicable Accounting Pronouncements

In March 2010, guidance related to derivatives and hedging was amended to exempt embedded credit derivative features related to the transfer of credit risk from potential bifurcation and separate accounting. Embedded features related to other types of risk and other embedded credit derivative features were not exempt from potential bifurcation and separate accounting. The amendments will be effective for the Company on July 1, 2010 although early adoption is permitted. The Company does not expect these amendments to have a material impact on our financial position, results of operations, or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

Accumulated Other Comprehensive Income (Loss)

We report comprehensive income in accordance with GAAP, which establishes standards for the reporting and presentation of comprehensive income and its components in financial statements. In accordance with this guidance, we elected to disclose changes in comprehensive income in our Consolidated Statements of Changes in Shareholders’ Equity and Comprehensive Income (Loss). Comprehensive income includes all changes in shareholders’ equity during a period except those resulting from transactions with shareholders.

The following table summarizes the components of accumulated other comprehensive income (loss), net of tax impact, at the dates and for the periods indicated (in thousands).

	Impact of FASB ASC 715	Impact of curtailment	Total impact of defined benefit pension plan	Impact of investment securities available for sale	Total
Accumulated other comprehensive income (loss), after income tax impact, December 31, 2008	$(6,126)	$1,630	$(4,496)	$(1,621)	$(6,117)
Accumulated other comprehensive loss, before income tax impact	—	—	—	(224)	(224)
Income tax benefit	—	—	—	85	85

Accumulated other comprehensive loss, after income tax impact	—	—	—	(139)	(139)

Accumulated other comprehensive income (loss), after income tax impact, March 31, 2009	$(6,126)	$1,630	$(4,496)	$(1,760)	$(6,256)

Accumulated other comprehensive income (loss), after income tax impact, December 31, 2009	$(8,896)	$1,630	$(7,266)	$306	$(6,960)
Accumulated other comprehensive income, before income tax impact	—	—	—	1,876	1,876
Income tax expense	—	—	—	(712)	(712)

Accumulated other comprehensive income, after income tax impact	—	—	—	1,164	1,164

Accumulated other comprehensive income (loss), after income tax impact, March 31, 2010	$(8,896)	$1,630	$(7,266)	$1,470	$(5,796)

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

The market value of pension plan assets is assessed and adjusted through accumulated other comprehensive income (loss) annually, if necessary.

2.	Cash and Cash Equivalents

Required Reserve Balances

The Federal Reserve Act requires each depository institution to maintain reserves against its reservable liabilities as prescribed by Federal Reserve regulations. The Bank reports our reservable liabilities to the Federal Reserve on a weekly basis. Weekly reporting institutions maintain reserves on their reservable liabilities with a 30-day lag. For the maintenance period ended on April 7, 2010, based on reservable liabilities from February 23, 2010 through March 8, 2010, the Federal Reserve required the Bank to maintain reserves of $11.3 million. After taking into consideration our levels of vault cash, reserves of $1.4 million were required to be maintained with the Federal Reserve.

Concentrations and Restrictions

In an effort to manage our associated risks, we generally do not sell federal funds to other financial institutions because they are essentially uncollateralized loans. Therefore, management regularly evaluates the risk associated with the counterparties to these transactions to ensure that we do not expose ourselves to any significant risks with regard to our cash and cash equivalent balances.

Cash and cash equivalents restricted to secure a letter of credit totaled $250 thousand (0.2%) and $512 thousand (0.3%) as of March 31, 2010 and December 31, 2009, respectively. In addition, $836 thousand (0.5%) and $836 thousand (0.4%) of the balance of cash and cash equivalents was restricted as of March 31, 2010 and December 31, 2009, respectively, under our merchant credit card agreement.

3.	Investment Securities Available for Sale

The following tables summarize the amortized cost, gross unrealized gains, gross unrealized losses, and fair values of investment securities available for sale at the dates indicated (in thousands).

	March 31, 2010
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
U.S. Treasury and federal agencies	$24,016	$—	$(1)	$24,015
State and municipal	41,590	2,026	—	43,616
Collateralized mortgage obligations	36,851	9	(237)	36,623
Other mortgage-backed (federal agencies)	11,067	597	(25)	11,639

Total investment securities available for sale	$113,524	$2,632	$(263)	$115,893

	December 31, 2009
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
U.S. Treasury and federal agencies	$16,294	$3	$—	$16,297
State and municipal	44,908	1,880	(3)	46,785
Collateralized mortgage obligations	42,508	168	(2,358)	40,318
Other mortgage-backed (federal agencies)	15,783	838	(35)	16,586

Total investment securities available for sale	$119,493	$2,889	$(2,396)	$119,986

We use prices from third party pricing services and, to a lesser extent, indicative (non-binding) quotes from third party brokers, to measure fair value of our investment securities. See Note 17 for further discussion

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

regarding the amount and fair value hierarchy classification of investment securities measured at fair value using a third party pricing service and those measured at fair value using broker quotes. We utilize multiple third party pricing services and brokers to obtain fair values; however, management generally obtains one price / quote for each individual security. For securities priced by third party pricing services, management determines the most appropriate and relevant pricing service for each security class and has that vendor provide the price for each security in the class. We record the unadjusted value provided by the third party pricing service / broker in our Consolidated Financial Statements, subject to our internal price verification procedures.

Other-Than-Temporary Impairment

The following tables summarize the number of securities in each category of investment securities available for sale, the fair value, and the gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at the dates indicated (dollars in thousands).

	March 31, 2010
	Less than 12 months			12 months or longer			Total
	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses
U.S. Treasury and federal agencies	4	$19,016	$1	—	$—	$—	4	$19,016	$1
State and municipal	—	—	—	—	—	—	—	—	—
Collateralized mortgage obligations	1	2,563	237	—	—	—	1	2,563	237
Other mortgage-backed (federal agencies)	1	1,447	25	—	—	—	1	1,447	25

Total investment securities available for sale	6	$23,026	$263	—	$—	$—	6	$23,026	$263

	December 31, 2009
	Less than 12 months			12 months or longer			Total
	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses
U.S. Treasury and federal agencies	1	$300	$—	—	$—	$—	1	$300	$—
State and municipal	2	662	3	—	—	—	2	662	3
Collateralized mortgage obligations	3	10,323	412	6	16,624	1,946	9	26,947	2,358
Other mortgage-backed (federal agencies)	2	1,444	35	—	—	—	2	1,444	35

Total investment securities available for sale	8	$12,729	$450	6	$16,624	$1,946	14	$29,353	$2,396

Based on our other-than-temporary impairment analysis as of March 31, 2010, we concluded that gross unrealized losses detailed in the preceding table were not other-than-temporarily impaired as of that date.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Ratings

The following table summarizes Moody’s ratings, by segment, of the investment securities available for sale based on fair value, at March 31, 2010. An AAA rating is based not only on the credit of the issuer, but may also include consideration of the structure of the securities and the credit quality of the collateral.

	U.S. Treasury and federal agencies	State and municipal	Collateralized mortgage obligations	Other mortgage-backed (federal agencies)
Aaa	100%	3%	100%	100%
Aa1-A3	—	72	—	—
Baa1-B3	—	16	—	—
Not rated or withdrawn rating	—	9	—	—

Total	100%	100%	100%	100%

Of the state and municipal investment securities not rated or with withdrawn ratings by Moody’s at March 31, 2010, 15% were rated AA+ by Standard and Poor’s ratings, 52% were rated AA, 19% were rated AA-, and 14%, or $566 thousand, were not rated by Standard and Poor’s ratings.

Maturities

The following table summarizes the amortized cost and estimated fair value of investment securities available for sale at March 31, 2010 by contractual maturity (in thousands). Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations. Collateralized mortgage obligations and other mortgage-backed securities are shown separately since they are not due at a single maturity date.

	Amortized cost	Fair value
Due in one year or less	$27,916	$27,972
Due after one year through five years	24,839	26,094
Due after five year through ten years	11,985	12,638
Due after ten years	866	927
Collateralized mortgage obligations	36,851	36,623
Other mortgage-backed securities (federal agencies)	11,067	11,639

Total investment securities available for sale	$113,524	$115,893

The weighted average contractual life of investment securities available for sale was 3.7 years at March 31, 2010. Since 42%, based on amortized cost, of the portfolio is collateralized mortgage obligations or other mortgage-backed securities, the expected remaining maturity may differ from contractual maturity because borrowers generally have the right to prepay obligations before the underlying mortgages mature.

Pledged

63% and 61% of the portfolio was pledged to secure public deposits, including retail repurchase agreements, and trust assets at March 31, 2010 and December 31, 2009, respectively. Of the $72.6 million and $73.2 million pledged at March 31, 2010 and December 31, 2009, respectively, $55.0 million and $56.3 million, respectively, of the portfolio was securing public deposits and trust assets.

$6.3 million (5%) of the portfolio at March 31, 2010 and December 31, 2009 was pledged to secure federal funds funding from a correspondent bank.

$26.2 million (23%) and $29.8 million (25%) of the portfolio at March 31, 2010 and December 31, 2009, respectively, was pledged to collateralize FHLB advances and letters of credit, of which $25.2 million and $26.8 million, respectively, was available as lendable collateral.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Concentrations

Three state and municipal security issuers issued securities with fair values ranging from 2.0% to 3.2% of total shareholders’ equity at March 31, 2010. Twelve state and municipal security issuers issued securities with fair values ranging from 1.0% to 1.7% of total shareholders’ equity at March 31, 2010.

Two collateralized mortgage obligation issuers issued securities with fair values of 1.9% and 3.6%, respectively, of total shareholders’ equity at March 31, 2010. Seven collateralized mortgage obligations, issued by the Government National Mortgage Association (“GNMA”), had an aggregate fair value and amortized cost of $32.7 million (46.1%) of shareholders’ equity at March 31, 2010.

The following table summarizes issuer concentrations of other mortgage-backed investment securities at fair value at March 31, 2010 (dollars in thousands).

	Federal National Mortgage Association (“FNMA”)	Federal Home Loan Mortgage Corporation (“FHLMC”)	Government National Mortgage Association (“GNMA”)	Total
Other mortgage-backed (federal agencies)	$8,327	$1,865	$1,447	$11,639
As a percentage of shareholders’ equity	11.7%	2.6%	2.1%	16.4%

Realized Gains and Losses

Securities totaling $40.2 million were sold during the three month period ended March 31, 2010, resulting in a net gain on sale totaling $8 thousand. The proceeds from the sales were reinvested in GNMA collateralized mortgage obligations with an expected duration of 2.5 years.

The following table summarizes the gross realized gains and losses on investment securities available for sale for the periods indicated (in thousands).

	For the three month periods ended March 31,
	2010	2009
Realized gains	$1,147	$2
Realized losses	(1,139)	—

Net realized gains	$8	$2

4.	Loans

Composition

The following table summarizes gross loans, categorized by FDIC code, at the dates indicated (dollars in thousands).

	March 31, 2010		December 31, 2009
	Total	% of total	Total	% of total
Secured by real estate
Construction, land development, and other land loans	$198,236	19.7%	$205,465	19.8%
Farmland	1,016	0.1	466	—
Single-family residential	195,168	19.3	203,330	19.6
Multifamily residential	30,426	3.0	30,668	3.0
Nonfarm nonresidential	449,749	44.5	459,130	44.1
Commercial and industrial	59,958	5.9	61,788	5.9
Obligations of states and political subdivisions of the U.S.	1,091	0.1	1,418	0.1
General consumer	55,207	5.5	57,581	5.5
Credit line	5,082	0.5	5,501	0.5
Bankcards	12,833	1.3	13,214	1.3
Others	1,481	0.1	1,751	0.2

Loans, gross	$1,010,247	100.0%	$1,040,312	100.0%

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Loans included in the preceding loan composition table are net of participations sold. Participations sold totaled $12.5 million at March 31, 2010 and December 31, 2009.

Mortgage loans serviced for the benefit of others amounted to $430.4 million and $426.6 million at March 31, 2010 and December 31, 2009, respectively, and are not included in our Consolidated Balance Sheets.

Pledged

To borrow from the FHLB, members must pledge collateral to secure advances and letters of credit. Acceptable collateral includes, among other types of collateral, a variety of residential, multifamily, home equity lines and second mortgages, and commercial loans. $397.6 million and $407.0 million of gross loans were pledged to collateralize FHLB advances and letters of credit at March 31, 2010 and December 31, 2009, respectively, of which $169.5 million and $162.0 million, respectively, was available as lendable collateral.

On March 31, 2010, $91.6 million of loans was pledged to collateralize for potential borrowings from the Federal Reserve Discount Window. Effective April 12, 2010, our borrowing relationship with the Federal Reserve was changed as described in Note 10. As a result, the amount of our loans pledged as collateral was reduced to $27.7 million.

Concentrations

The following table summarizes loans secured by commercial real estate, categorized by FDIC code, at March 31, 2010 (dollars in thousands).

	Total	% of gross loans	% of Bank’s total regulatory capital
Secured by commercial real estate
Construction, land development, and other land loans	$198,236	19.7%	228.6%
Multifamily residential	30,426	3.0	35.1
Nonfarm nonresidential	449,749	44.5	518.6

Total loans secured by commercial real estate	$678,411	67.2%	782.3%

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

The following table further categorizes loans secured by commercial real estate, categorized by FDIC code, at March 31, 2010 (dollars in thousands).

	Total	% of gross loans	% of Bank’s total regulatory capital
Development commercial real estate loans
Secured by:
Land—unimproved (commercial or residential)	$80,401	8.0%	92.7%
Land development—commercial	14,905	1.5	17.2
Land development—residential	57,481	5.7	66.3
Commercial construction:
Hotel/motel	192	—	0.2
Retail	4,458	0.4	5.2
Office	245	—	0.3
Multifamily	9,598	0.9	11.1
Industrial and warehouse	7,136	0.7	8.2
Healthcare	4,946	0.5	5.7
Miscellaneous commercial	4,792	0.5	5.5

Total development commercial real estate loans	184,154	18.2	212.4
Existing and other commercial real estate loans
Secured by:
Hotel/motel	104,840	10.4	120.9
Retail	26,527	2.6	30.6
Office	34,653	3.4	39.9
Multifamily	30,426	3.0	35.1
Industrial and warehouse	17,621	1.8	20.3
Healthcare	16,730	1.7	19.3
Miscellaneous commercial	132,475	13.1	152.8
Residential construction—speculative	6,932	0.7	8.0

Total existing and other commercial real estate loans	370,204	36.7	426.9
Commercial real estate owner occupied and residential loans
Secured by:
Commercial—owner occupied	116,904	11.6	134.8
Commercial construction—owner occupied	3,207	0.3	3.7
Residential construction—contract	3,942	0.4	4.5

Total commercial real estate owner occupied and residential loans	124,053	12.3	143.0

Total loans secured by commercial real estate	$678,411	67.2%	782.3%

Asset Quality

Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing. The following table summarizes nonaccrual loans and loans past due 90 days and still accruing interest at the dates indicated (in thousands).

	March 31, 2010	December 31, 2009
Nonaccrual loans	$113,181	$96,936
Loans past due 90 days and still accruing	—	—

	$113,181	$96,936

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

No interest income was recorded during the three month period ended March 31, 2010 on loans classified as nonaccrual, as payments collected on nonaccrual loans are applied to the principal balance of the loan. Additional interest income of $823 thousand would have been reported during the three month period ended March 31, 2010 had these loans performed in accordance with their contractual terms. As a result, our earnings did not include this interest income.

Troubled Debt Restructurings. At March 31, 2010 and December 31, 2009, the principal balance of troubled debt restructurings totaled $16.2 million and $14.6 million, respectively.

Allowance for Loan Losses

The following table summarizes the activity impacting the allowance for loan losses at the dates and for the periods indicated (in thousands).

	At and for the three month period ended March 31,
	2010	2009
Allowance for loan losses, beginning of period	$24,079	$11,000
Provision for loan losses	10,750	2,175
Loans charged-off	(7,242)	(615)
Loan recoveries	839	46

Net loans charged-off	(6,403)	(569)

Allowance for loan losses, end of period	$28,426	$12,606

Impaired Loans. The following table summarizes information relative to impaired loans at the dates and for the periods indicated (in thousands).

	March 31, 2010	December 31, 2009
Impaired loans for which there is a related allowance for loan losses determined in accordance with FASB ASC 310	$25,528	$11,253
Other impaired loans	81,871	85,583

Total impaired loans	$107,399	$96,836

Average impaired loans calculated using a simple average	$102,118	$82,471
Related allowance for loan losses	6,997	5,250

5.	Premises and Equipment, Net

The following table summarizes the premises and equipment balances, net at the dates indicated (in thousands).

	March 31, 2010	December 31, 2009
Land	$6,534	$6,534
Buildings	19,946	19,904
Leasehold improvements	5,329	5,313
Furniture and equipment	20,992	20,908
Software	3,995	3,719
Bank automobiles	784	820
Capital lease asset	1,239	420

Premises and equipment, gross	58,819	57,618
Accumulated depreciation	(28,594)	(28,013)

Premises and equipment, net	$30,225	$29,605

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

6.	Goodwill, net

Goodwill of $3.7 million at March 31, 2010 and December 31, 2009 resulted from past business combinations from 1988 through 1999. We perform our annual impairment testing as of June 30. Our impairment testing at June 30, 2009 and 2008 indicated that no impairment charge was required as of those dates. Due to the overall adverse economic environment and the negative impact on the banking industry as a whole, including the impact to the Company resulting in net losses and a decline in market capitalization based on our common stock price, we also performed an impairment test of our goodwill at December 31, 2009 and March 31, 2010. No impairment loss was recognized during the three month period ended March 31, 2010.

7.	Mortgage-Banking Activities

Mortgage loans serviced for the benefit of others amounted to $430.4 million and $426.6 million at March 31, 2010 and December 31, 2009, respectively, and are excluded from our Consolidated Balance Sheets.

The book value of mortgage-servicing rights at March 31, 2010 and December 31, 2009 was $3.0 million. Mortgage-servicing rights are included within the Other assets financial statement line item of the Consolidated Balance Sheets. The fair value of mortgage-servicing rights at March 31, 2010 and December 31, 2009 was $3.8 million and $3.6 million, respectively.

Mortgage-Servicing Rights Activity

The following table summarizes the changes in the mortgage-servicing rights portfolio at the dates and for the periods indicated (in thousands).

	At and for the three month periods ended March 31,
	2010	2009
Mortgage-servicing rights portfolio, net of valuation allowance, beginning of period	$3,039	$2,932
Capitalized mortgage-servicing rights	166	475
Mortgage-servicing rights portfolio amortization and impairment	(191)	(414)

Mortgage-servicing rights portfolio, net of valuation allowance, end of period	$3,014	$2,993

Valuation Allowance

The following table summarizes the activity impacting the valuation allowance for impairment of the mortgage-servicing rights portfolio for the periods indicated (in thousands).

	For the three month periods ended March 31,
	2010	2009
Valuation allowance, beginning of period	$40	$30
Additions charged to and (reductions credited from) operations	(2)	9

Valuation allowance, end of period	$38	$39

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

8.	Real Estate and Personal Property Acquired in Settlement of Loans

Composition

The following table summarizes real estate acquired in settlement of loans and personal property acquired in settlement of loans, the latter of which is included within the Other assets financial statement line item on the Consolidated Balance Sheets at the dates indicated (in thousands).

	March 31, 2010	December 31, 2009
Real estate acquired in settlement of loans	$28,867	$27,826
Personal property acquired in settlement of loans	113	188

Total property acquired in settlement of loans	$28,980	$28,014

Real Estate Acquired in Settlement of Loans Activity

The following table summarizes the changes in real estate acquired in settlement of loans at the dates and for the periods indicated (in thousands).

	At and for the three month periods ended March 31,
	2010	2009
Real estate acquired in settlement of loans, beginning of period	$27,826	$6,719
Plus: New real estate acquired in settlement of loans	3,893	273
Less: Sales of real estate acquired in settlement of loans	(1,777)	(202)
Less: Provision charged to expense	(1,075)	(19)

Real estate acquired in settlement of loans, end of period	$28,867	$6,771

During the three month period ended March 31, 2010, of the $1.8 million in total sales, one property with a carrying amount of $1.7 million was sold at a gain of $252 thousand. Subsequent to March 31, 2010, seven properties with an aggregate net carrying amount of $133 thousand were sold in a bulk sale auction. At April 28, 2010, 10 assets with an aggregate net carrying amount of $8.1 million were under contract for sale scheduled to close in the second quarter of 2010.

9.	Deposits

Composition

The following table summarizes traditional deposit composition at the dates indicated (in thousands).

	March 31, 2010	December 31, 2009
Transaction deposit accounts	$435,030	$449,867
Money market deposit accounts	129,352	119,082
Savings deposit accounts	44,318	40,335
Time deposit accounts $100,000 and greater	303,769	263,664
Time deposit accounts less than $100,000	216,144	341,966

Total traditional deposit accounts	$1,128,613	$1,214,914

At March 31, 2010, $1.4 million of overdrawn transaction deposit accounts were reclassified to loans, compared with $542 thousand at December 31, 2009.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Interest Expense on Deposit Accounts

The following table summarizes interest paid on traditional deposit accounts for the periods indicated (in thousands).

	For the three month periods ended March 31,
	2010	2009
Transaction deposit accounts	$61	$245
Money market deposit accounts	161	168
Savings deposit accounts	32	31
Time deposit accounts	3,309	4,268

Total interest expense on traditional deposit accounts	$3,563	$4,712

10.	Borrowings

Federal Funds Accommodations

At March 31, 2010, we had access to federal funds funding, secured by U.S. Treasury and federal agency securities, from a correspondent bank. The following table summarizes our federal funds funding utilization and availability at the dates indicated (in thousands).

	March 31, 2010	December 31, 2009
Authorized federal funds funding accomodations	$5,000	$5,000
Utilized federal funds funding accomodations	—	—

Available federal funds funding accomodations	$5,000	$5,000

This federal funds funding source may be canceled at any time at the correspondent bank’s discretion.

FHLB Borrowings

As disclosed in Notes 3 and 4, we pledge investment securities and loans to collateralize FHLB advances and letters of credit. Additionally, we may pledge cash and cash equivalents. In order to compute lendable collateral amounts, the market value of pledged securities and loans balances is reduced by a collateral discount factor. This amount is then adjusted by the institution assigned collateral maintenance level factor. Among other things, the collateral maintenance level factor takes into account our collateral credit score determined by the FHLB. Cash and cash equivalents, if pledged, are not subject to the collateralization maintenance level.

The following table summarizes FHLB borrowed funds utilization and availability at the dates indicated (in thousands).

	March 31, 2010	December 31, 2009
Available lendable loan collateral value to serve against FHLB advances and letters of credit	$169,521	$162,014
Available lendable investment security collateral value to serve against FHLB advances and letters of credit	25,209	26,791
Advances and letters of credit
Long-term advances	$(96,000)	$(101,000)
Letters of credit	(50,000)	(50,000)
Excess	$16,592	$55

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

The following table summarizes long-term FHLB borrowings at March 31, 2010 (dollars in thousands). Our long-term FHLB advances do not have embedded call options.

						Total
Borrowing balance	$12,000	$19,000	$30,000	$30,000	$5,000	$96,000
Interest rate	2.75%	0.63%	1.34%	2.89%	3.61%	1.98%
Maturity date	4/2/2010	1/7/2011	1/18/2011	3/7/2011	4/2/2013

In January 2010, we were notified by the FHLB that it will not allow incremental borrowings until our financial condition improves; however, the $12 million FHLB advance that was scheduled to mature on April 2, 2010 was extended for 12 months. The interest rate, which is a daily variable rate, was 0.36% at March 31, 2010.

Federal Reserve Discount Window

On March 31, 2010, $91.6 million of loans were pledged to collateralize potential borrowings from the Federal Reserve Discount Window. Effective for all borrowers on March 18, 2010, the maximum maturity for borrowings was shortened to overnight. As of April 12, 2010, we were required to post collateral of $5.7 million to cover the various Federal Reserve System services that are being utilized by the Company. In addition, any future potential borrowings from the Discount Window are at the secondary credit rate and must be used for operational issues, and the Federal Reserve has the discretion to deny approval of borrowing requests. We are also required to pledge collateral for such secondary borrowing capacity. As a result, on April 12, 2010 the amount of loans pledged as collateral was reduced to $27.7 million.

We had no outstanding borrowings from the Federal Reserve at March 31, 2010 or December 31, 2009.

Convertible Debt

On March 31, 2010, the Company issued unsecured convertible promissory notes in an aggregate principal amount of $380 thousand to members of the Company’s Board of Directors. The notes bear interest at 10% per year payable quarterly, have a stated maturity of March 31, 2015, may be prepaid by the Company at any time, and are mandatorily convertible into stock of the Company at the same terms and conditions as other investors that participate in the Company’s next stock offering. The proceeds from the issuance of the notes were contributed to the Bank as a capital contribution.

11.	Employee Benefit Plans

401(k) Plan

During the three month periods ended March 31, 2010 and 2009, matching contributions made in conjunction with our employee 401(k) plan totaled $98 thousand and $108 thousand, respectively.

Defined Benefit Pension Plan

Historically, we have offered a noncontributory, defined benefit pension plan that covered all full-time employees having at least twelve months of continuous service and having attained age 21. The plan was frozen on December 31, 2007; accordingly, effective January 1, 2008, we ceased accruing pension benefits under the plan. Although no previously accrued benefits were lost, employees no longer accrue benefits for service subsequent to 2007.

The Company recognizes the funded status of our defined benefit postretirement plan in our Consolidated Balance Sheet. Gains and losses, prior service costs and credits, and any remaining transition amounts that had not yet been recognized through net periodic benefit cost as of December 31, 2007 are recognized in accumulated other comprehensive income, net of tax impacts, until they are amortized as a component of net periodic cost.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

The Company recognized an accrued pension liability, net at March 31, 2010 and December 31, 2009, which was included in the Other liabilities financial statement line item on the Consolidated Balance Sheets, of $3.9 million and $3.7 million, respectively.

The fair value of plan assets totaled $13.6 million and $13.2 million at March 31, 2010 and December 31, 2009, respectively.

Cost of Defined Benefit Pension Plan.    The following table summarizes the net periodic (income) expense components for the Company’s defined benefit pension plan, which is included in Salaries and other personnel expense on the Consolidated Statements of Income (Loss), for the three month period ended March 31, 2010 (in thousands).

Interest cost	$227
Expected return on plan assets	(227)
Amortization of net actuarial loss	158

Net periodic pension (income) expense	$158

No expense was recorded during the three month period ended March 31, 2009.

Contributions. Employer contributions in the amount of at least $78 thousand will be made during 2010. Additional contributions may be made depending on the funded status of the plan.

12.	Equity Based Compensation

Stock Option Plan

Stock option awards have been granted under the Palmetto Bancshares, Inc. 1997 Stock Compensation Plan with various expiration dates through December 31, 2016. Of these, 132,810 stock option awards remained outstanding at March 31, 2010 with exercise prices ranging from $13.50 to $30.40. All stock option awards granted have a vesting term of five years and an exercise period of ten years.

The compensation cost that was charged against pretax net income (loss) for previously granted stock option awards that vested during the three month periods ended March 31, 2010 and 2009 was $7 thousand and $16 thousand, respectively. The total income tax benefit recognized in the Consolidated Statements of Income (Loss) with regard to the deductible portion of this compensation cost was $1 thousand and $2 thousand, for the same periods, respectively.

At March 31, 2010, based on stock option awards outstanding at that time, the total pretax compensation cost related to nonvested stock option awards granted under the stock option plan but not yet recognized was $23 thousand. Stock option compensation expense is recognized on a straight-line basis over the stock option award vesting period. Remaining stock option compensation expense is expected to be recognized through 2011.

The following table summarizes stock option activity for the 1997 Stock Compensation Plan at the dates and for the periods indicated.

	Stock options outstanding	Weighted- average exercise price
Outstanding at December 31, 2008	169,330	$20.98
Exercised	(4,000)	26.60

Outstanding at March 31, 2009	165,330	$20.84

Outstanding at December 31, 2009	147,210	$21.80
Forfeited	(14,400)	15.00

Outstanding at March 31, 2010	132,810	$22.54

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

The following table summarizes information regarding stock option awards outstanding and exercisable at March 31, 2010.

			Options outstanding			Options exercisable
Exercise price or range of exercise prices			Number of stock options outstanding at 3/31/10	Weighted- average remaining contractual life (years)	Weighted- average exercise price	Number of stock options exercisable at 3/31/10	Weighted- average exercise price
$13.50			7,800	0.75	$13.50	7,800	$13.50
$15.00	to	$20.00	40,010	2.31	17.75	40,010	17.75
$23.30	to	$26.60	51,200	4.12	24.47	51,200	24.47
$27.30	to	$30.40	33,800	5.78	27.37	26,480	27.36

Total			132,810	3.80	22.54	125,490	22.26

At March 31, 2010, we determined the fair value of our common stock based on the average of the last five trades reported through our Private Trading System. At March 31, 2010, the fair value of our common stock did not exceed the exercise price of any options outstanding and exercisable. Cash received from stock option exercises under the stock option plan during the three month period ended March 31, 2009 was $106 thousand. The total intrinsic value of stock options exercised during the three month period ended March 31, 2009 was $62 thousand. There were no stock options exercised during the three month period ended March 31, 2010.

Restricted Stock Plan

250,000 shares of common stock have been reserved for issuance under the Palmetto Bancshares, Inc. 2008 Restricted Stock Plan, which provides for the grant of common stock awards to the Company’s employees, officers, and directors. The first awards were granted under the Plan during 2009. The following table summarizes restricted stock activity at the dates and for the periods indicated.

	Restricted stock outstanding	Weighted- average grant price
Outstanding at December 31, 2008	—	$—
Granted	37,540	42.00

Outstanding at March 31, 2009	37,540	$42.00

Outstanding at December 31, 2009	45,040	$34.21
Granted	—	—

Outstanding at March 31, 2010	45,040	$34.21

The value of the restricted stock awarded is established as the fair value of the stock at the time of the grant. We measure compensation cost for restricted stock awards at fair value and recognize compensation expense over the service period. As such, expense relative to 2009 grants is recognized ratably over the five year vesting period of the stock award grants. Of the restricted stock shares outstanding at March 31, 2010, 39% perform their annual vesting on July 1 and 61% perform their annual vesting on December 31. The compensation cost that was charged against pretax income during the three month periods ended March 31, 2010 and March 31, 2009 for restricted stock awards was $85 thousand and $79 thousand, respectively. The total income tax benefit recognized in the Consolidated Statements of Income (Loss) with regard to the deductible portion of this compensation cost was $30 thousand and $28 thousand, for the same periods, respectively. Forfeitures are accounted for by eliminating compensation expense for unvested shares as forfeitures occur. At March 31, 2010, based on restricted stock awards outstanding at that time, the total pretax compensation cost related to nonvested restricted stock awards granted under the restricted stock plan but not yet recognized was $1.2 million. This cost

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

is expected to be recognized over a remaining period through 2014. The estimation of restricted stock awards that will ultimately vest requires judgment and, to the extent actual results or updated estimates differ from current estimates, such amounts will be recorded as a cumulative adjustment in the period estimates are revised.

At March 31, 2010, there was no intrinsic value associated with the restricted stock as the fair value did not exceed the fair value on the date of grant. At March 31, 2010, 204,960 shares were available for issuance under the plan.

Shares of restricted stock granted to employees under the 2008 Restricted Stock Plan are subject to restrictions as to continuous employment for a specified time period following the date of grant. During this period, the holder is entitled to full voting rights and dividends.

13.	Shareholders’ Equity and Average Share Information

Cash Dividends

For the three month period ended March 31, 2009, we paid quarterly cash dividends totaling $389 thousand, or $0.06 per common share. Since that period, the Board of Directors has not declared or paid a dividend on our common stock. The Company and the Bank are subject to regulatory policies and requirements relating to the payment of dividends. Since our total risk-based capital ratio was below the well-capitalized regulatory minimum threshold at March 31, 2010, payment of a dividend on our common stock would have required prior notification and non-objection from the FDIC.

Average Share Information

The following table summarizes our reconciliation of the numerators and denominators of the basic and diluted net income (loss) per common share computations for the periods indicated.

	For the three month periods ended March 31,
	2010	2009
Weighted average common shares outstanding - basic	6,455,598	6,448,668
Dilutive impact resulting from potential common share issuances	—	81,304

Weighted average common shares outstanding - diluted	6,455,598	6,529,972

Basic net income (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding during the period. For diluted net income per share, the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. If dilutive, common stock equivalents are calculated for stock options and restricted stock shares using the treasury stock method. No potential common shares were included in the computation of the diluted per share amount for the three month period ended March 31, 2010 as inclusion would be antidilutive given our net loss during the period.

14.	Income Taxes

During 2009, the U.S. Congress extended the net operating loss carryback period from two years to five years for qualifying institutions. As a result of our net operating loss in 2009, the Company filed income tax refund claims and recorded receivables related to carrybacks from 2004 through 2007 and federal and state tax refund claims for estimated taxes paid in 2009 totaling $20.9 million, all of which were received as of March 31, 2010. Our income tax receivable recorded at March 31, 2010 was primarily the result of our net operating loss for the three month period ended March 31, 2010 which was carried back to 2008.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Effective January 1, 2010, the available carryback years for net operating losses under the Internal Revenue Code rules reverted from five years back to two years. The Company has carryback capacity in 2010 to recapture up to $7.9 million of taxes paid in 2008.

As of March 31, 2010, net deferred income tax assets totaling $8.0 million are recorded in the Company’s balance sheet. As of that date, we determined that $6.7 million of our net deferred income tax assets are realizable based primarily on an available refund from net operating loss carryback against income taxes previously paid in 2008, and $1.3 million is supported by tax planning strategies and projections of future taxable income. Accordingly, no valuation allowance is recorded against net deferred income tax assets as of March 31, 2010.

As of December 31, 2009, we determined that all of our $5.8 million of net deferred income tax assets would be realizable based primarily on available net operating loss carrybacks refundable from income taxes previously paid and no valuation allowance was recorded at that date.

15.	Commitments, Guarantees, and Other Contingencies

Lending Commitments and Standby Letters of Credit

Unused lending commitments to customers are not recorded in our Consolidated Balance Sheets until funds are advanced. For commercial customers, lending commitments generally take the form of unused revolving credit arrangements to finance customers’ working capital requirements. For retail customers, lending commitments are generally unused lines of credit secured by residential property.

The following table summarizes the contractual amounts of our unused lending commitments relating to extension of credit with off-balance sheet risk at March 31, 2010 (in thousands).

Commitments to extend credit:
Revolving, open-end lines secured by single-family residential properties	$49,729
Bankcard lines	46,729
Commercial real estate, construction, and land development loans secured by real estate
Single-family residential construction loan commitments	4,124
Commercial real estate, other construction loan, and land development loan commitments	24,213
Other	45,128

Total commitments to extend credit	$169,923

Commitments to fund “other” loans are comprised primarily of overdraft protection lines and lines related to commercial and industrial loans.

Standby letters of credit are issued for customers in connection with contracts between the customers and third parties. Letters of credit are conditional commitments issued by us to guarantee the performance of a customer to a third party. The maximum potential amount of undiscounted future payments related to letters of credit was $3.9 million and $4.6 million at March 31, 2010 and December 31, 2009, respectively.

The reserve for unfunded commitments at March 31, 2010 and December 31, 2009 was $214 thousand and $128 thousand, respectively, and is recorded in the Other liabilities financial statement line item in the Consolidated Balance Sheet.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Loan Participations

With regard to participations sold aggregating $23.9 million at March 31, 2010 ($12.5 million of which related to gross loan balances and $11.4 million of which related to the contractual loan balances of real estate acquired in settlement of loans), we serve as the lead bank and are therefore responsible for certain administration and other management functions as agent to the participating banks. The participation agreements include certain standard representations and warranties related to our duties to the participating banks.

Derivatives

See Note 16 for further discussion regarding our off-balance sheet arrangements and commitments related to our derivative loan commitments and freestanding derivatives.

Real Property Operating Lease Obligations

We lease certain of our office facilities and real estate related to banking services under operating leases. There has been no significant change in future minimum lease payments payable as reported in our Annual Report on Form 10-K for the year ended December 31, 2009.

Legal Proceedings

We are subject to actual and threatened legal proceedings and other claims against us arising out of the conduct of our business. Some of these suits and proceedings seek damages, fines, or penalties. These suits and proceedings are being defended by, or contested on behalf of, us. On the basis of information presently available, we do not believe that existing proceedings and claims will have a material impact on our financial position or results of operations.

16.	Derivative Financial Instruments and Hedging Activities

At March 31, 2010 and December 31, 2009, our only derivative instruments related to our residential mortgage lending activities. We are required to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Changes in the fair value of those derivatives are reported in current earnings or other comprehensive income depending on the purpose for which the derivative is held and whether the derivative qualifies for hedge accounting.

We originate certain residential loans with the intention of selling these loans. Between the time that we enter into an interest rate lock commitment to originate a residential loan with a potential borrower and the time the closed loan is sold, we are subject to variability in market prices related to these commitments. We also enter into forward sale agreements of “to be issued” loans. The commitments to originate residential loans and forward sales commitments are freestanding derivative instruments and are recorded on the

Consolidated Balance Sheets at fair value. They do not qualify for hedge accounting treatment. Fair value adjustments are recorded within the Mortgage-banking financial statement line item of the Consolidated Statements of Income (Loss).

At March 31, 2010, commitments to originate conforming loans totaled $5.8 million. At March 31, 2010, these derivative loan commitments had positive fair values, included within the Other assets financial statement line item of the Consolidated Balance Sheets, totaling $93 thousand, and negative fair values, included within the Other liabilities financial statement line item of the Consolidated Balance Sheets, totaling $1 thousand. At December 31, 2009, commitments to originate conforming loans totaled $7.0 million. At December 31, 2009,

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

these derivative loan commitments had positive fair values, included within the Other assets financial statement line item of the Consolidated Balance Sheets, totaling $52 thousand, and negative fair values, included within the Other liabilities financial statement line item of the Consolidated Balance Sheets, totaling $11 thousand. The net change in derivative loan commitment fair values during the three month period ended March 31, 2010 resulted in net derivative loan commitment income of $51 thousand for the period.

Forward sales commitments totaled $13.8 million at March 31, 2010. At March 31, 2010, forward sales commitments had positive fair values, included within the Other assets financial statement line item of the Consolidated Balance Sheets, totaling $23 thousand, and negative fair values, included within the Other liabilities financial statement line item of the Consolidated Balance Sheets, totaling $8 thousand. At December 31, 2009, forward sales commitments totaled $10.0 million. At December 31, 2009, these forward sales commitments had positive fair values, included within the Other assets financial statement line item of the Consolidated Balance Sheets, totaling $92 thousand, and negative fair values, included within the Other liabilities financial statement line item of the Consolidated Balance Sheets, totaling $1 thousand. The net change in forward sales commitment fair values during the three month period ended March 31, 2010 resulted in net forward sales commitment expense of $76 thousand for the period.

17.	Disclosures Regarding Fair Value

Fair Valuation Measurements

We apply the provisions of FASB Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, which provides a framework for measuring and disclosing fair value under GAAP. FASB ASC 820 requires disclosures about the fair value of assets and liabilities recognized in the Consolidated Balance Sheets in periods subsequent to initial recognition whether the measurements are made on a recurring basis (for example, investment securities available-for-sale) or on a nonrecurring basis (for example, impaired loans).

FASB ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•	Level 1—quoted prices in active markets for identical assets or liabilities;

•

Level 2—observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

•	Level 3—unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Disclosures about the fair value of all financial instruments whether or not recognized in the Consolidated Balance Sheets for which it is practicable to estimate that value are required. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly impacted by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized through immediate settlement of the instrument. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Valuation Methodologies

Following is a description of the valuation methodologies used for fair value measurements.

Investment Securities Available for Sale.    Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury and federal agencies that are traded by dealers or brokers in active over-the-counter markets, and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities, state and municipal bonds, and corporate debt securities. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Mortgage Loans Held for Sale.    Mortgage loans held for sale are carried at the lower of cost or fair value. The fair value of mortgage loans held for sale is based on what secondary markets are currently offering for portfolios with similar characteristics. As such, we classify loans subjected to nonrecurring fair value adjustments as Level 2.

Loans.    We do not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and a specific allowance for loan losses is established or the loan is charged down to the fair value less costs to sell. Once a loan is identified as individually impaired, management measures impairment. The fair value of impaired loans is estimated using one of several methods, including collateral value and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the net present value of the expected cash flows or fair value of the collateral less costs to sell exceed the recorded investments in such loans. At March 31, 2010, substantially all of the total impaired loans were evaluated based on the fair value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, we record the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, we record the impaired loan as nonrecurring Level 3.

Goodwill.    Goodwill is subject to impairment testing. We test goodwill for impairment by comparing the business unit’s carrying value to the implied fair value. In the event the fair value is determined to be less than the carrying value, the asset is recorded at fair value as determined by the valuation model. As such, if applicable, we classify goodwill subjected to nonrecurring fair value adjustments as Level 3.

Real Estate and Personal Property Acquired in Settlement of Loans.    Real estate and personal property acquired in settlement of loans is adjusted to fair value upon transfer of the loans. Subsequently, such assets are carried at the lower of carrying value or fair value less costs to sell. Fair value is based upon independent market prices, appraised values of the collateral, or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, we record the asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, we record the asset as nonrecurring Level 3.

Derivative Financial Instruments.    Currently, we enter into loan commitments and forward sales commitments. The valuation of these instruments is computed using internal valuation models utilizing observable market-based inputs. As such, we classify derivative financial instruments subjected to recurring fair value adjustments as Level 2.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following tables summarize our assets and liabilities measured at fair value on a recurring basis at the dates indicated, aggregated by the level in the fair value hierarchy within which those measurements fall (in thousands).

	March 31, 2010
	Level 1	Level 2	Level 3	Total
Assets
Investment securities available for sale	$24,015	$55,255	$36,623	$115,893
Derivative financial instruments	—	117	—	117

Total assets measured at fair value on a recurring basis	$24,015	$55,372	$36,623	$116,010

Liabitites
Derivative financial instruments	$—	$9	$—	$9

	December 31, 2009
	Level 1	Level 2	Level 3	Total
Assets
Investment securities available for sale	$16,297	$63,371	$40,318	$119,986
Derivative financial instruments	—	144	—	144

Total assets measured at fair value on a recurring basis	$16,297	$63,515	$40,318	$120,130

Liabitites
Derivative financial instruments	$—	$12	$—	$12

The following tables summarize the detail of investment securities available for sale fair value measurements from brokers or third party pricing services by level at the dates indicated (in thousands).

	March 31, 2010
	Level 1	Level 2	Level 3	Total
Brokers	$—	$—	$36,623	$36,623
Third party pricing services	24,015	55,255	—	79,270

Total	$24,015	$55,255	$36,623	$115,893

	December 31, 2009
	Level 1	Level 2	Level 3	Total
Brokers	$—	$—	$40,318	$40,318
Third party pricing services	16,297	63,371	—	79,668

Total	$16,297	$63,371	$40,318	$119,986

The following table reconciles the beginning and ending balances of investment securities available for sale fair value measurements using significant unobservable inputs on a recurring basis at the dates and for the period indicated (in thousands).

Level 3
Balance, December 31, 2009	$40,318
Total gains / losses (realized / unrealized) included in:
Net income / loss	(371)
Accumulated other comprehensive income	2
Purchases, sales, issuances, and settlements, net	(3,326)
Transfers in and (out) of level three	—

Balance, March 31, 2010	$36,623

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

The following tables summarize our assets measured at fair value on a nonrecurring basis at the dates indicated, aggregated by the level in the fair value hierarchy within which those measurements fall (in thousands).

	March 31, 2010
	Level 1	Level 2	Level 3	Total
Assets
Impaired loans, net	$—	$83,343	$11,793	$95,136
Real estate and personal property acquired in settlement of loans	—	26,219	2,761	28,980

Total assets measured at fair value on a nonrecurring basis	$—	$109,562	$14,554	$124,116

	December 31, 2009
	Level 1	Level 2	Level 3	Total
Assets
Impaired loans, net	$—	$75,209	$14,097	$89,306
Real estate and personal property acquired in settlement of loans	—	25,522	2,492	28,014

Total assets measured at fair value on a nonrecurring basis	$—	$100,731	$16,589	$117,320

Carrying Amounts and Estimated Fair Value of Principal Financial Assets and Liabilities

For assets and liabilities that are not presented on the balance sheet at fair value, we use the following methods to determine fair value:

For financial instruments that have quoted market prices, those quotes are used to determine fair value. Financial instruments that have no defined maturity, have a remaining maturity of 180 days or less, or reprice frequently to a market rate, are assumed to have a fair value that approximates reported book value. If no market quotes are available, financial instruments are valued by discounting the expected cash flows using an estimated current market interest rate for the financial instrument.

The short maturity of our assets and liabilities results in having a significant number of financial instruments whose fair value equals or closely approximates carrying value. Such financial instruments are reported in the following balance sheet captions: cash and cash equivalents, mortgage loans held for sale, retail repurchase agreements, commercial paper, and other short-term borrowings.

Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect the premium or discount on any particular financial instrument that could result from the sale of our entire holdings. Because no ready market exists for a significant portion of our financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly impact the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include those resulting from our mortgage-banking operations, the value of the long-term relationships with the Company’s deposit customers, deferred income taxes, and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant impact on fair value estimates and have not been considered in the estimates.

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Commitments to extend credit and standby letters of credit are generally short-term, and commitments to extend credit are generally at variable market rates. Standby letters of credit generally have no associated rate unless funding occurs. As such, commitments to extend credit and standby letters of credit are deemed to have no material fair value.

The following table summarizes the carrying amount and fair values for other financial instruments included in our Consolidated Balance Sheets at the dates indicated (in thousands).

	March 31, 2010		December 31, 2009
	Carrying amount	Fair value	Carrying amount	Fair value
Assets
Loans, gross	908,379	876,123	$945,864	$912,277

Total assets	$908,379	$876,123	$945,864	$912,277

Liabilities
Deposits	$1,128,613	1,121,128	$1,214,914	$1,206,857
Long-term borrowings	96,000	95,163	101,000	100,119

Total liabilities	$1,224,613	$1,216,291	$1,315,914	$1,306,976

18.	Regulatory Capital Requirements

The following table summarizes the Company’s and the Bank’s actual and required capital ratios at the dates indicated (dollars in thousands). Although our Tier 1 leverage ratio and Tier 1 risk-based capital ratios were above the well-capitalized regulatory minimum threshold of 5% and 6%, respectively, at March 31, 2010 and December 31, 2009, our total risk-based capital ratio was below the well-capitalized regulatory minimum threshold of 10%. Therefore we were classified in the adequately-capitalized category at March 31, 2010 and December 31, 2009.

Since March 31, 2010, no conditions or events have occurred, of which we are aware, that have resulted in a material change in the Company’s or the Bank’s category other than as reported in this Quarterly Report on Form 10-Q.

	Actual		For capital adequacy purposes		To be “well capitalized” under prompt corrective action provisions
	amount	ratio	amount	ratio	amount	ratio
At March 31, 2010
Total capital to risk-weighted assets
Company	$85,758	8.09%	$84,852	8.00%	n/a	n/a
Bank	86,718	8.17	84,938	8.00	$106,172	10.00%
Tier 1 capital to risk-weighted assets
Company	72,310	6.82	42,426	4.00	n/a	n/a
Bank	73,257	6.90	42,469	4.00	63,703	6.00
Tier 1 leverage ratio
Company	72,310	5.30	54,579	4.00	n/a	n/a
Bank	73,257	5.36	54,640	4.00	68,300	5.00
At December 31, 2009
Total capital to risk-weighted assets
Company	$93,298	8.25%	$90,426	8.00%	n/a	n/a
Bank	93,013	8.22	90,518	8.00	$113,147	10.00%
Tier 1 capital to risk-weighted assets
Company	79,046	6.99	45,213	4.00	n/a	n/a
Bank	78,745	6.96	45,259	4.00	67,888	6.00
Tier 1 leverage ratio
Company	79,046	5.55	56,951	4.00	n/a	n/a
Bank	78,745	5.52	57,042	4.00	71,302	5.00

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Notes To Consolidated Financial Statements—(Continued)

Restrictions

Deposits.    As a result of being adequately-capitalized at March 31, 2010, although we had none at or since March 31, 2010, we may not accept brokered deposits unless a waiver is granted by the FDIC. Additionally, we would normally be restricted from offering an effective yield on deposits of more than 75 basis points over the national rates published by the FDIC weekly on their website. However, on April 1, 2010 we were notified by the FDIC that they had determined that the geographic areas in which we operate were considered high-rate areas. Accordingly, we are able to offer interest rates on deposits up to 75 basis points over the prevailing interest rates in our geographic areas.

Dividends.    The holders of the Company’s common stock are entitled to receive dividends, when and if declared by the Company’s Board of Directors, out of funds legally available for such dividends. The Company is a legal entity separate and distinct from the Bank and depends on the payment of dividends from the Bank. The Company and the Bank are subject to regulatory policies and requirements relating to the payment of dividends. As a result of our being adequately-capitalized at March 31, 2010 and December 31, 2009, we are restricted from declaring and paying a dividend on our common stock without prior notification and non-objection from the FDIC.

Other.    Based on discussions with the FDIC following its most recent safety and soundness examination of the Bank in November 2009, the Bank presently expects to receive a written agreement from the FDIC at some point in 2010 which would require the Bank to take certain actions to address matters raised in the examination. These actions may include, but are not limited to, addressing asset quality, capital adequacy, earnings, and liquidity. Furthermore, the written agreement may establish new minimum capital ratios for the Bank. If these ratios are not met, it may change how the Bank is categorized. The Company may also receive a similar agreement from the Federal Reserve. If the Company and the Bank were to receive written agreements from the FDIC and the Federal Reserve, and if the Company and the Bank were to fail to comply with the requirements in the written agreements, then we may be subject to further regulatory action.

To raise additional capital, we have engaged an investment banking firm and are executing a capital plan that may include issuing common stock, preferred stock, or a combination of both, debt, or other financing alternatives that are treated as capital for capital adequacy ratio purposes. Currently, our plan is to raise additional capital in the next few months, and we are in active discussions with potential investors; however, the Board of Directors has not yet determined the type, timing, amount, or terms of securities to be issued in the offering, and there are no assurances that the offering will be completed.

Appendix I

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis presents factors impacting our financial condition as of March 31, 2010 and results of operations and cash flows for the three month period ended March 31, 2010. This discussion should be read in conjunction with our Consolidated Financial Statements and the notes thereto included in this Quarterly Report on Form 10-Q and our Consolidated Financial Statements and the notes thereto for the year ended December 31, 2009 included in our Annual Report on Form 10-K for that period. Results for the three month period ended March 31, 2010 are not necessarily indicative of the results for the year ending December 31, 2010 or any future period. Percentage calculations contained herein have been calculated based on actual not rounded results presented herein.

Forward-Looking Statements

This report, including information included or incorporated by reference in this document, contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to the financial condition, results of operations, plans, objectives, future performance, and business of our Company. Forward-looking statements are based on many assumptions and estimates and are not guarantees of future performance. Our actual results may differ materially from those anticipated in any forward-looking statements as they will depend on many factors about which we are unsure including many factors which are beyond our control. The words “may,” “would,” “could,” “should,” “will,” “expect,” “anticipate,” “predict,” “project,” “potential,” “continue,” “assume,” “believe,” “intend,” “plan,” “forecast,” “goal,” and “estimate” as well as similar expressions are meant to identify such forward-looking statements. Potential risks and uncertainties that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the following:

•

Reduced earnings due to higher credit losses generally and specifically because losses in the sectors of our loan portfolio secured by real estate are greater than expected due to economic factors, including declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors,

•	Reduced earnings due to higher credit losses because our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral,

•	The rate of delinquencies and amounts of loans charged-off,

•	The adequacy of the level of our allowance for loan losses,

•	Our efforts to raise capital or otherwise increase our regulatory capital ratios,

•	The impact of our efforts to raise capital on our financial position, liquidity, capital, and profitability,

•	Our ability to retain our existing customers, including our deposit relationships,

•	The rates of loan growth in recent years and the lack of seasoning of a portion of our loan portfolio,

•	The amount of our loan portfolio collateralized by real estate, and the weakness in the real estate market,

•	Increased funding costs due to market illiquidity, increased competition for funding, and / or increased regulatory requirements with regard to funding,

•	Significant increases in competitive pressure in the banking and financial services industries,

•	Changes in the interest rate environment which could reduce anticipated or actual margins,

•	Changes in political conditions and the legislative or regulatory environment,

•

General economic conditions, either nationally or regionally and especially in our primary service areas, becoming less favorable than expected, resulting in, among other things, a further deterioration in credit quality,

•	Changes occurring in business conditions and inflation,

•	Changes in technology,

•	Changes in deposit flows,

•	Changes in monetary and tax policies,

•	Changes in accounting principles, policies, or guidelines,

•	Our ability to maintain effective internal control over financial reporting,

•

Our reliance on available secondary funding sources such as FHLB advances, Federal Reserve Discount Window borrowings, sales of securities and loans, and federal funds lines of credit from correspondent banks to meet our liquidity needs,

•	Adverse changes in asset quality and resulting credit risk-related losses and expenses,

•	Loss of consumer confidence and economic disruptions resulting from terrorist activities or other military actions,

•	Changes in the securities markets, and / or

•	Other risks and uncertainties detailed from time to time in our filings with the SEC.

These risks are exacerbated by the recent developments in national and international financial markets, and we are unable to predict what impact these uncertain market conditions will have on us. During 2008 and 2009, the capital and credit markets experienced extended volatility and disruption which continue to impact the Company in 2010. There can be no assurance that these unprecedented developments will not continue to materially and adversely impact our business, financial condition, and results of operations, as well as our ability to raise capital or other funding for liquidity and business purposes.

We have based our forward-looking statements on our current expectations about future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that these expectations will be achieved. We undertake no obligation to publicly update or otherwise revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Selected Financial Data

The following consolidated financial data should be read in conjunction with Item 1. Financial Statements and Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (dollars in thousands, except per share data) (unaudited).

	For the three month period ended March 31, 2010	For the three month period ended December 31, 2009	For the three month period ended September 30, 2009	For the three month period ended June 30, 2009	For the three month period ended March 31, 2009	For the year ended December 31, 2009
STATEMENTS OF INCOME (LOSS)
Interest income	$14,879	$15,708	$17,046	$15,890	$17,566	$66,210
Interest expense	4,080	5,099	5,530	5,622	5,188	21,439

Net interest income	10,799	10,609	11,516	10,268	12,378	44,771
Provision for loan losses	10,750	17,225	24,000	30,000	2,175	73,400

Net interest income (loss) after provision for loan losses	49	(6,616)	(12,484)	(19,732)	10,203	(28,629)
Noninterest income	4,940	4,625	4,543	5,103	4,431	18,702
Noninterest expense	13,323	13,628	13,998	13,143	11,517	52,286

Net income (loss) before provision (benefit) for income taxes	(8,334)	(15,619)	(21,939)	(27,772)	3,117	(62,213)
Provision (benefit) for income taxes	(3,042)	(5,566)	(7,764)	(9,921)	1,123	(22,128)

Net income (loss)	$(5,292)	$(10,053)	$(14,175)	$(17,851)	$1,994	$(40,085)

COMMON AND PER SHARE DATA
Net income (loss) per common share:
Basic	$(0.82)	$(1.55)	$(2.20)	$(2.77)	$0.31	$(6.21)
Diluted	(0.82)	(1.55)	(2.20)	(2.77)	0.31	(6.21)
Cash dividends per common share	—	—	—	—	0.06	0.06
Book value per common share	10.93	11.55	13.63	15.45	18.12	11.55
Outstanding common shares	6,495,130	6,495,130	6,477,630	6,477,630	6,487,630	6,495,130
Weighted average common shares outstanding—basic	6,455,598	6,450,150	6,450,090	6,450,090	6,448,668	6,449,754
Weighted average common shares outstanding—diluted	6,455,598	6,450,150	6,450,090	6,450,090	6,529,972	6,449,754
Dividend payout ratio	n/a %	n/a %	n/a %	n/a %	19.51%	n/a %

PERIOD-END BALANCES
Assets	$1,348,463	$1,435,950	$1,425,455	$1,465,529	$1,403,570	$1,435,950
Investment securities available for sale, at fair value	115,893	119,986	121,027	113,347	117,961	119,986
Total loans	1,011,368	1,044,196	1,082,313	1,138,832	1,167,924	1,044,196
Deposits (including traditional and nontraditional)	1,168,978	1,249,520	1,247,850	1,275,744	1,212,681	1,249,520
Other short-term borrowings	—	—	—	—	15,403	—
Long-term borrowings	96,000	101,000	82,000	82,000	52,000	101,000
Convertible debt	380	—	—	—	—	—
Shareholders’ equity	70,978	75,015	88,266	100,088	117,550	75,015

AVERAGE BALANCES
Assets	$1,368,244	$1,431,639	$1,462,846	$1,441,610	$1,387,349	$1,430,271
Interest-earning assets	1,283,045	1,332,232	1,385,232	1,378,059	1,315,765	1,352,956
Investment securities available for sale, at fair value	117,702	120,606	115,377	117,532	123,511	119,238
Total loans	1,031,740	1,070,390	1,126,812	1,162,453	1,164,661	1,130,809
Deposits (including traditional and nontraditional)	1,181,492	1,248,568	1,270,659	1,255,243	1,154,179	1,232,526
Other short-term borrowings	2	112	1,386	6,605	54,437	15,447
Long-term borrowings	99,666	84,063	82,000	53,647	52,000	68,054
Convertible debt	4	—	—	—	—	—
Shareholders’ equity	76,648	88,879	102,298	118,922	117,894	106,906

	For the three month period ended March 31, 2010	For the three month period ended December 31, 2009	For the three month period ended September 30, 2009	For the three month period ended June 30, 2009	For the three month period ended March 31, 2009	For the year ended December 31, 2009
SELECT PERFORMANCE RATIOS
Return on average assets	(1.57)%	(2.79)%	(3.84)%	(4.97)%	0.58%	(2.80)%
Return on average shareholders’ equity	(28.00)	(44.87)	(54.97)	(60.21)	6.86	(37.50)
Net interest margin	3.41	3.16	3.30	2.99	3.82	3.31

CAPITAL RATIOS
Average shareholders’ equity as a percentage of average assets	5.60%	6.21%	6.99%	8.25%	8.50%	7.47%
Shareholders’ equity as a percentage of assets, at period end	5.26	5.22	6.19	6.83	8.38	5.22
Tier 1 risk-based capital	6.82	6.99	7.50	8.46	9.74	6.99
Total risk-based capital	8.09	8.25	8.76	9.71	10.77	8.25
Tier 1 leverage ratio	5.30	5.55	5.99	7.17	8.67	5.55

ASSET QUALITY INFORMATION
Allowance for loan losses	$28,426	$24,079	$22,548	$21,965	$12,606	$24,079
Nonaccrual loans	113,181	96,936	92,532	95,549	56,115	96,936
Nonperforming assets	142,161	124,950	120,297	113,413	63,648	124,950
Net loans charged-off	6,403	15,694	23,417	20,641	569	60,321
Allowance for loan losses as a percentage of gross loans	2.81%	2.31%	2.09%	1.95%	1.09%	2.31%
Nonaccrual loans as a percentage of gross loans and foreclosed assets	10.89	9.07	8.35	8.35	4.82	9.07
Nonperforming assets as a percentage of assets	10.54	8.70	8.44	7.74	4.53	8.70
Net loans charged-off as a percentage of average gross loans	2.53	5.83	8.28	7.18	0.20	5.36

Executive Summary of First Quarter 2010 Financial Results

Context for the Three Month Period Ended March 31, 2010 and the Company

2009 was a very challenging year for the Company, the banking industry, and the U.S. economy in general, and these challenges have continued into 2010. In relation to the Company, the overall economic context for our financial condition and results of operations include the following:

•	Ongoing financial crisis in the overall U.S. economy that generally started in August 2008 and continued in 2009, for which the banking industry and the Company continue to be adversely affected.

•	Volatile equity markets that declined significantly during the first half of 2009 and have since begun to improve.

•

Significant stress on the banking industry with significant financial assistance to many financial institutions, extensive regulatory and congressional scrutiny, and new regulatory rules and requirements.

•	General anxiety on the part of our customers and the general public.

•	Uncertainty about the future and when the economy will return to “normal” and questions about what will be the “new normal.”

•	Low and uncertain interest rate environment particularly given the government intervention in the financial markets, with current expectations of rising interest rates in the foreseeable future.

•	High levels of unemployment nationally and in our local markets that have continued to increase, although some recent reports appear to indicate the beginning of an improving trend.

Additional context specific to the Company includes the following:

•

Fast growth from 2004 through the first quarter of 2009 growing total assets 57% during that period that resulted in the Company reaching a natural “maturity/life cycle hump” that is typical for banks that reach that asset size. Typical challenges associated with this stage of our life cycle include:

•	Stress on our infrastructure requiring investment in the number and expertise of employees and refinement of policies and procedures.

•	Required investments in technology to invest in the future, and rationalization of the technology investments versus our historical investment in facilities.

•

Adapting products and services and related pricing and fees to remain relevant to our current and evolving customer base and competitiveness in the market place, and development of broader distribution channels for delivery of our products and services.

•	Application of a more sophisticated risk management approach, including a comprehensive view of risk, processes and procedures, internal and vendor expertise, and the “way we do business.”

•	Executive management succession plan implemented effective July 1, 2009 and resulting organizational changes.

•

In planning for the retirement of the former Chief Executive Officer of the Company and the Chief Executive Officer of the Bank (who also served as the President, Chief Operating Officer, and Chief Accounting Officer of the Company), the Company hired Samuel L. Erwin in March 2009 and Lee. S. Dixon in May 2009 as senior executive vice presidents. Effective July 1, 2009, the Company named Mr. Erwin as Chief Executive Officer and President of the Bank and Mr. Dixon as Chief Operating Officer of the Company and the Bank. Subsequently, Mr. Erwin also assumed the title of Chief Executive Officer of the Company on January 1, 2010, and Mr. Dixon assumed additional responsibilities as Chief Risk Officer of the Company and the Bank in October 2009.

•	Messrs. Erwin and Dixon have proven bank turn around and operational capabilities and rapidly developed and implemented the Company’s Strategic Project Plan in June 2009 as summarized below.

•

Significant deterioration in asset quality during 2009 resulting in a net loss for 2009 which was the first annual net loss in the history of the Company back to the Great Depression in the 1930s. We also incurred a net loss in the first quarter 2010, although our quarterly losses have decreased each quarter since the second quarter 2009.

•	Increased regulatory scrutiny given declining asset quality, financial results and capital position.

•

Strategic repositioning and reduction of the balance sheet to reduce commercial real estate loan concentrations and individually larger and more complex loans originated during 2004 through 2008, as well as intentional reduction in the amount of higher priced certificates of deposit accounts used to fund the loan growth during that period. As a result, gross loans and total traditional deposits have decreased $146.1 million and $39.7 million, respectively, from March 31, 2009 to March 31, 2010.

In light of the above, in 2009, management and the Board of Directors reacted quickly and defined three strategic initiatives, which are summarized as follows:

Component	Primary Emphasis	Time Horizon

Strategic Project Plan

•  Manage through the extended recession and volatile economic environment

•  Execute the Strategic Project Plan related to credit quality, earnings, liquidity, and capital (the Strategic Project Plan is described in more detail below)

June 2009 – June 2010

2010 Annual Strategic Plan

•  Strategic planning at the corporate and department level for calendar year 2010 in the context of the uncertain economic environment

•  Acceleration of overcoming the growth hump/life cycle stage of maturity resulting from fast growth reaching a high of $1.5 billion in assets

•  Positioning the Bank to return to profitability in the post-recession environment

Calendar year 2010

Bank of the Future

•  Reinventing the Bank to be “the bank of the future”

•  Determining the “customer of tomorrow” and refining our products, services, and distributions channels to meet their expectations

•  Adapting to the rapidly changing financial services landscape

Three to five years

We believe it is critical to focus on all three strategic initiatives simultaneously to optimize long-term shareholder value. As a result, management and the Board of Directors focused a tremendous amount of time and effort on addressing all three initiatives in 2009 and continuing into 2010 with the overall objectives being: 1) to aggressively deal with our credit quality and earnings issues as quickly as possible and 2) to accelerate into a much shorter time frame the “reinvention of The Palmetto Bank” that might otherwise normally take several years to accomplish. While many believe the recession officially ended in 2009, the impact of the recession is continuing to be felt by the banking industry and the Company. Accordingly, our focus has been and continues to be centered on managing through the effects of the recession to position the Company to return to profitability once the economy begins to recover.

Summary Financial Results and Company Response

The national and local economy and the banking industry continue to deal with the effects of the most pronounced recession in decades. Unemployment in South Carolina rose significantly throughout 2009 and into 2010 and is higher than the national average, and residential and commercial real estate projects are depressed with significant deterioration in values. As a result, the impact in our geographic area and to individual borrowers was severe. As a result of the extended recession, our financial results in the first quarter 2010 were significantly impacted by the following in comparison to the first quarter of 2009:

•	Provision for loan losses totaling $10.8 million compared to $2.2 million in 2009.

•	Real estate acquired in settlement of loans writedowns and expenses totaling $1.0 million compared to $29 thousand in 2009.

•	Foregone interest of $1.0 million on cash invested at the Federal Reserve at 25 basis points to maintain liquidity versus the average yield on our investment securities of 4.15%.

•

Higher FDIC insurance premiums due to our voluntary participation in the FDIC’s Transaction Account Guarantee Program and our classification as adequately-capitalized totaling $715 thousand compared to $454 thousand in 2009.

•	Higher credit-related expenses for problem asset workout and other expenses to execute the Strategic Project Plan which were not incurred in the first quarter 2009.

In total, the above reduced our earnings by more than $10.9 million for the three month period ended March 31, 2010 compared to the same period of 2009. Accordingly, management believes successful completion of the Strategic Project Plan will result in significant near term improvement to our earnings.

The credit-related costs for banks associated with the recession are significant. Beginning in the fourth quarter of 2008 and continuing into 2010, we recognized that construction, acquisition and development real estate projects were slowing, guarantors were becoming financially stressed, and increasing credit losses were surfacing. During 2009, delinquencies over 90 days increased resulting in an increase in nonaccrual loans indicating significant credit quality deterioration and probable losses. In particular, loans secured by real estate including acquisition, construction and development projects demonstrated stress given reduced cash flows of individual borrowers, limited bank financing and credit availability, and slow property sales. This deterioration manifested itself in our borrowers in several ways: the cash flows from underlying properties supporting the loans decreased (e.g., slower property sales for development type projects or lower occupancy rates or rental rates for operating properties), cash flows from the borrowers themselves and guarantors were under pressure due to illiquid and diminished personal balance sheets resulting from investing additional personal capital in the projects, and fair values of real estate related assets declined, resulting in lower cash proceeds from sales or fair values declining to the point that borrowers were no longer willing to sell the assets at such deep discounts.

The result of the above was a significant increase in the level of nonperforming assets through March 31, 2010. In addition, many of these loans are collateral dependent real estate loans for which we are required to write down the loans to fair value less estimated costs to sell with the fair values determined primarily based on third party appraisals. During 2009 and continuing into 2010, appraised values decreased significantly even in comparison to appraisals received within the past 12 to 48 months. As a result, our evaluation of our loan portfolio and allowance for loan losses at March 31, 2010 resulted in net charge-offs of $6.4 million and a provision for loan losses of $10.8 million during the three month period ended March 31, 2010.

Strategic Project Plan

In response to the challenging economic environment and our negative financial results, in June 2009 the Board of Directors and management adopted and began executing a proactive and aggressive Strategic Project Plan (the “Plan”) to address the issues related to credit quality, liquidity, earnings, and capital. Execution of the Plan is being overseen by a special committee of the Board of Directors, and we have engaged external expertise to assist with its implementation.

Since June 2009, we have been, and continue to be, keenly focused on executing the Plan. No one yet can predict the ongoing impact of the recession given its length and severity. However, it is our expectation that our hard work, eventual improvement in the economy and the real estate markets, and raising additional capital, will help our borrowers and us weather this storm and continue our road to recovery and return to profitability. To date, while we are still incurring net losses, execution of the plan has resulted in a decreasing net loss each quarter since the second quarter 2009.

Credit Quality.    Given the negative asset quality trends within our loan portfolio which began in 2008 and accelerated during 2009, we have worked aggressively to identify and quantify potential losses and execute plans to reduce problem assets. The credit quality plan includes, among other things:

•

Performing detailed loan reviews of our loan portfolio. In May and June 2009, we performed an expanded internal loan review of our nonconsumer loan portfolio that covered 70% of these loans. In July and August 2009, an independent loan review firm also reviewed 35% of our nonconsumer loan portfolio. In February 2010, we performed another internal loan review of our nonconsumer loan portfolio that covered 154 loans totaling $274.4 million.

•

For problem loans identified, we have prepared written workout plans that are borrower specific to determine how best to resolve the loans which could include restructuring the loans, requesting additional collateral, demanding payment from guarantors, sale of the loans, or foreclosure and sale of the collateral.

•	We have also increased our monitoring of borrower and industry sector concentrations and are limiting additional credit exposure to these concentrations.

•

In July 2009, we hired a new Chief Credit Officer and reevaluated our lending policies and procedures and Credit Administration function and implemented significant enhancements. Among other changes, we have reorganized our Credit Administration function, hired additional internal resources and external consulting assistance, and reorganized our line of business lending roles and responsibilities including separate designation of a commercial lending line of business with more direct oversight and clearer accountability.

•

We are actively marketing problem assets for sale. In the past two quarters, we have sold real estate acquired in settlement of loans aggregating $2.1 million, and currently, of those in the portfolio at March 31, 2010, we have real estate acquired in settlement of loans under contract for sale aggregating $8.1 million. In April 2010, we hired two additional personnel with expertise in problem asset workout and disposition.

Liquidity.    In June 2009, we implemented a forward-looking liquidity plan and increased our liquidity monitoring. The liquidity plan includes, among other things:

•	Implementing proactive customer deposit retention initiatives specific to large deposit customers and our deposit customers in general.

•	Executing targeted deposit growth and retention campaigns which resulted in retained and new certificates of deposit aggregating $187.7 million as of April 28, 2010, since January 1, 2010.

•	Evaluating our sources of available financing and identifying additional collateral for pledging for FHLB and Federal Reserve borrowings.

•	Monitoring our correspondent bank lines of credit.

•	Accelerating the filing of our 2009 income tax refund claims resulting in refunds received totaling $20.9 million in the first quarter 2010.

•

Maintaining cash received primarily from loan and security repayments invested in cash rather than being reinvested in other earning assets. Maintaining this cash balance has reduced our interest income by $1.0 million for the three month period ended March 31, 2010 compared to the same period of 2009, when compared with investing these funds at the average yield of 4.15% on our investment securities, since we are retaining a higher level of cash instead of reinvesting this cash in higher yielding assets. However, we expect to maintain this cash balance for the foreseeable future.

At April 28, 2010, funding sources included cash invested at the Federal Reserve totaling $140.3 million, $7.2 million in available repurchase agreement capacity, and our correspondent bank line of credit totaling $5.0 million.

Capital.    At March 31, 2010, our Tier 1 leverage ratio and Tier 1 risk-based capital ratios were above the well-capitalized regulatory minimum threshold of 5% and 6%, respectively. Our total risk-based capital ratio, however, was 8.09%, which is below the well-capitalized regulatory minimum threshold of 10%. To preserve our capital we have:

•	Not paid a dividend on our common stock since the first quarter of 2009.

•	Reduced our loan portfolio by $146.1 million since March 31, 2009.

•	Evaluated other capital saving alternatives such as asset sales and reducing outstanding credit commitments.

•	Issued unsecured convertible debt from the Company in March 2010 of $380 thousand, the proceeds of which were contributed to the Bank as a capital contribution.

•

To raise additional capital, we have engaged an investment banking firm and are executing a capital plan that may include issuing common stock, preferred stock, or a combination of both, debt, or other financing alternatives that are treated as capital for capital adequacy ratio purposes at the Bank. Currently, our plan is to raise additional capital in the next few months; however, the Board of Directors has not yet determined the type, timing, amount or terms of securities to be issued in an offering.

Earnings.    We have developed an earnings plan that is focused on improvement through a combination of revenue increases and expense reductions including assistance from external consulting firms to review our current and potential new products and services and related rates and fees, and to identify process and efficiency improvements.

•

With respect to net interest income, we have implemented risk-based loan pricing and interest rate floors on renewed and new loans meeting certain criteria. At March 31, 2010, loans aggregating $209.0 million had interest rate floors, of which $174.1 million had floors greater than 5%. In light of the current low interest rate environment, we have also reduced the interest rates paid on our deposit accounts.

•

Regarding noninterest income, we are evaluating other noninterest sources of income. For example, in March 2010, we introduced a new checking account, MyPal checking, and a new savings account, Smart Savings, both of which provide noninterest income resulting from debit card transactions. We have also evaluated the profitability of all of our pre-existing deposit accounts and in the second quarter of 2010 plan to begin the migration of unprofitable accounts to these new accounts to generate additional noninterest income.

•

Regarding noninterest expenses, we have identified over $2.5 million of specific noninterest expense reductions to be realized in 2009 and into 2010, and are continuing to review other expense areas for additional reductions with assistance from a consulting firm that specializes in process and efficiency reviews. These expense reductions will be partially offset by the higher level of credit-related costs incurred due to legal, consulting, and carrying costs related to our higher level of nonperforming assets.

•

Lastly, we are critically evaluating each of our businesses to determine their contribution to our financial performance and their relative risk / return relationship. Based on the evaluation to date, on March 31, 2010, we entered into a referral and services agreement with Global Direct Payments, Inc. related to our merchant services business which resulted in a gross payment to the Company of $786 thousand, which is included in Merchant services noninterest income in the amount of $559 thousand, net of transaction costs, for the three month period ended March 31, 2010.

Summary

In summary, during the three month period ended March 31, 2010, we continued to be impacted by the negative financial conditions of our borrowers and the economy in general, but we have also made substantial progress on the execution of the Strategic Project Plan adopted in June 2009. To date, while we are still incurring net losses, execution of the Plan has resulted in a decreasing net loss each quarter since the second quarter 2009. We continue to rapidly execute the Plan with a current focus on raising additional capital.

Critical Accounting Policies and Estimates

Our significant accounting policies are fundamental to understanding our financial condition and results of operations because some accounting policies require the use of estimates and assumptions that may impact the value of assets or liabilities and financial results. Accounting for these critical areas requires subjective and complex judgments and could be subject to revision as new information becomes available. Our policies governing the accounting for our allowance for loan losses and the related reserve for unfunded commitments, mortgage-servicing rights portfolio, goodwill, real estate acquired in settlement of loans, the realization of our deferred tax asset, defined benefit pension plan, the valuation of our common stock, and the determination of fair value of financial instruments were determined to be critical as reported in the Annual Report on Form 10-K for the year ended December 31, 2009. On an annual basis, management, in conjunction with our independent registered public accounting firm, discusses the critical accounting estimates with the Audit Committee of our Board of Directors. For additional information regarding our critical accounting policies and estimates, refer to our Annual Report on Form 10-K for the year ended December 31, 2009.

Financial Condition

Overview

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Consolidated Balance Sheets

(dollars in thousands)

	March 31, 2010	December 31, 2009	Dollar variance	Percent variance
	(unaudited)
Assets
Cash and cash equivalents
Cash and due from banks	$156,984	$188,084	$(31,100)	(16.5)%

Total cash and cash equivalents	156,984	188,084	(31,100)	(16.5)
FHLB stock, at cost	7,010	7,010	—	—
Investment securities available for sale, at fair value	115,893	119,986	(4,093)	(3.4)
Mortgage loans held for sale	1,121	3,884	(2,763)	(71.1)
Loans, gross	1,010,247	1,040,312	(30,065)	(2.9)
Less: allowance for loan losses	(28,426)	(24,079)	(4,347)	18.1

Loans, net	981,821	1,016,233	(34,412)	(3.4)
Premises and equipment, net	30,225	29,605	620	2.1
Goodwill, net	3,691	3,691	—	—
Accrued interest receivable	4,221	4,322	(101)	(2.3)
Real estate acquired in settlement of loans	28,867	27,826	1,041	3.7
Income tax refund receivable	738	20,869	(20,131)	(96.5)
Other	17,892	14,440	3,452	23.9

Total assets	$1,348,463	$1,435,950	$(87,487)	(6.1)%

Liabilities and shareholders’ equity
Liabilities
Deposits
Noninterest-bearing	$139,454	$142,609	$(3,155)	(2.2)%
Interest-bearing	989,159	1,072,305	(83,146)	(7.8)

Total deposits	1,128,613	1,214,914	(86,301)	(7.1)
Retail repurchase agreements	21,417	15,545	5,872	37.8
Commercial paper (Master notes)	18,948	19,061	(113)	(0.6)
Long-term borrowings	96,000	101,000	(5,000)	(5.0)
Convertible debt	380	—	380	100.0
Accrued interest payable	1,528	2,020	(492)	(24.4)
Other	10,599	8,395	2,204	26.3

Total liabilities	1,277,485	1,360,935	(83,450)	(6.1)

Shareholders’ equity
Preferred stock	—	—	—	—
Common stock	32,295	32,282	13	—
Capital surplus	2,677	2,599	78	3.0
Retained earnings	41,802	47,094	(5,292)	(11.2)
Accumulated other comprehensive loss, net of tax	(5,796)	(6,960)	1,164	(16.7)

Total shareholders’ equity	70,978	75,015	(4,037)	(5.4)

Total liabilities and shareholders’ equity	$1,348,463	$1,435,950	$(87,487)	(6.1)%

Cash and Cash Equivalents

Cash and cash equivalents decreased $31.1 million (16.5%) at March 31, 2010 over December 31, 2009 primarily as a result of a decline in certificate of deposit accounts. Cash and cash equivalents totaled $157.0 million at March 31, 2010. We maintain our excess liquidity with the Federal Reserve to reduce credit risks associated with selling those funds to correspondent banks. For the foreseeable future, we are intentionally maintaining these higher cash balances to provide liquidity, notwithstanding the negative impact to our interest income since we only earn 25 basis points on our deposits with the Federal Reserve versus investing this cash in higher earning assets. For the three month period ended March 31, 2010, the difference between the interest earned on the cash at the Federal Reserve at 25 basis points and the interest that could have been earned by investing this cash in the securities portfolio at the average yield on the portfolio of 4.15% was $1.0 million. Once the banking industry returns to a more stable operating environment and we raise additional capital, our plan is to reinvest these cash reserves into higher yielding assets which should significantly improve our net interest margin.

Concentrations and Restrictions.    In an effort to manage our associated risks, we generally do not sell federal funds to other financial institutions because they are essentially uncollateralized loans. Therefore, management regularly evaluates the risk associated with the counterparties to these transactions to ensure that we do not expose ourselves to any significant risks with regard to our cash and cash equivalent balances.

Cash and cash equivalents restricted to secure a letter of credit totaled $250 thousand (0.2%) and $512 thousand (0.3%) as of March 31, 2010 and December 31, 2009, respectively. In addition, $836 thousand (0.5%) and $836 thousand (0.4%) of the balance of cash and cash equivalents was restricted as of March 31, 2010 and December 31, 2009, respectively, under our merchant credit card agreements.

Investment Activities

General.    The primary objective of the Company’s management of the investment portfolio is to maintain a portfolio of high quality, highly liquid investments yielding competitive returns. We are required under federal regulations to maintain adequate liquidity to ensure safe and sound operations. We maintain investment balances based on a continuing assessment of cash flows, the level of loan production, current interest rate risk strategies, and the assessment of the potential future direction of market interest rate changes. Investment securities differ in terms of default, interest rate, liquidity, and expected rate of return risk.

Composition.    The following table summarizes the composition of our investment securities available for sale portfolio at the dates indicated (dollars in thousands).

	March 31, 2010		December 31, 2009
	Total	% of total	Total	% of total
U.S. Treasury and federal agencies	$24,015	20.7%	$16,297	13.6%
State and municipal	43,616	37.6	46,785	39.0
Collateralized mortgage obligations	36,623	31.6	40,318	33.6
Other mortgage-backed (federal agencies)	11,639	10.1	16,586	13.8

Total investment securities available for sale	$115,893	100.0%	$119,986	100.0%

Average balances of investment securities available for sale decreased to $117.7 million during the three month period ended March 31, 2010 from $123.5 million during the same period of 2009. During March 2010, we evaluated and executed several capital preservation transactions, one of which was a sale of investment securities available for sale. Eleven collateralized mortgage obligations, three other mortgage-backed securities, and three state and municipal securities totaling $40.2 million were sold during March 2010 resulting in a net gain on sale totaling $8 thousand. The proceeds from the sales were reinvested in GNMA collateralized mortgage obligations with an expected duration of 2.5 years. These transactions were executed as part of our repositioning the investment securities portfolio in light of the current interest rate environment, including expectation of rising interest rates over at least the next 18 months. In addition, the transactions resulted in an improved regulatory capital position as the securities sold were in higher risk weighted asset categories compared to the securities purchased.

The fair value of the investment securities available for sale portfolio represented 8.6% of total assets at March 31, 2010 and 8.4% of total assets at December 31, 2009.

Unrealized Position.    The following table summarizes the amortized cost and fair value composition of our investment securities available for sale portfolio at the dates indicated (in thousands).

	March 31, 2010		December 31, 2009
	Amortized cost	Fair value	Amortized cost	Fair value
U.S. Treasury and federal agencies	$24,016	$24,015	$16,294	$16,297
State and municipal	41,590	43,616	44,908	46,785
Collateralized mortgage obligations	36,851	36,623	42,508	40,318
Other mortgage-backed (federal agencies)	11,067	11,639	15,783	16,586

Total investment securities available for sale	$113,524	$115,893	$119,493	$119,986

Other-Than-Temporary Impairment.    The following tables summarize the number of securities in each category of investment securities available for sale, the fair value, and the gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at the dates indicated (dollars in thousands).

	March 31, 2010
	Less than 12 months			12 months or longer			Total
	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses
U.S. Treasury and federal agencies	4	$19,016	$1	—	$—	$—	4	$19,016	$1
State and municipal	—	—	—	—	—	—	—	—	—
Collateralized mortgage obligations	1	2,563	237	—	—	—	1	2,563	237
Other mortgage-backed (federal agencies)	1	1,447	25	—	—	—	1	1,447	25

Total investment securities available for sale	6	$23,026	$263	—	$—	$—	6	$23,026	$263

	December 31, 2009
	Less than 12 months			12 months or longer			Total
	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses	#	Fair value	Gross unrealized losses
U.S. Treasury and federal agencies	1	$300	$—	—	$—	$—	1	$300	$—
State and municipal	2	662	3	—	—	—	2	662	3
Collateralized mortgage obligations	3	10,323	412	6	16,624	1,946	9	26,947	2,358
Other mortgage-backed (federal agencies)	2	1,444	35	—	—	—	2	1,444	35

Total investment securities available for sale	8	$12,729	$450	6	$16,624	$1,946	14	$29,353	$2,396

Gross unrealized losses decreased $2.1 million from December 31, 2009 to March 31, 2010, primarily within the collateralized mortgage obligation sector of the investment securities portfolio. Eleven collateralized mortgage obligations were sold during the three month period ended March 31, 2010. The gross unrealized losses on the sold collateralized mortgage obligations totaled $2.0 million at December 31, 2009.

We use prices from third party pricing services and, to a lesser extent, indicative (non-binding) quotes from third party brokers, to measure fair value of our investment securities. See Part I. – Financial Information, Item 1. Financial Statements, Note 17 for further discussion regarding the amount and fair value hierarchy classification of investment securities measured at fair value using a third party pricing service and those measured at fair value using broker quotes. We utilize multiple third party pricing services and brokers to obtain fair values; however, management generally obtains one price / quote for each individual security. For securities priced by third party pricing services, management determines the most appropriate and relevant pricing service for each security class and has that vendor provide the price for each security in the class. We record the unadjusted value provided by the third party pricing service / broker in our Consolidated Financial Statements, subject to our internal price verification procedures.

Fair values of the investment securities portfolio could decline in the future if the underlying performance of the collateral for collateralized mortgage obligations or other securities deteriorates and the levels do not provide sufficient protection for contractual principal and interest. As a result, there is risk that additional other-than-temporary impairments may occur in the future particularly in light of the current economic environment.

Ratings.    The following table summarizes Moody’s ratings, by segment, of the investment securities available for sale based on fair value, at March 31, 2010. An AAA rating is based not only on the credit of the issuer, but may also include consideration of the structure of the securities and the credit quality of the collateral.

	U.S. Treasury and federal agencies	State and municipal	Collateralized mortgage obligations	Other mortgage-backed (federal agencies)
Aaa	100%	3%	100%	100%
Aa1-A3	—	72	—	—
Baa1-B3	—	16	—	—
Not rated or withdrawn rating	—	9	—	—

Total	100%	100%	100%	100%

Of the state and municipal investment securities not rated or with withdrawn ratings by Moody’s at March 31, 2010, 15% were rated AA+ by Standard and Poor’s ratings, 52% were rated AA, 19% were rated AA-, and 14%, or $566 thousand, were not rated by Standard and Poor’s ratings.

Maturities.    The weighted average contractual life of investment securities available for sale was 3.7 years at March 31, 2010. Since 42%, based on amortized cost, of the portfolio is collateralized mortgage obligations or other mortgage-backed securities, the expected remaining maturity may differ from contractual maturity because borrowers generally have the right to prepay obligations before the underlying mortgages mature.

Pledged.    63% and 61% of the portfolio was pledged to secure public deposits, including retail repurchase agreements, and trust assets at March 31, 2010 and December 31, 2009, respectively. Of the $72.6 million and $73.2 million pledged at March 31, 2010 and December 31, 2009, respectively, $55.0 million and $56.3 million, respectively, of the portfolio was securing public deposits and trust assets.

$6.3 million (5%) of the portfolio at March 31, 2010 and December 31, 2009, was pledged to secure federal funds funding from a correspondent bank. $26.2 million (23%) and $29.8 million (25%) of the portfolio at March 31, 2010 and December 31, 2009, respectively, was pledged to collateralize FHLB advances and letters of credit, of which $25.2 million and $26.8 million, respectively, was available as lendable collateral.

Concentrations.    Three state and municipal security issuers issued securities with fair values ranging from 2.0% to 3.2% of total shareholders’ equity at March 31, 2010. Twelve state and municipal security issuers issued securities with fair values ranging from 1.0% to 1.7% of total shareholders’ equity at March 31, 2010.

Two collateralized mortgage obligation issuers issued securities with fair values of 1.9% and 3.6%, respectively, of total shareholders’ equity at March 31, 2010. Seven collateralized mortgage obligations, issued by GNMA, had an aggregate fair value and amortized cost of $32.7 million (46.1%) of shareholders’ equity at March 31, 2010.

The following table summarizes issuer concentrations of other mortgage-backed investment securities at fair value at March 31, 2010 (dollars in thousands).

	FNMA	FHLMC	GNMA	Total
Other mortgage-backed (federal agencies)	$8,327	$1,865	$1,447	$11,639
As a percentage of shareholders’ equity	11.7%	2.6%	2.1%	16.4%

Realized Gains and Losses.    As previously described, securities totaling $40.2 million were sold during the three month period ended March 31, 2010, resulting in a net gain on sale totaling $8 thousand.

The following table summarizes the gross realized gains and losses on investment securities available for sale for the periods indicated (in thousands).

	For the three month periods ended March 31,
	2010	2009
Realized gains	$1,147	$2
Realized losses	(1,139)	—

Net realized gains	$8	$2

Lending Activities

General.    Loans continue to be the largest component of our assets. During the three month period ended March 31, 2010, gross loans declined $30.1 million (2.9%) as we actively sought to reduce our commercial real estate loan portfolio to preserve capital as part of our capital plan and to reduce concentrations in the commercial real estate related segments of the loan portfolio. Based on our risk assessment of borrowers, we also implemented risk-based loan pricing and interest rate floors, or minimum interest rates, both at origination and renewal. In addition, we are proactively addressing the reduction of our nonperforming assets through restructurings, charge-offs, and sales. During the three month period ended March 31, 2010, we charged-off $5.8 million, in gross loan charge-offs, related to loans evaluated individually for impairment and transferred $2.7 million of loans evaluated individually for impairment to the real estate acquired in settlement of loans portfolio.

Composition.    The following table summarizes gross loans, categorized by FDIC code, at the dates indicated (dollars in thousands).

	March 31, 2010		December 31, 2009
	Total	% of total	Total	% of total
Secured by real estate
Construction, land development, and other land loans	$198,236	19.7%	$205,465	19.8%
Farmland	1,016	0.1	466	—
Single-family residential	195,168	19.3	203,330	19.6
Multifamily residential	30,426	3.0	30,668	3.0
Nonfarm nonresidential	449,749	44.5	459,130	44.1
Commercial and industrial	59,958	5.9	61,788	5.9
Obligations of states and political subdivisions of the U.S.	1,091	0.1	1,418	0.1
General consumer	55,207	5.5	57,581	5.5
Credit line	5,082	0.5	5,501	0.5
Bankcards	12,833	1.3	13,214	1.3
Others	1,481	0.1	1,751	0.2

Loans, gross	$1,010,247	100.0%	$1,040,312	100.0%

The following table summarizes gross loans, categorized by loan purpose, at the dates indicated (dollars in thousands).

	March 31, 2010		December 31, 2009
	Total	% of total	Total	% of total
Commercial business	$114,690	11.4%	$121,691	11.7%
Commercial real estate	657,439	65.1	671,701	64.6
Installment	17,915	1.8	20,845	2.0
Installment real estate	77,231	7.6	80,395	7.7
Indirect	35,928	3.6	36,291	3.5
Credit line	1,910	0.2	1,970	0.2
Prime access	65,743	6.5	66,082	6.4
Residential mortgage	23,752	2.3	26,282	2.5
Bankcards	12,858	1.3	13,236	1.3
Business manager	286	—	319	—
Other loans	1,969	0.2	1,081	0.1
Loans in process	135	—	(33)	—
Deferred loans fees and costs	391	—	452	—

Loans, gross	$1,010,247	100.0%	$1,040,312	100.0%

Loans included in both of the preceding loan composition tables are net of participations sold. Participations sold totaled $12.5 million (2 loans) at March 31, 2010 and December 31, 2009. With regard to participations sold, we serve as the lead bank and are therefore responsible for certain administration and other management functions as agent to the participating banks. We are in active discussions with the participating banks to keep them informed of the status of these loans and determine loan workout plans.

Mortgage loans serviced for the benefit of others amounted to $430.4 million and $426.6 million at March 31, 2010 and December 31, 2009, respectively, and are not included in our Consolidated Balance Sheets.

Pledged.    To borrow from the FHLB, members must pledge collateral to secure advances and letters of credit. Acceptable collateral includes, among other types of collateral, a variety of residential, multifamily, home equity lines and second mortgages, and commercial loans. $397.6 million and $407.0 million of gross loans were pledged to collateralize FHLB advances and letters of credit at March 31, 2010 and December 31, 2009, respectively, of which $169.5 million and $162.0 million, respectively, was available as lendable collateral.

Effective for all borrowers on March 18, 2010, the maximum maturity for borrowings was shortened to overnight. As of April 12, 2010, we were required to post collateral of $5.7 million to cover the various Federal Reserve System services that are being utilized by us. In addition, any future potential borrowings from the Discount Window are at the secondary credit rate and must be used for operational issues, and the Federal Reserve has the discretion to deny approval of borrowing requests. We are also required to pledge collateral for such secondary borrowing capacity. While as of March 31, 2010, loans were pledged to collateralize for potential borrowings from the Federal Reserve Discount Window, effective April 12, 2010, the amount our loans pledged as collateral was reduced to $27.7 million.

Concentrations.    General. During 2009 and continuing into 2010, we increased our monitoring of borrower and industry sector concentrations and are limiting additional credit exposure to these concentrations, in particular the segments of our loan portfolio secured by commercial real estate. In addition, we are proactively executing loan workout plans with a particular focus on reducing our concentrations in these segments. In addition, in 2009 we engaged an investment banking firm to assist us with the potential sale, individually or in bulk, of a pool of commercial real estate loans aggregating unpaid principal balance of $68.1 million. We received the bids in the first quarter and are currently evaluating whether to accept any of the individual loan bids or to decline the bids and continue to work out the loans as part of our credit quality plan.

Loan Type / Industry Concentration. The following table summarizes loans secured by commercial real estate, categorized by FDIC code, at March 31, 2010 (dollars in thousands).

	Total	% of gross loans	% of Bank’s total regulatory capital
Secured by commercial real estate
Construction, land development, and other land loans	$198,236	19.7%	228.6%
Multifamily residential	30,426	3.0	35.1
Nonfarm nonresidential	449,749	44.5	518.6

Total loans secured by commercial real estate	$678,411	67.2%	782.3%

The following table further categorizes loans secured by commercial real estate, categorized by FDIC code, at March 31, 2010 (dollars in thousands).

	Total	% of gross loans	% of Bank’s total regulatory capital
Development commercial real estate loans
Secured by:
Land - unimproved (commercial or residential)	$80,401	8.0%	92.7%
Land development—commercial	14,905	1.5	17.2
Land development—residential	57,481	5.7	66.3
Commercial construction:
Hotel / motel	192	—	0.2
Retail	4,458	0.4	5.2
Office	245	—	0.3
Multifamily	9,598	0.9	11.1
Industrial and warehouse	7,136	0.7	8.2
Healthcare	4,946	0.5	5.7
Miscellaneous commercial	4,792	0.5	5.5

Total development commercial real estate loans	184,154	18.2	212.4
Existing and other commercial real estate loans
Secured by:
Hotel / motel	104,840	10.4	120.9
Retail	26,527	2.6	30.6
Office	34,653	3.4	39.9
Multifamily	30,426	3.0	35.1
Industrial and warehouse	17,621	1.8	20.3
Healthcare	16,730	1.7	19.3
Miscellaneous commercial	132,475	13.1	152.8
Residential construction - speculative	6,932	0.7	8.0

Total existing and other commercial real estate loans	370,204	36.7	426.9
Commercial real estate owner occupied and residential loans Secured by:
Commercial - owner occupied	116,904	11.6	134.8
Commercial construction—owner occupied	3,207	0.3	3.7
Residential construction—contract	3,942	0.4	4.5

Total commercial real estate owner occupied and residential loans	124,053	12.3	143.0

Total loans secured by commercial real estate	$678,411	67.2%	782.3%

Asset Quality.    Given the negative credit quality trends which began in 2008, accelerated during 2009, and have continued into 2010, we have performed extensive analysis of our nonconsumer loan portfolio, with particular focus on commercial real estate loans. The analyses included internal and external loan reviews that required detailed, written analyses for the loans reviewed and vetting of the risk rating, accrual status, and collateral valuation of the loans by the loan officers, our senior management team, external consultants, and an external loan review firm. Of particular significance is that these reviews have identified 36 specifically identified borrower relationships (46 individual loans) aggregating $152.3 million in original principal balance that have resulted in $40.6 million (61%) of the $66.7 million of net chargeoffs recorded in the past 12 months. In general, these loans have one or more of the following common characteristics:

•	Individually larger commercial real estate loans originated in 2004 through 2008 that were larger and more complex loans than historically originated by the Company.

•

Out-of-market loans, participated loans purchased from other banks, or brokered loans brought to us by loan brokers, which were generally to non-customers of the Company for whom we generally had no pre-existing banking relationship.

•	Concentrated in commercial real estate with 66% of the original principal amount of these loans originated by two loan officers who are no longer employed by the Company.

At March 31, 2010, the remaining unpaid principal balance for this pool of loans comprises 65% of our total problem assets (loans individually evaluated for impairment and real estate acquired in settlement of loans). In addition, the loss rate on this pool of loans through March 31, 2010 has been 27% of the original principal amount, which is significantly higher than the loss rate on the remainder of the loan portfolio.

In general, our entire commercial real estate loan portfolio has been impacted by the challenging economic environment in 2008, 2009, and 2010. However, this pool of loans is the primary contributor to our deteriorated asset quality, chargeoffs, and resulting net loss over the past 12 months. In addition, this pool of loans has exhibited a loss given default much higher than the remainder of the loan portfolio that is comprised of in-market loans to ongoing customers of the Company that were underwritten by loan officers of the Company using our normal credit underwriting standards. Accordingly, as we evaluate the credit quality of the remaining loan portfolio, we do not currently believe that the loss rate of 27% incurred on this particular pool of loans is indicative of the loss rate to be incurred on the remainder of the loan portfolio.

As part of the credit quality plan, to continue to address the impact of the economic environment on our loan portfolio, we are continuing our detailed review of the loan portfolio and are focused on executing detailed loan workout plans for all of our problem loans led by a team of seasoned commercial lenders and using external loan workout consulting expertise. It is clear that many of our borrowers are continuing to face financial stress manifesting itself in the following ways:

•	Cash flows from the underlying properties supporting the loans decreased,

•

Personal cash flows from the borrowers themselves and guarantors under pressure due to illiquid and diminished personal balance sheets resulting from investing additional personal capital in the projects, and

•

Fair values of real estate related assets declining, resulting in lower cash proceeds from sales or fair values declining to the point that borrowers are no longer willing to sell the assets at such deep discounts.

We also continue to review our lending policies and procedures and credit administration function. To this end, during 2009 and 2010 we implemented several enhancements as follows:

•

Construction draws: In March 2009, we centralized the oversight and disbursement of construction draws to contractors working for borrowers, and, in October 2009, we hired a construction draw manager to review advance requests before funds are advanced to borrowers.

•

Loan Policy: In June 2009 and October 2009, we amended our loan policy to, among other changes, reduce lending limit approval authorities, prohibit out-of-market loans to borrowers for which we do not have a previously existing relationship, and prohibit brokered loans.

•

Credit Administration: In July 2009, we hired a new Chief Credit Officer who brings over 25 years of credit administration, loan review, and credit policy experience to the Company; in August 2009 we reassigned two commercial lenders to credit analysts in the Credit Administration department; and, in September 2009, we hired an additional Credit Administration executive.

•

Special Assets: In June 2009, we reassigned a senior Credit Administrator; in August and September 2009, we engaged two external workout consultants; in November 2009, we reassigned a commercial lender; and, in April 2010, we hired two experienced special assets professionals. These internal personnel and external consultants are focused exclusively on accelerated resolution of our problem assets.

•	Training: In March 2010, we conducted additional training using external specialists in the areas of problem loan workout and negotiating skills, and additional training is scheduled in 2010.

All of these actions were taken to improve our credit risk management approach and accelerate the resolution of our credit quality issues.

Delinquent Loans.    We determine past due and delinquent status based on contractual terms. When a borrower fails to make a scheduled loan payment, we attempt to cure the default through several methods including, but not limited to, collection contact and assessment of late fees. If these methods do not result in the borrower remitting the past due payment, further action may be taken. Interest on loans deemed past due continues to accrue until the loan is placed in nonaccrual status. We place loans in nonaccrual status prior to any amount being charged-off.

Nonperforming Assets.    Nonaccrual loans are those loans that management has determined offer a more than normal risk of future uncollectibility. In most cases, loans are automatically placed in nonaccrual status by the loan system when the loan payment becomes 90 days delinquent and no acceptable arrangement has been made between us and the borrower. Loans may be manually placed in nonaccrual status on the loan system if management determines that some factor other than delinquency (such as bankruptcy proceedings) cause us to believe that more than a normal amount of risk exists with regard to collectability. When the loan is placed in nonaccrual status, accrued interest income is reversed based on the effective date of nonaccrual status. Thereafter, interest income on the nonaccrual loans is recognized only as received.

We classify nonaccrual loans as substandard or lower. When the probability of future collectability on a nonaccrual loan declines, we may take additional collection measures including commencing foreclosure action, if necessary. Specific steps must be taken when commencing foreclosure action on loans secured by real estate. Notice of default is required to be recorded and mailed. If the default is not cured within a specified time period, a notice of sale is posted, mailed, and advertised, and a sale is then conducted.

The following table summarizes nonperforming assets, by FDIC code, at the dates indicated (dollars in thousands).

	March 31, 2010	December 31, 2009
Secured by real estate
Construction, land development, and other land loans	$54,347	$47,901
Farmland	48	50
Single-family residential	8,472	7,652
Multifamily residential	9,827	9,844
Nonfarm nonresidential	31,910	23,330
Commercial and industrial	7,917	7,475
General consumer	660	684

Total nonaccrual loans	113,181	96,936
Real estate acquired in settlement of loans	28,867	27,826
Personal property acquired in settlement of loans	113	188

Total foreclosed assets	28,980	28,014

Total nonperforming assets	$142,161	$124,950

Gross loans	$1,010,247	$1,040,312
Total assets	1,348,463	1,435,950
Nonaccrual loans as a percentage of:
gross loans and foreclosed assets	10.89%	9.07%
total assets	8.39	6.75
Nonperforming assets as a percentage of:
gross loans and foreclosed assets	13.68%	11.70%
total assets	10.54	8.70

Loans placed in nonaccrual status during the three month period ended March 31, 2010 resulted primarily from loans becoming delinquent on contractual payments due to deterioration in the financial condition of the borrowers or guarantors such that payment in full of principal or interest was not expected due to personal cash flows from the borrowers and guarantors inadequate to service the loans, interest reserves on the loans being depleted, a decrease in operating cash flows from the underlying properties supporting the loans, or a decline in fair values of the collateral resulting in lower cash proceeds from property sales.

Thirty-one loans with a balance at March 31, 2010 greater than $1 million comprised 66% of our nonaccrual loans at March 31, 2010. The following table summarizes the composition of these loans by collateral type (dollars in thousands).

	Total nonaccrual loans > $1 million	% of total nonaccrual loans
Residential lots / golf course development	$35,974	32%
Multifamily residential	8,176	7
Retirement center properties	2,671	2
Real estate for commercial use	19,785	18
Marina	2,790	2
Other business loans	5,463	5

Total nonaccrual loans > $1 million secured by commercial real estate	$74,859	66%

Additionally, seven of these loans (32% based on the principal balance at March 31, 2010) were purchased participations and 11 of these loans (42% based on the principal balance at March 31, 2010) are out-of-market loans. In June 2009, we amended our loan policy to preclude originating any new loans of these kinds.

In 2009, we executed a contract with an investment banking firm to assist us with the potential sale, individually or in bulk, of a pool of commercial real estate loans aggregating $68.1 million of unpaid principal balance. We received the bids in the first quarter and are currently evaluating whether to accept any of the individual loan bids or to decline the bids and continue to work out the loans as part of our credit quality plan.

While a loan is in nonaccrual status, cash received is applied to the principal balance. Additional interest income of $823 thousand would have been reported during the three month period ended March 31, 2010 had loans classified as nonaccrual during the period performed in accordance with their original terms. As a result, our earnings did not include this interest income.

The following table summarizes the changes in the real estate acquired in settlement of loans portfolio at the dates and for the periods indicated (in thousands). Real estate acquired in settlement of loans is net of participations sold of $8.2 million (four properties) at March 31, 2010.

	At and for the three month periods ended March 31,
	2010	2009
Real estate acquired in settlement of loans, beginning of period	$27,826	$6,719
Plus: New real estate acquired in settlement of loans	3,893	273
Less: Sales of real estate acquired in settlement of loans	(1,777)	(202)
Less: Provision charged to expense	(1,075)	(19)

Real estate acquired in settlement of loans, end of period	$28,867	$6,771

The following table summarizes the Real estate acquired in settlement of loans portfolio, by FDIC code, at March 31, 2010 (in thousands).

Construction, land development, and other land loans	$8,414
Single-family residential	2,609
Nonfarm, nonresidential	17,844

Total real estate acquired in settlement of loans	$28,867

Six individual properties greater than $1 million comprised 66% of our real estate acquired in settlement of loans portfolio at March 31, 2010. Of the balance of these properties, 33% were hotel properties, 8% were residential development properties, and 59% were retirement center properties. Additionally, 56% of these properties were participations. Four of the six were the result of out-of-market loans.

These properties are being actively marketed with the primary objective of liquidating the collateral at a level which most accurately approximates fair value and allows recovery of as much of the unpaid principal balance as possible upon the sale of the property in a reasonable period of time. As a result, loan charge-offs were recorded prior to or upon foreclosure to writedown the loans to estimated fair value less estimated costs to sell. For some assets, additional writedowns have been taken based on receipt of updated third party appraisals for which appraised values continue to decline. Based on currently available valuation information, the carrying value of these assets is believed to be representative of their fair value less estimated costs to sell although there can be no assurance that the ultimate proceeds from the sale of these assets will be equal to or greater than the carrying values particularly in the current real estate environment and the continued downward trend in third party appraised values.

During the quarter ended March 31, 2010, of the $1.8 million in total real estate acquired in settlement of loans sales, we sold one asset with an aggregate net carrying amount of $1.7 million at a gain of $252 thousand, and we sold three properties with an aggregate net carrying amount of $49 thousand in a bulk sale auction.

Of the balance at March 31, 2010, 10 assets with an aggregate net carrying amount of $8.1 million are under contract for sale with closing dates in the second quarter of 2010.

We are actively addressing the issue of our increase in nonperforming assets and will continue to be aggressive in working to resolve these issues as quickly as possible. For problem assets identified, we prepared written workout plans that are borrower specific to determine how best to resolve the loans which could include restructuring the loans, requesting additional collateral, demanding payment from guarantors, sale of the loans, or foreclosure and sale of the collateral. However, given the nature of the projects related to such loans and the distressed values within the real estate market, immediate resolution in all cases is not expected. Therefore, it is reasonable to expect that current negative asset quality trends may continue for coming periods when compared to historical periods. As necessary, carrying values of these assets may require additional adjustment for further declines in estimated fair values.

Troubled Debt Restructurings. Troubled debt restructurings are loans which have been restructured from their original contractual terms (for example, reduction in contractual interest rate). As part of the determination of our individual loan workout plans, we may restructure loans to assist borrowers facing cash flow challenges in the current economic environment to facilitate ultimate repayment of the loan. At March 31, 2010 and December 31, 2009, the principal balance of troubled debt restructurings totaled $16.2 million and $14.6 million, respectively. Five individual loans greater than $1 million comprised 60% of our troubled debt restructurings at March 31, 2010. Three of the loans experienced rate concessions, one experienced a term concession, and one experienced rate and term concessions. At March 31, 2010, all are performing as expected under the new terms.

A troubled debt restructuring can be returned to performing loan status once there is sufficient history, generally six months, of demonstrating the borrower can service the credit under market terms. For the three month period ended March 31, 2010, none were removed based on this process.

Potential Problem Loans. Potential problem loans consist of loans that are generally performing in accordance with contractual terms but for which we have concerns about the ability of the borrower to continue to comply with repayment terms because of the borrower’s potential operating or financial difficulties. Management monitors these loans closely and reviews performance on a regular basis. As of March 31, 2010, potential problem loans that were not already categorized as nonaccrual totaled $125.3 million.

Allowance for Loan Losses.    The allowance for loan losses represents an amount that we believe will be adequate to absorb probable losses as of a specific period of time inherent in our loan portfolio. Assessing the adequacy of the allowance for loan losses is a process that requires considerable judgment. Our judgment in determining the adequacy of the allowance is based on evaluations of the collectability of loans, including consideration of factors such as the balance of impaired loans, the quality, mix, and size of our overall loan portfolio, economic conditions that may impact the overall loan portfolio or an individual borrower’s ability to repay, the amount and quality of collateral securing the loans, our historical loan loss experience, and borrower and collateral specific considerations for loans individually evaluated for impairment.

Our allowance for loan losses totaled $28.4 million at March 31, 2010 compared with $24.1 million at December 31, 2009, representing 2.81% and 2.31% of gross loans, respectively. The March 31, 2010 allowance for loan losses, and, therefore indirectly the provision for loan losses for the three month period ended March 31, 2010, was determined based on the following specific factors, though not intended to be an all inclusive list:

•	The impact of the ongoing depressed overall economic environment, including those within our geographic market,

•	The cumulative impact of the extended duration of this economic deterioration on our borrowers, in particular commercial real estate loans for which we have a heavy concentration,

•	The declining asset quality trends in our loan portfolio, including the increase in nonaccrual loans during the first quarter 2010,

•	The declining but still elevated trend in the historical loan loss rates within our loan portfolio,

•	The results of our internal loan review during the first quarter of 2010 resulting in loan downgrades in the commercial real estate portfolio, and

•	Our individual impaired loan analysis which identified:

•	Continued stress on borrowers given increasing lack of liquidity and limited bank financing and credit availability, and

•	Continued downward trends in appraised values and market assumptions used to value real estate dependent loans.

The following table summarizes activity within our allowance for loan losses, by FDIC code, at the dates and for the periods indicated (dollars in thousands). Loans charged-off and recovered are charged or credited to the allowance for loan losses at the time realized.

	At and for the three month periods ended March 31,		At and for the year ended December 31, 2009
	2010	2009
Allowance for loan losses, beginning of period	$24,079	$11,000	$11,000
Provision for loan losses	10,750	2,175	73,400
Loans charged-off
Secured by real estate
Construction, land development, and other land loans	2,498	84	33,873
Farmland	—	—	—
Single-family residential	1,176	208	4,060
Multifamily residential	483	—	5,096
Nonfarm nonresidential	2,289	—	10,784
Commercial and industrial	282	33	4,945
General consumer and other	514	290	2,033

Total loans charged-off	7,242	615	60,791
Recoveries
Secured by real estate
Construction, land development, and other land loans	234	—	32
Farmland	—	—	—
Single-family residential	66	2	5
Multifamily residential	—	—	—
Nonfarm nonresidential	129	10	79
Commercial and industrial	145	3	88
General consumer and other	265	31	266

Total recoveries	839	46	470

Net loans charged-off	6,403	569	60,321

Allowance for loan losses, end of period	$28,426	$12,606	$24,079

Average gross loans	$1,028,302	$1,156,146	$1,124,599
Ending gross loans	1,010,247	1,156,362	1,040,312
Nonaccrual loans	113,181	56,115	96,936
Net loans charged-off as a percentage of average gross loans	2.53%	0.20%	5.36%
Allowance for loan losses as a percentage of ending gross loans	2.81	1.09	2.31
Allowance for loan losses as a percentage of nonaccrual loans	25.12	22.46	24.84

In addition to loans charged-off in the ordinary course of business, included within loans charged-off for the three month period ended March 31, 2010 were $5.8 million in gross loan charge-offs relating to loans individually evaluated for impairment. The determination was made to take partial charge-offs on certain collateral dependent loans based on the status of the underlying real estate projects or our expectation that these loans would be foreclosed on and we would take possession of the collateral. The loan charge-offs were recorded to writedown the loans to the fair value of the collateral less estimated costs to sell generally based on fair values from third party appraisals. We do not split loans with partial charge-offs into two legally separate loans. Accordingly, loans with partial charge-offs remain on nonaccrual status.

We analyze individual loans within the portfolio and make allocations to the allowance for loan losses based on each individual loan’s specific factors and other circumstances that impact the collectability of the loan. The population of loans evaluated to be potential impaired loans includes all troubled debt restructures and loans with interest reserves, as well as significant individual loans classified as doubtful or in nonaccrual status. At March 31, 2010, we had one loan totaling $2.5 million with interest reserves that, based on our analysis, was considered impaired. This loan was also a troubled debt restructuring.

In situations where a loan is determined to be impaired (primarily because it is probable that all principal and interest due according to the terms of the loan agreement will not be collected as scheduled), the loan is excluded from the general reserve calculation described below and is evaluated individually for impairment. The impairment analysis is based on the determination of the most probable source of repayment which is typically liquidation of the underlying collateral but may also include discounted future cash flows or, in rare cases, the market value of the loan itself. At March 31, 2010, $101.9 million of our loans evaluated individually for impairment were valued based on liquidation of collateral while $5.5 million were valued based on discounted future cash flows.

Generally, for larger impaired loans valued based on liquidation of collateral, current appraisals performed by Company approved third-party appraisers are the basis for estimating the current fair value of the collateral. However, in situations where a current appraisal is not available, management uses the best available information (including recent appraisals for similar properties, communications with qualified real estate professionals, information contained in reputable trade publications, and other observable market data) to estimate the current fair value. The estimated costs to sell the property, if not already included in the appraisal, are then deducted from the appraised value to arrive at the net realizable value of the loan used to calculate the loan’s specific reserve.

The following table summarizes the composition of impaired loans, by FDIC code, at March 31, 2010 (in thousands).

March 31, 2010
Secured by real estate
Construction, land development, and other land loans	$54,493
Farmland	—
Single-family residential	4,752
Multifamily residential	11,568
Nonfarm nonresidential	30,037
Commercial and industrial	6,549

Total impaired loans	$107,399

The following table summarizes information relative to impaired loans at the dates and for the periods indicated (in thousands).

	March 31, 2010	December 31, 2009
Impaired loans for which there is a related allowance for loan losses determined in accordance with FASB ASC 310	$25,528	$11,253
Other impaired loans	81,871	85,583

Total impaired loans	$107,399	$96,836

Average impaired loans calculated using a simple average	$102,118	$82,471
Related allowance for loan losses	6,997	5,250

We calculate our general allowance by applying our historical loss factors to each sector of the loan portfolio. For consistency of comparison on a quarterly basis, we utilize a five-year lookback period when computing historical loss rates. However, given the increase in charge-offs beginning in 2009, we also utilized a three-year lookback period at March 31, 2010 as another reference point in determining the allowance for loan losses.

We adjust these historical loss percentages for qualitative environmental factors derived from macroeconomic indicators and other factors. Qualitative factors we considered in the determination of the March 31, 2010 allowance for loan losses include pervasive factors that generally impact borrowers across the loan portfolio (such as unemployment and consumer price index) and factors that have specific implications to particular loan portfolios (such as residential home sales or commercial development). Factors evaluated may include changes in delinquent, nonaccrual and troubled debt restructured loan trends, trends in risk grades and net loans charged-off, concentrations of credit, competition and legal and regulatory requirements, trends in the nature and volume of the loan portfolio, national and local economic and business conditions, collateral valuations, the experience and depth of lending management, lending policies and procedures, underwriting standards and practices, the quality of loan review systems and degree of oversight by the Board of Directors, peer comparisons, and other external factors. The general reserve calculated using the historical loss rates and qualitative factors is then combined with the specific allowance on loans individually evaluated for impairment to determine the total allowance for loan losses.

The following table summarizes the allocation of the allowance for loan losses at the dates indicated (in thousands).

	March 31, 2010	December 31, 2009
Allowance for loan losses allocated to Homogenous loan pools	$21,373	$18,829
Loan individually analyzed for impairment	6,997	5,250
Unallocated	56	—

Allowance for loan losses	$28,426	$24,079

The allowance for loan losses coverage ratio increased from 2.31% to 2.81% of gross loans from December 31, 2009 to March 31, 2010. The increase in the component of the allowance for loan losses attributable to the homogenous loan pools was driven primarily by the increase in our nonaccrual loans at March 31, 2010 and the downgrades in our nonconsumer loan portfolio resulting from the internal loan review in the first quarter 2010. The increase in the allowance attributable to loans individually evaluated for impairment is primarily due to one participated loan for which the bank participant group concluded to accept an offer in March 2010 to sell the loan at an amount below our recorded book value. The offer is subject to buyer due diligence of the underlying collateral and other pre-closing conditions; accordingly, we recorded a reserve for the loan versus charging off the shortfall.

The following table summarizes the allocation of the allowance for loan losses at March 31, 2010, by FDIC code (dollars in thousands).

	Allowance allocation	Allowance allocation	% of loans to gross loans
Secured by real estate
Construction, land development, and other land loans	$9,487	33.4%	19.7%
Farmland	2	—	0.1
Single-family residential	3,936	13.9	19.3
Multifamily residential	716	2.5	3.0
Nonfarm nonresidential	7,191	25.3	44.5
Commercial and industrial	4,872	17.1	5.9
Obligations of states and political subdivisions of the U.S.	—	—	0.1
General consumer	899	3.2	5.5
Credit line	345	1.2	0.5
Bankcards	922	3.2	1.3
Others	56	0.2	0.1

Total	$28,426	100.0%	100.0%

Portions of the allowance for loan losses may be allocated for specific loans or portfolio segments. However, the entire allowance for loan losses is available for any loan that, in management’s judgment, should be charged-off. While management utilizes the best judgment and information available to it, the ultimate adequacy of the allowance for loan losses depends on a variety of factors beyond the Company’s control, including the performance of the Company’s loan portfolio, the economy, changes in interest rates, and the view of the regulatory authorities toward loan classifications.

In addition to the Company’s portfolio review process, various regulatory agencies periodically review the Company’s allowance for loan losses. These agencies may require the Company to recognize additions to the allowance for loan losses based on their judgments and information available to them at the time of their examinations. While the Company uses available information to recognize inherent losses on loans, future adjustments to the allowance for loan losses may be necessary based on changes in economic conditions and other factors and the impact of such changes and other factors on our borrowers.

We believe that the allowance for loan losses at March 31, 2010 is appropriate and adequate to cover probable inherent losses in the loan portfolio. However, underlying assumptions may be impacted in future periods by changes in economic conditions, the impact of regulatory examinations, and the discovery of information with respect to borrowers which was not known to management at the time of the issuance of the Company’s Consolidated Financial Statements. Therefore, management’s assumptions may or may not prove valid. Thus, there can be no assurance that loan losses in future periods will not exceed the current allowance for loan losses amount or that future increases in the allowance for loan losses will not be required. Additionally, no assurance can be given that management’s ongoing evaluation of the loan portfolio, in light of changing economic conditions and other relevant factors, will not require significant future additions to the allowance for loan losses, thus adversely impacting the Company’s business, financial condition, results of operations, and cash flows.

Goodwill

Goodwill arose from our acquisition of various branches from 1988 through 1999 and represents the excess of the cost of businesses acquired over the fair value of the net assets acquired. We perform our annual impairment testing as of June 30. Our impairment testing at June 30, 2009 indicated that no impairment charge was required. Due to the overall adverse economic environment and the negative impact on the banking industry as a whole, including the impact to the Company resulting in net losses and a decline in market capitalization based on our common stock price, we also performed an impairment test of our goodwill at December 31, 2009 and March 31, 2010. We utilized the market approach to determine fair value. Based on our impairment testing as of these dates, we determined that our reporting unit’s implied fair value of goodwill exceeded the carrying value.

Due to the current economic environment and other uncertainties, it is possible that our estimates and assumptions may adversely change in the future. If our market capitalization further decreases, we may be required to record goodwill impairment losses in future periods, whether in connection with our next annual impairment testing in the second quarter of 2010 or prior to that, if any changes constitute a triggering event. It is not possible at this time to determine if any such future impairment loss would result; however, any such potential impairment loss would be limited to the balance of goodwill, which was $3.7 million at March 31, 2010.

Deposit Activities

Traditional deposit accounts have historically been the primary source of funds for the Company and a competitive strength of our Company. Traditional deposit accounts also provide a customer base for the sale of additional financial products and services and fee income through service charges. We set targets for growth in deposit accounts annually in an effort to increase the number of products per banking relationship. Deposits are attractive sources of funding because of their stability and generally low cost as compared with other funding sources.

The following table summarizes our traditional deposit composition at the dates indicated (dollars in thousands).

	March 31, 2010		December 31, 2009
	Total	% of total	Total	% of total
Noninterest-bearing transaction deposit accounts	$139,454	12.3%	$142,609	11.7%
Interest-bearing transaction deposit accounts	295,576	26.2	307,258	25.3

Transaction deposit accounts	435,030	38.5	449,867	37.0
Money market deposit accounts	129,352	11.5	119,082	9.8
Savings deposit accounts	44,318	3.9	40,335	3.3
Time deposit accounts	519,913	46.1	605,630	49.9

Total traditional deposit accounts	$1,128,613	100.0%	$1,214,914	100.0%

In March 2010, we introduced a new checking accounting, MyPal checking, and a new savings account, Smart Savings. These accounts combine traditional banking features and nonbanking features and are expected to be a source of both additional deposits and noninterest income resulting primarily from debit card transactions.

The MyPal checking account includes a monthly fee of $5, which is reduced by $0.50 each time account holders uses their debit card. Thus, ten debit card transactions per month results in no monthly fee to the account holders. However, the Company earns a per transaction fee from the merchant each time the debit cards are used. In addition, the MyPal checking account includes a competitive interest rate, free checks, free identity theft protection and safety deposit rental for a period of time, and comes with a membership rewards program that provides purchase discounts to the account holders for items such as airfare, car rental and hotel, and every day savings at a wide variety of national and local retailers and entertainment companies. As of April 28, 2010, the aggregate current balance of new and converted MyPal checking accounts totaled $5.1 million.

The Smart Savings account can be linked to any of our checking accounts and results in $1 being transferred from the account holder’s checking account to the Smart Saving account each time the account holders use their debit cards. The Company matches each $1 transfer with $1 for the first six months and then $0.10 thereafter, up to $250 per year. The Smart Savings account is also interest bearing. As of April 28, 2010, the aggregate current balance of Smart Savings accounts totaled $1.7 million.

During the first quarter of 2010, we conducted targeted deposit growth and retention campaigns related to maturing certificates of deposit and to attract new deposits. The certificate of deposit (“CD”) campaigns included CDs with various maturities ranging from 6 months to 60 months, as well as 20 month and 36 month step-up add-on CDs that allows holders to reset their interest rate up to two and three times, respectively, over the life of the CD. From January 1, 2010 through April 28, 2010, these campaigns resulted in the retention of existing CDs and generation of new CDs totaling $187.7 million. However, due primarily to maturing CDs that were not retained, through April 28, 2010 total traditional deposit accounts, and as a result our cash, decreased $86.2 million from December 31, 2009. In general, this CD runoff was expected as part of our balance sheet management efforts to attract and retain lower priced transaction deposit accounts and shrinking our higher priced deposit base given the decline in the loan portfolio.

At March 31, 2010, traditional deposit accounts as a percentage of liabilities were 88.3% compared with 89.3% at December 31, 2009. Interest-bearing deposits decreased $83.1 million during the three month period ended March 31, 2010, primarily due to higher priced time deposit accounts not being retained at maturity as part of our balance sheet management efforts. Noninterest-bearing deposits decreased $3.2 million during the same period. Traditional deposit accounts continue to be our primary source of funding, and, as part of our liquidity plan, we are proactively pursuing deposit retention initiatives with our deposit customers. We are also pursuing strategies to increase our transaction deposit accounts as a proportion of our total deposits.

In October 2008, the Emergency Economic Stabilization Act (“EESA”) was enacted. Among other things, the EESA increased FDIC deposit insurance on most accounts from $100,000 to $250,000. The increased coverage is currently available through December 31, 2013. In addition, we are voluntarily participating in the FDIC’s Transaction Account Guarantee Program. Under this program, all noninterest-bearing transaction accounts are fully guaranteed by the FDIC for the entire amount of the account. On April 13, 2010, the FDIC approved an interim rule that extends the Transaction Account Guarantee Program to December 31, 2010. We have elected to continue our voluntary participation in the program. Coverage under the program is in addition to and separate from the basic coverage available under the FDIC’s general deposit insurance rules. We believe participation in the program is enhancing our ability to retain customer deposits.

On April 9, 2010, the FDIC announced that Beach First National Bank in Myrtle Beach, South Carolina, was closed by the Office of the Comptroller of the Currency, which appointed the FDIC as receiver. To protect the depositors, the FDIC entered into a purchase and assumption agreement with another financial institution to assume all of the deposits of Beach First National Bank. This was the first South Carolina bank to be taken into receivership by the FDIC since 1999; accordingly, we are monitoring closely its potential impact to the banking industry in South Carolina.

Borrowing Activities

During the three month period ended March 31, 2010, borrowings as a percentage of total liabilities increased from 10.0% at December 31, 2009 to 10.7% at March 31, 2010.

The following table summarizes our borrowings composition at the dates indicated (dollars in thousands).

	March 31, 2010		December 31, 2009
	Total	% of total	Total	% of total
Retail repurchase agreements	$21,417	15.7%	$15,545	11.5%
Commercial paper	18,948	13.8	19,061	14.0

Total nontraditional deposit accounts	40,365	29.5	34,606	25.5
Long-term borrowings	96,000	70.2	101,000	74.5

Total wholesale funding	96,000	70.2	101,000	74.5
Convertible debt	380	0.3	—	—

Total convertible debt	380	0.3	—	—

Total borrowed funds	$136,745	100.0%	$135,606	100.0%

Retail Repurchase Agreements.    We offer retail repurchase agreements as an alternative investment tool to conventional savings deposits. The investor buys an interest in a pool of U.S. government or agency securities. Funds are swept daily between the customer and the Bank. Retail repurchase agreements are securities transactions, not insured deposits.

Commercial Paper.    We offer commercial paper as an alternative investment tool for our commercial customers. Through a master note arrangement between the Company and the Bank, Palmetto Master Notes are issued as an alternative investment for commercial sweep accounts. These master notes are unsecured but are backed by the full faith and credit of the Company. The commercial paper is issued only in conjunction with deposits in the Bank’s automated sweep accounts. While they have not indicated any plans to do, the Federal Reserve, as regulator for the Company, could require that we discontinue this program.

As an alternative to this program and as part of our efforts to provide enhanced services to our customers, we are currently evaluating a new money market sweep account to replace the commercial paper program. Currently, our plans are to implement the new account by July 1, 2010 and transition our existing customers to the new account by that date.

Wholesale Funding.    Wholesale funding options include a federal funds line from a correspondent bank, FHLB advances, and the Federal Reserve Discount Window. Such funding provides us with the ability to access the type of funding needed at the time and amount needed at market rates. This provides us with the flexibility to tailor borrowings to our specific needs. Wholesale funding utilization may be categorized as either other short-term borrowings or long-term borrowings depending on maturity terms. Wholesale short-term borrowings are those having maturities less than one year when executed. Long-term borrowings are those having maturities greater than one year when executed. Interest rates on such borrowings vary from time to time in response to general economic conditions.

FHLB Borrowings. The following table summarizes FHLB borrowed funds utilization and availability at the dates indicated (in thousands).

	March 31, 2010	December 31, 2009
Available lendable loan collateral value to serve against FHLB advances and letters of credit	$169,521	$162,014
Available lendable investment security collateral value to serve against FHLB advances and letters of credit	25,209	26,791
Advances and letters of credit
Long-term advances	$(96,000)	$(101,000)
Letters of credit	(50,000)	(50,000)
Excess	$16,592	$55

The following table summarizes long-term FHLB borrowings at March 31, 2010 (dollars in thousands). Our long-term FHLB advances do not have embedded call options.

						Total
Borrowing balance	$12,000	$19,000	$30,000	$30,000	$5,000	$96,000
Interest rate	2.75%	0.63%	1.34%	2.89%	3.61%	1.98%
Maturity date	4/2/2010	1/7/2011	1/18/2011	3/7/2011	4/2/2013

In January 2010, we were notified by the FHLB that it will not allow incremental borrowings until our financial condition improves; however, the $12 million FHLB advance that was scheduled to mature on April 2, 2010 was extended for 12 months. The interest rate, which is a daily variable rate, was 0.36% at March 31, 2010.

Federal Reserve Discount Window. Effective for all borrowers on March 18, 2010, the maximum maturity for borrowings was shortened to overnight. As of April 12, 2010, any future potential borrowings from the Discount Window are at the secondary credit rate and must be used for operational issues, and the Federal Reserve has the discretion to deny approval of borrowing requests. We had no outstanding borrowings from the Federal Reserve at December 31, 2009 or March 31, 2010.

Federal Funds Accommodations. At March 31, 2010, we had access to federal funds funding from a correspondent bank. Our federal funds accommodation line is secured by U.S. Treasury and federal agencies securities. The following table summarizes our federal funds funding utilization and availability at the dates indicated (in thousands).

	March 31, 2010	December 31, 2009
Authorized federal funds funding accomodations	$5,000	$5,000
Utilized federal funds funding accomodations	—	—

Available federal funds funding accomodations	$5,000	$5,000

This federal funds funding source may be canceled at any time at the correspondent bank’s discretion.

Convertible Debt.    On March 31, 2010, the Company issued unsecured convertible promissory notes in an aggregate principal amount of $380 thousand to members of the Board of Directors. The notes bear interest at 10% per year payable quarterly, have a stated maturity of March 31, 2015, may be prepaid by the Company at any time at the discretion of the Board of Directors, and are mandatorily convertible into stock of the Company at the same terms and conditions as other investors that participate in the Company’s next stock offering. The proceeds from the issuance of the notes were contributed to the Bank as a capital contribution.

Capital

The following table summarizes capital key performance indicators at the dates and for the periods indicated (dollars in thousands, except per share data).

	At and for the three month periods ended March 31,
	2010		2009
Total shareholders’ equity	$70,978		$117,550
Average shareholders’ equity	76,648		117,894
Shareholders’ equity as a percentage of assets	5.26%		8.38%
Average shareholders’ equity as a percentage of average assets	5.60		8.50
Cash dividends per common share	$—		$0.06
Dividend payout ratio	n/a	%	19.51%

The following table summarizes activity impacting shareholders’ equity for the period indicated (in thousands).

At and for the three month period ended March 31, 2010
Total shareholders’ equity, beginning of period	$75,015
Additions to shareholders’ equity during period Change in accumulated other comprehensive loss due to investment securities available for sale	1,164
Common stock issued pursuant to restricted stock plan	84
Compensation expense related to stock option plan	7

Total additions to shareholders’ equity during period	1,255
Reductions in shareholders’ equity during period
Net loss	(5,292)

Total reductions in shareholders’ equity during period	(5,292)

Total shareholders’ equity, end of period	$70,978

Accumulated Other Comprehensive Income (Loss).    The following table summarizes the components of accumulated other comprehensive income (loss), net of tax impact, at the dates and for the periods indicated (in thousands).

	Impact of FASB ASC 715	Impact of curtailment	Total impact of defined benefit pension plan	Impact of investment securities available for sale	Total
Accumulated other comprehensive income (loss), after income tax impact, December 31, 2008	$(6,126)	$1,630	$(4,496)	$(1,621)	$(6,117)
Accumulated other comprehensive loss, before income tax impact	—	—	—	(224)	(224)
Income tax benefit	—	—	—	85	85

Accumulated other comprehensive loss, after income tax impact	—	—	—	(139)	(139)

Accumulated other comprehensive income (loss), after income tax impact, March 31 ,2009	$(6,126)	$1,630	$(4,496)	$(1,760)	$(6,256)

Accumulated other comprehensive income (loss), after income tax impact, December 31, 2009	$(8,896)	$1,630	$(7,266)	$306	$(6,960)
Accumulated other comprehensive income, before income tax impact	—	—	—	1,876	1,876
Income tax expense	—	—	—	(712)	(712)

Accumulated other comprehensive income, after income tax impact	—	—	—	1,164	1,164

Accumulated other comprehensive income (loss), after income tax impact, March 31, 2010	$(8,896)	$1,630	$(7,266)	$1,470	$(5,796)

The market value of pension plan assets is assessed and adjusted through accumulated other comprehensive income (loss) annually, if necessary.

Dividends.    The following table summarizes key dividend information at the dates and for the periods indicated (dollars in thousands, except per share data).

	At and for the three month periods ended March 31,
	2010		2009
Cash dividends per common share	$—		$0.06
Cash dividends declared and paid	—		389
Dividend payout ratio	n/a	%	19.51%

On March 17, 2009, our Board of Directors declared a cash dividend of $0.06 per share of common stock with regard to the first quarter of 2009. Since that date, the Board of Directors has not declared or paid a dividend on our common stock. The Company and the Bank are subject to regulatory policies and requirements relating to the payment of dividends. In an effort to retain capital during this period of economic uncertainty, the Board of Directors reduced the quarterly dividend for the first quarter of 2009 and has not declared or paid a quarterly common stock dividend since that date. The Board of Directors believes that suspension of the dividend was prudent to protect our capital base. In addition, since our total risk-based capital ratio was 8.09% at March 31, 2010, which was below the well-capitalized regulatory minimum threshold, payment of a dividend on the common stock of the Bank requires prior notification and non-objection from the FDIC. Our Board of Directors will continue to evaluate dividend payment opportunities on a quarterly basis. There can be no assurance as to when and if future dividends will be reinstated, and at what level, because they are dependent on our financial condition, results of operations, and / or cash flows, as well as capital and dividend regulations from the FDIC and others.

Regulatory Capital and Other Requirements.    The Company and the Bank are required to meet regulatory capital requirements that include several measures of capital. Under regulatory capital requirements, accumulated other comprehensive income (loss) amounts do not increase or decrease regulatory capital and are not included in the calculation of risk-based capital and leverage ratios.

As previously described, on March 31, 2010, the Company issued unsecured convertible promissory notes in an aggregate principal amount of $380 thousand. The proceeds from this issuance, along with other cash of the Company, were contributed to the Bank as a capital contribution.

Although our Tier 1 leverage ratio and Tier 1 risk-based capital ratios were above the well-capitalized regulatory minimum threshold of 5% and 6%, respectively, at March 31, 2010, our total risk-based capital ratio was 8.09% which was below the well-capitalized regulatory minimum threshold of 10%. As a result, although we had none at or since March 31, 2010, we may not accept brokered deposits unless a waiver is granted by the FDIC. Additionally, we would normally be restricted from offering an effective yield on deposits of more than 75 basis points over the national rates published by the FDIC weekly on their website. However, on April 1, 2010 we were notified by the FDIC that they had determined that the geographic areas in which we operate were considered high-rate areas. Accordingly, we are able to offer interest rates on deposits up to 75 basis points over the prevailing interest rates in our geographic areas.

The balance of net deferred income tax assets at March 31, 2010 represented tax assets and liabilities arising from temporary differences between the financial reporting and income tax bases of various items as of that date. As of March 31, 2010, we evaluated whether it was more likely than not that the net deferred tax assets could be supported as realizable, given the financial results for the year. Based on this evaluation, no valuation allowance was required for financial reporting purposes at March 31, 2010. However, $774 thousand of deferred tax assets were disallowed for regulatory capital purposes at March 31, 2010 due to a regulatory limitation on the period for which future taxable income estimates may be considered. Should net losses continue, all or an additional portion of our deferred tax asset may be disallowed for purposes of our regulatory capital calculations which would adversely impact our regulatory capital.

To raise additional capital, we have engaged an investment banking firm and are executing a capital plan that may include issuing common stock, preferred stock, or a combination of both, debt, or other financing alternatives that are treated as capital for capital adequacy ratio purposes at the Bank. Currently, our plan is to raise additional capital in the next few months and we are in active discussions with potential investors; however, the Board of Directors has not yet determined the type, timing, amount or terms of securities to be issued in the offering and there are no assurances that the offering will be completed.

Based on discussions with the FDIC following its most recent safety and soundness examination of the Bank in November 2009, the Bank presently expects to receive a written agreement from the FDIC at some point in 2010 which would require the Bank to take certain actions to address matters raised in the examination. These actions may include, but are not limited to, addressing asset quality, capital adequacy, earnings, and liquidity. Furthermore, the written agreement may establish new minimum capital ratios for the Bank. If these ratios are not met, it may change how the Bank is categorized. The Company may also receive a similar agreement from the Federal Reserve. If the Company and the Bank were to receive written agreements from the Federal Reserve and the FDIC, and if the Company and the Bank were to fail to comply with the requirements in the written agreements, then we may be subject to further regulatory action.

See Part I. Financial Information, Item 1. Financial Statements, Note 18, contained herein for additional disclosures regarding the Company’s and the Bank’s actual and required regulatory capital requirements and ratios. Since March 31, 2010, no conditions or events have occurred of which we are aware, that have resulted in a material change in the Company’s or the Bank’s category other than as reported in this Quarterly Report on Form 10-Q.

Outstanding Equity.    We currently have authorized common stock and preferred stock of 25 million and 2.5 million shares, respectively. Although we expect to issue stock as part of our capital plan, at this time the Board of Directors has not made any decisions about the timing or terms of any potential stock issuance.

Government Financing.    We did not participate in the U.S. Treasury’s Capital Purchase Program (“CPP”) offered in 2008 based on our evaluation of the merits of the program at that time. With respect to any potential government assistance programs in the future, we will evaluate the merits of the programs, including the terms of the financing, the Company’s capital position at that time, the cost to the Company of alternative capital at that time, and the Company’s strategy at that time for the use of additional capital, to determine whether it is prudent to participate.

Private Trading System.    On June 26, 2009, we implemented a Private Trading System on our website (www.palmettobank.com). The Private Trading System is a passive mechanism created to assist buyers and sellers in facilitating trades in our common stock. On June 30, 2009, the Company mailed a letter and related materials to shareholders regarding the Private Trading System and elected to furnish this information as an exhibit to a Current Report on Form 8-K filed with the SEC on July 2, 2009 which can be accessed through the SEC’s website (www.sec.gov).

Governance.    During 2009, as part of our ongoing self-assessment process, management and the Board of Directors focused on their governance roles and processes to improve the risk management oversight of the Company, refine the roles and responsibilities of the Board of Directors and Board committees, and to support an overall healthy corporate culture. The Board performed a self-assessment facilitated by an external consultant including comparisons to best practices from recognized authorities such as the Business Roundtable, CalPERS, and the national stock exchanges. The Board also reviewed the Company’s Articles of Incorporation and Bylaws and updated them to fit the current and future size, structure, and business activities of the Company. Also, during 2009, management refined its performance evaluation process with a more detailed focus on roles and responsibilities and related accountabilities.

Commitments, Guarantees, and Other Contingencies

See Part I—Financial Information, Item 1. Financial Statements, Note 15 contained herein for disclosures regarding our commitments, guarantees, and other contingencies.

Derivative Activities

See Part I—Financial Information, Item 1. Financial Statements, Note 16 for disclosures regarding our derivative financial instruments and hedging activities.

First Quarter 2010 Earnings Review

Overview

PALMETTO BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Income (Loss)

(dollars in thousands, except per share data) (unaudited)

	For the three month periods ended March 31,		Dollar variance	Percent variance
	2010	2009
Interest income
Interest earned on cash and cash equivalents	$67	$6	$61	1,016.7%
Dividends paid on FHLB stock	4	—	4	100.0
Interest earned on investment securities available for sale	1,203	1,533	(330)	(21.5)
Interest and fees earned on loans	13,605	16,027	(2,422)	(15.1)

Total interest income	14,879	17,566	(2,687)	(15.3)
Interest expense
Interest paid on deposits	3,563	4,712	(1,149)	(24.4)
Interest paid on retail repurchase agreements	14	13	1	7.7
Interest paid on commercial paper	10	15	(5)	(33.3)
Interest paid on other short-term borrowings	—	77	(77)	(100.0)
Interest paid on long-term borrowings	493	371	122	32.9

Total interest expense	4,080	5,188	(1,108)	(21.4)

Net interest income	10,799	12,378	(1,579)	(12.8)
Provision for loan losses	10,750	2,175	8,575	394.3

Net interest income after provision for loan losses	49	10,203	(10,154)	(99.5)

Noninterest income
Service charges on deposit accounts, net	1,950	1,884	66	3.5
Fees for trust and investment management and brokerage services	651	534	117	21.9
Mortgage-banking	620	865	(245)	(28.3)
Automatic teller machine	303	300	3	1.0
Merchant services	794	278	516	185.6
Investment securities gains	8	2	6	300.0
Other	614	568	46	8.1

Total noninterest income	4,940	4,431	509	11.5
Noninterest expense
Salaries and other personnel	6,135	5,915	220	3.7
Occupancy	1,171	916	255	27.8
Furniture and equipment	967	883	84	9.5
Loss on disposition of premises, furniture, and equipment	5	55	(50)	(90.9)
FDIC deposit insurance assessment	715	454	261	57.5
Mortgage-servicing rights portfolio amortization and impairment	191	414	(223)	(53.9)
Marketing	295	368	(73)	(19.8)
Real estate acquired in settlement of loans writedowns and expenses	1,012	29	983	3,389.7
Other	2,832	2,483	349	14.1

Total noninterest expense	13,323	11,517	1,806	15.7

Net income (loss) before provision (benefit) for income taxes	(8,334)	3,117	(11,451)	(367.4)
Provision (benefit) for income taxes	(3,042)	1,123	(4,165)	(370.9)

Net income (loss)	$(5,292)	$1,994	$(7,286)	(365.4)%

Common and per share data
Net income (loss)—basic	$(0.82)	$0.31	$(1.13)
Net income (loss)—diluted	(0.82)	0.31	(1.13)
Cash dividends	—	0.06	(0.06)
Book value	10.93	18.12	(7.19)
Weighted average common shares outstanding - basic	6,455,598	6,448,668
Weighted average common shares outstanding - diluted	6,455,598	6,529,972

Summary

Historically, our earnings were driven primarily by a high net interest margin which allowed for a higher expense base related primarily to personnel and facilities. However, given the narrowing of our net interest margin due to the reduction of 500 to 525 basis points in interest rates by the Federal Reserve in 2007 and 2008, we have become much more focused on increasing our noninterest income and managing expenses. In addition, we are realigning our lending focus to originate higher yielding loan portfolio segments with lower historical loss rates. To accelerate efforts to improve our earnings, we also engaged two external strategic consulting firms in the first quarter of 2010 which specialize in assessment of banking products and services, revenue enhancements, and efficiency reviews.

One of the components of our Strategic Project Plan is an earnings plan that is focused on earnings improvement through a combination of revenue increases and expense reductions. In summary, to date:

•

With respect to net interest income, we have implemented risk-based loan pricing and interest rate floors on renewed and new loans meeting certain criteria. At March 31, 2010, loans aggregating $209.0 million had interest rate floors, of which $174.1 million had floors greater than 5%. In light of the current low interest rate environment, we have reduced the interest rates paid on our deposits.

•

Regarding noninterest income, we are evaluating other noninterest sources of income. For example, in March 2010, we introduced a new checking accounting, MyPal checking, and a new savings account, Smart Savings, both of which provide noninterest income resulting from debit card transactions. We have also evaluated the profitability of all of our pre-existing deposit accounts and in the second quarter 2010 plan to begin the migration of unprofitable accounts to these new accounts to generate additional noninterest income.

•

Regarding noninterest expenses, we have identified over $2.5 million of specific noninterest expense reductions to be realized in 2009 and into 2010 and are continuing to review other expense areas for additional reductions, including with assistance from a consulting firm that specializes in process and efficiency reviews. These expense reductions will be partially offset by the higher level of credit-related costs incurred due to legal, consulting, and carrying costs related to our higher level of nonperforming assets.

•

Lastly, we are critically evaluating each of our businesses to determine their contribution to our financial performance and their relative risk / return relationship. Based on the evaluation to date, on March 31, 2010 we entered into a referral and services agreement with Global Direct Payments, Inc. related to our merchant services business which resulted in a gross payment to the Company of $786 thousand, which is included in Merchant services income in the amount of $559 thousand, net of transaction fees, for the three month period ended March 31, 2010.

Net Interest Income

General.    Net interest income is the difference between interest income earned on interest-earning assets, primarily loans and investment securities, and interest expense paid on interest-bearing deposits and other interest-bearing liabilities. This measure represents the largest component of income for us. The net interest margin measures how effectively we manage the difference between the interest income earned on interest-earning assets and the interest expense paid for funds to support those assets. Changes in interest rates earned on interest-earning assets and interest rates paid on interest-bearing liabilities, the rate of growth of the interest-earning assets and interest-bearing liabilities base, the ratio of interest-earning assets to interest-bearing liabilities, and the management of interest rate sensitivity factor into fluctuations within net interest income.

During the second half of 2008 and continuing throughout 2009 and thus far in 2010, the financial markets experienced significant volatility resulting from the continued fallout of subprime lending and the global liquidity crisis. A multitude of government initiatives along with interest rate cuts by the Federal Reserve have been designed to improve liquidity for the distressed financial markets and stabilize the banking system. The relationship between declining interest-earning asset yields and more slowly declining interest-bearing liability costs has caused, and may continue to cause, net interest margin compression. Net interest margin compression may also continue to be impacted by continued deterioration of assets resulting in further interest income adjustments.

Net interest income totaled $10.8 million for the three month period ended March 31, 2010 compared with $12.4 million for the three month period ended March 31, 2009. Overall, interest income has been negatively impacted by the following:

•

Reduction in interest rates by the Federal Reserve by 500 to 525 basis points throughout 2007 and 2008. In response, we have refined the type of loan and deposit products we prefer to pursue taking into consideration the yields earned and rates paid and are exercising more discipline in our loan and deposit interest rate levels. We have also implemented interest rate floors on loans. At March 31, 2010, loans aggregating $209.0 million had interest rate floors, of which $174.1 million had floors greater than or equal to 5%.

•	Higher level of loans placed in nonaccrual status during the period; foregone interest on nonaccrual loans for the three month period ended March 31, 2010 totaled $823 thousand.

•

Retaining a higher level of cash at the Federal Reserve, primarily from loan and security repayments, for which we earn a 25 basis points yield. Maintaining this liquidity position has reduced our interest income by $1.0 million for the three month period ended March 31, 2010, when compared with investing these funds at the average yield of 4.15% on our investment securities because we are retaining a higher level of cash instead of reinvesting this cash in higher yielding assets. However, we expect to maintain this level of cash for the foreseeable future, notwithstanding the negative impact to our interest income. Once the banking industry returns to a more stable operating environment and we raise additional capital, our plan is to reinvest these cash reserves into higher yielding assets which should significantly improve our net interest margin.

Average Balance Sheets and Net Interest Income / Margin Analysis.    The following table summarizes our average balance sheets and net interest income / margin analysis for the periods indicated (dollars in thousands). Our interest yield earned on interest-earning assets and interest rate paid on interest-bearing liabilities shown in the table are derived by dividing interest income and expense by the average balances of interest-earning assets or interest-bearing liabilities, respectively. The following table does not include a tax-equivalent adjustment to net interest income for interest-earning assets earning tax-exempt income to a comparable yield on a taxable basis.

	For the three month periods ended March 31,
	2010			2009
	Average balance	Income/ expense	Yield/ rate	Average balance	Income/ expense	Yield/ rate
Assets
Interest-earnings assets
Cash and cash equivalents	$126,593	$67	0.21%	$20,450	$6	0.12%
FHLB stock	7,010	4	0.23	7,143	—	—
Investment securities available for sale, taxable(1)	71,718	818	4.63	72,872	1,104	6.14
Investment securities available for sale, nontaxable(1)	45,984	385	3.40	50,639	429	3.44
Loans(2)	1,031,740	13,605	5.35	1,164,661	16,027	5.58

Total interest-earning assets	1,283,045	14,879	4.70	1,315,765	17,566	5.41

Noninterest-earning assets
Cash and cash equivalents	11,711			26,234
Allowance for loan losses	(23,646)			(11,298)
Premises and equipment, net	29,909			27,214
Premises held for sale	—			1,376
Goodwill, net	3,688			3,688
Accrued interest receivable	4,436			5,320
Real estate acquired in settlement of loans	28,864			6,578
Income tax refund receivable	15,928			—
Other	14,309			12,472

Total noninterest-earning assets	85,199			71,584

Total assets	$1,368,244			$1,387,349

Liabilities and Shareholders’ Equity
Liabilities
Interest-bearing liabilities
Transaction deposit accounts	$299,329	$61	0.08%	$354,384	$245	0.28%
Money market deposit accounts	123,741	161	0.53	94,413	168	0.72
Savings deposit accounts	41,803	32	0.31	38,176	31	0.33
Time deposit accounts	536,876	3,309	2.50	489,683	4,268	3.53

Total interest-bearing deposits	1,001,749	3,563	1.44	976,656	4,712	1.96
Retail repurchase agreements	22,319	14	0.25	21,692	13	0.24
Commercial paper (Master notes)	16,671	10	0.24	24,409	15	0.25
Other short-term borrowings	2	—	—	54,437	77	0.57
Long-term borrowings	99,666	493	2.01	52,000	371	2.89
Convertible debt	4	—	—	—	—	—

Total interest-bearing liabilities	1,140,411	4,080	1.45	1,129,194	5,188	1.86
Noninterest-bearing liabilities
Noninterest-bearing deposits	140,753			131,422
Accrued interest payable	1,727			2,043
Other	8,705			6,796

Total noninterest-bearing liabilities	151,185			140,261

Total liabilities	1,291,596			1,269,455
Shareholders’ equity	76,648			117,894

Total liabilities and shareholders’ equity	$1,368,244			$1,387,349

NET INTEREST INCOME / NET YIELD ON INTEREST-EARNING ASSETS		$10,799	3.41%		$12,378	3.82%

(1)	The average balances for investment securities include the applicable unrealized gain or loss recorded for available for sale securities.

(2)	Calculated including mortgage loans held for sale, excluding the allowance for loan losses. Nonaccrual loans are included in average balances for yield computations. The impact of foregone interest income as a result of loans on nonaccrual was not considered in the above analysis. All loans and deposits are domestic.

Federal Reserve Rate Influences.    The Federal Reserve influences the general market rates of interest earned on interest-earning assets and interest paid on interest-bearing liabilities. However, there have been no changes by the Federal Reserve with regard to the prime interest rate and the federal funds interest rate from December 31, 2008 through March 31, 2010.

Rate / Volume Analysis.    The following rate / volume analysis summarizes the dollar amount of changes in interest income and interest expense attributable to changes in volume and the amount attributable to changes in rate when comparing the periods indicated (in thousands). The impact of the combination of rate and volume change has been divided proportionately between the rate change and volume change.

	For the three month period ended March 31, 2010 compared with the three month period ended March 31, 2009
	Change in volume	Change in rate	Total change
Assets
Interest-earnings assets
Cash and cash equivalents	$53	$8	$61
FHLB stock	—	4	4
Investment securities available for sale	(69)	(261)	(330)
Loans	(1,773)	(649)	(2,422)

Total interest income	$(1,789)	$(898)	$(2,687)
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Transaction deposit accounts	$(33)	$(151)	$(184)
Money market deposit accounts	(52)	45	(7)
Savings deposit accounts	3	(2)	1
Time deposit accounts	470	(1,429)	(959)

Total interest paid on deposits	388	(1,537)	(1,149)
Retail repurchase agreements	—	1	1
Commercial paper	(5)	—	(5)
Other short-term borrowings	(38)	(39)	(77)
Long-term borrowings	184	(62)	122
Convertible debt	—	—	—

Total interest expense	$529	$(1,637)	$(1,108)

Net interest income	$(2,318)	$739	$(1,579)

Absent the significant impact of impaired loans during the three month period ended March 31, 2010, the change due to volume and the change due to rate for the three month period ended March 31, 2010 compared with the three month period ended March 31, 2009 was -$2.8 million and $352 thousand, respectively.

Provision for Loan Losses

Provision for loan losses increased from $2.2 million during the three month period ended March 31, 2009 to $10.8 million for the three month period ended March 31, 2010. See Part I.—Financial Information, Item 2. Financial Condition, Lending Activities, included elsewhere in this item, for discussion regarding our accounting policies related to, factors impacting, and methodology for analyzing the adequacy of our allowance for loan losses and, therefore, our provision for loan losses.

Noninterest Income

General.    The following table summarizes the components of noninterest income for the periods indicated (in thousands).

	For the three month periods ended March 31,
	2010	2009
Service charges on deposit accounts, net	$1,950	$1,884
Fees for trust and investment management and brokerage services	651	534
Mortgage-banking	620	865
Automatic teller machine	303	300
Merchant services	794	278
Investment securities gains	8	2
Other	614	568

Total noninterest income	$4,940	$4,431

Service Charges on Deposit Accounts, Net.    Net service charges, annualized, on deposit accounts comprise a significant component of noninterest income totaling 1.8% of average transaction deposit accounts for the three month period ended March 31, 2010 compared with 1.6% of average transaction deposit accounts for the three month period ended March 31, 2009.

In response to competition to retain deposits, institutions in the financial services industry have increasingly been providing services for free in an effort to lure deposits away from competitors and retain existing balances. Services that were initially developed as fee income opportunities, such as Internet banking and bill payment service, are now provided to customers free of charge. Consequently, opportunities to earn additional income from service charges for such services have been more limited. In addition, recent focus on the level of deposit service charges within the banking industry by the media and the U.S. Government may result in future legislation limiting the amount and type of services charges within the banking industry.

The November 2009 amendment to Regulation E of the Electronic Fund Transfer Act, which is effective July 1, 2010, prohibits financial institutions from charging consumers fees for paying overdrafts on automated teller machine and one-time debit card transactions unless a consumer consents to the overdraft service for those types of transactions. Some industry experts have estimated that the impact of the change from Regulation E would result in a reduction of 30% to 40% of such overdraft fees. We are currently evaluating the potential impact of Regulation E on our services charges and have engaged a specialized consulting firm to assist with the evaluation and to develop alternatives to mitigate the potential impact. We expect to complete our assessment by June 30, 2010.

Fees for Trust and Investment Management and Brokerage Services.    The following table summarizes the composition of fees for trust and investment management and brokerage services for the periods indicated (in thousands).

	For the three month periods ended March 31,
	2010	2009
Fees for trust and investment management services	$499	$407
Fees for brokerage services	152	127

Total fees for trust and investment management and brokerage services	$651	$534

Fees for trust and investment management and brokerage services for the three month period ended March 31, 2010 increased $117 thousand (22%) to $651 million from $534 million for the three month period ended March 31, 2009, primarily as a result of the overall increase in the market values of securities held in trust accounts upon which trust fees are calculated. Fees for brokerage services are primarily transaction-based. As such, the increase in these fees was primarily due to the increase in brokerage transaction activity over the periods presented.

The following table summarizes trust and investment management and brokerage assets under management, which are not included in our Consolidated Balance Sheets, at the dates indicated (in thousands).

	March 31, 2010	December 31, 2009	March 31, 2009
Trust and investment management assets	$230,437	$237,771	$209,061
Brokerage assets	178,630	181,469	159,934

Total trust and investment management and brokerage assets	$409,067	$419,240	$368,995

Mortgage-Banking.    Most of the residential mortgage loans that we originate are sold in the secondary market. Normally we retain the servicing rights. Mortgage loans serviced for the benefit of others amounted to $430.4 million and $426.6 million at March 31, 2010 and December 31, 2009, respectively, and are not included in our Consolidated Balance Sheets.

The following table summarizes the components of mortgage-banking income for the periods indicated (dollars in thousands).

	For the three month periods ended March 31,
	2010	2009
Mortgage-servicing fees	$256	$240
Gain on sale of mortgage loans held for sale	343	522
Derivative loan commitment income	51	—
Forward sales commitment income	(76)	—
Other	46	103

Total mortgage-banking income	$620	$865

Mortgage-servicing fees as a percentage of average mortgage loans serviced for the benefit of others	0.24%	0.25%

Mortgage banking income decreased $245 thousand (28.3%) from the three month period ended March 31, 2009 to the three month period ended March 31, 2010, primarily due to decreased Gains on sales of mortgage loans and a related decrease in processing fees, included in Other, for the three month period ended March 31, 2010 compared to the three month period ended March 31, 2009. In 2009, the low interest rate environment contributed to an increase in refinancings which has declined to normal levels in 2010.

Merchant Services.    Merchant services income increased $516 thousand from the three month period ended March 31, 2009 to the same period 2010. As previously described, we are critically evaluating each of our businesses to determine their contribution to our financial performance and their relative risk / return relationship. Based on the evaluation to date, on March 31, 2010 we entered into a referral and services agreement with Global Direct Payments, Inc. related to our merchant services business which resulted in a gross payment to the Company of $786 thousand, which is included in Merchant services income in the amount of $559 thousand, net of transaction fees, for the three month period ended March 31, 2010. Under the agreement, Global Payments will provide services including merchant sales through a dedicated sales person, marketing and advertising within our geographic footprint, credit review and approval and activating new merchant accounts, equipment sales and customer service, transaction authorization service, risk mitigation services, and compliance with applicable laws and card association and payment network rules.

Noninterest Expense

General.    The earnings component of our Strategic Project Plan includes keen focus on expense management. As part of our earnings plan to improve our overall financial performance, we identified over $2.5 million of specific noninterest expense reductions to be realized in 2009 and into 2010 and are continuing to review other expense areas for additional reductions. Examples include freezing most employee salaries effective May 1, 2009, eliminating the remaining officer cash incentive plan awards under the corporate incentive plan for 2009 and thus far in 2010, reducing our Saturday banking hours from 2:00 p.m. to noon effective September 5, 2009, reducing corporate contributions to not-for-profit organizations, reducing marketing expenses in 2009, reducing perquisites provided to officers such as bank-owned automobiles and club memberships, and savings resulting from implementing more advanced technology and other process improvements. These expense reductions will be partially offset by the higher level of credit-related costs incurred due to legal, consulting, and carrying costs related to our higher level of nonperforming assets. We continue to review other expense areas for additional reduction opportunities, including assistance in the first half of 2010 from a consulting firm that specializes in efficiency reviews and expense reductions.

The following table summarizes the components of noninterest expense for the periods indicated (in thousands).

	For the three month periods ended March 31,
	2010	2009
Salaries and other personnel	$6,135	$5,915
Occupancy	1,171	916
Furniture and equipment	967	883
Loss (gain) on disposition of premises, furniture, and equipment	5	55
FDIC deposit insurance assessment	715	454
Mortgage-servicing rights portfolio amortization and impairment	191	414
Marketing	295	368
Real estate acquired in settlement of loans writedowns and expenses	1,012	29
Other	2,832	2,483

Total noninterest expense	$13,323	$11,517

Salaries and Other Personnel.    Comprising 46.0% of total noninterest expense during the three month period ended March 31, 2010 and 51.4% of total noninterest expense during the three month period ended March 31, 2009, salaries and other personnel expense increased by $220 thousand (3.7%) over the same periods. The increase was primarily the result of an increase in medical insurance premiums for the same period.

Occupancy.    Occupancy expense increased $255 thousand (27.8%) for the three month period ended March 31, 2010 over the same period of 2009, primarily as a result of the impact of the new corporate headquarters. Occupancy expense for the three month period ended March 31, 2010 included three monthly payments under the lease agreement for the new headquarters and only one-half monthly payment for the three month period ended March 31, 2009. This increase was offset by the impact of expenses associated with banking offices previously consolidated or relocated that have not yet been subleased or sold no longer being recorded within this financial statement line item but rather being recorded as a branch closure expense within the Other noninterest expense financial statement line item of the Consolidated Statements of Income (Loss).

FDIC Deposit Insurance Assessment.    FDIC insurance premiums increased $261 thousand (57.5%) due to the FDIC’s higher general assessment rates during the three month period ended March 31, 2010 compared to the same period of 2009. The increase in the general assessment was the result of our voluntary participation in the FDIC’s Transaction Account Guarantee Program and our classification as adequately-capitalized in the first quarter 2010.

Mortgage-Servicing Rights Portfolio Amortization and Impairment.    Amortization and impairment of the mortgage-servicing rights portfolio decreased $223 thousand (53.9%) from the three month period ended March 31, 2009 to the same period of 2010. During 2007 and 2008, the Federal Reserve decreased rates by 500 to 525 basis points. During the three month period ended March 31, 2009, this decline in interest rates resulted in an increase in loan prepayments and, therefore, increased amortization within the mortgage-servicing rights portfolio. Loan prepayments were significantly lower in the quarter ended March 31, 2010.

Marketing.    Marketing expense decreased $73 thousand (19.8%) from the three month period ended March 31, 2009 to the same period of 2010, primarily due to a concerted effort to reduce discretionary expenditures.

Real Estate Acquired in Settlement of Loans Writedowns and Expenses.    Real estate acquired in settlement of loans writedowns and expenses increased $983 thousand from the three month period ended March 31, 2009 to the same period of 2010, primarily due to the receipt of an updated third party appraisal on one property and current offers on two properties, which resulted in writedowns of $845 thousand. Of the total writedowns recorded during the three month period ended March 31, 2010, 79% related to these three properties. Offsetting these expenses for the three month period ended March 31, 2010 were gains on sales of real estate acquired in settlement of loans of $271 thousand resulting primarily from the sale of one property with a carrying amount of $1.7 million at a gain of $252 thousand.

Other.    Other noninterest expense increased by $349 thousand (14.1%) during the three month period ended March 31, 2010. In large part, this increase was the result of increased credit-related costs and expenses associated with the execution of the Strategic Project Plan and problem loan resolution consulting assistance.

Also included within this financial statement line item for the three month period ended March 31, 2010 was the provision for loss on unfunded commitments of $86 thousand.

Provision (Benefit) for Income Taxes

As a result of our pretax net loss of $8.3 million for the three month period ended March 31, 2010, we recognized an income tax benefit of $3.0 million for the period. During the three month period ended March 31, 2009, we recognized income tax expense of $1.1 million on pretax net income of $3.1 million. Our effective tax rate was 36.5% for the three month period ended March 31, 2010 and 36.0% for the three month period ended March 31, 2009.

Recently Issued Applicable Accounting Pronouncements

See Item 1. Financial Statements, Note 1 contained herein for disclosures regarding accounting pronouncements recently issued, if applicable, and their expected impact on our business, financial condition, results of operations, or cash flows.

z				{
	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PALMETTO BANCSHARES, INC.

					For	Against	Abstain

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS

                    , 2010

The undersigned shareholder of Palmetto Bancshares, Inc. (the “Company”), revoking all previous proxies, hereby constitutes and appoints L. Leon Patterson and Teresa M. Crabtree, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on                     ,                     , 2010, at 2:00 p.m., Eastern time at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina 29601 and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the following matters:

			1.	Approve an amendment to Article Four of our Amended and Restated Articles of Incorporation to increase the number	☐	☐	☐
of authorized shares of common stock from 25,000,000 shares to 75,000,000 shares and to reduce the par value of our common stock from $5.00 per share to $0.01 per share (the “Amendment”);
					For	With-hold	For All Except
			2.	The election as Directors of all nominees listed below, each to serve a term as follows:	☐	☐	☐
Terms Expiring at the 2012 Meeting
(01) Michael D. Glenn
Terms Expiring at the 2013 Meeting
(02) W. Fred Davis, Jr.
(03) Lee S. Dixon
(04) Samuel L. Erwin
(05) Ann B. Smith
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			3.	Grant the chairperson of the Annual Meeting the authority to adjourn or postpone the Annual Meeting, if necessary, in order to solicit additional	For ☐	Against ☐	Abstain ☐
proxies in the event that there are not sufficient affirmative votes present at the Annual Meeting to adopt the Amendment or approve any other matters that may be considered and acted upon at the Meeting; and
	Please be sure to date and sign this proxy card in the box below.	Date	4.	Consider any other business properly brought before the Annual Meeting of Shareholders.
				PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.	Ž		☐
Sign above
x							y

¿    Detach above card, sign, date and mail in postage paid envelope provided.    ¿

PALMETTO BANCSHARES, INC.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE 2009 ANNUAL REPORT, NOTICE OF THE ANNUAL MEETING AND RECEIPT OF THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

Please sign this proxy exactly as it appears in address below. If shares are registered in more than one name, all owners should sign full title. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE: AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/6017

6017

REVOCABLE PROXY

Palmetto Bancshares, Inc.

ANNUAL MEETING OF SHAREHOLDERS

                    , 2010

2:00 p.m., Eastern time:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Palmetto Bancshares, Inc. (the “Company”), revoking all previous proxies, hereby constitutes and appoints L. Leon Patterson and Teresa M. Crabtree, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on                     ,                     , 2010, at 2:00 p.m., Eastern time at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina 29601 and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the following matters:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE 2009 ANNUAL REPORT, NOTICE OF THE ANNUAL MEETING AND RECEIPT OF THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

Ä	FOLD AND DETACH HERE	Ä

PALMETTO BANCSHARES, INC. — ANNUAL MEETING,                     , 2010

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/6017

You can vote in one of three ways:

1.	Call toll free 1-866-209-1657 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/plmt and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

6017

z				Annual Meeting of Shareholders , 2010	{
	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Palmetto Bancshares, Inc.

	For	Against	Abstain
1. Approve an amendment to Article Four of our Amended and Restated Articles of Incorporation	☐	☐	☐

     to increase the number of authorized shares of common stock from 25,000,000 shares to 75,000,000 shares and to reduce the par value of our common stock from $5.00 per share to $0.01 per share (the “Amendment”);

	For	Withhold All	For All Except
2. The election as Directors of all nominees listed below, each to serve a term as follows:	☐	☐	☐
Terms Expiring at the 2012 Meeting (01) Michael D. Glenn
Terms Expiring at the 2013 Meeting (02) W. Fred Davis, Jr. (03) Lee S. Dixon (04) Samuel L. Erwin (05) Ann B. Smith
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

	For	Against	Abstain
3. Grant the chairperson of the Annual Meeting the authority to adjourn or postpone the Annual	☐	☐	☐

     Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Annual Meeting to adopt the Amendment or approve any other matters that may be considered and acted upon at the Meeting; and

4. Consider any other business properly brought before the Annual Meeting of Shareholders.

Mark here if you plan to attend the meeting	☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Note: Please sign exactly as your name appears on this Proxy.

If signing for estates, trusts, corporations or partnerships,

title or capacity should be stated.

If shares are held jointly, each holder should sign.

x		y

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

¿	FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m.,                     , 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., , 2010: 1-866-209-1657	Vote by Internet anytime prior to 3 a.m., , 2010 go to https://www.proxyvotenow.com/plmt

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS:	http://www.cfpproxy.com/6017

Your vote is important!